                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-40939


          Prospectus Supplement to Prospectus dated October 14, 1998.
                                $1,638,134,628
                                 (Approximate)
                     GS MORTGAGE SECURITIES CORPORATION II
                                   AS SELLER


                 Commercial Mortgage Pass-Through Certificates
                                Series 1998-C1
                            ---------------------
     The Commercial Mortgage Pass-Through Certificates Series 1998-C1 will include sixteen classes of certificates that we are offering pursuant to this prospectus supplement. The Series 1998-C1 certificates represent the beneficial ownership interests in a trust. The trust's main assets will be a pool of 322 fixed rate mortgage loans with original terms to maturity of not more than 360 months, secured by first liens on various types of commercial or multifamily properties.




                        Initial Certificate                                           Expected
                            Principal or          Pass-Through                        Ratings          Rated Final
                         Notional Amount(1)           Rate          Description     (S&P/Fitch)     Distribution Date
                      -----------------------   ----------------   -------------   -------------   ------------------
Class A-1 .........      $    207,500,000             6.060%           Fixed          AAA/AAA      October 18, 2030
Class A-2 .........      $    436,033,000             6.620%           Fixed          AAA/AAA      October 18, 2030
Class A-3 .........      $    650,220,628             6.135%           Fixed          AAA/AAA      October 18, 2030
Class X ...........      $  1,861,517,825(2)          1.042%(3)        WAC/IO         AAAr/AAA     October 18, 2030
Class B ...........      $    102,384,000             6.970%           Fixed           AA/AA       October 18, 2030
Class C ...........      $    102,383,000             6.910%           Fixed            A/A        October 18, 2030
Class D ...........      $    107,038,000             7.450%(4)         WAC           BBB/BBB      October 18, 2030
Class E ...........      $     32,576,000             7.450%(4)         WAC          BBB-/BBB-     October 18, 2030

                                                (Footnotes to table on page S-6)


     We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

     The Series 1998-C1 certificates are not obligations of GS Mortgage Securities Corporation II, the trustee, the master servicer, the special servicer, any loan originator or loan seller, or any of their respective affiliates. The offered certificates and the underlying mortgage loans are not insured or guaranteed by any governmental agency or any of the persons specified above. THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS X CERTIFICATES, AND EACH SUCH CLASS IS ALSO SUBORDINATED TO OTHER CLASSES WITH EARLIER ALPHABETIC DESIGNATIONS, AS FURTHER DESCRIBED IN THIS PROSPECTUS SUPPLEMENT.

     Investing in the offered certificates involves risk. See "Risk Factors" beginning on page S-18 in this prospectus supplement and page 4 in the prospectus.
                            ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------

     The underwriter, Goldman, Sachs & Co., will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Goldman, Sachs & Co. also expects to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on October 29, 1998. We expect to receive from this offering approximately $1,745,000,000, plus accrued interest from October 1, 1998, before deducting expenses payable by us.


                              GOLDMAN, SACHS & CO.
                            ---------------------
                 Prospectus Supplement dated October 26, 1998.

                         $1,638,134,628 (APPROXIMATE)
                 GS MORTGAGE SECURITIES CORPORATION II (SELLER)
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C1

                     GS MORTGAGE SECURITIES CORPORATION II
                    ---------------------------------------
      Commercial Mortgage Pass-Through Certificates, Series 1998-C1
                     Geographic Overview of Mortgage Pool

Map of the United States, presenting the following data, omitted:
Oregon
8 properties
$62,941,850
3.38% of total

Washington
13 properties
$83,788,247
4.50% of total

IDAHO
3 properties
$19,319,783
1.04% of total

NEBRASKA
7 properties
$12,777,182
0.69% of total

MISSOURI
2 properties
$13,463,766
0.72% of total

IOWA
3 properties
$7,384,419
0.40% of total

MINNESOTA
9 properties
$20,025,695
1.08% of total

ILLINOIS
7 properties
$25,801,584
1.39% of total

WISCONSIN
4 properties
$40,135,242
2.16% of total

MICHIGAN
9 properties
$52,148,068
2.80% of total

INDIANA
4 properties
$14,654,090
0.79% of total

OHIO
19 properties
$98,304,399
5.28% of total

VERMONT
1 property
$5,161,627
0.28% of total

PENNSYLVANIA
5 properties
$50,654,823
2.72% of total

NEW HAMPSHIRE
2 properties
$8,082,073
0.43% of total

MASSACHUSETTS
13 properties
$35,148,109
1.89% of total

CONNECTICUT
11 properties
$28,842,897
1.55% of total

RHODE ISLAND
3 properties
$5,765,973
0.31% of total

NEW YORK
30 properties
$163,395,938
8.78% of total

NEW JERSEY
1 property
$1,998,409
0.11% of total

DELAWARE
1 property
$1,347,306
0.07% of total

WASHINGTON, DC
2 properties
$52,315,613
2.81% of total

VIRGINIA
22 properties
$127,968,671
6.87% of total

MARYLAND
14 properties
$58,684,345
3.15% of total

KENTUCKY
9 properties
$20,300,455
1.09% of total

WEST VIRGINIA
1 property
$2,290,025
0.12% of total

TENNESSEE
12 properties
$44,497,695
2.39% of total

NORTH CAROLINA
1 property
$2,094,922
0.11% of total

GEORGIA
10 properties
$34,245,325
1.84% of total

SOUTH CAROLINA
4 properties
$10,090,706
0.54% of total

FLORIDA
25 properties
$67,734,586
3.64% of total

ALABAMA
9 properties
$5,949,607
0.32% of total

MISSISSIPPI
3 properties
$3,334,171
0.18% of total

LOUISIANA
9 properties
$33,964,040
1.82% of total

ARKANSAS
5 properties
$15,919,238
0.86% of total

OKLAHOMA
3 properties
$39,820,432
2.14% of total

KANSAS
2 properties
$3,978,438
0.21% of total

TEXAS
48 properties
$157,647,607
8.47% of total

COLORADO
8 properties
$19,069,730
1.02% of total

NEW MEXICO
23 properties
$37,246,054
2.00% of total

ARIZONA
6 properties
$22,140,526
1.19% of total

UTAH
4 properties
$11,606,330
0.62% of total

NEVADA
3 properties
$6,919,163
0.37% of total

CALIFORNIA
41 properties
$294,180,915
15.80% of total

PUERTO RICO
2 properties
$38,377,755
2.06% of total



WEIGHTED AVERAGES BY PROPERTY TYPE

Other                3.41%
Lodging             16.75%
Office              16.18%
Multifamily         15.80%
Retail              24.10%
Industrial          13.11%
Movie                5.63%
Health Care          5.03%



[ ] Less than 1.00% of Initial Pool Balance
[ ] 1.01 - 5.00% of Initial Pool Balance
[ ] 5.01 - 10.00% of Initial Pool Balance
[ ] Greater than 10.00% of Initial Pool Balance

Photographs of the following properties, grouped by loan pool, omitted:
Skyline City Pool, Falls Church, VA: One Skyline Tower and Three Skyline Tower:

Americold Pool: Gloucester, MA;
                Milwaukie, OR; and
                Flover, WI;

AIMCO Multifamily Pool: Casa de Monterey, Norwalk, CA;
                        Pathfinder Village Apartments, Fremont, CA; and Shadowood Apartments, Monroe, LA;

Washington Monarch Hotel, Washington, D.C.: Exterior;
                                            Ballroom; and
                                            Interior; and

Entertainment Properties Trust Pool: AMC Studio 30, Houston, TX;
                                     AMC Promenade 16, Los Angeles, CA;
                                     AMC Ontario Mills 30, Ontario, CA; and
                                     AMC Lennox 24, Columbus, OH.

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS



     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.


     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.


     This prospectus supplement begins with several introductory sections describing the Series 1998-C1 certificates and the trust in abbreviated form:


     Certificate Summary, commencing on page S-5 of this prospectus supplement, which sets forth important statistical information relating to the certificates;


     Summary of Prospectus Supplement, commencing on page S-7, which gives a brief introduction of the key features of the Series 1998-C1 certificates and a description of the mortgage loans; and


     Risk Factors, commencing on page S-18 of this prospectus supplement, which describes risks that apply to the Series 1998-C1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.


     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.


     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Significant Definitions" beginning on page S-148 in this prospectus supplement.


     In this prospectus supplement, the terms "Seller", "we," "us" and "our" refer to GS Mortgage Securities Corporation II.

                               TABLE OF CONTENTS




                                                                                       PAGE
                                                                                      -----
SUMMARY OF PROSPECTUS SUPPLEMENT ..................................................    S-7
RISK FACTORS ......................................................................   S-18
 Special Prepayment Considerations ................................................   S-18
 Special Yield Considerations .....................................................   S-19
 Risks Relating to Enforceability of Prepayment Premiums ..........................   S-19
 Risks Associated with Certain of the Mortgage Loans and Mortgaged Properties .....   S-20
 Limitations of Appraisals ........................................................   S-21
 Tenant Concentration Entails Risk ................................................   S-21
 Mortgaged Properties Leased to Multiple Tenants Also Have Risks ..................   S-22
 Tenant Bankruptcy Entails Risks ..................................................   S-22
 Concentration of Mortgage Loans ..................................................   S-22
 Risks Relating to Enforceability of Cross-Collateralization ......................   S-24
 Risks Particular to Retail Properties ............................................   S-24
 Risks Particular to Hotel Properties .............................................   S-25
 Risks Particular to Office Properties ............................................   S-26
 Risks Particular to Multifamily Rental Properties ................................   S-26
 Risks Particular to Industrial Properties ........................................   S-26
 Risks Associated with Refrigerated Distribution/Warehouse Facilities .............   S-27
 Risks Associated with Movie Theater Properties ...................................   S-27
 Risks Particular to Healthcare-Related Properties ................................   S-28
 Nonrecourse Mortgage Loans .......................................................   S-29
 Risks of Different Timing of Mortgage Loan Amortization ..........................   S-29
 Bankruptcy Proceedings Entail Certain Risks ......................................   S-29
 Geographic Concentration .........................................................   S-30
 Environmental Risks ..............................................................   S-31
 Costs of Compliance with Americans with Disabilities Act .........................   S-31
 Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers .....   S-32
 Other Financings .................................................................   S-32
 Effect of Borrower Delinquencies and Defaults ....................................   S-33
 Balloon Payments .................................................................   S-34
 Special Considerations Relating to AIMCO Multifamily Pool Loan ...................   S-35
 Ground Leases and Other Leasehold Interests ......................................   S-36
 Attornment Considerations ........................................................   S-36
 State Law Limitations on Remedies ................................................   S-36
 Tax Considerations Relating to Foreclosure .......................................   S-37
 Zoning Compliance and Use Restrictions ...........................................   S-37
 Earthquake Insurance, Flood and Other Insurance ..................................   S-37
 Special Servicer Actions .........................................................   S-38
 Possible Conflict of Interest of Special Servicer ................................   S-38
 Limitations with Respect to Representations and Warranties .......................   S-38
 Servicing of the Americold Pool Loan .............................................   S-38
 Risks of Limited Liquidity and Market Value ......................................   S-39
 Book-Entry Registration ..........................................................   S-39
 Risks Associated with Year 2000 Compliance .......................................   S-39
 Other Risks ......................................................................   S-39
DESCRIPTION OF THE MORTGAGE POOL ..................................................   S-40
 General ..........................................................................   S-40
 Additional Mortgage Loan Information .............................................   S-41
 Representations and Warranties ...................................................   S-42
 Certain Characteristics of the Mortgage Loans ....................................   S-42
 Escrows ..........................................................................   S-45
 Underwriting Guidelines ..........................................................   S-45
 Additional Information ...........................................................   S-47
 Significant Mortgage Loans .......................................................   S-47
  Americold Pool: The Borrower; The Properties ....................................   S-47
  Americold Pool: The Loan ........................................................   S-51
  AIMCO Multifamily Pool: The Borrower; The Properties ............................   S-58
  AIMCO Multifamily Pool: The Loan ................................................   S-61

                                                                                             PAGE
                                                                                            ------
  EPT Pool: The Borrower; The Properties ................................................    S-66
  EPT Pool: The Loan ....................................................................    S-71
  Skyline City Pool: The Borrowers; The Properties ......................................    S-74
  Skyline City Pool: The Loan ...........................................................    S-77
DESCRIPTION OF THE OFFERED CERTIFICATES .................................................    S-82
 General ................................................................................    S-82
 Distributions ..........................................................................    S-83
 Subordination ..........................................................................    S-94
 Appraisal Reductions ...................................................................    S-94
 Delivery, Form and Denomination ........................................................    S-95
 Book-Entry Registration ................................................................    S-96
 Definitive Certificates ................................................................    S-98
 Transfer Restrictions ..................................................................    S-98
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS ...........................................   S-100
 Yield ..................................................................................   S-100
 Weighted Average Life of the Offered Certificates ......................................   S-102
 Price/Yield Tables .....................................................................   S-108
 Yield Sensitivity of the Class X Certificates ..........................................   S-115
THE POOLING AGREEMENT ...................................................................   S-117
 General ................................................................................   S-117
 Assignment of the Mortgage Loans .......................................................   S-117
 Servicing of the Mortgage Loans; Collection of Payments ................................   S-117
 Advances ...............................................................................   S-120
 Accounts ...............................................................................   S-121
 Withdrawals from the Collection Account ................................................   S-122
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses ..........................   S-123
 Inspections ............................................................................   S-124
 Evidence as to Compliance ..............................................................   S-124
 Certain Matters Regarding the Seller, the Master Servicer and the Special Servicer .....   S-125
 Events of Default ......................................................................   S-126
 Rights Upon Event of Default ...........................................................   S-127
 Amendment ..............................................................................   S-128
 Realization Upon Mortgage Loans ........................................................   S-128
 Modifications, Waivers and Amendments ..................................................   S-131
 The Controlling Class Representative ...................................................   S-133
 The Healthcare Adviser .................................................................   S-133
 Optional Termination; Optional Mortgage Loan Purchase ..................................   S-134
 The Trustee ............................................................................   S-134
 Duties of the Trustee ..................................................................   S-135
 The Fiscal Agent .......................................................................   S-136
 Duties of the Fiscal Agent .............................................................   S-136
 The Master Servicer ....................................................................   S-137
 Servicing Compensation and Payment of Expenses .........................................   S-137
 Special Servicer .......................................................................   S-138
 Master Servicer and Special Servicer Permitted to Buy Certificates .....................   S-139
 Reports to Certificateholders ..........................................................   S-139
USE OF PROCEEDS .........................................................................   S-140
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS .............................................   S-140
FEDERAL INCOME TAX CONSEQUENCES .........................................................   S-142
STATE TAX CONSIDERATIONS ................................................................   S-144
ERISA CONSIDERATIONS ....................................................................   S-144
LEGAL INVESTMENT ........................................................................   S-145
UNDERWRITING ............................................................................   S-145
LEGAL MATTERS ...........................................................................   S-146
RATINGS .................................................................................   S-146
INDEX OF SIGNIFICANT DEFINITIONS ........................................................   S-148
ANNEX A--CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS ..................................     A-1
ANNEX B--REPRESENTATIONS AND WARRANTIES .................................................     B-1
ANNEX C--FORM OF STATEMENT TO CERTIFICATEHOLDERS ........................................     C-1
ANNEX D--STRUCTURAL AND COLLATERAL TERM SHEET ...........................................     D-1

                              CERTIFICATE SUMMARY

                                                             INITIAL                        APPROXIMATE
                                                           CERTIFICATE                       PERCENT OF
   APPROXIMATE                                              PRINCIPAL         RATINGS          TOTAL
 CREDIT SUPPORT                               CLASS           AMOUNT        (S&P/FITCH)     CERTIFICATES
                   CLASS X
                   $1,861,517,825          CLASS A-1      $207,500,000        AAA/AAA          11.15%
                   (NOTIONAL AMOUNT)       CLASS A-2      $436,033,000        AAA/AAA          23.42%
  30.50%*          (AAAR/AAA)              CLASS A-3      $650,220,628        AAA/AAA          34.93%
  25.00%                                   CLASS B        $102,384,000         AA/AA            5.50%
  19.50%                                   CLASS C        $102,383,000          A/A             5.50%
  13.75%                                   CLASS D        $107,038,000        BBB/BBB           5.75%
  12.00%                                   CLASS E        $ 32,576,000       BBB-/BBB-          1.75%
   7.50%                                   CLASS F**      $ 83,768,000          N/A             4.50%
   6.25%                                   CLASS G**      $ 23,268,000          N/A             1.25%
   3.25%                                   CLASS H**      $ 55,846,000          N/A             3.00%
   2.00%                                   CLASS J**      $ 23,269,000          N/A             1.25%
   N/A                                     CLASS K**      $ 37,232,197          N/A             2.00%


        * Represents the approximate credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.

        **    Not offered hereby.

              The Class Q, Class R and Class LR Certificates are not offered hereby or represented in this table.

                            INITIAL                                        PASS-THROUGH
          RATINGS         CERTIFICATE         APPROXIMATE                   RATE AS OF       WEIGHTED
            S&P/          PRINCIPAL OR           CREDIT                       CLOSING      AVG. LIFE(5)     PRINCIPAL
 CLASS     FITCH       NOTIONAL AMOUNT(1)       SUPPORT     DESCRIPTION        DATE           (YRS.)        WINDOW(5)

  Offered
Certificates
   A-1    AAA/AAA      $    207,500,000      30.50%            Fixed           6.060%          5.01        11/98-07/07
   A-2    AAA/AAA      $    436,033,000      30.50%            Fixed           6.620%          9.49        07/07-10/08
   A-3    AAA/AAA      $    650,220,628      30.50%            Fixed           6.135%          8.99        11/98-10/08
    X     AAAr/AAA     $  1,861,517,825(2)    N/A             WAC I/O          1.042%(3)       9.34        11/98-09/19
    B      AA/AA       $    102,384,000      25.00%            Fixed           6.970%          9.97        10/08-10/08
    C       A/A        $    102,383,000      19.50%            Fixed           6.910%          9.97        10/08-10/08
    D     BBB/BBB      $    107,038,000      13.75%             WAC            7.450%(4)       9.97        10/08-10/08
    E    BBB-/BBB-     $     32,576,000      12.00%             WAC            7.450%(4)       9.97        10/08-10/08
  Certificates Not Offered Hereby
    F       N/A        $     83,768,000      7.50%             Fixed           6.000%           N/A            N/A
    G       N/A        $     23,268,000      6.25%             Fixed           6.000%           N/A            N/A
    H       N/A        $     55,846,000      3.25%             Fixed           6.000%           N/A            N/A
    J       N/A        $     23,269,000      2.00%             Fixed           6.000%           N/A            N/A
    K       N/A        $     37,232,197      N/A               Fixed           6.000%           N/A            N/A


(1)   Approximate, subject to a variance of 5%.

(2) The Class X Certificates will not have a principal amount and will not be entitled to receive distributions of principal. Interest will accrue on the Class X Certificates at their Pass-Through Rate on their notional amounts. The notional amount of the Class X Certificates will be initially $1,861,517,825, which will be equal to the aggregate initial principal amounts of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

(3) The Pass-Through Rate on the Class X Certificates will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) the weighted average of the Pass-Through Rates of the other certificates (other than the Class R, Class LR and Class Q Certificates) as described herein.

(4) For any distribution date, if the weighted average net mortgage rate (adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related Collection Period is less than the rate specified for the Class D or Class E Certificates with respect to such distribution date, then the Pass-Through Rate for such classes of certificates on that distribution date will equal the weighted average net mortgage rate.

(5) Assuming a 0% prepayment rate, no balloon payment extensions, and repayment of each hyperamortizing loan on its anticipated repayment date.

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     The following is only a summary. Detailed information appears elsewhere in this prospectus supplement and in the accompanying prospectus. That information includes, among other things, detailed mortgage loan information and calculations of cash flows on the offered certificates. To understand all of the terms of the offered certificates, read carefully this entire document and the accompanying prospectus. See "Index of Significant Definitions" in this prospectus supplement and in the prospectus for definitions of capitalized terms.


             TITLE, REGISTRATION AND DENOMINATION OF CERTIFICATES

     The certificates to be issued are known as the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-C1, and are sometimes referred to in this prospectus supplement as the "Certificates". The offered certificates will be issued in book-entry form through The Depository Trust Company ("DTC") and its participants. See "Description of the Offered Certificates--Book-Entry Registration" in this prospectus supplement and "Description of the Certificates--General" in the prospectus. We will issue the offered certificates in denominations of $10,000 and integral multiples of $1.00 above $10,000 and will issue the Class X Certificates in denominations of $5,000,000 and integral multiples of $1.00 above $5,000,000.


                               PARTIES AND DATES


Seller......................   GS Mortgage Securities Corporation II, a
                               Delaware corporation. The Seller's address is 85
                               Broad Street, New York, New York 10004 and its telephone number is (212) 902-1000. See "The
                               Seller" in the prospectus.


Loan Sellers................   The mortgage loans will be sold to the Seller
                               by:

                                o Goldman Sachs Mortgage Company, a New York limited partnership ("GSMC") or an affiliate thereof; and

                                o Falcon Financial, LLC, a Delaware limited liability company ("Falcon").


Originators.................   The mortgage loans were originated by:


                                o AMRESCO Capital, L.P., a Delaware limited partnership;
                                o Archon Financial, L.P., a Delaware limited partnership;
                                o  Central Park Capital, L.P., a Delaware
                                   limited partnership;
                                o  GSMC;
                                o MF VMS, LLC, a Delaware limited liability company; and
                                o  Falcon.


Master Servicer and
  Special Servicer..........   GMAC Commercial Mortgage Corporation, a
                               California corporation. The Master Servicer will initially service all of the mortgage loans. See
                               "The Pooling Agreement--The Master Servicer,"
                               "--The Special Servicer" and "--Servicing of the
                               Mortgage Loans; Collection of Payments" in this prospectus supplement.


Trustee.....................   LaSalle National Bank, a national banking
                               association. See "The Pooling Agreement--The
                               Trustee" in this prospectus supplement.

Fiscal Agent................   ABN AMRO Bank N.V., a Netherlands banking
                               corporation, and the indirect corporate parent of the Trustee.


Cut-Off Date................   October 11, 1998.


Closing Date................   On or about October 29, 1998.


Distribution Dates..........   The Trustee will make distributions on the
                               certificates, to the extent of available funds, on the 18th day of each month or, if any such 18th day is not a business day, on the next business day, beginning on November 18, 1998, to the holders of record at the end of the previous month.


Determination Date..........   The fifth business day prior to the related
                               Distribution Date.


                               THE MORTGAGE LOANS


The Mortgage Pool...........   The trust's primary assets will be 322 fixed
                               rate mortgage loans (the "Mortgage Pool") secured by commercial and multifamily properties located in 43 states, Puerto Rico and the District of Columbia. See "Risk Factors--Risks Associated with Certain of the Mortgage Loans and Mortgaged
                               Properties" in this prospectus supplement. For purposes of principal distributions on the certificates, the Mortgage Pool will consist of two groups of mortgage loans (each, a "Loan
                               Group", and "Group 1" and "Group 2",
                               respectively). 186 of the mortgage loans, representing approximately 65.1% of the aggregate unpaid principal balance of the mortgage loans as of the applicable Cut-Off Date (which aggregate balance is referred to in this prospectus supplement as the "Initial Pool Balance"), are in Group 1 and 137 of the mortgage loans, representing approximately 34.9% of the Initial
                               Pool Balance, are in Group 2. Each Loan Group consists of those mortgage loans designated as such on Annex A hereto.

                               Monthly payments of principal and/or interest on each mortgage loan are due on the first day of each month, or in the case of 1 mortgage loan, representing approximately 0.03% of the Initial Pool Balance, are due on the 5th day of each month, or in the case of 2 mortgage loans representing approximately 0.95% of the Initial Pool Balance, the 10th day of each month, or in the case of 6 mortgage loans, representing approximately 23.5% of the Initial Pool Balance, the 11th day of each month. Some of the mortgage loans provide for monthly payments of principal based on an amortization schedule that is significantly longer than the remaining term of such mortgage loan. These mortgage loans will have substantial principal payments due on their maturity dates, unless prepaid earlier.

                               General characteristics of the mortgage loans as
                                 of the Cut-Off Date:


                                      GROUP 1          GROUP 2           TOTAL
                                       LOANS            LOANS        MORTGAGE POOL
                                 ----------------- --------------- -----------------
  Initial Pool Balance (1) ..... $1,211,297,197    $650,220,628    $1,861,517,825
  Number of Mortgage Loans .....            186             137               322
  Number of Mortgaged
    Properties .................            259             162               421
  Average Mortgage Loan
    Balance .................... $    6,512,351    $  4,746,136    $    5,781,111
  Number of Multifamily
    Properties .................             12              60                72
  Percentage of Multifamily
    Properties .................            4.9%           36.2%             15.8%
  Weighted Average Mortgage
    Rate .......................          7.338%          7.433%            7.371%
  Range of Mortgage Rates ......    6.160-9.470%    6.370-8.500%      6.160-9.470%
  Weighted Average
    Loan-to-Value Ratio ........           66.7%           72.7%             68.8%
  Weighted Average Remaining
    Term to Maturity (months)
    (2) ........................            132             115               126
  Weighted Average DSCR (3).....           1.59x           1.42x             1.53x
  Balloon Mortgage Loans .......      116 (48.2%)     133 (94.5%)       248 (64.4%)
  Hyperamortizing Mortgage
    Loans ......................       15 (39.1%)        4 (5.5%)        19 (27.4%)
  Fully Amortizing Mortgage
    Loans ......................       55 (12.6%)          0 (0%)         55 (8.2%)

                               ------------
                               (1) Subject to a permitted variance of plus or
                                   minus 5%.
                               (2) In the case of 19 mortgage loans,
                                   representing approximately 27.4% of the
                                   Initial Pool Balance, which are
                                   hyperamortizing mortgage loans, this
                                   calculation assumes that such mortgage loans pay in full on their anticipated repayment dates.
                               (3) See "Description of the Mortgage
                                   Pool--Additional Mortgage Loan Information" for a description of the calculation of the Debt Service Coverage Ratio.


                               Except in certain limited circumstances, each
                                 mortgage loan either prohibits voluntary prepayments during a certain number of years following origination or allows the borrower to prepay the principal balance in whole or in part during a certain number of years following origination if the borrower pays a prepayment premium or a yield maintenance charge. 301 mortgage loans, representing approximately 72.2% of the Initial Pool Balance are freely prepayable by the borrower during a one- to six-month period prior to maturity and 2 other mortgage loans, representing approximately 6.1% of the Initial Pool Balance, are freely prepayable by the borrower during a 12 to 18-month period prior to maturity. In addition, certain mortgage loans permit the related borrower to substitute U.S. government securities as collateral and obtain a release of the mortgaged property instead of prepaying the mortgage loan. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" and Annex A in this prospectus supplement.


Significant Loans...........   4 of the mortgage loans represent, in the
                                 aggregate, approximately 24.1% of the Initial Pool Balance. Each such mortgage loan had an unpaid principal balance as of the Cut-Off Date in excess of $50,000,000. For a further description of such mortgage loans, see "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

                               THE SECURITIES


The Certificates............   We are offering the following eight classes of
                                 Commercial Mortgage Pass-Through Certificates as part of Series 1998-C1:

                                  o  Class A-1
                                  o  Class A-2
                                  o  Class A-3
                                  o  Class X
                                  o  Class B
                                  o  Class C
                                  o  Class D
                                  o  Class E

                               Series 1998-C1 will consist of a total of 16
                                 classes, the following eight of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class F, Class G, Class H, Class J, Class K,
                                 Class Q, Class R and Class LR (collectively, the "Private Certificates").


Certificate Principal
  Amounts and Notional
  Amount..................   Your certificates will have the approximate
                               aggregate initial principal amount or notional amount set forth below, subject to a variance of plus or minus 5%:

   o  Class A-1 .........   $  207,500,000 principal amount
   o  Class A-2 .........   $  436,033,000 principal amount
   o  Class A-3 .........   $  650,220,628 principal amount
   o  Class X ...........   $1,861,517,825 notional amount
   o  Class B ...........   $  102,384,000 principal amount
   o  Class C ...........   $  102,383,000 principal amount
   o  Class D ...........   $  107,038,000 principal amount
   o  Class E ...........   $   32,576,000 principal amount

                               The notional amount of the Class X Certificates
                                 will generally be equal to the aggregate principal amounts of the other certificates that have principal amounts, determined as of the preceding distribution date (after giving effect to the distribution of principal on such distribution date) or, in the case of the first distribution date, the Closing Date.


                               See "Description of the Offered
                                 Certificates--General" in this prospectus supplement.


Pass-Through Rates
     A. Offered Certificates
     (Other Than Class X)...   Your certificates will accrue interest at an
                               annual rate called a "Pass-Through Rate" which is set forth below (other than for the Class X
                               Certificates) for each class.

   o  Class A-1 .........   6.060%
   o  Class A-2 .........   6.620%
   o  Class A-3 .........   6.135%
   o  Class B ...........   6.970%
   o  Class C ...........   6.910%
   o  Class D ...........   7.450%*
   o  Class E ...........   7.450%*

                               ------------
                               * The lesser of such rate or the weighted
                                average of the net interest rates (adjusted if necessary to accrue on the basis of 360-day year consisting of twelve 30-day months, as described below) on the mortgage loans.

                               Interest on such classes of certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis".


B. Class X Certificates.....   If you invest in the Class X Certificates, your
                                 Pass-Through Rate will be equal to the
                                 difference between the weighted average
                                 interest rate of the mortgage loans (after giving effect to the Master Servicer's and the Trustee's fees) and the weighted average of the Pass-Through Rates of the other certificates (other than the Class R, Class LR and Class Q Certificates), as described in this prospectus supplement. The weighting will be based upon the respective principal amounts of those classes.

                               For purposes of calculating the Class X
                                 Pass-Through Rate, the mortgage loan interest rates will not reflect any default interest rate or any rate increase occurring after an Anticipated Repayment Date. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the Special Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.

                               See "Description of the Offered
                                 Certificates--Distributions--
                                 Payment Priorities" in this prospectus
                                 supplement.
Distributions
  A. Amount and Order
     of Distributions.......   On each distribution date, funds available for
                                 distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               Step 1/Class A and Class X: To interest on Class
                                 A (which includes Classes A-1, A-2 and A-3) and Class X, pro rata, in accordance with their interest entitlements.


                               Step 2/Class A: Concurrently:

                                 (a) In an amount equal to the funds allocated to principal from mortgage loans in Group 1, to principal on Classes A-1 and A-2, in that order, until reduced to zero, and then to principal on Class A-3 until reduced to zero.

                                 Notwithstanding the foregoing, if, at any time prior to July 2008, no unscheduled payment of principal on any mortgage loan has been received (excluding for this purpose any prepayment in full on an ARD Loan on its Anticipated Repayment Date), no mortgage loan fails to be paid in full on its maturity date (or in the case of an ARD Loan, its Anticipated Repayment Date) or within 30 days thereafter, and no mortgage loan has been delinquent for 60 days or more, all scheduled payments on mortgage loans in Group 1 that are due in July 2008 through September 2008 (including for this purpose prepayments in full of ARD Loans in Group 1 that have Anticipated Repayment Dates in such period) that are received in July 2008 through September 2008 will not be distributed on the certificates. Instead, they will be held in a reserve account until Class A-3 has been reduced to zero, and thereafter distributed as principal on Class A-2 until reduced to zero.


                                 If any unscheduled payment of principal on any mortgage loan is received (excluding for this purpose any prepayment in full on any ARD Loan on its Anticipated Repayment Date), any mortgage loan fails to be paid in full on its maturity date (or in the case of an ARD Loan, its Anticipated Repayment Date) or within 30 days thereafter, or a delinquency of 60 days or more occurs with respect to any mortgage loan, any funds deposited in the reserve account described above will be distributed in accordance with clause (a) above.


                                 (b) In an amount equal to the funds allocated to principal from mortgage loans in Group 2, to principal on Class A-3 until reduced to zero, and then to principal on Classes A-1 and A-2, in that order, until reduced to zero.


                                 Notwithstanding clauses (a) and (b) above, if each class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1, A-2 and A-3, pro rata, rather than sequentially.


                               Step 3/Class A: After each class of certificates
                                 other than Class A has been reduced to zero, to reimburse Classes A-1, A-2 and A-3, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest on such amount.


                               Step 4/Class B: To Class B as follows: (a) to
                                 interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal from mortgage loans in both Group 1 and Group 2, and remaining after distributions in respect of principal to each Class with a higher priority, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest on such amount.


                               Step 5/Class C: To Class C in a manner analogous
                                 to the Class B allocations of Step 4.


                               Step 6/Class D: To Class D in a manner analogous
                                 to the Class B allocations of Step 4.


                               Step 7/Class E: To Class E in a manner analogous
                                 to the Class B allocations of Step 4.


                               See "Description of the Offered
                                 Certificates--Distributions--
                                 Payment Priorities" and
                                 "--Distributions--Reserve Account and
                                 Reinvestment Letter of Credit" in this
                                 prospectus supplement.
 B. Interest and Principal
     Entitlements...........  A description of each class's interest entitlement can be found in "Description of the Offered Certificates--Distributions-- Method,
                               Timing and Amount" and "--Distributions--Payment Priorities" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through Rate on your certificate's principal amount or notional amount.

                               A description of the amount of principal
                                 required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Offered
                                 Certificates--Distributions--Method, Timing
                                 and Amount" and "--Distributions--Payment
                                 Priorities" in this prospectus supplement.


 C. Prepayment Premiums.....   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand, and certain of the classes of certificates entitled to principal, on the other hand, is described in "Description of the Offered Certificates--Distributions--Prepayment
                                 Premiums" in this prospectus supplement.


 D. Reinvestment Letter
    of Credit..............    In order to cover any reinvestment shortfall
                                 that might otherwise be suffered by
                                 certificateholders resulting from the
                                 reinvestment of funds on deposit in the
                                 reserve account as described in clause (a) of "Step 2/Class A" under "--Amount and Order of Distributions" above, the Seller or an affiliate of the Seller will cause to be deposited on the Closing Date with the Trustee a letter of credit issued by ABN AMRO Bank N.V. (who is also acting as the Fiscal Agent). The letter of credit will be in the initial amount of approximately $2,990,126.

                               In the event any unscheduled payment of
                                 principal on any mortgage loan is received
                                 (excluding for this purpose any prepayment in full on an ARD Loan on its Anticipated Repayment Date), any mortgage loan fails to be paid in full on its maturity date (or in the case of an ARD Loan, its Anticipated Repayment
                                 Date) or within 30 days thereafter, or a delinquency of 60 days or more occurs with respect to any mortgage loan, the Trustee will release to the Seller or an affiliate of the Seller the letter of credit, and there will be no further obligation to maintain such a letter of credit for the benefit of certificateholders. See "Description of the Offered Certificates--Distributions--Reserve
                                 Account and Reinvestment Letter of Credit" in this prospectus supplement.

Advances
  A. Principal and Interest
      Advances..............   Master Servicer is required to advance (each,
                                 a "P&I Advance") delinquent monthly mortgage loan payments, if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity or interest in excess of a mortgage loan's regular interest rate (without considering any default rate or any rate increase after an Anticipated Repayment Date). The Master Servicer also is not required to advance amounts deemed non-recoverable, prepayment premiums or yield maintenance charges. See "The Pooling Agreement--Advances" in this prospectus supplement. If an advance is made, the Master Servicer will not advance its servicing fee, but will advance the Trustee's fee.


 B. Property Protection
      Advances..............   Master Servicer is also required to make
                                 advances to pay delinquent real estate taxes, assessments and hazard insur-ance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents ("Property Advances," and collectively with P&I Advances, "Advances"). The Master Servicer is not required to advance amounts deemed non-recoverable. See "The Pooling Agreement--Advances" in this prospectus supplement.

 C. Interest on Advances....   The Master Servicer, the Trustee and the Fiscal
                                 Agent, as applicable, will be entitled to interest as described in this prospectus supplement on any Advances made. Interest accrued on outstanding Advances may result in reductions in amounts otherwise payable on the certificates.

                               See"Description of the Offered Certificates--
                                 Realized Losses" and "The Pooling Agreement-- Advances" in this prospectus supplement.

Subordination...............   The amount available for distribution will be
                                 applied in the order described in
                                 "Distributions--Amount and Order of
                                 Distributions" above.

                               The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows entitlement to receive principal and interest on any Distribution Date in descending order (beginning with the Class A and Class X Certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the Class K Certificates). (However, no principal payments or loan losses will be allocated to the Class X Certificates, although loan losses will reduce the notional amount of the Class X Certificates and, therefore, the amount of interest they accrue.)

[GRAPHIC OMITTED]










                               ------------
                               * Interest only

                               NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE FOR THE BENEFIT OF THE HOLDERS OF
                                 THE OFFERED CERTIFICATES.

                               See "Description of the Offered
                                 Certificates--Subordination" in this
                                 prospectus supplement.

                               Any allocation of a loss to a class of
                                 certificates will reduce the related principal amount of such class.

                               In addition to losses caused by mortgage loan
                                 defaults, shortfalls in payments to holders of certificates may occur as a result of the Master Servicer's right to receive payments of interest on unreimbursed advances, the Special Servicer's right to compensation with respect to mortgage loans which are or have been serviced by the Special Servicer and as a result of other unanticipated trust expenses. Such shortfalls will reduce distributions to the classes of certificates with the lowest payment priority. To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any shortfall with interest at the Pass-Through Rate on your certificates.


Information Available to
  Certificateholders........   Please see "The Pooling Agreement--Reports to
                                 Certificateholders" in this prospectus
                                 supplement for a description of the periodic reports that you will receive.


Optional Termination........   On any distribution date on which the aggregate
                                 unpaid principal balance of the mortgage loans remaining in the trust is less than 1% of the Initial Pool Balance, certain specified persons will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then-outstanding certificates.


                        OTHER INVESTMENT CONSIDERATIONS


Federal Income
 Tax Consequences...........   We will make REMIC elections for parts of the
                                 trust. The certificates will represent
                                 ownership of "regular interests" in a REMIC.
                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o  Each class of offered certificates will
                                    constitute REMIC "regular interests."

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on your certificates in accordance with the accrual method of accounting.

                                 o The Class X Certificates will, and one or more other classes of offered certificates may, be issued with original issue discount.

                                 For information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


Yield Considerations........   You should carefully consider the matters
                                 described under "Risk Factors--Special
                                 Prepayment Considerations" and "--Special
                                 Yield Considerations" in this prospectus supplement, which may affect significantly the yields on your investment.


ERISA Considerations........   Subject to important considerations described
                                 under "ERISA Considerations" in this
                                 prospectus supplement, if you are subject to ERISA, generally you can buy the Class A-1, Class A-2, Class A-3 and Class X Certificates, but not any other offered certificates. A fiduciary of any retirement plan or other employment benefit plan or arrangement should review carefully with its legal advisors whether the purchase or holding of any class of offered certificates could give rise to a transaction that is not permitted under applicable law or whether there exists any statutory or administrative exemption applicable to an investment. This prospectus supplement describes several exemptions that may be available. If you use insurance company general account funds to purchase certificates, you should consider the availability of Section III of Prohibited Transaction Class Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor. See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings.....................   On the Closing Date, the offered certificates
                                 must have the minimum ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch IBCA, Inc. ("Fitch") set forth below:




                           S&P     FITCH
                         ------   ------
  Class A-1 ..........     AAA      AAA
  Class A-2 ..........     AAA      AAA
  Class A-3 ..........     AAA      AAA
  Class X ............    AAAr      AAA
  Class B ............     AA       AA
  Class C ............      A        A
  Class D ............     BBB      BBB
  Class E ............    BBB-     BBB-

                               A rating agency may downgrade, qualify or
                                 withdraw a rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variabil-ity in expected returns due to non-credit risks. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of collection of excess interest, default interest, prepayment premiums or yield maintenance charges, or the tax treatment of the certificates. Even though the Class X Certificates will be rated AAAr/AAA, it is still possible that you may fail to recover your full initial investment due to a rapid rate of prepayments, defaults or liquidations. The ratings do not address the fact that the Pass-Through Rates of the Class D and Class E Certificates, to the extent that they are based on the weighted average interest rate of the mortgage loans, will be affected by changes in such weighted average interest rate. See "Certain Prepayment, Maturity and Yield Considerations" in this prospectus supplement, "Risk Factors" and "Ratings" in this prospectus supplement and in the prospectus, and "Yield Considerations" in the prospectus.


Legal Investment............   The offered certificates will NOT constitute
                                 "mortgage related securities" within the meaning of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus your ability, if you are subject to these restrictions, to purchase the offered certificates, may be subject to significant interpretative uncertainties.

                               You should consult your own legal advisors to
                                 determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and the prospectus.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distribution on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks are realized, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


SPECIAL PREPAYMENT CONSIDERATIONS

     The yield to maturity on your certificates will depend significantly on the rate and timing of principal payments on the certificates. The rate and timing of principal payments on the mortgage loans will affect the rate and timing of principal payments on the offered certificates. Because, generally, principal distributions to the holders of the Class A-1 and Class A-2 Certificates will be based on principal received with respect to the mortgage loans in Group 1, such certificates will be sensitive to the rate and timing of principal payments on mortgage loans in such Loan Group. Similarly, the Class A-3 Certificates will be sensitive to principal payments on mortgage loans in Group 2.

     In addition to scheduled payments of principal, principal payments on the offered certificates could result from prepayments, defaults, liquidations or purchases of mortgage loans due to a breach of representation and warranty. The rate of principal payments and prepayments on the mortgage loans, in turn, will depend on a variety of factors, such as:

    o the terms of the mortgage loans, including amortization schedules, interest rates and prepayment restrictions and penalties;

    o  the level of market interest rates;

    o  the availability of mortgage credit;

    o the existence and extent of periods in which prepayments are prohibited (known as "lock-out periods") and defeasance, prepayment premium and yield maintenance provisions of the mortgage loans, and the enforceability of those provisions; and

    o  economic, demographic, geographic, tax, legal and other factors.

     In general, if market interest rates fall significantly below the interest rates on the mortgage loans, the borrowers are likely to increase the number and amount of principal prepayments. At the same time, there should be smaller and less frequent principal prepayments on mortgage loans with prepayment restrictions and prepayment premiums and/or yield maintenance charges than on similar mortgage loans without such provisions, or with shorter restrictions or lower prepayment premiums and/or yield maintenance charges.

     In addition, certain mortgage loans permit the borrower to defease the borrower's mortgage loan by substituting U.S. government securities for the mortgaged property as collateral. This substitution will not result in a prepayment on your certificates, even though the borrower effectively gets a release of the mortgaged property.

     Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of prepayment premiums or yield maintenance charges. Also, we cannot assure you that involuntary prepayments will not occur. Generally, no prepayment premiums or yield maintenance charges will be required if the prepayment results from a casualty or condemnation. See "Description of the Mortgage Pool" and "Certain Prepayment, Maturity and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.


SPECIAL YIELD CONSIDERATIONS

     The yield to maturity on each class of the offered certificates will depend in part on the following:

    o  the purchase price for the certificates;

    o the rate and timing of principal payments on the mortgage loans, and in general with respect to the Class A Certificates, the mortgage loans in the applicable Loan Group;

    o the receipt and allocation of prepayment premiums and/or yield maintenance charges;

    o the allocation of principal payments to pay down classes of certificates; and

    o interest shortfalls on the mortgage loans, such as interest shortfalls resulting from prepayments.

     The yield on the Class X, Class D and Class E Certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average mortgage rate of the mortgage loans. The Pass-Through Rates on the Class D and Class E Certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     In general, if you buy a Class X Certificate, or if you buy a certificate at a premium, and principal distributions (or, for the Class X Certificates, reductions in their notional amount) occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of Class X Certificates (and other certificates purchased at a premium) might not recover their initial investment. Conversely, if you buy a certificate (other than a Class X Certificate) at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected. Because losses on the mortgage loans will be allocated to reduce the certificate principal amounts of certain classes of certificates as described in this prospectus supplement, the allocation of any such losses will also reduce the notional amount of the Class X Certificates, and notwithstanding their parity in interest distributions with the Class A-1, Class A-2 and Class A-3 Certificates, the amount and timing of such losses could have a significant adverse effect on the yield of the Class X Certificates. Losses on the mortgage loans will be allocated without regard to Loan Groups. See "Certain Prepayment, Maturity and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

     In addition, the rate and timing of delinquencies, defaults, losses and other shortfalls on mortgage loans will affect distributions on the certificates and their timing. See "--Effect of Borrower Delinquencies and Defaults" below.

     Yields on the Class X Certificates will be extremely sensitive to the prepayment and loss experience on the mortgage loans. If you are an investor in the Class X Certificates, you should fully consider the associated risks, including the risk that you, in circumstances of higher than anticipated rates of principal prepayments or losses, could fail to fully recoup your initial investment. We make no representation as to the anticipated rate of prepayments or losses on the mortgage loans or as to the anticipated yield to maturity of any class of certificates. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.


RISKS RELATING TO ENFORCEABILITY OF PREPAYMENT PREMIUMS

     Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.


RISKS ASSOCIATED WITH CERTAIN OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

     Security for the mortgage loans consists of fee simple and/or leasehold interests in multifamily, retail, office, hotel, industrial, cold storage, entertainment, healthcare-related, self-storage properties and mobile home communities. Commercial and multifamily lending is generally riskier for the lender than one- to four-family residential lending because:

    o loans to a given borrower or groups of related borrowers are larger than residential one- to four-family mortgage loans;

    o the repayment of loans secured by income producing properties typically depends upon the successful operation of the property;

    o if the property's cash flow declines (for example, if leases are not obtained or renewed), the borrower may have trouble repaying the loan;

    o commercial and multifamily real estate is sensitive to increases in the supply and decreases in the demand in the market for the type of property securing the loan; and

    o market values may vary because of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws in the case of multifamily mortgage loans, which impact the future cash flow of the property. See "--Nonrecourse Mortgage Loans" below.

     The successful operation of a real estate project also depends on the performance and viability of the property manager. The property manager must, among other things:

    o  respond to changes in the local market;

    o  plan and implement appropriate rental rates; and

    o  advise the borrower about maintenance and capital improvements.

Property managers may change when leases or management agreements expire or following a default or foreclosure of a mortgage loan. The poor performance or financial condition of current or future property managers could have a negative impact on payments on the mortgage loans.

     Commercial and multifamily property values and net operating income are volatile. The net operating income and value of the mortgaged properties may decline for a number of reasons related to the general business environment or to a specific property. Reasons related to the general business environment include:

    o economic conditions such as plant closings, industry slowdowns and other factors;

    o local real estate conditions (such as an oversupply of multifamily housing, retail, office, industrial or self-storage space, movie theaters, hotel rooms or nursing home beds);

    o  weakness in specific industry segments; and

    o  demographic factors.

The following are some of the property-specific reasons:

    o  the construction quality, age and design of the property;

    o perceptions regarding the safety, convenience, services and attractiveness of the property;

    o the ability of the property manager and the adequacy of maintenance on the property;

      o  retroactive changes to building or similar codes; and

      o  increases in operating expenses (such as energy costs).


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties prior to the origination of the applicable mortgage loan, and in some cases updates were peformed in anticipation of this transaction. See Annex A to this prospectus supplement for dates of the latest appraisals. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

    o  changes in governmental regulations, zoning or tax laws;

    o  potential environmental or other legal liabilities;

    o  the availability of refinancing; and

    o  changes in interest rate levels.


TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or a small number of tenants. In the event of a default by the tenant, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. Mortgaged properties leased to a single tenant, or a small number of tenants, also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is so because:

    o  the financial effect of the absence of rental income may be severe;

    o  more time may be required to re-lease the space; and

    o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

     Concentrations of particular tenants among the mortgaged properties or of tenants in a particular business or industry could increase the possibility of financial problems with such tenants or in such business or industry sectors affecting the affected mortgaged properties.

     The Americold Pool Loan, representing approximately 7.9% of the Initial Pool Balance, is secured by the Americold Pool Properties which are all leased to Americold Corporation. The EPT Pool Loan, representing approximately 5.6% of the Initial Pool Balance, is secured by the EPT Pool Properties which are all leased to American Multi-Cinema, Inc. ("AMC").

     Each lease of the EPT Pool Properties expires before the EPT Pool Maturity Date (but between two and three years after its Anticipated Repayment Date). If the EPT Pool Loan is not prepaid on or after its Anticipated Repayment Date, and the EPT Pool Borrower is unable to enter into an extension with AMC or to lease the EPT Pool Properties to another tenant at favorable rental rates, the EPT Pool Borrower may be unable to fulfill its obligations under the EPT Pool Loan.

     2 groups of mortgage loans, representing in the aggregate approximately 2.6% of the Initial Pool Balance, are secured by properties occupied by certain affiliated tenants. The affiliated tenants, who rent

13.1% of the aggregate net leasable area of the related mortgaged properties and account for 21.4% of the aggregate rentals of such mortgaged properties, have pledged certain cash flows to secure debt of their parent entity, which debt is currently in default. If the lender attempts to enforce its security interest against the tenants, their ability to pay rent (and the ability of the related borrower to make payments on the affected mortgage loans) would be adversely affected.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS


     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


TENANT BANKRUPTCY ENTAILS RISKS


     The bankruptcy or insolvency of a major tenant (such as Americold Corporation, AMC or an anchor tenant), or a number of smaller tenants, may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code (11 U.S.C.) (the "Bankruptcy Code"), a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent). Notwithstanding provisions in the lease prohibiting assignment, if the tenant assigns the lease, it may assign such lease to another entity which could be less creditworthy than such tenant may have been at the time of origination of the related loan.


CONCENTRATION OF MORTGAGE LOANS


     The impact of losses on individual mortgage loans will be more severe in mortgage pools consisting of relatively few mortgage loans with large outstanding principal balance.


                               ALL MORTGAGE LOANS



                                                              AGGREGATE          % OF
                                                            CUT-OFF DATE     INITIAL POOL
                                                               BALANCE         BALANCE
                                                           --------------   -------------
Largest Single Mortgage Loan ...........................   $147,597,677           7.9%
Largest 5 Mortgage Loans(1) ............................   $495,919,618          26.6%
Largest 10 Mortgage Loans(1) ...........................   $655,225,140          35.2%
Largest Related-Borrower Concentration(2) ..............   $ 62,362,331           3.4%
Next Largest Related-Borrower Concentration(2) .........   $ 60,517,392           3.3%

----------
(1)   Includes cross-collateralized mortgage loans.

(2)   Excluding single mortgage loans.

                                 GROUP 1 LOANS



                                                                            % OF
                                                                        GROUP 1 LOANS
                                                         AGGREGATE        AGGREGATE          % OF
                                                       CUT-OFF DATE     CUT-OFF DATE     INITIAL POOL
                                                          BALANCE          BALANCE         BALANCE
                                                      --------------   --------------   -------------
Largest Single Mortgage Loan ......................   $147,597,677           12.1%            7.9%
Largest 5 Mortgage Loans(1) .......................   $419,679,951           34.6%           22.5%
Largest 10 Mortgage Loans(1) ......................   $551,234,891           45.5%           29.6%
Largest Related-Borrower Concentration(2) .........   $ 60,517,392            5.0%            3.3%
Next Largest Related-Borrower
 Concentration(2) .................................   $ 38,432,633            3.2%            2.1%

----------
(1)   Includes cross-collateralized mortgage loans.

(2)   Excluding single mortgage loans.


                                 GROUP 2 LOANS




                                                         AGGREGATE             % OF                % OF
                                                       CUT-OFF DATE        GROUP 2 LOANS       INITIAL POOL
                                                          BALANCE       AS OF CUT-OFF DATE       BALANCE
                                                      --------------   --------------------   -------------
Largest Single Mortgage Loan ......................   $ 79,836,798             12.3%                4.3%
Largest 5 Mortgage Loans(1) .......................   $185,360,314             28.5%               10.0%
Largest 10 Mortgage Loans(1) ......................   $244,990,348             37.7%               13.2%
Largest Related-Borrower Concentration(2) .........   $ 43,954,407              6.8%                2.4%
Next Largest Related-Borrower
 Concentration(2) .................................   $ 23,929,698              3.7%                1.3%

----------
(1)   Includes cross-collateralized mortgage loans.

(2)   Excluding single mortgage loans.


     A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. For example, if a person that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at one mortgaged property in order to satisfy current expenses with respect to the first mortgaged property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool (subject to the Master Servicer's obligation to make P&I Advances) for an indefinite period. In addition, mortgaged properties owned by the same borrower or related borrowers are likely to have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans.

     With respect to concentration of borrowers of the total mortgage pool:

     o 26 groups of mortgage loans have borrowers related to each other and such mortgage loans represent, in the aggregate, approximately 19.8% of the Initial Pool Balance. Each such group of mortgage loans represents less than 5% of the Initial Pool Balance.

     o 1 group of 3 mortgage loans (those mortgage loans designated "Related Borrower Group A" on Annex A hereto) has borrowers related to each other and such mortgage loans represent, in the aggregate, approximately 3.4% of the Initial Pool Balance. The first such mortgage loan has 5 notes which are cross-collateralized and cross-defaulted with each other. The second such mortgage loan has 5 notes which are cross-collateralized and cross-defaulted with each other. The borrower for the third such mortgage loan is affiliated with the borrower on the two mortgage loans but is a separate borrower and the loans are not cross-collateralized or cross-defaulted.

     o 1 other group of 4 mortgage loans (those mortgage loans designated "Related Borrower Group B" on Annex A hereto) has borrowers related to each other and such mortgage loans represent, in the aggregate, approximately 3.3% of the Initial Pool Balance.

     o 23 mortgage loans, representing approximately 29.5% of the Initial Pool Balance, are secured by more than one mortgaged property.

     o 8 groups of 26 mortgage loans, representing approximately 7.4% of the Initial Pool Balance, are cross-collateralized and cross-defaulted with each other.

     The terms of many of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that such borrowers will comply with such requirements. Further, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the prospectus.

     See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above, 8 groups of mortgage loans, representing approximately 7.4% of the Initial Pool Balance, are cross-collateralized with other mortgage loans in the mortgage pool. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

     (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital after the lien was granted; and

     (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

     (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

     (ii) recover payments made under that mortgage loan; or

     (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.


RISKS PARTICULAR TO RETAIL PROPERTIES

     117 mortgaged properties, representing approximately 24.1% of the Initial Pool Balance, are retail properties. In addition to risks generally associated with commercial real estate, retail properties face the following risks:

     o  adverse changes in consumer spending patterns;

     o local competitive conditions (such as an increased supply of retail space or the construction of other shopping centers);

     o other forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce merchants' need for store space);

     o  the quality and philosophy of management;

     o the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o  the public perception of the safety in the neighborhood; and

     o the need to make major repairs or improvements to satisfy major tenants.

     The presence or absence of an "anchor tenant" in a shopping center also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants. While there is no strict definition of an "anchor tenant," it is generally understood that a retail anchor tenant is larger in size and is vital in attracting customers to a retail property, whether or not it is located on the related mortgaged property. An anchor tenant may cease operations at a retail property because it decides not to renew a lease, becomes insolvent or simply goes out of business and other tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations.

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. It is impossible to predict whether any particular anchor tenants will continue to occupy their current space.

     All of these circumstances and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.


RISKS PARTICULAR TO HOTEL PROPERTIES

     73 of the mortgaged properties, representing approximately 16.7% of the Initial Pool Balance, are hotel properties. In addition to risks generally associated with commercial real estate, the following specific risks are relevant to hotel properties:

     o income from a hotel property may decline relatively quickly if economic or competitive conditions worsen, because such income is primarily generated by room occupancy, and room occupancy is usually for a short period of time;

     o daily exposure to market conditions increases the sensitivity of a hotel's performance to economic cycles;

     o relatively small decreases in revenue can cause significant declines in net cash flow because of hotel properties' relatively high operating costs;

     o sensitivity to competition may require more frequent improvements and renovations than are required for other properties;

     o if a hotel is affiliated with a regional, national or international chain, changes in the public perception of the chain and/or deterioration in the financial health of the franchisor may affect the income generated by the hotel; and

     o operation of certain hotels is seasonal and, accordingly, the hotel's income will fluctuate during the year.


     The liquor licenses for some of these properties may be held by the property manager rather than by the related borrower. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property, the Trustee, the Special Servicer or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted.

     All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.

RISKS PARTICULAR TO OFFICE PROPERTIES

     52 mortgaged properties, representing approximately 16.2% of the Initial Pool Balance, are office properties. In addition to risks generally associated with commercial real estate, the following factors may affect operations of office buildings:

     o adverse changes in population, patterns of telecommuting and sharing of office space, and employment growth (all of which affect demand for office space);

     o local competitive conditions (such as increased supply of office space or the construction of new, competitive office buildings);

     o  the quality of the building's tenants and the philosophy of management;

     o the attractiveness of the properties and the surrounding area to tenants and their customers or clients;

     o  the public perception of safety in the neighborhood; and

     o the need to make major repairs or improvements to satisfy major tenants.

     In addition, an economic decline in the business operated by tenants can affect a building and cause one or more significant tenants to cease operations. A tenant may decide not to renew a lease, may become insolvent and unable to meet its lease obligations or may simply go out of business. The risk of an economic decline is particularly severe for office properties with a single tenant or several tenants in the same industry.

     All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.


RISKS PARTICULAR TO MULTIFAMILY RENTAL PROPERTIES

     72 mortgaged properties, representing approximately 15.8% of the Initial Pool Balance, are multifamily rental properties. The following conditions and events may reduce rent payments and occupancy levels:

     o  adverse economic conditions, such as unemployment;

     o  construction of additional housing units;

     o  local military base closings;

     o national and local politics, including current or future rent stabilization and rent control laws and agreements; and

     o changes in the characteristics of a neighborhood over time or in relation to newer developments.

     Other circumstances also may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan, such as:

     o the level of mortgage interest rates may encourage tenants in multifamily rental properties to move out and purchase single-family housing; and

     o the cost of operating a multifamily property may increase, including the cost of utilities and the costs of required capital expenditures.


RISKS PARTICULAR TO INDUSTRIAL PROPERTIES

     56 mortgaged properties, representing approximately 13.1% of the Initial Pool Balance, are industrial properties (including refrigerated distribution/warehouse facilities). In addition to risks generally associated with commercial real estate, the following specific risks are relevant to industrial properties:

     o reduced demand for industrial space because of a decline in a particular industry segment may hurt operations of such properties;

     o an industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete compared to newer properties;

     o the availability of labor sources or a change in the proximity of supply sources may impair such properties' operations; and

     o industrial properties may be more likely to suffer damage from environmental hazards.

All of these conditions and events may increase the possibility that a borrower will be unable to meet its obligations under its mortgage loan.


RISKS ASSOCIATED WITH REFRIGERATED DISTRIBUTION/WAREHOUSE FACILITIES

     The largest loan in the pool, the Americold Pool Loan, representing approximately 7.93% of the Initial Pool Balance, is secured by refrigerated distribution/warehouse facilities. Significant factors determining the value of such cold storage facilities are:

     o  the quality and mix of tenants;

     o the location of the facility (tenants frequently incur transportation costs which are significantly greater than warehousing costs);

     o site design and adaptability of the facilities (site characteristics which are valuable to such facilities include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility);

     o the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels; and

     o a facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete compared to newer properties.

     Cold storage facilities are often located near or adjacent to tenants' processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants or commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities.

     The regional distribution and regional production facilities of cold storage facilities may be adversely affected by a decline in the general economic condition in the regions in which such facilities are located. In addition, warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility's revenues and operating expenses.


RISKS ASSOCIATED WITH MOVIE THEATER PROPERTIES

     The EPT Pool Loan, representing approximately 5.6% of the Initial Pool Balance, is secured by eight megaplex movie theater properties. In addition to the risks generally associated with commercial real estate, movie theater properties face the following risks:

     o adverse changes in movie theater patronage, including the seasonal nature of movie theater attendance, which may cause a movie theater's income to fluctuate during the year;

     o movie theater properties are "special purpose" properties that cannot be readily converted to a new use;

     o local competitive conditions, including increased number of competing theaters and competition from other sources of entertainment; and

     o the condition of the local area, including other businesses which attract customers to the area.

     All these conditions and events may increase the possibility that the EPT Pool Borrower will be unable to meet its obligations under the EPT Pool Loan.


RISKS PARTICULAR TO HEALTHCARE-RELATED PROPERTIES

     11 mortgaged properties, representing approximately 5.0% of the Initial Pool Balance, are healthcare-related facilities. In addition to risks generally associated with commercial real estate, the following are some of the conditions that can adversely impact the performance of healthcare-related facilities:

     o most healthcare-related facilities (including hospitals and nursing facilities) receive significant revenues from government reimbursement programs, primarily Medicaid and Medicare, and payments under these programs are subject to reductions as a result of statutory and regulatory changes, changes in reimbursement methodologies, retroactive rate adjustments, administrative rulings, policy interpretations, delays by payment intermediaries and government funding restrictions;

     o governmental payors have employed cost-containment measures that limit payments to healthcare providers;

     o legislative efforts to further decrease government healthcare expenditures are expected to continue and could have a material adverse impact upon the healthcare-related facilities;

     o non-government payors have sought to transfer the financial risk of treating patients to providers and healthcare-related facilities, which has created profitability pressures in the healthcare industry;

     o the care delivery, billing and reimbursement processes may be particularly affected by any Year 2000 computer problems experienced by payors or the healthcare-related facilities;

     o healthcare-related facilities are highly regulated by federal, state, commonwealth and local law; and such regulations could increase the cost of operation and limit growth;

     o failure to comply with any of the numerous laws and regulations applicable to healthcare-related facilities could also result in monetary penalties, civil or criminal sanctions or appointment of a receiver or temporary manager, the suspension or termination of the operator from government payment programs, termination of payments or other actions that could severely impair the ability to make payments on a mortgage loan; and

     o continued focus by government authorities on abuses by healthcare-related facilities and providers for billing processes, filings, and relationships among providers, suppliers, and facilities could increase the possibility that a healthcare facility's operations are found to be violative of the law.

     The healthcare-related property securing 1 mortgage loan, representing approximately 0.5% of the Initial Pool Balance, has been determined by the County of Los Angeles, Department of Health Services, Public Health Programs and Services, Health Facilities Division ("CDHS"), to be not in substantial compliance with two conditions for participation in the Medicare and Medicaid programs (which account for a majority of the facility's revenues). The facility is contesting certain of the CDHS findings. However, the CDHS determination has resulted in the imposition of a $3,000 fine (which is being contested by the facility). The determination also could result in denial of payment for new admissions to such facility if the facility fails to submit an acceptable plan of correction for the deficiencies and if the Department of Health and Human Services, Health Care Financing Administration ("HCFA"), determines that denial of payments for new admissions is warranted. HCFA could also terminate the facilities' Medicare and Medicaid provider agreements if the facility is not in substantial compliance by January 27, 1999.

     Also, federal and state laws and regulations generally prohibit Medicare and Medicaid reimbursements to any person other than the provider of the related medical goods and services. Accordingly, after a foreclosure on a healthcare-related facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the mortgaged property would receive directly any federal or state government reimbursement payments for services furnished at the facility prior to foreclosure. This would increase the risk of loss on a healthcare-related facility after foreclosure.

     Furthermore, if there is a foreclosure or other proposed transfer of a healthcare-related facility, the Trustee (or Special Servicer) or a purchaser in a foreclosure sale or other transferee may have no rights under any required licenses and regulatory approvals and may have to apply in its own right for such licenses and approvals, which may be impossible to obtain. In addition, healthcare-related facilities are generally "special purpose" properties that cannot be readily converted to a new use. Transfers of healthcare-related facilities are subject to regulatory approvals under state, commonwealth and in some cases federal, law not required for transfers of other types of commercial operations and other types of real estate. All of these factors may adversely affect the liquidation value of healthcare-related properties upon foreclosure.



NONRECOURSE MORTGAGE LOANS

     Subject to certain exceptions for liability in connection with breaches of mortgage loan terms, each mortgage loan is a nonrecourse loan. In the event of a default, only the mortgaged property, and not other assets of the borrower, would be available to satisfy the debt. Consequently, payment of each mortgage loan prior to maturity depends primarily on the net operating income of the mortgaged property. At maturity (whether as scheduled or upon the acceleration of maturity after default), payment on each mortgage loan depends on the market value of the mortgaged property at that time, or the ability to refinance the mortgage loan. No mortgage loan is insured or guaranteed by any governmental agency or by the Seller, the Trustee, the Master Servicer, the Special Servicer or any loan originator or loan seller, or any of their respective affiliates.


RISKS OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION

     As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of different borrowers. See the tables entitled "Distribution of Year of Maturity" in Annex A to this prospectus supplement for a description of the maturity dates of the mortgage loans. Because principal on the offered certificates is payable in sequential order, and a class receives principal only after the preceding class or classes have paid off, classes that have a lower sequential priority are more likely to face the risk of concentration discussed under "--Concentration of Mortgage Loans" above than classes with a higher sequential priority.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan; or (iv) otherwise alter the mortgage loan's repayment schedule.

     Moreover, upon the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. Certain of the borrowers or their affiliates have subordinate or mezzanine debt secured by the related mortgaged properties. See "--Other Financings" below. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


GEOGRAPHIC CONCENTRATION

     This table shows the states with the five largest concentrations of mortgaged properties:



                 ALL MORTGAGE LOANS

                    AGGREGATE
                  CUT-OFF DATE     % OF INITIAL
     STATE           BALANCE       POOL BALANCE
--------------   --------------   -------------
   California    $294,077,203         15.8%
    New York     $163,395,938          8.8%
      Texas      $157,716,858          8.5%
    Virginia     $127,968,671          6.9%
      Ohio       $ 98,318,576          5.3%



                     GROUP 1 LOANS

                    AGGREGATE             % OF
                  CUT-OFF DATE       GROUP 1 LOANS
     STATE           BALANCE       AS OF CUT-OFF DATE
--------------   --------------   -------------------
   California    $163,984,824            13.5%
    Virginia     $118,342,168             9.8%
    New York     $109,492,106             9.0%
      Texas      $101,517,481             8.4%
   Washington    $ 68,086,173             5.6%


                      GROUP 2 LOANS

                    AGGREGATE             % OF
                  CUT-OFF DATE       GROUP 2 LOANS
     STATE           BALANCE       AS OF CUT-OFF DATE
--------------   --------------   -------------------
   California    $130,092,379            20.0%
      Ohio       $ 60,711,266             9.3%
      Texas      $ 56,199,377             8.6%
    New York     $ 53,903,832             8.3%
    Maryland     $ 35,704,975             5.5%

     Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disaster affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. The following geographic factors could impair the borrowers' ability to repay the mortgage loans:

     o economic conditions in regions where the borrowers and the mortgaged properties are located;

     o conditions in the real estate market where the mortgaged properties are located;

     o  changes in local governmental rules and fiscal policies; and

     o acts of nature (including earthquakes and floods, which may result in uninsured losses).

ENVIRONMENTAL RISKS

     Under federal, state and local environmental laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous substances affecting its property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous substances. The cost of any required remediation and the owner's liability is generally unlimited and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of unremediated hazardous substances may impair the value of a property. Certain laws impose liability specifically for release of asbestos into the air, and third parties may seek recovery from property owners or operators for injuries associated with exposure to asbestos.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver.

     An environmental site assessment ("ESA") of each of the Mortgaged Properties was performed (or prior assessments were updated) not more than 18 months prior to the Cut-Off Date, except with respect to 3 mortgage loans, representing approximately 0.8% of the Initial Pool Balance. In certain cases, environmental testing in addition to the ESA was performed. With respect to a number of the mortgaged properties, the ESAs revealed the existence of asbestos-containing materials, possible radon gas and other environmental matters. None of the environmental matters constituted a material violation of any environmental law in the judgment of the assessor, except with respect to one mortgage loan, representing 1.1% of the Initial Pool Balance, secured by the site of a former General Motors assembly line. General Motors Corporation has provided an indemnification for clean-up costs that extends until the later of two years from loan closing or two years from the closure of the state's enforcement action. General Motors Corporation is required to remediate contamination levels acceptable to state environmental regulatory authorities, and commenced such remediation in 1996.

     The ESAs for the Americold Pool Properties recommended additional investigation, removal and the possible remediation of petroleum contamination in the soil and ground water as a result of underground storage tanks at 3 Americold Pool Properties, and the remediation of lead-contaminated soil and transformer fluid at 2 Americold Pool Properties.

     It is possible that the ESAs did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the Mortgaged Properties, see "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the prospectus.


COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT

     Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related mortgage loan, property inspection reports were generally obtained which included limited information regarding compliance with the ADA. A portion of funds in the capital reserve escrow accounts established by certain borrowers are required to be used for costs associated with complying with the ADA. There can be no assurance that the related mortgaged properties will comply with the ADA in all respects once the related conditions are remedied, that such property-inspection reports identified all risks or conditions relating to the ADA or that amounts reserved (if any) are sufficient to pay such costs.

LITIGATION AND OTHER MATTERS AFFECTING THE MORTGAGED PROPERTIES OR BORROWERS


     One mortgage loan, representing approximately 1.0% of the Initial Pool Balance, is subject to pending litigation. The subject lawsuit involves claims by certain partners of the borrower against other partners alleging (i) misappropriation of refinancing proceeds belonging to the partnership and distribution of those proceeds to affiliates of the managing general partner;
(ii) failure to honor the partnership agreement's buy/sell provision; and (iii) payment of excessive management fees and reimbursement of expenses of the managing general partner beyond those permitted by the partnership agreement. The plaintiffs seek, among other things, dissolution of the partnership. We are not able to predict the outcome of this litigation. Resolution of such litigation in favor of the plaintiff partners may result in a prepayment of the mortgage loan (if the partnership is dissolved and the mortgaged property liquidated) or may otherwise impact the income derived from the mortgaged property, which may in turn impact the rate and timing of distributions to certificateholders.


     There may be other legal proceedings pending or threatened from time to time against the borrowers and the managers of the mortgaged properties and their affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs.


     In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower's ability to fulfill its obligations under the related mortgage loan.


OTHER FINANCINGS


     The mortgage loans generally prohibit incurring any additional debt secured by the mortgaged property without the consent of the lender. With respect to 8 mortgage loans, representing approximately 10.5% of the Initial Pool Balance, each borrower has debt secured by the related mortgaged property or affiliates of the borrowers have obtained a loan secured by the equity interests in such borrowers (in each case, "Subordinate Debt"), in addition to the debt owed under the mortgage loan. The AIMCO Multifamily Pool Borrower has Subordinate Debt with an original principal balance of $29,877,414. The borrower under another mortgage loan (identified on Annex A to this prospectus supplement as "Washington Monarch Hotel"), representing approximately 2.5% of the Initial Pool Balance, has Subordinate Debt with an original principal balance of $8,250,000. In addition as described under "The Mortgage Pool-- Significant Mortgage Loans--Americold Pool: The Borrower; the Properties--The Loan," each of the Americold Pool Properties secures a pari passu mortgage loan not included in the mortgage pool with an original principal balance of $148,500,000. Generally, each holder of Subordinate Debt has executed an agreement pursuant to which such holder of Subordinate Debt has agreed to subordinate such Subordinate Debt to the applicable mortgage loan. In addition, under certain circumstances, the terms of certain of the mortgage loans would allow the related borrowers to incur additional Subordinate Debt or debt that is not secured by the related mortgaged property or the equity interests in the borrower.


     When a mortgage loan borrower (or its constituting members) also has one or more other outstanding loans (even if subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.


     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the trust's ability to foreclose would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

     Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.


EFFECT OF BORROWER DELINQUENCIES AND DEFAULTS

     The rate and timing of mortgage loan delinquencies and defaults will affect:

     o  the aggregate amount of distributions on the offered certificates;

     o  the yield to maturity of the offered certificates;

     o  the rate of principal payments on the offered certificates; and

     o  the weighted average lives of the offered certificates.

     When defaults occur, a borrower bankruptcy filing, lengthy foreclosure proceedings or adverse local market conditions may reduce or delay recoveries. Defaults can also have the effect of accelerating repayment of principal, if a servicer declares the mortgage loan payable in full after the default (assuming the amounts owed are actually collected).

     Generally, the mortgage loans were originated within twelve months of the Cut-Off Date. Therefore, the mortgage loans do not have a long standing payment history.

     If you assume a rate of default and an amount of losses on the mortgage loans to calculate your expected yield to maturity and the actual default rate or amount of losses allocable to your class of certificates is higher, your actual yield to maturity will be lower than expected. Under certain extreme scenarios, the yield could be negative. The timing of any loss on a liquidated mortgage loan will also affect the actual yield to maturity of the class of offered certificates to which any of such loss is allocable, even if the overall rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater is the effect on your yield to maturity. Losses will also reduce the notional amount of the Class X Certificates, and notwithstanding their senior priority in interest distributions with the Class A Certificates, the amount and timing of losses could have a significant adverse effect on the yield of the Class X Certificates.

     Also, if:

     o a servicer agrees to an extension of the maturity of a mortgage loan that the related borrower cannot pay in full when due, or

     o the related borrower does not repay a mortgage loan with a hyperamortization feature by its Anticipated Repayment Date,

the extension of maturity will increase the weighted average life of your certificates and reduce your yield to maturity.

     As described in more detail under "The Pooling Agreement--Advances," the Master Servicer will receive interest on unreimbursed advances of principal, interest and servicing expenses. It must recover advances either from amounts received on the mortgage loan for which it made such advances (in the form of late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such mortgage loan, or, if the advance is nonrecoverable, from the trust. Interest on the advance accrues until the Master Servicer recovers the advance. The Master Servicer's right to receive interest is prior to the rights of certificateholders to receive distributions on the certificates. Therefore, because of the accrual of such interest, losses may be allocated to the offered certificates.

     Also, with respect to each mortgage loan serviced by the Special Servicer, the Special Servicer will receive certain compensation to which the Special Servicer is entitled prior to the right of certificateholders to receive distributions on the certificates. Consequently, it is possible that shortfalls resulting from such compensation will be allocated to the offered certificates with respect to any mortgage loan which is a specially serviced mortgage loan. See "The Pooling Agreement--Special Servicer" in this prospectus supplement.

     Even if losses do not occur, delinquencies and defaults on the mortgage loans may significantly delay the receipt of payments by an investor, if advances of principal and interest or the subordination of another class of certificates does not fully offset the delinquency or default. The Special Servicer can extend and modify mortgage loans that are in default or nearly in default, including extending the date on which a Balloon Payment is due. The Special Servicer must comply with the Pooling Agreement's requirements for those modifications. The Master Servicer's obligation to make advances of principal and interest on a mortgage loan with a delinquent Balloon Payment is limited as described under "The Pooling Agreement--Advances" herein. Until liquidation of a mortgage loan with a delinquent Balloon Payment, investors entitled to principal will receive, in connection with that mortgage loan, only payments made by the borrower, if any, and any advance of principal and interest made by the Master Servicer. Consequently, any delay in the receipt of a Balloon Payment will extend the weighted average life of the offered Certificates.

     In addition, 19 mortgage loans, representing approximately 27.4% of the Initial Pool Balance, require the borrower to pay interest (which may be capitalized) at an increased rate after a date (each, an "Anticipated Repayment Date") specified in the mortgage loan documents, and to use excess property cash flow to pay mortgage loan principal after that date. Though the borrower can avoid these additional payments by prepaying the mortgage loan, if it fails to do so it may be unable to pay the Balloon Payment at maturity resulting from the increased interest.


BALLOON PAYMENTS

     267 of the mortgage loans, representing approximately 91.8% of the Initial Pool Balance, are expected to have substantial remaining principal balances as of their respective Anticipated Repayment Dates or stated maturity dates. 248 of such mortgage loans, representing approximately 64.4% of the Initial Pool Balance, require amounts of principal due and payable on their maturity dates (each such amount, after application of monthly payments due on or prior to their maturity dates, a "Balloon Payment") at stated maturity, and 19 of such mortgage loans, representing approximately 27.4% of the Initial Pool Balance, would require a substantial payment at their Anticipated Repayment Date. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans.

     A borrower's ability to repay a loan on its Anticipated Repayment Date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects, which fluctuate over time;

     o  the prevailing interest rates;

     o  the fair market value of the related properties;

     o  the borrower's equity in the related properties;

     o  the borrower's financial condition;

     o  the operating history and occupancy level of the property;

     o  the tax laws; and

     o  prevailing general and regional economic conditions.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

SPECIAL CONSIDERATIONS RELATING TO AIMCO MULTIFAMILY POOL LOAN

     The amended bankruptcy reorganization plan pursuant to which the AIMCO Multifamily Pool Loan, which represents approximately 5.9% of the Initial Pool Balance, was made, may operate to require court approval for the borrower to refinance the mortgaged properties or to restructure the AIMCO Multifamily Pool Loan. Such plan provides that court approval is not required for a restructuring or refinancing of the secured debt on the mortgaged properties (which includes the AIMCO Multifamily Pool Loan) if:

     (1) such restructuring or refinancing does not increase the aggregate principal balance of or debt service of the AIMCO Multifamily Pool Loan,

     (2) the proceeds of the restructure or refinancing are used to satisfy the existing secured and unsecured claims against the borrower in the order and manner provided for in the amended bankruptcy plan, and

     (3) certain persons consent in writing to such restructure or refinance.


     We cannot assure you that the borrower will be able to meet the conditions described above. These conditions could accordingly limit the ability of the borrower to refinance the AIMCO Multifamily Pool Loan. As a result, the borrower might not be able to repay the AIMCO Multifamily Pool Loan at maturity without selling the underlying mortgaged properties.

     The amended bankruptcy plan could also restrict the ability of the Special Servicer to restructure or modify the AIMCO Multifamily Pool Loan if the borrower were unable to pay the AIMCO Multifamily Pool Loan in accordance with its terms. Therefore, if the AIMCO Multifamily Pool Loan was to become troubled, the Special Servicer's remedies may be limited to foreclosing on the mortgaged properties.

     Upon a sale of the underlying mortgaged properties, the borrower would be required to satisfy from the proceeds of such sale the then outstanding principal balance and all other amounts due and owing under the AIMCO Multifamily Pool Loan and all amounts due and owing under the subordinated debt secured by such mortgaged properties. Each of the 15 notes which in the aggregate evidence the AIMCO Multifamily Pool Loan has an unpaid principal balance called the AIMCO Multifamily Pool Agreed Valuation Amount (to which the holders of the Certificates other than the Class Q Certificates are entitled) and a larger face amount that is payable only in the event of a default under the AIMCO Multifamily Pool Loan. The difference between the unpaid principal balance and the larger face amount at all times will aggregate approximately $42.2 million (the "AIMCO Multifamily Pool Conditional Debt"), and only the Class Q Certificates are entitled to any payments received in respect of the AIMCO Multifamily Pool Conditional Debt. The implementation of the AIMCO Multifamily Pool Conditional Debt arrangement may have allowed certain owners of the AIMCO Multifamily Pool Borrower to defer to a later date income taxes that may have otherwise been due if there had been a discharge of the AIMCO Multifamily Pool Conditional Debt.

     If the AIMCO Multifamily Pool Borrower were to pay the AIMCO Multifamily Pool Loan in accordance with its terms, it would not be required to pay the AIMCO Multifamily Pool Conditional Debt. As a result, the cancellation of the AIMCO Multifamily Pool Conditional Debt could create income taxable to certain owners as ordinary income for federal, state and local income tax purposes in the year in which the debt is forgiven. Repayment of the AIMCO Multifamily Pool Agreed Valuation Amount could therefore lead to a significant tax liability. Even if proceeds from the sale of the mortgaged properties would be sufficient to repay the AIMCO Multifamily Pool Loan at the AIMCO Multifamily Pool Agreed Valuation Amount and the other secured indebtedness of the borrower, if the proceeds are insufficient to also pay the tax liability resulting from the disposition or sale of the AIMCO Multifamily Pool Properties, the potential tax liability to the AIMCO Multifamily Pool Borrower or its owners could cause the borrower to attempt to delay such sale, including the possibility of filing for bankruptcy protection. This risk may be increased since the borrower does not meet all the indicia of a special purpose entity. See "Description of the Mortgage Pool--Significant Mortgage Loans--AIMCO Multifamily Pool: The Borrower; The Properties" in this prospectus supplement.

     In the event of a default on any of the notes evidencing the AIMCO Multifamily Pool Loan, the Master Servicer and Special Servicer will be obligated under the Pooling Agreement to apply payments or other receipts on or with respect to such note to payment in full of the portion of the note to which the holders of the Certificates other than the Class Q Certificates are entitled before payments are applied to the portion representing the AIMCO Multifamily Pool Conditional Debt, to which the Class Q Certificates are entitled.


GROUND LEASES AND OTHER LEASEHOLD INTERESTS

     21 mortgage loans, representing approximately 21.9% of the Initial Pool Balance, are secured in whole or in part by leasehold interests. Under Section 365(h) of the Bankruptcy Code, ground lessees may remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the ground lessor or its bankruptcy trustee. The leasehold mortgages generally provide that the borrower needs the prior approval of the lender in order to elect to treat the ground lease as terminated because of any such bankruptcy of, and rejection by, the ground lessor. In the event of a bankruptcy of a ground lessee/borrower, the Bankruptcy Code permits the ground lessee/borrower to assume (continue) or reject (terminate) any or all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to force the bankrupt ground lessee/borrower to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the lease or in the mortgage.


ATTORNMENT CONSIDERATIONS

     Some of the tenant leases, including the anchor tenant leases, contain attornment provisions that require the tenant to recognize as landlord under the lease a successor owner of the property following foreclosure. Some of the leases, including the anchor tenant leases, may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain the attornment provisions described above, such leases may terminate upon the transfer of the property in a foreclosure. Accordingly, after foreclosure of a mortgaged property located in such a state, the termination of leases without attornment provisions could cause a further decline in value of the mortgaged property, particularly if the tenants were paying above-market rents. If a mortgage is subordinate to a lease, the lender will not be able to evict a tenant after foreclosure, unless the lender and the tenant agree otherwise. If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will control.


STATE LAW LIMITATIONS ON REMEDIES

     Certain jurisdictions (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage, and some courts have viewed the term "judicial action" broadly. The Pooling Agreement will require the Master Servicer or Special Servicer to obtain legal advice prior to enforcing any rights under the mortgage loans that relate to properties where the rule could be applicable. In addition, the Master Servicer or Special Servicer may be required to foreclose on properties in states where the "one action" rules apply before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

     Because of these considerations, the ability of the Master Servicer and Special Servicer to foreclose on the mortgage loans may be limited by the application of state laws. Such actions could also subject the Trust Fund to liability as a "mortgagee-in-possession" or result in equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. The servicers will be required to consider these factors in deciding what alternative to pursue after a default.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer must retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate (currently 35%). In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or net leasing the mortgaged property.

     One of the mortgage loans, representing approximately 1.1% of the Initial Pool Balance, is secured by a hospital in Puerto Rico. At any time subsequent to the acquisition of a mortgaged property located in Puerto Rico pursuant to a foreclosure or deed in lieu of foreclosure, the Trust Fund will be subject to 29% Commonwealth of Puerto Rico withholding tax on gross rental income from the mortgaged property if it is not deemed to be engaged in a trade or business within Puerto Rico. The Trust Fund could also be subject to taxation of gain or loss and tax return filing requirements in Puerto Rico upon disposition of such a mortgaged property. Any such taxes would reduce the net proceeds available to be distributed to certificateholders in respect of such a defaulted mortgage loan. You should consult your own tax advisors regarding the specific tax consequences of ownership of a property located in Puerto Rico by the Trust Fund.


ZONING COMPLIANCE AND USE RESTRICTIONS

     Due to changes in zoning requirements after certain of the mortgaged properties were constructed, those mortgaged properties may not comply with current zoning laws, including density, use, parking and set-back requirements. The operation of these properties is considered to be a "permitted non-conforming use." This means that the borrower is not required to alter its structure to comply with the new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following such loss. If a substantial casualty were to occur, it is expected that insurance proceeds would be available to pay the mortgage loan in full. Such proceeds may not be sufficient to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties are subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions include, for example, limitations on the character of the improvements thereon, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


EARTHQUAKE INSURANCE, FLOOD AND OTHER INSURANCE

     The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 27.9% of the mortgaged properties (by Initial Pool Balance) are located in California, Florida and Texas, states that have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if construction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     Recently, certain areas of the United States and Puerto Rico have experienced hurricanes and/or floods. We have been informed that the hotel property securing 1 mortgage loan (representing approximately 0.07% of the Initial Pool Balance) has sustained damage to certain of the rooms and general facilities which is in the process of being restored. However, we cannot assure that the borrower will be able to completely restore the property. In addition, we cannot assure you that other properties securing the mortgage loans have not sustained similar damage.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


SPECIAL SERVICER ACTIONS

     The Special Servicer may take actions with respect to the servicing of mortgage loans it services that could adversely affect the holders of some or all of the classes of offered certificates. A representative of the Controlling Class, whose interests may differ from those of the holders of the other classes of certificates, may review and reject the actions of the Special Servicer. See "The Pooling Agreement--Special Servicer." As a result, such representative may cause the Special Servicer to take actions which conflict with the interests of certain classes of certificates.


POSSIBLE CONFLICT OF INTEREST OF SPECIAL SERVICER

     The Special Servicer or its affiliates may purchase some of the certificates. This could cause a conflict between the Special Servicer's duties as Special Servicer and its interest as an investor. However, the Special Servicer must administer the mortgage loans (other than the Americold Pool
Loan) in accordance with the servicing standard included in the Pooling Agreement, without regard to ownership of any certificate by the Special Servicer or any of its affiliates.


LIMITATIONS WITH RESPECT TO REPRESENTATIONS AND WARRANTIES

     Certain persons will make certain limited representations and warranties regarding the mortgage loans for which it is acting as a responsible party in the Pooling Agreement. See "Description of the Mortgage Pool--Representations and Warranties" in this prospectus supplement and Annex B to this prospectus supplement for a summary of such representations and warranties. A material breach of such representations and warranties could obligate such person to repurchase the mortgage loan, in which case, the proceeds of such repurchase would be passed through to certificateholders in the same manner as a principal prepayment.

     If a responsible party is required to but does not cure or remedy a breach of a representation or warranty, payments on the offered certificates may be substantially less than such payments would be if such person had cured or remedied the breach.

     The obligation of a responsible party to cure a breach or repurchase a mortgage loan will constitute the only remedy available to holders of certificates for a breach of a representation or warranty. No other party will be obligated to cure or repurchase a mortgage loan in the event of a breach if the related reponsible party does not fulfill its obligations.


SERVICING OF THE AMERICOLD POOL LOAN

     The Americold Pool Loan is secured by 29 cold storage warehouses. Each of these properties also serves as security for another loan made by GSMC to the related borrower on April 22, 1998 (the "Other Americold Pool Loan"). The Other Americold Pool Loan is included in the trust fund created in connection with the issuance of GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1998-GL II ("Series 1998-GL II").

     In connection with the origination of the Americold Pool Loan, the trustee (the "Other Trustee") of Series 1998-GL II and GSMC entered into a co-lender agreement (the "Co-Lender Agreement"). The Other Trustee is the mortgagee of record of each property. Under the terms of the Co-Lender Agreement, the servicer of Series 1998-GL II (which is currently also the Master Servicer for the Series 1998-C1 Certificates) will service both the Americold Pool Loan and the Other Americold Pool Loan and the special servicer of Series 1998-GL II (which is currently also the Special Servicer for the Series 1998-C1 Certificates) will, to the extent necessary, specially service both the Americold Pool Loan and the Other Americold Pool Loan, in each case under the terms of the Co-Lender Agreement and the pooling and servicing agreement related to Series 1998-GL II.


     As a result of the foregoing, actions relating to the servicing of the Americold Pool Loan will be taken pursuant to the Series 1998-GL II pooling and servicing agreement. In the event the identity of the master servicer and/or the special servicer for Series 1998-GL II becomes different from the identity of the Master Servicer and the Special Servicer for the Series 1998-C1 Certificates, the Master Servicer will thereafter not directly service the Americold Pool Loan (except that the Master Servicer will be required to advance delinquent payments and a pro rata portion of property protection expenses), and neither the Special Servicer nor the Controlling Class will have the ability to direct any foreclosure or workout of the Americold Pool Loan.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE


     Your certificates will not be listed on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ and there is currently no secondary market for your certificates. While Goldman, Sachs & Co. currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing level of interest rates.


BOOK-ENTRY REGISTRATION


     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a "certificateholder", or holder of record of your certificates.


RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE


     We are aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.


     We have been advised by each of the Master Servicer, the Special Servicer and the Trustee that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 ready or (ii) acquire computer systems that are year 2000 ready in each case prior to January 1, 2000. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 ready, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially and adversely affect your investment.


OTHER RISKS


     See "Risk Factors" in the accompanying prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL


     The assets of the trust created pursuant to the Pooling Agreement (the "Trust Fund") will consist of a pool of fixed rate mortgage loans (the "Mortgage Loans") with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of approximately $1,861,517,825 (with respect to each Mortgage Loan, the "Cut-Off Date Balance", and in the aggregate, the "Initial Pool Balance"). Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") creating a first lien on a fee simple or leasehold interest in a retail, hotel, office, multifamily, industrial, health care-related or self-storage property or a mobile home community (each, a "Mortgaged Property"). All of the Mortgage Loans are nonrecourse loans. Therefore, in the event of a borrower default, recourse may be had only against the specific property and such limited other assets as have been pledged to secure a Mortgage Loan, and not against the borrower's other assets. Except as otherwise indicated all percentages of the Mortgage Loans described herein are approximate percentages of the Initial Pool Balance.



     Of the Mortgage Loans to be included in the Trust Fund:


      o 150 Mortgage Loans, representing approximately 31.7% of the Initial Pool Balance, were originated by AMRESCO Capital, L.P. ("ACLP") or a predecessor entity (the "ACLP Loans"),


      o 96 Mortgage Loans, representing approximately 25.5% of the Initial Pool Balance, were originated by Archon Financial, L.P. (the "Archon Loans"),


      o 70 Mortgage Loans, representing approximately 16.1% of the Initial Pool Balance, were originated by Central Park Capital, L.P. (the "CPC Loans"),


      o 4 Mortgage Loans, representing approximately 20.8% of the Initial Pool Balance, were originated by Goldman Sachs Mortgage Company (the "GSMC Loans"),


      o 1 Mortgage Loan, representing approximately 5.9% of the Initial Pool Balance, was originated by by MF-VMS, LLC (the "AIMCO Multifamily Pool Loan"), and


      o 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, was originated by Falcon Financial, LLC (the "Falcon Loan").


     The originators of the Mortgage Loans are referred to herein as the "Originators". The CPC Loans and Archon Loans were originated for sale to GSMC. All the ACLP Loans were originated for sale to AMRESCO Capital Limited, Inc. ("ACLI") or AMRESCO Commercial Mortgage Funding, L.P. ("ACMFLP") (such ACLP Loans acquired by ACLI and ACMFLP being respectively referred to as the "ACLI Loans" and the "ACMFLP Loans"), and were underwritten generally in conformity with the guidelines of ACLP. GSMC has acquired the ACLP Loans, the CPC Loans, the AIMCO Multifamily Pool Loan and the Archon Loans. The Seller will acquire the Mortgage Loans from GSMC (or an affiliate thereof) and Falcon Financial, LLC (collectively, the "Loan Sellers") on or before the Closing Date. The Seller will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling Agreement.

ADDITIONAL MORTGAGE LOAN INFORMATION


                     GENERAL MORTGAGE LOAN CHARACTERISTICS
             (AS OF THE CUT-OFF DATE, UNLESS OTHERWISE INDICATED)



                                                   GROUP 1              GROUP 2                 ALL
                                                MORTGAGE LOANS       MORTGAGE LOANS      MORTGAGE LOANS(7)
                                             -------------------  ------------------- ----------------------
Initial Cut-Off Date Balance(1) ...........    $1,211,297,197         $650,220,628        $1,861,517,825
Number of Mortgage Loans ..................               186                  137                   322
Number of Mortgaged Properties ............               259                  162                   421
Average Mortgage Loan Balance .............         6,512,351            4,746,136             5,781,111
Weighted Average Mortgage Rate ............            7.338%               7.433%                7.371%
Range of Mortgage Rates ...................  6.160% -- 9.470%     6.370% -- 8.500%      6.160% -- 9.470%
Weighted Average Remaining Term to
 Maturity (months)(2) .....................               132                  115                   126
Range of Remaining Terms to Maturity
 (months)(2) ..............................         69 -- 251            81 -- 120             69 -- 251
Weighted Average Original Amortization
 Term (months)(3) .........................               313                  338                326(8)
Range of Original Amortization Terms
 (months) .................................        144 -- 360           180 -- 360            144 -- 360
Weighted Average DSCR(4) ..................             1.59x                1.42x                 1.53x
Range of DSCRs(4) .........................    1.00x -- 2.85x       1.13x -- 2.14x        1.00x -- 2.85x
Weighted Average LTV(5) ...................             66.7%                72.7%                 68.8%
Range of LTVs(5) ..........................    40.4% -- 97.1%       49.4% -- 89.7%        40.4% -- 97.1%
Weighted Average LTV at Maturity(6) .......             45.7%                62.6%                 51.6%
Percentage of Initial Pool Balance made
 up of:
 Fully Amortizing Loans ...................             12.6%                 0.0%                  8.2%
 Balloon Mortgage Loans ...................             48.2%                94.5%                 64.4%
 ARD Loans ................................             39.1%                 5.5%                 27.4%
 Defeasance Loans .........................             74.7%                58.7%                 69.2%

----------
(1)   Subject to a permitted variance of plus or minus 5%.

(2) In the case of the ARD Loans, this calculation assumes that the Mortgage Loans pay off on their Anticipated Repayment Dates.

(3) "Weighted Average Original Amortization Term" reflects the fact that certain Mortgage Loans provide for Monthly Payments based on amortization schedules longer than the remaining stated terms of such Mortgage Loans.

(4) "DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the annual debt service for such Mortgaged Property.

(5) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan as of the date of the original appraisal (or, in certain cases, as updated in contemplation of this transaction).

(6) "LTV at Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-Off Date, except that the Cut-Off Date Balance used to calculate the LTV as of the Cut-Off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, or the Anticipated Repayment Date with respect to ARD Loans. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the Maturity Date, or the Anticipated Repayment Date, with respect to ARD Loans, is the same as the appraised value as of the date of the original appraisal. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value.

(7) Because individual component loans of the AIMCO Multifamily Pool Loan have been allocated to both Group 1 Mortgage Loans and Group 2 Mortgage Loans, for purposes of this Prospectus Supplement the aggregate number of Mortgage Loans in the Mortgage Pool does not reflect the aggregate of Group 1 and Group 2 Mortgage Loans.

(8) Does not include 2 Mortgage Loans which pay interest only over their respective terms.


     Where a Mortgage Loan is secured by multiple properties, statistical information in this Prospectus Supplement relating to geographical locations and property types of the Mortgaged Properties is based on the principal balance allocated to such property (each, an "Allocated Loan Amount"). The Allocated Loan Amount, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties. In addition, other than as specifically set forth with respect to the Americold Pool Loan, the AIMCO Multifamily Pool Loan, the EPT Pool Loan and the Skyline City Pool Loan under "--Significant Mortgage Loans" below, wherever information is presented in this Prospectus Supplement with respect to LTVs or DSCRs, the LTV or DSCR of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties is assumed to be the weighted average LTV or DSCR of such Mortgage Loan.


REPRESENTATIONS AND WARRANTIES

     Pursuant to the Pooling Agreement, the Loan Sellers will make certain representations and warranties concerning the Mortgage Loans sold by them to the Seller (other than the ACLI Loans and the ACMFLP Loans). In addition, ACLI will make such representations and warranties with respect to the ACLI Loans and ACMFLP will make such representations and warranties with respect to the ACMFLP Loans. Furthermore, GSMC will make a representation and warranty regarding its ownership of the ACLI Loans and ACMFLP Loans immediately prior to the Closing Date (assuming that the corresponding representations and warranties made by ACLI and ACMFLP immediately prior to their sale of the ACLI Loans and the ACMFLP Loans, as the case may be, to GSMC are true and correct). Each of ACLI, ACMFLP, GSMC and Falcon are referred to herein as a "Responsible Party". Each Responsible Party will be obligated to cure any breach of such representations and warranties or to repurchase any Mortgage Loan as to which exists a breach of any such representation or warranty or a document defect that in either case materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan. Each Responsible Party will be required to repurchase any Mortgage Loan or cure any such breach in all material respects within 90 days of receiving notice thereof, subject to extension for an additional 90 days if the Responsible Party is diligently pursuing a cure. The sole remedy available to the Trustee or the Certificateholders is the obligation of the Responsible Party to cure or repurchase any Mortgage Loan in connection with which there has been a breach of any such representation or warranty which materially and adversely affects the value of the Mortgage Loan or the interest of the Certificateholders in such Mortgage Loan. The Responsible Parties will make the representations and warranties set forth in Annex B in this prospectus supplement.



CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     313 of the Mortgage Loans, representing approximately 75.5% of the Initial Pool Balance, have due dates upon which interest and principal payments are due under the related Mortgage Note (each such date, a "Due Date") that occur on the first day of each month. 2 Mortgage Loans, representing approximately 1.0% of the Initial Pool Balance, have Due Dates that occur on the 10th day of each month. 6 Mortgage Loans, representing approximately 23.5% of the Initial Pool Balance, have Due Dates that occur on the 11th day of each month. All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates. 3 of the Mortgage Loans, representing approximately 3.8% of the Initial Pool Balance, provide for monthly payments of interest only over a fixed period of time after origination. Approximately 91.8% of the Mortgage Loans (by Initial Pool Balance) provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans (each, a "Balloon Mortgage Loan"). 2 of the Mortgage Loans, representing approximately 1.2% of the Initial Pool Balance, provide for monthly payments of interest only over its term and the payment of the entire principal amount at maturity. Thus, such Mortgage Loans will have Balloon Payments due at their stated maturity dates, unless prepaid prior thereto. For purposes of determining principal distributions on the Class A-1, Class A-2 and Class A-3 Certificates, the Mortgage Pool consists of two groups (each, a "Loan Group", and "Group 1" and "Group 2" respectively). Each Loan Group consists of those Mortgage Loans designated as such on Annex A hereto.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Master Servicer (or, with respect to Specially Serviced Mortgage Loans, the Special Servicer), or, with respect to the Americold Pool Loan, the Series 1998-GLII Master Servicer (or, if the Americold Pool Loan becomes specially serviced, the Series 1998-GL II Special Servicer) will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of the assumption fee. Certain of the Mortgages provide that such consent may not be unreasonably withheld, so long as (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer will not result in a qualification, downgrade or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Master Servicer or the Special Servicer, as described herein and as provided in the Pooling Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus. The Seller makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

     For a description of the exceptions to the general prohibition against transfer, sale, assignment, conveyance or other disposal of legal or equitable title to or any interest in the Mortgaged Properties securing the four largest Mortgage Loans, see "Significant Mortgage Loans--Americold Pool: The Borrower; The Properties--Transfer of Property and Interest in the Americold Pool Borrower; Encumbrances, AIMCO Multifamily Pool; The Borrower; The Properties--Transfer of Property and Interest in the AIMCO Multifamily Pool Borrower; Encumbrances, Entertainment Properties Trust Pool: The Borrower; The Properties--Transfer of Property and Interest in the EPT Pool Borrower; Encumbrances, Skyline City Pool: The Borrowers; The Properties--Transfer of Property and Interest in the Skyline City Pool Borrower; Encumbrances" in this Prospectus Supplement.

     ARD Loans. 19 of the Mortgage Loans (the "ARD Loans"), representing approximately 27.4% of the Initial Pool Balance (including the Americold Pool Loan, the Skyline City Pool Loan, and the EPT Pool Loan), contain a hyper-amortization feature, which provides that if after an Anticipated Repayment Date the related borrower has not prepaid the ARD Loan in full, any principal outstanding on such date will accrue at an increased rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). Generally, each Anticipated Repayment Date is not more than 120 months after the first Due Date for the related ARD Loan. 15 of the Group 1 Mortgage Loans and 4 of the Group 2 Mortgage Loans, representing 39.1% and 5.5%, respectively, of the aggregate principal balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, as of the Cut-Off Date, are ARD Loans. The Revised Rate for any ARD Loan will generally be equal to the sum of (x) the Initial Rate, plus (y) 2% per annum, or in the case of 3 Mortgage Loans, representing approximately 11.5% of the Initial Pool Balance, including the Skyline City Pool Loan and the EPT Pool Loan, the Revised Rate will be equal to the greater of (x) the sum of (i) the Initial Rate, plus (ii) 2% per annum and
(y) 2% above the yield (the "Treasury Rate"), calculated by linear interpolation of the yields, of U.S. Treasury obligations with terms (one longer and one shorter) most nearly approximating that of noncallable U.S. Treasury obligations having maturities as close as possible to the maturity date for the applicable Mortgage Loan or in the case of 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, the Revised Rate will be equal to the greater of (x) the sum of (i) the Initial Rate, plus (ii) 5% per annum and (y) 5% above the Treasury Rate. Pursuant to the terms of the Pooling Agreement, neither the Master Servicer nor the Special Servicer will be permitted to enforce any increase in the Initial Rate of any ARD Loan above an increase of 2.00% per annum.

     Following the Anticipated Repayment Date, each ARD Loan generally requires that all cash flow available from the related Mortgaged Property after payment of the constant monthly payment required under the terms of the related loan documents and all escrows, reserves and expenses required under the related loan documents will be used to accelerate amortization of principal on such ARD Loan (such available cashflow, "Excess Cashflow"). With respect to each ARD Loan interest will generally continue to accrue at the Initial Rate and be payable on a current basis after the Anticipated Repayment Date, and the payment of interest at the excess of the Revised Rate over the Initial Rate for such ARD Loan ("Excess Interest") will be deferred and will be paid, together with any interest thereon, only after the outstanding principal balance of the ARD Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the borrower on the applicable Anticipated Repayment Date.

     Defeasance; Collateral Substitution. The terms of 198 of the Mortgage Loans (the "Defeasance Loans"), which include the Americold Pool Loan, the EPT Pool Loan and the Skyline City Pool Loan, representing approximately 69.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided no event of default exists) after a specified period (the "Defeasance Lock-out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lock-Out Period is generally three years from the date of origination (and with respect to 29 Defeasance Loans, representing approximately 30.3% of the Initial Pool Balance, the earlier of approximately three years from the date of origination and two years from the Closing Date).

     Approximately 74.7% of the Group 1 Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, are Defeasance Loans. The Defeasance Lock-out Period of 13 Group 1 Defeasance Loans, representing approximately 41.4% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date, ends the earlier of approximately three years from the date of origination and two years from the Closing Date. The Defeasance Lock-out Period of 2 Group 1 Defeasance Loans, representing approximately 0.26% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date, ends five years after the date of origination. The Defeasance Lock-out Period of 1 Mortgage Loan in Group 1, representing approximately 0.17% of the aggregate principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date, ends eight years after the date of origination. The Defeasance Lock-out Period of the remaining Group 1 Defeasance Loans ends three years after the date of origination. 58.7% of the Group 2 Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, are Defeasance Loans. The Defeasance Lock-out Period of 16 Group 2 Defeasance Loans, representing approximately 9.6% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-Off Date, ends the earlier of approximately three years from the date of origination and two years from the Closing Date. The Defeasance Lock-out Period of 1 Group 2 Mortgage Loan, representing approximately 0.44% of the aggregate principal balance of the Group 2 Mortgage Loans as of the Cut-Off Date, ends eight years after the date of origination. The Defeasance Lock-out Period of the remaining Group 2 Defeasance Loans ends three years after the date of origination.

     The Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date of such defeasance and (b) the borrower (A) paying on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith,
(iii) an amount (the "Defeasance Deposit") that will be sufficient to (x) purchase direct non-callable obligations of the United States of America providing payments (1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date or in the case of an ARD Loan, the related Anticipated Repayment Date, and (2) in amounts equal to the scheduled payments due (or assumed balloon payment on ARD Loans) on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (y) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (B) delivering a security agreement granting the Trust Fund a first priority lien on the Defeasance Deposit and the U.S. government obligations purchased with the Defeasance Deposit and an opinion of counsel to such effect.

     The Defeasance Loans secured by more than one Mortgaged Property generally require that prior to the release of a related Mortgaged Property, (i) a specified percentage (generally 125%, with a minimum of 100% and a maximum of 182%) of the Allocated Loan Amount for such Mortgaged Property be defeased, provided that in no event will the specified percentage be greater than the outstanding principal balance of the Mortgage Loan or, (ii) a minimum debt service coverage ratio test (not less than the underwritten debt service coverage ratio), be satisfied for the remaining Mortgaged Properties.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower (except with respect to the Americold Pool Borrower, as to which the Series 1998-GLII Master Servicer will be so obligated) at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

     In general, a successor borrower established or designated by the Master Servicer (or, in the case of the Americold Pool Loan, the Series 1998-GL II Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related promissory note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Seller makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors--Special Prepayment Considerations" and "--Special Yield Considerations."


ESCROWS

     298 of the Mortgage Loans, representing approximately 86.8% of the Initial Pool Balance, provide for monthly escrows to cover property taxes on the Mortgaged Properties.

     278 of the Mortgage Loans, representing approximately 81.5% of the Initial Pool Balance, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties.

     270 of the Mortgage Loans, representing approximately 83.5% of the Initial Pool Balance, provide for monthly escrows to cover ongoing replacements and capital repairs.

     121 of the Mortgage Loans, representing approximately 60.3% of the Initial Pool Balance, that are secured by office, retail and industrial properties, and 34.6% of all Mortgage Loans, by Initial Pool Balance, provide for up-front or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Such escrows are typically considered for office, retail and industrial properties only.

     See Annex A to this Prospectus Supplement for additional information on the monthly escrows on the Mortgage Loans.


UNDERWRITING GUIDELINES

     The Originators have implemented guidelines establishing certain procedures with respect to underwriting mortgage loans originated by the Originators, as described more fully below. The Mortgage Loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the Mortgage Loans.

     Property Analysis. The Originators perform site inspections to evaluate the location and quality of each mortgaged property. Such inspections generally include an evaluation of functionality, design, attractiveness, visibility, and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The Originators also assess the submarket in which the property is located, which includes evaluating competitive or comparable properties as well as market trends. In addition, the Originators evaluate the property's age, physical condition, operating history, leases and tenant mix, and management.

     Cash Flow Analysis. The Originators review operating statements provided by the borrower and make adjustments in order to determine the Debt Service Coverage Ratio. See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans" above.

     Appraisal and Loan-to-Value Ratio. For each mortgaged property, the Originators obtain a current full narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. The Originators determine the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal. With respect to certain of the Mortgage Loans, an updated appraisal was obtained in connection with this transaction.

     Evaluation of Borrower. The Originators evaluate the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation generally includes obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. In addition, in general, each borrower for loans above a minimum loan amount is required to be organized as a single-purpose, bankruptcy-remote entity, and the Originators review the organizational documents of the borrower to verify compliance with such requirement. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals thereof may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements and unauthorized transfer of title to the property. The Originators evaluate the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. The Originators obtain a current or updated ESA for each mortgaged property prepared by a qualified environmental firm approved by the Originators. The Originators or their designated agents review the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the Originator requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, or to establish an operations and maintenance plans and to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within twelve months (except with respect to de minimis amounts).

     Physical Assessment Report. The Originators obtain a current physical assessment report ("PAR") for each mortgaged property prepared by a qualified structural engineering firm approved by the Originators. The Originators review the PAR to verify that the mortgaged property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the Originators require the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the Originators or its counsel review, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on the most current standard policy form of the American Land Title Association ("ALTA") or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the Originators review, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the Originators may require based on the specific characteristics of the mortgaged property.

     Escrow Requirements. The Originators require substantially all borrowers to fund various escrows for taxes and insurance, replacement reserves, environmental remediation and capital expenditures in excess of available cash flow.

     Underwriting of the Mortgage Loans. In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the borrower was examined by the Responsible Party. In addition, the operating history of the Mortgaged Property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Responsible Party's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, adjustments in "Net Cash Flow". In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Responsible Party nor the Seller makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, the related Responsible Party or the borrower engaged independent accountants to review or perform certain procedures to verify such information.


ADDITIONAL INFORMATION

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered Certificates and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.


SIGNIFICANT MORTGAGE LOANS

AMERICOLD POOL: THE BORROWER; THE PROPERTIES

     THE LOAN. The "Americold Pool Loan" had a principal balance as of the Cut-Off Date of approximately $147,597,677 and is evidenced by a note (the "Americold Pool Note B") issued by Americold Real Estate, L.P. (the "Americold Pool Borrower"). The Americold Pool Note B is cross-collateralized and cross-defaulted with a pari passu note (the "Americold Pool Note A") issued by the Americold Pool Borrower with a principal balance as of the Cut-Off Date of $147,597,677 (the aggregate indebtedness represented by such notes being referred to herein as the "Total Americold Pool Loan"). The Total Americold Pool Loan had a principal balance as of the Cut-Off Date of approximately $295,195,354. The Americold Pool Loan was originated by GSMC on April 22, 1998. The portion of the Total Americold Pool Loan evidenced by the Americold Pool Note A is not included in the Mortgage Pool. The Americold Pool Loan is a non-recourse loan, secured by first priority mortgage and/or deed of trust liens encumbering the borrower's fee and leasehold interests in 29 cold storage warehouses located throughout the United States (the "Americold Pool Properties") and certain related collateral (including assignments of leases and rents and the funds in certain accounts). The Americold Pool Borrower owns fee title to 26 and leasehold title to 3 of the Americold Pool Properties. The mortgages encumbering the Americold Pool Properties are cross-collateralized and cross-defaulted. Each title insurance policy issued upon the origination of the Americold Pool Loan insures that each of the mortgages securing the Americold Pool Loan constitutes a valid and enforceable first lien on the Americold Pool Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policies.

     The Americold Pool Note A, among other mortgage loans, is included in a trust fund created in connection with the issuance of the Seller's Commercial Mortgage Pass-Through Certificates, Series 1998-GL II.

     THE BORROWER. The Americold Pool Borrower is a special purpose Delaware limited partnership, formed solely for the purpose of acquiring, owning, and operating the Americold Pool Properties. Americold Corporation ("Americold"), an affiliate of the Americold Pool Borrower, will operate and manage the Americold Pool Properties pursuant to the Americold Master Lease as described in "--Property Management; Master Lease" below. A joint venture between Vornado Realty Trust and Crescent Real Estate Equities Company (the "Joint Venture") acquired Americold and URS Logistics, Inc. ("URS") from Kelso Partners, L.P. on October 31, 1997. Since the acquisition, Americold and URS have been combined operationally as Americold Logistics with one management team under the umbrella of the Joint Venture. Individuals who are also directors and officers of Vornado Realty Trust and Crescent Real Estate Equities, Inc., control entities which indirectly own the Americold Pool Borrower. The economic interests in such entities are mostly held by Vornado Realty Trust and Crescent Real Estate Equities, Inc., respectively. Vornado Realty Trust and Crescent Real Estate Equities, Inc. are both publicly traded real estate investment trusts whose beneficial interests are listed on the New York Stock Exchange.


     THE PROPERTIES. The Americold Pool Properties are comprised of the Americold Pool Borrower's fee simple and leasehold interest in 29 cold storage warehouses. The Americold Pool Properties are located throughout the United States with a particular focus in the West, Pacific Northwest, and Northeast regions, and contain a total of approximately 155 million cubic feet of refrigerated space. The Americold Pool Properties are comprised of five National Distribution, six Regional Distribution, ten Regional Production, and eight Captive Production facilities. Americold's top ten customers by revenue (in alphabetical order) for 1997 were Con Agra, Dean Foods, Grandonet, HJ Heinz, JR Simplot, McCain, Nestle USA, New West Foods, Norpac Foods, and Unilever.


     Appraisals, dated as of March 1, 1998 determined an aggregate value for the Americold Pool Properties of approximately $520,600,000, resulting in a Cut-Off Date LTV Ratio of approximately 56.7%. The appraisals were prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--Limitations of Appraisals" herein. Structural and seismic risk assessments of certain of the Americold Pool Properties were performed in March 1998 by a third party structural engineering firm. Those properties included Jesse Street, Turlock 2, and Watsonville. The seismic reports determined seismic zones and concluded aggregate probable maximum loss ("PML"). The PML is commonly defined as the potential loss with a 90% confidence level given the occurrence of an earthquake within 475 years. For each of the three facilities, the PML is as follows: Jesse Street, $1,460,000 to $1,825,000, Turlock 2, $425,000 to $1,105,000, and Watsonville, $1,400,000 to $3,500,000. The
Americold Pool Borrower has obtained blanket earthquake insurance coverage in the full amount of such PMLs. The Property Condition Reports completed prior to origination of the Americold Pool Loan indicated that the Americold Pool Properties were generally in good physical condition but noted certain items of deferred maintenance for which approximately $543,006 in reserves was funded by the Americold Pool Borrower at the closing of the Americold Pool Loan. Phase I environmental site assessments dated January/February 1998, and Phase II environmental site assessments dated March 1998, were completed by a third party environmental consulting firm. The reports recommended additional investigation, removal, and the possible remediation of certain conditions. The Americold Pool Borrower funded $1,405,171 at the closing of the Americold Pool Loan for additional investigation and potential remediation requirements. The reports did not reveal any environmental liability, beyond which funds have been reserved, that the Seller believes would have a material adverse impact on the Americold Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--Environmental Risks" herein.


     At three of the Americold Pool Properties (Watsonville, California; Burley, Idaho; and Ash Street Denver, Colorado), all or a portion of the underlying land is leased to the Americold Pool Borrower pursuant to a ground lease. Americold assigned its interest in each such lease to the Americold Pool Borrower in connection with the closing of the Americold Pool Loan.

                       AMERICOLD POOL PROPERTIES SUMMARY




                                                                                NET
                                                                             RENTABLE
                                                              YEAR BUILT/     SQUARE
     PROPERTY           LOCATION          PROPERTY TYPE        RENOVATED      FOOTAGE
------------------ ----------------- ----------------------- ------------- ------------
Ash Street ....... Denver, CO        Regional Distribution   1976/1980        114,222
Bettendorf ....... Bettendorf, IA    Regional Distribution   1973/1977        336,000
Boston ........... Boston, MA        Regional Distribution   1969             218,316
Burley ........... Burley, ID        Captive Production      1959/1996        407,217
Burlington ....... Burlington, WA    Captive Production      1965/1968        194,000
Clearfield ....... Clearfield, UT    National Distribution   1973/1978        358,400
Connell .......... Connell, WA       Captive Production      1969/1971        232,500
E. Main Street ... Gloucester, MA    Regional Production     1962/1973        106,219
Fogelsville ...... Fogelsville, PA   National Distribution   1976/1997        717,077
Ft. Dodge ........ Ft. Dodge, IA     Regional Distribution   1979/1980        155,811
Hermiston ........ Hermiston, OR     Captive Production      1975             168,000
Jesse St. ........ Los Angeles, CA   National Distribution   1954/1980        147,600
Lois Avenue ...... Tampa, FL         Regional Distribution   1953              42,143
Milwaukie ........ Milwaukie, OR     Regional Distribution   1958/1988        196,626
Moses Lake ....... Moses Lake, WA    Captive Production      1967/1979        302,400
Nampa ............ Nampa, ID         Regional Production     1946/1974        364,000
Plant City ....... Plant City, FL    Regional Production     1956             806,400
Plover ........... Plover, WI        Captive Production      1978/1981        384,400
Rail Road Ave.     Gloucester, MA    Regional Production     1964              13,951
Rochelle ......... Rochelle, IL      National Distribution   1995             251,172
Rodgers St. ...... Gloucester, MA    Regional Production     1967             124,242
Rowe Square ...... Gloucester, MA    Regional Production     1955/1986        157,966
Salem ............ Salem, OR         Regional Production     1963/1981        498,400
Southgate ........ Atlanta, GA       National Distribution   1996             135,116
Turlock 2 ........ Turlock, CA       Regional Production     1985             108,400
Walla Walla ...... Walla Walla, WA   Regional Production     1960/1968        140,000
Wallula .......... Wallula, WA       Captive Production      1981              40,000
Watsonville ...... Watsonville, CA   Captive Production      1985             185,980
Woodburn ......... Woodburn, OR      Regional Production     1952/1979        277,440
                                                                              -------
Total/Weighted
 Average .........                                                          7,183,998
                                                                            =========



                        CUBIC                          CUT-OFF DATE      APPRAISED
                       SQUARE        UNDERWRITTEN     ALLOCATED LOAN     VALUE(1)       CUT-OFF
     PROPERTY          FOOTAGE     NET CASH FLOW(1)       AMOUNT       (AS OF 4/98)   DATE LTV(1)   DSCR(1)
------------------ -------------- ------------------ ---------------- -------------- ------------- ---------
Ash Street .......    2,750,000       $   462,849      $  1,757,790    $  6,200,000     56.7%         1.54x
Bettendorf .......    8,848,000         1,088,267         4,082,610      14,400,000     56.7%         1.56x
Boston ...........    3,067,994           606,267         2,098,008       7,400,000     56.7%         1.69x
Burley ...........   10,722,101         4,653,746         9,951,361      35,100,000     56.7%         2.74x
Burlington .......    4,656,000         1,783,553         4,479,530      15,800,000     56.7%         2.34x
Clearfield .......    8,601,600         3,016,924         7,881,705      27,800,000     56.7%         2.24x
Connell ..........    5,644,800         2,368,940         6,492,483      22,900,000     56.7%         2.14x
E. Main Street ...    1,862,768           714,605         2,353,171       8,300,000     56.7%         1.78x
Fogelsville ......   21,623,549         2,139,954        16,330,438      57,600,000     56.7%         0.77x
Ft. Dodge ........    3,067,994           346,861         1,346,694       4,750,000     56.7%         1.51x
Hermiston ........    4,032,000         2,739,870         6,662,592      23,500,000     56.7%         2.41x
Jesse St. ........    2,682,400           685,951         2,069,656       7,300,000     56.7%         1.94x
Lois Avenue ......      344,080            67,936           127,582         450,000     56.7%         3.12x
Milwaukie ........    4,688,624         2,131,188         5,358,425      18,900,000     56.7%         2.33x
Moses Lake .......    7,257,600         3,561,526         9,696,198      34,200,000     56.7%         2.15x
Nampa ............    7,981,000           680,270         5,783,697      20,400,000     56.7%         0.69x
Plant City .......      806,400           186,202           680,435       2,400,000     56.7%         1.60x
Plover ...........    9,363,200         5,024,753        13,551,996      47,800,000     56.7%         2.17x
Rail Road Ave.          270,480           164,781           652,083       2,300,000     56.7%         1.48x
Rochelle .........    6,020,352         2,872,681         6,974,458      24,600,000     56.7%         2.42x
Rodgers St. ......    2,823,256         1,064,918         3,458,878      12,200,000     56.7%         1.81x
Rowe Square ......    2,387,465         1,321,472         4,054,258      14,300,000     56.7%         1.91x
Salem ............   12,487,600         3,364,696         9,242,575      32,600,000     56.7%         2.14x
Southgate ........    3,726,418           352,282         3,033,606      10,700,000     56.7%         0.68x
Turlock 2 ........    3,024,000           942,005         2,579,982       9,100,000     56.7%         2.14x
Walla Walla ......    3,136,000           973,992         2,835,146      10,000,000     56.7%         2.01x
Wallula ..........    1,200,000           833,766         1,927,899       6,800,000     56.7%         2.54x
Watsonville ......    2,750,000         2,001,777         5,159,965      18,200,000     56.7%         2.28x
Woodburn .........    8,848,000         2,737,821         6,974,458      24,600,000     56.7%         2.30x
                     ----------       -----------      ------------    ------------
Total/Weighted
 Average .........  154,673,681       $48,889,853      $147,597,677    $520,600,000     56.7%         1.94x
                    ===========       ===========      ============    ============

-------
(1) Underwritten Net Cash Flow and Appraised Value reflects the Total Americold Pool Loan. For DSCR and LTV purposes, 50% of the Underwritten Net Cash Flow and Appraised Value is utilized.

     OPERATING HISTORY. The following table shows certain information regarding the operating history of the Americold Pool Properties:


                                                                                    UNDERWRITTEN
                                       1995(1)         1996(1)         1997(2)      NET CASH FLOW
                                   --------------- --------------- --------------- --------------
REVENUES .........................  $130,219,000    $130,111,000    $140,999,400    $138,572,978
EXPENSES
 Personnel .......................    43,132,000      45,989,000      51,060,000      51,673,477
 Utilities .......................     7,603,000       7,934,000       8,681,000       8,708,933
 Facilities ......................     6,372,000       6,314,000       7,399,000       6,806,470
 Repairs and Maintenance .........     2,856,000       2,886,000       3,181,800       4,970,912
 Other Direct Expenses ...........     4,754,000       5,688,000       7,600,000       2,674,118
                                    ------------    ------------    ------------    ------------
 Total Expenses ..................    64,717,000      68,811,000      77,921,800      74,833,910
NET OPERATING INCOME .............    65,502,000      61,300,000      63,077,600      63,739,068
 Capital Expenditure Reserve .....            --              --              --       6,534,838
 Master Lease Adjustment(3) ......            --              --              --       8,314,379
                                    ------------    ------------    ------------    ------------
NET CASH FLOW ....................  $ 65,502,000    $ 61,300,000    $ 63,077,600    $ 48,889,851
                                    ============    ============    ============    ============

----------
(1) The 1995 and 1996 figures represent a compilation of revenues and certain expenses of 28 Americold Pool Properties with a February 28 fiscal year-end and one Americold Pool Property with a December 31 fiscal year-end.

(2) The 1997 financial statements includes annualizing 10-month revenues and certain expenses for 28 of the Americold Pool Properties.

(3) It is assumed that the Americold Pool Master Lessee will receive approximately 6% of the Americold Pool Properties Total Revenues pursuant to the Americold Pool Master Lease.


     PROPERTY MANAGEMENT; MASTER LEASE. The Americold Pool Properties are subject to a triple net lease (the "Americold Pool Master Lease") between the Americold Pool Borrower, as landlord (the "Americold Pool Master Lessor"), and Americold, as tenant (the "Americold Pool Master Lessee"). The Americold Pool Master Lease commenced as of April 22, 1998 and expires on April 30, 2013, with two successive 5 year renewal options at the option of the Americold Pool Master Lessee, provided that the term of the lease with respect to any ground lease property will expire 5 years prior to the expiration of the term (including renewals) of such ground lease. Under the Americold Pool Master Lease, the Americold Pool Master Lessee is required to pay fixed rent (the "Americold Pool Minimum Rent") of (i) $48,164,000 per annum for the period commencing on April 22, 1998 through December 31, 2002, (ii) $50,572,000 per annum for the period commencing on January 1, 2003 through December 31, 2007, and (iii) the greater of (a) $53,100,810 per annum and (b) the fair market rental of the leased property, for the period commencing on January 1, 2008 through April 30, 2013. In addition, the Americold Pool Master Lessee is required to pay percentage rent for each lease year equal to the product of (i) 37.50% and (ii) revenues for the lease year in question in excess of an amount equal to the Americold Pool Minimum Rent for such lease year divided by 37.50%. The annual Americold Pool Minimum Rent during any renewal term will be the greater of (i) the then current fair market rental of the leased property and
(ii) the Americold Pool Minimum Rent for the lease year immediately preceding the renewal term, plus 5%.

     The Americold Pool Borrower will have the right to modify, change, supplement, alter and amend, and to waive and release any of its rights and remedies under the Americold Pool Master Lease; provided, in each instance, that, among other things such action is not reasonably likely to cause the Americold Pool Borrower's net cash flow to be less than what it would be if the Americold Pool Master Lease were terminated and replaced with a property management agreement (the "Americold Pool Property Management Agreement") under which the Americold Pool Borrower was required to pay a property management fee of 5% of gross receipts, and, provided further that, except to the extent that the mortgagee may consent to or approve such action in writing, the same will not be enforceable by, or claimed as a defense by, the Americold Pool Master Lessee against the mortgagee. Unless otherwise waived by the mortgagee or cured within five days, the Americold Pool Property Management Agreement will terminate five days after the occurrence and continuance of an event of default under the Americold Pool Loan and the mortgagee's notice thereof to the Americold Pool Master Lessee and the Americold Pool Borrower.

AMERICOLD POOL: THE LOAN

     PAYMENT TERMS. The Americold Pool Loan is an ARD Loan which bears interest at a fixed rate per annum equal to 6.894% (the "Americold Pool Initial Interest Rate") through and including May 11, 2008. After May 11, 2008, its Anticipated Repayment Date, the Americold Pool Loan accrues interest at a fixed rate per annum equal to 8.894%. The Americold Pool Loan matures on May 11, 2023 (the "Americold Pool Maturity Date"). Interest on the Americold Pool Loan is calculated based on the actual number of days elapsed and a 360-day year. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein.

     The Americold Pool Loan requires monthly payments (the "Americold Pool Monthly Debt Service Payment Amount") of principal and interest of approximately $1,048,596 (based on a 25-year amortization schedule and the Americold Pool Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Americold Pool Maturity Date. Commencing on its Anticipated Repayment Date and on the 11th day of each calendar month thereafter, or, if such day is not a business day, then the immediately preceding business day (an "Americold Pool Due Date"), the Americold Pool Borrower is required to apply 100% of the excess cash flow for the month preceding the month in which the Americold Pool Due Date occurs in the following order of priority: (a) to the outstanding principal balance until the Americold Pool Loan has been paid in full, (b) to the payment of interest, if any, accrued and unpaid on the Americold Pool Loan at the excess of the default rate over 8.894%, and (c) to Excess Interest. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein. The scheduled principal balance of the Americold Pool Loan as of its Anticipated Repayment Date will be approximately $116,872,746.

     PREPAYMENT. Except as described below, voluntary prepayment is prohibited under the Americold Pool Loan prior to April 11, 2008, except in connection with certain casualty or condemnation events, permitted partial prepayments to cure an event of default or upon the occurrence of an Americold Pool Low Debt Reserve Application Event, as described below. From and after April 11, 2008, the Americold Pool Loan may be voluntarily prepaid in whole or in part on any Americold Pool Due Date without payment of a yield maintenance charge or prepayment premium.

     If all or any part of the principal amount of the Americold Pool Loan is prepaid upon an acceleration of the Americold Pool Loan following the occurrence of an event of default under the Americold Pool Loan at any time prior to April 11, 2008, the Americold Pool Borrower will be required to pay a yield maintenance charge. No yield maintenance charge or prepayment premium will be payable upon any mandatory prepayment of the Americold Pool Loan in connection with a casualty or condemnation unless an event of default under the Americold Pool Loan has occurred and is continuing, in which case the Americold Pool Borrower will be required to pay a yield maintenance payment calculated in the manner described above. No yield maintenance payments will be required in connection with a prepayment of the Americold Pool Loan upon the occurrence of an Americold Pool Low Debt Service Application Event as described below.

     Prior to the second anniversary of the Closing Date after the occurrence and during the continuance of an event of default as a result of a default with respect to a particular Americold Pool Property, if the elimination of such Americold Pool Property from the Americold Pool Properties would fully cure such event of default, the Americold Pool Borrower will be permitted to prepay the Americold Pool Loan in a principal amount equal to the Americold Pool Release Amount for such Americold Pool Property, together with all accrued and unpaid interest on the principal amount being so repaid, and the yield maintenance charge owing as a result of such prepayment.

     "Americold Pool Release Amount" means all accrued and unpaid interest on the Americold Pool Loan to but not including the Americold Pool Defeasance Date, except (prior to an acceleration of the Americold Pool Loan) for an event of default related solely to a default at a specific Americold Pool Property that will be released from the lien thereon by prepayment of the release amount (generally, 125% of the related Allocated Loan Amount) with respect to the applicable Americold Pool Property.

     RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Americold Pool Borrower is permitted on any date on or after the second anniversary of the Closing Date to defease all or a portion of the Americold Pool Loan with U.S. Treasury obligations, provided that, among other conditions, the Americold Pool Borrower gives the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "Americold Pool Defeasance Date"), no event of default will exist on the Americold Pool Defeasance Date, and provided further that the Americold Pool Borrower pays on the Americold Pool Defeasance Date (i) the Americold Pool Release Amount, (ii) all other sums (not including scheduled interest or principal payments) then due under the Americold Pool Loan and the related loan documents, (iii) the Americold Pool Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Americold Pool Borrower will be required to deliver to the mortgagee, among other things: (a) a security/control agreement granting the mortgagee a first priority lien on the Americold Pool Defeasance Deposit and the U.S. Treasury obligations purchased with the Americold Pool Defeasance Deposit, (b) an opinion of counsel to the Americold Pool Borrower in form satisfactory to the mortgagee, in its reasonable discretion, stating, among other things, that the mortgagee has a perfected security interest in the U.S. Treasury obligations purchased with the Americold Pool Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified accounting firm, that the Americold Pool Defeasance Deposit is sufficient to pay all scheduled payments due from the Americold Pool Borrower under the Americold Pool Loan in connection with the proposed defeasance, (d) an officer's certificate certifying that all the requirements for defeasance set forth in the Americold Pool Loan documents have been met,
(e) if required by the Rating Agencies, a non-consolidation opinion with respect to the successor borrower, if any, in form and substance satisfactory to the mortgagee and the Rating Agencies, and (f) a written confirmation from the Rating Agencies that such defeasance will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates, if required by such Rating Agencies as a condition to defeasance that such conditions have been met.

     "Americold Pool Defeasance Deposit" means a cash amount equal to the sum of (i) the remaining principal amount of the Americold Pool Loan (in the case of a total defeasance) or the principal amount of the defeased note (in the case of a partial defeasance), as applicable, with interest thereon, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive payment dates after the Americold Pool Defeasance Date, in the case of a defeasance for the entire outstanding principal balance of the note, or the defeased note, in the case of a defeasance for only a portion of the outstanding principal balance of the Americold Pool Loan, as applicable, and in amounts equal to the scheduled interest and principal payments due under the Americold Pool Loan or the defeased note, as applicable, assuming for these purposes that the principal portion of such payments include the entire scheduled outstanding principal of the Americold Pool Loan as of its Anticipated Repayment Date, and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to accomplish the defeasance.

     Upon receipt of the Americold Pool Defeasance Deposit, the mortgagee, using the Americold Pool Defeasance Deposit, is required to purchase noncallable U.S. Treasury obligations on behalf of the Americold Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Americold Pool Loan, or the defeased portion of the Americold Pool Loan in the case of a partial defeasance. Upon a deposit of such U.S. Treasury obligations, the Americold Pool Borrower will have the right to assign the obligation to make payments under the Americold Pool Loan with respect to the principal amount of the Americold Pool Loan that has been defeased to a special purpose entity established or designated by the mortgagee.

     In connection with the total defeasance of the Americold Pool Loan, the Americold Pool Borrower will be permitted to obtain the release of the mortgage encumbering all of the Americold Pool Properties and related collateral. In connection with a partial defeasance, the Americold Pool Borrower will be permitted to obtain the release of the applicable mortgage encumbering one or more of the Americold Pool Properties and related collateral upon the satisfaction of the following conditions, among others: (a) the principal balance of the defeased note will equal or exceed the Americold Pool Release Amount for such Americold Pool Property being released (or in connection with a repayment by reason of a casualty or condemnation or in connection with curing a property level event of default, in an amount equal to the net proceeds to which the Americold Pool Borrower is entitled (such amount not to exceed the applicable Americold Pool Release Amount or to be less than the applicable Allocated Loan Amount) and all accrued and unpaid interest in respect of the defeased note) and the requirements for defeasance described above must have been satisfied, (b) the Americold Pool Borrower will provide the mortgagee with all release documents accompanied by an officer's certificate certifying that such documentation (i) is in compliance with all legal requirements in all material respects, (ii) will effect such release in accordance with the terms of the Americold Pool Loan documents, and (iii) will not affect the liens, security interests and other rights of the mortgagee under the remaining Americold Pool Properties not being released, (c) after giving effect to such release, the Americold Pool Debt Service Coverage Ratio for (i) the Americold Pool Properties that have not been released (unless a written confirmation from the Rating Agencies is obtained that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto) is not permitted to be less than the Americold Pool Debt Service Coverage Ratio as of the closing date of the Americold Pool Loan and (ii) the Americold Pool Properties that have not been released (other than the Americold Pool Property in Denver, Colorado (unless the Americold Pool Borrower acquires fee title to such Americold Pool Property or the term of the applicable ground lease (inclusive of any additional extension and/or renewal options) is extended to a date that is beyond the tenth anniversary of the Americold Pool Maturity Date) is not permitted to be less than 1.60x, unless written confirmation from the Rating Agencies is obtained that such release will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; provided, however, that this clause (c) will not be applicable in connection with a partial prepayment in connection with a property level event of default as described above or a partial prepayment required in connection with a casualty or condemnation as described in "--Casualty and Condemnation" below.

     The Americold Pool Borrower may also, without the consent of the mortgagee, transfer, or grant interests in respect of, all or any part of unimproved portions of any one or more Americold Pool Properties (by sale, ground lease, subordination of fee interest to a leasehold mortgage, sublease or other conveyance of any interest) to any person, including affiliates of the Americold Pool Borrower, and tenants and the Americold Pool Master Lessee and their respective affiliates as well as grant in connection therewith in respect of the retained portion of the applicable Americold Pool Property reasonable easements, restrictions, covenants, reservations and rights of way for, among other things, traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided, in each such case, (x) such unimproved portion is required to be either for the purpose of erecting, maintaining and operating cold or dry storage structures or for other structures and improvements not inconsistent with the use of the related Americold Pool Property, and (y) neither such release nor the granting of such rights with respect to the retained portion of the Americold Pool Property will materially adversely affect the value of the retained portion (as distinguished from the entire Americold Pool Properties), or the net operating income of the retained portion of such Americold Pool Property (taking into account, to the extent applicable, any potential loss of revenue resulting if the transfer and development of the unimproved portion were not to occur), as supported by an officer's certificate delivered to the mortgagee by the Americold Pool Borrower.

     Notwithstanding the foregoing, the Americold Pool Borrower may assign to any person, including an affiliate, any purchase options it may have under any ground lease to acquire fee title to an Americold Pool Property, such assignment to be free and clear of any lien in favor of the mortgagee.

     SUBSTITUTION OF INDIVIDUAL PROPERTIES. The Americold Pool Borrower is permitted to substitute for any Americold Pool Property owned by it, a property of like kind and quality, subject to the terms and conditions set forth in the Americold Pool Loan documents, and provided that, among other things, there is no event of default continuing, a written confirmation has been obtained from the Rating Agencies that such substitution will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto and for all the Americold Pool Properties after giving effect to such substitution. In no event will the Americold Pool Borrower be permitted to substitute more than six properties over the term of the Americold Pool Loan.

     OTHER FINANCING. Each of the Americold Pool Properties also serves as security for another loan made by GSMC to the Americold Pool Borrower on April 22, 1998 (the "Other Americold Pool Loan"). Both the Americold Pool Loan and the Other Americold Pool Loan are secured by a single mortgage on each of the Americold Pool Properties. The Other Americold Pool Loan is included in the trust fund created in connection with the issuance of the Seller's Commercial Mortgage Pass-Through Certificates, Series 1998-GL II ("Series 1998-GL II"). The Americold Pool Loan and Other Americold Pool Loan are pari passu loans, entitled to payments made by the Americold Pool Borrower and other amounts received in respect of the Americold Pool Properties pro rata on the basis of amounts owning under each such loan. In connection with the origination of the Americold Pool Loan, the trustee of Series 1998-GL II (the "Other Trustee") (currently LaSalle National Bank, the Trustee for the Certificates) and GSMC entered into a co-lender agreement (the "Co-Lender Agreement"). The Other Trustee is the mortgagee of record of each Americold Pool Property. Under the terms of the Co-Lender Agreement, the servicer of Series 1998-GL II, which will be the Master Servicer for the Series 1998-C1 Certificates, will service both the Americold Pool Loan and the Other Americold Pool Loan and the special servicer of Series 1998-GL II (which will be the Special Servicer for the Series 1998-C1 Certificates) will, to the extent necessary, specially service both the Americold Pool Loan and the Other Americold Pool Loan, in each case under the terms of the pooling and servicing agreement related to Series 1998-GL II.

     The Americold Pool Borrower is not permitted to incur or assume any additional indebtedness, or issue any class of preferred equity securities, other than: (a) unsecured trade payables incurred in the ordinary course of the Americold Pool Borrower's business and customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding, (b) capital and operating lease obligations in respect of equipment used at the Americold Pool Properties, with an annual rent obligation not greater than $2,250,000 (as increased by a specified consumer price index), and (c) such other unsecured indebtedness approved by the mortgagee in its sole discretion.

     ALTERATIONS. Except upon compliance with certain conditions set forth in the Americold Pool Loan documents (which do not include the approval of the mortgagee), the Americold Pool Borrower is prohibited from making or permitting any demolitions, alterations, installations, improvements, expansions, reductions or decorations of or to any Americold Pool Property or any part thereof.

     RESERVES. Pursuant to the terms of the Americold Pool Loan, the Americold Pool Borrower has established the following reserve accounts, each to be funded in accordance with the annual reserve requirement set forth below:


                     RESERVE ACCOUNTS--AMERICOLD POOL LOAN




   ONGOING MAINTENANCE       BUILDING IMPROVEMENTS     DEFERRED MAINTENANCE     INSURANCE AND TAX
     RESERVE ACCOUNT            RESERVE ACCOUNT           RESERVE ACCOUNT        RESERVE ACCOUNT
-------------------------   -----------------------   ----------------------   ------------------
$      3,534,841(1)              $  3,000,000(1)           $  543,006(2)                (3)

----------
(1) As such amount may be reduced in connection with the release of an Americold Pool Property, payable in equal monthly installments or, with a written confirmation from the Rating Agencies that such substitution will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such lesser amount as the Americold Pool Borrower or the Americold Pool Master Lessee may request to be so funded.

(2)   Funded at the initial closing of the Americold Pool Loan.

(3) Funded in monthly installments of one-twelfth of the taxes and insurance premiums that will be payable during the ensuing 12 months, provided that such monthly deposit of taxes with respect to any Americold Pool Property that is ground leased by the Americold Pool Borrower is required to be waived if the Americold Pool Borrower provides the mortgagee with (a) satisfactory evidence that a mortgage of the ground lessor's fee interest in such Americold Pool Property to an institutional lender provides for the monthly escrow of taxes with respect thereto, and (b) annual proof of payment of such taxes, and provided further that, if no event of default has occurred and is continuing, and the Americold Pool Borrower has provided evidence that a tenant or subtenant has made the required payments of taxes for a particular tax parcel will be conditionally waived.


     LOW DEBT SERVICE RESERVE ACCOUNT. The Americold Pool Borrower has established a low debt service reserve account (the "Americold Pool Low Debt Service Reserve Account"), to be funded from and after the occurrence of an Americold Pool Low Debt Service Reserve Trigger Event until an Americold Pool Low Debt Service Return Event in an amount equal to all remaining funds in the Americold Pool Deposit Account after the application of funds under clauses (i) through (v) described in the first part of the third paragraph in "--Cash Management; Lockbox" below.

     "Americold Pool Low Debt Service Application Event" means that, as of the first day of any calendar quarter, the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period will be less than 1.15x. "Americold Pool Low Debt Service Return Event" means that, as of the first day of any calendar quarter following an Americold Pool Low Debt Service Trigger Event (a) the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period on the first day of each of two consecutive calendar quarters will be greater than 1.25x, and (b) no event of default will have occurred and be continuing. "Americold Pool Low Debt Service Trigger Event" means that, as of the first day of any calendar quarter, the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period, will be less than 1.25x.

     "Americold Pool Debt Service Coverage Ratio" means, as to any date, the quotient obtained by dividing (i) the Americold Pool Borrower's Americold Pool Net Cash Flow for the 12-month period immediately preceding such date by (ii) the aggregate interest and principal payments actually due and payable on the Americold Pool Loan (other than any defeased portion thereof) during such period. "Americold Pool Net Cash Flow" means, (a) for any period in which the Americold Pool Master Lease is in effect, net operating income from the Americold Pool Properties less the amount that the Americold Pool Borrower is required to deposit in the Building Improvements Reserve Account during the applicable period and (b) for any period in which the Americold Pool Master Lease is not in effect, net operating income less the amount that the Americold Pool Borrower is required to deposit in the Ongoing Maintenance Reserve Account and the Building Improvements Reserve Account during the applicable period.

     CASH MANAGEMENT; LOCKBOX. The Americold Pool Borrower has established and is required to maintain a deposit account (the "Americold Pool Deposit Account") in the name of and under the sole dominion and control of the mortgagee, and all income received or accrued in connection with the operation of the Americold Pool Properties (the "Americold Pool Receipts") by the Americold Pool Borrower and the Americold Pool Master Lessee are required to be transferred to the Americold Pool Deposit Account as described below.

     Within one business day after the Americold Pool Master Lessee's receipt of Americold Pool Receipts, the Americold Pool Master Lessee is required to deposit such Americold Pool Receipts in one or more segregated "sweep" bank accounts (each, an "Americold Pool Local Account") in the name of the Americold Pool Master Lessee at a financial institution located near one or more of the Americold Pool Properties or, if the Americold Pool Master Lessee does not elect to use Americold Pool Local Accounts, in the Americold Pool Deposit Account. The Americold Pool Master Lessee is not permitted to commingle funds on deposit in an Americold Pool Local Account with funds related to any other properties (other than one or more Americold Pool Properties) owned or managed by the Americold Pool Master Lessee or by any other person.

     Prior to the Anticipated Repayment Date, during each period commencing on the day immediately following a payment date and ending on the following payment date (each such period, an "Americold Pool Collection Period"), provided that no event of default has occurred and is continuing, the mortgagee is required to transfer funds from the Americold Pool Deposit Account in the following order of priority: (i) to fund the Insurance and Tax Reserve Account,
(ii) to pay the Americold Pool Monthly Debt Service Payment Amount, (iii) to fund the Ongoing Maintenance Reserve Account, (iv) to fund the Building Improvements Reserve Account, (v) from and after the occurrence of an Americold Pool Low Debt Service Reserve Trigger Event until the occurrence of a corresponding Americold Pool Low Debt Service Reserve Return Event, as follows:


       (1) if an Americold Pool Master Lease is in effect, (A) to fund an operating account (the "Americold Pool Operating Account") in an amount equal to the budgeted operating expenses with respect to the calendar month ending within the Americold Pool Collection Period in question, as set forth in the annual budget approved by the Americold Pool Borrower as lessor under the Americold Pool Master Lease and, if required under the Americold Pool Loan documents, by the mortgagee (subject to adjustment for deviations between the actual amount of actual operating expenses with respect to the Americold Pool Properties for the preceding month and the amount disbursed from the Americold Pool Deposit Account for budgeted operating expenses during such month), (B) to the mortgagee to pay any default interest due and owing on the Americold Pool Loan, up to an amount equal to the sum of the installments of the fixed rent due under the Americold Pool Master Lease, the percentage rent due under the Americold Pool Master Lease percentage rent and the purchase price payable, if any, for personalty in connection with the qualification of the Americold Pool Master Lessor or an affiliate as a REIT (collectively, the "Americold Pool Master Lease Installment"), less the sum of the Americold Pool Monthly Debt Service Payment Amount and the amounts disbursed pursuant to clause (iv) above, (C) to the Americold Pool Low Debt Service Reserve Account, in an amount up to the Americold Pool Master Lease Installment, less the sum of the Americold Pool Monthly Debt Service Payment Amount previously disbursed as described in clause (ii) above, the amount disbursed to the Building Improvements Reserve Account as described above and the amount disbursed in respect of default interest as described in clause (v) above, and (D) the balance to the Americold Pool Master Lessee, or

       (2) if an Americold Pool Master Lease is not in effect, (A) to fund the Americold Pool Operating Account in an amount equal to the budgeted operating expenses for the calendar month ending within the Americold Pool Collection Period in question, and (B) to the mortgagee for the payment of any Americold Pool Default Interest due and owing and (C) the balance to the Americold Pool Low Debt Service Reserve Account,

(vi) if no Americold Pool Low Debt Service Trigger Event has occurred, or if an Americold Pool Low Debt Service Reserve Trigger Event and a corresponding Americold Pool Low Debt Service Reserve Return Event have occurred, as follows:


       (1) if an Americold Pool Master Lease is in effect, (A) to the Americold Pool Operating Account in an amount equal to the budgeted operating expenses, (B) to the mortgagee to pay Americold Pool Default Interest then due and owing, up to an amount no greater than the excess of the Americold Pool Master Lease Installment over the sum of the Americold Pool Monthly Debt Service Payment Amount disbursed pursuant to clause
       (ii) and (iv) above, (C) to the Americold Pool Borrower, in an amount equal to the excess of the Americold Pool Master Lease Installment over the sum of the Americold Pool Monthly Debt Service Payment Amount, the amounts required to be disbursed on account of the Building Improvements Reserve Account and default interest due and owing on the Americold Pool Loan (such excess, the "Americold Pool Master Lease Installment Balance"), and (D) the balance to the Americold Pool Master Lessee, or

       (2) if an Americold Pool Master Lease is not in effect, (A) to the Americold Pool Operating Account in an amount equal to the budgeted operating expenses, (B) to the mortgagee for payment of any Americold Pool Default Interest due and owing, and (C) the balance to the Americold Pool Borrower.

The failure of the Americold Pool Borrower to have funds available in the Americold Pool Deposit Account sufficient to make all payments required under clauses (i) through (iv) above prior to the Anticipated Repayment Date will constitute an event of default under the Americold Pool Loan.

     TRANSFER OF PROPERTY AND INTEREST IN THE AMERICOLD POOL BORROWER; ENCUMBRANCES. With certain permitted exceptions the Americold Pool Borrower is generally not permitted to (a) sell, assign, convey, transfer or otherwise dispose of or encumber, mortgage or hypothecate, legal, beneficial or equitable interests in the Americold Pool Properties, or (b) permit or suffer any owner, directly or indirectly, of a beneficial interest in all the Americold Pool Properties (or any of them) to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise.

     The Americold Pool Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Americold Pool Properties (or any of them) if: (A) after giving effect to the proposed transaction: (i) either (x) the transfer is all but not less than all of the Americold Pool Properties to one person and the mortgagee has (a) received a written confirmation from the Rating Agencies that such action will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; (b) reviewed and approved the transferee's organizational documents;
(c) reviewed and approved legal opinions (including non-consolidation opinions) with respect to such transferee; and (d) reviewed and approved all loan documents required by the mortgagee to effectuate such transfer (including, without limitation, the assumption of the Americold Pool Loan by such transferee); or (y) the transferee will be at least 51% owned and controlled (directly or indirectly) by a pre-approved party and the Americold Pool Properties will be subject to an Americold Pool Master Lease with an Americold Pool Master Lessee or an acceptable property manager pursuant to an Americold Pool Property Management Agreement; (ii) the Americold Pool Properties will be owned by one or more single purpose entities, each of which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the Americold Pool Loan documents and which have assumed and agreed to comply with the terms of the Americold Pool Loan documents; (iii) if the proposed transaction permits the mortgagee of any ground lessor's fee interest to accelerate its loan to such ground lessor, then either (x) the Americold Pool Borrower will provide the mortgagee with a written agreement or acknowledgment from the fee mortgagee that it will not accelerate its loan to the ground lessor or (y) the proposed transaction will provide for the payment in full of such fee mortgage loan; and (iv) no event of default will occur and be continuing; and (B) prior to any such transaction, the proposed transferee delivers to mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA, or similar laws.

     CASUALTY AND CONDEMNATION. In the event of a casualty at an Americold Pool Property that involves a loss of less than 30% of the original Americold Pool Release Amount with respect to the affected Americold Pool Property or a condemnation at an Americold Pool Property that involves a loss of less than 20% of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to reimburse the Americold Pool Borrower for the cost of restoring, repairing, replacing or rebuilding the affected Americold Pool Property, in the manner described below, provided that no event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Americold Pool Properties (taken as a whole), after such restoration, will adequately secure the outstanding principal balance of the Americold Pool Loan, (ii) the restoration can be completed by the earliest to occur of: (a) the 365th day following the receipt of the proceeds or, with a written confirmation from the Rating Agencies that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required, (b) the Americold Pool Maturity Date, and (c) with respect to a casualty, the expiration of the payment period on the rental-loss insurance or business interruption insurance coverage in respect of such casualty; and (iii) during the period of the restoration, the sum of (y) income derived from the Americold Pool Properties (taken as a whole), plus (z) proceeds of rental-loss insurance or business interruption insurance, if any, payable will equal or exceed the sum of operating expenses and payments of principal and interest on the Americold Pool Loan.

     If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, at its sole option, the proceeds are required to be applied to the prepayment of the Americold Pool Loan without the payment of a prepayment premium or penalty, other than a yield maintenance charge if an event of default has occurred and is continuing, and the Americold Pool Borrower will be entitled to receive a release of the mortgage lien encumbering the Americold Pool Property in accordance with and subject to the terms described in "--Release in Exchange for Substitute Collateral--Defeasance" above in connection with a release due to defeasance, unless (a) a reciprocal easement and/or operating agreement, and similar agreements affecting the Americold Pool Property, (b) warehousing agreements, logistics and services agreements, and other similar agreements with all or substantially all of an Americold Pool Property, or (c) a lease with a tenant occupying all or substantially all of the Americold Pool Property, requires that such proceeds be applied to a restoration of the affected Americold Pool Property and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration.

     In the event of a casualty that involves a loss of 30% or more of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, or a condemnation that involves a loss of 20% or more of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, then the mortgagee will have the option (to be exercised by notice to the Americold Pool Borrower within 30 days after receipt of the proceeds) to apply the net proceeds to the prepayment of the Americold Pool Loan (and the Americold Pool Borrower will be entitled to receive a release of the mortgage lien affecting the Americold Pool Property) or, provided the conditions set forth in the proviso in the second preceding paragraph above are complied with, to have such proceeds applied to reimburse the Americold Pool Borrower for the cost of any restoration in the manner described below (and the mortgagee will be deemed to have elected restoration if it fails to give such notice within 30 days after receipt of the proceeds), unless an operating agreement or a lease with a tenant occupying all or substantially all of the Americold Pool Property requires that such proceeds be applied to a restoration and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration. Any application of proceeds to the repayment of the Americold Pool Loan as described above will be without any prepayment premium or penalty, except that if an event of default has occurred and is continuing, the Americold Pool Borrower will be required to pay the yield maintenance payment, if any, as described herein.


AIMCO MULTIFAMILY POOL: THE BORROWER; THE PROPERTIES

     THE LOAN. The "AIMCO Multifamily Pool Loan" had a principal balance as of the Cut-Off Date of approximately $109,149,602 and is evidenced by 15 promissory notes (collectively, the "AIMCO Multifamily Pool Notes") issued by VMS National Properties (the "AIMCO Multifamily Pool Borrower"). Each AIMCO Multifamily Pool Note may be referred to herein as an "AIMCO Individual Multifamily Pool Loan." The AIMCO Multifamily Pool Loan was originated by MF VMS, L.L.C. to AIMCO Multifamily Pool Borrower and purchased by Archon as of December 29, 1997. The AIMCO Multifamily Pool Loan is secured by 15 first lien mortgages and deeds of trust encumbering 15 multifamily properties in Oregon, California, Indiana, Arizona, Louisiana, Nebraska, Maryland, Texas, and Arkansas (collectively, the "AIMCO Multifamily Pool Properties") and certain other related collateral. Each AIMCO Multifamily Pool Note has a face amount ("AIMCO Multifamily Pool Face Amount") which as of the Cut-Off Date in the aggregate equals $152,224,512 and a "AIMCO Multifamily Pool Agreed Valuation Amount" which as of the Cut-Off Date in the aggregate equals $109,149,602. See "--AIMCO Multifamily Pool: The Loan--Payment Terms." Each title insurance policy issued upon the origination of the AIMCO Multifamily Pool Loan insures that each AIMCO Multifamily Pool deed of trust securing the AIMCO Multifamily Pool Loan constitutes a valid and enforceable first lien on the AIMCO Multifamily Pool Properties, subject to certain exceptions and exclusions from coverage set forth in the policies. 1 of the AIMCO Individual Multifamily Pool Loans with an aggregate principal balance as of the Cut-Off Date of $29,312,804 are included in Group 1. 14 of the AIMCO Individual Multifamily Pool Loans with an aggregate principal balance as of the Cut-Off Date of $79,836,798 are included in Group 2.

     The AIMCO Multifamily Pool Loan was made pursuant to the Second Amended and Restated Plan of Reorganization of AIMCO Multifamily Pool Borrower (the "AIMCO Multifamily Pool Plan") in the Chapter 11 proceeding, In re VMS National Properties (Bank. C.D. Cal., Case No. LA 91-65783-GM), as confirmed pursuant to an order dated March 12, 1993 of the United States Bankruptcy Court for the Central District of California, and as modified pursuant to a certain Order Clarifying Plan Provisions and Approving Refinancing of Debtor's Secured Obligations (the "AIMCO Multifamily Pool Revised Plan") entered by the Bankruptcy Court on October 24, 1997.

     THE BORROWER. The AIMCO Multifamily Pool Borrower is an Illinois general partnership, whose partners are VMS National Residential Portfolio I and VMS National Residential Portfolio II, each an Illinois limited partnership (collectively, the "AIMCO Multifamily Pool General Partners"). The general partner of each AIMCO Multifamily Pool General Partner is Maeril, Inc. a Delaware corporation

("Maeril"). The AIMCO Multifamily Pool Borrower is a single purpose entity whose sole purpose is to own and operate the AIMCO Multifamily Pool Properties. The organizational documents of the AIMCO Multifamily Pool Borrower do not contain special purpose covenants, and the organizational structure of the AIMCO Multifamily Pool Borrower does not include an independent director. However, each of the AIMCO Multifamily Pool Borrower, the AIMCO Multifamily Pool General Partners, Maeril, and a successor to Insignia Residential Group, L.P. (the "AIMCO Multifamily Pool Manager"), executed separate certificates agreeing to comply with standard special purpose entity requirements, and certifying as to the accuracy thereof. Such certificates were executed for the benefit of MF VMS, L.L.C., Archon Financial, L.P. and the Seller.


     Maeril is wholly-owned by Apartment Investment and Management Co. ("AIMCO"). AIMCO is a publicly-held real estate investment trust engaged in the ownership and management of multifamily real estate properties. AIMCO is the largest manager of apartment communities in the United States.


     THE PROPERTIES. The AIMCO Multifamily Pool Properties are comprised of 15 apartment complexes with approximately 2,961 multifamily units. The AIMCO Multifamily Pool Properties were built between 1967-1978. As of September 2, 1998, the AIMCO Multifamily Pool Properties had an average occupancy of 96%.


     Appraisals dated as of August 27, 1998 through September 22, 1998 determined the value for the AIMCO Multifamily Pool Properties to be approximately $178,375,000, resulting in a Cut-Off Date LTV Ratio based on the Cut-Off Date Balance of approximately 61.2%. Each AIMCO Multifamily Pool Property appraisal was prepared in accordance with the Uniform Standards of Professional Practice and FIRREA. See "Risk Factors--Limitations on Appraisals" herein. Structural and seismic risk assessments were performed by a third party structural firm for those assets located in seismic risk zones. The seismic reports determined seismic zones and concluded PML rating percentages ranging from 5%-22%, with an aggregate PML equal to $10,400,000. The AIMCO Multifamily Pool Borrower has obtained earthquake insurance coverage based on the requirements set forth in the AIMCO Multifamily Pool Loan loan documents.


     Property condition reports on each of the AIMCO Multifamily Pool Properties were completed by a third party structural/engineering firm in December 1997. The property condition reports concluded that the AIMCO Multifamily Pool Properties were generally in good physical condition but recommended repairs and upgrades of approximately $2,053,815. A reserve account was fully funded to cover the cost of repairing the identified items. During 1998, the AIMCO Multifamily Pool Borrower has remediated approximately $841,000 of this work. Since emergence from bankruptcy in March, 1993, the AIMCO Multifamily Pool Borrower has funded significant repairs and improvements totaling approximately $2,700,000, $2,600,000 and $2,600,000 in 1995, 1996 and
1997, respectively.


     In addition to the initial deferred maintenance work, the structural engineer estimates that annual capital expenditures of $204/unit should suffice to maintain the AIMCO Multifamily Pool Properties in good physical condition. Pursuant to the terms of the AIMCO Multifamily Pool replacement reserve agreements, the AIMCO Multifamily Pool Borrower is required to reserve $300/unit annually.


     Phase I environmental site assessments were completed on each of the AIMCO Multifamily Pool Properties by a third party environmental firm. The reports indicated that remediation was necessary with respect to 15 of the AIMCO Multifamily Pool Properties with an estimated aggregate cost of $181,000. The reports did not reveal any other environmental liability that the Seller believes would result in a material adverse impact on the AIMCO Multifamily Pool Borrower's business, assets or operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--Environmental Risks" herein.

                   AIMCO MULTIFAMILY POOL PROPERTIES SUMMARY



                                                           OCCUPANCY
                                                             (AS OF
PROPERTY                               LOCATION             9/2/98)
---------------------------- ---------------------------- -----------
Scotchollow ................ San Mateo, California           97%
Pathfinder ................. Freemont, California            97%
Towers of Westchester        College Park, Maryland          98%
Mountain View .............. San Dimas, California           99%
North Park ................. Evansville, Indiana             99%
Forest Ridge ............... Flagstaff, Arizona              91%
Crosswood Park ............. Citrus Heights, California      94%
Buena Vista ................ Pasadena, California            99%
Terrace Gardens ............ Omaha, Nebraska                 95%
Casa De Monterey ........... Norwalk, California             96%
The Bluffs ................. Milwaukie, Oregon               97%
Vista Village .............. El Paso, Texas                  96%
Chapelle La Grande ......... Merrilville, Indiana            92%
Watergate .................. Little Rock, Arkansas           88%
Shadowood .................. Monroe, Louisiana               97%
 Total/Weighted
  Average .............................................      96%



                                             CUT-OFF DATE      APPRAISED
                              YEAR BUILT/   ALLOCATED LOAN       VALUE       CUT-OFF
PROPERTY                       RENOVATED        AMOUNT       (AS OF 9/98)   DATE LTV     DSCR
---------------------------- ------------- ---------------- -------------- ---------- ----------
Scotchollow ................     1971        $ 29,312,804    $ 55,500,000    52.8%        1.54x
Pathfinder .................     1971          13,543,952      26,000,000    52.1%        1.35x
Towers of Westchester            1968          12,191,075      17,000,000    71.7%        1.34x
Mountain View ..............     1978           7,200,564      10,650,000    67.6%        1.39x
North Park .................   1970/74          6,290,057       8,400,000    74.9%        1.34x
Forest Ridge ...............   1968/75          5,935,726       8,600,000    69.0%        1.32x
Crosswood Park .............     1977           5,601,533      10,000,000    56.0%        1.60x
Buena Vista ................     1973           4,983,690       8,500,000    58.6%        1.45x
Terrace Gardens ............     1971           4,466,847       6,250,000    71.5%        1.38x
Casa De Monterey ...........     1970           4,126,447       5,700,000    72.4%        1.10x
The Bluffs .................   1967/71          3,746,170       5,925,000    63.2%        1.45x
Vista Village ..............     1971           3,341,728       3,650,000    91.6%        0.73x
Chapelle La Grande .........     1973           3,228,160       4,350,000    74.2%        1.22x
Watergate ..................     1973           2,915,638       4,500,000    64.8%        1.31x
Shadowood ..................     1974           2,265,209       3,350,000    67.6%        1.61x
                                             ------------    ------------
 Total/Weighted
  Average ................                   $109,149,602    $178,375,000    61.2%        1.39x
                                             ============    ============


                                       AVERAGE
                                   MONTHLY RENTAL                       % ONE       % TWO
PROPERTY                            RATE PER UNIT     NO. OF UNITS     BEDROOM     BEDROOM     % OTHER
-------------------------------   ----------------   --------------   ---------   ---------   --------
Scotchollow ...................        $1,336               418         69%         30%          1%
Pathfinder ....................        $1,221               246         N/A         58%         42%
Towers of Westchester .........        $  960               303         51%         34%         15%
Mountain View .................        $  913               168         N/A         74%         26%
North Park ....................        $  521               284         48%         52%         N/A
Forest Ridge ..................        $  636               278         60%         35%          5%
Crosswood Park ................        $  796               180         37%         52%         12%
Buena Vista ...................        $1,090                92         55%         38%          7%
Terrace Gardens ...............        $  773               126         N/A         50%         50%
Casa de Monterey ..............        $  681               144         78%         22%         N/A
The Bluffs ....................        $  586               137         61%         35%          4%
Vista Village .................        $  549               220         39%         61%         N/A
Chapelle La Grande ............        $  721               105         32%         56%         11%
Watergate .....................        $  610               140         20%         50%         30%
Shadowood .....................        $  543               120         53%         43%          3%
                                                            ---
 Total/Weighted
   Average ....................        $  797             2,961
                                                          =====

     OPERATING HISTORY: The following table shows certain audited information (1995, 1996 and 1997) and unaudited information regarding the operating history of the AIMCO Multifamily Pool Properties:

                                                                                     TRAILING TWELVE     UNDERWRITTEN
                                      1995             1996             1997           (7/97-6/98)       NET CASH FLOW
                                 --------------   --------------   --------------   -----------------   --------------
REVENUES .....................    $23,189,240      $24,010,214      $25,422,985        $26,680,312       $26,635,981
EXPENSES .....................     11,749,375       11,459,586       11,819,838         11,199,460        11,184,611
                                  -----------      -----------      -----------        -----------       -----------
NET OPERATING INCOME .........     11,439,865       12,550,628       13,603,147         15,480,852        15,451,370
CAPITAL EXPENDITURES .........      2,735,270        2,619,048        2,610,045          3,984,081           755,765
                                  -----------      -----------      -----------        -----------       -----------
NET CASH FLOW ................    $ 8,704,595      $ 9,931,580      $10,993,102        $11,496,771       $14,695,605
                                  ===========      ===========      ===========        ===========       ===========

     PROPERTY MANAGEMENT. The AIMCO Multifamily Pool Properties are subject to separate management agreements for each AIMCO Multifamily Pool Property (the "AIMCO Multifamily Pool Management Agreements") under which the AIMCO Multifamily Pool Manager is responsible for the operation, management, maintenance and leasing of the AIMCO Multifamily Pool Properties. Under the terms of each AIMCO Multifamily Pool Management Agreement, the AIMCO Multifamily Pool Manager is entitled to a management fee equal to 4% of the rental income actually collected during the preceding month from the AIMCO Multifamily Pool Properties. The original term of the AIMCO Multifamily Pool Management Agreements were extended from December, 1993 to November, 1997. The AIMCO Multifamily Pool Management Agreements were modified pursuant the Consent and Agreement of Manager, dated as of December 29, 1997, between the AIMCO Multifamily Pool Manager and MF VMS, L.L.C., authorizing AIMCO Multifamily Pool Manager to continue managing the AIMCO Multifamily Pool Properties under the terms of the AIMCO Multifamily Pool Management Agreements until termination by either of the parties. The AIMCO Multifamily Pool Manager has agreed that (i) upon the occurrence and continuation of an event of default under the AIMCO Multifamily Pool Loan, the mortgagee may terminate the AIMCO Multifamily Pool Management Agreements on 30 days' written notice without penalty or fee (other than accrued and unpaid fees thereunder), (ii) it will not materially amend or modify the AIMCO Multifamily Pool Management Agreements without the prior written consent of the mortgagee (which consent will not be unreasonably withheld) and (iii) that the AIMCO Multifamily Pool Management Agreements and all rights and privileges of the AIMCO Multifamily Pool Manager thereunder, including, but not limited to, the lien rights, if any, arising out of the right to receive the management fee, will at all times continue to be subject to and subordinate in all respects to the lien of the AIMCO Multifamily Pool Loan. Any new manager selected to operate the AIMCO Multifamily Pool Properties must be a person, firm or corporation whose character, financial strength, stability and experience must be similar to the existing AIMCO Multifamily Pool Manager and otherwise have adequate real estate experience acceptable to the mortgagee in its reasonable discretion. The terms of the new management agreements must be acceptable to the mortgagee in all respects (or, at a minimum, be substantially similar and not result in an increase in the management fee) and the Rating Agencies must confirm that the replacement of the AIMCO Multifamily Pool Manager will not have an adverse effect on the ratings of the Certificates.


AIMCO MULTIFAMILY POOL: THE LOAN

     PAYMENT TERMS. The AIMCO Multifamily Pool Loan bears interest at a fixed rate per annum equal to 8.50% payable in arrears calculated on an actual/360-day year. There is a constant monthly payment of $879,519.87 with the monthly payment based on a 320-month amortization schedule based on the AIMCO Multifamily Pool Agreed Valuation Amount, with a balloon payment at maturity on January 1, 2008. Interest is calculated and payable on the AIMCO Multifamily Pool Agreed Valuation Amount unless and until the occurrence of an event of default under the AIMCO Multifamily Pool Loan. In addition, the AIMCO Multifamily Pool Borrower would then be obligated to repay the full AIMCO Multifamily Pool Face Amount rather than the AIMCO Multifamily Pool Agreed Valuation Amount. The difference between the AIMCO Multifamily Pool Face Amount and AIMCO Multifamily Pool Agreed Valuation Amount result from the AIMCO Multifamily Pool Plan. The AIMCO Multifamily Pool Loan is a non-recourse loan with carveouts and a several (but not joint) guarantee from each of the AIMCO Multifamily Pool General Partners.

     PREPAYMENT. Voluntary prepayment is prohibited under the AIMCO Multifamily Pool Loan until January 1, 2007, except in connection with certain casualty or condemnation events or other event of acceleration. From and after January 1, 2007, and provided no event of default exists, the outstanding principal balance of each AIMCO Multifamily Pool Note (the "AIMCO Prepayment Amount") (along with payment of all accrued and unpaid interest on the AIMCO Prepayment Amount, together with a payment of all interest which would have accrued on such AIMCO Prepayment Amount up to and including the first day of the calendar month immediately following such prepayment) may be prepaid, in whole but not in part, without penalty.

     If all or any part of the principal amount of the AIMCO Multifamily Pool Loan is prepaid upon an acceleration of the AIMCO Multifamily Pool Loan following the occurrence of an event of default under the AIMCO Multifamily Pool Loan , the AIMCO Multifamily Pool Borrower will be required to pay to the mortgagee (i) the AIMCO Multifamily Pool Face Amount for each AIMCO Multifamily Pool Senior Note plus accrued interest and other amounts payable under the AIMCO Multifamily Pool loan documents, plus (ii) an amount equal to the greater of: (A) 1% of the AIMCO Multifamily Pool Agreed Valuation Amount; and (B) the present value of a series of payments each equal to the Payment Differential and payable on each monthly payment date over the remaining original term of the AIMCO Multifamily Pool Notes and on the Maturity Date discounted at the AIMCO Multifamily Pool Reinvestment Yield for the number of months remaining from the date prepayment is received (the "Default Prepayment Date") through and including the Maturity Date. The term "AIMCO Multifamily Pool Reinvestment Yield" equals the lesser of (a) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (b) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the AIMCO Multifamily Pool Loan, with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the Default Prepayment Date (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published). The term "AIMCO Multifamily Pool Payment Differential" equals (x) the applicable interest rate minus the AIMCO Multifamily Pool Reinvestment Yield, divided by (y) 12 and multiplied by (z) the AIMCO Multifamily Pool Agreed Valuation Amount (or such other amount being prepaid in order to reinstate the AIMCO Multifamily Pool Loan, provided such amount does not exceed the AIMCO Multifamily Pool Agreed Valuation Amount) on the Default Prepayment Date, provided that the Payment Differential will in no event be less than zero.

     SUBORDINATE FINANCING. The AIMCO Multifamily Pool Properties are further subject to 15 second mortgage loans in the aggregate amount of $29,877,414 at origination (collectively, the "AIMCO Multifamily Junior Loan") from the mortgagee to AIMCO Multifamily Pool Borrower, and sold to Archon Financial as of December 30, 1997. Since origination, the aggregate principal balance of the AIMCO Multifamily Junior Loans has negatively amortized to $30,678,690 as of the Cut-Off Date as cash flow was used to fund the deferred maintenance reserve account. The AIMCO Multifamily Junior Loan is evidenced by 15 promissory notes (collectively, the "AIMCO Multifamily Junior Notes") and is secured by 15 junior mortgages and deeds of trust.

     The mortgagee with respect to the AIMCO Multifamily Pool Loan has entered into intercreditor and subordination agreements with the AIMCO Multifamily Junior Loan mortgagee (the "AIMCO Multifamily Junior Mortgagee"), pursuant to which the AIMCO Multifamily Junior Mortgagee has agreed that (i) the AIMCO Multifamily Junior Loan is subject and subordinate to the AIMCO Multifamily Pool Loan, (ii) following the occurrence and during the continuation of an event of default under the AIMCO Multifamily Pool Loan, the AIMCO Multifamily Junior Mortgagee will not accept any payment with respect to the AIMCO Multifamily Junior Loan unless and until the AIMCO Multifamily Pool Loan (including the portion representing the AIMCO Multifamily Pool Conditional
Debt) has been paid in full, (iii) in the event that the AIMCO Multifamily Junior Mortgagee receives any payment with respect to the AIMCO Multifamily Junior Loan before the AIMCO Multifamily Pool Loan (including the portion representing the AIMCO Multifamily Pool Conditional Debt) has been paid in full, the AIMCO Multifamily Junior Mortgagee will receive and hold such payment in trust for the benefit of the mortgagee with respect to the AIMCO Multifamily Pool Loan for application to the AIMCO Multifamily Pool Loan (including the portion representing the AIMCO Multifamily Pool Conditional Debt) and (iv) following a foreclosure of an AIMCO Multifamily Pool Loan deed of trust, the AIMCO Multifamily Junior Mortgagee waives its rights to request that a final judgment in such foreclosure proceeding direct payment from the proceeds of the foreclosure sale to the AIMCO Multifamily Junior Mortgagee.

     CROSS-DEFAULT/CROSS-COLLATERALIZATION. The AIMCO Multifamily Pool Notes are cross-collateralized, but not cross-defaulted except with respect to the AIMCO Multifamily Junior Note on the same AIMCO Multifamily Pool Property, to the extent described below. Although not cross-defaulted, the AIMCO Multifamily Pool Borrower is obligated to use the "gross receipts" from an AIMCO Multifamily Pool Property first to pay taxes and insurance (which are payable monthly to an escrow fund, in amounts equal to 1/12 of an amount which would be sufficient to pay such taxes and insurance payable during the ensuing 12 months), operating expenses, debt service on the AIMCO Multifamily Pool Note and applicable capital expenditures (which are reserved on a monthly basis in an amount equal to $300 per unit per year) related to such AIMCO Multifamily Pool Property. The AIMCO Multifamily Pool Borrower is then obligated to use any remaining gross receipts to (a) first, pay any shortage in the payment of taxes, insurance, debt service on any of the other AIMCO Multifamily Pool Notes and capital expenditures on the other AIMCO Multifamily Pool Properties, (b) next, pay any deficiency owed to the mortgagee as a result of a foreclosure of any AIMCO Multifamily Pool deed of trust on any other AIMCO Multifamily Pool Property, and (c) lastly, any balance is payable to the holder of the AIMCO Multifamily Junior Note on such AIMCO Multifamily Pool Property. Such remaining balance will then be used by the holder of the AIMCO Multifamily Junior Note: (u) to pay taxes, insurance and operating expenses related to such AIMCO Multifamily Pool Property to the extent not paid in accordance with the provisions above, (v) to pay the interest on the AIMCO Multifamily Junior Note for such AIMCO Multifamily Pool Property, (w) to pay applicable capital expenditures related to such AIMCO Multifamily Pool Property, to the extent not paid in accordance with the above provisions, (x) to pay the taxes, insurance, interest on the other AIMCO Multifamily Junior Notes and applicable capital expenditures related to the other AIMCO Multifamily Pool Properties, (y) to pay any deficiency owed to the mortgagee as a result of a foreclosure of any AIMCO Multifamily junior deed of trust, and (z) to pay the outstanding principal of the AIMCO Multifamily Junior Note related to such AIMCO Multifamily Pool Property. The AIMCO Multifamily Pool deeds of trust further provide that in the event the mortgagee realizes proceeds in excess of the AIMCO Multifamily Pool Face Amount following foreclosure of a AIMCO Multifamily Pool deed of trust, such excess proceeds may be retained by the mortgagee and applied to repay the AIMCO Multifamily Junior Note on such AIMCO Multifamily Pool Property.


     Upon the occurrence of an event of default under an AIMCO Multifamily Pool Note, such AIMCO Multifamily Pool Note provides that the mortgagee may apply any funds then held or received by the mortgagee in such order as the mortgagee in its sole discretion shall determine, (a) to the payment of (i) principal and interest payments on the AIMCO Multifamily Pool Note, as well as any other amounts owing under that AIMCO Multifamily Pool Note, (ii) principal and interest payments on the other AIMCO Multifamily Pool Notes and (iii) any other indebtedness secured by the other AIMCO Multifamily Pool Loan deeds of trust, until all such amounts are paid in full, and (b) to preserve the AIMCO Multifamily Pool Properties.


     In the event the mortgagee realizes proceeds in excess of all amounts due on an AIMCO Multifamily Pool Note (including principal equal to the AIMCO Multifamily Pool Face Amount related to such note) following foreclosure of an AIMCO Multifamily Pool Loan deed of trust on an AIMCO Multifamily Pool Property, the AIMCO Multifamily Pool Loan documents provide that such excess proceeds may be retained by the mortgagee and applied to repay the other AIMCO Multifamily Pool Notes.


     OTHER FINANCING. The AIMCO Multifamily Pool Borrower is not permitted to incur any additional indebtedness other than unsecured trade payables incurred in the ordinary course of the AIMCO Multifamily Pool Borrower's business.

     RESERVES. Pursuant to the terms of the AIMCO Multifamily Pool Loan, the AIMCO Multifamily Pool Borrower has established the following reserve accounts, each to be funded in accordance with the annual reserve requirement set forth below:




                                       REPLACEMENT        INSURANCE AND TAX
            PROPERTY               RESERVE ACCOUNT(1)      ESCROW ACCOUNT
-------------------------------   --------------------   ------------------
Scotchhollow ..................         $125,400                  (2)
Pathfinder ....................           73,800                  (2)
Towers of Westchester .........           90,900                  (2)
Mountain View .................           50,400                  (2)
North Park ....................           85,200                  (2)
Forest Ridge ..................           83,400                  (2)
Crosswood Park ................           54,000                  (2)
Buena Vista ...................           27,600                  (2)
Terrace Gardens ...............           37,800                  (2)
Casa de Monterey ..............           43,200                  (2)
The Bluffs ....................           41,100                  (2)
Vista Village .................           66,000                  (2)
Chapelle Le Grande ............           31,500                  (2)
Watergate .....................           42,000                  (2)
Shadowood .....................           36,000                  (2)
                                        --------
 Total ........................         $888,300
                                        ========

----------
(1) Funded in monthly installments equal to one-twelfth of the indicated amount.

(2) Funded in monthly installments of one-twelfth of the taxes and insurance premiums that will be payable during the ensuing 12 months, provided however that deposits with respect to insurance premiums are not required if the AIMCO Multifamily Pool Borrower pays the insurance premiums directly.


     TRANSFER OF PROPERTY AND INTEREST IN THE AIMCO MULTIFAMILY POOL BORROWER; ENCUMBRANCES. Pursuant to the terms of the AIMCO Multifamily Pool Loan, the AIMCO Multifamily Pool Borrower is not permitted, without the prior written consent of the mortgagee, in the mortgagee's sole discretion, to sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the AIMCO Multifamily Pool Property or any part thereof, or permit the AIMCO Multifamily Pool Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

     A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the AIMCO Multifamily Pool Property described above is deemed to include (i) if AIMCO Multifamily Pool Borrower, any guarantor of the AIMCO Multifamily Pool Loan, or any of the AIMCO Multifamily Pool General Partners or any such guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock are vested in a party or parties who are not now stockholders or any change in the control of such corporation; (ii) if the AIMCO Multifamily Pool Borrower, any guarantor of the AIMCO Multifamily Pool Loan or any of the AIMCO Multifamily Pool General Partners or any such guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; (iii) any pledge, hypothecation, assignment, transfer or other encumbrance of any ownership interest in AIMCO Multifamily Pool Borrower; (iv) an installment sales agreement wherein AIMCO Multifamily Pool Borrower agrees to sell the AIMCO Multifamily Pool Property or any part thereof for a price to be paid in installments; and (v) an agreement by AIMCO Multifamily Pool Borrower leasing all or a substantial part of the AIMCO Multifamily Pool Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, AIMCO Multifamily Pool Borrower's right, title and interest in and to any leases or any rents.

     CASUALTY AND CONDEMNATION. In the event of a casualty or a condemnation at a AIMCO Multifamily Pool Property, insurance proceeds received by the mortgagee are to be disbursed for restoration provided (i) no event of default has occurred and remains uncured under the AIMCO Multifamily Pool Note, AIMCO Multifamily Pool deed of trust or other AIMCO Multifamily Pool loan documents,
(ii) AIMCO Multifamily Pool Borrower proceeds promptly after insurance claims are settled with the restoration, replacement, rebuilding or repair of the AIMCO Multifamily Pool Property, (iii) the restoration must be done in compliance with all applicable rules, laws and regulations, and following the restoration, the AIMCO Multifamily Pool Property will be permitted under all applicable zoning laws to be used for all purposes associated with multi-family residences, (iv) a set of the plans and specifications in connection with the restoration must be submitted to the mortgagee and must be acceptable to the mortgagee, (v) all costs and expenses incurred by the mortgagee in connection with making the proceeds available for restoration must be paid by AIMCO Multifamily Pool Borrower, (vi) rental loss insurance is available to offset fully any abatement of rent to which any tenant may be entitled or any rent loss arising out of the cancellation of any lease as a result of the casualty, and (vii) the restoration must be able to be completed within 1 year after the loss and at least 1 year prior to the Maturity Date of the AIMCO Multifamily Pool Note.

     Casualty and condemnation proceeds are required to be held in a separate account and disbursed to AIMCO Multifamily Pool Borrower upon receipt of evidence that (i) all materials installed and work and labor performed have been paid in full, (ii) no notices of intention, mechanics or other liens or encumbrances on the AIMCO Multifamily Pool Property arising out of the restoration exist, and (iii) the balance of the proceeds must be sufficient to pay in full the balance of the cost of restoration in compliance with the requirements of the immediately preceding paragraph. If at any time the net proceeds, or the undisbursed balance thereof, are not sufficient to pay in full the balance of the cost of the restoration, the AIMCO Multifamily Pool Borrower will deposit the deficiency with the mortgagee before any further disbursement of the net proceeds will be made.

     Any amounts received by the mortgagee which are not required to be disbursed for the restoration will be retained and applied by the mortgagee toward the payment of the AIMCO Multifamily Pool Loan as the mortgagee deems proper.

     Notwithstanding anything to the contrary contained above, the mortgagee will not be obligated to make the net insurance proceeds available for restoration of the AIMCO Multifamily Pool Property, unless the principal balance of the AIMCO Multifamily Pool Note following the completion of the restoration (assuming the amount of net proceeds received by the mortgagee in excess of the cost of the restoration (as estimated by the mortgagee) is applied to the prepayment of the AIMCO Multifamily Pool Note) will be in an amount sufficient to cause (i) the AIMCO Multifamily Pool Debt Service Coverage Ratio as determined by the mortgagee in its reasonable discretion applicable to the AIMCO Multifamily Pool Property immediately following the restoration to be not less than 1.2 to 1.0 and (ii) in the event of any restoration involving net proceeds of more than $250,000, the ratio of (a) the then outstanding principal balance of the AIMCO Multifamily Pool Note to (b) the appraised value of the AIMCO Multifamily Pool Property after completion of the restoration (as determined by an independent third-party appraiser holding an MAI designation and having a national practice and at least ten years real estate experience appraising properties of a similar nature and type as the AIMCO Multifamily Pool Property) to be equal to or less than the AIMCO Multifamily Pool Minimum Loan to Value Ratio.

     "AIMCO Multifamily Pool Minimum Loan to Value Ratio" means a ratio equal to the lesser of (A) 0.8x to 1.0x or (B) the ratio of (1) the then outstanding principal balance of the AIMCO Multifamily Pool Note (calculated using the AIMCO Multifamily Pool Face Amount to (2) the appraised value of the AIMCO Multifamily Pool Property on the date hereof. The fee for such appraisal will be paid for by the AIMCO Multifamily Pool Borrower.

     "AIMCO Multifamily Pool Debt Service Coverage Ratio" means the ratio of
(A) the AIMCO Multifamily Pool NOI produced by the operation of the AIMCO Multifamily Pool Property during the 12 calendar month period immediately preceding the calculation to (B) the projected aggregate payments of interest and principal due under the AIMCO Multifamily Pool deed of trust and the AIMCO Multifamily Pool Note and any other subordinate loans affecting the AIMCO Multifamily Pool Property for the 12 calendar month period immediately following the calculation.

     "AIMCO Multifamily Pool NOI" means the gross income derived from the operation of the AIMCO Multifamily Pool Property, less AIMCO Multifamily Pool Expenses. AIMCO Multifamily Pool NOI includes only rents, and such other income, including any rent loss or business interruption insurance proceeds, vending income, pet charges, late fees, forfeited security deposits and other miscellaneous tenant charges, which are actually received during the period for which the AIMCO Multifamily Pool NOI is being calculated. AIMCO Multifamily Pool NOI is calculated on a cash basis in accordance with customary accounting principles applicable to real estate. Notwithstanding the above, in no event will the AIMCO Multifamily Pool NOI include any rents from the AIMCO Multifamily Pool Property in excess of an amount which would be produced from the AIMCO Multifamily Pool Property assuming a 95% economic occupancy level on the AIMCO Multifamily Pool Property at the time of such calculation.

     "AIMCO Multifamily Pool Expenses" means the aggregate of the following items, to the extent approved by the mortgagee in a budget submitted by the AIMCO Multifamily Pool Borrower: (A) real estate taxes, general and special assessments or similar charges; (B) sales, use and personal property taxes; (C) management fees and disbursements; (D) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses; (E) insurance premiums; (F) cost of utilities, and all other administrative, management, ownership, operating, leasing and maintenance expenses incurred in connection with the operation of the AIMCO Multifamily Pool Property; (G) cost of necessary repair or replacement of existing improvements on the AIMCO Multifamily Pool Property with repairs or replacements of like kind and quantity or such kind or quality which is necessary to maintain the AIMCO Multifamily Pool Property to the same standards as competitive rental properties of similar size and location of the AIMCO Multifamily Pool Property; and (H) the cost of such other maintenance materials, HVAC repairs, parts and supplies, other decorating supplies, floor covering repairs, other decorating contracts, drapes and equipment. The AIMCO Multifamily Pool Expenses are based on the above-described items actually incurred by AIMCO Multifamily Pool Borrower during the period for which the calculation is being made.


EPT POOL: THE BORROWER; THE PROPERTIES

     THE LOAN. The "EPT Pool Loan" had a principal balance as of the Cut-Off Date of approximately $104,748,392 and is evidenced by a note issued by EPT DownREIT II, Inc. (the "EPT Pool Borrower"). The EPT Pool Loan was originated by Archon, on behalf of the Seller, on June 29, 1998. The EPT Pool Loan is a non-recourse loan, secured by six fee simple first priority mortgages encumbering AMC Grand 24 (Dallas, Texas); AMC Studio 30 (Houston, Texas); AMC Huebner Oaks 24 (San Antonio, Texas); AMC Promenade 16 (Woodland Hills, California); AMC Ontario Mills 30 (Ontario, California); and AMC West Olive 16 (Creve Coeur, Missouri), and two leasehold first mortgages encumbering AMC Mission Valley 20 (San Diego, California) and AMC Lennox 24 (Columbus, Ohio) (collectively, the "EPT Pool Properties") and certain other related collateral relating thereto (including assignments of leases and rents, assignment of EPT Pool management agreements, and funds in certain accounts). The EPT Pool Properties are cross-collateralized and cross-defaulted. Each title insurance policy issued upon the origination of the EPT Pool Loan insures that the mortgages and deeds of trust securing the EPT Pool Loan constitute valid and enforceable first liens on the EPT Pool Properties, subject to certain exceptions and exclusions from coverage set forth in the policies.

     THE BORROWER. The EPT Pool Borrower is a Missouri corporation, and wholly-owned, special-purpose subsidiary of Entertainment Properties Trust ("EPT") formed solely for the purpose of owning, operating and managing the EPT Pool Properties. The EPT Pool Borrower has no material assets other than the EPT Pool Properties and related interests. The EPT Pool Properties are net-leased and operated by American Multi-Cinema, Inc., an affiliate of AMC Entertainment, Inc. ("AEN").

     THE PROPERTIES. The EPT Pool Properties are comprised of the EPT Pool Borrower's fee simple and leasehold interest in eight megaplex theater complexes. The EPT Pool Properties have three locations in California, three locations in Texas and one location in each of Missouri and Ohio, and contain a total of approximately 184 movie screens. The EPT Pool Property amenities include stadium AMC LoveSeat (Trade Mark) style seating, 46-inch spacing between rows, Sony Dynamic Digital Sound ("SDDS (Trade Mark) "), advance ticket purchase by TeleTicket (Trade Mark) and TORUS (Trade Mark) Compound Curved Screens. The EPT Pool Properties have primary lease terms of between 13 and 14 years with four successive five-year renewal options, are subject to leases that have initial triple net rent totals ranging from $1,354,500 to $2,995,000 and are subject to annual increases equal to the lesser of (i) 2.0% or (ii) the change in the consumer price index. The rents also include an obligation to pay percentage rent equivalent to 6.0% of gross sales in excess of specified breakpoints.

     AMC Promenade 16. AMC Promenade 16 is located within the Promenade at Woodland Hills, a two-level enclosed regional mall containing approximately 80 shops and approximately 605,000 gross leaseable square feet anchored by the subject theaters, a Macy's department store and a Macy's Men's store. The Promenade at Woodland Hills is located in the Warner Center mixed-use, master-planned development in Woodland Hills (an unincorporated area of the city of Los Angeles), California. The complex includes an approximately 20,000 square foot food-court and an approximately 40,000 square feet of available retail space. The site improvements include approximately 462 dedicated parking spaces, while reciprocal easement agreements allow for use of additional spaces on the mall site. The AMC Promenade 16 facility lease has a primary term of 13 years, with four successive five-year renewal options.

     AMC Ontario Mills 30. AMC Ontario Mills 30 is located within the Ontario Mills, an approximately 1.6 million SF enclosed outlet mall anchored by the subject theaters, Neiman Marcus, Clearinghouse by Saks Fifth Avenue, Virgin Megastore, Marshall's, Sports Authority and T.J. Maxx, among others, located in the Los Angeles inland suburb of Ontario, California. The site improvements include approximately 1,535 dedicated parking spaces, while reciprocal easement agreements allow for use of additional spaces on the mall site. The AMC Ontario Mills 30 facility lease has a primary term of 13 years, with four successive five-year renewal options.

     AMC Studio 30. AMC Studio 30 is a free-standing megaplex theater complex located adjacent to a Wal-Mart and a Sam's Club located in the Galleria submarket of Houston, Texas. The site improvements include approximately 2,043 dedicated parking spaces. The AMC Studio 30 facility lease has a primary term of approximately 14 years, with four successive five-year renewal options.

     AMC Grand 24. AMC Grand 24 is a free-standing megaplex theater complex located in the Dallas Technology Center, a master-planned development in western Dallas, Texas. The site improvements include approximately 2,050 dedicated parking spaces. The AMC Grand 24 facility lease has a primary term of 13 years, with four successive five-year renewal options.

     AMC West Olive 16. AMC West Olive 16 is a free-standing megaplex theater complex located within the West Park Center mixed-use complex in Creve Coeur, St. Louis County, Missouri. The site improvements include 423 dedicated parking spaces, while reciprocal easement agreements allow for use of an additional approximately 1,404 spaces. The AMC West Olive 16 facility lease has a primary term of 14 years, with four successive five-year renewal options.

     AMC Huebner Oaks 24. AMC Huebner Oaks 24 is a free-standing megaplex theater complex located adjacent to a new retail development anchored by Old Navy, Bed, Bath and Beyond and Borders Books in northeastern San Antonio, Texas. The AMC Huebner Oaks 24 facility lease has a primary term of 14 years, with four successive five-year renewal options.

     AMC Mission Valley 20. AMC Mission Valley 20 is located within the Mission Valley Shopping Center, a single-level outdoor mall containing approximately
1.3 million gross leaseable square feet anchored by the subject theaters, Macy's Home Store, Bed, Bath and Beyond, Montgomery Ward and Robinson's-May. The Mission Valley Shopping Center is located in the Mission Valley planning area of San Diego, California. The site improvements include at least approximately 1,500 dedicated parking spaces, while reciprocal easement agreements allow for use of additional spaces on the mall site. AMC Mission Valley 20 facility lease has a primary term of 13 years, with four successive five-year renewal options.

     AMC Lennox 24. AMC Lennox 24 is located within the Lennox Town Center, an approximately 350,000 SF outdoor retail center anchored by the subject theaters, Old Navy, Target and Staples, among others in Columbus, Ohio. The site improvements include at least approximately 833 dedicated parking spaces, while reciprocal easement agreements allow for use of additional spaces on the mall site. AMC Lennox 24 facility lease has a primary term of approximately 14 years, with four successive five-year renewal options.


     The AMC Mission Valley 20 ground lease commenced in March 1994 and has a 30-year initial term expiring in January 2026, with two ten-year extension options. Minimum rent is currently $10 per square foot based upon floor area ($764,850 per annum) through year 11 of the lease, increasing by an amount equal to $2 per square foot in year 12 and each five-year period thereafter to $18 per square foot in year 27 of the ground lease. The ground lease also includes an obligation to pay percentage rent equivalent to 10% of gross sales in excess of specified breakpoints. Due to the opening of an AMC theater in the nearby Fashion Valley Shopping Center (the "Fashion Valley Theater") in violation of the one-mile radius restriction contained in the AMC Mission Valley 20 ground lease, the ground lease provides that (a) during the first ten years of the term of the AMC Mission Valley 20 ground lease, the sales generated by the Fashion Valley Theater are included as a part of the AMC Mission Valley 20 gross sales for purposes of determining whether the percentage rent breakpoints have been reached under the AMC Mission Valley 20 ground lease and (b) during the first six years of the term of the AMC Mission Valley 20 ground lease, the amount of percentage rent payable under the AMC Mission Valley 20 ground lease is equivalent to 10% of gross sales generated by both the AMC Mission Valley 20 and the Fashion Valley Theater in excess of a specified breakpoint.


     The AMC Lennox 24 ground lease commenced in May 1996 and has a 25.5-year initial term expiring in December 2021, with 10 five-year extension options. Minimum rent is currently $537,579 per annum through year 5 of the ground lease, increasing by approximately 10% in years 6, 11, 16 and 21 of the ground lease. The ground lease also includes an obligation to pay percentage rent equivalent to 2.0% of gross sales in excess of a specified breakpoint.


     Appraisals, dated as of May 29, June 1 and June 3, 1998 determined an aggregate value for the EPT Pool Properties of approximately $169,900,000, resulting in a Cut-Off Date LTV Ratio of approximately 61.7%. Each EPT Pool Property appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--Limitations of Appraisals" herein. Property condition reports ("Property Condition Reports") on the EPT Pool Properties were completed in June 1998. The Property Condition Reports concluded that the EPT Pool Properties were generally in good physical condition and identified only minor immediate physical needs, totaling $75,850 in anticipated costs. Phase I environmental site assessments were completed in June 1998 by a third-party environmental firm for each EPT Pool Property. The reports did not reveal any environmental liability that the Seller believes would have a material adverse impact on the EPT Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--Environmental Risks" herein.

                          EPT POOL PROPERTIES SUMMARY

                             PROPERTY DESCRIPTION


                                                         NUMBER   NUMBER
                                                 YEAR      OF       OF
PROPERTY                        LOCATION        BUILT   SCREENS    SEATS
------------------------- -------------------- ------- --------- --------
AMC Promenade 16 ........ Woodland Hills, CA   1996        16      2,860
AMC Ontario Mills 30 .... Ontario, CA          1996        30      5,496
AMC Studio 30 ........... Houston, TX          1997        30      6,032
AMC Grand 24 ............ Dallas, TX           1995        24      5,067
AMC West Olive 16 ....... Creve Coeur, MO      1997        16      2,817
AMC Huebner Oaks 24       San Antonio, TX      1997        24      4,400
AMC Mission Valley 20     San Diego, CA        1995        20      4,361
AMC Lennox 24 ........... Columbus, OH         1996        24      4,412
                                                           --      -----
 Total/Weighted
  Average ...............                                 184     35,445
                                                          ===     ======
                            CUT-OFF DATE        APPRAISED
                           ALLOCATED LOAN         VALUE          CUT-OFF    UNDERWRITTEN
PROPERTY                       AMOUNT       (AS OF 5/98-6/98)   DATE LTV   NET CASH FLOW     DSCR
------------------------- ---------------- ------------------- ---------- --------------- ----------
AMC Promenade 16 ........   $ 19,146,227       $ 31,000,000      61.8%      $ 2,979,518       1.97x
AMC Ontario Mills 30 ....     16,984,557         27,500,000      61.8%        2,643,347       1.97x
AMC Studio 30 ...........     16,058,126         26,000,000      61.8%        2,758,385       2.18x
AMC Grand 24 ............     12,414,167         20,100,000      61.8%        1,943,183       1.98x
AMC West Olive 16 .......     11,487,736         18,600,000      61.8%        1,862,958       2.05x
AMC Huebner Oaks 24           10,746,592         17,400,000      61.8%        1,764,900       2.08x
AMC Mission Valley 20          9,881,923         16,300,000      60.6%        1,703,065       2.18x
AMC Lennox 24 ...........      8,029,063         13,000,000      61.8%        1,344,674       2.12x
                            ------------       ------------                 -----------
 Total/Weighted
  Average ...............   $104,748,392       $169,900,000      61.7%      $17,000,030       2.06x
                            ============       ============                 ===========

     OPERATING HISTORY. The sole source of income to the EPT Pool Borrower from the EPT Pool Properties historically has been and is expected to continue to be the payments under the EPT Pool Master Lease. See "--Property Management; Master Lease."

     PROPERTY MANAGEMENT; MASTER LEASE. Each EPT Pool Property is subject to a triple-net lease (each such lease, an "EPT Master Lease") to American Multi-Cinema, Inc. the fifth largest operator of movie theaters domestically (the "EPT Master Lease Tenant"), an affiliate of AEN, and do not require that the EPT Pool Borrower maintain property management. However, in the event a property manager is engaged, the EPT Pool Borrower agrees to enter into a property management agreement which is cancelable by the EPT Pool Borrower without penalty upon 30 days' notice (i) if net operating income drops to 85% of net operating income at closing, (ii) upon an event of default or (iii) on the Anticipated Repayment Date. The mortgagee is authorized to terminate such property manager in the event the EPT Pool Borrower fails to terminate any property manager, as required under the EPT Pool Loan documents. Any fees payable under any such property management agreement shall be subordinated to the EPT Pool Loan.

     The EPT Master Leases are guaranteed by AEN pursuant to guaranties that expire on the expiration of the initial term of the applicable EPT Master Lease or the assignment of the applicable EPT Master Lease after the fifth anniversary of the applicable EPT Master Lease commencement date to an assignee (which operates first run movie theaters) having a net worth of no less than $100,000,000. The EPT Master Leases provide for base rent with set annual escalation, percentage rent on revenues in excess of certain baseline amounts, and remaining lease terms ranging from 13 to 14 years. All fixed and variable costs associated with the EPT Pool Properties are the responsibility of the applicable EPT Master Lease Tenant; however, the EPT Master Leases are not bondable. The EPT Master Leases are cross-defaulted with each other. In addition, each such lease is cross-defaulted with leases with respect to the following theater properties that are not a part of the collateral for the EPT Pool Loan: Gulf Pointe 30 (Houston, Texas), Mesquite 30 (Dallas, Texas), Cantera 30 (Chicago, Illinois), Hampton Town Center 24 (Norfolk, Virginia) and Livonia 20 (Detroit, Michigan). However, the EPT Master Leases cannot be modified or terminated in connection with these cross-default provisions without the consent of the mortgagee. Also, such provisions are only in effect under each EPT Master Lease until the earlier to occur of (i) the date the senior long-term debt obligations of AEN or the corporate credit rating of AEN is rated investment grade by either S&P or Moody's, (ii) the rent under the EPT Master Leases represent less than 50% of the EPT Pool Borrower's rental income for any fiscal quarter or (iii) the expiration of the fixed term of the applicable EPT Master Lease.

     The EPT Master Lease Tenant may abate rent in connection with a casualty from the date of the casualty until the earlier of (i) 90 days after completion of the restoration or (ii) the date on which the EPT

Master Lease Tenant reopens the damaged property for business. The EPT Master Lease Tenant may abate rent in connection with a condemnation during the period of restoration and in proportion to the value of the condemned portion of the affected property. The EPT Master Lease Tenant may terminate the EPT Master Lease in connection with a casualty if (i) the casualty renders the property unsuitable for use as a movie theater, (ii) the cost of restoration would exceed 50% of the replacement cost of the improvements at the time of the casualty and (iii) the mortgagee does not elect to restore the property; provided, however, that, if the casualty occurs during the last three years of the initial term of the applicable EPT Master Lease or during the last two years of any option period under the applicable EPT Master Lease and the cost of restoration would exceed 25% of the replacement cost of the property as of the time of the casualty, then the EPT Master Lessee may terminate the EPT Master Lease. The EPT Master Tenant may terminate the EPT Master Lease in connection with a condemnation if (i) a material portion of the building is condemned or (ii) if the mortgage is unable to provide substitute contiguous parking and if a sufficient number of parking spaces is condemned such that (A) the number of parking spaces to such property is reduced by 20% or more and there is an insufficient number of parking spaces to satisfy applicable zoning ordinances or (B) in the reasonable judgment of the EPT Master Lease Tenant, its business operations are materially and adversely affected as a result of such condemnation.

     The EPT Pool Loan documents provide that the insurance requirements will be deemed to have been satisfied with respect to any EPT Pool Property, provided that (a) the insurance requirements set forth in the applicable EPT Master Lease have been satisfied, (b) such EPT Master Lease is in full force and effect, (c) the mortgagee is named as a loss payee and additional insured under such insurance policies, and (d) the EPT Pool Borrower has delivered ACCORD 27 certificates of insurance confirming that the required insurance policies are in full force and effect, all related premiums have been paid in full and the mortgagee has been named as a loss payee. The terms of the EPT Master Leases also govern the application of casualty and condemnation proceeds so long as such EPT Master Leases are in effect. See "--Casualty and Condemnation" herein. All insurance policies will name the EPT Pool Borrower and any mortgagee as an additional insured party. Under the EPT Master Leases, all environmental risk is retained by the EPT Master Lease Tenant. The EPT Master Lease Tenant indemnifies and holds harmless the EPT Pool Borrower as landlord under the EPT Master Leases with respect to the violation of environmental laws pursuant to the EPT Master Leases and the EPT Pool Borrower indemnifies and holds harmless the mortgagee with respect to the violation of environmental laws pursuant to the EPT Pool Loan documents. The following table shows scheduled lease expirations for each of the EPT Pool Properties:


                            EPT POOL LEASE SUMMARY



                                    NET                       CURRENT
                                 RENTABLE                   CONTRACTUAL
                                  SQUARE        LEASE          LEASE
PROPERTY                          FOOTAGE   EXPIRATION(1)     PAYMENTS
------------------------------- ---------- --------------- -------------
AMC Promenade 16 ..............  129,822        12/10      $ 2,995,000
AMC Ontario Mills 30 ..........  131,534        12/10        2,656,500
AMC Studio 30 .................  136,154        12/11        2,772,000
AMC Grand 24 ..................   98,175        12/10        1,953,000
AMC West Olive 16 .............   60,418        12/11        1,869,000
AMC Huebner Oaks 24 ...........   96,004        12/11        1,774,500
AMC Mission Valley 20 .........   84,352        12/10        1,711,500
AMC Lennox 24 .................   98,261        12/11        1,354,500
                                 -------                   -----------
 Total/Weighted
   Average ....................  834,720                   $17,086,000
                                 =======                   ===========



                                   % OF                                 CURRENT     NUMBER /
                                   TOTAL                 CURRENT      GROSS SALES    TERM OF
                                   LEASE     % RENT    GROSS SALES     BREAKPOINT   EXTENSION
PROPERTY                         PAYMENTS   PAYMENT     BREAKPOINT      ($/RSF)      OPTIONS
------------------------------- ---------- --------- --------------- ------------- ----------
AMC Promenade 16 ..............     17.5%    6.0%     $ 49,916,667        $385     4 / 5 Yrs
AMC Ontario Mills 30 ..........     15.6     6.0%       44,275,000        $337     4 / 5 Yrs
AMC Studio 30 .................     16.2     6.0%       46,200,000        $339     4 / 5 Yrs
AMC Grand 24 ..................     11.4     6.0%       32,550,000        $332     4 / 5 Yrs
AMC West Olive 16 .............     10.9     6.0%       31,150,000        $516     4 / 5 Yrs
AMC Huebner Oaks 24 ...........     10.4     6.0%       29,575,000        $308     4 / 5 Yrs
AMC Mission Valley 20 .........     10.0     6.0%       28,525,000        $338     4 / 5 Yrs
AMC Lennox 24 .................      7.9     6.0%       22,575,000        $230     4 / 5 Yrs
                                    ----              ------------
 Total/Weighted
   Average ....................    100.0%    6.0%     $284,766,667        $341
                                   =====              ============

----------
(1)   All leases commenced in November 1997.

     A number of the EPT Pool Properties are located within shopping centers and are subject to a reciprocal easement agreement, declaration of covenants and restrictions, operating agreement or other similar agreements that typically addresses access among the individual parcels comprising the shopping center and maintenance of common areas.

EPT POOL: THE LOAN

     PAYMENT TERMS. The EPT Pool Loan is an ARD Loan which bears interest at a fixed annual rate equal to 6.772% (the "EPT Pool Initial Interest Rate") through and including July 10, 2008. From and after July 11, 2008, its Anticipated Repayment Date, the EPT Pool Loan accrues interest at a revised interest rate equal to the greater of (x) the EPT Pool Initial Interest Rate, plus 2% or (y) 2% above the Treasury Rate as of the Anticipated Repayment Date. The EPT Pool Loan matures on July 11, 2028 (the "EPT Pool Maturity Date"). Pursuant to the terms of the Pooling Agreement, the Special Servicer will not be permitted to enforce any increase in the EPT Pool Initial Interest Rate above 8.772% per annum. Interest on the EPT Pool Loan is calculated for any period based on the actual number of days elapsed and a 360 day year. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein.

     The EPT Pool Loan requires monthly payments of principal and interest of $689,147.83 based on a 30-year amortization schedule (the "EPT Monthly Payment"). The outstanding principal balance of the EPT Pool Loan, together with all accrued and unpaid interest, is due on the EPT Pool Maturity Date. Commencing on the first payment date after its Anticipated Repayment Date, in addition to the EPT Monthly Payment, the EPT Pool Borrower is required to apply 100% of the Excess Cash Flow for the month preceding the month in which the payment date occurs in the following order of priority (a) to the outstanding principal balance until the EPT Pool Loan has been paid in full and (b) to Excess Interest. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein. The scheduled principal balance of the EPT Pool Loan as of the Anticipated Repayment Date will be approximately $89,909,303.

     PREPAYMENT. Except as described below, voluntary prepayment is prohibited under the EPT Pool Loan prior to July 11, 2008, except in connection with certain casualty or condemnation events, permitted partial prepayment to cure an event of default or in connection with defeasance. After the Anticipated Repayment Date, prepayment is permitted in whole or in part without payment of any yield maintenance charge or prepayment, premium or defeasance; however, prepayments made upon acceleration of the EPT Pool Loan following the occurrence of an event of default are subject to a yield maintenance payment, calculated in accordance with the terms of the EPT Pool Loan documents, to be made by the EPT Pool Borrower. Prepayments made in connection with a casualty or condemnation are not subject to any yield maintenance charge or prepayment premium.

     RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The EPT Pool Borrower is permitted on any date on or after two years from the Closing Date to defease the entire the EPT Pool Loan with U.S. Treasury obligations, provided that, certain conditions are met, including (a) the EPT Pool Borrower gives the mortgagee no less than 30 days' prior written notice of its intention to defease the EPT Pool Loan and the date on which such defeasance is to occur;
(b) payment by the EPT Pool Borrower of all accrued and unpaid interest; (c) payment by the EPT Pool Borrower of all other sums due under the EPT Pool Loan;
(d) no event of default may exist under the EPT Pool Loan; (e) payment by the EPT Pool Borrower of the EPT Pool Defeasance Deposit; (f) payment by the EPT Pool Borrower of all reasonable costs and expenses incurred by the mortgagee in connection with the defeasance; (g) the EPT Pool Borrower must deliver to the mortgagee an opinion of counsel for the EPT Pool Borrower in form and substance satisfactory to the mortgagee and the applicable rating agencies; (h) if required by the applicable rating agencies, the EPT Pool Borrower shall also deliver a non-consolidation opinion with respect to any successor borrower, in form and substance satisfactory to the mortgagee and the applicable rating agencies; (i) the EPT Pool Borrower will be required to deliver to the mortgagee a confirmation from a major accounting firm, in form and substance reasonably satisfactory to the mortgagee, that the EPT Pool Defeasance Deposit is sufficient to pay all scheduled payments (including the outstanding principal amount as of the Anticipated Repayment Date) due from the EPT Pool Borrower under the EPT Pool Loan in connection with the proposed defeasance; and (j) the EPT Pool Borrower will be required to deliver to the mortgagee a written confirmation from the applicable rating agencies that all applicable rating agency conditions have been met. Partial defeasance is not permitted.

     Upon receipt of the EPT Defeasance Deposit, the mortgagee, using the EPT Defeasance Deposit, is required to purchase U.S. Treasury obligations on behalf of the EPT Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the EPT Pool Loan. Upon a deposit of such U.S. Treasury obligations, the EPT Pool Borrower will have the right to assign the obligation to make payments under the EPT Pool Loan to a single-purpose bankruptcy remote entity designated by the mortgagee. In connection with the defeasance of the EPT Pool Loan, the EPT Pool Borrower will be permitted to obtain the release of the mortgage or deed of trust liens encumbering the EPT Pool Properties.

     "EPT Defeasance Deposit" means an amount equal to the sum of (i) any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations including, without limitation, the purchase price thereof necessary to meet the scheduled defeasance payments and (ii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with any transfer of the EPT Pool Loan, or otherwise required to accomplish the defeasance.

     OTHER FINANCING. The EPT Pool Borrower is not permitted to incur or assume additional indebtedness other than unsecured trade payables incurred in the ordinary course of the EPT Pool Borrower's business and customarily paid within 60 days of incurrence which are in fact not more than 60 days outstanding.

     ALTERATIONS. Except to the extent that the EPT Master Lease Tenant may be permitted to do so under the EPT Master Leases or upon compliance with certain conditions set forth in the EPT Pool Loan documents, the EPT Pool Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to the EPT Pool Properties or any part thereof.

     RESERVES. Pursuant to the terms of the EPT Pool Loan, the EPT Pool Borrower has established the following reserve accounts, each to be funded on each monthly payment date: (a) a capital reserve account (the "EPT Capital Reserve Account") in an amount equal to 1/12th of $0.10 per usable square foot of space at the EPT Pool Properties, based on 834,720 usable square feet, for the payment of routine capital improvements (excluding tenant improvements, leasing commissions and deferred maintenance conditions) at the EPT Pool Properties and (b) upon the commencement and during the continuance of an EPT Tax, Insurance and Ground Lease Escrow Period, the EPT Pool Borrower must establish and maintain with the mortgagee, a separate tax, insurance and ground lease escrow account (the "EPT Tax, Insurance and Ground Lease Escrow Account"), into which the EPT Pool Borrower must deposit 1/12th of taxes, other charges, insurance premiums and ground lease payments payable during the ensuing 12 months. Prior to the assignment by the EPT Master Lease Tenant of its interests in more than two EPT Master Leases, the EPT Pool Borrower must establish an account for the deposit of payments by the EPT Pool Borrower of an amount equal to the product of $5.00 (as escalated by increases in the Consumer Price Index) and the usable square footage of each property subject to an assigned EPT Master Lease to be used for leasing commissions and tenant improvement costs incurred in connection with any new lease of any portion of a property subject to an assigned EPT Master Lease.

     An "EPT Tax, Insurance and Ground Lease Escrow Period" occurs (i) any time following the occurrence of the Anticipated Repayment Date; (ii) any time following the occurrence of a default; (iii) any time following the occurrence of a default by any EPT Master Lease Tenant; (iv) any time following an assignment by any EPT Master Lease Tenant of any of the EPT Master Leases to a person with an unsecured credit rating lower than "B2" by Moody's Investors Services ("Moody's") (or its equivalent by another Rating Agency) unless the obligations of such assignee under such EPT Master Lease are guaranteed, pursuant to a lease guaranty satisfactory in form and substance to the mortgagee, by a guarantor having an unsecured credit rating of no lower than "B2" by Moody's (or its equivalent by another Rating Agency); (v) during any period in which the current unsecured credit rating of AEN or any assignee of any EPT Master Lease Tenant under any EPT Master Lease (or, if applicable, any guarantor of such assignee's obligations under such EPT Master Lease) is below "B2" by Moody's (or its equivalent by another Rating Agency); or (vi) upon the occurrence of an EPT Low Debt Service Trigger Period.

     LOW DEBT SERVICE RESERVE. The EPT Pool Borrower has established a low debt service account (the "EPT Low Debt Service Account") to be funded monthly during an EPT Low Debt Service Reserve Trigger Period in an amount equal to all remaining funds in the EPT Deposit Account after (a) payments into the EPT Tax, Insurance and Ground Lease Escrow Account; (b) payment of debt service; (c) payment of operating expenses; and (d) payments into the EPT Capital Reserve Account. After the occurrence of a Low Debt Service Application Event, the funds on deposit in the EPT Low Debt Service Account will be applied to the EPT Pool Loan in the order and priority determined by the mortgagee. The EPT Pool Borrower may obtain a disbursement of the funds on deposit in the EPT Low Debt Service Account by written request after the occurrence of a Low Debt Service Return Event.

     "EPT Low Debt Service Application Event" means, at any time prior to the Anticipated Repayment Date, that net operating income of the EPT Pool Properties for the 12-month period prior to the applicable calculation date is less than 75% of the closing date Underwritten NOI.

     "EPT Low Debt Service Reserve Trigger Event" means, any time prior to the Anticipated Repayment Date, that the net operating income of the EPT Pool Properties for the 12-month period prior to the applicable calculation date is less than 85% of the closing date Underwritten NOI.

     "EPT Low Debt Service Return Event" means, any time after an EPT Low Debt Service Trigger Event and prior to the Anticipated Repayment Date, as calculated as of the last day of two consecutive calendar quarters, that (i) no event of default has occurred and is continuing and (ii) the net operating income of the EPT Pool Properties for the 12-month period prior to the applicable calculation date is equal to or greater than 85% of the closing date Underwritten NOI as calculated by the mortgagee.

     "EPT Low Debt Service Trigger Period" means, the period of time after an EPT Low Debt Reserve Trigger Event until the occurrence of an EPT Low Debt Service Return Event.

     CASH MANAGEMENT; LOCKBOX. The EPT Pool Borrower has established and is required to maintain a hard lock-box account in the name and under the sole dominion and control of the mortgagee (the "EPT Deposit Account"), and all income received or accrued in connection with the operation of the EPT Pool Properties by the EPT Pool Borrower.

     TRANSFER OF PROPERTY AND INTEREST IN THE EPT POOL BORROWER;
ENCUMBRANCES. Transfers of interest in the EPT Pool Properties are permitted, provided that (a) the transferee complies with all single-purpose entity requirements, the transferee is controlled by EPT and no event of default has occurred and is continuing or (b) the mortgagee consents to the transfer and a rating confirmation is obtained from the applicable rating agencies.

     Transfers of equity interest in the EPT Pool Borrower are permitted, subject to compliance with single-purpose entity requirements, continued EPT control over the EPT Pool Borrower and delivery of a non-consolidation opinion in connection with any transfer that results in any person or entity owning more than a 49% ownership interest in EPT that did not own more than a 49% ownership interest on the closing date.

     CASUALTY AND CONDEMNATION. If no EPT Master Lease is in effect with respect to the affected EPT Pool Property and a casualty or a condemnation occurs at an EPT Pool Property that involves a loss of less than 5% of the outstanding principal balance of the EPT Pool Loan, the mortgagee must permit the application of the related insurance proceeds or condemnation award (after reimbursement of any expenses incurred by the mortgagee) toward reimbursement of the EPT Pool Borrower for the cost of restoring, repairing, replacing or rebuilding the affected EPT Pool Property, provided that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the affected EPT Pool Property can be restored to its value prior to the casualty or condemnation; (ii) the EPT Pool Properties, after such restoration, will adequately secure the outstanding balance of the EPT Pool Loan; (iii) the restoration can be completed by the earliest to occur of: the 180th day following the receipt of the proceeds or award, the 180th day prior to the maturity date of the EPT Pool Loan, or with respect to a casualty, the expiration of the payment period on the rent loss insurance coverage in respect of such casualty; and (iv) during the period of the restoration, the sum of (x) income derived from the EPT Pool Property, plus (y) proceeds of rent loss insurance or business interruption insurance, if any, will equal or exceed 105% of the sum of (1) operating expenses with respect to the affected EPT Pool Property and (2) the debt service in respect to the allocated loan amount for such affected EPT Pool Property. If any of the foregoing conditions is not satisfied, then the mortgagee may, in its sole discretion, apply proceeds to prepayment of the EPT Pool Loan and the EPT Pool Properties will be released from the EPT Pool Loan documents if the EPT Pool Loan is repaid in full.

     If no EPT Master Lease is in effect with respect to the affected EPT Pool Property and a casualty or condemnation occurs at an EPT Pool Property that involves a loss which is equal to or greater than 5% of the outstanding principal balance of the EPT Pool Loan, the mortgagee may apply the insurance proceeds or condemnation award to prepayment of the EPT Pool Loan or the mortgagee may apply such proceeds or award toward reimbursement of the EPT Pool Borrower's restoration costs; provided that the mortgagee must make such proceeds available for restoration if (x) an operating agreement provides that such proceeds must be applied to restoring the applicable EPT Pool Property, (y) in the reasonable judgment of the mortgagee, the EPT Pool Property can be restored within 12 months (and prior to the Anticipated Repayment Date) to an economic unit not less valuable and not less useful than the same was prior to the casualty or condemnation which, after such restoration, will adequately secure the outstanding balance of the EPT Pool Loan and (z) no event of default has occurred and is continuing.

     If the EPT Master Lease is in effect with respect to the affected EPT Pool Property, then, with respect to the application of proceeds, in the event (i) neither the EPT Pool Borrower nor the EPT Master Lease Tenant elects to terminate the related EPT Master Lease and (ii) the EPT Master Lease Tenant elects to restore the applicable EPT Pool Property in accordance with the applicable EPT Master Lease, then (A) all such proceeds shall be deposited with a disbursing agent and shall be disbursed by such disbursing agent pursuant to an escrow agreement to be agreed upon among the EPT Pool Borrower, the EPT Master Lease Tenant and the disbursing agent; (B) the EPT Pool Borrower shall immediately pay to the mortgagee any related proceeds released to the EPT Pool Borrower by the disbursing agent pursuant to the escrow agreement described in clause (A) above, which proceeds shall be applied in accordance with the EPT loan agreement; and (C) the terms and provisions of the EPT Pool loan agreement shall be deemed to be satisfied so long as the EPT Master Lease Tenant diligently pursues and completes the restoration of the affected EPT Pool Property in accordance with the terms and provisions of the applicable EPT Master Lease. If the EPT Pool Borrower shall elect to restore any EPT Pool Property affected by a casualty or condemnation pursuant to the terms and provisions of the related EPT Master Lease, the EPT Pool Borrower's rights and obligations with respect to the related restoration and proceeds shall be as set forth in the EPT loan agreement.


SKYLINE CITY POOL: THE BORROWERS; THE PROPERTIES

     THE LOAN. The "Skyline City Pool Loan" had a principal balance as of the Cut-Off Date of approximately $87,423,946 and is evidenced by a note with a Cut-Off Date principal balance of $68,982,179 issued by Fifteenth Skyline Associates Limited Partnership ("Fifteenth Skyline") and a note with a Cut-Off Date principal balance of $18,441,767 issued by Ninth Skyline Associates Limited Partnership ("Ninth Skyline" and together with Fifteenth Skyline, the "Skyline City Pool Borrowers"). The Skyline City Pool Loan was originated by Archon, on behalf of GSMC, on May 14, 1998. The Skyline Pool Loan is a non-recourse loan, secured by first priority deed of trust liens encumbering the borrower's fee interest in two commercial office buildings located in Falls Church, Fairfax County, Virginia, known as One Skyline Tower ("One Skyline Tower") and Three Skyline Place ("Three Skyline Place," collectively the "Skyline City Pool Properties") and certain other related collateral (including assignments of leases and rents, assignment of management agreements, assignment of agreements, licenses, permits and contracts, and funds in certain accounts). The Skyline City Pool Properties are cross-defaulted and cross-collateralized with each other. Each title insurance policy issued upon the origination of the Skyline City Pool Loan insures that each deed of trust securing the Skyline City Pool Loan constitutes a valid and enforceable first lien on the Skyline City Pool Properties, subject to certain exceptions and exclusions from coverage set forth in the policies.

     THE BORROWER. The Skyline City Pool Borrowers are each special purpose Virginia limited partnerships whose general partners are limited liability companies formed solely for the purpose of owning, operating and managing the Skyline City Pool Properties. The Skyline City Pool Borrowers have no material assets other than the Skyline City Pool Properties and related interests. The Skyline City Pool Properties are managed by Charles E. Smith Real Estate Services L.P., an affiliate of Charles E. Smith Commercial Realty L.P. (the "Skyline City Pool Manager"). Pursuant to a private placement document dated September 4, 1998 Charles E. Smith Commercial Realty L.P. ("CESCR LP") intends to acquire a controlling interest in the Skyline City Pool Properties through the use of operating partnership units. The transaction is expected to close October 31, 1998. For the purpose of the Skyline City Pool Loan documents, CESCR LP is deemed an acceptable sponsor whose acquisition is specifically pre-approved.

     THE PROPERTIES. The Skyline City Pool Properties are comprised of the Skyline City Pool Borrower's fee simple interest in two commercial office buildings. The Skyline City Pool Properties are located in the Skyline City master-planned commercial park in Falls Church, Fairfax County, Northern Virginia. One Skyline Tower is comprised of approximately 4.56 acres of land improved with a 26-story Class A office building and a five-level subterranean parking facility containing approximately 1,322 parking spaces. The improvements also include a surface lot which accommodates an additional 67 spaces. One Skyline Tower was built in 1987 and contains approximately 476,582 square feet of net rentable office space and approximately 4,054 square feet of storage space. Three Skyline Place is comprised of approximately 2.65 acres of land improved with a 16-story Class B office building and a three-level subterranean parking facility containing approximately 613 parking spaces. The improvements also include a surface lot which accommodates an additional 75 spaces. Three Skyline Place was built in 1980 and contains approximately 252,086 square feet of net rentable office space.

     Appraisals, dated as of April 17, 1998 determined an aggregate value for the Skyline City Pool Properties of approximately $122,600,000, resulting in a Cut-Off Date LTV Ratio of approximately 71.3%. Each Skyline City Pool Property appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--Limitations on Appraisals" herein. Property Condition Reports on the Skyline City Pool Properties were completed in May 1998. The Property Condition Reports concluded that the Skyline City Pool Properties were generally in good physical condition and identified only minor immediate physical needs, totaling $9,438 in anticipated costs. A Phase I environmental site assessments dated April 1998 was completed by a third-party environmental firm for each Skyline City Pool Property. The reports did not reveal any environmental liability that the Seller believes would have a material adverse impact on the Skyline City Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--Environmental Risks" herein.


                     SKYLINE CITY POOL PROPERTIES SUMMARY




                                                         NET
                                                      RENTABLE                    CUT-OFF DATE
                                                       SQUARE       OCCUPANCY      ALLOCATED      APPRAISED VALUE
PROPERTY                             LOCATION          FOOTAGE     AS OF 7/98     LOAN AMOUNT      (AS OF 4/98)
-----------------------------   ------------------   ----------   ------------   -------------   ----------------
One Skyline Tower ...........    Falls Church, VA    476,582         98.7%       $68,982,179     $ 84,900,000
Three Skyline Place .........    Falls Church, VA    252,086         92.8%        18,441,767       37,700,000
                                                     -------                     -----------     ------------
 Total/Weighted
   Average ..................                        728,668         95.8%       $87,423,946     $122,600,000
                                                     =======                     ===========     ============


                                                             ANNUALIZED
                               CUT-OFF     ANNUALIZED           BASIC         UNDERWRITTEN    CUT-OFF
                                 DATE        BASIC              RENT               NET         DATE
PROPERTY                         LTV        RENT(1)      PER SQUARE FOOT(2)     CASH FLOW      DSCR
----------------------------- --------- --------------- -------------------- -------------- ----------
One Skyline Tower ...........  81.25%    $ 10,800,672          $22.99          $6,888,130       1.23x
Three Skyline Place .........  48.92%       4,700,002          $20.27           3,062,885       2.04x
                                         ------------                          ----------
 Total/Weighted
   Average ..................  71.31%    $ 15,500,674          $21.27          $9,951,015       1.40x
                                         ============                          ==========

----------
(1) Does not include antennae income of $408,932 or potential rent from vacant area.

(2)   Includes potential rent from vacant area.


     OCCUPANCY AND MAJOR TENANTS: As of August 1, 1998, One Skyline Tower was approximately 98.7% leased and Three Skyline Place was approximately 92.8% leased. The ten largest tenants as of August 1, 1998, based upon annualized base rent, are shown below:

   TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--SKYLINE CITY POOL LOAN

                                                                  % OF                                      ANNUALIZED
                                                                   NET                           % OF       BASIC RENT
                                                       TENANT   RENTABLE                        TOTAL          PER
                                                       SQUARE    SQUARE       ANNUALIZED      ANNUALIZED      SQUARE      LEASE
TENANT                                   PROPERTY     FOOTAGE    FOOTAGE      BASIC RENT    BASIC RENT(1)      FOOT     EXPIRATION
------------------------------------ --------------- --------- ----------   -------------- --------------- ----------- -----------
GSA GS-11B-00118 ...................   One Skyline    283,073      38.8%     $ 6,468,649         41.7%        $22.85       9/09
Science Applications ...............   One Skyline     87,837      12.1        2,139,218         13.8         $24.35       8/03
GSA GS-11B-90197 ...................   One Skyline     82,154      11.3        1,753,469         11.3         $21.34      12/99
GSA GS-11B-70346 ...................  Three Skyline    45,597       6.3          778,064          5.0         $17.06       8/02
Birch & Davis ......................  Three Skyline    25,331       3.5          534,204          3.4         $21.09       1/00
Booz, Allen & Hamilton .............  Three Skyline    19,683       2.7          412,648          2.7         $20.96       3/02
Irving Burton & Associates .........  Three Skyline    15,264       2.1          343,440          2.2         $22.50       5/01
Grumman Data Systems ...............  Three Skyline    12,124       1.7          242,480          1.6         $20.00       1/00
Physician Medical Associates          Three Skyline    10,792       1.5          232,727          1.5         $21.56       7/98
Richard S. Carson ..................   One Skyline      8,040       1.1          206,279          1.3         $25.65       6/01
                                                      -------      ----      -----------         ----
 Total/Weighted
   Average .........................                  589,895      81.0%     $13,111,177         84.6%        $22.23
                                                      =======      ====      ===========         ====

----------
(1) Does not include potential rent from vacant area.

     LEASE EXPIRATION SCHEDULE. The following table shows scheduled lease expirations (assuming no renewal options) for tenants under leases as of August 1, 1998 at the Skyline City Pool Properties:

               LEASE EXPIRATION SCHEDULE--SKYLINE CITY POOL LOAN

                                             % OF
                                              NET                                               ANNUALIZED
                          EXPIRING         RENTABLE         ANNUALIZED           % OF           BASIC RENT
YEAR END DEC 31         SQUARE FEET     SQUARE FOOTAGE      BASIC RENT      BASIC RENT(1)     PER SQUARE FOOT
--------------------   -------------   ----------------   --------------   ---------------   ----------------
1998 ...............       30,674              4.2%        $   690,579            4.5%            $22.51
1999 ...............      119,948             16.5           2,582,369           16.7             $21.53
2000 ...............       56,906              7.8           1,188,829            7.7             $20.89
2001 ...............       24,894              3.4             585,039            3.8             $23.50
2002 ...............       91,586             12.6           1,736,695           11.2             $18.96
2003 ...............       97,120             13.3           2,248,515           14.5             $23.15
2009 ...............      283,073             38.8           6,468,649           41.7             $22.85
Vacant .............       24,467              3.4                  --             --                 --
                          -------             ----         -----------           ----
 Total/Weighted
   Average .........      728,668            100.0%        $15,500,675          100.0%            $21.27
                          =======            =====         ===========          =====

----------
(1) Does not include potential rent from vacant area.

     OPERATING HISTORY. The following table shows certain unaudited information regarding the operating history of the Skyline City Pool Properties:

                                                                                   TRAILING TWELVE     UNDERWRITTEN
                                  1995              1996              1997           (7/97-6/98)       NET CASH FLOW
                             --------------   ---------------   ---------------   -----------------   --------------
REVENUES .................    $14,110,835      $ 14,817,024      $ 15,333,749        $ 16,458,125      $ 16,050,370
EXPENSES .................      5,076,481         5,364,498         5,341,474           5,429,946         5,449,820
                              -----------      ------------      ------------        ------------      ------------
NET OPERATING INCOME .....      9,034,354         9,452,526         9,992,275          11,028,179        10,600,550
CAPITAL EXPENDITURES .....        337,886           728,542           720,328           1,105,144           909,365
                              -----------      ------------      ------------        ------------      ------------
NET CASH FLOW ............    $ 8,696,468      $  8,723,984      $  9,271,947        $  9,923,035      $  9,691,185
                              ===========      ============      ============        ============      ============

     PROPERTY MANAGEMENT. The Skyline City Pool Properties are subject to two separate management agreements (the "Skyline City Pool Management Agreements"). Under the terms of each Skyline City Pool Management Agreement, the Skyline City Pool Manager is entitled to a management fee equal to 3% of gross revenues of the Skyline City Pool Properties and a leasing fee equal to 2% of gross lease revenues of the Skyline City Pool Properties for each lease signed. The Skyline City Pool Manager has agreed that (i) upon the occurrence and continuation of an event of default under the Skyline City Pool Loan, the mortgagee may exercise all rights of the Skyline City Pool Borrower to terminate the Skyline City Pool Management Agreements on 30 days' notice without penalty or fee (other than accrued and unpaid fees thereunder) and (ii) will not amend or modify the Skyline City Pool Management Agreements without the prior written consent of the mortgagee (which consent will not be unreasonably withheld or delayed).

SKYLINE CITY POOL: THE LOAN

     PAYMENT TERMS. The Skyline City Pool Loan is an ARD Loan which bears interest at a fixed rate per annum equal to 7.049% (the "Skyline City Pool Initial Interest Rate") through and including August 10, 2008. The Skyline City Pool Loan matures on June 11, 2028 (the "Skyline City Pool Maturity Date"). From and after August 11, 2008, its Anticipated Repayment Date, the Skyline City Pool Loan accrues interest at a revised interest rate equal to the greater of (x) 9.049% or (y) 2% above the Treasury Rate as of the Anticipated Repayment Date. Pursuant to the terms of the Pooling Agreement, the Special Servicer will not be permitted to enforce any increase in the Skyline City Pool Initial Interest Rate above 9.049% per annum. Interest on the Skyline City Pool Loan is calculated for any period based on the actual number of days elapsed and a 360-day year. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein.

     The Skyline City Pool Loan requires monthly payments of principal and interest of $592,148.22 each (based on a 30-year amortization schedule and a per annum interest rate of 7.049%). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Skyline City Pool Maturity Date. Commencing on the first payment date on or after its Anticipated Repayment Date, the Skyline City Pool Borrower is required to apply 100% of the Excess Cash Flow for the month preceding the month in which the payment date occurs in the following order of priority (i) to the outstanding principal balance until the Skyline Pool Loan has been paid in full and (ii) to Excess Interest. See "--Certain Characteristics of the Mortgage Loans--ARD Loans" herein. The scheduled principal balance of the Skyline City Pool Loan as of the Anticipated Repayment Date will be approximately $75,306,166.

     PREPAYMENT. Except as described below, voluntary prepayment is prohibited under the Skyline City Pool Loan prior to July 11, 2008, except in connection with (i) acceleration of the Skyline City Pool Loan following an event of default, (ii) certain casualty or condemnation events, and (iii) exercise of a purchase option prior the second anniversary from the Closing Date by the applicable U.S. government tenant at One Skyline Tower applying its right to purchase One Skyline Tower after which the Skyline City Pool Borrower may partially prepay the Skyline City Pool Loan so long as no event of default is occurring and the Skyline City Pool Borrower prepays 110% of the Allocated Loan Amount for One Skyline Tower.

     If all or any part of the principal amount of the Skyline City Pool Loan is prepaid upon acceleration of the Skyline City Pool Loan following the occurrence of an event of default, the Skyline City Pool Borrower will also be required to pay a yield maintenance charge. No yield maintenance charge or prepayment premium will be payable upon any mandatory prepayment of the Skyline City Pool Loan in connection with casualty or condemnation unless an event of default has occurred and is continuing, in which case the Skyline City Pool Borrower will be required to pay a yield maintenance charge calculated in accordance with the terms of the Skyline City Pool Loan.

     RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Skyline City Pool Borrower is permitted on any date on or after the earlier of November 11, 2000 and the second anniversary from the Closing Date to defease all or a portion of the Skyline City Pool Loan, provided, that certain conditions are met, including the Skyline City Pool Borrower gives the mortgagee at least thirty days' prior written notice of the date (which must be a payment date) of such defeasance and that the Skyline City Pool Borrower pays on the defeasance date (i) all accrued and unpaid interest on the Skyline City Pool Loan to but not including such date, (ii) all other sums then due under the Skyline City Pool Loan and the related loan documents, (iii) the Skyline City Pool Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Skyline City Pool Borrower will be required to deliver to the mortgagee among other things a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a major accounting firm that the Skyline City Pool Defeasance Deposit is sufficient to pay all scheduled payments (including the outstanding principal amount as of the Anticipated Repayment Date) due from the Borrower under the Skyline City Pool Loan in connection with the proposed defeasance and confirmation that all conditions to defeasance have been met from any applicable rating agency that has required as a condition to defeasance that such confirmation be obtained.

     "Skyline City Pool Defeasance Deposit" means a cash amount equal to the sum of (i) the remaining principal amount of the Skyline City Pool Loan (in the case of a total defeasance) or the principal amount of the defeased note (in the case of a partial defeasance), as applicable, with interest thereon, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations necessary to meet the scheduled defeasance payments, and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to accomplish the defeasance.


     Partial defeasance is permitted in an amount equal to the Skyline City Pool Release Amount. In connection with the defeasance of the Skyline City Pool Loan, the Skyline City Pool Borrower will be permitted to obtain the release of the deed of trust lien encumbering the Skyline City Pool Properties or a portion thereof with respect to a partial defeasance.


     "Skyline City Pool Release Amount" means, with respect to a specified Skyline City Pool Property, an amount equal to the excess of (i) (a) 110% of the Allocated Loan Amount for One Skyline Tower, as applicable, or (b) 182% of the Allocated Loan Amount for Three Skyline Place, over (ii) the scheduled payments of principal made under the Skyline City Pool Loan allocated to such Skyline City Pool Property (based on the relative Allocated Loan Amounts for all of the Skyline City Pool Properties); provided that in no event will the Skyline City Pool Release Amount be greater than the then outstanding principal balance of the Skyline City Pool Loan.


     Prior to the Anticipated Repayment Date and upon the occurrence of a Skyline Pool Low Debt Service Trigger Event, all amounts on deposit in the Skyline City Pool Low Debt Service Reserve Account are required to be applied by the mortgagee as a partial defeasance of the Skyline City Pool Loan as described in "Low Debt Service Account" below, provided the conditions for defeasance set forth above are satisfied.


     Upon receipt of the Skyline City Pool Defeasance Deposit, the mortgagee is appointed as agent and attorney-in-fact to purchase U.S. Treasury obligations using the Skyline City Pool Defeasance Deposit, on behalf of the Skyline City Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Skyline City Pool Loan or the defeased portion of the Skyline City Pool Loan if only a portion is defeased. Upon a deposit of U.S. Treasury obligations, the Skyline City Pool Borrower will have the right to assign the obligation to make payments under the Skyline City Pool Loan to an entity designated by the mortgagee. If the Skyline City Pool Borrower does assign such an obligation, the mortgagee will cause the obligation to be assumed by a special-purpose bankruptcy-remote entity.


     OTHER FINANCING. The Skyline City Pool Borrower is not permitted to incur or assume any additional indebtedness other than unsecured trade payables incurred in the ordinary course of the Skyline City Pool Borrower's business and customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding unless the Skyline City Pool Borrower in good faith is contesting the payment of such trade payables.


     ALTERATIONS. Except upon compliance with certain conditions set forth in the Skyline City Pool Loan documents, the Skyline City Pool Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to the Skyline City Pool Properties or any part thereof.


     RESERVES. Pursuant to the terms of the Skyline City Pool Loan, the Skyline City Pool Borrower has established the following reserve accounts, each to be funded on each payment date in an amount equal to 1/12th of the annual reserve requirement set forth below:

                   RESERVE ACCOUNTS--SKYLINE CITY POOL LOAN




                  CAPITAL RESERVE     LEASING RESERVE       DEBT SERVICE      TAX AND INSURANCE
DUE DATE              ACCOUNT           ACCOUNT (1)       RESERVE ACCOUNT      ESCROW ACCOUNT
--------------   -----------------   -----------------   -----------------   ------------------
1998 .........        $145,734           $  545,033               (2)                 (3)
1999 .........        $145,734           $1,913,467               (4)                 (3)
2000 .........        $145,734           $  817,550               (4)                 (3)
2001 .........        $145,734           $  500,798               (4)                 (3)
2002 .........        $145,734           $1,066,711               (4)                 (3)
2003 .........        $145,734           $1,370,054               (4)                 (3)
2004 .........        $145,734           $  208,159               (4)                 (3)
2005 .........        $145,734           $  263,186               (4)                 (3)
2006 .........        $145,734           $  972,847               (4)                 (3)
2007 .........        $145,734           $1,370,054               (4)                 (3)

----------
(1) Provided, however, that (x) the Skyline City Pool Borrower may, prior to the ninth anniversary of the closing of the Skyline City Pool Loan, replace the funds required to be on deposit for any year with a letter of credit for the amount required to be on deposit for such year, issued by a bank with a long term unsecured debt rating of not less than the highest rating then assigned by the applicable rating agencies to any of the Certificates, and (y) the Skyline City Pool Borrower may, after the third anniversary, but prior to the ninth anniversary of the closing of the Skyline City Pool Loan, replace up to $1,000,000 of the account balance with a guaranty instrument, acceptable to the mortgagee, executed by Charles E. Smith Commercial Realty L.P., provided such entity will have and continue to have a long term unsecured debt rating of at least "BBB-" (or its equivalent) by the applicable rating agencies or $1,750,000 of the account balance with a guaranty instrument acceptable to the mortgagee, executed by Charles E. Smith Commercial Realty L.P., provided such entity shall have and continue to have a long-term unsecured debt rating of at least "BBB" (or its equivalent) by the applicable rating agencies.

(2)   Funded at the initial closing of the Skyline City Pool Loan.

(3) An amount equal to the estimated taxes and insurance premiums payable during the ensuing 12 months.

(4) An amount such that the account balance equals the Skyline City Pool Loan monthly debt service payment amount.


     LOW DEBT SERVICE RESERVE ACCOUNT. The Skyline City Pool Borrower has established a low debt service reserve account (the "Skyline City Pool Low Debt Service Reserve Account"), to be funded from and after a Skyline City Pool Low Debt Service Trigger Event until a Skyline City Pool Low Debt Service Return Event and/or from and after the Anticipated Repayment Date in an amount equal to all remaining funds in the Skyline City Pool Deposit Account after funding the reserve accounts established by the Skyline City Pool Borrower, paying the budgeted operating expenses and capital expenditures and paying the mortgagee any accrued and unpaid interest at the excess of the default rate over the applicable interest rate.

     "Skyline City Pool Low Debt Service Application Event" means that, as of any date, the net operating income (with respect to all Skyline City Pool Properties on an aggregate basis) for the prior 12 calendar month period will be less than $7,400,000, provided, that until June 1, 1999, the existence of a Skyline City Pool Low Debt Service Application Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1998 and 1999.

     "Skyline City Pool Low Debt Service Trigger Event" means that, as of any date, the net operating income (with respect to all Skyline City Pool Properties on an aggregate basis) for the prior 12 calendar month period will be less than $8,400,000, provided, that until June 1, 1999, the existence of a Skyline City Pool Low Debt Service Trigger Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1998 and 1999.

     "Skyline City Pool Low Debt Service Return Event" means that, as of any date following a Skyline City Pool Low Debt Service Trigger Event, (i) the net operating income (with respect to all Skyline City Pool Properties on an aggregate basis) for the prior 12 calendar month period will be greater than $8,400,000, provided, that until June 1, 1999, the existence of a Skyline City Pool Low Debt Service Trigger Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1998 and 1999; and (ii) no event of default then exists and is continuing.

     Upon the occurrence of a Skyline City Pool Low Debt Service Application Event all sums in the Skyline City Pool Low Debt Service Reserve Account are required to be applied by the mortgagee to reduce the principal balance of the Skyline City Pool Loan (including accrued and unpaid Excess

Interest), and prior to the Anticipated Repayment Date, as a partial defeasance of the Skyline City Pool Loan with the Skyline City Pool Borrower being responsible for complying with the provisions for defeasance set forth in the Skyline City Pool Loan agreement, provided, however, that upon the occurrence of a Skyline City Pool Loan Low Debt Service Return Event and prior to the Anticipated Repayment Date, all sums then remaining in the Skyline City Pool Low Debt Service Reserve Account are required to be disbursed to the Skyline City Pool Borrower.

     CASH MANAGEMENT; LOCKBOX. The Skyline City Pool Borrower has established and is required to maintain one or more segregated bank accounts in its name (the "Skyline City Pool Property Level Sweep Account") and a segregated bank account in the name of the mortgagee (the "Skyline City Pool Deposit Account"). Prior to the occurrence of a Skyline City Pool Lockbox Trigger Event, the Skyline City Pool Borrower and the Skyline City Pool Manager are required to deposit all payments received by them into the Skyline City Pool Property Level Sweep Account no later than the close of business on the same day as such payment is received. A "Skyline City Pool Lockbox Trigger Event" means the earliest to occur of a Skyline City Pool Low Debt Service Application Event, an event of default under the Skyline City Pool Loan and the Anticipated Repayment Date. From and after a Skyline City Lockbox Trigger Event, the Skyline City Pool Property Level Sweep Account will be under the sole dominion and control of the mortgagee and all amounts on deposit in the Skyline City Pool Property Level Sweep Account are required to be swept daily into the Skyline City Pool Deposit Account.

     TRANSFER OF PROPERTY AND INTEREST IN THE SKYLINE CITY POOL BORROWER; ENCUMBRANCES. With certain permitted exceptions, the Skyline City Pool Borrower will generally not be permitted to sell, assign, convey, transfer or otherwise dispose of or encumber, mortgage or hypothecate legal, beneficial or equitable interests in the Skyline City Pool Properties, or permit or suffer any owner, directly or indirectly, of a beneficial interest in the Skyline City Pool Properties to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise. Notwithstanding the foregoing, the Skyline City Pool Borrower shall have a one-time right to sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in all or some of the Skyline City Pool Properties and solely in connection with the exercise of the purchase option by the applicable U.S. government tenant at One Skyline Tower, the Skyline City Pool Borrower may sell its interest in One Skyline Tower to such GSA tenant.

     Except for certain permitted transfers to transferee's identified in the loan documents, transfers of equity interests in the Skyline City Pool Borrower are generally prohibited.

     CASUALTY AND CONDEMNATION. In the event of a casualty or a condemnation at the Skyline City Pool Properties that involves a loss of less than 33.333% of the outstanding principal balance of the Allocated Loan Amount for the affected Skyline City Pool Property, the mortgagee shall permit the application of the resulting proceeds (after reimbursement of any expenses incurred by the mortgagee) to reimburse the Skyline City Pool Borrower for the cost of restoring, repairing, replacing or rebuilding the affected Skyline City Pool Property, provided that no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the affected Skyline City Pool Property can be restored to its original value; (ii) the affected Skyline City Pool Property, after such restoration, will adequately secure the outstanding principal balance of the Allocated Loan Amount; (iii) the restoration can be completed by the earliest to occur of: (a) the 180th day following the receipt of the proceeds, or, with confirmation of the Rating Agencies, such longer period as may be required; (b) the 180th day prior to the Anticipated Repayment Date; and (c) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty; and (iv) during the period of the restoration, the sum of (x) income derived from the affected Skyline City Pool Property, plus (y) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 125% of the sum of (1) expenses in connection with the operation of the affected Skyline City Pool Property and (2) the debt service in respect to the Allocated Loan Amount for such affected Property, provided that the foregoing condition will be deemed satisfied if the net operating income derived from the affected individual property during the period of restoration (including proceeds from rent loss insurance or business interruption insurance, if any, payable) will not be less than such net operating income prior to the casualty or condemnation in question.

     If any of the conditions set forth in the preceding paragraph is not satisfied, then, unless the mortgagee elects otherwise, the proceeds will be required to be applied to the prepayment of the Skyline City Pool Loan without prepayment premium or penalty, other than a yield maintenance premium if an event of default has occurred and is continuing.


     In the event of a casualty or condemnation that involves a loss of 33.333% or more of the Allocated Loan Amount for such affected Skyline City Pool Property, then the mortgagee will have the option to apply the net proceeds to the prepayment of the Skyline City Pool Loan without any yield maintenance charge or prepayment premium (other than a yield maintenance charge if any event of default has occurred and is continuing) and the Skyline City Pool Borrower will be entitled to receive a release of the mortgage lien affecting the affected Skyline City Pool Property, with the proceeds applied against the related Skyline City Pool Loan Release Amount, or, to have such proceeds applied to reimburse the Skyline City Pool Borrower for the cost of any restoration.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The Certificates will be issued pursuant to the Pooling Agreement and will consist of 16 classes (each, a "Class") to be designated as the Class A-1 Certificates, the Class A-2 Certificates and Class A-3 Certificates (collectively, the "Class A Certificates"), the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class Q Certificates, the Class R Certificates and the Class LR Certificates. Only the Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.


     The Certificates represent in the aggregate the entire beneficial ownership interest in the Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date (except, with respect to 12 Mortgage Loans, representing approximately 5.3% of the Initial Pool Balance, with respect to which a portion of the interest payment due on the applicable Due Date in November 1998 which is in excess of one month's accrued interest will be retained by the applicable Loan Seller); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Reserve Account, the Class Q Distribution Account, and any account established in connection with REO Properties (an "REO Account"); and (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans. The Class Q Certificates are not entitled to any distributions on or with respect to any other assets in the Trust Fund other than distributions of Net Default Interest and any distributions in respect of the AIMCO Multifamily Pool Conditional Debt. The Certificates do not represent an interest in or obligation of the Seller, the Loan Sellers, the Originators, the Master Servicer, the Trustee, the Fiscal Agent, the Underwriter, the borrowers, the property managers or any of their respective affiliates.

     Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates (collectively, the "Sequential Pay Certificates") will have the following Certificate Principal Amounts and the Class X Certificates will have the Notional Amount shown below (in each case, subject to a variance of plus or minus 5%):




                              INITIAL CERTIFICATE PRINCIPAL
           CLASS                AMOUNT OR NOTIONAL AMOUNT
--------------------------   ------------------------------
  Class A-1 ..............           $  207,500,000
  Class A-2 ..............           $  436,033,000
  Class A-3 ..............           $  650,220,628
  Class X ................           $1,861,517,825
  Class B ................           $  102,384,000
  Class C ................           $  102,383,000
  Class D ................           $  107,038,000
  Class E ................           $   32,576,000
  Class F ................           $   83,768,000
  Class G ................           $   23,268,000
  Class H ................           $   55,846,000
  Class J ................           $   23,269,000
  Class K ................           $   37,232,197

     The "Certificate Principal Amount" of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the Holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund, all as described herein; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" herein. The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

     The Class X Certificates will not have a Certificate Principal Amount. Such Class will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will generally equal the aggregate Certificate Principal Amounts of the Sequential Pay Certificates outstanding from time to time.

     The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates. The Notional Amount of the Class X Certificates will for purposes of distributions on each Distribution Date equal the aggregate of the Certificate Principal Amounts of the Sequential Pay Certificates as of the first day of the related Interest Accrual Period.


DISTRIBUTIONS

     METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the 18th day of each month, or if such day is not a day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal servicing offices of the Master Servicer or the Special Servicer are located, or city in which the corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed (each such day a "Business Day"), on the next succeeding Business Day, commencing on November 18, 1998 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day (such date, the "Record Date"). Such distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender (for notation that the Certificate Principal Amount thereof has been reduced to zero) of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

     The aggregate distribution to be made on the Certificates (other than the Class Q Certificates) on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Prepayment Period, (ii) all other amounts deposited in the Collection Account by the Master Servicer pursuant to the Pooling Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account, (iii) for the Distribution Date occurring in each March, the related Withheld Amounts as described herein under "The Pooling Agreement--Accounts--

Interest Reserve Account" and required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Determination Date, and (v) any funds released from the Reserve Account and any payments received on the Reinvestment Enhancement Instrument, but excluding the following:

     (a) amounts permitted to be used to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest on such Advances as described herein under "The Pooling Agreement--Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Master Servicer) payable to the Master Servicer (net of any amounts used to offset Prepayment Interest Shortfalls as described herein) and the amounts payable to the Special Servicer described herein under "The Pooling Agreement--Certain Matters Regarding the Seller, the Master Servicer and the Special Servicer" in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Master Servicer or Special Servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement (together with the Servicing Fee, "Servicing Compensation");

       (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds or the Repurchase Price received with respect to a Mortgage Loan which represents any unpaid Servicing Compensation as described herein, to which the Master Servicer, the Special Servicer or the Trustee is entitled;

     (e) all amounts representing certain unanticipated or default related expenses reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including the excess of Prepayment Interest Excesses over Prepayment Interest Shortfalls (as such terms are defined herein) and indemnities;

       (f)  prepayment premiums and yield maintenance charges;

       (g)  Default Interest;

       (h)  Excess Interest;

     (i) with respect to all Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month and any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the related Withheld Amount as described under "The Pooling Agreement--Accounts--Interest Reserve Account" herein;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Prepayment Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

       (k) all amounts deposited in the Reserve Account since the preceding Distribution Date;

     (l) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling Agreement; and

       (m) all amounts received on or in respect of the AIMCO Multifamily Pool Conditional Debt.

     "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage

Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or
(ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling Agreement.

     "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any Principal Prepayment, the purchase price received with respect to any purchase or repurchase of any Mortgage Loan and any other payments under or with respect to the Mortgage Loans not scheduled to be made, but excluding prepayment premiums, yield maintenance charges, Excess Interest and Default Interest and excluding any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling Agreement.

     "Principal Prepayments" are unscheduled payments of principal permitted to be made by a borrower under the terms of a Mortgage Loan and received from the borrower.

     "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring on November 18, 1998, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

     "Repurchase Price" with respect to a Mortgage Loan shall be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan (or relevant portion thereof) as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan (or relevant portion thereof) at the related Net Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period of purchase, (iii) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan (or relevant portion thereof) and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Seller and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement.

     "Prepayment Period" with respect to any Distribution Date is the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

     "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

     "Determination Date" with respect to any Distribution Date is the fifth Business Day prior to such Distribution Date.

     "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.

     "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

     "Excess Rate" with respect to each of the ARD Loans is the excess of the related Revised Rate over the related Initial Rate.

     "Excess Interest" with respect to each of the ARD Loans is the interest accrued at the related Excess Rate in respect of such Mortgage Loan, plus interest thereon, to the extent permitted by applicable law, at the related Revised Rate.

     PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

     The "Interest Accrual Amount," with respect to any Distribution Date and any Class of Sequential Pay Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions of principal or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period); and "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the applicable Notional Amount of such Class (provided, that for interest accrual purposes any reductions in Notional Amount as a result of reductions in the corresponding Certificate Principal Amounts used to determine the Notional Amount due to principal distributions or allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.


     The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

     The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Excess Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law,
(i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

     The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to 6.060%.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to 6.620%.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to 6.135%.

     The Pass-Through Rate on the Class B Certificates is a per annum rate equal to 6.970%.

     The Pass-Through Rate on the Class C Certificates is a per annum rate equal to 6.910%.

     The Pass-Through Rate on the Class D Certificates is a per annum rate equal to 7.450%, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class E Certificates is a per annum rate equal to 7.450%, subject to a cap equal to the WAC Rate.

     The Pass-Through Rate on the Class F Certificates is a per annum rate equal to 6.000%.

     The Pass-Through Rate on the Class G Certificates is a per annum rate equal to 6.000%.

     The Pass-Through Rate on the Class H Certificates is a per annum rate equal to 6.000%.

     The Pass-Through Rate on the Class J Certificates is a per annum rate equal to 6.000%.

     The Pass-Through Rate on the Class K Certificates is a per annum rate equal to 6.000%.

     The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Sequential Pay Certificates, weighted on the basis of their respective Certificate Principal Amounts.

     The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates. For purposes of calculating the WAC Rate, payments on the Mortgage Loans deposited in the Reserve Account will be treated as if they had not been made until such time as they are released from the Reserve Account. See "--Reserve Account and Reinvestment Letter of Credit" below.

     The "Regular Certificates" are the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class X Certificates.

     The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Servicing Fee Rate (adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months). However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Mortgage Note in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to all such Mortgage Loans which accrue on the basis of a 360-day year and the actual number of days, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

     The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the borrower or advanced by the Master Servicer, Trustee or Fiscal Agent, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling Agreement before such date of determination and (iii) any adjustment to such balance as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance of such Mortgage Loan outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Master Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan is zero.

     The "Principal Distribution Amount" for any Distribution Date and a Loan Group will be equal to the sum, without duplication, of:

     (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans in such Loan Group;

     (ii) the principal component of any payment on any Mortgage Loan in such Loan Group received or applied on or after the date on which such payment was due in the related Prepayment Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

     (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan in such Loan Group (other than any amounts applied to the payment of AIMCO Multifamily Pool Conditional Debt) received or applied during the related Prepayment Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

     (iv) the Principal Shortfall, if any, for such Distribution Date and Loan Group.

     The Principal Distribution Amount for Group 1 will be increased by the principal portion of any funds released in the applicable period from the Reserve Account and will be decreased by the amount of any payments on the Mortgage Loans deposited during the applicable period into the Reserve Account. See "--Reserve Account and Reinvestment Letter of Credit" below.

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date and any Loan Group means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date for such Loan Group, exceeds (ii) the aggregate amount actually distributed with respect to principal on such preceding Distribution Date in respect of such Principal Distribution Amount.

     An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date are required to be distributed in the following amounts and order of priority:

     (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2, Class A-3 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

     (ii) Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts pro rata: (a) first, to the Class A-1 Certificates and second, to the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount of such Certificates and (ii) the Principal Distribution Amount for Group 1 for such Distribution Date (plus, after the Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero, the Principal Distribution Amount for Group 2 for such Distribution Date (or the portion remaining after paying the Class A-3 Certificates)); and (b) to the Class A-3 Certificates, up to an amount equal to the lesser of (i) the Certificate Principal Amount of such Certificates and (ii) the Principal Distribution Amount for Group 2 for such Distribution Date (plus, after the Certificate Principal Amounts of the Class A-1 and Class A-2 Certificates have been reduced to zero, the Principal Distribution Amount for Group 1 (or the portion remaining after paying the Class A-1 and Class A-2 Certificates));

     (iii) Third, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (iv) Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (v) Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (vi) Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (vii) Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (viii) Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (ix) Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (x) Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xi) Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (xii) Twelfth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xiii) Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xiv) Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (xv) Fifteenth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xvi) Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xvii) Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (xviii) Eighteenth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;


     (xix) Nineteenth, to the Class G Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xx) Twentieth, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

     (xxi) Twenty-first, to the Class H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;


     (xxii) Twenty-second, to the Class H Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xxiii) Twenty-third, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the Realized Loss was allocated to such Class;

     (xxiv) Twenty-fourth, to the Class J Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xxv) Twenty-fifth, to the Class J Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xxvi) Twenty-sixth, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the Realized Loss was allocated to such Class;

     (xxvii) Twenty-seventh, to the Class K Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

     (xxviii) Twenty-eighth, to the Class K Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2, less the portions of such Principal Distribution Amounts distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

     (xxix) Twenty-ninth, to the Class K Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the Realized Loss was allocated to such Class; and

     (xxx) Thirtieth, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

     On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the sum of the Principal Distribution Amounts for Group 1 and Group 2 is required to be distributed, first, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1, Class A-2 and Class A-3 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated, plus interest thereon at their respective Pass-Through Rates compounded monthly from the date the related Realized Loss was allocated to such Classes. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1, Class A-2 and Class A-3 Certificates) has been reduced to zero due to the application of Realized Losses.

     All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amounts distributable pursuant to such clause.

     RESERVE ACCOUNT AND REINVESTMENT LETTER OF CREDIT. If, at any time prior to July 2008, no unscheduled payment of principal on any Mortgage Loan has been received (excluding for this purpose any prepayment in full on an ARD Loan on its Anticipated Repayment Date), no Mortgage Loan fails to be paid in full on its maturity date (or in the case of an ARD Loan, its Anticipated Repayment
Date) or
within 30 days thereafter, and no Mortgage Loan has been delinquent for 60 days or more, all scheduled payments of principal on Group 1 Mortgage Loans that are due in July 2008 through September 2008 (including for this purpose prepayments in full of ARD Loans in Group 1 that have Anticipated Repayment Dates in such period) that are received in July 2008 through September 2008 will not be distributed on the Certificates and will be excluded from the Principal Distribution Amount for each Loan Group. Instead, they will be held in a reserve account (the "Reserve Account") until the Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero.

     The Seller or an affiliate of the Seller will direct the investment of funds in the Reserve Account, and will be entitled to retain as compensation for directing the investment of such funds any reinvestment income received in excess of the amount required to pay interest on the Certificates.

     If any unscheduled payment of principal on any Mortgage Loan is received (excluding for this purpose any prepayment in full on any ARD Loan on its Anticipated Repayment Date), any Mortgage Loan fails to be paid in full on its maturity date (or in the case of an ARD Loan, its Anticipated Repayment Date) or within 30 days thereafter, or a delinquency of 60 days or more occurs with respect to any Mortgage Loan, any funds deposited in the Reserve Account will be added to the Principal Distribution Amount for Group 1.

     In order to cover reinvestment shortfall that might otherwise be suffered by Certificateholders resulting from the reinvestment of funds on deposit in the Reserve Account, the Seller or an affiliate of the Seller will cause to be deposited on the Closing Date with the Trustee a letter of credit issued by ABN AMRO Bank N.V. (who is also acting as the Fiscal Agent). The letter of credit will be in the initial amount of $2,990,126. The letter of credit will have a 180-day term, and will be renewable at the option of ABN AMRO Bank N.V.

     ABN AMRO Bank N.V.'s unsecured long-term debt obligations are currently rated "AA+" by Fitch and "AA" by S&P.

     If (a) the Seller or an affiliate of the Seller does not renew the letter of credit prior to its expiration or (b) if either Rating Agency reduces its ratings of the unsecured long-term debt obligations of ABN AMRO Bank N.V. below "AA-", and in either case the Seller does not furnish the Trustee with a replacement letter of credit issued by an entity whose unsecured long-term debt obligations are rated at least "AA" by each Rating Agency, the Trustee will be obligated to draw down on the letter of credit in full and deposit the funds received in a reinvestment reserve account. Any reinvestment income earned on such funds prior to the Distribution Date in July 2008 will belong and be remitted monthly to the Seller or an affiliate of the Seller.

     The Seller or an affiliate of the Seller will have the right at any time prior to July 2008 to replace the letter of credit, or the funds on deposit in the reinvestment reserve account after a draw down on the letter of credit as described above, with a guaranteed investment contract, U.S. treasury securities or such other obligation or instrument (the letter of credit, funds in a reinvestment reserve account, or any such replacement is referred to herein as a "Reinvestment Enhancement Instrument") in such amount and, if applicable, issued by such entity that would not cause a downgrade, qualification or withdrawal of the ratings assigned to any of the Certificates by the Rating Agencies.

     The amount of the letter of credit has been sized based on an assumed reinvestment rate of 3% per annum, which assumed reinvestment rate has been permitted by the Rating Agencies. In the event funds deposited in the Reserve Account cannot be reinvested at a rate at least equal to such assumed rate, any resulting shortfall will be borne by the most subordinate Certificates then outstanding.

     In the event any unscheduled payment of principal on any Mortgage Loan is received (excluding for this purpose any prepayment in full on an ARD Loan on its Anticipated Repayment Date), any Mortgage Loan fails to be paid in full on its maturity date (or, in the case of an ARD Loan, its Anticipated Repayment
Date) or within 30 days thereafter, or a delinquency of 60 days or more occurs with respect to any Mortgage Loan, the Trustee will release to the Seller or an affiliate of the Seller the Reinvestment Enhancement Instrument, and there will be no further obligation to maintain a Reinvestment Enhancement Instrument for the benefit of Certificateholders.

     PREPAYMENT PREMIUMS. On any Distribution Date, prepayment premiums and yield maintenance charges collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates as described below.

     On each Distribution Date, yield maintenance charges collected on the Mortgage Loans in Group 1 during the related Prepayment Period will be distributed by the Trustee to the following Classes of Offered Certificates: to the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, in an amount equal to the product of (a) a fraction whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of yield maintenance charges relating to the Mortgage Loans in Group 1 collected on such principal prepayments during the related Prepayment Period. Any yield maintenance charges relating to the Mortgage Loans in Group 1 collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     On each Distribution Date, yield maintenance charges collected on the Mortgage Loans in Group 2 during the related Collection Period will be distributed by the Trustee to the Class A-3 Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal on such Distribution Date from the Mortgage Loans in Group 2, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates, and (c) the aggregate amount of yield maintenance charges relating to the Mortgage Loans in Group 2 collected on such principal prepayments during the related Prepayment Period. Any yield maintenance charges relating to the Mortgage Loans in Group 2 collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     Notwithstanding the foregoing, if a penalty is imposed on the basis of a formula that requires payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the Stated Principal Balance of the Mortgage Loan, and the latter is the greater amount, then the penalty so collected will be allocated as described above. A substantial number of those Mortgage Loans which have a yield maintenance charge also feature a fixed prepayment premium for a specified period of time. For detailed information see Annex A.

     No prepayment premiums or yield maintenance charges will be distributed to holders of the Class F, Class G, Class H, Class J, Class K, Class Q or Residual Certificates. Instead, after the Certificate Principal Amount of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans in Group 1 will be distributed to holders of the Class X Certificates. Similarly, after the Certificate Principal Amount of the Class A-3 Certificates has been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans in Group 2 will be distributed to holders of the Class X Certificates. For a description of prepayment premiums and yield maintenance charges, see "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Loans--Prepayment Provisions" herein. See also "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus.

     Notwithstanding the foregoing, prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.


     EXCESS INTEREST. On each Distribution Date, the Trustee is required to distribute any Excess Interest received during the related Collection Period, to the holders of the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates, pro rata, based on their initial Certificate Principal Amounts.

     CLASS Q DISTRIBUTIONS. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan, to the extent set forth in the Pooling Agreement, and payments received in respect of the AIMCO Multifamily Pool Conditional Debt during the related Collection Period will be available for distribution solely to the Class Q Certificates, as set forth in the Pooling Agreement. The Class Q Certificates are not entitled to any other distributions.

     REALIZED LOSSES. The Certificate Principal Amount of each Class of Sequential Pay Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the sum of (x) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date, plus (y) payments on the Mortgage Loans deposited in the Reserve Account and which have not otherwise been released as described under "--Reserve Account and Reinvestment Letter of Credit" above. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class K Certificates; second, to the Class J Certificates; third, to the Class H Certificates; fourth, to the Class G Certificates; fifth, to the Class F Certificates; sixth, to the Class E Certificates; seventh, to the Class D Certificates; eighth, to the Class C Certificates; ninth, to the Class B Certificates and, finally, pro rata, to the Class A-1, Class A-2 and Class A-3 Certificates, based on their respective Certificate Principal Amounts. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amounts of the Sequential Pay Certificates resulting from allocations of Realized Losses. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto.

     Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will be allocated to interest due on each Class of Regular Certificates in the same order as Realized Losses are applied to the principal balance thereof.

     PREPAYMENT INTEREST SHORTFALLS. To the extent any Mortgage Loan is prepaid in full or in part between a Determination Date and the related Due Date immediately following such Determination Date, an interest shortfall may result on the second Distribution Date following such Determination Date because interest on prepayments in full or in part will only accrue to the date of payment (such shortfall, a "Prepayment Interest Shortfall"). To the extent any Mortgage Loan is prepaid in full or in part between the related Due Date and the Determination Date immediately following such Due Date, the interest on such prepayment will be included in the Available Funds for the immediately succeeding Distribution Date (the "Prepayment Interest Excess"), but only to the extent necessary to offset Prepayment Interest Shortfalls for such Prepayment Period. If a Mortgage Loan is prepaid in full or in part during any Prepayment Period, any related Prepayment Interest Shortfall shall be offset to the extent of any Prepayment Interest Excess collected during such Prepayment Period. If the Prepayment Interest Shortfall for any Prepayment Period exceeds any Prepayment Interest Excess collected during such period, such shortfall shall be offset only by an amount up to the product of (x) 1/12th of 0.04%, and
(y)
the aggregate Stated Principal Balance of the Mortgage Loans for the related Interest Accrual Period, which amount represents a reduction in the Servicing Fee payable to the Master Servicer on the related Distribution Date. Any remaining Prepayment Interest Shortfall not so offset (an "Excess Prepayment Interest Shortfall") will be allocated to each Class of Regular Certificates, pro rata, based upon the amount of interest which would otherwise have been distributable to each Class. The Master Servicer shall be entitled to any excess of the Prepayment Interest Excess over the Prepayment Interest Shortfall.

     APPRAISAL REDUCTION AMOUNTS. In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "The Pooling Agreement--Advances" herein, and (ii) the Voting Rights of certain Classes will be reduced as described under "The Pooling Agreement--Amendment" herein. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Certificates.

     The Certificate Principal Amount of each of the Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceeds such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amount of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class K Certificates; second, to the Class J Certificates; third, to the Class H Certificates; fourth, to the Class G Certificates; fifth, to the Class F Certificates; sixth, to the Class E Certificates; seventh, to the Class D Certificates; eighth, to the Class C Certificates and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero). See "--Payment Priorities" above and "--Appraisal Reductions" below.


SUBORDINATION

     As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to receive distributions of interest (other than Excess Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F, Class G, Class H, Class J and Class K Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F, Class G, Class H, Class J and Class K Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses first, to the Class K Certificates; second, to the Class J Certificates; third, to the Class H Certificates; fourth, to the Class G Certificates; fifth, to the Class F Certificates; sixth, to the Class E Certificates; seventh, to the Class D Certificates; eighth, to the Class C Certificates; ninth, to the Class B Certificates; and, finally, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement will be available with respect to any Class of Offered Certificates.


APPRAISAL REDUCTIONS

     With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed,
(v) immediately after a borrower declares bankruptcy, (vi) 60 days after an involuntary petition of bankruptcy is filed with respect to the borrower, if such petition is not dismissed prior to the expiration of such period; and
(vii) immediately after a Mortgage Loan becomes an REO Mortgage Loan each, (an "Appraisal Reduction Event"), an Appraisal Reduction Amount is required to be calculated by the Special Servicer. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent members of the Appraisal Institute ("MAI") appraisals (the costs of which is required to be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after which an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

     Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.


DELIVERY, FORM AND DENOMINATION

     The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess thereof, and the Class X Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $5,000,000 initial Notional Amount, and in multiples of $1 in excess thereof.

     The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

     Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

     A "Certificateholder" or "holder" under the Pooling Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling Agreement, any Certificate registered in the name of the Seller, the Trustee, the Master Servicer, the Special Servicer, a manager of a Mortgaged Property, a borrower or any person affiliated with the Seller, the Trustee, the Master Servicer, or the Special Servicer, will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an affiliate thereof will be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. The Percentage Interest of any Offered Certificate of any Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Principal Amount of such Class of Certificates. See "Description of the Certificates--General" in the Prospectus.


BOOK-ENTRY REGISTRATION

     Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Seller that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Seller, the Trustee, the Master Servicer, the Special Servicers or the Underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.


DEFINITIVE CERTIFICATES

     Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Seller is unable to locate a qualified successor, (ii) the Seller or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling Agreement.

     Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.


TRANSFER RESTRICTIONS

     Each Class B, Class C, Class D and Class E Certificate will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA of the Code (each, a "Plan"), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

     Holders of Class B, Class C, Class D and Class E Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Class B, Class C, Class D and Class E Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Class B, Class C, Class D and Class E Certificate that is a Definitive Certificate will be required to either deliver to the Seller, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that such transferee is not a person or entity referred to in clause (A) or (B) of the legend or provide an opinion to the Seller, the Certificate Registrar and the Trustee as described in the Pooling Agreement. Any transfer of a Class B, Class C, Class D or Class E Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS


YIELD

     The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amount, as applicable, of the related Classes of Certificates, the extent to which prepayment premiums, yield maintenance charges and Excess Interest allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amounts, as applicable, of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

     The rate of distributions in reduction of the Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. Because generally principal distributions to the holders of the Class A-1 and Class A-2 Certificates will be based on principal received with respect to the Mortgage Loans in Group 1, such Certificates will be sensitive to the rate and timing of principal payments on Mortgage Loans in such Loan Group. Similarly, the Class A-3 Certificates will be sensitive to principal payments on Mortgage Loans in Group 2. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount or Notional Amount, as applicable, may result from repurchases of Mortgage Loans made by the Responsible Parties due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "Description of the Mortgage Pool--Representations and Warranties" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase." To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment lockout periods or otherwise) on the Mortgage Loans will affect the Pass-Through Rate of the Class X Certificates and, to the extent the WAC Rate would be reduced below the fixed Pass-Through Rate on such Classes, the Class D and Class E Certificates, for one or more future periods and therefore the yield on such Classes.

     The Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court. Realized Losses will be allocated without regard to Loan Groups to the Certificates (other than the Class Q, Class X, Class R and Class LR Certificates) in reverse alphabetical order.

     Because the Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Sequential Pay Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof.

     Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

     The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See "Description of the Mortgage Pool" herein.

     The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     No representation is made as to the rate of principal payments on the Mortgage Loans or any Loan Group or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such ARD Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

     In general, with respect to the Class X Certificates and any other class of Offered Certificates that is purchased at a premium, if principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. In particular, the yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) with respect to the Mortgage Loans. Investors in the Class X Certificates should fully consider the risks of significant variability in the rate and timing of such payments, including the risk that an extremely rapid rate of principal collections on the Mortgage Loans could result in the failure of such investors to recover fully their initial investments. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

     An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans (or the Mortgage Loans in any Loan Group), and therefore of amounts distributable in reduction of the Certificate Principal Amount of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans (or the Mortgage Loans in any Loan Group), and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

     The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

     The "Rated Final Distribution Date" for the Certificates will be October 18, 2030 which is the Distribution Date following the second anniversary after the date at which all the Mortgage Loans have zero balances, assuming no prepayments that the Mortgage Loans which are Balloon Mortgage Loans or ARD Loans fully amortize according to their amortization schedule and no Balloon Payment or prepayment on the Anticipated Repayment Date, as applicable, is made.


WEIGHTED AVERAGE LIFE OF THE OFFERED CERTIFICATES

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made (and with respect to the Class A-1 and Class A-2 Certificates, particularly the Mortgage Loans in Group 1, and with respect to the Class A-3 Certificates, particularly the Mortgage Loans in Group 2). Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

     Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this Prospectus Supplement, and are based on the following additional assumptions ("Modeling Assumptions"):
(i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate ("CPR"), or in accordance with a prepayment scenario in which prepayments in full occur, after expiration of any applicable lock-out period, defeasance option and requirement for prepayment premiums or yield maintenance charges in connection with prepayments, with each ARD Loan paying in full on its Anticipated Repayment Date, (ii) there are no delinquencies, (iii) scheduled interest and principal payments on the Mortgage Loans are timely received on their respective Due Dates, commencing in November 1998 (assumed in all cases to be the first day of each month) at the indicated levels of CPR or in accordance with the prepayment scenario set forth in the tables, (iv) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules, (v) no prepayment premiums or yield maintenance charges are collected, (vi) no party exercises its right of optional termination of the Trust Fund described herein, (vii) no Mortgage Loan is required to be purchased from the Trust Fund, (viii) the Servicing Fee Rate for each Mortgage Loan is 0.1275% per annum (or 0.2275% per annum in the case of the Mortgage Loans identified on Annex A thereto as loan numbers O0148 and O0393), (ix) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any class of Offered Certificates, (x) distributions on the Certificates are made on the 18th day (each assumed to be a Business Day) of each month, commencing in November 1998, (xi) the Certificates will be issued on the Closing Date, (xii) no Balloon Payment is extended beyond its Maturity Date,
(xiii) amounts held in the Reserve Account accrues at the WAC Rate, and (xiv) the Pass-Through Rate with respect to each Class of Certificates is as described on page S-6 herein (including in any applicable footnotes).


     The weighted average life of any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificates is distributed to the investor. The weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise collected or advanced and applied to pay principal of such Offered Certificate (with respect to the Class A-1 and Class A-2 Certificates, particularly principal attributable to the Mortgage Loans in Group 1, and with respect to the Class A-3 Certificates, particularly principal attributable to the Mortgage Loans in Group 2). As described herein, the Principal Distribution Amount for Group 1 for each Distribution Date will be distributable first in respect of the Class A-1 Certificates until its Certificate Principal Amount is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates (except with respect to 0% CPR), the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Principal Amount of such Class of Certificates is reduced to zero. Also as described herein, the Principal Distribution Amount for Group 2 for each Distribution Date will be distributable first in respect of the Class A-3 Certificates until the Certificate Principal Amount thereof is reduced to zero, and will thereafter be distributable entirely in respect of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, in each case until the Certificate Principal Amount of such Class of Certificates is reduced to zero.


     The following tables indicate the percentage of the initial Certificate Principal Amount of each Class of Offered Certificates that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and/or Class E Certificates may mature earlier or later than indicated by the tables. Accordingly, the Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described herein. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Amount (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR






                                           PREPAYMENT ASSUMPTION (CPR)
                             --------------------------------------------------------
DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR     100% PP*
--------------------------   --------   ---------   ---------   ---------   ---------
Initial ..................      100%        100%        100%        100%        100%
October 18, 1999 .........       93%         93%         93%         93%         93%
October 18, 2000 .........       85%         85%         85%         85%         85%
October 18, 2001 .........       76%         76%         76%         76%         76%
October 18, 2002 .........       67%         67%         67%         67%         67%
October 18, 2003 .........       57%         57%         57%         57%         57%
October 18, 2004 .........       38%         38%         37%         37%         35%
October 18, 2005 .........       24%         24%         24%         24%         24%
October 18, 2006 .........       11%         11%         11%         11%         10%
October 18, 2007 and
 thereafter ..............        0%          0%          0%          0%          0%
 Weighted Average Life
   (in years) ............     5.01        5.00        4.99        4.98        4.93

* "PP" means 100% of each loan prepays when it becomes freely prepayable.



           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                      CPR




                                           PREPAYMENT ASSUMPTION (CPR)
                             --------------------------------------------------------
DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR     100% PP*
--------------------------   --------   ---------   ---------   ---------   ---------
Initial ..................      100%        100%        100%        100%        100%
October 18, 1999 .........      100%        100%        100%        100%        100%
October 18, 2000 .........      100%        100%        100%        100%        100%
October 18, 2001 .........      100%        100%        100%        100%        100%
October 18, 2002 .........      100%        100%        100%        100%        100%
October 18, 2003 .........      100%        100%        100%        100%        100%
October 18, 2004 .........      100%        100%        100%        100%        100%
October 18, 2005 .........      100%        100%        100%        100%        100%
October 18, 2006 .........      100%        100%        100%        100%        100%
October 18, 2007 .........       96%         94%         92%         90%         79%
October 18, 2008 and
 thereafter ..............        0%          0%          0%          0%          0%
 Weighted Average Life
   (in years) ............     9.49        9.46        9.43        9.38        9.16

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                      CPR




                                           PREPAYMENT ASSUMPTION (CPR)
                             --------------------------------------------------------
DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR     100% PP*
--------------------------   --------   ---------   ---------   ---------   ---------
Initial ..................      100%        100%        100%        100%        100%
October 18, 1999 .........       99%         99%         99%         99%         99%
October 18, 2000 .........       98%         98%         98%         98%         98%
October 18, 2001 .........       97%         97%         97%         97%         97%
October 18, 2002 .........       95%         95%         95%         95%         95%
October 18, 2003 .........       94%         94%         94%         94%         94%
October 18, 2004 .........       93%         93%         93%         93%         93%
October 18, 2005 .........       89%         89%         89%         89%         89%
October 18, 2006 .........       88%         88%         88%         88%         88%
October 18, 2007 .........       86%         83%         79%         75%         60%
October 18, 2008 and
 thereafter ..............        0%          0%          0%          0%          0%
 Weighted Average Life
  (in years) .............     8.99        8.91        8.87        8.81        8.57

* "PP" means 100% of each loan prepays when it becomes freely prepayable.



           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR




                                           PREPAYMENT ASSUMPTION (CPR)
                             --------------------------------------------------------
DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR     100% PP*
--------------------------   --------   ---------   ---------   ---------   ---------
Initial ..................      100%        100%        100%        100%        100%
October 18, 1999 .........      100%        100%        100%        100%        100%
October 18, 2000 .........      100%        100%        100%        100%        100%
October 18, 2001 .........      100%        100%        100%        100%        100%
October 18, 2002 .........      100%        100%        100%        100%        100%
October 18, 2003 .........      100%        100%        100%        100%        100%
October 18, 2004 .........      100%        100%        100%        100%        100%
October 18, 2005 .........      100%        100%        100%        100%        100%
October 18, 2006 .........      100%        100%        100%        100%        100%
October 18, 2007 .........      100%        100%        100%        100%        100%
October 18, 2008 and
 thereafter ..............        0%          0%          0%          0%          0%
 Weighted Average Life
  (in years) .............     9.97        9.80        9.79        9.75        9.61

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR




                                           PREPAYMENT ASSUMPTION (CPR)
                             --------------------------------------------------------
DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR     100% PP*
--------------------------   --------   ---------   ---------   ---------   ---------
Initial ..................      100%        100%        100%        100%        100%
October 18, 1999 .........      100%        100%        100%        100%        100%
October 18, 2000 .........      100%        100%        100%        100%        100%
October 18, 2001 .........      100%        100%        100%        100%        100%
October 18, 2002 .........      100%        100%        100%        100%        100%
October 18, 2003 .........      100%        100%        100%        100%        100%
October 18, 2004 .........      100%        100%        100%        100%        100%
October 18, 2005 .........      100%        100%        100%        100%        100%
October 18, 2006 .........      100%        100%        100%        100%        100%
October 18, 2007 .........      100%        100%        100%        100%        100%
October 18, 2008 and
 thereafter ..............        0%          0%          0%          0%          0%
 Weighted Average Life
  (in years) .............     9.97        9.82        9.80        9.80        9.68

* "PP" means 100% of each loan prepays when it becomes freely prepayable.



           PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR




                                           PREPAYMENT ASSUMPTION (CPR)
                             --------------------------------------------------------
DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR     100% PP*
--------------------------   --------   ---------   ---------   ---------   ---------
Initial ..................      100%        100%        100%        100%        100%
October 18, 1999 .........      100%        100%        100%        100%        100%
October 18, 2000 .........      100%        100%        100%        100%        100%
October 18, 2001 .........      100%        100%        100%        100%        100%
October 18, 2002 .........      100%        100%        100%        100%        100%
October 18, 2003 .........      100%        100%        100%        100%        100%
October 18, 2004 .........      100%        100%        100%        100%        100%
October 18, 2005 .........      100%        100%        100%        100%        100%
October 18, 2006 .........      100%        100%        100%        100%        100%
October 18, 2007 .........      100%        100%        100%        100%        100%
October 18, 2008 and
 thereafter ..............        0%          0%          0%          0%          0%
 Weighted Average Life
  (in years) .............     9.97        9.89        9.89        9.86        9.72

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

          PERCENTAGES OF THE INITIAL CERTIFICATE PRINCIPAL AMOUNT OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS
      0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT
                                 INDICATED CPR




                                           PREPAYMENT ASSUMPTION (CPR)
                             --------------------------------------------------------
DISTRIBUTION DATE             0% CPR     25% CPR     50% CPR     75% CPR     100% PP*
--------------------------   --------   ---------   ---------   ---------   ---------
Initial ..................      100%        100%        100%        100%        100%
October 18, 1999 .........      100%        100%        100%        100%        100%
October 18, 2000 .........      100%        100%        100%        100%        100%
October 18, 2001 .........      100%        100%        100%        100%        100%
October 18, 2002 .........      100%        100%        100%        100%        100%
October 18, 2003 .........      100%        100%        100%        100%        100%
October 18, 2004 .........      100%        100%        100%        100%        100%
October 18, 2005 .........      100%        100%        100%        100%        100%
October 18, 2006 .........      100%        100%        100%        100%        100%
October 18, 2007 .........      100%        100%        100%        100%        100%
October 18, 2008 and
 thereafter ..............        0%          0%          0%          0%          0%
 Weighted Average Life
  (in years) .............     9.97        9.89        9.89        9.89        9.72

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRICE/YIELD TABLES


     The tables set forth below show the corporate bond equivalent ("CBE") yield, weighted average life (as described under "--Weighted Average Life of the Offered Certificates" above) and the period during which principal payments would be received with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Modeling Assumptions. Purchase prices set forth below for each such Class of Offered Certificates are expressed in 32nds (i.e., 99.16 means 99 16/32%) as a percentage of the initial Certificate Principal Amount of such Class of Certificates, before adding accrued interest.



     The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including October 1, 1998 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Principal Amounts of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.


PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
     DATE,LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-1 CERTIFICATES AT THE
                                 SPECIFIED CPRS




                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR
                               ---------------------------------------------------------------------------------
            ASSUMED
         PRICE (32NDS)             0% CPR         25% CPR          50% CPR         75% CPR        100% PP*
------------------------------ -------------- --------------- ---------------- --------------- --------------
       99.00                        6.313%          6.313%          6.314%           6.314%         6.315%
       99.08                        6.251%          6.251%          6.251%           6.252%         6.253%
       99.16                        6.189%          6.190%          6.190%           6.190%         6.190%
       99.24                        6.128%          6.128%          6.128%           6.128%         6.128%
      100.00                        6.067%          6.067%          6.067%           6.067%         6.066%
      100.08                        6.006%          6.006%          6.006%           6.005%         6.004%
      100.16                        5.945%          5.945%          5.945%           5.944%         5.943%
      100.24                        5.885%          5.884%          5.884%           5.883%         5.881%
      101.00                        5.824%          5.824%          5.823%           5.823%         5.820%
      101.08                        5.764%          5.764%          5.763%           5.762%         5.759%
      101.16                        5.704%          5.704%          5.703%           5.702%         5.699%
      101.24                        5.645%          5.644%          5.643%           5.642%         5.638%
      102.00                        5.585%          5.584%          5.584%           5.583%         5.578%
      102.08                        5.526%          5.525%          5.524%           5.523%         5.518%
      102.16                        5.467%          5.466%          5.465%           5.464%         5.458%
      102.24                        5.408%          5.407%          5.406%           5.405%         5.399%
      103.00                        5.350%          5.348%          5.347%           5.346%         5.339%
Weighted Average Life (yrs.)         5.01            5.00            4.99             4.98           4.93
First Principal Payment Date       Nov-98         Nov-98           Nov-98          Nov-98          Nov-98
Last Principal Payment Date      Jul-2007       Jun-2007         May-2007        Apr-2007        Jan-2007

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED
                                      CPRS




                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE-- OTHERWISE AT INDICATED CPR
                               ---------------------------------------------------------------------------------
            ASSUMED
         PRICE (32NDS)              0% CPR          25% CPR         50% CPR         75% CPR        100% PP*
------------------------------ ---------------- --------------- --------------- --------------- --------------
            100.00                    6.666%          6.666%          6.666%          6.666%         6.665%
            100.08                    6.630%          6.630%          6.630%          6.629%         6.628%
            100.16                    6.594%          6.594%          6.593%          6.593%         6.591%
            100.24                    6.558%          6.557%          6.557%          6.556%         6.554%
            101.00                    6.522%          6.521%          6.521%          6.520%         6.517%
            101.08                    6.486%          6.485%          6.485%          6.484%         6.480%
            101.16                    6.450%          6.449%          6.449%          6.448%         6.443%
            101.24                    6.414%          6.414%          6.413%          6.412%         6.407%
            102.00                    6.379%          6.378%          6.377%          6.376%         6.370%
            102.08                    6.343%          6.343%          6.342%          6.340%         6.334%
            102.16                    6.308%          6.307%          6.306%          6.305%         6.297%
            102.24                    6.273%          6.272%          6.271%          6.269%         6.261%
            103.00                    6.238%          6.237%          6.235%          6.234%         6.225%
            103.08                    6.203%          6.202%          6.200%          6.198%         6.189%
            103.16                    6.168%          6.167%          6.165%          6.163%         6.154%
            103.24                    6.133%          6.132%          6.130%          6.128%         6.118%
            104.00                    6.098%          6.097%          6.095%          6.093%         6.082%
Weighted Average Life (yrs.)           9.49            9.46            9.43            9.38           9.16
First Principal Payment Date       Jul-2007        Jun-2007        May-2007        Apr-2007        Jan-2007
Last Principal Payment Date        Oct-2008        Jun-2008        Jun-2008        Jun-2008        Apr-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
LAST PRINCIPAL PAYMENT DATE FOR THE CLASS A-3 CERTIFICATES AT THE SPECIFIED
                                      CPRS




                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR
                               ---------------------------------------------------------------------------------
            ASSUMED
         PRICE (32NDS)              0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
------------------------------ --------------- --------------- --------------- --------------- --------------
       98.16                         6.397%          6.398%          6.399%          6.400%         6.404%
       98.24                         6.359%          6.360%          6.360%          6.361%         6.364%
       99.00                         6.321%          6.322%          6.322%          6.323%         6.325%
       99.08                         6.283%          6.284%          6.284%          6.284%         6.286%
       99.16                         6.246%          6.246%          6.246%          6.246%         6.247%
       99.24                         6.208%          6.208%          6.208%          6.208%         6.208%
      100.00                         6.170%          6.170%          6.170%          6.170%         6.169%
      100.08                         6.133%          6.133%          6.132%          6.132%         6.130%
      100.16                         6.096%          6.095%          6.095%          6.094%         6.092%
      100.24                         6.059%          6.058%          6.057%          6.057%         6.053%
      101.00                         6.022%          6.021%          6.020%          6.019%         6.015%
      101.08                         5.985%          5.983%          5.983%          5.982%         5.977%
      101.16                         5.948%          5.946%          5.946%          5.944%         5.939%
      101.24                         5.912%          5.910%          5.909%          5.907%         5.901%
      102.00                         5.875%          5.873%          5.872%          5.870%         5.863%
      102.08                         5.839%          5.836%          5.835%          5.833%         5.825%
      102.16                         5.802%          5.800%          5.798%          5.796%         5.788%
Weighted Average Life (yrs.)          8.99            8.91            8.87            8.81           8.57
First Principal Payment Date       Nov-98          Nov-98          Nov-98          Nov-98          Nov-98
Last Principal Payment Date       Oct-2008        Aug-2008        Jul-2008        Jul-2008        May-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
 LAST PRINCIPAL PAYMENT DATE FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS




                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR
                               --------------------------------------------------------------------------------
            ASSUMED
         PRICE (32NDS)             0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
------------------------------ -------------- --------------- --------------- --------------- --------------
       99.16                        7.096%          7.097%          7.097%          7.097%         7.097%
       99.24                        7.061%          7.060%          7.060%          7.060%         7.060%
      100.00                        7.025%          7.024%          7.024%          7.024%         7.024%
      100.08                        6.989%          6.988%          6.988%          6.988%         6.987%
      100.16                        6.954%          6.952%          6.952%          6.952%         6.951%
      100.24                        6.918%          6.916%          6.916%          6.916%         6.914%
      101.00                        6.883%          6.881%          6.880%          6.880%         6.878%
      101.08                        6.848%          6.845%          6.845%          6.844%         6.842%
      101.16                        6.812%          6.809%          6.809%          6.808%         6.806%
      101.24                        6.777%          6.774%          6.774%          6.773%         6.770%
      102.00                        6.743%          6.739%          6.738%          6.737%         6.734%
      102.08                        6.708%          6.703%          6.703%          6.702%         6.698%
      102.16                        6.673%          6.668%          6.668%          6.667%         6.663%
      102.24                        6.639%          6.633%          6.633%          6.632%         6.627%
      103.00                        6.604%          6.599%          6.598%          6.597%         6.592%
      103.08                        6.570%          6.564%          6.563%          6.562%         6.557%
      103.16                        6.536%          6.529%          6.529%          6.527%         6.522%
Weighted Average Life (yrs.)         9.97            9.80            9.79            9.75           9.61
First Principal Payment Date      Oct-2008       Aug-2008        Jul-2008        Jul-2008        May-2008
Last Principal Payment Date       Oct-2008       Aug-2008        Aug-2008        Aug-2008        Jun-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
 LAST PRINCIPAL PAYMENT DATE FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS




                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED
                                                                    CPR
                               ------------------------------------------------------------------------------
            ASSUMED
         PRICE (32NDS)              0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
------------------------------ --------------- --------------- --------------- --------------- --------------
       93.00                         8.009%          8.019%          8.021%          8.021%         8.030%
       93.16                         7.931%          7.940%          7.942%          7.942%         7.950%
       94.00                         7.853%          7.862%          7.863%          7.863%         7.871%
       94.16                         7.776%          7.784%          7.785%          7.785%         7.792%
       95.00                         7.700%          7.707%          7.708%          7.708%         7.714%
       95.16                         7.624%          7.631%          7.631%          7.631%         7.637%
       96.00                         7.549%          7.554%          7.555%          7.555%         7.560%
       96.16                         7.474%          7.479%          7.479%          7.479%         7.484%
       97.00                         7.400%          7.404%          7.404%          7.404%         7.408%
       97.16                         7.326%          7.329%          7.329%          7.329%         7.332%
       98.00                         7.252%          7.255%          7.255%          7.255%         7.257%
       98.16                         7.179%          7.181%          7.181%          7.181%         7.183%
       99.00                         7.107%          7.108%          7.108%          7.108%         7.109%
       99.16                         7.035%          7.035%          7.035%          7.035%         7.036%
      100.00                         6.964%          6.963%          6.963%          6.963%         6.963%
      100.16                         6.893%          6.891%          6.891%          6.891%         6.890%
      101.00                         6.822%          6.820%          6.820%          6.820%         6.818%
Weighted Average Life (yrs.)          9.97            9.82            9.80            9.80           9.68
First Principal Payment Date      Oct-2008        Aug-2008        Aug-2008        Aug-2008        Jun-2008
Last Principal Payment Date       Oct-2008        Sep-2008        Sep-2008        Aug-2008        Jul-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
 LAST PRINCIPAL PAYMENT DATE FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS




                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR
                               --------------------------------------------------------------------------------
            ASSUMED
         PRICE (32NDS)              0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
------------------------------ --------------- --------------- --------------- --------------- -------------
             89.00                   9.112%          9.122%          9.121%          9.123%         9.134%
             89.16                   9.028%          9.037%          9.036%          9.038%         9.048%
             90.00                   8.944%          8.953%          8.952%          8.954%         8.963%
             90.16                   8.861%          8.870%          8.869%          8.870%         8.879%
             91.00                   8.778%          8.787%          8.786%          8.787%         8.795%
             91.16                   8.696%          8.704%          8.703%          8.704%         8.711%
             92.00                   8.615%          8.622%          8.621%          8.622%         8.629%
             92.16                   8.534%          8.541%          8.540%          8.541%         8.546%
             93.00                   8.454%          8.460%          8.459%          8.460%         8.465%
             93.16                   8.374%          8.380%          8.379%          8.380%         8.384%
             94.00                   8.295%          8.301%          8.300%          8.300%         8.303%
             94.16                   8.217%          8.222%          8.221%          8.221%         8.223%
             95.00                   8.139%          8.143%          8.142%          8.142%         8.144%
             95.16                   8.061%          8.065%          8.065%          8.064%         8.065%
             96.00                   7.984%          7.988%          7.987%          7.987%         7.987%
             96.16                   7.908%          7.911%          7.910%          7.910%         7.909%
             97.00                   7.832%          7.835%          7.834%          7.833%         7.832%
Weighted Average Life (yrs.)          9.97            9.89            9.89            9.86           9.72
First Principal Payment Date      Oct-2008        Sep-2008        Sep-2008        Aug-2008       Jul-2008
Last Principal Payment Date       Oct-2008        Sep-2008        Sep-2008        Sep-2008       Jul-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PRINCIPAL PAYMENT
                                     DATE,
 LAST PRINCIPAL PAYMENT DATE FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS




                               0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR
                               --------------------------------------------------------------------------------
            ASSUMED
         PRICE (32NDS)              0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
------------------------------ --------------- --------------- --------------- --------------- -------------
             83.00                  10.177%         10.193%         10.192%         10.190%        10.217%
             83.16                  10.084%         10.100%         10.099%         10.097%        10.123%
             84.00                   9.992%         10.007%         10.006%         10.005%        10.029%
             84.16                   9.901%          9.916%          9.915%          9.913%         9.936%
             85.00                   9.811%          9.825%          9.824%          9.823%         9.845%
             85.16                   9.721%          9.735%          9.734%          9.732%         9.753%
             86.00                   9.632%          9.645%          9.644%          9.643%         9.663%
             86.16                   9.544%          9.556%          9.555%          9.554%         9.573%
             87.00                   9.456%          9.468%          9.467%          9.466%         9.484%
             87.16                   9.369%          9.381%          9.380%          9.378%         9.396%
             88.00                   9.283%          9.294%          9.293%          9.292%         9.308%
             88.16                   9.197%          9.208%          9.207%          9.206%         9.221%
             89.00                   9.112%          9.122%          9.121%          9.120%         9.134%
             89.16                   9.028%          9.037%          9.036%          9.035%         9.048%
             90.00                   8.944%          8.953%          8.952%          8.951%         8.963%
             90.16                   8.861%          8.870%          8.869%          8.867%         8.879%
             91.00                   8.778%          8.787%          8.786%          8.784%         8.795%
Weighted Average Life (yrs.)          9.97            9.89            9.89            9.89           9.72
First Principal Payment Date      Oct-2008        Sep-2008        Sep-2008        Sep-2008       Jul-2008
Last Principal Payment Date       Oct-2008        Sep-2008        Sep-2008        Sep-2008       Jul-2008

* "PP" means 100% of each loan prepays when it becomes freely prepayable.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES


     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, hyper-amortization, loan extensions, defaults and liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortizations, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.


     The following tables indicate the approximate pre-tax yield to maturity on a CBE basis, weighted average lives, and first and last payment dates on the Class X Certificates for the specified CPRs based on the Modeling Assumptions. It was also assumed that the purchase price of the Class X Certificates is as specified below, expressed in 32nds (i.e., 4.28 means 4 28/32%) as a percentage of the initial Notional Amount of such Certificates, plus accrued interest.


     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates of which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).


     The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

PRE-TAX YIELD TO MATURITY (CBE), WEIGHTED AVERAGE LIFE, FIRST PAYMENT DATE AND
     LAST PAYMENT DATE FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPRS




                                0% CPR DURING LOCKOUT, DEFEASANCE, YIELD MAINTENANCE--OTHERWISE AT INDICATED CPR
                               ---------------------------------------------------------------------------------
         PRICE (32NDS)              0% CPR         25% CPR         50% CPR         75% CPR        100% PP*
------------------------------ --------------- --------------- --------------- --------------- --------------
             5.00                   11.940%         11.846%         11.780%         11.696%         11.340%
             5.02                   11.615%         11.520%         11.454%         11.369%         11.011%
             5.04                   11.296%         11.201%         11.134%         11.048%         10.688%
             5.06                   10.984%         10.888%         10.820%         10.734%         10.371%
             5.08                   10.678%         10.581%         10.513%         10.426%         10.061%
             5.10                   10.378%         10.280%         10.212%         10.124%          9.756%
             5.12                   10.083%          9.985%          9.916%          9.828%          9.458%
             5.14                    9.794%          9.695%          9.626%          9.538%          9.165%
             5.16                    9.511%          9.411%          9.342%          9.253%          8.877%
             5.18                    9.233%          9.132%          9.062%          8.973%          8.595%
             5.20                    8.959%          8.858%          8.788%          8.698%          8.318%
             5.22                    8.691%          8.589%          8.518%          8.428%          8.046%
             5.24                    8.427%          8.325%          8.254%          8.163%          7.779%
             5.26                    8.168%          8.065%          7.994%          7.902%          7.516%
             5.28                    7.914%          7.810%          7.738%          7.646%          7.258%
             5.30                    7.663%          7.559%          7.487%          7.394%          7.004%
             6.00                    7.417%          7.312%          7.240%          7.147%          6.755%
Weighted Average Life (yrs.)          9.34            9.28            9.25            9.22            9.04
First Principal Payment Date       Nov-98          Nov-98          Nov-98          Nov-98          Nov-98
Last Principal Payment Date       Sep-2019        Sep-2019        Sep-2019        Sep-2019        Sep-2019

* "PP" means 100% of each loan prepays when it becomes freely prepayable.


     Notwithstanding the assumed prepayment rates reflected in the preceding tables in this "Yield, Prepayment and Maturity Considerations" section, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates.


     There can be no assurance that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.


     For additional considerations relating to the yield on the Certificates, see "Yield Considerations" in the Prospectus.

                             THE POOLING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of October 11, 1998 (the "Pooling Agreement"), by and among the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Responsible Parties.

     Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling Agreement and terms and conditions of the Offered Certificates. The Seller will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to GS Mortgage Securities Corporation II, 85 Broad Street, New York, New York 10004; Attention: Rolf Edwards.


ASSIGNMENT OF THE MORTGAGE LOANS

     On the Closing Date, the Seller will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Seller will cause to be delivered to the Trustee (other than the Americold Pool Loan, with respect to items (ii) - (vi) below, which have previously been delivered pursuant to the Series 1998-GL II Pooling Agreement), with respect to each Mortgage Loan, (i) the original Mortgage Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) thereof; (iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee; (iv) to the extent not contained in the Mortgages, the original assignment of leases and rents; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; (vii) the original lender's title insurance policy (or marked commitments to insure); and (viii) collateral assignments of management agreements and such other loan documents as are in the possession of the Seller, including original assignments thereof to the Trustee, unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Trustee in writing of such delay and shall deliver such documents to the Trustee, with copies of them to the Master Servicer, promptly upon the Seller's receipt thereof.

     The Trustee, or any custodian for the Trustee, will be required to hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Seller as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling Agreement and report any missing documents or certain types of defects therein to the Seller and the applicable Responsible Party.


SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

     The Pooling Agreement requires each of the Master Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loans (including, with respect to the Americold Pool Loan, the Co-Lender Agreement), and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate). Such servicing is required to be undertaken without regard to (i) any known relationship that the Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) the Master Servicer's or the Special Servicer's obligation, as applicable, to make Advances; or (iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling Agreement or with respect to any particular transaction (the "Servicing Standard").

     The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling Agreement. Notwithstanding any subservicing agreement, except as otherwise described in this Prospectus Supplement with respect to the Americold Pool Loan, the Master Servicer or Special Servicer, as applicable, shall remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Any subservicing agreement entered into by the Master Servicer or Special Servicer, as applicable, will provide that it may be assumed or terminated by the Trustee, or any successor Master Servicer or Special Servicer, if the Trustee, or any successor Master Servicer or Special Servicer, has assumed the duties of the Master Servicer or Special Servicer, respectively. The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

     Under the terms of the Co-Lender Agreement, GMACCM, as the current servicer for the Series 1998-GL II Certificates, (in such capacity, the "Series 1998-GL II Master Servicer") will service both the Americold Pool Loan and the Other Americold Pool Loan, and GMACCM, as the current special servicer of Series 1998-GL II (in such capacity, the "Series 1998-GL II Special Servicer") will, to the extent necessary, specially service both the Americold Pool Loan and the Other Americold Pool Loan, in each case under the terms of the Co-Lender Agreement and the pooling and servicing agreement related to Series 1998-GL II (the "Series 1998-GL II Pooling Agreement"). The servicing provisions in the Series 1998-GL II Pooling Agreement will be substantially similar to those in the Pooling Agreement, except as otherwise described in this Prospectus Supplement. The Master Servicer will therefore not directly service the Americold Pool Loan (except that the Master Servicer will be required to advance delinquent payments and a pro rata portion of property protection expenses) and neither the Special Servicer nor the Controlling Class will have the ability to direct any foreclosure or workout of the Americold Pool Loan. Pursuant to the Co-Lender Agreement and the Series 1998-GL II Pooling Agreement, the Series 1998-GL II Master Servicer and Series 1998-GL II Special Servicer will be required to service the Americold Pool Loan and the Other Americold Pool Loan generally as described herein, but in the best interests of the holders of the Series 1998-GL II Certificates.

     The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan (other than the Americold Pool
Loan) with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan); (ii) the related borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Master Servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan; (v) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or (vi) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clause (i) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause (ii), (iii),
(iv) and (vi) above, when such circumstances cease to exist in the good faith judgment of the Master Servicer, or (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. With respect to any Specially Serviced Mortgage Loan the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan and upon the curing of such events the servicing of such Mortgage Loan will be returned to the Master Servicer.

     The determination that the Americold Pool Loan and the Other Americold Pool Loan have become Specially Serviced Mortgage Loans will be determined in accordance with the terms of the Series 1998-GL II Pooling Agreement. Likewise, the Americold Pool Loan and the Other Americold Pool Loan will cease being a Specially Serviced Mortgage Loan in accordance with the terms of Series 1998-GL II Pooling Agreement.

     The Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related prepayment lockout period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Master Servicer and the Special Servicer will be directed in the Pooling Agreement not to take any enforcement action other than requests for payment with respect to payment of Excess Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer will also be permitted to forgive the payment of Excess Interest under the circumstances described under "--Realization Upon Mortgage Loans --Modifications, Waivers and Amendments" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans--Modifications, Waivers and Amendments," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Specially Serviced Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.


ADVANCES

     The Master Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Master Servicer Remittance
Date), or, with respect to a Mortgage Loan for which the Special Servicer has elected to extend the payments as described in "--Realization Upon Mortgage Loans; Modifications, Waivers and Amendments" herein, the amount equal to the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make a P&I Advance to the extent it determines that such Advance (including accrued and unpaid interest thereon) would not ultimately be recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to such Mortgage Loan as to which such Advances were made. The Master Servicer will not be required or permitted to make an advance for Balloon Payments, Excess Interest, Default Interest or prepayment premiums or yield maintenance. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of scheduled payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

     The Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances" and, together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property. In addition, the Special Servicer may be obligated to make certain Property Advances with respect to Specially Serviced Mortgage Loans.

     The obligation of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee or Fiscal Agent, the Seller) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the

Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the Master Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

     To the extent the Master Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability, will be required to make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling Agreement. The Trustee and the Fiscal Agent (or the Master Servicer with respect to a Property Advance required to be made by the Special Servicer) will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer (or the Special Servicer). See "--Duties of the Trustee" and "--Duties of the Fiscal Agent" below.

     The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower, (ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded monthly, as of each Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.


ACCOUNTS

     COLLECTION ACCOUNT. The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement.

     DISTRIBUTION ACCOUNTS. The Trustee will be required to establish and maintain two segregated accounts (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates entitled to distributions from them. With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds, and
(ii) the portion of the Servicing Compensation representing the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" herein.

     INTEREST RESERVE ACCOUNT. The Trustee will be required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each

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Master Servicer Remittance Date occurring in February and on any Master
Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to deposit, in respect of each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

     The Trustee will be required to also establish and maintain one or more segregated accounts for the "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders entitled to distributions from it, and the "Class Q Distribution Account" in the name of the Trustee for the benefit of the holders of the Class Q Certificates. The Trustee will also be required to establish and maintain the Reserve Account in the circumstances described under "Description of the Offered Certificates--Distributions--Reserve Account and Reinvestment Letter of Credit" herein.

     The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Class Q Distribution Account and the Reserve Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Master Servicer will be authorized to make withdrawals from the Collection Account and the Interest Reserve Account. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account, the Excess Interest Distribution Account, the Class Q Distribution Account and the Reserve Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or in the case of the REO Account, Collection Account, Interest Reserve Account, Escrow Account and the Reserve Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA-" by each Rating Agency or, if applicable, the short term rating equivalent thereof) or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank").

     Amounts on deposit in the Collection Account, the Interest Reserve Account, any REO Account and the Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be deposited into the Collection Account. Interest or other income on funds in the Reserve Account will be applied as described under "Description of the Offered Certificates--Distributions--Reserve Account and Reinvestment Letter of Credit" herein.


WITHDRAWALS FROM THE COLLECTION ACCOUNT

     The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any prepayment premiums or yield maintenance charges and (II) the

Trustee Fee for the related Distribution Date, (B) to the Class Q Distribution Account an amount equal to the Net Default Interest and any payments in respect of the AIMCO Multifamily Pool Conditional Debt received in the related Collection Period, if any, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described above under "--Accounts--Interest Reserve Account;" (ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances, the Master Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances;" (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee Fee) in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Seller for unpaid Servicing Compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.


ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

     Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgage Pool" herein), the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Master Servicer or the Special Servicer, with respect to Specially Serviced Mortgage Loans, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or
(y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Net Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgage Pool"), the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

     See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.


INSPECTIONS

     The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event (i) the Master Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of (a) $5,000,000 or more at least once every 12 months and (b) less than $5,000,000 at least once every 24 months, in each case commencing in October 1999 (or at such other times, provided each Rating Agency has confirmed in writing to the Master Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0x, the Master Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer) is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.


EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement requires that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before April 30 of each year, beginning April 30, 1999, a report which expresses a statement to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America over the servicing of mortgage loans including the Mortgage Loans for the preceding calendar year is fairly stated in all material respects, based on an examination, conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, except for such exceptions and other qualifications stated in such report.

     The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before April 30 of each year, beginning April 30, 1999, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status thereof, that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans and the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either Trust REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

CERTAIN MATTERS REGARDING THE SELLER, THE MASTER SERVICER AND THE SPECIAL
   SERVICER

     Each of the Master Servicer and the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement with the consent of the Seller, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

     The Pooling Agreement also provides that none of the Seller, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Seller, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or other representation or specific liability provided in the Pooling Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations or duties thereunder. The Pooling Agreement further provides that the Seller, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, in each case by the person being indemnified; (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling Agreement, or (iii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

     In addition, the Pooling Agreement provides that none of the Seller, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Seller, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor from the Collection Account.

     The Seller is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Seller may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special

Servicer under the Pooling Agreement. In the event the Seller undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth above. Any such action by the Seller will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

     Any person into which the Seller, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Seller, the Master Servicer or the Special Servicer is a party, or any person succeeding to the business of the Seller, the Master Servicer or the Special Servicer, will be the successor of the Seller, the Master Servicer or the Special Servicer, as the case may be, under the Pooling Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Seller, the Master Servicer or the Special Servicer under the Pooling Agreement.


EVENTS OF DEFAULT

     Events of default of the Master Servicer (each, with respect to the Master Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account or Class Q Distribution Account any amount required to be so remitted at the time required to be remitted pursuant to the Pooling Agreement (which failure, with respect to the Lower-Tier Distribution Account, is not remedied by 11:00 A.M. on the related Distribution Date); or (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Seller or the Trustee, or to the Master Servicer, the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; provided that if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; provided, further, that the failure of the Master Servicer to perform any covenant or agreement contained in the Pooling Agreement (other than as provided in clause (i) above) as a result of an inconsistency between the Pooling Agreement and any Mortgage Loan document will not be an Event of Default; or (iii) any failure by the Master Servicer to make any Advances, which failure continues unremedied for a period of fifteen (15) days after the date on which such Advance is due, as required pursuant to the Pooling Agreement; or (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer indicating its insolvency or inability to pay its obligations or (v) the Seller or Trustee receives notice that the continuation of the Master Servicer in such role, would, in and of itself, result in the downgrade, qualification or withdrawal of the ratings then assigned by Fitch to any Class of Certificates.

     Events of default of the Special Servicer (each, with respect to the Special Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Special Servicer to remit to the Collection Account any amount so required under the Pooling Agreement; or (ii) any failure by the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for a period of 30 days after the giving of written notice of such failure to the Special Servicer by the Master Servicer, the Seller or the Trustee, or to the Special Servicer, the Master Servicer, the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Special Servicer indicating its insolvency or inability to pay its obligations or (iv) the Seller or Trustee receives notice that the continuation of the Special Servicer in such role, would, in and of itself result in the qualification, downgrade or withdrawal of the ratings then assigned by Fitch to any Class of Certificates.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Pooling Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer.

     On and after the date of termination following an Event of Default by the Master Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Master Servicer or Special Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

     If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate the Special Servicer and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement, unless such succession would result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling Agreement. The Trustee or other successor Special Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled after the date of such succession.

     No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance thereof, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

     The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Pooling Agreement may be amended at any time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

     The Pooling Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate; (ii) alter the obligations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement; or (iv) amend the section in the Pooling Agreement relating to the amendment of the Pooling Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

     The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class Q, Class R and Class LR Certificates; (b) 4% in the case of the Class X Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon the reduction of the Notional Amount thereof to zero (the applicable percentage from time to time is the "Fixed Voting Rights Percentage"); (c) in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.


REALIZATION UPON MORTGAGE LOANS

     SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"); provided, that, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

     STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

     Notwithstanding anything herein to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

     If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the

Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, such as a hotel property or a healthcare property, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates--Prohibited Transactions; Special Taxes" in the Prospectus.

     The Pooling Agreement will provide that the Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling Agreement, including extensions thereof. The Special Servicer is required to give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer is required to accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

     In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee), if the highest offeror is affiliated with the Special Servicer. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

     The Pooling Agreement will not obligate the Special Servicer to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

     Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation with, and agreement by, the Master Servicer, may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be nonrecoverable. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

     MODIFICATIONS, WAIVERS AND AMENDMENTS. The Pooling Agreement will permit each of the Master Servicer and the Special Servicer to modify, waive or amend any term of any Mortgage Loan (except with respect to the Americold Pool Loan) if (a) it determines, in accordance with the servicing standard described above, that it is appropriate to do so and (b) except as described in the following paragraph, such modification, waiver or amendment, will not (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including prepayment premiums and yield maintenance charges) payable under the Mortgage Loan, (ii) affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period, (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment or (iv) in the judgment of the Master Servicer or the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding clause (b) of the preceding paragraph, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge, (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Interest Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or (v) accept a principal prepayment during any Lockout Period; provided that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee and (z) such modification, waiver or amendment does not result in a tax being imposed on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC at a any time the Certificates are outstanding, based on an opinion of counsel obtained at the expense of the Trust Fund. In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or (ii) if the Mortgage Loan is secured by a ground lease, extend the maturity date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Controlling Class Representative (as defined herein). The Controlling Class Representative may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that not taking such action would result in a violation of the Servicing Standard. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Controlling Class Representative fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of all of the Certificateholders; provided, however, in the event that the Controlling Class Representative and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 120 days of the Controlling Class Representative's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling Class Representative by the Special Servicer.

     Each of the Master Servicer and the Special Servicer will be required to notify the Trustee, the Rating Agencies and the other of any modification, waiver or amendment of any term of any Mortgage

Loan, and to deliver to the Trustee or the related custodian, for deposit in the related mortgage file, an original counterpart of the agreement related to such modification, waiver or amendment, promptly (and in any event within 10 business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the Trustee.

     The Master Servicer or the Special Servicer, as applicable, will be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b)(3), which, in the judgment of the Master Servicer, may be evidenced by an opinion of counsel, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting to it. The consent of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates will not be required but will be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The Master Servicer or the Special Servicer, as applicable, is required to provide copies of any modifications, waiver or amendment to each Rating Agency.


     The Master Servicer or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Excess Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related Maturity Date and (ii) waiver of the right to such accrued Excess Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered.

     Notwithstanding the foregoing, with respect to the Americold Pool Loan, the 1998-GL II Special Servicer may agree to modify the Americold Pool Loan pursuant to the Series 1998-GL II Pooling Agreement in the event the Other Americold Loan becomes specially serviced and provided that (a) a default has occurred or is likely such that the modification would yield greater recovery to Series 1998-GL II Certificateholders than liquidation; (b) the related manager is terminated; and (c) only reductions rather than forgiveness of principal which last no more than twelve months are agreed to; provided, however, that Series 1998-GL II Certificateholders representing greater than 66 2/3% of all voting rights can direct the Americold Pool Loan Special Servicer not to agree to such modification.

     Pursuant to the Series 1998-GL II Pooling Agreement, the Series 1998-GL II Special Servicer may agree to any modification, waiver, or amendment, forgive or defer interest on and principal of, and add collateral for the Americold Pool Loan and the Other Americold Loan with consent of 100% of the most subordinate class of Series 1998-GL II certificates then outstanding subject to certain limitations including: (a) the occurrence or likelihood of a default such that the modification would yield greater recovery to the Series 1998-GL II certificateholders than liquidation, (b) the reduction cannot result in an interest shortfall; (c) all excess cash flow will be applied to principal and interest; (d) the reduction will last no more than twelve months; (e) the modification cannot reduce prepayment premium or yield maintenance charge or prepayment lockout period; (f) the modification cannot forgive an aggregate amount of principal beyond a specified amount; and (g) the modification cannot add collateral unless it is in compliance with applicable environmental standards.

     Pursuant to the Series 1998-GL II Pooling Agreement, the Series 1998-GL II Master Servicer and Special Servicer can only modify, waive or amend terms of the Americold Pool Loan and the Other Americold Loan when it is not in default if the amendment (a) is not "significant"; (b) complies with servicing standard (generally equivalent to the Servicing Standard as described herein); and (c) would not adversely affect non-consenting Series 1998-GL II Certificateholders.

THE CONTROLLING CLASS REPRESENTATIVE

     The holders of the Class of Certificates representing the most subordinate interests in the Trust Fund that equals at least 25% of its initial Certificate Principal Amount (or if no class of Certificates has a Certificate Principal Amount of at least 25% of its initial Certificate Principal Amount, the most subordinate class outstanding) (the "Controlling Class") will designate a representative pursuant to the Pooling Agreement (the "Controlling Class Representative"). The Controlling Class Representative may be a Certificateholder, an individual, a corporation or another entity, as determined by the Controlling Class. In addition to the matters set forth above, the Controlling Class Representative may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies; provided, however, that the Controlling Class Representative will not be able to remove and replace the Series 1998-GL II Special Servicer.

     The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificate; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

THE HEALTHCARE ADVISER

     Promptly (but in no event later than five days) after the Trustee is notified that certain of the Mortgage Loans (identified on Annex A as Hospital Hermanos Melendez, Four Winds Katona and Four Winds of Saratoga) (the "Healthcare Adviser Loans") became a Specially Serviced Mortgage Loan, the Trustee will be required to request the Controlling Class Representative to appoint a consultant with respect to such healthcare loan and the related healthcare property (the "Healthcare Adviser"). In the event the Controlling Class Representative does not appoint a Healthcare Adviser within five days, the Special Servicer will be obligated to do so, provided that in no event will the appointment of the Healthcare Adviser be more than 30 days following the Trustee receiving notice of the related Healthcare Adviser Loan becoming a Specially Serviced Mortgage Loan. The Healthcare Adviser will provide the Special Servicer and the Controlling Class Representative with advice with respect to the related healthcare loans and healthcare properties.

     There will not be a Healthcare Adviser for a Healthcare Adviser Loan that is not being specially serviced.

     The Trustee and the Special Servicer will be required to deliver to the Healthcare Adviser all reports and other information they receive (to the extent received and Master Servicer routinely prepares such report), with respect to the related healthcare related properties and healthcare loans. The Healthcare Adviser will monitor such healthcare loans and healthcare related properties and will provide advice to the Special Servicer and the Controlling Class Representative with respect to them. The Special Servicer will be restricted from taking any material actions with respect to healthcare loans and healthcare related properties without first providing notice to, and consulting with, the Healthcare Adviser. The Healthcare Adviser in turn will recommend to the Special Servicer what action should be taken with respect to such healthcare loans or healthcare related properties, provided that in no case will the Special Servicer be required to follow any recommendation given to it by the Healthcare Adviser.

     Pursuant to the Pooling Agreement, the Healthcare Adviser will be entitled to receive from the Distribution Account a monthly fee with respect to the healthcare loans for which it is serving as Healthcare Adviser (the "Healthcare Adviser Fee"). The Healthcare Advisor Fee will be an expense of the Trust Fund that is in addition to compensation paid to the Special Servicer.

     The Healthcare Adviser will have no responsibility or liability to the Trust or any Class of Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided that the Healthcare Adviser will not be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Healthcare Adviser may advise actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Healthcare Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates.


OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

     The holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, and if the Controlling Class does not exercise its option, the Seller and, if the Seller does not exercise its option, the Master Servicer and, if none of the Controlling Class, the Seller or the Master Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) unreimbursed Property Advances, and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the related Mortgage Rates. There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the Prospectus.

     Any Mortgage Loan purchased under the circumstances described in the preceding paragraph will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and payments corresponding to the AIMCO Multifamily Conditional Debt, and (ii) the holders of the Classes of Certificates entitled to receive the Excess Interest with respect to such Mortgage Loan, to receive from the purchaser(s), from time to time, payments corresponding to Excess Interest with respect to such Mortgage Loan.


THE TRUSTEE

     LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group--GSMSC II 1998-C1.

     The Trustee may resign at any time by giving written notice to the Seller, the Master Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Seller will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

     The Seller may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of more than 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Seller, the Master Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and the Fiscal Agent under the Pooling Agreement, the Trustee and the Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest thereon as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies (other than S&P).

     Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Master Servicer out of the Servicing Fee.

     The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer each indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

     At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Seller and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.


DUTIES OF THE TRUSTEE

     The Trustee (except for the information under the first paragraph of "--The Trustee") and the Master Servicer (except for the information under "--The Master Servicer") will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

     In the event that the Master Servicer fails to make a required Advance, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Master Servicer, and if the Master Servicer so fails, the Trustee), will be obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer, as applicable, that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer or Special Servicer, as applicable.

     If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

     In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Seller, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107.

     The Fiscal Agent may not resign except (i) in the event of the resignation or removal of the Trustee (in which event, the Fiscal Agent shall be deemed to have been removed), (ii) upon determination that it may no longer perform such obligations and duties under applicable law, or (iii) upon written confirmation from the Rating Agencies (other than S&P) that such resignation, without the appointment of a successor Fiscal Agent, will not in and of itself result in a downgrade qualification or withdrawal of the then current rating of any Class of Certificates. Any such determination in (ii) above is required to be evidenced by an opinion of counsel to such effect delivered to the Seller and the Trustee. Except as provided in (iii) above, no resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing (which may be the Trustee) shall have assumed the Fiscal Agent's obligations and duties under the Pooling Agreement. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from any lock box accounts, reserve accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account, or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.


DUTIES OF THE FISCAL AGENT

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information in the first sentence under the preceding section with the heading "--The Fiscal Agent") or related

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documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent will not be liable except for the performance of such duties and obligations. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the borrower accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

     In the event that the Master Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will be obligated to make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer, Special Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.


THE MASTER SERVICER

     GMAC Commercial Mortgage Corporation ("GMACCM") will initially act as the master servicer (in such capacity, the "Master Servicer"). The following information has been provided by GMACCM. None of the Seller, the Trustee, the Underwriter, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

     GMACCM, a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of June 30, 1998, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $46 billion in aggregate outstanding principal amounts. Neither the Master Servicer, its parent nor any of its affiliates will guarantee the Certificates or the assets included in the Trust Fund.

     Pursuant to the terms of the Pooling Agreement, the Master Servicer will be required to indemnify the Seller and the Trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of the Master Servicer's willful misfeasance, bad faith or negligent failure to comply with its duties and obligations under the Pooling Agreement.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the Pooling Agreement, the Master Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) a per annum rate equal to 0.1275% (or, with respect to the Mortgage Loans identified on Annex A hereto as loan numbers O0148 and O0393, 0.2275%) (in each case, the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan, computed, for the same number of days respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law. The Servicing Fee includes the compensation payable to the Master Servicer and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee payable to the Master Servicer with respect to all the Mortgage Loans (but not the fees payable to the Trustee or Rating Agencies) for the related Distribution Date shall be reduced up to the amount sufficient to fully offset such

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Prepayment Interest Shortfalls; provided, however, that in no event shall the amount exceed a per annum rate equal to 0.04% of the Stated Principal Balance of the Mortgage Loans for the related Collection Period, computed for the same number of days respecting which any related interest payment on the related Mortgage Loan would otherwise be computed under the terms of such Mortgage Loan. The Master Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained (to the extent not otherwise offset by Prepayment Interest Excesses) by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent not payable to the related borrower under the related Mortgage Loan or applicable law). The Servicing Fee includes certain amounts which will be paid to the Rating Agencies for on-going monitoring and surveillance of the Certificates by the Rating Agencies and for certain filing fees and related expenses.

     In addition, the Master Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items (but not including any yield maintenance charge or prepayment premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling Agreement.

     The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.


SPECIAL SERVICER

     GMACCM will initially be appointed as special servicer of the Mortgage Loans, (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement will provide that although more than one Special Servicer may be appointed, only one Special Servicer may specially service any Mortgage Loan.

     The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement provides that the Controlling Class Representative may remove and replace the Special Servicer with another Special Servicer acceptable to the Rating Agencies, provided, however, that the Controlling Class Representative will not be able to remove and replace the Series 1998-GL II Special Servicer.

     Pursuant to the Pooling Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Master Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of
(i) 1/12 times a per annum rate of 0.25% with respect to each Mortgage Loan and
(ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"); provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive a "Liquidation Fee" equal to the applicable Principal Recovery Percentage of the amount equal to (x) the proceeds of the sale of any Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made three consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to the applicable Principal Recovery Percentage of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling Agreement. The "Principal Recovery Percentage" will be equal to: (i) 0.75% with respect to any Specially Serviced Mortgage Loan with a Stated Principal Balance greater than or equal to $50,000,000; and (ii) 1% with respect to any Specially Serviced Mortgage Loan with a Stated Principal Balance less than $50,000,000. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by any Responsible Party as described herein under "Description of the Mortgage Pool--Representations and Warranties," (ii) by the Master Servicer, the Seller or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or
(iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates.


MASTER SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

     The Master Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or the Special Servicer could cause a conflict relating to the Master Servicer's or the Special Servicer's duties pursuant to the Pooling Agreement and the Master Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Master Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof. Additionally, the Pooling Agreement provides that (i) an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest, (ii) any Certificateholder that is also the holder of any debt of any of the affiliates of any of the borrowers under the Mortgage Loans may not vote with respect to selecting, or directing the actions of the Special Servicer with respect to such Mortgage Loan, and
(iii) the Special Servicer may not be the holder of any debts of the affiliates of the borrowers under the Mortgage Loans.


REPORTS TO CERTIFICATEHOLDERS

     The Master Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Seller, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current date for each of the following periods: (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date).

     (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three or more Collection Periods, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.


     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan and any Healthcare Adviser Loan which has a debt service coverage ratio below 1.5x.

     Subject to the receipt of necessary information from any subservicer, such loan-by-loan reports will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least one business day following the Determination Date. Absent manifest error, none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     The Master Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before June 30 of each year, commencing with June 30, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Master Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Master Servicer (or within twenty days of receipt from the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in the other reports referenced above.

     The Trustee is to deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Master Servicer to the Seller, the and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.


                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be used by the Seller to pay the purchase price of the Mortgage Loans.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 15.80% of the Mortgage Loans by Initial Pool Balance), New York (approximately 8.78% of the Mortgage Loans by Initial Pool Balance), Texas (approximately 8.47% of the Mortgage Loans by Initial Pool Balance), Virginia (approximately 6.87% of the Mortgage Loans by Initial Pool Balance) and Ohio (approximately 5.28% of the Mortgage Loans by Initial Pool Balance) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

     California, New York, Texas, Virginia and Ohio and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. All of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

     California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following the non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due to the beneficiary and the fair market value of the collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

     Under New York law, while a foreclosure may proceed either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Under New York law, upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. In New York, liens for unpaid real estate taxes take priority over the lien of a previously recorded mortgage.


     Under Texas law, a deed of trust customarily is foreclosed by non-judicial process; judicial process is generally not used. A mortgagee does not preclude its ability to sue on a recourse note by instituting foreclosure proceedings. Unless a longer period or other curative rights are provided by the loan documents, at least 21 days notice prior to foreclosure is required and foreclosure sales must be held on the first Tuesday of a calendar month. Absent contrary provisions in the loan documents, deficiency judgments are obtainable under Texas law. To determine the amount of any deficiency judgment, a borrower is given credit for the greater of the actual sale price (excluding trustee's and other allowable costs) or the fair market value of the property. Under a relation-back theory, the entire amount of any mechanic's or materialmen's lien takes priority over the lien of a deed of trust if the lien claimant began work or delivered its first materials prior to recordation of the deed of trust, provided that the loan affidavit is timely and properly perfected.


     Under Ohio law, foreclosure of a mortgage can occur only through judicial process. There is no private power of sale or strict foreclosure available in Ohio. Foreclosure is regulated by statute and is subject to the court's equitable powers. Mortgagees may sue both on the note and mortgage

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simultaneously and generally may recover a deficiency judgment unless the mortgage loan is nonrecourse. Mortgagors have a nonwaivable statutory right of redemption and the statutes further provide that the real estate generally cannot be sold in foreclosure for less than two-thirds of its appraised value. Mortgagors have no right of reinstatement. Ohio statutes also provide for priority of liens for unpaid real estate taxes over the lien of a previously recorded mortgage.

     Under Virginia law, foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, public notice of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate. In a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a sheriff or court-appointed commissioner in chancery. In either type of foreclosure sale, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, for certain circumstances and for certain time periods, a lienholder has the statutory right to obtain a court-appointed receiver, either with or without notice of the borrower, to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions.


                        FEDERAL INCOME TAX CONSEQUENCES

     Elections will be made to treat applicable portions of the Trust Fund and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Seller, such portions of the Trust Fund will qualify, as two separate real estate mortgage investment conduits (each, a "REMIC") (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest), the Reserve Account, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. In addition, the Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will represent pro rata undivided beneficial interests in designated portions of the Excess Interest and the related portions of the Excess Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Excess Interest based on the relative fair market values of each, it is anticipated that the rights to Excess Interest will have negligible value as of the Closing Date. The Class Q Certificates will represent pro rata, undivided, beneficial interests in the portion of the Trust Fund consisting of the AIMCO Multifamily Pool Conditional Debt, the Default Interest (subject to the obligation to pay interest on Advances) and the Class Q Distribution Account, which portion will also be part of the grantor trust for federal income tax purposes. The Seller or an affiliate of the Seller will be treated as the beneficial owner of the Reinvestment Enhancement Instrument.

     The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(4)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

     A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(4)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for such treatment.

A beneficial owner's interest in an Offered Certificate will constitute "loans
 . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association only to the extent of the percentage of the REMICs' assets consisting of loans secured by multifamily properties and healthcare properties. The Lower-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.


     The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting and any income from Excess Interest as such amounts are accrued by the Trust Fund, based on their own methods of accounting. See "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates--General" in the Prospectus.


     It is anticipated that the regular interests represented by the Class A-1, Class A-2, Class A-3 and Class B Certificates will be issued at a premium and that the regular interest represented by the Class C, Class D and Class E Certificates will be issued with original issue discount for federal income tax purposes.


     Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any "negative" amounts of original issue discount ("OID") on the Class X Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, the Seller does not intend to treat the payments of interest on the Class X Certificates as contingent interest.


     The prepayment assumption that will be used to accrue original issue discount, to amortize premium of an initial owner, or to determine whether original issue discount is de minimis will be as described under "Yield, Prepayment and Maturity Considerations--Weighted Average Life of the Offered Certificates" above.


     Although not free from doubt, it is anticipated that any prepayment premiums and yield maintenance charges will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

                           STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, and any entity whose underlying assets include assets of such a plan by reason of any such plan's investment in the entity that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of any class of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 89-88 (the "Exemption"), on October 17, 1989 to Goldman, Sachs & Co., as subsequently amended, which generally exempts from the application of certain prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and the civil penalties imposed on such prohibited transactions pursuant to Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include
(a) Goldman, Sachs & Co., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Goldman, Sachs & Co. and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Class A-1, Class A-2 and Class A-3 Certificates.


     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of such classes of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such classes of Offered Certificates by a Plan must be on terms (including the price) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by such classes of Offered Certificates must not be subordinate to the rights and interests evidenced by the other certificates of the same trust. Third, such classes of Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the Underwriter, the Seller, the Master Servicer, the Special Servicer, any entity that provides insurance or other credit support to the Trust Fund, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of such classes of Offered Certificates and any affiliate of any of the foregoing entities. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting such classes of Offered Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and the Special Servicer must represent not more than reasonable compensation for such person's services under the Agreements and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class A-1, Class A-2 and Class A-3 Certificates are not subordinate to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of such classes of Certificates that they be rated "AAA" by S&P and Fitch. A fiduciary of a Plan contemplating purchasing any such class of Certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of Certificates continues to satisfy the third general condition set forth above. The Seller expects that the fourth general condition set forth above will be satisfied with respect to each of such classes of Certificates. A fiduciary of a Plan contemplating purchasing any such class of Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to any such class of Certificate.

     The Class B, Class C, Class D and Class E Certificates do not satisfy the second condition described above because they are subordinated to the Class A and Class X Certificates, and furthermore the Class D and Class E Certificates are not expected to satisfy the third condition described above. Accordingly, the Class B, Class C, Class D and Class E Certificates may not be purchased with the assets of a Plan, unless such purchase is made pursuant to Prohibited Transaction Exemption 95-60, described below, or another prohibited transaction exemption.

     Before purchasing any class of Certificate, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.


     Purchasers using insurance company general account funds to effect such purchase should consider the availability of Section III of Prohibited Transaction Exemption 95-60 (60 Fed. Reg. 35925, July 12, 1995) issued by the U.S. Department of Labor.

     Any Plan fiduciary considering whether to purchase any class of Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.


                               LEGAL INVESTMENT

     None of the Certificates will be "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage-backed securities.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.


                                 UNDERWRITING

     The Seller and Goldman, Sachs & Co. ("Goldman, Sachs") have entered into an underwriting agreement with respect to the Offered Certificates. Subject to certain conditions Goldman, Sachs has agreed to purchase all the Offered Certificates.

     The Seller estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5,500,000.

     The Seller has agreed to indemnify Goldman, Sachs against certain liabilities, including liabilities under the Securities Act of 1933.

     The Offered Certificates are a new issue of securities with no established trading market. The Seller has been advised by Goldman, Sachs that Goldman, Sachs intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

     In connection with the offering, Goldman, Sachs may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short sales, stabilizing transactions and purchases to cover portions created by short sales. Short sales involve the sale by Goldman, Sachs of a greater number of Certificates than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Certificates while the offering is in progress.

     Goldman, Sachs also may impose a penalty bid. This occurs when a particular broker-dealer repays to Goldman, Sachs a portion of the underwriting discount received by it because the representatives have repurchased Certificates sold by or for the account of Goldman, Sachs in stabilizing or short covering transactions.

     These activities by Goldman, Sachs may stabilize, maintain or otherwise affect the market price of the Certificates. As a result, the price of the Certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by Goldman, Sachs at any time. These transactions may be effected in the over-the-counter market or otherwise.

     Goldman, Sachs is an affiliate of the Seller and GSMC, a Loan Seller. In addition, an affiliate of Goldman, Sachs is a limited partner in ACMFLP, one of the Responsible Parties.

     The Offered Certificates are offered by Goldman, Sachs when, as and if issued by the Seller, delivered to and accepted by Goldman, Sachs and subject to its right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about October 29, 1998, which is the fourth business day following the date of pricing of the Offered Certificates.


                                 LEGAL MATTERS

     The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Seller and the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for ACLI, ACMFLP and Falcon by Andrews & Kurth L.L.P., Dallas, Texas.


                                    RATINGS

     It is a condition to the issuance of each Class of Offered Certificates that they be rated as follows by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch" and, together with S&P, the "Rating Agencies"), respectively:




             CLASS                RATING
------------------------------- ----------
  Class A-1 ...................   AAA/AAA
  Class A-2 ...................   AAA/AAA
  Class A-3 ...................   AAA/AAA
  Class X .....................  AAAr/AAA
  Class B .....................    AA/AA
  Class C .....................     A/A
  Class D .....................   BBB/BBB
  Class E .....................  BBB-/BBB-

     The ratings on mortgage pass-through certificates address the likelihood of the receipt by holders thereof of payments to which they are entitled including the receipt of all principal payments by the Rated

Final Distribution Date. Such ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. Such ratings on the Offered Certificates do not, however, constitute a statement regarding frequency or likelihood of prepayments (whether voluntary or involuntary) of the Mortgage Loans, or the degree to which such prepayments might differ from those originally anticipated, or the likelihood of the collection of prepayment premiums, excess interest, default interest, yield maintenance charges, or the tax treatment of the Certificates, and do not address the possibility that Certificateholders might suffer a lower than anticipated yield. A rating on the Class X Certificates does not address the possibility that the Holders of such Certificates may fail to recover fully their initial investments due to a rapid rate of prepayments, defaults or liquidations. See "Risk Factors."


     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by S&P or Fitch pursuant to the Seller's request.


     The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to downgrade, qualification or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. A security rating does not address the frequency or likelihood of prepayments (whether voluntary or involuntary) of Mortgage Loans, or the corresponding effect on the yield to investors.


     The ratings do not address the fact that the Pass-Through Rates on the Class D and Class E Certificates, to the extent that they are based on the weighted average interest rate of the mortgage loans, may be affected by changes therein.

                        INDEX OF SIGNIFICANT DEFINITIONS



30/360 basis ...............................................         S-11
ACLI .......................................................         S-40
ACLI Loans .................................................         S-40
ACLP .......................................................         S-40
ACLP Loans .................................................         S-40
ACMFLP .....................................................         S-40
ACMFLP Loans ...............................................         S-40
ADA ........................................................         S-31
Advance Rate ...............................................        S-121
Advances ...................................................  S-14, S-120
AEN ........................................................         S-66
AIMCO ......................................................         S-59
AIMCO Individual Multifamily Pool Loan .....................         S-58
AIMCO Multifamily Junior Loan ..............................         S-62
AIMCO Multifamily Junior Mortgagee .........................         S-62
AIMCO Multifamily Junior Notes .............................         S-62
AIMCO Multifamily Pool Agreed Valuation Amount .............         S-58
AIMCO Multifamily Pool Borrower ............................         S-58
AIMCO Multifamily Pool Conditional Debt ....................         S-35
AIMCO Multifamily Pool Debt Service Coverage Ratio .........         S-65
AIMCO Multifamily Pool Expenses ............................         S-66
AIMCO Multifamily Pool Face Amount .........................         S-58
AIMCO Multifamily Pool General Partners ....................         S-58
AIMCO Multifamily Pool Loan ................................   S-40, S-58
AIMCO Multifamily Pool Management Agreements ...............         S-61
AIMCO Multifamily Pool Manager .............................         S-59
AIMCO Multifamily Pool Minimum Loan to Value Ratio .........         S-65
AIMCO Multifamily Pool NOI .................................         S-66
AIMCO Multifamily Pool Notes ...............................         S-58
AIMCO Multifamily Pool Payment Differential ................         S-62
AIMCO Multifamily Pool Plan ................................         S-58
AIMCO Multifamily Pool Properties ..........................         S-58
AIMCO Multifamily Pool Reinvestment Yield ..................         S-62
AIMCO Multifamily Pool Revised Plan ........................         S-58
AIMCO Prepayment Amount ....................................         S-61
Allocated Loan Amount ......................................         S-41
ALTA .......................................................         S-46
AMC ........................................................         S-21
Americold ..................................................         S-48
Americold Pool Borrower ....................................         S-47
Americold Pool Collection Period ...........................         S-55
Americold Pool Debt Service Coverage Ratio .................         S-55
Americold Pool Defeasance Date .............................         S-52
Americold Pool Defeasance Deposit ..........................         S-52
Americold Pool Deposit Account .............................         S-55
Americold Pool Due Date ....................................         S-51
Americold Pool Initial Interest Rate .......................         S-51
Americold Pool Loan ........................................         S-47
Americold Pool Local Account ...............................         S-55

Americold Pool Low Debt Service Application Event ..........        S-55
Americold Pool Low Debt Service Reserve Account ............        S-54
Americold Pool Low Debt Service Return Event ...............        S-55
Americold Pool Low Debt Service Trigger Event ..............        S-55
Americold Pool Master Lease ................................        S-50
Americold Pool Master Lease Installment ....................        S-56
Americold Pool Master Lease Installment Balance ............        S-56
Americold Pool Master Lessee ...............................        S-50
Americold Pool Master Lessor ...............................        S-50
Americold Pool Maturity Date ...............................        S-51
Americold Pool Minimum Rent ................................        S-50
Americold Pool Monthly Debt Service Payment Amount .........        S-51
Americold Pool Net Cash Flow ...............................        S-55
Americold Pool Note A ......................................        S-47
Americold Pool Note B ......................................        S-47
Americold Pool Operating Account ...........................        S-55
Americold Pool Properties ..................................        S-47
Americold Pool Property Management Agreement ...............        S-50
Americold Pool Receipts ....................................        S-55
Americold Pool Release Amount ..............................        S-51
Annual Debt Service ........................................         A-1
Anticipated Repayment Date .................................        S-34
Appraisal Reduction Amount .................................        S-95
Appraisal Reduction Event ..................................        S-95
Appraised Value ............................................         A-2
Archon Loans ...............................................        S-40
ARD Loans ..................................................        S-43
Asset Status Report ........................................       S-131
Available Funds ............................................        S-83
Balloon Mortgage Loan ......................................        S-42
Balloon Payment ............................................        S-34
Bankruptcy Code ............................................        S-22
Base Interest Fraction .....................................        S-92
Business Day ...............................................        S-83
CBE ........................................................       S-108
CDHS .......................................................        S-28
CEDEL Participants .........................................        S-97
CERCLA .....................................................        S-31
Certificate Owners .........................................        S-98
Certificate Principal Amount ...............................        S-82
Certificate Registrar ......................................        S-96
Certificateholder ..........................................        S-96
Certificates ...............................................   S-7, S-10
CESCR LP ...................................................        S-74
Class ......................................................        S-82
Class A Certificates .......................................        S-82
Class Q Distribution Account ...............................       S-122
Closing Date ...............................................         S-8
Code .......................................................       S-143
Co-Lender Agreement ........................................  S-38, S-54
Collection Account .........................................       S-121

Collection Period .........................................       S-85
Commission ................................................      S-136
Controlling Class .........................................      S-133
Controlling Class Representative ..........................      S-133
CPC Loans .................................................       S-40
CPR .......................................................      S-102
Cross-over Date ...........................................       S-90
Cut-Off Date ..............................................        S-8
Cut-Off Date Balance ......................................       S-40
Cut-Off Date LTV Ratio ....................................        A-1
Debt Service Coverage Ratio ...............................   S-9, A-1
Default Interest ..........................................       S-85
Default Prepayment Date ...................................       S-62
Default Rate ..............................................       S-85
Defeasance Deposit ........................................       S-44
Defeasance Loans ..........................................       S-44
Defeasance Lock-out Period ................................       S-44
Defeasance Option .........................................       S-44
Definitive Certificate ....................................       S-95
Depositories ..............................................       S-96
Determination Date ........................................       S-85
Distribution Date .........................................       S-83
Distribution of Year of Maturity ..........................       S-29
DSCR ......................................................  S-41, A-1
DTC .......................................................        S-7
Due Date ..................................................       S-42
Eligible Bank .............................................      S-122
EPT .......................................................       S-66
EPT Capital Reserve Account ...............................       S-72
EPT Defeasance Deposit ....................................       S-72
EPT Deposit Account .......................................       S-73
EPT Low Debt Service Account ..............................       S-72
EPT Low Debt Service Application Event ....................       S-73
EPT Low Debt Service Reserve Trigger Event ................       S-73
EPT Low Debt Service Return Event .........................       S-73
EPT Low Debt Service Trigger Period .......................       S-73
EPT Master Lease ..........................................       S-69
EPT Master Lease Tenant ...................................       S-69
EPT Monthly Payment .......................................       S-71
EPT Pool Borrower .........................................       S-66
EPT Pool Initial Interest Rate ............................       S-71
EPT Pool Loan .............................................       S-66
EPT Pool Maturity Date ....................................       S-71
EPT Pool Properties .......................................       S-66
EPT Tax, Insurance and Ground Lease Escrow Period .........       S-72
ERISA .....................................................      S-144
ERISA Considerations ......................................      S-144
ESA .......................................................       S-31
Euroclear Participants ....................................       S-97
Event of Default ..........................................      S-126
Excess Cashflow ...........................................       S-44

Excess Interest ..............................   S-44, S-86
Excess Interest Distribution Account .........        S-122
Excess Prepayment Interest Shortfall .........         S-94
Excess Rate ..................................         S-86
Exemption ....................................        S-144
Falcon .......................................          S-7
Falcon Loan ..................................         S-40
Fashion Valley Theater .......................         S-68
Fifteenth Skyline ............................         S-74
FIRREA .......................................         S-46
Fiscal Agent .................................          S-8
Fitch ........................................  S-16, S-146
Fixed Voting Rights Percentage ...............        S-128
Form 8-K .....................................         S-47
GMACCM .......................................        S-137
Goldman, Sachs ...............................        S-145
Group 1 ......................................          S-8
Group 2 ......................................          S-8
GSMC .........................................          S-7
GSMC Loans ...................................         S-40
HCFA .........................................         S-28
Healthcare Adviser ...........................        S-133
Healthcare Adviser Fee .......................        S-133
Healthcare Adviser Loans .....................        S-133
Holders ......................................         S-98
Indirect Participants ........................         S-96
Initial Pool Balance .........................    S-8, S-40
Initial Rate .................................         S-43
Interest Accrual Amount ......................         S-86
Interest Accrual Period ......................         S-86
Interest Distribution Amount .................         S-86
Interest Reserve Account .....................        S-121
Interest Shortfall ...........................         S-86
Joint Venture ................................         S-48
Liquidation Fee ..............................        S-138
Loan Group ...................................          S-8
Loan Sellers .................................         S-40
Loan-to-Value Ratio ..........................         S-41
Lower-Tier Distribution Account ..............        S-121
Lower-Tier Regular Interests .................        S-142
Lower-Tier REMIC .............................        S-142
LTV ..........................................         S-41
LTV at Maturity ..............................         S-41
Maeril .......................................         S-59
MAI ..........................................         S-95
Master Servicer ..............................        S-137
Master Servicer Remittance Date ..............        S-120
Maturity Date LTV ............................          A-2
Modeling Assumptions .........................        S-102
Monthly Payment ..............................         S-84
Moody's ......................................         S-72

Mortgage ....................................         S-40
Mortgage Loans ..............................         S-40
Mortgage Note ...............................         S-40
Mortgage Pool ...............................          S-8
Mortgage Rate ...............................         S-87
Mortgaged Property ..........................         S-40
Negative Adjustment .........................        S-143
Net Cash Flow ...............................          A-2
Net Default Interest ........................         S-85
Net Mortgage Rate ...........................         S-87
Net REO Proceeds ............................         S-85
Ninth Skyline ...............................         S-74
Notional Amount .............................         S-83
Occupancy ...................................          A-2
Offered Certificates ........................         S-82
OID .........................................        S-143
One Skyline Tower ...........................         S-74
Originators .................................         S-40
Other Americold Pool Loan ...................   S-38, S-54
Other Trustee ...............................   S-38, S-54
PAR .........................................         S-46
Participants ................................         S-95
Pass-Through Rate ...........................   S-10, S-86
Percentage Interest .........................         S-83
Permitted Investments .......................        S-122
P&I Advance .................................  S-13, S-120
Plan ........................................  S-98, S-144
PML .........................................         S-48
Pooling Agreement ...........................        S-117
Prepayment Interest Excess ..................         S-93
Prepayment Interest Shortfall ...............         S-93
Prepayment Period ...........................         S-85
Prepayment Premiums .........................         S-13
Prime Rate ..................................        S-121
Principal Distribution Amount ...............         S-88
Principal Prepayments .......................         S-85
Principal Recovery Percentage ...............        S-138
Principal Shortfall .........................         S-88
Private Certificates ........................   S-10, S-82
Property Advances ...........................  S-14, S-120
Property Condition Reports ..................         S-68
Rated Final Distribution Date ...............        S-102
Rating Agencies .............................        S-146
Realized Loss ...............................         S-93
Record Date .................................         S-83
Regular Certificates ........................         S-87
Rehabilitation Fee ..........................        S-138
Reinvestment Enhancement Instrument .........         S-91
Release Date ................................         S-44
REMIC .......................................        S-142
REO Account .................................         S-82

REO Mortgage Loan ............................................         S-88
REO Property .................................................         S-82
Repurchase Price .............................................         S-85
Reserve Account ..............................................         S-91
Responsible Party ............................................         S-42
Restricted Group .............................................        S-144
Revised Rate .................................................         S-43
Rules ........................................................         S-97
SDDS .........................................................         S-67
Seller .......................................................          S-7
Sequential Pay Certificates ..................................         S-82
Series 1998-GL II ............................................   S-38, S-54
Series 1998-GL II Master Servicer ............................        S-118
Series 1998-GL II Pooling Agreement ..........................        S-118
Series 1998-GL II Special Servicer ...........................        S-118
Servicing Compensation .......................................         S-84
Servicing Fee ................................................        S-137
Servicing Fee Rate ...........................................        S-137
Servicing Standard ...........................................        S-118
Similar Law ..................................................         S-98
Skyline City Pool Borrowers ..................................         S-74
Skyline City Pool Defeasance Deposit .........................         S-77
Skyline City Pool Deposit Account ............................         S-80
Skyline City Pool Initial Interest Rate ......................         S-77
Skyline City Pool Loan .......................................         S-74
Skyline City Pool Lockbox Trigger Event ......................         S-80
Skyline City Pool Low Debt Service Application Event .........         S-79
Skyline City Pool Low Debt Service Reserve Account ...........         S-79
Skyline City Pool Low Debt Service Return Event ..............         S-79
Skyline City Pool Low Debt Service Trigger Event .............         S-79
Skyline City Pool Management Agreements ......................         S-76
Skyline City Pool Manager ....................................         S-74
Skyline City Pool Maturity Date ..............................         S-77
Skyline City Pool Properties .................................         S-74
Skyline City Pool Property Level Sweep Account ...............         S-80
Skyline City Pool Release Amount .............................         S-78
SMMEA ........................................................        S-145
S&P ..........................................................  S-16, S-146
Special Servicer .............................................        S-138
Special Servicer's Appraisal Reduction Estimate ..............         S-95
Special Servicing Fee ........................................        S-138
Specially Serviced Mortgage Loan .............................        S-119
Stated Principal Balance .....................................         S-87
Subordinate Debt .............................................         S-32
Terms and Conditions .........................................         S-97
Three Skyline Place ..........................................         S-74
Total Americold Pool Loan ....................................         S-47
Treasury Rate ................................................         S-43
Trust Fund ...................................................         S-40
Trustee ......................................................          S-7
Trustee Fee ..................................................        S-135

Trustee Fee Rate ....................................  S-135
Underwritten DSCR ...................................    A-1
Underwritten NOI ....................................    A-2
Unscheduled Payments ................................   S-85
Updated Appraisal ...................................  S-128
Upper-Tier Distribution Account .....................  S-121
Upper-Tier REMIC ....................................  S-142
URS .................................................   S-48
U/W NCF .............................................    A-2
U/W NOI .............................................    A-2
Voting Rights .......................................  S-128
WAC Rate ............................................   S-87
Weighted Average Original Amortization Term .........   S-41
Withheld Amounts ....................................  S-122
YM ..................................................    A-2

                                    ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     Annex A hereto sets forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Where a Mortgage Loan is secured by multiple properties, statistical information in this Annex A relating to geographical locations and property types of the mortgaged properties is based on the loan amount allocated to such property. Such allocation, where not stated in the Mortgage Loan documents, is generally based on the relative appraised values of such properties. In addition, wherever information is presented in this Annex A with respect to LTVs or DSCRs, the LTV or DSCR of each Mortgaged Property securing a Mortgage Loan secured by multiple Mortgaged Properties (other than the Americold Pool Loan, the AIMCO Multifamily Pool Loan, the EPT Pool Loan and the Skyline City Pool Loan) is assumed to be the weighted average LTV or DSCR of such Mortgage Loan. With respect to the Americold Pool Loan, the AIMCO Multifamily Pool Loan, the EPT Pool Loan and the Skyline City Pool Loan, information presented in this Annex A relating to LTVs or DSCRs of the related Mortgaged Properties is based upon allocations set forth in the related Mortgage Loan documents or allocations made based upon Appraised Value. Because individual component loans of the AIMCO Multifamily Pool Loan have been allocated to both Group 1 Mortgage Loans and Group 2 Mortgage Loans, for purposes of this Annex A the aggregate number of Mortgage Loans in the Mortgage Pool does not reflect the aggregate of Group 1 and Group 2 Mortgage Loans. The statistics in Annex A were primarily derived from information provided to the Seller by each Responsible Party, which information may have been obtained from the borrowers without independent verification except as noted.

     1. "1996 NOI" and "1997 NOI" (which is for the period ending as of the date specified in Annex A) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1996 NOI and 1997 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Seller has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1996 NOI and 1997 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1996 NOI and 1997 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

     2. "Annual Debt Service" means for any Mortgage Loan the current annual debt service payable during the twelve month period commencing on November 1, 1998 on the related Mortgage Loan.

     3."Cut-Off Date LTV Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the aggregate value of the Mortgaged Properties securing such Mortgage Loan.

     4. "Cut-Off Date Balance" means the principal balance of the Mortgage Loan as of the Cut-Off Date.

     5. "Cut-Off Date Principal Balance/Unit" means the balance per unit of measure as of the Cut-Off Date.

     6. "DSCR", "Debt Service Coverage Ratio" or "Underwritten DSCR" means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service.

     7. "Largest Tenant Lease Expiration Date" means the date at which the Largest Tenant's lease is scheduled to expire.

     8. "Largest Tenant % of Total Net Square Feet" means the net square feet leased to the Largest Tenant as a percentage of the total square feet of the Mortgaged Property.

     9. "LTV at Maturity", "Maturity Date LTV" or "ARDLTV" for any Mortgage Loan is calculated in the same manner as Cut-Off Date LTV, except that the Mortgage Loan Cut-Off Date Principal Balance used to calculate the Cut-Off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its Maturity Date or Anticipated Repayment Date, as applicable. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the Maturity Date or the Anticipated Repayment Date, as applicable, is the same as the appraised value as of the date of the original appraisal. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraised value.

     10. "Net Cash Flow" or "U/W NCF" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the related Responsible Party based upon borrower supplied information for a recent period which is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted for other items and assumptions determined by the Responsible Party.

     11. "Occupancy" means the percentage of gross leasable area, rooms, units, beds or sites of the property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

     12. "Original Balance" means the principal balance of the Mortgage Loan as of the date of origination.

     13. "Underwritten NOI" or "U/W NOI" means Net Cash Flow before deducting for replacement reserves and capital expenditures, tenant improvements and leasing commissions.

     14. "Appraised Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof and in accordance with MAI standards made not more than 25 months prior to the origination date (or purchase date, as applicable) of the related Mortgage Loan.

     15. "Weighted Average Mortgage Interest Rate" means the weighted average of the Mortgage Interest Rates as of the Cut-Off Date.

     16. "Cross Collateralized Group" identifies Mortgage Loans in the Mortgage Pool cross collateralized with other Mortgage Loans in Pool.

     17. "Related Group" identifies Mortgage Loans in the Mortgage Pool with borrowers affiliated with other borrowers in the Mortgage Pool.

     18. "Prepayment Penalty Description" means the number of months from one month prior to the first payment date (or in the case of certain loans, from the first payment date) for which a Mortgage Loan is locked out from prepayment, charges a prepayment premium or yield maintenance charges, permits defeasance, or allows a prepayment without a prepayment premium.

     19. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.


CERTAIN OTHER LOAN CHARACTERISTICS

     Loan Number L0137 (Holiday Inn-Crowne Plaza). This Mortgage Loan is collateralized by the leased fee interest in the land upon which the Holiday Inn-Crowne Plaza sits. The borrower, owner of the 0.17 acre parcel of land, leases the Mortgaged Property to the Holiday Inn-Crown Plaza on a 200 year (total term) lease. The lessee is responsible for all taxes on the property.

     Loan Number ANADC (Washington Monarch). This Mortgage Loan has a principal balance of $47,000,000 and was made in connection with the making of a mezzanine loan having a principal balance of $8,250,000, which is not included in the Mortgage Pool. Pursuant to the Mortgage Loan provisions, the borrower is required to make interest-only payments until such time as the mezzanine loan is paid in full. Pursuant to the amortization schedule on the mezzanine loan, the mezzanine loan will be paid in full by April 2006, and principal payments on the Mortgage Loan shall commence on May 11, 2006. The monthly payment shall be $325,740 on May 11, 2006 and will step to $385,177 on June 11, 2006. The Mortgage Loan will mature and will be payable in full on October 11, 2008.


     Loan Number O9-0001082 (Canterbury Village Apts). This Mortgage Loan has a Cut-Off Date LTV of 89.69%, based on a Cut-Off Date Balance of $5,470,880 and current "as is" appraised value of $6,100,000. The Cut-Off Date Balance of this Loan is inclusive of a $367,000 funded reserve for improvements. Upon completion of these improvements, scheduled for May 1999, the appraised value of the Mortgaged Property is estimated to be $7,000,000 resulting in an "as completed" LTV of 78%.


     Loan Number O9-0001065 (Best Western-Rio Rancho). The current DSCR for this Mortgage Loan is 1.17x based on a current Monthly Payment of $39,905.52 and Net Cash Flow of $557,903. The Cut-Off Date Balance of this Mortgage Loan includes funded earnouts of $965,000. Should the terms for the funded earnout not be met by the borrower on or before June 1, 1999, these funds will be applied to reduce the balance of the Mortgage Loan, thus reducing the Monthly Payment obligation of the borrower. Should this occur, the DSCR could be re-adjusted to approximately 1.42x.

                                    ANNEX A
        CERTAIN CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED PROPERTIES


CONTROL     LOAN     LOAN    LOAN SELLER/
 NUMBER    NUMBER    GROUP    ORIGINATOR               PROPERTY NAME                            PROPERTY ADDRESS
---------------------------------------------------------------------------------------------------------------------------------
   1        ACS        1         GSMC               Americold Portfolio
   1a      ACS-A       1         GSMC             Americold Cold Storage                     4475 East 50th Avenue
   1b      ACS-B       1         GSMC                    Termicold                             6875 State Street
   1c      ACS-C       1         GSMC             Americold Cold Storage                       100 Widett Circle
   1d      ACS-D       1         GSMC             Americold Cold Storage                      280 West Highway 30
---------------------------------------------------------------------------------------------------------------------------------
   1e      ACS-E       1         GSMC             Americold Cold Storage                        301 South Walnut
   1f      ACS-F       1         GSMC             Americold Cold Storage                   755 East 1700 South Street
   1g      ACS-G       1         GSMC             Americold Cold Storage                    720 West Juniper Street
   1h      ACS-H       1         GSMC             Americold Cold Storage                      159 East Main Street
   1i      ACS-I       1         GSMC             Americold Cold Storage                         250 Mill Road
---------------------------------------------------------------------------------------------------------------------------------
   1j      ACS-J       1         GSMC             Americold Cold Storage                        3543 Maple Drive
   1k      ACS-K       1         GSMC             Americold Cold Storage                         Westland Road
   1l      ACS-L       1         GSMC             Americold Cold Storage                    2233 (2251) Jesse Street
   1m      ACS-M       1         GSMC             Americold Cold Storage                     4916 South Lois Avenue
   1n      ACS-N       1         GSMC             Americold Cold Storage              9501 Southeast Mcloughlin Boulevard
---------------------------------------------------------------------------------------------------------------------------------
   1o      ACS-O       1         GSMC             Americold Cold Storage                          3245 Road N
   1p      ACS-P       1         GSMC             Americold Cold Storage                     231 Second Road North
   1q      ACS-Q       1         GSMC             Americold Cold Storage                   211 South Alexander Street
   1r      ACS-R       1         GSMC             Americold Cold Storage                  110th Street and Highway 54
   1s      ACS-S       1         GSMC             Americold Cold Storage                        Railroad Avenue
---------------------------------------------------------------------------------------------------------------------------------
   1t      ACS-T       1         GSMC             Americold Cold Storage                      1010 Americold Drive
   1u      ACS-U       1         GSMC             Americold Cold Storage                        69 Rogers Street
   1v      ACS-V       1         GSMC             Americold Cold Storage                        One Rowe Square
   1w      ACS-W       1         GSMC             Americold Cold Storage                    4095 Portland Road, N.E.
   1x      ACS-X       1         GSMC             Americold Cold Storage                     1845 Westgate Parkway
---------------------------------------------------------------------------------------------------------------------------------
   1y      ACS-Y       1         GSMC             Americold Cold Storage                     525 South Kilroy Road
   1z      ACS-Z       1         GSMC             Americold Cold Storage                      4-14th Avenue South
  1aa      ACS-AA      1         GSMC             Americold Cold Storage                           Dodd Road
  1bb      ACS-BB      1         GSMC             Americold Cold Storage                    750 West Riverside Drive
  1cc      ACS-CC      1         GSMC             Americold Cold Storage                      1440 Silverton Road
---------------------------------------------------------------------------------------------------------------------------------
   2       AIM-1    1 and 2      GSMC                 AIMCO Portfolio
   2a      AIM-1A      1         GSMC           AIMCO-Scothollow Apartments                203 Laurie Meadows Drive.
   2b      AIM-1B      2         GSMC           AIMCO-The Bluffs Apartments                   12601 SE River Road
   2c      AIM-1C      2         GSMC          AIMCO-Buena Vista Apartments                  300 E. Bellevue Drive
   2d      AIM-1D      2         GSMC             AIMCO-Casa De Monterey                     12301 Studebaker Road
---------------------------------------------------------------------------------------------------------------------------------
   2e      AIM-1E      2         GSMC            AIMCO-Chappelle Le Grande                    200 West 75th Place
   2f      AIM-1F      2         GSMC         AIMCO-Crosswood Park Apartments                6801 San Thomas Drive
   2g      AIM-1G      2         GSMC          AIMCO-Forest Ridge Apartments                    3720 Yaqui Drive
   2h      AIM-1H      2         GSMC         AIMCO-Mountain View Apartments                   650 E. Bonita Ave.
   2i      AIM-1I      2         GSMC           AIMCO-North Park Apartments                   1125 Wellington Dr.
---------------------------------------------------------------------------------------------------------------------------------
   2j      AIM-1J      2         GSMC            AIMCO-Pathfinder Village                     39800 Fremont Blvd.
   2k      AIM-1K      2         GSMC           AIMCO-Shadowood Apartments                     1001 McKeen Place
   2l      AIM-1L      2         GSMC        AIMCO-Terrace Gardens Apartments                  10100 Grand Plaza
   2m      AIM-1M      2         GSMC           AIMCO-Towers of Westchester                6200 Westchester Park Dr.
   2n      AIM-1N      2         GSMC         AIMCO-Vista Village Apartments                  10535 Montwood Drive
---------------------------------------------------------------------------------------------------------------------------------
   2o      AIM-1O      2         GSMC           AIMCO-Watergate Apartments                     8101 Cantrell Road
   3     09-1001006    1         GSMC                  EPT Portfolio
   3a   09-1001006A    1         GSMC              AMC Grand 24 Megaplex                10110 Technology Boulevard East
   3b   09-1001006B    1         GSMC                AMC Promenade 16                         21801 Oxnard Street
   3c   09-1001006C    1         GSMC                  AMC Studio 30                           2949 Dunvale Road
---------------------------------------------------------------------------------------------------------------------------------
   3d   09-1001006D    1         GSMC              AMC Ontario Mills 30                        4549 Mills Circle
   3e   09-1001006E    1         GSMC                AMC West Olive 16                     12657 West Olive Boulevard
   3f   09-1001006F    1         GSMC          AMC Huebner Oaks 24 Metroplex            11075 Interstate Highway 10 West
   3g   09-1001006G    1         GSMC             AMC Lennox 24 Megaplex                        777 Kinnear Road
   3h   09-1001006H    1         GSMC              AMC Mission Valley 20                   1640 Camino Del Rio North
---------------------------------------------------------------------------------------------------------------------------------
   4       SkyII       1         GSMC              Skyline One and Three
   4a      SkyIIA      1         GSMC                One Skyline Tower                         5107 Leesburg Pike
   4b      SkyIIB      1         GSMC               Skyline Place Three                        5201 Leesburg Pike
   5       ANADC       1         GSMC            Washington Monarch Hotel                      2401 M Street, NW
   6     09-0001076    1    GSMC (Archon)            First Place Tower                         15 East 5th Street
---------------------------------------------------------------------------------------------------------------------------------
   7     09-0001128    2    GSMC (Archon)        Factory Stores at Hershey                      46 Outlet Square
         400029224     1     GSMC (ACLP)                TLS Pool A
   8     400029224A    1     GSMC (ACLP)             604 Fifth Avenue                           604 Fifth Avenue
   9     400029218B    1     GSMC (ACLP)           1276 Lexington Avenue                     1276 Lexington Avenue
   10    400029222C    1     GSMC (ACLP)             507-11 3rd Avenue                         507-11 3rd Avenue
---------------------------------------------------------------------------------------------------------------------------------
   11    400029227D    1     GSMC (ACLP)        800 - 802 Lexington Avenue                  800-802 Lexington Avenue
   12    400029219E    1     GSMC (ACLP)         147-149 West 57th Street                   147-149 West 57th Street
   13    09-0001116    1    GSMC (Archon)       The WestCoast Benson Hotel                  309 S.W. Broadway Avenue
         400029220  1 and 2  GSMC (ACLP)                TLS Pool B
   14    400029220A    1     GSMC (ACLP)               196 Broadway                               196 Broadway
---------------------------------------------------------------------------------------------------------------------------------
   15    400029221B    2     GSMC (ACLP)           250 East 65th Street                       250 East 65th Street
   16    400029226C    1     GSMC (ACLP)           677 Lexington Avenue                       677 Lexington Avenue
   17    400029223D    2     GSMC (ACLP)             560 Fifth Avenue                           560 Fifth Avenue
   18    400029225E    1     GSMC (ACLP)              61 Fifth Avenue                           61 Fifth Avenue
   19    400030965     2     GSMC (ACLP)        Holiday Inn - Independence                     6001 Rockside Road
---------------------------------------------------------------------------------------------------------------------------------
   20    09-0001168    2    GSMC (Archon)        The Original Outlet Mall                      7700 120th Avenue
   21    09-0001099    1    GSMC (Archon)     Four Winds of Katonah Hospital                  800 Cross River Road
   22      SP007       1      GSMC (CPC)        Hermanos Melendez Hospital             Pajaros Ward PR Road No. 2 KM 11.8
   23    400029141     1     GSMC (ACLP)        Willow Run Business Center                      2625 Tyler Road
   24    400028225     1     GSMC (ACLP)       Airport Plaza Shopping Center               25343-25385 Crenshaw Blvd
---------------------------------------------------------------------------------------------------------------------------------
   25    09-0001031    1    GSMC (Archon)           Home Mortgage Plaza                     268 Ponce De Leon Avenue
   26    09-0001117    1    GSMC (Archon)          Karrington Portfolio
  26a   09-0001117A    1    GSMC (Archon)       Karrington at Tucker Creek                   6525 North High Street
  26b   09-0001117B    1    GSMC (Archon)            Karrington Place                         65 Wesley Boulevard
  26c   09-0001117C    1    GSMC (Archon)        Karrington On The Scioto                     3500 Riverside Drive
---------------------------------------------------------------------------------------------------------------------------------
  26d   09-0001117D    1    GSMC (Archon)          Karrington of Bexley                      2600 East Main Street
   27      L0137       1      GSMC (CPC)        Holiday Inn - Crowne Plaza                     1591-1597 Broadway
   28    400030913     2     GSMC (ACLP)              761 7th Avenue                         761-779 Seventh Avenue
   29    09-0001122    2    GSMC (Archon)      Sequoia Plaza Shopping Center            3710-3940 South Mooney Boulevard
   30    09-0001102    1    GSMC (Archon)           The Paramount Hotel                         724 Pine Street
---------------------------------------------------------------------------------------------------------------------------------
   31    400030964     2     GSMC (ACLP)           Holiday Inn - Hudson                       240 Hines Hill Road
   32    400029308     1     GSMC (ACLP)           Courtyard by Marriott                    2150 Market Center Blvd.
   33    400029207     2     GSMC (ACLP)      Northway Plaza Shopping Center                    NY State Route 9
   34    09-0001115    1    GSMC (Archon)          WestCoast Vance Hotel                       620 Stewart Street
   35      R0421       1      GSMC (CPC)              Fallbrook Mall                        22921 Victory Boulevard
---------------------------------------------------------------------------------------------------------------------------------
   36    09-0001040    1    GSMC (Archon)             Altid Portfolio
  36a   09-0001040A    1    GSMC (Archon)           10 Elizabeth Drive                         10 Elizabeth Drive
  36b   09-0001040B    1    GSMC (Archon)  Altid Portfolio - 12 Elizabeth Drive                12 Elizabeth Drive
  36c   09-0001040C    1    GSMC (Archon) Altid Portfolio - 27 Industrial Avenue              27 Industrial Avenue
   37      M0514       2      GSMC (CPC)         Hobbits Grove Apartments                       5320 Cedar Lane
---------------------------------------------------------------------------------------------------------------------------------
   38    400030914     1     GSMC (ACLP)       Michael's Distribution Center                     3501 Avenue H
   39      O0179       2      GSMC (CPC)      Sharp Mission Park Medical Ctr                   128-130 Cedar Road
   40    400028275     1     GSMC (ACLP)          Cottonwood/Casa Grande
  40a    400028275A    1     GSMC (ACLP)             Cottonwood Plaza                          1100 C Highway 260
  40b    400028275B    1     GSMC (ACLP)             Tri Valley Plaza                      1355 East Florence Street
---------------------------------------------------------------------------------------------------------------------------------
   41    09-0001037    2    GSMC (Archon)          Wenatchee Valley Mall                  511-611 Valley Mall Parkway
   42    09-0001100    1    GSMC (Archon)     Four Winds of Saratoga Hospital                  30 Crescent Avenue
   43    09-0001101    1    GSMC (Archon)       Best Western, Bellevue Inn                     11211 Main Street
   44    09-0001123    2    GSMC (Archon)       Springdale Villa Apartments               6000 Garden Grove Boulevard
   45    09-0001042    2    GSMC (Archon)      Briarwood Village Apartments                  2215 Avenida La Quinta
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   46      O0311       2      GSMC (CPC)           Dunwoody Office Park         4367 Dunwoody Park South & 1912 Cotillion Drive
   47      O0320       1      GSMC (CPC)       Rehab Centre of Beverly Hills               580 San Vicente Boulevard
   48      M0171       2      GSMC (CPC)         Fremont Garden Apartments                      4200 Bay Street
   49      R0280       1      GSMC (CPC)             Kmart - Valdosta                      1106 N. St. Augustine Road
   50    400029282     1     GSMC (ACLP)   Michigan Heart and Vascular Institute               5325 Elliot Drive
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   51      M0462       2      GSMC (CPC)       Cottonwood Cabanas Apartments                   4653 Cotton Drive
   52    400030935     2     GSMC (ACLP)      Heritage Place Office Building                227 French Landing Drive
   53    400028228     1     GSMC (ACLP)      The Shops at Sterling Ponds II               33301-33681 Van Dyke Road
   54      L0149       1      GSMC (CPC)              Lake Natoma Inn                         702 Gold Lake Drive
   55      O0265       2      GSMC (CPC)      Westport Corporate Office Park               55 & 57 Greens Farms Road
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   56    09-0001055    1    GSMC (Archon)       CDI Centre Office Building                    2900 Westfork Drive
   57    400028277     2     GSMC (ACLP)             South Park Centre                     12651 South Dixie Highway
   58    09-0001135    1    GSMC (Archon) Best Western Inn & Suites - Farmington                700 Scott Avenue
   59    400030880     1     GSMC (ACLP)        Allen Management - 6 Motels
  59a    400030880A    1     GSMC (ACLP)       Econo Lodge - Charlottesville                    400 Emmet Street
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  59b    400030880B    1     GSMC (ACLP)           Econo Lodge - Bristol                        912 Commonwealth
  59c    400030880C    1     GSMC (ACLP)           Rodeway Inn - Roanoke                     526 Orange Avenue N.E.
  59d    400030880D    1     GSMC (ACLP)          Econo Lodge - Richmond                        2125 Willis Road
  59e    400030880E    1     GSMC (ACLP)          Econo Lodge - Sandston                     5408 Williamsburg Road
  59f    400030880F    1     GSMC (ACLP)       Econo Lodge - Virginia Beach                     3637 Bonney Road
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   60      O0090       1      GSMC (CPC)       Hot Springs Village Shopping                   4900 Highway 7 North
   61    09-0001066    1    GSMC (Archon)        South Shore Nursing Home                    275 West Merrick Road
   62    09-0001041    1    GSMC (Archon)              ARC Portfolio
  62a   09-0001041A    1    GSMC (Archon)   The Loveland Plaza Mobile Home Park             4105 N. Garfield Avenue
  62b   09-0001041B    1    GSMC (Archon)    The Meadowbrook Mobile Home Park                33550 Highway 96 East
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  62c   09-0001041C    1    GSMC (Archon)     Sunset Village Mobile Home Park              400 North Light Plant Road
   63      O0148       2      GSMC (CPC)         Laurel Executive Building                    312 Marshall Avenue
   64    09-0001167    1    GSMC (Archon)          Centerra Marketplace                       12 Centerra Parkway
   65      R0297       2      GSMC (CPC)             Parc City Centre                     20921-20955 Davenport Drive
   66      O0244       1      GSMC (CPC)              Commerce Center                          3645 Lamar Avenue
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   67    400029255     1     GSMC (ACLP)     Woodward Village Shopping Center             7705-7799 North First Street
   68    400029205     2     GSMC (ACLP)       Walden Hurd Business Complex                    2345 Walden Avenue
   69    09-0001136    1    GSMC (Archon)  Best Western Sally Port Inn - Roswell             2000 North Main Street
   70    400029172     2     GSMC (ACLP)                The Armory                           836 Farmington Avenue
   71      R0134       1      GSMC (CPC)      Magnolia Point Shopping Center                   2000 Clemson Road
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   72    09-0001133    1    GSMC (Archon)     Consolidated Storage Portfolio
  72a   09-0001133A    1    GSMC (Archon)          Consolidated Storage                       11855 E. 40th Avenue
  72b   09-0001133B    1    GSMC (Archon)          Consolidated Storage                    666 West Thornton Parkway
  72c   09-0001133C    1    GSMC (Archon)          Consolidated Storage                        7140 Irving Street
   73    09-0001082    2    GSMC (Archon)      Canterbury Village Apartments                   7251 Chaucer Place
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   74    400030867     2     GSMC (ACLP)             Arcadia Landmark                    333-411 East Huntington Drive
   75    400030966     2     GSMC (ACLP)        Holiday Inn - North Canton                   4520 Everhard Road NW
   76    09-0001065    2    GSMC (Archon)        Best Western - Rio Rancho                   1465 Rio Rancho Drive
   77    400029184     2     GSMC (ACLP)       Alford Refrigerated Warehouse                   502 North Broadway
   78    400029251     2     GSMC (ACLP)   Laurelwood Collection Shopping Center               4600 Poplar Avenue
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   79    400030922     1     GSMC (ACLP)  666 Pennsylvania Avenue Office Building           666 Pennsylvania Avenue
   80      R0311       2      GSMC (CPC)          Lakes Specialty Center                      705 Gold Lake Drive
   81    400029139     2     GSMC (ACLP)            Redstone Apartments                    500 South Prospect Street
   82      R0514       2      GSMC (CPC)              Metzerott Plaza                         9107-9147 Riggs Road
   83    09-0001044    1    GSMC (Archon)       Palm Beach Assisted Living                     534 Datura Street
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   84    400029161     1     GSMC (ACLP)        Plaza West Office Building                    100 Mill Plain Road
   85    400029171     2     GSMC (ACLP)       Malibu Canyon Commercial Ctr.                 26500 West Agoura Road
   86      R0559       1      GSMC (CPC)              Kmart - Lincoln                        5601 South 56th Street
   87    400029274     2     GSMC (ACLP)        Valley Oaks Shopping Center              200 Highway 12 & 55 Highway 26
   88      R0463       2      GSMC (CPC)               Ruston Center                         209 North Service Road
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   89    400029257     2     GSMC (ACLP)         Indian Lookout Apartments                   98 Anderson Ferry Road
   90    400029169     2     GSMC (ACLP)          Braden Creek Apartments                   4801 South Braden Avenue
   91    400031048     2     GSMC (ACLP)      Palm Springs Village Apartments          2720-2786 East Tahquitz CanyonWay
   92    400029237     1     GSMC (ACLP)       Merritt Station Self Storage                  1100 North Point Road
   93    400029202     2     GSMC (ACLP)         Villa Acapulco Apartments                  9707 Braeburn Glen Blvd
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   94      O0359       2      GSMC (CPC)            CED Office Building                        1551 Sandspur Road
   95      M0330       2      GSMC (CPC)        Acadian House / Willow Bend
  95a      M0330A      2      GSMC (CPC)         Acadian House Apartments                    710 South College Road
  95b      M0330B      2      GSMC (CPC)          Willow Bend Apartments                      4770 Johnston Street
   96      R0464       2      GSMC (CPC)     Sunshine Heights Shopping Center                 3426 Cypress Street
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   97    09-0001063    1    GSMC (Archon)       Rivertech Corporate Center                     500 Naches Ave. SW
   98    400029262     2     GSMC (ACLP)             Colwell Building                         123 North Third St.
   99    400029134     2     GSMC (ACLP)        Middletown Shopping Center                 413-659 South Breiel Blvd.
  100    400029200     2     GSMC (ACLP)         Exchange St. Parking Ramp                   177 Washington Street
  101      R0533       1      GSMC (CPC)       Bryan Station Shopping Center                1670 Bryan Station Road
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  102    09-0001138    1    GSMC (Archon)   Best Western Inns & Suites - Gallup          3009 West Historic Highway 66
  103    400029214     1     GSMC (ACLP)           Bright Beginnings II
  103a   400029214A    1     GSMC (ACLP)                  Towner                               12215 Towner Drive
  103b   400029214B    1     GSMC (ACLP)                  Fortuna                              6000 Fortuna Road
  103c   400029214C    1     GSMC (ACLP)                Bernalillo                           355 Avenida Bernalillo
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  103d   400029214D    1     GSMC (ACLP)              Paradise Hills                        4400 Irving Boulevard NW
  103e   400029214E    1     GSMC (ACLP)               Taylor Ranch                            4910 Kachina Drive
  103f   400029214F    1     GSMC (ACLP)                  Rufina                               1361 Rufina Circle
  103g   400029214G    1     GSMC (ACLP)                  Gibson                             6420 Gibson Boulevard
  103h   400029214H    1     GSMC (ACLP)                  Quantum                             501 Quantum Road NE
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  103i   400029214I    1     GSMC (ACLP)                  Anaheim                             7615 Anaheim Avenue
  104      MH0020      1      GSMC (CPC)   Grand Valley Village Mobile Home Park              1 Grand Valley Drive
  105    400029166     1     GSMC (ACLP)              Caxton Building                          800-820 Huron Road
  106    400029173     1     GSMC (ACLP)            Hartford Portfolio
  106a   400029173A    1     GSMC (ACLP)              The Brownstone                          190 Trumbull Street
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  106b   400029173B    1     GSMC (ACLP)        1234-1236 Farmington Avenue               1234-1236 Farmington Avenue
  106c   400029173C    1     GSMC (ACLP)          1245 Farmington Avenue                 1235 - 1249 Farmington Avenue
  106d   400029173D    1     GSMC (ACLP)          2471-2481 Albany Avenue                   2471-2481 Albany Avenue
  106e   400029173E    1     GSMC (ACLP)           43 South Main Street                     41-43 South Main Street
  107    09-0001110    1    GSMC (Archon)             Oriental Accent                        13405 Stemmons Freeway
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  108      R0315       2      GSMC (CPC)               Kroger Plaza                          1661 Winchester ByPass
  109    400029147     1     GSMC (ACLP)      Wilmette Commons Shopping Ctr.              106 to 126 Skokie Boulevard
  110    09-0001160    1    GSMC (Archon)     Plaza at River Oaks Apartments                 1920 West Gray Street
  111    400030896     1     GSMC (ACLP)             Bend Town Center                          632 NE 3rd Street
  112    400029299     2     GSMC (ACLP)          Ogden Manor Apartments                     395 West Ogden Avenue
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  113    400029232     2     GSMC (ACLP)       Riverside Village Apartments                   2800 - 5th Avenue NE
  114      M0415       2      GSMC (CPC)        Northridge Villa Apartments               67,69,93,95,97 Castro Street
  115    400029306     2     GSMC (ACLP)       University Gardens Apartments              2212-2222 Rio Grande Street
  116    400029252     2     GSMC (ACLP)            Cimarron Apartments                  850 East Commercial Boulevard
  117    400030886     1     GSMC (ACLP)        Allen Management - 2 Motels
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  117a   400030886A    1     GSMC (ACLP)           Econo Lodge - Norfolk                    865 N. Military Highway
  117b   400030886B    1     GSMC (ACLP)          Days Inn - Harrisonburg                    1131 Forest Hill Road
  118    400029217     1     GSMC (ACLP)             The Bricher Shops                    2000-2100 West State Street
  119      M0429       1      GSMC (CPC)   The Seasons Apartments and Townhouses                9100 Walker Road
  120    400030875     1     GSMC (ACLP)        Comfort Inn - Grand Rapids                    4155 28th Street, SE
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  121    400029121     2     GSMC (ACLP)               Saxon Center                           810 Saxon Boulevard
  122    09-0001111    2    GSMC (Archon)         Figueroa Business Park               14900-14940 South Figueroa Street
  123      R0458       1      GSMC (CPC)       Dexter Ridge Shopping Center              1740 North Germantown Parkway
  124    400030876     1     GSMC (ACLP)           Hampton Inn - Lansing                      525 North Canal Road
  125    400029129     2     GSMC (ACLP)          Century Medical Center                   11539 Hawthorne Boulevard
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  126    09-0001104    1    GSMC (Archon)      Holiday Inn Express - Kokomo                     511 Albany Drive
  127    09-0001140    1    GSMC (Archon)        Holiday Inn - Lewisville                  200 North Stemmons Freeway
  128    400028305     2     GSMC (ACLP)           Bowman Business Park                      1515-1527 Bowman Road
  129      O0422       2      GSMC (CPC)         25/110 Enterprise Center
  129a     O0422A      2      GSMC (CPC)           25 Enterprise Center                       25 Enterprise Center
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  129b     O0422B      2      GSMC (CPC)           110 Enterprise Center                     110 Enterprise Center
  130      R0304       2      GSMC (CPC)               Alturas Plaza                          91 East Croy Street
  131    400029137     2     GSMC (ACLP)         Shirley Court Apartments                      7201 Bradford Road
  132    400030967     2     GSMC (ACLP)        Comfort Inn - Montrose West                 130 Montrose West Avenue
  133    400029178     2     GSMC (ACLP)             422 Mystic Avenue                         422 Mystic Avenue
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  134    400028304     1     GSMC (ACLP)      Santa Fe Plaza Shopping Center            3560-3580 Santa Anita Boulevard
  135    400029164     1     GSMC (ACLP)              K Mart - Milton                           6050 Highway 90
  136    400028210     1     GSMC (ACLP)         Royal Village Apartments                    2838 - 2848 Royal Lane
  137    400029181     1     GSMC (ACLP)             Stuyvesant Plaza                          238 Elmwood Avenue
  138    400029234     1     GSMC (ACLP)            Center of Clewiston              955 West Sugarland Hwy (US Highway 27)
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  139    09-0001086    2    GSMC (Archon)     OM Bernardo Industrial Complex                16510-16516 Via Esprillo
  140    09-0001053    1    GSMC (Archon)        100 & 105 Rowayton Avenue                 100 & 105 Rowayton Avenue
  141    09-0001064    1    GSMC (Archon)   Best Western Hotel - Ft. Washington                285 Commerce Drive
  142      O0259       2      GSMC (CPC)        Harbor Bay Biotech Building                 1501 Harbor Bay Parkway
  143      R0743       1      GSMC (CPC)            Town Center Shoppes                   16600-16650 Saddle Club Road
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  144    400027540     1     GSMC (ACLP)       Marlton Plaza Shopping Center                   9500 Crain Highway
  145    09-0001130    1    GSMC (Archon)    Spring Park Plaza Shopping Center              2310 South Range Avenue
  146    400029116     1     GSMC (ACLP)        Stoneybrook Shopping Center                 15425 Warwick Boulevard
  147    400029267     1     GSMC (ACLP)         301-309 West Broad Street                 301-309 West Broad Street
  148    400029190     2     GSMC (ACLP)          Super 8 Universal Hotel                      5900 American Way
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  149    400029250     2     GSMC (ACLP)          Highland Business Park
  149a   400029250A    2     GSMC (ACLP)          Highland Business Park                   7317-7366 Steel Mill Drive
  149b   400029250B    2     GSMC (ACLP)          Highland Business Park                   7317-7366 Steel Mill Drive
  150      L0237       1      GSMC (CPC)        Best Western Lancaster Inn                 1858 North Memorial Drive
  151    09-0001114    1    GSMC (Archon)       Best Western Executive Park                1100 North Central Avenue
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  152    400029154     2     GSMC (ACLP)               K-Mart Dundas                        404-420 Schilling Drive
  153      M0263       2      GSMC (CPC)         Country Acres Apartments                209, 301, 309 11th Avenue East
  154    400029143     1     GSMC (ACLP)      Marketplace East Shopping Ctr.      2828-2888 & 2906-2920 North Powers Boulevard
  155    400029189     2     GSMC (ACLP)             25 E. 83rd Street                        25 East 83rd Street
  156    09-0001163    1    GSMC (Archon)       Lancaster Mobile Home Park                2445 Columbus-Lancaster Pike
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  157    400031128     1     GSMC (ACLP)              Chateau Hilgard                          962 Hilgard Avenue
  158    400029213     1     GSMC (ACLP)       Hallandale Professional Park        1100-1180 East Hallandale Beach Boulevard
  159    09-0001045    2    GSMC (Archon)        Westbury Park Apartments                     1295 Franklin Drive
  160    400029197     1     GSMC (ACLP)           44 Campanelli Parkway                     44 Campanelli Parkway
  161    09-0001098    1    GSMC (Archon)     Super 8 Motel - Goodlettsville                  622 Two Mile Parkway
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  162      L0171       1      GSMC (CPC)        Quality Inn - Hall of Fame                    1407 Division Street
  163    09-0001107    2    GSMC (Archon)      Southgate Suites & Apartments                 2339 Fort Benning Road
  164    09-0001056    2    GSMC (Archon)      Sonesta West Shopping Center                 13096 Research Boulevard
  165      M0487       1      GSMC (CPC)        II Frances Place Apartments                    1701 McKeen Place
  166    400029149     2     GSMC (ACLP)           Ames Business Center                    2500 West Country Road 42
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  167      O0393       1      GSMC (CPC)              Dorsey Park II                            6797 Dorsey Road
  168    400029158     2     GSMC (ACLP)            Holiday Inn Express                      7200 West 107th Street
  169    09-0001062    1    GSMC (Archon)         Comfort Suites-Richmond                     6221 Richmond Avenue
  170    400030890     1     GSMC (ACLP)       Pacific Mini-Storage Facility                 6185 South Pecos Road
  171    400029300     1     GSMC (ACLP)      Comfort Inn - Harrisonburg, VA                1440 East Market Street
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  172    400027560     1     GSMC (ACLP)       Concord House/Concord Terrace           1001 Villa Drive/ 306 Park Drive.
  173    400029186     1     GSMC (ACLP)       6 Advanced Auto Parts Stores
  173a   400029186A    1     GSMC (ACLP)        Stornaway-Advance/Sylacauga              311 West Fort Williams Street
  173b   400029186B    1     GSMC (ACLP)       Stornaway-Advance/Monroeville                 1471 Highway 21 Bypass
  173c   400029186C    1     GSMC (ACLP)          Stornaway-Advance/Paris                  1031 Mineral Wells Avenue
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  173d   400029186D    1     GSMC (ACLP)         Stornaway-Advance/Memphis                   1427 Airways Boulevard
  173e   400029186E    1     GSMC (ACLP)       Stornaway-Advance/W. Memphis                    323 East Broadway
  173f   400029186F    1     GSMC (ACLP)     Stornaway-Advance/Alexander City                4350 Highway 280 West
  174      M0537       2      GSMC (CPC)          Cedar Shores Apartments                   3434 Blanding Boulevard
  175    09-0001139    1    GSMC (Archon)          Quality Inn - Deland                      2801 E. New York Ave.
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  176    400029163     1     GSMC (ACLP)               CSPP Building                         5130 East Clinton Way
  177    400029212     1     GSMC (ACLP)      The Shops at Sterling Ponds II               33301-33681 Van Dyke Road
  178    400030868     1     GSMC (ACLP)          The Cascade Apartments                    1500 San Francisco Court
  179    400029209     2     GSMC (ACLP)     Centennial Square Shopping Center          2717-2897 West Belleview Avenue
  180    09-0001113    1    GSMC (Archon)      Best Western Continental Inn             9735 Interstate Highway 35 North
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  181    400029236     1     GSMC (ACLP)         Lomond Place Office Park                 100-110-120-130 Lomond Court
  182    400029119     2     GSMC (ACLP)         Horizon Office Portfolio             6011-15-21 Durand Av, 8338 Corp. Dr.
  183    09-0001106    2    GSMC (Archon)             Bay Area Rehab                        2625 Coos Bay Boulevard
  184    400030915     2     GSMC (ACLP)       The Saddlery Office Building                  233 North Water Street
  185    09-0001067    1    GSMC (Archon)          Comfort Inn - Houston                   715 State Highway 6 South
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  186    400029157     2     GSMC (ACLP)        Bright Beginnings Portfolio
  186a   400029157A    2     GSMC (ACLP)                  Eubank                           5528 Eubank Boulevard, NE
  186b   400029157B    2     GSMC (ACLP)                 Sante Fe                               810 Calle Mejia
  186c   400029157C    2     GSMC (ACLP)                 Homestead                          5212 Homestead Road, NE
  187      R0597       2      GSMC (CPC)         Benchmark Shopping Center                      4550 Kenny Road
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  188    09-0001142    1    GSMC (Archon) Days Inn and Suites Galleria/Westchase              9041 Westheimer Road
  189    400029187     2     GSMC (ACLP)       5 Advanced Auto Parts Stores
  189a   400029187A    2     GSMC (ACLP)       Advance Auto Parts - Anniston                5420 McClellan Boulevard
  189b   400029187B    2     GSMC (ACLP)       Advance Auto Parts - Opelika                  2730 Pepperell Parkway
  189c   400029187C    2     GSMC (ACLP)      Advance Auto Parts-Albertville                    6855 Highway 431
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  189d   400029187D    2     GSMC (ACLP)      Advance Auto Parts- Birmingham                 7001 1st Avenue North
  189e   400029187E    2     GSMC (ACLP)       Advance Auto Parts-Newnan, GA                   51 Bullsboro Drive
  190      M0443       2      GSMC (CPC)           Tree House Apartments                        1800 Park Avenue
  191    400029199     1     GSMC (ACLP)           Utah Hotel Portfolio
  191a   400029199A    1     GSMC (ACLP)                Skyline Inn                       2475 East 1700 South Street
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  191b   400029199B    1     GSMC (ACLP)            Howard Johnson Inn                       1167 South Main Street
  192    400029145     2     GSMC (ACLP)      West Pacific Industrial Center      1311-1315 Dayton Street & 1155 Harkins Road
  193    400029192     1     GSMC (ACLP)          Avery Office Portfolio
  193a   400029192A    1     GSMC (ACLP)       Avery Suites Office Building                   800 Avery Boulevard
  193b   400029192B    1     GSMC (ACLP)           Arbor Office Building                   360 Towne Center Boulevard
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  194    400029201     2     GSMC (ACLP)       Hills Dunkirk Shopping Center                  3940 Vineyard Drive
  195    09-0001038    2    GSMC (Archon)           Brandon Lakes Plaza                   2020 West Brandon Boulevard
  196    400030866     1     GSMC (ACLP)         Annapolis Business Center                   1990 Moreland Parkway
  197    09-0001087    1    GSMC (Archon)          Southlake Oaks Center                   500 W. Southlake Boulevard
  198    400029238     1     GSMC (ACLP)       Pulaski EZ Store Self Storage                  3800 Pulaski Highway
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  199    400029183     2     GSMC (ACLP)        Fairlawn Gardens Apartments                   116 Fairlawn Gardens
  200    400029194     1     GSMC (ACLP)              Mil Pine Plaza                      8400 Niagra Falls Boulevard
  201    400029160     1     GSMC (ACLP)        The Fairfax School Building                    10201 Main Street
  202    09-0001084    2    GSMC (Archon)           Westwood Apartments                       3254 Las Vegas Trail
  203    400029204     2     GSMC (ACLP)      Fountain Plaza Shopping Center                    600 Coffee Road
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  204    400029148     2     GSMC (ACLP)           Kentwood Marketplace                     2891 Radcliff Drive, SE
  205    400029216     2     GSMC (ACLP)           Dale Watts Portfolio
  205a   400029216A    2     GSMC (ACLP)            Jiffy Lube Building                     1221 South 120th Street
  205b   400029216B    2     GSMC (ACLP)     Central West Industrial Building             10924 - 10938 Emiline Street
  205c   400029216C    2     GSMC (ACLP)    Sunny Slope Medical Office Building             5654 North 103rd Street
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  205d   400029216D    2     GSMC (ACLP)             H-Street Building                           8944 H-Street
  206    400029208     2     GSMC (ACLP)             Summit Apartments                          411 West K Place
  207    400029162     1     GSMC (ACLP)      Featherstone Professional Bld.                   1807 Huguenot Road
  208      R0254       2      GSMC (CPC)            Silver Spring Plaza                     51 Silver Spring Street
  209    400028269     2     GSMC (ACLP)            Westmoor Apartments                   800-810 West Melrose Avenue
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  210    400029309     1     GSMC (ACLP)           Stop and Shop Center                 7600/ 7610-7638 Westcliff Drive
  211      L0200       1      GSMC (CPC)               Impala Hotel                           1228 Collins Avenue
  212    400029310     1     GSMC (ACLP)          Airport Place Building                    2800 South 192nd Street
  213    09-0001134    1    GSMC (Archon)           Super 8 - Dumfries                   17336 Jefferson Davis Highway
  214      L0300       1      GSMC (CPC)         Holiday Inn - Banner Elk                        NC Highway 184
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  215    400029156     2     GSMC (ACLP)          4300 Biscayne Boulevard                   4300 Biscayne Boulevard
  216    400029215     1     GSMC (ACLP)           Bright Beginnings III
  216a   400029215A    1     GSMC (ACLP)               Barbara Loop                            1501 Barbara Loop
  216b   400029215B    1     GSMC (ACLP)           Mountain View Academy                         4100 Irving NW
  216c   400029215C    1     GSMC (ACLP)               Constitution                         7840 Constitution Avenue
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  217    400029211     1     GSMC (ACLP)              K-Mart Decatur                          1920 Mount Zion Road
  218      L0184       2      GSMC (CPC)        Super 8 Motel - North Point                  1591 Highway 17 North
  219    09-0001051    2    GSMC (Archon)          Town View Apartments                    4999 S. Buckner Boulevard
  220    400030893     2     GSMC (ACLP)            Prospect Industrial                        1202 Airport Road
  221    09-0001088    1    GSMC (Archon)           Days Inn - Franklin                         103 Trotter Lane
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  222    09-0001124    1    GSMC (Archon)          Ramada Inn - Columbia                       1111 East Broadway
  223      L0202       1      GSMC (CPC)           Holiday Inn - Douglas                   1750 South Peterson Avenue
  224    400029294     2     GSMC (ACLP)         5775 Polaris/3475 Russell        5775 S. Polaris Avenue/3475 W. Russell Road
  225    400029196     1     GSMC (ACLP)            Little Neck Commons              245-02 - 245-24 Horace Harding Parkway
  226    400028286     1     GSMC (ACLP)       Oakview Plaza Shopping Center               38901-38931 County Road 54
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  227    400029191     2     GSMC (ACLP)           Staples - Burlington                      104 West Agency Street
  228    400029167     1     GSMC (ACLP)               CARS Building                          3701 Duncanwood Lane
  229    09-0001132    1    GSMC (Archon)          Days Inn - Nashville                      501 Collins Park Drive
  230      MU0036      2      GSMC (CPC)        Bear Creek Specialty Center                   4300 Highway 6 North
  231    09-0001112    1    GSMC (Archon)              TRMG Building                    502 East Highland Mall Boulevard
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  232      R0807       1      GSMC (CPC)           Eckerd's - North Port                   14287 South Tamiami Trail
  233    400029258     1     GSMC (ACLP)            790 Oak Grove Road                     790 and 796 Oak Grove Road
  234    09-0001081    1    GSMC (Archon)          Days Inn - Whitehouse                     1009 State Highway 76
  235    09-0001061    1    GSMC (Archon)           Rite-Aid Ogdensberg                         908 State Street
  236      R0480       2      GSMC (CPC)         Best Buy Retail Facility                  35300 Central City Parkway
---------------------------------------------------------------------------------------------------------------------------------
  237      I0099       1      GSMC (CPC)             Black Lake Place                        2800 Black Lake Place
  238    400031123     2     GSMC (ACLP)         Whitewood Oaks Apartments                    200 Whitewood Drive
  239    09-0001070    2    GSMC (Archon)        Sierra Trails Apartments                     2800 Las Vegas Trail
  240    09-0001074    1    GSMC (Archon)           Holiday Inn Express                       3811 Nashville Road
  241    09-0001039    1    GSMC (Archon)            Pulaski Rite-Aid                  4764-4770 Salina Street (Route 11)
---------------------------------------------------------------------------------------------------------------------------------
  242    09-0001096    1    GSMC (Archon)           Days Inn - Columbus                      1559 West Broad Street
  243    400029185     2     GSMC (ACLP)         Spring Heights Fourplexes                     409C Summer Court
  244    400030925     1     GSMC (ACLP)      Congress Pointe Shopping Center                 4469 Congress Avenue
  245      M0264       2      GSMC (CPC)         Executive East Apartments            1244, 1248, 1252 E. St. Germain St.
  246    09-0001083    1    GSMC (Archon)         Days Inn - San Antonio                       6100 N.W. Loop 410
---------------------------------------------------------------------------------------------------------------------------------
  247    400029233     1     GSMC (ACLP)      Lack's & Beall's Shopping Ctr.                  1000 North Loop 340
  248    09-0001071    1    GSMC (Archon)         Comfort Inn - Franklin                      3794 Nashville Road
  249    09-0001079    1    GSMC (Archon)         Comfort Inn - Cave City                   801 Mammoth Cave Street
  250    09-0001072    2    GSMC (Archon)             Angleton Plaza                      1104-1116 East Mulberry Road
  251    09-0001119    1    GSMC (Archon)  Howard Johnson Inn - North Charleston              3640 Dorchester Road
---------------------------------------------------------------------------------------------------------------------------------
  252    400029188     1     GSMC (ACLP)           Lillian Cove Duplexes                     3200-3305 Lillian Cove
  253    09-0001080    1    GSMC (Archon)           Super 8 - Cave City                     799 Mammoth Cave Street
  254    400029140     1     GSMC (ACLP)       Select Sites of Attleborough              3558 SW College Road (SR 200)
  255    400029248     1     GSMC (ACLP)          Econo Lodge Metro Hotel                       6800 Lee Highway
  256      R0633       1      GSMC (CPC)         Piggly Wiggly - Savannah              37 & 43 West Montgomery Crossroads
---------------------------------------------------------------------------------------------------------------------------------
  257    400029206     1     GSMC (ACLP)       8304 Sherwick Court Warehouse                  8304 Sherwick Court
  258    400029311     2     GSMC (ACLP)                Prime Plaza                        211 South Federal Highway
  259    400029174     1     GSMC (ACLP)             Partridge Square                       2139 Silas Deane Highway
  260    09-0001059    1    GSMC (Archon)          Comfort Inn - Decatur                   1709 US Highway 287 South
  261    09-0001034    1    GSMC (Archon)             Concourse Plaza                         16051 Addison Drive
---------------------------------------------------------------------------------------------------------------------------------
  262    09-0001046    1    GSMC (Archon)           Rite-Aid Woodsville                     Junction Routes 10 & 302
  263    09-0001085    2    GSMC (Archon)           Somerset Workshops                      4020 Leary Way Northwest
  264    09-0001054    1    GSMC (Archon)          Super 8 - Casa Grande                  2066 East Florence Boulevard
  265    400029168     2     GSMC (ACLP)      The Eagle Crest Townhome Apts.                7200 South Presa Street
  266    09-0001137    1    GSMC (Archon)   Best Western Inn & Suites - Grants               1501 East Santa Fe Ave
---------------------------------------------------------------------------------------------------------------------------------
  267    09-0001095    1    GSMC (Archon)          NZ Commercial Center                      1601 Randolph Road SE
  268    400029182     2     GSMC (ACLP)         Chatham Street Apartments             333 Chatham St. & 5 Oakwood Avenue
  269    07-0000000    1   Falcon Financial          Sangera Autohaus                           3737 Ming Avenue
  270    400029228     1     GSMC (ACLP)           Canyon Road Galleries                      201-205 Canyon Road
  271    400029155     1     GSMC (ACLP)          Hopedale Business Park             138 Hartford Ave. & #2 & #4 Evergreen
---------------------------------------------------------------------------------------------------------------------------------
  272    09-0001032    1    GSMC (Archon)             CVS Binghamton                          34 West State Street
  273    400029150     1     GSMC (ACLP)                Building R                        8080 - 8100 N.W. 33rd Street
  274      R0497       2      GSMC (CPC)         The Canary Creek Shoppes                   906-952 N. Morton Avenue
  275    400029290     1     GSMC (ACLP)       Whitehall Professional Center                 6911 Laurel Bowie Road
  276      R0412       2      GSMC (CPC)        Galion West Shopping Center                200-230 Portland Way North
---------------------------------------------------------------------------------------------------------------------------------
  277    09-0001093    1    GSMC (Archon)           Super 8 - Henderson                      2030 Highway 41 North
  278    09-0001118    1    GSMC (Archon)        Best Western Columbia Inn                   1102 Jamestown Street
  279    09-0001097    1    GSMC (Archon)          Super 8 - League City                         102 Hobbs Road
  280    400029180     2     GSMC (ACLP)         Blue Ash Shopping Center                      9405 Kenwood Road
  281    400030934     2     GSMC (ACLP)          Woodwinds Office Center                    20270-20276 Middlebelt
---------------------------------------------------------------------------------------------------------------------------------
  282    09-0001091    2    GSMC (Archon)      Larchmont Boulevard Building               242-252 Larchmont Boulevard
  283    09-0001147    1    GSMC (Archon)      Comfort Inn - Mobile, Alabama             5650 Tillman's Corner Parkway
  284    400030871     1     GSMC (ACLP)               Padonia Park                          200 West Padonia Road
  285    09-0001073    2    GSMC (Archon)       Ridgecrest Shopping Center                    8300 Long Point Road
  286    400029297     1     GSMC (ACLP)          Herndon Office Building                     2875 Towerview Road
---------------------------------------------------------------------------------------------------------------------------------
  287      O0348       1      GSMC (CPC)         Treemont Office Building                   1044 Liberty Park Drive
  288    09-0001105    1    GSMC (Archon)          Days Inn - New Castle                        3 Memorial Drive
  289      O0253       2      GSMC (CPC)      Country Club Court - Building 6             2474 North University Avenue
  290    09-0001060    1    GSMC (Archon)         Comfort Inn - Granbury                     1201 North Plaza Drive
  291      M0262       2      GSMC (CPC)        Oakwood Heights Apartments                    1615 - 7th Street SE
---------------------------------------------------------------------------------------------------------------------------------
  292      M0220       2      GSMC (CPC)             121 Seaman Avenue                         121 Seaman Avenue
  293      M0290       2      GSMC (CPC)             Geneva Apartments                    110 & 120 15th Street Court
  294      I0074       1      GSMC (CPC)      Dime Circle Industrial Building                   3636 Dime Circle
  295    09-0001141    1    GSMC (Archon)           Super 8 - Salsbury                     2615 North Salisbury Road
  296    400029235     2     GSMC (ACLP)            The Arbour Building                       440 East Sample Road
---------------------------------------------------------------------------------------------------------------------------------
  297    09-0001120    1    GSMC (Archon)          Days Inn - Enterprise                     714 Boll Weevil Circle
  298    09-0001057    1    GSMC (Archon)           CVS - Johnson City                          345 Main Street
  299    400029126     2     GSMC (ACLP)       Shiloh Place Shopping Center                     3655 Shiloh Road
  300    09-0001058    1    GSMC (Archon)           Super 8 - Brunswick                        99 Palisade Drive
  301    09-0001094    1    GSMC (Archon)               Office Max                          2130 North Diers Avenue
---------------------------------------------------------------------------------------------------------------------------------
  302      O0541       2      GSMC (CPC)        Leawood Corporate Manor IV                   5101 College Boulevard
  303      R0887       2      GSMC (CPC)     Southside Village Shopping Center              1208-1218 South Frazier
  304    400029253     2     GSMC (ACLP)              1616 West Shaw                          1616 W. Shaw Avenue
  305    400030869     1     GSMC (ACLP)        The Park Square Apartments                   4019 Park Square Drive
  306    400029304     1     GSMC (ACLP)            Gateway Office Park                      609-617 Dingens Street
---------------------------------------------------------------------------------------------------------------------------------
  307    09-0001075    2    GSMC (Archon)         Shadow Glen Apartments                    3435 St. Francis Street
  308    400029210     2     GSMC (ACLP)           Litchfield Park Plaza                      501-555 Plaza Circle
  309      M0288       2      GSMC (CPC)           Southview Apartments           1000-1st Street NE and 200-11th Avenue East
  310      M0289       2      GSMC (CPC)         The Crossings Apartments                      #3-14th Avenue NE
  311    09-0001069    1    GSMC (Archon)         EconoLodge - Nashville                       110 Maplewood Lane
---------------------------------------------------------------------------------------------------------------------------------
  312      M0364       2      GSMC (CPC)           Riverchase Apartments                  1565 Fitzgerald's Boulevard
  313    400030870     1     GSMC (ACLP)           Park Ridge Apartments                     1620 South Pecan Drive
  314    400029291     1     GSMC (ACLP)                Keeney Mall                          465-485 Hartford Road
  315    09-0001077    1    GSMC (Archon)         Days Inn - Walthall, VA                    2310 Indian Hills Road
  316      R0634       1      GSMC (CPC)        Piggly Wiggly - Andrews, SC                  15 West Ashland Street
---------------------------------------------------------------------------------------------------------------------------------
  317    09-0001035    2    GSMC (Archon)          The Mason Apartments                    4302-4306 McKinney Avenue
  318      M0172       2      GSMC (CPC)        Roxbury Crossing Apartments       1458-1460 Tremont Street/1715 Parker Street
  319      MU0114      2      GSMC (CPC)        Murphy Road Business Center             13405, 13407, 13409 Murphy Road
  320    09-0001036    2    GSMC (Archon)       McKinney Avenue Apartments                    4238 McKinney Avenue
  321      R0886       2      GSMC (CPC)       Plaza del Oro Shopping Center                    7800 Almeda Road
---------------------------------------------------------------------------------------------------------------------------------
  322    400029246     2     GSMC (ACLP)   Columbia East Dundee Shopping Center          501 to 505 South Dundee Avenue

  CONTROL         LOAN                                     ZIP           PROPERTY            ORIGINAL           CUT-OFF
   NUMBER        NUMBER            CITY          STATE     CODE            TYPE               BALANCE         DATE BALANCE
------------------------------------------------------------------------------------------------------------------------------
     1            ACS                                                                      $ 148,500,000     $ 147,597,677
     1a          ACS-A            Denver           CO     80216         Industrial             1,768,537         1,757,790
     1b          ACS-B          Bettendorf         IA     52722         Industrial             4,107,568         4,082,610
     1c          ACS-C            Boston           MA     02118         Industrial             2,110,834         2,098,008
     1d          ACS-D            Burley           ID     83318         Industrial            10,012,198         9,951,361
------------------------------------------------------------------------------------------------------------------------------
     1e          ACS-E          Burlington         WA     98233         Industrial             4,506,915         4,479,530
     1f          ACS-F          Clearfield         UT     84041         Industrial             7,929,889         7,881,705
     1g          ACS-G            Connell          WA     99326         Industrial             6,532,175         6,492,483
     1h          ACS-H          Gloucester         MA     01937         Industrial             2,367,557         2,353,171
     1i          ACS-I          Fogelsville        PA     18051         Industrial            16,430,273        16,330,438
------------------------------------------------------------------------------------------------------------------------------
     1j          ACS-J          Fort Dodge         IA     50501         Industrial             1,354,927         1,346,694
     1k          ACS-K           Hermiston         OR     97838         Industrial             6,703,323         6,662,592
     1l          ACS-L          Los Angeles        CA     90023         Industrial             2,082,309         2,069,656
     1m          ACS-M             Tampa           FL     33611         Industrial               128,362           127,582
     1n          ACS-N           Milwaukie         OR     97222         Industrial             5,391,184         5,358,425
------------------------------------------------------------------------------------------------------------------------------
     1o          ACS-O          Moses Lake         WA     98837         Industrial             9,755,475         9,696,198
     1p          ACS-P             Nampa           ID     83653         Industrial             5,819,055         5,783,697
     1q          ACS-Q          Plant City         FL     33566         Industrial               684,595           680,435
     1r          ACS-R            Plover           WI     54467         Industrial            13,634,845        13,551,996
     1s          ACS-S          Gloucester         MA     01937         Industrial               656,070           652,083
------------------------------------------------------------------------------------------------------------------------------
     1t          ACS-T           Rochelle          IL     61068         Industrial             7,017,096         6,974,458
     1u          ACS-U          Gloucester         MA     01937         Industrial             3,480,023         3,458,878
     1v          ACS-V          Gloucester         MA     01937         Industrial             4,079,044         4,054,258
     1w          ACS-W             Salem           OR     97269         Industrial             9,299,078         9,242,575
     1x          ACS-X            Altanta          GA     30310         Industrial             3,052,152         3,033,606
------------------------------------------------------------------------------------------------------------------------------
     1y          ACS-Y            Turlock          CA     95380         Industrial             2,595,755         2,579,982
     1z          ACS-Z          Walla Walla        WA     99362         Industrial             2,852,478         2,835,146
    1aa          ACS-AA           Wallula          WA     99363         Industrial             1,939,685         1,927,899
    1bb          ACS-BB         Watsonville        CA     95076         Industrial             5,191,510         5,159,965
    1cc          ACS-CC          Woodburn          OR     97071         Industrial             7,017,095         6,974,458
------------------------------------------------------------------------------------------------------------------------------
     2           AIM-1                                                                       110,000,000       109,149,602
     2a          AIM-1A          San Mateo         CA     94403        Multifamily            29,541,184        29,312,804
     2b          AIM-1B          Milwaukee         OR     97222        Multifamily             3,775,357         3,746,170
     2c          AIM-1C          Pasadena          CA     91101        Multifamily             5,022,519         4,983,690
     2d          AIM-1D           Norwalk          CA     90650        Multifamily             4,158,597         4,126,447
------------------------------------------------------------------------------------------------------------------------------
     2e          AIM-1E        Merrillville        IN     46410        Multifamily             3,253,311         3,228,160
     2f          AIM-1F       Citrus Heights       CA     95621        Multifamily             5,645,175         5,601,533
     2g          AIM-1G          Flagstaff         AZ     86001        Multifamily             5,981,972         5,935,726
     2h          AIM-1H          San Dimas         CA     91773        Multifamily             7,256,664         7,200,564
     2i          AIM-1I         Evansville         IN     47710        Multifamily             6,339,064         6,290,057
------------------------------------------------------------------------------------------------------------------------------
     2j          AIM-1J           Fremont          CA     94538        Multifamily            13,649,475        13,543,952
     2k          AIM-1K           Monroe           LA     71201        Multifamily             2,282,858         2,265,209
     2l          AIM-1L            Omaha           NE     68134        Multifamily             4,501,649         4,466,847
     2m          AIM-1M        College Park        MD     20740        Multifamily            12,286,057        12,191,075
     2n          AIM-1N           El Paso          TX     79935        Multifamily             3,367,764         3,341,728
------------------------------------------------------------------------------------------------------------------------------
     2o          AIM-1O         Little Rock        AR     72227        Multifamily             2,938,354         2,915,638
     3         09-1001006                                                                    105,000,000       104,748,392
     3a       09-1001006A         Dallas           TX     77063       Movie Theatre           12,443,986        12,414,167
     3b       09-1001006B     Woodland Hills       CA     91367       Movie Theatre           19,192,217        19,146,227
     3c       09-1001006C         Houston          TX     77063       Movie Theatre           16,096,698        16,058,126
------------------------------------------------------------------------------------------------------------------------------
     3d       09-1001006D         Ontario          CA     91764       Movie Theatre           17,025,354        16,984,557
     3e       09-1001006E       Creve Coeur        MO     63141       Movie Theatre           11,515,330        11,487,736
     3f       09-1001006F       San Antonio        TX     78203       Movie Theatre           10,772,406        10,746,592
     3g       09-1001006G        Columbus          OH     43212       Movie Theatre            8,048,349         8,029,063
     3h       09-1001006H        San Diego         CA     92108       Movie Theatre            9,905,660         9,881,923
------------------------------------------------------------------------------------------------------------------------------
     4           SkyII                                                                        87,700,000        87,423,946
     4a          SkyIIA        Falls Church        VA     22041           Office              69,200,000        68,982,179
     4b          SkyIIB        Falls Church        VA     22041           Office              18,500,000        18,441,767
     5           ANADC          Washington         DC     20037        Luxury Hotel           47,000,000        47,000,000
     6         09-0001076          Tulsa           OK     74103           Office              33,000,000        32,909,936
------------------------------------------------------------------------------------------------------------------------------
     7         09-0001128         Hershey          PA     17033      Anchored Retail          25,600,000        25,580,579
               400029224                                                                      25,500,000        25,422,364
     8         400029224A        New York          NY     10011     Unanchored Retail          9,950,000         9,919,707
     9         400029218B        New York          NY     10028     Unanchored Retail          5,850,000         5,832,189
     10        400029222C        New York          NY     10016     Unanchored Retail          3,880,000         3,868,187
-----------------------------------------------------------------------------------------------------------------------------
     11        400029227D        New York          NY                  Multifamily             3,270,000         3,260,044
     12        400029219E        New York          NY     10019     Unanchored Retail          2,550,000         2,542,236
     13        09-0001116        Portland          OR     97205        Luxury Hotel           24,500,000        24,447,349
               400029220                                                                      22,520,000        22,451,437
     14        400029220A        New York          NY     10038     Unanchored Retail          6,860,000         6,839,114
-----------------------------------------------------------------------------------------------------------------------------
     15        400029221B        New York          NY     10021     Unanchored Retail          6,220,000         6,201,063
     16        400029226C        New York          NY     10022     Unanchored Retail          4,510,000         4,496,269
     17        400029223D        New York          NY      UAV            Office               3,250,000         3,240,105
     18        400029225E        New York          NY     10011     Unanchored Retail          1,680,000         1,674,885
     19        400030965       Independence        OH     44131     Full Service Hotel        21,800,000        21,777,411
-----------------------------------------------------------------------------------------------------------------------------
     20        09-0001168         Bristol          WI     53142     Unanchored Retail         21,500,000        21,500,000
     21        09-0001099         Katonah          NY     10536          Hospital             21,350,000        21,308,138
     22          SP007            Bayamon          PR     00946          Hospital             21,000,000        20,934,186
     23        400029141         Ypsilanti         MI     48198         Industrial            20,000,000        19,682,137
     24        400028225         Torrance          CA     90505      Anchored Retail          18,968,000        18,780,204
------------------------------------------------------------------------------------------------------------------------------
     25        09-0001031        San Juan          PR     00918           Office              17,500,000        17,443,569
     26        09-0001117                                                                     17,400,000        17,379,422
    26a       09-0001117A       Worthington        OH     43085  Assisted Living Facility                        4,928,493
    26b       09-0001117B       Worthington        OH     43085  Assisted Living Facility                        2,723,641
    26c       09-0001117C     Upper Arlington      OH     43221  Assisted Living Facility                        4,863,644
------------------------------------------------------------------------------------------------------------------------------
    26d       09-0001117D         Bexley           OH     43209  Assisted Living Facility                        4,863,644
     27          L0137           New York          NY     10019       Underlying Fee          15,000,000        15,000,000
     28        400030913         New York          NY     10019     Unanchored Retail         14,500,000        14,488,530
     29        09-0001122         Visalia          CA     93277      Anchored Retail          14,200,000        14,180,655
     30        09-0001102         Seattle          WA     98101        Luxury Hotel           13,500,000        13,468,954
------------------------------------------------------------------------------------------------------------------------------
     31        400030964          Hudson           OH     44236     Full Service Hotel        13,300,000        13,286,218
     32        400029308          Dallas           TX     75202     Full Service Hotel        13,000,000        12,955,916
     33        400029207        Queensbury         NY     14202      Anchored Retail          12,800,000        12,765,411
     34        09-0001115         Seattle          WA     98101        Luxury Hotel           12,500,000        12,473,935
     35          R0421          Canoga Park        CA     91307      Anchored Retail          12,500,000        12,461,778
------------------------------------------------------------------------------------------------------------------------------
     36        09-0001040                                                                     12,500,000        12,457,214
    36a       09-0001040A       Chelmsford         MA     01824         Industrial                               5,102,531
    36b       09-0001040B       Chelmsford         MA     01824         Industrial                               3,765,316
    36c       09-0001040C       Chelmsford         MA     01824         Industrial                               3,589,367
     37          M0514           Columbia          MD     21044        Multifamily            11,850,000        11,839,014
------------------------------------------------------------------------------------------------------------------------------
     38        400030914         Lancaster         CA     93536         Industrial            11,250,000        11,240,815
     39          O0179             Vista           CA     92069           Office              10,700,000        10,679,600
     40        400028275                                             Anchored Retail          10,600,000        10,524,052
    40a        400028275A       Cottonwood         AZ     86326      Anchored Retail                             5,733,794
    40b        400028275B       Casa Grande        AZ     85222      Anchored Retail                             4,790,258
------------------------------------------------------------------------------------------------------------------------------
     41        09-0001037     East Wenatchee       WA     98802      Anchored Retail          10,200,000        10,165,354
     42        09-0001100    Saratoga Springs      NY     12866          Hospital             10,150,000        10,130,099
     43        09-0001101        Bellevue          WA     98004     Full Service Hotel        10,150,000        10,127,155
     44        09-0001123      Westminister        CA     92683        Multifamily            10,050,000        10,035,229
     45        09-0001042         Houston          TX     77077        Multifamily             9,800,000         9,756,251
------------------------------------------------------------------------------------------------------------------------------
     46          O0311            Atlanta          GA     30338           Office               9,500,000         9,467,897
     47          O0320          Los Angeles        CA     90048   Nursing Home, Skilled        9,400,000         9,376,948
     48          M0171            Fremont          CA     94538        Multifamily             9,400,000         9,370,479
     49          R0280           Valdosta          GA     31601      Anchored Retail           9,440,000         9,307,092
     50        400029282         Ann Arbor         MI     48106           Office               8,800,000         8,782,994
------------------------------------------------------------------------------------------------------------------------------
     51          M0462            Memphis          TN     38118        Multifamily             8,740,000         8,732,563
     52        400030935         Nashville         TN     37228           Office               8,660,000         8,653,258
     53        400028228     Sterling Heights      MI     48312      Anchored Retail           8,242,000         8,132,960
     54          L0149            Folsom           CA     95630     Full Service Hotel         8,100,000         8,074,387
     55          O0265           Westport          CT     06880           Office               8,000,000         8,000,000
------------------------------------------------------------------------------------------------------------------------------
     56        09-0001055       Baton Rouge        LA     70816           Office               8,006,795         7,981,112
     57        400028277           Miami           FL     33156     Unanchored Retail          7,700,000         7,641,681
     58        09-0001135       Farmington         NM     87401     Full Service Hotel         7,580,000         7,571,276
     59        400030880                                                                       7,575,000         7,560,201
    59a        400030880A     Charlottesville      VA     22903     Limited Svc. Hotel                           1,835,891
------------------------------------------------------------------------------------------------------------------------------
    59b        400030880B         Bristol          VA     24201     Limited Svc. Hotel                             917,946
    59c        400030880C         Roanoke          VA     24016     Limited Svc. Hotel                           1,468,713
    59d        400030880D        Richmond          VA     23237     Limited Svc. Hotel                             936,305
    59e        400030880E        Sandston          VA     23150     Limited Svc. Hotel                           1,299,811
    59f        400030880F     Virginia Beach       VA     23452     Limited Svc. Hotel                           1,101,535
------------------------------------------------------------------------------------------------------------------------------
     60          O0090      Hot Springs Village    AR     71909      Anchored Retail           7,300,000         7,282,223
     61        09-0001066        Freeport          NY     11520   Nursing Home, Skilled        7,000,000         6,972,028
     62        09-0001041                                                                      6,800,000         6,776,724
    62a       09-0001041A        Loveland          CO     80538      Mobile Home Park                            1,915,161
    62b       09-0001041B         Pueblo           CO     81001      Mobile Home Park                            4,198,623
------------------------------------------------------------------------------------------------------------------------------
    62c       09-0001041C          Aztec           NM     82604      Mobile Home Park                              662,940
     63          O0148            Laurel           MD     20707           Office               6,600,000         6,565,267
     64        09-0001167         Lebanon          NH     03766      Anchored Retail           6,514,000         6,514,000
     65          R0297           Sterling          VA     20165     Unanchored Retail          6,500,000         6,482,783
     66          O0244            Memphis          TN     38118           Office               6,500,000         6,469,538
------------------------------------------------------------------------------------------------------------------------------
     67        400029255          Fresno           CA     93720     Unanchored Retail          6,450,000         6,433,298
     68        400029205        Cheektowaga        NY     14225         Industrial             6,100,000         6,075,342
     69        09-0001136         Roswell          NM     88201     Full Service Hotel         5,812,500         5,805,917
     70        400029172       West Hartford       CT     06119           Office               5,730,000         5,707,689
     71          R0134           Columbia          SC     29203      Anchored Retail           5,650,000         5,555,332
------------------------------------------------------------------------------------------------------------------------------
     72        09-0001133                                                                      5,500,000         5,493,370
    72a       09-0001133A         Denver           CO     80239        Self-Storage                              2,142,069
    72b       09-0001133B        Thornton          CO     80221        Self-Storage                              1,796,574
    72c       09-0001133C       Westminster        CO     80030        Self-Storage                              1,554,727
     73        09-0001082         Dallas           TX     75237        Multifamily             5,482,500         5,470,880
------------------------------------------------------------------------------------------------------------------------------
     74        400030867          Arcadia          CA     91006     Unanchored Retail          5,470,000         5,458,001
     75        400030966       North Canton        OH     44718     Limited Svc. Hotel         5,400,000         5,394,404
     76        09-0001065       Rio Rancho         NM     87124     Full Service Hotel         5,400,000         5,377,414
     77        400029184         La Porte          TX     77571         Industrial             5,400,000         5,366,848
     78        400029251          Memphis          TN     38118     Unanchored Retail          5,350,000         5,338,720
------------------------------------------------------------------------------------------------------------------------------
     79        400030922        Washington         DC     20003           Office               5,320,000         5,315,613
     80          R0311            Folsom           CA     95630     Unanchored Retail          5,250,000         5,236,093
     81        400029139        Burlington         VT     05401        Multifamily             5,200,000         5,161,627
     82          R0514            Adelphi          MD     20783      Anchored Retail           5,120,000         5,109,619
     83        09-0001044     West Palm Beach      FL     33401   Assisted Living Facility     5,000,000         4,986,189
------------------------------------------------------------------------------------------------------------------------------
     84        400029161          Danbury          CT     06811           Office               5,000,000         4,979,829
     85        400029171         Calabasas         CA     91302     Unanchored Retail          5,000,000         4,975,196
     86          R0559            Lincoln          NE     68501      Anchored Retail           4,965,000         4,948,330
     87        400029274      Valley Springs       CA     95252      Anchored Retail           4,880,000         4,869,949
     88          R0463            Ruston           LA     71270      Anchored Retail           4,850,000         4,850,000
------------------------------------------------------------------------------------------------------------------------------
     89        400029257        Cincinnati         OH     45238        Multifamily             4,800,000         4,786,473
     90        400029169           Tulsa           OK     74135        Multifamily             4,750,000         4,720,294
     91        400031048       Palm Springs        CA     92262        Multifamily             4,600,000         4,592,526
     92        400029237          Dundalk          MD     21222        Self-Storage            4,600,000         4,583,607
     93        400029202          Houston          TX     77074        Multifamily             4,560,000         4,540,699
------------------------------------------------------------------------------------------------------------------------------
     94          O0359           Maitland          FL     32810           Office               4,500,000         4,496,384
     95          M0330                                                                         4,500,000         4,493,481
    95a          M0330A          Lafayette         LA     70503        Multifamily                               2,049,658
    95b          M0330B          Lafayette         LA     70506        Multifamily                               2,443,823
     96          R0464          West Monroe        LA     71291      Anchored Retail           4,500,000         4,491,719
------------------------------------------------------------------------------------------------------------------------------
     97        09-0001063         Renton           WA     98055           Office               4,500,000         4,487,381
     98        400029262        Minneapolis        MN     55401           Office               4,500,000         4,486,242
     99        400029134        Middletown         OH     45044      Anchored Retail           4,500,000         4,474,681
    100        400029200          Buffalo          NY     14203       Parking Garage           4,500,000         4,433,463
    101          R0533           Lexington         KY     40505     Unanchored Retail          4,400,000         4,384,562
------------------------------------------------------------------------------------------------------------------------------
    102        09-0001138         Gallup           NM     87301     Full Service Hotel         4,385,000         4,379,953
    103        400029214                                                                       4,400,000         4,363,851
    103a       400029214A       Albuquerque        NM     87112         Child Care                                 466,042
    103b       400029214B      Alburquerque        NM     87105         Child Care                                 463,394
    103c       400029214C       Bernalillo         NM     87004         Child Care                                 296,572
------------------------------------------------------------------------------------------------------------------------------
    103d       400029214D       Albuquerque        NM     87114         Child Care                                 463,394
    103e       400029214E       Albuquerque        NM     87120         Child Care                                 598,441
    103f       400029214F        Santa Fe          NM     87501         Child Care                                 460,746
    103g       400029214G       Albuquerque        NM     87108         Child Care                                 545,481
    103h       400029214H       Rio Rancho         NM     87124         Child Care                                 460,746
------------------------------------------------------------------------------------------------------------------------------
    103i       400029214I       Albuquerque        NM     87122         Child Care                                 609,033
    104          MH0020         Springfield        IL     62702      Mobile Home Park          4,350,000         4,350,000
    105        400029166         Cleveland         OH     44115           Office               4,350,000         4,317,461
    106        400029173                                                                       4,300,000         4,274,867
    106a       400029173A        Hartford          CT     06103           Office                                 1,062,279
------------------------------------------------------------------------------------------------------------------------------
    106b       400029173B      West Hartford       CT     06107     Unanchored Retail                              701,748
    106c       400029173C      West Hartford       CT     06107     Unanchored Retail                            1,023,650
    106d       400029173D      West Hartford       CT     06117     Unanchored Retail                            1,081,593
    106e       400029173E      West Hartford       CT     06107     Unanchored Retail                              405,597
    107        09-0001110     Farmers Branch       TX     75234         Industrial             4,200,000         4,195,166
------------------------------------------------------------------------------------------------------------------------------
    108          R0315          Winchester         KY     40391      Anchored Retail           4,200,000         4,193,946
    109        400029147         Wilmette          IL     60091     Unanchored Retail          4,140,000         4,117,998
    110        09-0001160         Houston          TX     77019        Multifamily             4,050,000         4,050,000
    111        400030896           Bend            OR     97701      Anchored Retail           4,000,000         3,995,148
    112        400029299        Naperville         IL     60540        Multifamily             4,000,000         3,991,324
------------------------------------------------------------------------------------------------------------------------------
    113        400029232         Puyallup          WA     98372        Multifamily             4,000,000         3,988,673
    114          M0415            Salinas          CA     93906        Multifamily             3,960,000         3,949,299
    115        400029306          Austin           TX     78705        Multifamily             3,950,000         3,944,024
    116        400029252       Oakland Park        FL     33334        Multifamily             3,850,000         3,830,519
    117        400030886                                                                       3,825,000         3,817,527
------------------------------------------------------------------------------------------------------------------------------
    117a       400030886A         Norfolk          VA     23502     Limited Svc. Hotel                             898,242
    117b       400030886B      Harrisonburg        VA     22801     Limited Svc. Hotel                           2,919,285
    118        400029217          Geneva           IL     60134      Anchored Retail           3,800,000         3,773,850
    119          M0429            Monroe           LA     71203        Multifamily             3,760,000         3,746,987
    120        400030875       Grand Rapids        MI     49512     Limited Svc. Hotel         3,750,000         3,742,284
------------------------------------------------------------------------------------------------------------------------------
    121        400029121        Orange City        FL     32763      Anchored Retail           3,740,000         3,723,852
    122        09-0001111         Gardena          CA     90248         Industrial             3,700,000         3,697,091
    123          R0458            Cordova          TN     38018     Unanchored Retail          3,700,000         3,693,093
    124        400030876          Lansing          MI     48917     Limited Svc. Hotel         3,700,000         3,692,372
    125        400029129         Hawthorne         CA     90250           Office               3,700,000         3,675,091
------------------------------------------------------------------------------------------------------------------------------
    126        09-0001104         Kokomo           IN     46902     Limited Svc. Hotel         3,675,000         3,662,008
    127        09-0001140       Lewisville         TX     75067     Limited Svc. Hotel         3,640,000         3,633,284
    128        400028305        Little Rock        AR     72211         Industrial             3,650,000         3,628,728
    129          O0422                                                                         3,600,000         3,600,000
    129a         O0422A         Middletown         RI     02842           Office                                 2,412,565
------------------------------------------------------------------------------------------------------------------------------
    129b         O0422B          Middleton         RI     02842           Office                                 1,187,435
    130          R0304            Hailey           ID     83333      Anchored Retail           3,600,000         3,584,725
    131        400029137        Upper Darby        PA     19082        Multifamily             3,600,000         3,568,243
    132        400030967      Copley Township      OH     44321     Limited Svc. Hotel         3,500,000         3,496,373
    133        400029178        Sommerville        MA     02145        Multifamily             3,500,000         3,482,939
------------------------------------------------------------------------------------------------------------------------------
    134        400028304         El Monte          CA     91731      Anchored Retail           3,500,000         3,476,590
    135        400029164          Milton           FL     32570      Anchored Retail           3,500,000         3,476,093
    136        400028210          Dallas           TX     75229        Multifamily             3,525,000         3,470,313
    137        400029181          Buffalo          NY     14222      Anchored Retail           3,487,500         3,461,514
    138        400029234         Clewiston         FL     33440      Anchored Retail           3,470,000         3,461,128
------------------------------------------------------------------------------------------------------------------------------
    139        09-0001086        San Diego         CA     92127         Industrial             3,451,000         3,443,724
    140        09-0001053         Norwalk          CT     06853           Office               3,450,000         3,440,724
    141        09-0001064     Fort Washington      PA     19034     Limited Svc. Hotel         3,400,000         3,376,989
    142          O0259            Alameda          CA     94502           Office               3,375,000         3,358,673
    143          R0743            Weston           FL     33326     Unanchored Retail          3,240,000         3,233,651
------------------------------------------------------------------------------------------------------------------------------
    144        400027540      Upper Marlboro       MD     20722      Anchored Retail           3,247,500         3,219,026
    145        09-0001130         Denham           LA     70726      Anchored Retail           3,200,000         3,196,130
    146        400029116       Newport News        VA     23602      Anchored Retail           3,250,000         3,195,299
    147        400029267       Falls Church        VA     22046     Unanchored Retail          3,210,000         3,189,386
    148        400029190          Orlando          FL     32819     Limited Svc. Hotel         3,180,000         3,161,534
------------------------------------------------------------------------------------------------------------------------------
    149        400029250                                                                       3,157,000         3,143,720
    149a       400029250A       Springfield        VA     22150        Self-Storage                              1,571,860
    149b       400029250B       Springfield        VA     22150         Industrial                               1,571,860
    150          L0237           Lancaster         OH     43130     Full Service Hotel         3,127,000         3,123,296
    151        09-0001114         Phoenix          AZ     85004     Limited Svc. Hotel         3,100,000         3,093,474
------------------------------------------------------------------------------------------------------------------------------
    152        400029154          Dundas           MN     55019      Anchored Retail           3,110,000         3,093,076
    153          M0263            Sartell          MN     56379        Multifamily             3,100,000         3,087,007
    154        400029143     Colorado Springs      CO     80917     Unanchored Retail          3,080,000         3,066,250
    155        400029189         New York          NY     10028     Unanchored Retail          3,025,000         3,011,912
    156        09-0001163        Lancaster         OH     43130      Mobile Home Park          3,000,000         3,000,000
------------------------------------------------------------------------------------------------------------------------------
    157        400031128        Los Angeles        CA     90024        Multifamily             3,000,000         2,997,437
    158        400029213        Hallandale         FL     33009           Office               3,000,000         2,992,271
    159        09-0001045        Marietta          GA     30067        Multifamily             3,000,000         2,990,018
    160        400029197         Stoughton         MA     02072         Industrial             3,000,000         2,987,166
    161        09-0001098     Goodlettsville       TN     37072     Limited Svc. Hotel         3,000,000         2,984,593
------------------------------------------------------------------------------------------------------------------------------
    162          L0171           Nashville         TN     37203     Limited Svc. Hotel         3,000,000         2,983,179
    163        09-0001107        Columbus          GA     31903        Multifamily             2,985,000         2,981,475
    164        09-0001056         Austin           TX     78750     Unanchored Retail          2,950,000         2,942,496
    165          M0487            Monroe           LA     71201        Multifamily             2,945,000         2,939,401
    166        400029149        Burnsville         MN     55337         Industrial             2,950,000         2,933,499
------------------------------------------------------------------------------------------------------------------------------
    167          O0393           Elkridge          MD     21227           Office               2,880,000         2,872,295
    168        400029158       Overland Park       KS     66212     Limited Svc. Hotel         2,850,000         2,829,759
    169        09-0001062         Houston          TX     77057     Limited Svc. Hotel         2,825,000         2,805,042
    170        400030890         Las Vegas         NV     89120        Self-Storage            2,800,000         2,796,783
    171        400029300       Harrisonburg        VA     22801     Limited Svc. Hotel         2,800,000         2,796,625
------------------------------------------------------------------------------------------------------------------------------
    172        400027560          Euless           TX     77243        Multifamily             2,800,000         2,747,662
    173        400029186                                                                       2,750,000         2,742,574
    173a       400029186A        Sylacauga         AL     35150     Unanchored Retail                              442,136
    173b       400029186B       Monroeville        AL     36460     Unanchored Retail                              425,515
    173c       400029186C          Paris           TN     38242     Unanchored Retail                              442,136
------------------------------------------------------------------------------------------------------------------------------
    173d       400029186D         Memphis          TN     38114     Unanchored Retail                              442,136
    173e       400029186E      West Memphis        AR     72301     Unanchored Retail                              435,488
    173f       400029186F     Alexander City       AL     35010     Unanchored Retail                              555,163
    174          M0537         Jacksonville        FL     33210        Multifamily             2,720,000         2,717,695
    175        09-0001139         DeLand           FL     32724     Limited Svc. Hotel         2,700,000         2,695,040
------------------------------------------------------------------------------------------------------------------------------
    176        400029163          Fresno           CA     93727           Office               2,700,000         2,689,284
    177        400029212     Sterling Heights      MI     48312      Anchored Retail           2,700,000         2,681,199
    178        400030868         Arlington         TX     76012        Multifamily             2,660,000         2,656,184
    179        400029209         Littleton         CO     80123     Unanchored Retail          2,650,000         2,638,535
    180        09-0001113       San Antonio        TX     78233     Limited Svc. Hotel         2,625,000         2,615,895
------------------------------------------------------------------------------------------------------------------------------
    181        400029236           Utica           NY     13502           Office               2,600,000         2,586,639
    182        400029119       Mt. Pleasant        WI     53406           Office               2,600,000         2,585,169
    183        09-0001106        Coos Bay          OR     97420   Nursing Home, Skilled        2,520,000         2,515,134
    184        400030915         Milwaukee         WI     53202     Unanchored Retail          2,500,000         2,498,077
    185        09-0001067         Houston          TX     77079     Limited Svc. Hotel         2,500,000         2,487,245
------------------------------------------------------------------------------------------------------------------------------
    186        400029157                                                                       2,500,000         2,479,427
    186a       400029157A       Albuquerque        NM     87111         Mixed Use                                1,381,296
    186b       400029157B        Santa Fe          NM     87501         Child Care                                 483,454
    186c       400029157C       Albuquerque        NM     87110         Child Care                                 614,677
    187          R0597           Columbus          OH     43220     Unanchored Retail          2,460,000         2,458,119
------------------------------------------------------------------------------------------------------------------------------
    188        09-0001142         Houston          TX     77063     Limited Svc. Hotel         2,450,000         2,445,356
    189        400029187                                                                       2,425,000         2,418,452
    189a       400029187A        Anniston          AL     36201     Unanchored Retail                              417,762
    189b       400029187B         Opelika          AL     36801     Unanchored Retail                              541,785
    189c       400029187C       Albertville        AL     35950     Unanchored Retail                              401,443
------------------------------------------------------------------------------------------------------------------------------
    189d       400029187D       Birmingham         AL     35206     Unanchored Retail                              574,423
    189e       400029187E         Newnan           GA     30263     Unanchored Retail                              483,038
    190          M0443          Orange Park        FL     32073        Multifamily             2,400,000         2,397,966
    191        400029199                                                                       2,400,000         2,378,400
    191a       400029199A     Salt Lake City       UT      UAV      Limited Svc. Hotel                           1,507,919
------------------------------------------------------------------------------------------------------------------------------
    191b       400029199B      Brigham City        UT     84302     Limited Svc. Hotel                             870,481
    192        400029145          Salinas          CA     93912         Industrial             2,400,000         2,376,404
    193        400029192                                                                       2,385,000         2,374,905
    193a       400029192A        Ridgeland         MS     39157           Office                                 1,763,187
    193b       400029192B        Ridgeland         MS     39157           Office                                   611,718
------------------------------------------------------------------------------------------------------------------------------
    194        400029201          Dunkirk          NY     14048      Anchored Retail           2,380,000         2,368,055
    195        09-0001038         Brandon          FL     33511     Unanchored Retail          2,360,000         2,352,188
    196        400030866         Annapolis         MD     21401        Self-Storage            2,300,000         2,297,236
    197        09-0001087        Southlake         TX     76092     Unanchored Retail          2,300,000         2,296,828
    198        400029238         Baltimore         MD     21224        Self-Storage            2,300,000         2,291,738
------------------------------------------------------------------------------------------------------------------------------
    199        400029183        Martinsburg        WV     25401        Multifamily             2,300,000         2,290,025
    200        400029194       Niagara Falls       NY      UAV       Anchored Retail           2,300,000         2,287,334
    201        400029160          Fairfax          VA     22030           Office               2,300,000         2,283,457
    202        09-0001084       Fort Worth         TX     76116        Multifamily             2,275,000         2,270,721
    203        400029204        Bakersfield        CA     93309     Unanchored Retail          2,250,000         2,241,532
------------------------------------------------------------------------------------------------------------------------------
    204        400029148         Kentwood          MI     49508      Anchored Retail           2,250,000         2,237,141
    205        400029216                                                                       2,200,000         2,193,085
    205a       400029216A          Omaha           NE     68144         Mixed Use                                  475,693
    205b       400029216B          Omaha           NE     68128         Industrial                               1,021,341
    205c       400029216C          Omaha           NE     68134           Office                                   538,652
------------------------------------------------------------------------------------------------------------------------------
    205d       400029216D          Omaha           NE     68127         Industrial                                 157,398
    206        400029208           Jenks           OK     74037        Multifamily             2,200,000         2,190,202
    207        400029162        Midlothian         VA     23113           Office               2,200,000         2,190,120
    208          R0254          Providence         RI     02904      Anchored Retail           2,175,000         2,165,973
    209        400028269          Findlay          OH     45840        Multifamily             2,150,000         2,140,966
------------------------------------------------------------------------------------------------------------------------------
    210        400029309         Las Vegas         NV     89128     Unanchored Retail          2,137,000         2,133,001
    211          L0200          Miami Beach        FL     33139        Luxury Hotel            2,135,000         2,126,792
    212        400029310          SeaTac           WA     98188           Office               2,100,000         2,097,493
    213        09-0001134        Dumfries          VA     22026     Limited Svc. Hotel         2,100,000         2,096,072
    214          L0300          Banner Elk         NC     28604     Full Service Hotel         2,100,000         2,094,922
------------------------------------------------------------------------------------------------------------------------------
    215        400029156           Miami           FL     33137           Office               2,100,000         2,091,693
    216        400029215                                                                       2,100,000         2,082,747
    216a       400029215A       Rio Rancho         NM     87124         Child Care                                 657,018
    216b       400029215B       Albuquerque        NM     87114         Child Care                                 755,571
    216c       400029215C       Albuquerque        NM     87110         Child Care                                 670,158
------------------------------------------------------------------------------------------------------------------------------
    217        400029211          Decatur          IL     62521      Anchored Retail           2,080,000         2,069,886
    218          L0184      North Myrtle Beach     SC     29582     Limited Svc. Hotel         2,075,000         2,068,993
    219        09-0001051         Dallas           TX     75227        Multifamily             2,040,000         2,036,058
    220        400030893      North Brunswick      NJ     08902         Industrial             2,000,000         1,998,409
    221        09-0001088        Franklin          KY     42134     Limited Svc. Hotel         2,000,000         1,996,351
------------------------------------------------------------------------------------------------------------------------------
    222        09-0001124        Columbia          MO     65201     Full Service Hotel         2,000,000         1,996,314
    223          L0202            Douglas          GA     31538     Full Service Hotel         2,000,000         1,992,251
    224        400029294         Las Vegas         NV     89118         Industrial             2,000,000         1,989,379
    225        400029196        Little Neck        NY     10314     Unanchored Retail          1,980,000         1,973,591
    226        400028286        Zephyrhills        FL     34248      Anchored Retail           2,000,000         1,970,285
------------------------------------------------------------------------------------------------------------------------------
    227        400029191      West Burlington      IA     52655      Anchored Retail           1,960,000         1,955,115
    228        400029167         Baltimore         MD     21230         Industrial             2,000,000         1,950,314
    229        09-0001132        Nashville         TN     37013     Limited Svc. Hotel         1,950,000         1,947,813
    230          MU0036           Houston          TX     77084     Unanchored Retail          1,930,000         1,930,000
    231        09-0001112         Austin           TX     78752           Office               1,920,000         1,917,423
------------------------------------------------------------------------------------------------------------------------------
    232          R0807          North Port         FL     34287        CTL / Retail            1,875,000         1,871,213
    233        400029258          Concord          CA     94518     Unanchored Retail          1,830,000         1,825,876
    234        09-0001081       White House        TN     37188     Limited Svc. Hotel         1,825,000         1,815,714
    235        09-0001061       Ogdensburg         NY     13669        CTL / Retail            1,827,400         1,812,183
    236          R0480           Westland          MI     48185      Anchored Retail           1,800,000         1,798,672
------------------------------------------------------------------------------------------------------------------------------
    237          I0099         Philadelphia        PA     19154         Industrial             1,800,000         1,798,573
    238        400031123        San Antonio        TX     78242        Multifamily             1,800,000         1,797,348
    239        09-0001070        Ft. Worth         TX     76116        Multifamily             1,800,000         1,796,427
    240        09-0001074        Franklin          KY     42134     Limited Svc. Hotel         1,800,000         1,790,985
    241        09-0001039         Pulaski          NY     13142        CTL / Retail            1,780,860         1,761,928
------------------------------------------------------------------------------------------------------------------------------
    242        09-0001096        Columbus          OH     43222     Limited Svc. Hotel         1,762,500         1,758,067
    243        400029185      College Station      TX     77840        Multifamily             1,760,000         1,752,514
    244        400030925        Lake Worth         FL     33461     Unanchored Retail          1,750,000         1,747,809
    245          M0264           St. Cloud         MN     56304        Multifamily             1,750,000         1,742,665
    246        09-0001083       San Antonio        TX     78238     Limited Svc. Hotel         1,700,000         1,695,178
------------------------------------------------------------------------------------------------------------------------------
    247        400029233         Bellmead          TX     76705      Anchored Retail           1,700,000         1,692,452
    248        09-0001071        Franklin          KY     42134     Limited Svc. Hotel         1,700,000         1,691,512
    249        09-0001079        Cave City         KY     42127     Limited Svc. Hotel         1,700,000         1,691,338
    250        09-0001072        Angleton          TX     77515     Unanchored Retail          1,690,000         1,686,725
    251        09-0001119    North Charleston      SC     29405     Limited Svc. Hotel         1,675,000         1,669,271
------------------------------------------------------------------------------------------------------------------------------
    252        400029188          Conway           AR     72302        Multifamily             1,680,000         1,657,162
    253        09-0001080        Cave City         KY     42127     Limited Svc. Hotel         1,650,000         1,641,537
    254        400029140           Ocala           FL     34474     Unanchored Retail          1,650,000         1,636,457
    255        400029248         Arlington         VA     22213     Limited Svc. Hotel         1,650,000         1,636,144
    256          R0633           Savannah          GA     31406      Anchored Retail           1,625,000         1,619,133
------------------------------------------------------------------------------------------------------------------------------
    257        400029206          Jessup           MD     20794         Industrial             1,614,000         1,602,131
    258        400029311       Boynton Beach       FL     33435           Office               1,600,000         1,596,614
    259        400029174        Rocky Hill         CT     14624     Unanchored Retail          1,600,000         1,593,770
    260        09-0001059         Decatur          TX     76234     Limited Svc. Hotel         1,600,000         1,593,764
    261        09-0001034         Addison          TX     75248           Office               1,600,000         1,593,061
------------------------------------------------------------------------------------------------------------------------------
    262        09-0001046       Woodsville         NH     03765        CTL / Retail            1,577,089         1,568,073
    263        09-0001085         Seattle          WA     98102         Industrial             1,550,000         1,548,047
    264        09-0001054       Casa Grande        AZ     85222     Limited Svc. Hotel         1,550,000         1,539,964
    265        400029168        San Antonio        TX     78223        Multifamily             1,550,000         1,537,778
    266        09-0001137         Grants           NM     87020     Full Service Hotel         1,535,000         1,533,233
------------------------------------------------------------------------------------------------------------------------------
    267        09-0001095       Albuquerque        NM     87106           Office               1,500,000         1,497,093
    268        400029182           Lynn            MA     01902        Multifamily             1,500,000         1,494,043
    269        07-0000000       Bakersfield        CA     93309      Auto Dealership           1,500,000         1,493,092
    270        400029228         Santa Fe          NM     87501     Unanchored Retail          1,500,000         1,492,202
    271        400029155         Hopedale          MA     01747           Office               1,500,000         1,488,536
------------------------------------------------------------------------------------------------------------------------------
    272        09-0001032       Binghamton         NY     13901        CTL / Retail            1,500,000         1,475,074
    273        400029150           Miami           FL     33122         Industrial             1,500,000         1,474,882
    274          R0497           Franklin          IN     46131     Unanchored Retail          1,475,000         1,473,865
    275        400029290           Bowie           MD     20715           Office               1,475,000         1,470,571
    276          R0412            Galion           OH     44833      Anchored Retail           1,475,000         1,468,981
------------------------------------------------------------------------------------------------------------------------------
    277        09-0001093        Henderson         KY     42420     Limited Svc. Hotel         1,462,500         1,455,282
    278        09-0001118        Columbia          KY     42728     Limited Svc. Hotel         1,460,000         1,454,942
    279        09-0001097       League City        TX     77063     Limited Svc. Hotel         1,450,000         1,442,690
    280        400029180         Blue Ash          OH     45242     Unanchored Retail          1,440,000         1,427,640
    281        400030934          Livonia          MI     48152           Office               1,400,000         1,398,310
------------------------------------------------------------------------------------------------------------------------------
    282        09-0001091       Los Angeles        CA     90004     Unanchored Retail          1,400,000         1,398,102
    283        09-0001147         Mobile           AL     36619     Limited Svc. Hotel         1,400,000         1,395,552
    284        400030871       Cockeysville        MD     21030     Unanchored Retail          1,400,000         1,394,878
    285        09-0001073         Houston          TX     77055     Unanchored Retail          1,370,000         1,365,668
    286        400029297          Herndon          VA     20171         Industrial             1,360,000         1,355,305
------------------------------------------------------------------------------------------------------------------------------
    287          O0348            Austin           TX     78746           Office               1,350,000         1,348,286
    288        09-0001105       New Castle         DE     19720     Limited Svc. Hotel         1,350,000         1,347,306
    289          O0253             Provo           UT     84604           Office               1,350,000         1,346,225
    290        09-0001060        Granbury          TX     76048     Limited Svc. Hotel         1,350,000         1,341,430
    291          M0262           St. Cloud         MN     56304        Multifamily             1,328,000         1,322,392
------------------------------------------------------------------------------------------------------------------------------
    292          M0220           New York          NY     10034        Multifamily             1,325,000         1,319,950
    293          M0290          Sauk Rapids        MN     56379        Multifamily             1,325,000         1,319,405
    294          I0074            Austin           TX     78744         Industrial             1,320,000         1,318,277
    295        09-0001141        Salisbury         MD     21801     Limited Svc. Hotel         1,300,000         1,297,574
    296        400029235       Pompano Beach       FL     33064           Office               1,250,000         1,244,632
------------------------------------------------------------------------------------------------------------------------------
    297        09-0001120       Enterprise         AL     36330     Limited Svc. Hotel         1,200,000         1,195,827
    298        09-0001057      Johnson City        NY     13790        CTL / Retail            1,200,000         1,193,354
    299        400029126         Kennesaw          GA     30144     Unanchored Retail          1,200,000         1,190,197
    300        09-0001058        Brunswick         GA     31523     Limited Svc. Hotel         1,200,000         1,180,618
    301        09-0001094      Grand Island        NE     68803      Anchored Retail           1,180,000         1,168,920
------------------------------------------------------------------------------------------------------------------------------
    302          O0541            Leawood          KS     66211           Office               1,150,000         1,148,679
    303          R0887            Conroe           TX     77301     Unanchored Retail          1,145,000         1,145,000
    304        400029253          Fresno           CA     93711           Office               1,100,000         1,098,549
    305        400030869         Arlington         TX     76013        Multifamily             1,100,000         1,098,422
    306        400029304        Cheektowaga        NY     14206           Office               1,100,000         1,097,591
------------------------------------------------------------------------------------------------------------------------------
    307        09-0001075         Dallas           TX     75228        Multifamily             1,064,000         1,061,977
    308        400029210         Avondale          AZ     85340           Office               1,050,000         1,047,308
    309          M0288            Sartell          MN     56377        Multifamily             1,050,000         1,045,599
    310          M0289           St. Cloud         MN     56304        Multifamily             1,000,000           995,809
    311        09-0001069        Nashville         TN     37207     Limited Svc. Hotel         1,000,000           994,952
------------------------------------------------------------------------------------------------------------------------------
    312          M0364         Robinsonville       MS     38664        Multifamily               960,000           959,266
    313        400030870         Arlington         TX     76013        Multifamily               900,000           898,725
    314        400029291        Manchester         CT     06119     Unanchored Retail            850,000           846,019
    315        09-0001077    Colonial Heights      VA     23834     Limited Svc. Hotel           800,000           798,087
    316          R0634            Andrews          SC     29510      Anchored Retail             800,000           797,111
------------------------------------------------------------------------------------------------------------------------------
    317        09-0001035         Dallas           TX     75205        Multifamily               697,000           693,474
    318          M0172            Boston           MA     02120        Multifamily               625,000           621,814
    319          MU0114          Stafford          TX     77477         Industrial               615,000           615,000
    320        09-0001036         Dallas           TX     75205        Multifamily               590,750           587,761
    321          R0886            Houston          TX     77054     Unanchored Retail            560,000           560,000
------------------------------------------------------------------------------------------------------------------------------
    322        400029246        East Dundee        IL     60018     Unanchored Retail            525,000           524,068

                         Percentage of       Cross                     Anticipated Loan
  CONTROL         LOAN      CUT-OFF     COLLATERALIZED     RELATED         BALANCE               LOAN               MORTGAGE
   NUMBER        NUMBER   Rate Balance       Group          Group      at Maturity/ARD           Type                 Rate
-----------------------------------------------------------------------------------------------------------------------------------
     1            ACS        7.93%                                       $ 116,872,746       Hyperamortizing          6.894%
     1a          ACS-A       0.09
     1b          ACS-B       0.22
     1c          ACS-C       0.11
     1d          ACS-D       0.53
-----------------------------------------------------------------------------------------------------------------------------------
     1e          ACS-E       0.24
     1f          ACS-F       0.42
     1g          ACS-G       0.35
     1h          ACS-H       0.13
     1i          ACS-I       0.88
-----------------------------------------------------------------------------------------------------------------------------------
     1j          ACS-J       0.07
     1k          ACS-K       0.36
     1l          ACS-L       0.11
     1m          ACS-M       0.01
     1n          ACS-N       0.29
-----------------------------------------------------------------------------------------------------------------------------------
     1o          ACS-O       0.52
     1p          ACS-P       0.31
     1q          ACS-Q       0.04
     1r          ACS-R       0.73
     1s          ACS-S       0.04
-----------------------------------------------------------------------------------------------------------------------------------
     1t          ACS-T       0.37
     1u          ACS-U       0.19
     1v          ACS-V       0.22
     1w          ACS-W       0.50
     1x          ACS-X       0.16
-----------------------------------------------------------------------------------------------------------------------------------
     1y          ACS-Y       0.14
     1z          ACS-Z       0.15
    1aa          ACS-AA      0.10
    1bb          ACS-BB      0.28
    1cc          ACS-CC      0.37
-----------------------------------------------------------------------------------------------------------------------------------
     2           AIM-1       5.86                                           93,095,100             Balloon            8.500
     2a          AIM-1A      1.57
     2b          AIM-1B      0.20
     2c          AIM-1C      0.27
     2d          AIM-1D      0.22
-----------------------------------------------------------------------------------------------------------------------------------
     2e          AIM-1E      0.17
     2f          AIM-1F      0.30
     2g          AIM-1G      0.32
     2h          AIM-1H      0.39
     2i          AIM-1I      0.34
-----------------------------------------------------------------------------------------------------------------------------------
     2j          AIM-1J      0.73
     2k          AIM-1K      0.12
     2l          AIM-1L      0.24
     2m          AIM-1M      0.65
     2n          AIM-1N      0.18
-----------------------------------------------------------------------------------------------------------------------------------
     2o          AIM-1O      0.16
     3         09-1001006    5.63                                           89,909,303         Hyperamortizing        6.772
     3a       09-1001006A    0.67
     3b       09-1001006B    1.03
     3c       09-1001006C    0.86
-----------------------------------------------------------------------------------------------------------------------------------
     3d       09-1001006D    0.91
     3e       09-1001006E    0.62
     3f       09-1001006F    0.58
     3g       09-1001006G    0.43
     3h       09-1001006H    0.54
-----------------------------------------------------------------------------------------------------------------------------------
     4           SkyII       4.70                                           75,306,166          Hyperamortizing       7.049
     4a          SkyIIA      3.25
     4b          SkyIIB      1.44
     5           ANADC       2.52                                           43,263,153              Balloon           6.750
     6         09-0001076    1.77                                           28,989,616              Balloon           7.270
-----------------------------------------------------------------------------------------------------------------------------------
     7         09-0001128    1.37                                           22,553,864          Hyperamortizing       7.390
               400029224     1.37                                           22,093,545              Balloon           7.420
     8         400029224A    0.53           (1)             (A)              8,620,813
     9         400029218B    0.31           (1)             (A)              5,068,520
     10        400029222C    0.21           (1)             (A)              3,361,685
-----------------------------------------------------------------------------------------------------------------------------------
     11        400029227D    0.18           (1)             (A)              2,833,172
     12        400029219E    0.14           (1)             (A)              2,209,354
     13        09-0001116    1.31                           (B)             19,795,832          Hyperamortizing       7.320
               400029220     1.21                                           19,511,630              Balloon           7.420
     14        400029220A    0.37           (2)             (A)              5,943,596
-----------------------------------------------------------------------------------------------------------------------------------
     15        400029221B    0.33           (2)             (A)              5,389,092
     16        400029226C    0.24           (2)             (A)              3,907,524
     17        400029223D    0.17           (2)             (A)              2,815,844
     18        400029225E    0.09           (2)             (A)              1,455,575
     19        400030965     1.17           (3)             (C)             18,015,302              Balloon           8.090
-----------------------------------------------------------------------------------------------------------------------------------
     20        09-0001168    1.15                                           18,693,086              Balloon           6.880
     21        09-0001099    1.14           (4)             (D)             18,326,177              Balloon           9.470
     22          SP007       1.12                                           18,950,960          Hyperamortizing       8.320
     23        400029141     1.06                                                             Fully-Amortizing        7.570
     24        400028225     1.01                                           17,615,047              Balloon           8.320
-----------------------------------------------------------------------------------------------------------------------------------
     25        09-0001031    0.94                                           15,419,158          Hyperamortizing       7.380
     26        09-0001117    0.93                                           14,035,152              Balloon           7.270
    26a       09-0001117A    0.26
    26b       09-0001117B    0.15
    26c       09-0001117C    0.26
-----------------------------------------------------------------------------------------------------------------------------------
    26d       09-0001117D    0.26
     27          L0137       0.81                                           15,000,000              Balloon           6.910
     28        400030913     0.78                           (A)             12,705,867              Balloon           7.180
     29        09-0001122    0.76                                           12,467,489              Balloon           7.250
     30        09-0001102    0.72                           (B)             10,732,962          Hyperamortizing       7.290
-----------------------------------------------------------------------------------------------------------------------------------
     31        400030964     0.71           (3)             (C)             10,990,987              Balloon           8.090
     32        400029308     0.70                                           10,373,239              Balloon           6.910
     33        400029207     0.69                                           11,256,041              Balloon           7.310
     34        09-0001115    0.67                           (B)             10,148,897          Hyperamortizing       7.480
     35          R0421       0.67                                            9,819,957             Balloon            7.580
-----------------------------------------------------------------------------------------------------------------------------------
     36        09-0001040    0.67                                           10,948,389              Balloon           7.150
    36a       09-0001040A    0.27
    36b       09-0001040B    0.20
    36c       09-0001040C    0.19
     37          M0514       0.64                                           10,157,952              Balloon           6.370
-----------------------------------------------------------------------------------------------------------------------------------
     38        400030914     0.60                                            8,613,785            Balloon             7.020
     39          O0179       0.57                                            9,904,611            Balloon             7.330
     40        400028275     0.57                                            9,153,058        Hyperamortizing         7.270
    40a        400028275A    0.31
    40b        400028275B    0.26
-----------------------------------------------------------------------------------------------------------------------------------
     41        09-0001037    0.55                                            8,940,890            Balloon             7.180
     42        09-0001100    0.54           (4)             (D)              8,712,444            Balloon             9.470
     43        09-0001101    0.54                           (B)              8,098,206        Hyperamortizing         7.420
     44        09-0001123    0.54                                            8,752,249            Balloon             6.940
     45        09-0001042    0.52                                            8,535,018            Balloon             6.940
-----------------------------------------------------------------------------------------------------------------------------------
     46          O0311       0.51                                            8,331,640            Balloon             7.200
     47          O0320       0.50                                            8,346,217        Hyperamortizing         7.693
     48          M0171       0.50                           (E)              8,303,362            Balloon             7.480
     49          R0280       0.50                                                             Fully-Amortizing        7.260
     50        400029282     0.47                                            7,733,509            Balloon             7.280
-----------------------------------------------------------------------------------------------------------------------------------
     51          M0462       0.47                                            7,583,812            Balloon             6.810
     52        400030935     0.46                                            7,604,199            Balloon             7.260
     53        400028228     0.44                           (F)              6,733,006            Balloon             8.460
     54          L0149       0.43                           (G)              6,535,936            Balloon             7.270
     55          O0265       0.43                                            8,000,000            Balloon             7.220
-----------------------------------------------------------------------------------------------------------------------------------
     56        09-0001055    0.43                                            7,047,886            Balloon             7.400
     57        400028277     0.41                                            6,689,090            Balloon             7.540
     58        09-0001135    0.41                           (H)              6,145,741            Balloon             7.440
     59        400030880     0.41                           (I)              6,212,538            Balloon             7.820
    59a        400030880A    0.10
-----------------------------------------------------------------------------------------------------------------------------------
    59b        400030880B    0.05
    59c        400030880C    0.08
    59d        400030880D    0.05
    59e        400030880E    0.07
    59f        400030880F    0.06
-----------------------------------------------------------------------------------------------------------------------------------
     60          O0090       0.39                                            6,485,979            Balloon             7.720
     61        09-0001066    0.37                                            5,727,729            Balloon             7.740
     62        09-0001041    0.36                                            5,955,923        Hyperamortizing         7.150
    62a       09-0001041A    0.10
    62b       09-0001041B    0.23
-----------------------------------------------------------------------------------------------------------------------------------
    62c       09-0001041C    0.04
     63          O0148       0.35                                            5,712,289            Balloon             7.320
     64        09-0001167    0.35                                                             Fully-Amortizing        6.170
     65          R0297       0.35                                            5,727,669            Balloon             7.390
     66          O0244       0.35                                            5,714,815            Balloon             7.295
-----------------------------------------------------------------------------------------------------------------------------------
     67        400029255     0.35                           (J)              5,696,592            Balloon             7.480
     68        400029205     0.33                                            5,250,452            Balloon             7.130
     69        09-0001136    0.31                           (H)              4,726,827            Balloon             7.540
     70        400029172     0.31                           (K)              4,953,436            Balloon             7.320
     71          R0134       0.30                                                             Fully-Amortizing        7.160
-----------------------------------------------------------------------------------------------------------------------------------
     72        09-0001133    0.30                                            4,420,112            Balloon             7.150
    72a       09-0001133A    0.12
    72b       09-0001133B    0.10
    72c       09-0001133C    0.08
     73        09-0001082    0.29                                            4,773,943            Balloon             6.930
-----------------------------------------------------------------------------------------------------------------------------------
     74        400030867     0.29                                            4,404,889            Balloon             7.210
     75        400030966     0.29           (3)             (C)              4,462,506            Balloon             8.090
     76        09-0001065    0.29                                            4,387,125            Balloon             7.500
     77        400029184     0.29                                            4,499,209            Balloon             8.360
     78        400029251     0.29                                            4,661,060            Balloon             6.950
-----------------------------------------------------------------------------------------------------------------------------------
     79        400030922     0.29                                            4,636,076            Balloon             6.970
     80          R0311       0.28                           (G)              4,626,194            Balloon             7.390
     81        400029139     0.28                                            4,265,189        Hyperamortizing         7.050
     82          R0514       0.27                                            4,478,447            Balloon             7.100
     83        09-0001044    0.27                                            4,468,179            Balloon             7.950
-----------------------------------------------------------------------------------------------------------------------------------
     84        400029161     0.27                                            4,304,645            Balloon             7.140
     85        400029171     0.27                                            4,370,287            Balloon             7.070
     86          R0559       0.27                                                             Fully-Amortizing        7.200
     87        400029274     0.26                                            4,261,770            Balloon             7.040
     88          R0463       0.26                                            4,240,407            Balloon             7.090
-----------------------------------------------------------------------------------------------------------------------------------
     89        400029257     0.26                                            4,202,456            Balloon             7.140
     90        400029169     0.25                                            4,145,042            Balloon             7.040
     91        400031048     0.25                                            3,952,923            Balloon             7.060
     92        400029237     0.25                                            3,645,279            Balloon             7.280
     93        400029202     0.24                                            3,994,540            Balloon             7.160
-----------------------------------------------------------------------------------------------------------------------------------
     94          O0359       0.24                                            3,934,973            Balloon             7.100
     95          M0330       0.24                                            3,925,182            Balloon             7.000
    95a          M0330A      0.11
    95b          M0330B      0.13
     96          R0464       0.24                                            3,972,873            Balloon             7.460
-----------------------------------------------------------------------------------------------------------------------------------
     97        09-0001063    0.24                                            3,941,862            Balloon             7.160
     98        400029262     0.24                                            3,649,884            Balloon             7.440
     99        400029134     0.24                                            3,878,645            Balloon             7.190
    100        400029200     0.24                                            2,133,957            Balloon             7.410
    101          R0533       0.24                           (M)                               Fully-Amortizing        7.300
-----------------------------------------------------------------------------------------------------------------------------------
    102        09-0001138    0.24                           (H)              3,555,286            Balloon             7.440
    103        400029214     0.23                           (L)              3,077,913            Balloon             7.750
    103a       400029214A    0.03
    103b       400029214B    0.02
    103c       400029214C    0.02
-----------------------------------------------------------------------------------------------------------------------------------
    103d       400029214D    0.02
    103e       400029214E    0.03
    103f       400029214F    0.02
    103g       400029214G    0.03
    103h       400029214H    0.02
-----------------------------------------------------------------------------------------------------------------------------------
    103i       400029214I    0.03
    104          MH0020      0.23                                            3,424,103            Balloon             6.490
    105        400029166     0.23                                            3,519,939            Balloon             7.360
    106        400029173     0.23                           (K)              3,420,505            Balloon             7.420
    106a       400029173A    0.06
-----------------------------------------------------------------------------------------------------------------------------------
    106b       400029173B    0.04
    106c       400029173C    0.05
    106d       400029173D    0.06
    106e       400029173E    0.02
    107        09-0001110    0.23                                            3,405,291        Hyperamortizing         7.440
-----------------------------------------------------------------------------------------------------------------------------------
    108          R0315       0.23                           (M)              3,665,446            Balloon             7.020
    109        400029147     0.22                                            3,591,728            Balloon             7.480
    110        09-0001160    0.22                                            3,494,475            Balloon             6.600
    111        400030896     0.21                                            3,210,663            Balloon             7.110
    112        400029299     0.21                                            3,474,620            Balloon             6.840
-----------------------------------------------------------------------------------------------------------------------------------
    113        400029232     0.21                                            3,500,214            Balloon             7.120
    114          M0415       0.21                           (E)              3,482,337            Balloon             7.310
    115        400029306     0.21                                            3,428,863            Balloon             6.820
    116        400029252     0.21                                            3,018,862            Balloon             6.900
    117        400030886     0.21                           (I)              3,137,025            Balloon             7.820
-----------------------------------------------------------------------------------------------------------------------------------
    117a       400030886A    0.05
    117b       400030886B    0.16
    118        400029217     0.20                                                             Fully-Amortizing        7.490
    119          M0429       0.20                                                             Fully-Amortizing        7.400
    120        400030875     0.20                                            3,051,061            Balloon             7.550
-----------------------------------------------------------------------------------------------------------------------------------
    121        400029121     0.20                           (N)              3,314,590            Balloon             7.610
    122        09-0001111    0.20                                            3,244,711            Balloon             7.210
    123          R0458       0.20                                                             Fully-Amortizing        7.230
    124        400030876     0.20                                            3,009,482            Balloon             7.540
    125        400029129     0.20                                            3,172,814            Balloon             6.970
-----------------------------------------------------------------------------------------------------------------------------------
    126        09-0001104    0.20                                                             Fully-Amortizing        7.530
    127        09-0001140    0.20                                                             Fully-Amortizing        7.630
    128        400028305     0.19                                            3,132,888            Balloon             7.010
    129          O0422       0.19                                            3,148,345            Balloon             7.100
    129a         O0422A      0.13
-----------------------------------------------------------------------------------------------------------------------------------
    129b         O0422B      0.06
    130          R0304       0.19                                            3,152,761            Balloon             7.150
    131        400029137     0.19                                            2,829,212            Balloon             6.980
    132        400030967     0.19           (3)             (C)              2,892,365            Balloon             8.090
    133        400029178     0.19                                            3,011,857            Balloon             7.120
-----------------------------------------------------------------------------------------------------------------------------------
    134        400028304     0.19                                            2,651,486            Balloon             7.620
    135        400029164     0.19                                            2,864,810            Balloon             7.830
    136        400028210     0.19                                            2,319,917            Balloon             8.832
    137        400029181     0.19                           (O)              2,746,564            Balloon             7.055
    138        400029234     0.19                           (N)              3,068,537            Balloon             7.530
-----------------------------------------------------------------------------------------------------------------------------------
    139        09-0001086    0.19                                            3,006,602        Hyperamortizing         6.950
    140        09-0001053    0.18                                            3,035,413            Balloon             7.330
    141        09-0001064    0.18                                                             Fully-Amortizing        7.930
    142          O0259       0.18                                            2,957,699            Balloon             7.170
    143          R0743       0.17                                                             Fully-Amortizing        6.830
-----------------------------------------------------------------------------------------------------------------------------------
    144        400027540     0.17                                            2,541,108            Balloon             8.565
    145        09-0001130    0.17                                            2,570,117            Balloon             7.130
    146        400029116     0.17                                                             Fully-Amortizing        7.500
    147        400029267     0.17                                                             Fully-Amortizing        6.830
    148        400029190     0.17                                            2,617,384            Balloon             7.940
-----------------------------------------------------------------------------------------------------------------------------------
    149        400029250     0.17                                            2,562,532            Balloon             7.470
    149a       400029250A    0.08
    149b       400029250B    0.08
    150          L0237       0.17                                            2,521,525            Balloon             7.260
    151        09-0001114    0.17                                            2,513,141        Hyperamortizing         7.430
-----------------------------------------------------------------------------------------------------------------------------------
    152        400029154     0.17                                            2,685,991            Balloon             7.360
    153          M0263       0.17                           (P)              2,718,418            Balloon             7.200
    154        400029143     0.16                                            2,832,098            Balloon             6.940
    155        400029189     0.16                                            2,643,638            Balloon             7.070
    156        09-0001163    0.16                                            2,556,442            Balloon             6.160
-----------------------------------------------------------------------------------------------------------------------------------
    157        400031128     0.16                                            2,483,382            Balloon             6.790
    158        400029213     0.16                                            2,650,913            Balloon             7.500
    159        09-0001045    0.16                                            2,635,144            Balloon             7.260
    160        400029197     0.16                                            2,428,489            Balloon             7.380
    161        09-0001098    0.16                                                             Fully-Amortizing        7.650
-----------------------------------------------------------------------------------------------------------------------------------
    162          L0171       0.16                                            2,482,059            Balloon             8.120
    163        09-0001107    0.16                                            2,657,900            Balloon             7.810
    164        09-0001056    0.16                                            2,610,008            Balloon             7.550
    165          M0487       0.16                                                             Fully-Amortizing        7.080
    166        400029149     0.16                                            2,544,413            Balloon             7.220
-----------------------------------------------------------------------------------------------------------------------------------
    167          O0393       0.15                                            2,535,207            Balloon             7.350
    168        400029158     0.15                                            2,324,972            Balloon             7.630
    169        09-0001062    0.15                                                             Fully-Amortizing        7.590
    170        400030890     0.15                                            2,270,878            Balloon             7.450
    171        400029300     0.15                                            2,250,239            Balloon             7.150
-----------------------------------------------------------------------------------------------------------------------------------
    172        400027560     0.15                                                             Fully-Amortizing        8.270
    173        400029186     0.15                           (Q)              2,462,214            Balloon             8.030
    173a       400029186A    0.02
    173b       400029186B    0.02
    173c       400029186C    0.02
-----------------------------------------------------------------------------------------------------------------------------------
    173d       400029186D    0.02
    173e       400029186E    0.02
    173f       400029186F    0.03
    174          M0537       0.15           (5)             (R)              2,361,455            Balloon             6.830
    175        09-0001139    0.14                                                             Fully-Amortizing        7.670
-----------------------------------------------------------------------------------------------------------------------------------
    176        400029163     0.14                           (L)              2,502,864            Balloon             7.420
    177        400029212     0.14                           (F)              2,187,469            Balloon             7.820
    178        400030868     0.14                                            2,039,157            Balloon             7.040
    179        400029209     0.14                                            2,141,261            Balloon             7.320
    180        09-0001113    0.14                                                             Fully-Amortizing        7.680
-----------------------------------------------------------------------------------------------------------------------------------
    181        400029236     0.14                                            2,015,666            Balloon             7.360
    182        400029119     0.14                                            2,237,380            Balloon             7.120
    183        09-0001106    0.14                                            2,070,367            Balloon             7.880
    184        400030915     0.13                                            2,198,594            Balloon             7.320
    185        09-0001067    0.13                                                             Fully-Amortizing        7.700
-----------------------------------------------------------------------------------------------------------------------------------
    186        400029157     0.13                           (L)              2,056,964            Balloon             7.960
    186a       400029157A    0.07
    186b       400029157B    0.03
    186c       400029157C    0.03
    187          R0597       0.13                                            2,165,078            Balloon             7.350
-----------------------------------------------------------------------------------------------------------------------------------
    188        09-0001142    0.13                                                             Fully-Amortizing        7.390
    189        400029187     0.13                           (Q)              2,171,226            Balloon             8.030
    189a       400029187A    0.02
    189b       400029187B    0.03
    189c       400029187C    0.02
-----------------------------------------------------------------------------------------------------------------------------------
    189d       400029187D    0.03
    189e       400029187E    0.03
    190          M0443       0.13           (5)             (R)              2,083,637            Balloon             6.830
    191        400029199     0.13                                            1,635,554            Balloon             7.630
    191a       400029199A    0.08
-----------------------------------------------------------------------------------------------------------------------------------
    191b       400029199B    0.05
    192        400029145     0.13                                            1,895,627            Balloon             7.160
    193        400029192     0.13                                            2,089,249            Balloon             7.160
    193a       400029192A    0.09
    193b       400029192B    0.03
-----------------------------------------------------------------------------------------------------------------------------------
    194        400029201     0.13                           (O)              1,940,902            Balloon             7.620
    195        09-0001038    0.13                                            2,074,051            Balloon             7.280
    196        400030866     0.12                                            1,849,546            Balloon             7.170
    197        09-0001087    0.12                                            2,016,767            Balloon             7.200
    198        400029238     0.12                                            1,820,148            Balloon             7.230
-----------------------------------------------------------------------------------------------------------------------------------
    199        400029183     0.12                                            2,009,509            Balloon             7.060
    200        400029194     0.12                           (O)              1,848,543            Balloon             7.140
    201        400029160     0.12                                            1,822,639            Balloon             7.280
    202        09-0001084    0.12                                            2,004,427            Balloon             7.380
    203        400029204     0.12                                            1,994,728            Balloon             7.630
-----------------------------------------------------------------------------------------------------------------------------------
    204        400029148     0.12                                            1,935,746            Balloon             7.110
    205        400029216     0.12                                            1,776,820            Balloon             7.300
    205a       400029216A    0.03
    205b       400029216B    0.05
    205c       400029216C    0.03
-----------------------------------------------------------------------------------------------------------------------------------
    205d       400029216D    0.01
    206        400029208     0.12                                            1,916,537            Balloon             6.950
    207        400029162     0.12                           (L)              1,977,490            Balloon             7.460
    208          R0254       0.12                                            1,909,258            Balloon             7.240
    209        400028269     0.12                                            1,884,865            Balloon             7.190
-----------------------------------------------------------------------------------------------------------------------------------
    210        400029309     0.11                                            1,465,656            Balloon             7.210
    211          L0200       0.11                                            1,757,194            Balloon             7.940
    212        400029310     0.11                                            1,690,793            Balloon             7.210
    213        09-0001134    0.11                           (S)                               Fully-Amortizing        7.510
    214          L0300       0.11                                            1,635,314            Balloon             7.760
-----------------------------------------------------------------------------------------------------------------------------------
    215        400029156     0.11                                            1,812,105            Balloon             7.240
    216        400029215     0.11                           (L)              1,469,004            Balloon             7.750
    216a       400029215A    0.04
    216b       400029215B    0.04
    216c       400029215C    0.04
-----------------------------------------------------------------------------------------------------------------------------------
    217        400029211     0.11                                            1,704,299            Balloon             7.780
    218          L0184       0.11                                            1,696,630            Balloon             7.710
    219        09-0001051    0.11                                            1,792,768            Balloon             7.280
    220        400030893     0.11                                            1,751,164            Balloon             7.150
    221        09-0001088    0.11                                                             Fully-Amortizing        7.730
-----------------------------------------------------------------------------------------------------------------------------------
    222        09-0001124    0.11                                                             Fully-Amortizing        7.640
    223          L0202       0.11                                            1,644,174            Balloon             7.900
    224        400029294     0.11                                            1,367,844            Balloon             7.120
    225        400029196     0.11                                            1,686,792            Balloon             7.790
    226        400028286     0.11                                            1,371,797            Balloon             7.230
-----------------------------------------------------------------------------------------------------------------------------------
    227        400029191     0.11                                            1,737,571            Balloon             7.630
    228        400029167     0.10                                                             Fully-Amortizing        7.430
    229        09-0001132    0.10                                            1,588,610            Balloon             7.600
    230          MU0036      0.10           (6)             (X)              1,550,790            Balloon             7.140
    231        09-0001112    0.10                                            1,688,353            Balloon             7.310
-----------------------------------------------------------------------------------------------------------------------------------
    232          R0807       0.10                                                             Fully-Amortizing        6.770
    233        400029258     0.10                                            1,587,298            Balloon             7.470
    234        09-0001081    0.10                                                             Fully-Amortizing        7.720
    235        09-0001061    0.10                           (T)                               Fully-Amortizing        7.050
    236          R0480       0.10                                            1,591,436            Balloon             7.530
-----------------------------------------------------------------------------------------------------------------------------------
    237          I0099       0.10                                            1,576,870            Balloon             7.170
    238        400031123     0.10                                            1,567,149            Balloon             6.930
    239        09-0001070    0.10                                            1,577,756            Balloon             7.180
    240        09-0001074    0.10                                                             Fully-Amortizing        7.840
    241        09-0001039    0.09                           (T)                               Fully-Amortizing        7.030
-----------------------------------------------------------------------------------------------------------------------------------
    242        09-0001096    0.09                                            1,469,182            Balloon             8.380
    243        400029185     0.09                                            1,540,947            Balloon             7.140
    244        400030925     0.09                                            1,395,944            Balloon             6.910
    245          M0264       0.09                           (P)              1,534,591            Balloon             7.200
    246        09-0001083    0.09                                            1,394,108            Balloon             7.810
-----------------------------------------------------------------------------------------------------------------------------------
    247        400029233     0.09                                            1,367,766            Balloon             7.180
    248        09-0001071    0.09                                                             Fully-Amortizing        7.860
    249        09-0001079    0.09                                                             Fully-Amortizing        7.710
    250        09-0001072    0.09                           (U)              1,484,803            Balloon             7.270
    251        09-0001119    0.09                                                             Fully-Amortizing        7.790
-----------------------------------------------------------------------------------------------------------------------------------
    252        400029188     0.09                                                             Fully-Amortizing        6.970
    253        09-0001080    0.09                                                             Fully-Amortizing        7.660
    254        400029140     0.09                                            1,024,509            Balloon             7.440
    255        400029248     0.09                                                             Fully-Amortizing        8.020
    256          R0633       0.09           (7)             (V)                               Fully-Amortizing        7.090
-----------------------------------------------------------------------------------------------------------------------------------
    257        400029206     0.09                                            1,092,921            Balloon             7.430
    258        400029311     0.09                                            1,296,073            Balloon             7.400
    259        400029174     0.09           (8)             (K)              1,383,158            Balloon             7.320
    260        09-0001059    0.09                                            1,314,190            Balloon             7.870
    261        09-0001034    0.09                                            1,397,919            Balloon             7.060
-----------------------------------------------------------------------------------------------------------------------------------
    262        09-0001046    0.08                                                             Fully-Amortizing        7.110
    263        09-0001085    0.08                                            1,371,657        Hyperamortizing         7.560
    264        09-0001054    0.08                                                             Fully-Amortizing        7.930
    265        400029168     0.08                                            1,243,484            Balloon             7.080
    266        09-0001137    0.08                           (H)              1,244,554            Balloon             7.440
-----------------------------------------------------------------------------------------------------------------------------------
    267        09-0001095    0.08                                            1,317,872            Balloon             7.270
    268        400029182     0.08                                            1,293,769            Balloon             7.220
    269        07-0000000    0.08                                            1,053,497        Hyperamortizing         8.440
    270        400029228     0.08                           (L)              1,216,674            Balloon             7.440
    271        400029155     0.08                                            1,208,048            Balloon             7.890
-----------------------------------------------------------------------------------------------------------------------------------
    272        09-0001032    0.08                           (W)                               Fully-Amortizing        6.840
    273        400029150     0.08                                            1,016,703            Balloon             7.460
    274          R0497       0.08                                            1,297,172            Balloon             7.320
    275        400029290     0.08                                            1,199,594            Balloon             7.530
    276          R0412       0.08                                            1,202,995            Balloon             7.630
-----------------------------------------------------------------------------------------------------------------------------------
    277        09-0001093    0.08                                                             Fully-Amortizing        7.950
    278        09-0001118    0.08                                                             Fully-Amortizing        7.690
    279        09-0001097    0.08                                                             Fully-Amortizing        7.790
    280        400029180     0.08                           (O)              1,137,219            Balloon             7.155
    281        400030934     0.08                                            1,124,773            Balloon             7.140
-----------------------------------------------------------------------------------------------------------------------------------
    282        09-0001091    0.08                                            1,229,823            Balloon             7.270
    283        09-0001147    0.07                                                             Fully-Amortizing        7.130
    284        400030871     0.07                                                             Fully-Amortizing        7.420
    285        09-0001073    0.07                           (U)              1,105,461            Balloon             7.270
    286        400029297     0.07                                            1,083,579            Balloon             7.480
-----------------------------------------------------------------------------------------------------------------------------------
    287          O0348       0.07                                            1,193,772            Balloon             7.530
    288        09-0001105    0.07                                            1,103,613            Balloon             7.710
    289          O0253       0.07                                            1,109,354            Balloon             7.880
    290        09-0001060    0.07                                                             Fully-Amortizing        8.070
    291          M0262       0.07                           (P)              1,163,626            Balloon             7.170
-----------------------------------------------------------------------------------------------------------------------------------
    292          M0220       0.07                                            1,173,211            Balloon             7.580
    293          M0290       0.07                           (P)              1,160,997            Balloon             7.170
    294          I0074       0.07                                            1,164,007            Balloon             7.420
    295        09-0001141    0.07                           (S)                               Fully-Amortizing        7.530
    296        400029235     0.07                                            1,011,257            Balloon             7.360
-----------------------------------------------------------------------------------------------------------------------------------
    297        09-0001120    0.06                                                             Fully-Amortizing        7.660
    298        09-0001057    0.06                           (W)                               Fully-Amortizing        6.990
    299        400029126     0.06                                              955,843            Balloon             7.470
    300        09-0001058    0.06                                                             Fully-Amortizing        8.170
    301        09-0001094    0.06                                                             Fully-Amortizing        6.900
-----------------------------------------------------------------------------------------------------------------------------------
    302          O0541       0.06                                              932,682            Balloon             7.450
    303          R0887       0.06           (6)             (X)                920,028            Balloon             7.140
    304        400029253     0.06                           (J)                969,019            Balloon             7.380
    305        400030869     0.06                           (Y)                843,261            Balloon             7.040
    306        400029304     0.06                                              886,081            Balloon             7.220
-----------------------------------------------------------------------------------------------------------------------------------
    307        09-0001075    0.06                                              936,496            Balloon             7.340
    308        400029210     0.06                                              928,286            Balloon             7.520
    309          M0288       0.06                           (P)                920,754            Balloon             7.200
    310          M0289       0.05                           (P)                876,909            Balloon             7.200
    311        09-0001069    0.05                                                             Fully-Amortizing        7.780
-----------------------------------------------------------------------------------------------------------------------------------
    312          M0364       0.05                                              844,909            Balloon             7.350
    313        400030870     0.05                           (Y)                691,507            Balloon             7.090
    314        400029291     0.05           (8)             (K)                675,600            Balloon             7.390
    315        09-0001077    0.04                                              671,138            Balloon             8.610
    316          R0634       0.04           (7)             (V)                               Fully-Amortizing        7.090
-----------------------------------------------------------------------------------------------------------------------------------
    317        09-0001035    0.04                           (Z)                597,123            Balloon             6.930
    318          M0172       0.03                                              508,474            Balloon             7.540
    319          MU0114      0.03           (6)             (X)                494,164            Balloon             7.140
    320        09-0001036    0.03                           (Z)                506,099            Balloon             6.930
    321          R0886       0.03           (6)             (X)                449,970            Balloon             7.140
-----------------------------------------------------------------------------------------------------------------------------------
    322        400029246     0.03                                              465,021            Balloon             7.590

                                           First                Interest                                               Grace
  Control         Loan         Note       Payment               Accrual                  Monthly       Payment         Period
   Number        Number        Date         Date                 Method                  Payment      Frequency        (Days)
-----------------------------------------------------------------------------------------------------------------------------------
     1            ACS        04/22/98     06/11/98    Actual Days / 360 Year-Days      $1,048,596      Monthly           0
     1a          ACS-A                                                                     12,488                        0
     1b          ACS-B                                                                     29,005                        0
     1c          ACS-C                                                                     14,905                        0
     1d          ACS-D                                                                     70,699                        0
-----------------------------------------------------------------------------------------------------------------------------------
     1e          ACS-E                                                                     31,824                        0
     1f          ACS-F                                                                     55,995                        0
     1g          ACS-G                                                                     46,125                        0
     1h          ACS-H                                                                     16,718                        0
     1i          ACS-I                                                                    116,018                        0
-----------------------------------------------------------------------------------------------------------------------------------
     1j          ACS-J                                                                      9,567                        0
     1k          ACS-K                                                                     47,334                        0
     1l          ACS-L                                                                     14,704                        0
     1m          ACS-M                                                                        906                        0
     1n          ACS-N                                                                     38,069                        0
-----------------------------------------------------------------------------------------------------------------------------------
     1o          ACS-O                                                                     68,886                        0
     1p          ACS-P                                                                     41,090                        0
     1q          ACS-Q                                                                      4,834                        0
     1r          ACS-R                                                                     96,279                        0
     1s          ACS-S                                                                      4,633                        0
-----------------------------------------------------------------------------------------------------------------------------------
     1t          ACS-T                                                                     49,549                        0
     1u          ACS-U                                                                     24,573                        0
     1v          ACS-V                                                                     28,803                        0
     1w          ACS-W                                                                     65,663                        0
     1x          ACS-X                                                                     21,552                        0
-----------------------------------------------------------------------------------------------------------------------------------
     1y          ACS-Y                                                                     18,329                        0
     1z          ACS-Z                                                                     20,142                        0
    1aa          ACS-AA                                                                    13,697                        0
    1bb          ACS-BB                                                                    36,659                        0
    1cc          ACS-CC                                                                    49,549                        0
-----------------------------------------------------------------------------------------------------------------------------------
     2           AIM-1       12/29/97     02/01/98    Actual Days / 360 Year-Days         879,520      Monthly           5
     2a          AIM-1A                                                                   236,201                        0
     2b          AIM-1B                                                                    30,186                        0
     2c          AIM-1C                                                                    40,158                        0
     2d          AIM-1D                                                                    33,251                        0
-----------------------------------------------------------------------------------------------------------------------------------
     2e          AIM-1E                                                                    26,012                        0
     2f          AIM-1F                                                                    45,137                        0
     2g          AIM-1G                                                                    47,830                        0
     2h          AIM-1H                                                                    58,022                        0
     2i          AIM-1I                                                                    50,685                        0
-----------------------------------------------------------------------------------------------------------------------------------
     2j          AIM-1J                                                                   109,136                        0
     2k          AIM-1K                                                                    18,253                        0
     2l          AIM-1L                                                                    35,994                        0
     2m          AIM-1M                                                                    98,235                        0
     2n          AIM-1N                                                                    26,927                        0
-----------------------------------------------------------------------------------------------------------------------------------
     2o          AIM-1O                                                                    23,494                        0
     3         09-1001006    06/29/98     08/11/98    Actual Days / 360 Year-Days         689,148      Monthly           0
     3a       09-1001006A                                                                  81,674                        0
     3b       09-1001006B                                                                 125,965                        0
     3c       09-1001006C                                                                 105,648                        0
-----------------------------------------------------------------------------------------------------------------------------------
     3d       09-1001006D                                                                 111,743                        0
     3e       09-1001006E                                                                  75,579                        0
     3f       09-1001006F                                                                  70,703                        0
     3g       09-1001006G                                                                  52,824                        0
     3h       09-1001006H                                                                  65,014                        0
-----------------------------------------------------------------------------------------------------------------------------------
     4           SkyII       05/14/98     07/11/98    Actual Days / 360 Year-Days         592,148      Monthly           0
     4a          SkyIIA                                                                   467,237                        0
     4b          SkyIIB                                                                   124,912                        0
     5           ANADC       10/01/98     11/11/98    Actual Days / 360 Year-Days         268,047      Monthly           0
     6         09-0001076    06/09/98     07/11/98    Actual Days / 360 Year-Days         225,566      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
     7         09-0001128    08/07/98     10/01/98    Actual Days / 360 Year-Days         177,075      Monthly           0
               400029224     05/08/98     07/01/98   30 Month-Days / 360 Year-Days        176,905      Monthly           5
     8         400029224A                                                                  69,028
     9         400029218B                                                                  40,584
     10        400029222C                                                                  26,917
-----------------------------------------------------------------------------------------------------------------------------------
     11        400029227D                                                                  22,685
     12        400029219E                                                                  17,690
     13        09-0001116    07/22/98     09/01/98    Actual Days / 360 Year-Days         178,194      Monthly           5
               400029220     05/08/98     07/01/98   30 Month-Days / 360 Year-Days        156,231      Monthly           5
     14        400029220A                                                                  47,591
-----------------------------------------------------------------------------------------------------------------------------------
     15        400029221B                                                                  43,151
     16        400029226C                                                                  31,288
     17        400029223D                                                                  22,547
     18        400029225E                                                                  11,655
     19        400030965     08/14/98     10/01/98    Actual Days / 360 Year-Days         169,558      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
     20        09-0001168    09/15/98     11/01/98    Actual Days / 360 Year-Days         141,312      Monthly           5
     21        09-0001099    06/30/98     08/01/98    Actual Days / 360 Year-Days         186,089      Monthly           5
     22          SP007       03/09/98     05/01/98    Actual Days / 360 Year-Days         158,801      Monthly           0
     23        400029141     12/30/97     02/01/98    Actual Days / 360 Year-Days         161,976      Monthly          10
     24        400028225     06/19/97     08/01/97   30 Month-Days / 360 Year-Days        143,435      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
     25        09-0001031    04/16/98     06/11/98    Actual Days / 360 Year-Days         120,928      Monthly           0
     26        09-0001117    08/20/98     10/01/98    Actual Days / 360 Year-Days         125,993      Monthly           5
    26a       09-0001117A
    26b       09-0001117B
    26c       09-0001117C
-----------------------------------------------------------------------------------------------------------------------------------
    26d       09-0001117D
     27          L0137       01/27/98     03/01/98    Actual Days / 360 Year-Days          89,254      Monthly           4
     28        400030913     08/20/98     10/01/98    Actual Days / 360 Year-Days          98,228      Monthly           5
     29        09-0001122    07/31/98     09/01/98    Actual Days / 360 Year-Days          96,869      Monthly           5
     30        09-0001102    07/08/98     09/01/98    Actual Days / 360 Year-Days          98,860      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
     31        400030964     08/14/98     10/01/98    Actual Days / 360 Year-Days         103,446      Monthly           5
     32        400029308     07/01/98     08/01/98    Actual Days / 360 Year-Days          91,136      Monthly          10
     33        400029207     05/21/98     07/01/98    Actual Days / 360 Year-Days          87,840      Monthly          10
     34        09-0001115    07/22/98     09/01/98    Actual Days / 360 Year-Days          92,211      Monthly           5
     35          R0421       04/03/98     06/01/98    Actual Days / 360 Year-Days          88,088      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
     36        09-0001040    04/16/98     06/01/98    Actual Days / 360 Year-Days          84,426      Monthly           0
    36a       09-0001040A
    36b       09-0001040B
    36c       09-0001040C
     37          M0514       09/01/98     10/01/98    Actual Days / 360 Year-Days          73,890      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
     38        400030914     08/12/98     10/01/98    Actual Days / 360 Year-Days          74,998      Monthly           5
     39          O0179       06/29/98     08/01/98    Actual Days / 360 Year-Days          73,574      Monthly           5
     40        400028275     12/04/97     02/01/98   30 Month-Days / 360 Year-Days         72,455      Monthly          10
    40a        400028275A
    40b        400028275B
-----------------------------------------------------------------------------------------------------------------------------------
     41        09-0001037    04/30/98     06/01/98    Actual Days / 360 Year-Days          69,098      Monthly           0
     42        09-0001100    06/30/98     08/01/98    Actual Days / 360 Year-Days          88,469      Monthly           5
     43        09-0001101    07/08/98     09/01/98    Actual Days / 360 Year-Days          75,197      Monthly           5
     44        09-0001123    07/31/98     09/01/98    Actual Days / 360 Year-Days          66,458      Monthly           0
     45        09-0001042    04/08/98     05/10/98    Actual Days / 360 Year-Days          64,805      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
     46          O0311       04/06/98     06/01/98    Actual Days / 360 Year-Days          64,485      Monthly           5
     47          O0320       05/26/98     07/01/98    Actual Days / 360 Year-Days          66,973      Monthly           4
     48          M0171       04/28/98     06/01/98    Actual Days / 360 Year-Days          65,597      Monthly           5
     49          R0280       12/15/97     02/01/98    Actual Days / 360 Year-Days          72,148      Monthly           5
     50        400029282     06/19/98     08/01/98    Actual Days / 360 Year-Days          60,211      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
     51          M0462       08/05/98     10/01/98    Actual Days / 360 Year-Days          57,036      Monthly           5
     52        400030935     08/12/98     10/01/98    Actual Days / 360 Year-Days          59,135      Monthly           5
     53        400028228     08/29/97     10/01/97   30 Month-Days / 360 Year-Days         66,145      Monthly          10
     54          L0149       07/01/98     08/01/98    Actual Days / 360 Year-Days          58,652      Monthly           5
     55          O0265       01/27/98     03/01/98    Actual Days / 360 Year-Days          49,738      Monthly           4
-----------------------------------------------------------------------------------------------------------------------------------
     56        09-0001055    05/08/98     06/10/98    Actual Days / 360 Year-Days          55,437      Monthly           0
     57        400028277     11/13/97     01/01/98   30 Month-Days / 360 Year-Days         54,051      Monthly          10
     58        09-0001135    08/19/98     10/01/98    Actual Days / 360 Year-Days          55,720      Monthly           0
     59        400030880     07/31/98     09/01/98    Actual Days / 360 Year-Days          57,565      Monthly          10
    59a        400030880A
-----------------------------------------------------------------------------------------------------------------------------------
    59b        400030880B
    59c        400030880C
    59d        400030880D
    59e        400030880E
    59f        400030880F
-----------------------------------------------------------------------------------------------------------------------------------
     60          O0090       05/19/98     07/01/98    Actual Days / 360 Year-Days          52,147      Monthly           5
     61        09-0001066    05/29/98     07/01/98    Actual Days / 360 Year-Days          52,827      Monthly           7
     62        09-0001041    04/06/98     06/01/98    Actual Days / 360 Year-Days          45,928      Monthly           0
    62a       09-0001041A
    62b       09-0001041B
-----------------------------------------------------------------------------------------------------------------------------------
    62c       09-0001041C
     63          O0148       02/17/98     04/01/98    Actual Days / 365 Year-Days          45,337      Monthly           5
     64        09-0001167    09/14/98     11/01/98    Actual Days / 360 Year-Days          47,651      Monthly           5
     65          R0297       05/04/98     07/01/98    Actual Days / 360 Year-Days          44,960      Monthly           0
     66          O0244       02/27/98     04/01/98    Actual Days / 360 Year-Days          44,540      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
     67        400029255     05/29/98     07/01/98    Actual Days / 360 Year-Days          45,011      Monthly          10
     68        400029205     04/03/98     06/01/98   30 Month-Days / 360 Year-Days         41,117      Monthly          10
     69        09-0001136    08/19/98     10/01/98    Actual Days / 360 Year-Days          43,105      Monthly           0
     70        400029172     04/24/98     06/01/98   30 Month-Days / 360 Year-Days         39,361      Monthly          10
     71          R0134       12/23/97     02/01/98    Actual Days / 360 Year-Days          44,349      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
     72        09-0001133    08/17/98     10/01/98    Actual Days / 360 Year-Days          39,401      Monthly           5
    72a       09-0001133A
    72b       09-0001133B
    72c       09-0001133C
     73        09-0001082    06/16/98     08/01/98    Actual Days / 360 Year-Days          36,218      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
     74        400030867     07/24/98     09/01/98    Actual Days / 360 Year-Days          39,397      Monthly           5
     75        400030966     08/14/98     10/01/98    Actual Days / 360 Year-Days          42,001      Monthly           5
     76        09-0001065    05/08/98     07/01/98    Actual Days / 360 Year-Days          39,906      Monthly           0
     77        400029184     02/06/98     04/01/98    Actual Days / 360 Year-Days          42,974      Monthly          10
     78        400029251     06/30/98     08/01/98    Actual Days / 360 Year-Days          35,414      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
     79        400030922     08/25/98     10/01/98    Actual Days / 360 Year-Days          35,287      Monthly           5
     80          R0311       05/22/98     07/01/98    Actual Days / 360 Year-Days          36,314      Monthly           0
     81        400029139     02/23/98     04/01/98   30 Month-Days / 360 Year-Days         35,936      Monthly          10
     82          R0514       06/29/98     08/01/98    Actual Days / 360 Year-Days          34,408      Monthly           5
     83        09-0001044    04/15/98     06/01/98    Actual Days / 360 Year-Days          36,514      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
     84        400029161     04/23/98     06/01/98   30 Month-Days / 360 Year-Days         33,737      Monthly          10
     85        400029171     02/27/98     04/01/98    Actual Days / 360 Year-Days          33,501      Monthly          10
     86          R0559       07/15/98     09/01/98    Actual Days / 360 Year-Days          38,598      Monthly           0
     87        400029274     06/16/98     08/01/98    Actual Days / 360 Year-Days          32,598      Monthly           5
     88          R0463       09/15/98     11/01/98    Actual Days / 360 Year-Days          32,561      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
     89        400029257     05/28/98     07/01/98    Actual Days / 360 Year-Days          32,387      Monthly           5
     90        400029169     01/28/98     03/01/98    Actual Days / 360 Year-Days          31,730      Monthly          10
     91        400031048     07/31/98     09/01/98   30 Month-Days / 360 Year-Days         30,790      Monthly           5
     92        400029237     06/03/98     08/01/98   30 Month-Days / 360 Year-Days         33,338      Monthly          10
     93        400029202     03/04/98     05/01/98    Actual Days / 360 Year-Days          30,829      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
     94          O0359       08/18/98     10/01/98    Actual Days / 360 Year-Days          30,241      Monthly           5
     95          M0330       07/20/98     09/01/98    Actual Days / 360 Year-Days          29,939      Monthly           0
    95a          M0330A
    95b          M0330B
     96          R0464       06/25/98     08/01/98    Actual Days / 360 Year-Days          31,341      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
     97        09-0001063    05/28/98     07/01/98    Actual Days / 360 Year-Days          30,424      Monthly           0
     98        400029262     06/30/98     08/01/98    Actual Days / 360 Year-Days          33,079      Monthly          10
     99        400029134     02/27/98     04/01/98   30 Month-Days / 360 Year-Days         30,515      Monthly          10
    100        400029200     04/30/98     06/01/98    Actual Days / 360 Year-Days          41,486      Monthly          10
    101          R0533       07/29/98     09/01/98    Actual Days / 360 Year-Days          34,910      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    102        09-0001138    08/19/98     10/01/98    Actual Days / 360 Year-Days          32,234      Monthly           0
    103        400029214     04/27/98     06/01/98    Actual Days / 360 Year-Days          36,122      Monthly           0
    103a       400029214A
    103b       400029214B
    103c       400029214C
-----------------------------------------------------------------------------------------------------------------------------------
    103d       400029214D
    103e       400029214E
    103f       400029214F
    103g       400029214G
    103h       400029214H
-----------------------------------------------------------------------------------------------------------------------------------
    103i       400029214I
    104          MH0020      09/09/98     11/01/98    Actual Days / 360 Year-Days          29,344      Monthly           4
    105        400029166     02/10/98     04/01/98    Actual Days / 360 Year-Days          31,751      Monthly          10
    106        400029173     04/24/98     06/01/98   30 Month-Days / 360 Year-Days         31,553      Monthly          10
    106a       400029173A
-----------------------------------------------------------------------------------------------------------------------------------
    106b       400029173B
    106c       400029173C
    106d       400029173D
    106e       400029173E
    107        09-0001110    08/07/98     10/01/98    Actual Days / 360 Year-Days          30,874      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    108          R0315       07/10/98     09/01/98    Actual Days / 360 Year-Days          27,999      Monthly           0
    109        400029147     02/27/98     04/01/98   30 Month-Days / 360 Year-Days         28,891      Monthly          10
    110        09-0001160    09/04/98     11/01/98    Actual Days / 360 Year-Days          25,866      Monthly           5
    111        400030896     08/11/98     10/01/98    Actual Days / 360 Year-Days          28,552      Monthly           5
    112        400029299     06/30/98     08/01/98    Actual Days / 360 Year-Days          26,184      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    113        400029232     05/15/98     07/01/98    Actual Days / 360 Year-Days          26,935      Monthly          10
    114          M0415       05/29/98     07/01/98    Actual Days / 360 Year-Days          27,176      Monthly           5
    115        400029306     07/02/98     09/01/98    Actual Days / 360 Year-Days          25,804      Monthly          10
    116        400029252     05/08/98     07/01/98   30 Month-Days / 360 Year-Days         26,966      Monthly           5
    117        400030886     07/31/98     09/01/98    Actual Days / 360 Year-Days          29,067      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    117a       400030886A
    117b       400030886B
    118        400029217     05/11/98     07/01/98    Actual Days / 360 Year-Days          30,589      Monthly          10
    119          M0429       07/27/98     09/01/98    Actual Days / 360 Year-Days          30,061      Monthly           5
    120        400030875     07/21/98     09/01/98    Actual Days / 360 Year-Days          27,834      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    121        400029121     02/06/98     04/01/98    Actual Days / 360 Year-Days          26,433      Monthly          10
    122        09-0001111    08/11/98     10/01/98    Actual Days / 360 Year-Days          25,140      Monthly           0
    123          R0458       08/14/98     10/01/98    Actual Days / 360 Year-Days          29,199      Monthly           5
    124        400030876     07/17/98     09/01/98    Actual Days / 360 Year-Days          27,439      Monthly          10
    125        400029129     01/07/98     03/01/98   30 Month-Days / 360 Year-Days         24,542      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    126        09-0001104    07/10/98     09/01/98    Actual Days / 360 Year-Days          29,922      Monthly           0
    127        09-0001140    08/21/98     10/01/98    Actual Days / 360 Year-Days          29,861      Monthly           0
    128        400028305     02/06/98     04/01/98   30 Month-Days / 360 Year-Days         24,308      Monthly          10
    129          O0422       09/04/98     11/01/98    Actual Days / 360 Year-Days          24,193      Monthly           0
    129a         O0422A
-----------------------------------------------------------------------------------------------------------------------------------
    129b         O0422B
    130          R0304       03/16/98     05/01/98    Actual Days / 360 Year-Days          24,315      Monthly           4
    131        400029137     02/25/98     04/01/98   30 Month-Days / 360 Year-Days         25,398      Monthly          10
    132        400030967     08/14/98     10/01/98    Actual Days / 360 Year-Days          27,223      Monthly           5
    133        400029178     03/10/98     05/01/98   30 Month-Days / 360 Year-Days         23,568      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    134        400028304     12/12/97     02/01/98   30 Month-Days / 360 Year-Days         24,761      Monthly          10
    135        400029164     02/27/98     04/01/98    Actual Days / 360 Year-Days          26,621      Monthly           5
    136        400028210     05/20/97     07/01/97   30 Month-Days / 360 Year-Days         29,177      Monthly          10
    137        400029181     03/19/98     05/01/98   30 Month-Days / 360 Year-Days         24,771      Monthly          10
    138        400029234     05/08/98     07/01/98    Actual Days / 360 Year-Days          24,334      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    139        09-0001086    06/30/98     08/01/98    Actual Days / 360 Year-Days          22,844      Monthly           0
    140        09-0001053    04/30/98     07/01/98    Actual Days / 360 Year-Days          23,723      Monthly           5
    141        09-0001064    05/29/98     07/01/98    Actual Days / 360 Year-Days          28,538      Monthly           0
    142          O0259       02/02/98     04/01/98    Actual Days / 360 Year-Days          22,841      Monthly           5
    143          R0743       08/31/98     10/01/98    Actual Days / 360 Year-Days          24,790      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    144        400027540     07/21/97     09/01/97   30 Month-Days / 360 Year-Days         25,120      Monthly          10
    145        09-0001130    08/17/98     10/01/98    Actual Days / 360 Year-Days          22,883      Monthly           5
    146        400029116     12/10/97     02/01/98   Actual Days / Actual Year-Days        26,182      Monthly          10
    147        400029267     07/10/98     09/01/98   30 Month-Days / 360 Year-Days         28,548      Monthly          10
    148        400029190     03/31/98     05/01/98    Actual Days / 360 Year-Days          24,417      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    149        400029250     05/21/98     07/01/98    Actual Days / 360 Year-Days          23,268      Monthly          10
    149a       400029250A
    149b       400029250B
    150          L0237       08/12/98     10/01/98    Actual Days / 360 Year-Days          22,622      Monthly           0
    151        09-0001114    07/22/98     09/01/98    Actual Days / 360 Year-Days          22,768      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    152        400029154     02/05/98     04/01/98   30 Month-Days / 360 Year-Days         21,448      Monthly          10
    153          M0263       03/25/98     05/01/98    Actual Days / 360 Year-Days          21,042      Monthly           5
    154        400029143     03/18/98     05/01/98    Actual Days / 360 Year-Days          20,367      Monthly          10
    155        400029189     03/24/98     05/01/98    Actual Days / 360 Year-Days          20,268      Monthly          10
    156        09-0001163    09/09/98     11/01/98    Actual Days / 360 Year-Days          18,296      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    157        400031128     08/20/98     10/01/98    Actual Days / 360 Year-Days          19,538      Monthly          10
    158        400029213     05/01/98     07/01/98    Actual Days / 360 Year-Days          20,976      Monthly          10
    159        09-0001045    04/16/98     06/01/98    Actual Days / 360 Year-Days          20,486      Monthly           0
    160        400029197     05/20/98     07/01/98    Actual Days / 360 Year-Days          21,936      Monthly           5
    161        09-0001098    07/01/98     08/01/98    Actual Days / 360 Year-Days          24,654      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    162          L0171       03/11/98     05/01/98    Actual Days / 360 Year-Days          23,393      Monthly           5
    163        09-0001107    07/13/98     09/01/98    Actual Days / 360 Year-Days          21,509      Monthly           0
    164        09-0001056    05/06/98     07/01/98    Actual Days / 360 Year-Days          20,728      Monthly           0
    165          M0487       08/24/98     10/01/98    Actual Days / 360 Year-Days          22,974      Monthly           5
    166        400029149     02/27/98     04/01/98   30 Month-Days / 360 Year-Days         20,064      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    167          O0393       05/22/98     07/01/98    Actual Days / 360 Year-Days          19,842      Monthly           5
    168        400029158     02/05/98     04/01/98    Actual Days / 360 Year-Days          21,303      Monthly          10
    169        09-0001062    05/28/98     07/01/98    Actual Days / 360 Year-Days          23,108      Monthly           5
    170        400030890     08/07/98     10/01/98    Actual Days / 360 Year-Days          20,601      Monthly           5
    171        400029300     08/11/98     10/01/98    Actual Days / 360 Year-Days          20,059      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    172        400027560     10/31/97     12/01/97   30 Month-Days / 360 Year-Days         23,893      Monthly          10
    173        400029186     04/09/98     06/01/98    Actual Days / 360 Year-Days          20,236      Monthly          10
    173a       400029186A
    173b       400029186B
    173c       400029186C
-----------------------------------------------------------------------------------------------------------------------------------
    173d       400029186D
    173e       400029186E
    173f       400029186F
    174          M0537       08/27/98     10/01/98    Actual Days / 360 Year-Days          17,787      Monthly           5
    175        09-0001139    08/20/98     10/01/98    Actual Days / 360 Year-Days          22,217      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    176        400029163     03/02/98     05/01/98    Actual Days / 360 Year-Days          18,731      Monthly          10
    177        400029212     03/06/98     05/01/98   30 Month-Days / 360 Year-Days         20,678      Monthly          10
    178        400030868     07/28/98     09/01/98    Actual Days / 360 Year-Days          17,769      Monthly           5
    179        400029209     05/06/98     07/01/98    Actual Days / 360 Year-Days          19,274      Monthly           5
    180        09-0001113    07/23/98     09/01/98    Actual Days / 360 Year-Days          21,619      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    181        400029236     05/27/98     07/01/98   30 Month-Days / 360 Year-Days         19,256      Monthly          10
    182        400029119     02/26/98     04/01/98   30 Month-Days / 360 Year-Days         17,508      Monthly          10
    183        09-0001106    07/09/98     09/01/98    Actual Days / 360 Year-Days          19,250      Monthly           0
    184        400030915     08/03/98     10/01/98    Actual Days / 360 Year-Days          17,173      Monthly          10
    185        09-0001067    06/02/98     08/01/98    Actual Days / 360 Year-Days          20,623      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    186        400029157     01/23/98     03/01/98    Actual Days / 360 Year-Days          19,229      Monthly           0
    186a       400029157A
    186b       400029157B
    186c       400029157C
    187          R0597       08/17/98     10/01/98    Actual Days / 360 Year-Days          16,949      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    188        09-0001142    08/24/98     10/01/98    Actual Days / 360 Year-Days          19,732      Monthly           0
    189        400029187     04/09/98     06/01/98    Actual Days / 360 Year-Days          17,845      Monthly          10
    189a       400029187A
    189b       400029187B
    189c       400029187C
-----------------------------------------------------------------------------------------------------------------------------------
    189d       400029187D
    189e       400029187E
    190          M0443       08/27/98     10/01/98    Actual Days / 360 Year-Days          15,694      Monthly           7
    191        400029199     04/09/98     06/01/98   30 Month-Days / 360 Year-Days         19,525      Monthly           5
    191a       400029199A
-----------------------------------------------------------------------------------------------------------------------------------
    191b       400029199B
    192        400029145     01/12/98     03/01/98   30 Month-Days / 360 Year-Days         17,208      Monthly          10
    193        400029192     03/16/98     05/01/98    Actual Days / 360 Year-Days          16,125      Monthly          15
    193a       400029192A
    193b       400029192B
-----------------------------------------------------------------------------------------------------------------------------------
    194        400029201     04/14/98     06/01/98    Actual Days / 360 Year-Days          17,774      Monthly          10
    195        09-0001038    04/02/98     06/01/98    Actual Days / 360 Year-Days          16,147      Monthly           0
    196        400030866     08/26/98     10/01/98    Actual Days / 360 Year-Days          16,506      Monthly          10
    197        09-0001087    07/24/98     09/01/98    Actual Days / 360 Year-Days          15,612      Monthly           5
    198        400029238     06/03/98     08/01/98   30 Month-Days / 360 Year-Days         16,595      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    199        400029183     03/20/98     05/01/98    Actual Days / 360 Year-Days          15,395      Monthly           5
    200        400029194     04/03/98     06/01/98    Actual Days / 360 Year-Days          16,462      Monthly          10
    201        400029160     03/17/98     05/01/98   30 Month-Days / 360 Year-Days         16,669      Monthly          10
    202        09-0001084    06/30/98     08/01/98    Actual Days / 360 Year-Days          15,721      Monthly           5
    203        400029204     03/26/98     05/01/98    Actual Days / 360 Year-Days          15,933      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    204        400029148     02/26/98     04/01/98   30 Month-Days / 360 Year-Days         15,136      Monthly          10
    205        400029216     06/08/98     08/01/98    Actual Days / 360 Year-Days          15,973      Monthly          10
    205a       400029216A
    205b       400029216B
    205c       400029216C
-----------------------------------------------------------------------------------------------------------------------------------
    205d       400029216D
    206        400029208     03/19/98     05/01/98    Actual Days / 360 Year-Days          14,563      Monthly          10
    207        400029162     02/06/98     04/01/98    Actual Days / 360 Year-Days          15,323      Monthly          10
    208          R0254       03/05/98     05/01/98    Actual Days / 360 Year-Days          14,823      Monthly           0
    209        400028269     03/13/98     05/01/98    Actual Days / 360 Year-Days          14,579      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    210        400029309     08/12/98     10/01/98    Actual Days / 360 Year-Days          16,839      Monthly           5
    211          L0200       05/04/98     07/01/98    Actual Days / 360 Year-Days          16,394      Monthly           5
    212        400029310     08/04/98     10/01/98    Actual Days / 360 Year-Days          15,125      Monthly           5
    213        09-0001134    08/19/98     10/01/98    Actual Days / 360 Year-Days          17,070      Monthly           5
    214          L0300       07/24/98     09/01/98    Actual Days / 360 Year-Days          16,338      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    215        400029156     04/06/98     06/01/98   30 Month-Days / 360 Year-Days         14,311      Monthly          10
    216        400029215     04/27/98     06/01/98    Actual Days / 360 Year-Days          17,240      Monthly           0
    216a       400029215A
    216b       400029215B
    216c       400029215C
-----------------------------------------------------------------------------------------------------------------------------------
    217        400029211     04/28/98     06/01/98    Actual Days / 360 Year-Days          15,752      Monthly           9
    218          L0184       06/17/98     08/01/98    Actual Days / 360 Year-Days          15,619      Monthly           5
    219        09-0001051    06/09/98     08/01/98    Actual Days / 360 Year-Days          13,958      Monthly           0
    220        400030893     08/14/98     10/01/98    Actual Days / 360 Year-Days          13,508      Monthly          10
    221        09-0001088    08/04/98     10/01/98    Actual Days / 360 Year-Days          16,532      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    222        09-0001124    08/21/98     10/01/98    Actual Days / 360 Year-Days          16,420      Monthly           0
    223          L0202       05/21/98     07/01/98    Actual Days / 360 Year-Days          15,304      Monthly           5
    224        400029294     06/16/98     08/01/98    Actual Days / 360 Year-Days          15,650      Monthly           5
    225        400029196     05/13/98     07/01/98    Actual Days / 360 Year-Days          14,654      Monthly          10
    226        400028286     01/08/98     03/01/98    Actual Days / 360 Year-Days          15,783      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    227        400029191     05/01/98     07/01/98    Actual Days / 360 Year-Days          13,880      Monthly          10
    228        400029167     01/20/98     03/01/98   30 Month-Days / 360 Year-Days         18,461      Monthly           5
    229        09-0001132    08/17/98     10/01/98    Actual Days / 360 Year-Days          14,537      Monthly           0
    230          MU0036      09/04/98     11/01/98    Actual Days / 360 Year-Days          13,814      Monthly           5
    231        09-0001112    07/16/98     09/01/98    Actual Days / 360 Year-Days          13,176      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    232          R0807       08/24/98     10/01/98   30 Month-Days / 360 Year-Days         14,365      Monthly           5
    233        400029258     06/05/98     08/01/98   30 Month-Days / 360 Year-Days         12,758      Monthly           5
    234        09-0001081    06/16/98     08/01/98    Actual Days / 360 Year-Days          15,078      Monthly           0
    235        09-0001061    05/28/98     07/01/98   30 Month-Days / 360 Year-Days         14,507      Monthly           0
    236          R0480       08/03/98     10/01/98    Actual Days / 360 Year-Days          12,623      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    237          I0099       08/21/98     10/01/98    Actual Days / 360 Year-Days          12,182      Monthly           5
    238        400031123     07/31/98     09/01/98    Actual Days / 360 Year-Days          11,891      Monthly           5
    239        09-0001070    06/04/98     08/01/98    Actual Days / 360 Year-Days          12,194      Monthly           0
    240        09-0001074    06/09/98     08/01/98    Actual Days / 360 Year-Days          15,007      Monthly           0
    241        09-0001039    04/08/98     06/01/98   30 Month-Days / 360 Year-Days         14,175      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    242        09-0001096    06/30/98     08/01/98    Actual Days / 360 Year-Days          14,050      Monthly           5
    243        400029185     03/12/98     05/01/98    Actual Days / 360 Year-Days          11,875      Monthly           5
    244        400030925     08/28/98     10/01/98    Actual Days / 360 Year-Days          12,268      Monthly           5
    245          M0264       03/25/98     05/01/98    Actual Days / 360 Year-Days          11,879      Monthly           5
    246        09-0001083    06/18/98     08/01/98    Actual Days / 360 Year-Days          12,908      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    247        400029233     05/06/98     07/01/98    Actual Days / 360 Year-Days          12,211      Monthly           5
    248        09-0001071    06/08/98     08/01/98    Actual Days / 360 Year-Days          14,194      Monthly           0
    249        09-0001079    06/15/98     08/01/98    Actual Days / 360 Year-Days          14,035      Monthly           0
    250        09-0001072    06/17/98     08/01/98    Actual Days / 360 Year-Days          11,552      Monthly           5
    251        09-0001119    07/24/98     09/01/98    Actual Days / 360 Year-Days          13,911      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    252        400029188     03/04/98     05/01/98    Actual Days / 360 Year-Days          13,671      Monthly           5
    253        09-0001080    06/15/98     08/01/98    Actual Days / 360 Year-Days          13,570      Monthly           0
    254        400029140     02/06/98     04/01/98   30 Month-Days / 360 Year-Days         12,129      Monthly          10
    255        400029248     06/01/98     07/01/98   30 Month-Days / 360 Year-Days         14,457      Monthly          10
    256          R0633       07/08/98     09/01/98    Actual Days / 360 Year-Days          12,687      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    257        400029206     05/05/98     07/01/98   30 Month-Days / 360 Year-Days         12,933      Monthly          10
    258        400029311     07/02/98     09/01/98    Actual Days / 360 Year-Days          11,719      Monthly           5
    259        400029174     04/24/98     06/01/98   30 Month-Days / 360 Year-Days         10,991      Monthly          10
    260        09-0001059    05/18/98     07/01/98    Actual Days / 360 Year-Days          12,212      Monthly           0
    261        09-0001034    03/13/98     05/01/98    Actual Days / 360 Year-Days          10,709      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    262        09-0001046    06/03/98     08/01/98   30 Month-Days / 360 Year-Days         12,332      Monthly           0
    263        09-0001085    07/28/98     09/01/98    Actual Days / 360 Year-Days          10,902      Monthly           0
    264        09-0001054    04/30/98     07/01/98    Actual Days / 360 Year-Days          12,897      Monthly           0
    265        400029168     02/13/98     04/01/98    Actual Days / 360 Year-Days          11,034      Monthly          10
    266        09-0001137    08/19/98     10/01/98    Actual Days / 360 Year-Days          11,284      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    267        09-0001095    06/30/98     08/01/98    Actual Days / 360 Year-Days          10,253      Monthly           0
    268        400029182     04/02/98     06/01/98   30 Month-Days / 360 Year-Days         10,202      Monthly          10
    269        07-0000000    06/17/98     08/01/98    Actual Days / 360 Year-Days          13,072      Monthly           0
    270        400029228     04/24/98     06/01/98    Actual Days / 360 Year-Days          11,026      Monthly          10
    271        400029155     02/12/98     04/01/98   30 Month-Days / 360 Year-Days         11,468      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    272        09-0001032    04/09/98     06/01/98   30 Month-Days / 360 Year-Days         13,479      Monthly           5
    273        400029150     12/22/97     02/01/98   30 Month-Days / 360 Year-Days         12,047      Monthly          10
    274          R0497       08/24/98     10/01/98    Actual Days / 360 Year-Days          10,132      Monthly           0
    275        400029290     06/30/98     08/01/98    Actual Days / 360 Year-Days          10,929      Monthly          10
    276          R0412       05/04/98     07/01/98    Actual Days / 360 Year-Days          11,025      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    277        09-0001093    06/19/98     08/01/98    Actual Days / 360 Year-Days          12,295      Monthly           0
    278        09-0001118    07/24/98     09/01/98    Actual Days / 360 Year-Days          12,033      Monthly           0
    279        09-0001097    06/30/98     08/01/98    Actual Days / 360 Year-Days          12,044      Monthly           0
    280        400029180     02/18/98     04/01/98   30 Month-Days / 360 Year-Days         10,320      Monthly          10
    281        400030934     08/25/98     10/01/98    Actual Days / 360 Year-Days          10,020      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    282        09-0001091    07/09/98     09/01/98    Actual Days / 360 Year-Days           9,569      Monthly           5
    283        09-0001147    08/31/98     10/01/98    Actual Days / 360 Year-Days          12,767      Monthly           0
    284        400030871     07/13/98     09/01/98   30 Month-Days / 360 Year-Days         11,210      Monthly           5
    285        09-0001073    06/17/98     08/01/98    Actual Days / 360 Year-Days           9,920      Monthly           5
    286        400029297     06/19/98     08/01/98   30 Month-Days / 360 Year-Days         10,033      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    287          O0348       07/30/98     09/01/98    Actual Days / 360 Year-Days           9,467      Monthly           0
    288        09-0001105    07/15/98     09/01/98    Actual Days / 360 Year-Days          10,162      Monthly           5
    289          O0253       06/09/98     08/01/98    Actual Days / 360 Year-Days          10,312      Monthly           5
    290        09-0001060    05/26/98     07/01/98    Actual Days / 360 Year-Days          11,351      Monthly           0
    291          M0262       03/26/98     05/01/98    Actual Days / 360 Year-Days           8,987      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    292          M0220       03/31/98     05/01/98    Actual Days / 360 Year-Days           9,337      Monthly           4
    293          M0290       03/26/98     05/01/98    Actual Days / 360 Year-Days           8,967      Monthly           5
    294          I0074       07/30/98     09/01/98    Actual Days / 360 Year-Days           9,157      Monthly           5
    295        09-0001141    08/21/98     10/01/98    Actual Days / 360 Year-Days          10,583      Monthly           0
    296        400029235     05/15/98     07/01/98    Actual Days / 360 Year-Days           9,124      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    297        09-0001120    07/27/98     09/01/98    Actual Days / 360 Year-Days           9,868      Monthly           0
    298        09-0001057    06/22/98     08/01/98   30 Month-Days / 360 Year-Days          9,193      Monthly           5
    299        400029126     02/13/98     04/01/98   30 Month-Days / 360 Year-Days          8,844      Monthly          10
    300        09-0001058    05/15/98     07/01/98    Actual Days / 360 Year-Days          13,102      Monthly           0
    301        09-0001094    06/22/98     08/01/98    Actual Days / 360 Year-Days          10,608      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    302          O0541       08/19/98     10/01/98    Actual Days / 360 Year-Days           8,461      Monthly           0
    303          R0887       09/04/98     11/01/98    Actual Days / 360 Year-Days           8,195      Monthly           5
    304        400029253     07/23/98     09/01/98    Actual Days / 360 Year-Days           7,601      Monthly          10
    305        400030869     07/28/98     09/01/98    Actual Days / 360 Year-Days           7,348      Monthly           5
    306        400029304     07/15/98     09/01/98    Actual Days / 360 Year-Days           7,930      Monthly          10
-----------------------------------------------------------------------------------------------------------------------------------
    307        09-0001075    06/09/98     08/01/98    Actual Days / 360 Year-Days           7,323      Monthly           5
    308        400029210     05/18/98     07/01/98    Actual Days / 360 Year-Days           7,356      Monthly           5
    309          M0288       03/25/98     05/01/98    Actual Days / 360 Year-Days           7,127      Monthly           0
    310          M0289       03/25/98     05/01/98    Actual Days / 360 Year-Days           6,788      Monthly           5
    311        09-0001069    06/02/98     08/01/98    Actual Days / 360 Year-Days           8,300      Monthly           0
-----------------------------------------------------------------------------------------------------------------------------------
    312          M0364       08/07/98     10/01/98    Actual Days / 360 Year-Days           6,614      Monthly           0
    313        400030870     07/28/98     09/01/98    Actual Days / 360 Year-Days           6,042      Monthly           5
    314        400029291     05/22/98     07/01/98   30 Month-Days / 360 Year-Days          6,221      Monthly          10
    315        09-0001077    06/10/98     08/01/98    Actual Days / 360 Year-Days           6,501      Monthly           5
    316          R0634       07/08/98     09/01/98    Actual Days / 360 Year-Days           6,246      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    317        09-0001035    03/19/98     05/01/98   30 Month-Days / 360 Year-Days          4,604      Monthly           0
    318          M0172       04/08/98     06/01/98    Actual Days / 360 Year-Days           4,635      Monthly           5
    319          MU0114      09/04/98     11/01/98    Actual Days / 360 Year-Days           4,402      Monthly           5
    320        09-0001036    03/19/98     05/01/98   30 Month-Days / 360 Year-Days          3,903      Monthly           0
    321          R0886       09/04/98     11/01/98    Actual Days / 360 Year-Days           4,008      Monthly           5
-----------------------------------------------------------------------------------------------------------------------------------
    322        400029246     06/10/98     08/05/98    Actual Days / 360 Year-Days           3,703      Monthly           5

                          ORIGINAL TERM       ORIGINAL       REMAINING TERM        REMAINING AMORTIZATION
  CONTROL      LOAN     TO MATURITY / ARD   AMORTIZATION    TO MATURITY / ARD         TERM TO MATURITY         SEASONING
   NUMBER     NUMBER        (MONTHS)        TERM (MONTHS)       (MONTHS)                  (MONTHS)              (MONTHS)
------------------------------------------------------------------------------------------------------------------------------
     1         ACS             120               300               115                       295                   5
     1a       ACS-A
     1b       ACS-B
     1c       ACS-C
     1d       ACS-D
------------------------------------------------------------------------------------------------------------------------------
     1e       ACS-E
     1f       ACS-F
     1g       ACS-G
     1h       ACS-H
     1i       ACS-I
------------------------------------------------------------------------------------------------------------------------------
     1j       ACS-J
     1k       ACS-K
     1l       ACS-L
     1m       ACS-M
     1n       ACS-N
------------------------------------------------------------------------------------------------------------------------------
     1o       ACS-O
     1p       ACS-P
     1q       ACS-Q
     1r       ACS-R
     1s       ACS-S
------------------------------------------------------------------------------------------------------------------------------
     1t       ACS-T
     1u       ACS-U
     1v       ACS-V
     1w       ACS-W
     1x       ACS-X
------------------------------------------------------------------------------------------------------------------------------
     1y       ACS-Y
     1z       ACS-Z
    1aa       ACS-AA
    1bb       ACS-BB
    1cc       ACS-CC
------------------------------------------------------------------------------------------------------------------------------
     2        AIM-1            120               320               111                       311                   9
     2a       AIM-1A
     2b       AIM-1B
     2c       AIM-1C
     2d       AIM-1D
------------------------------------------------------------------------------------------------------------------------------
     2e       AIM-1E
     2f       AIM-1F
     2g       AIM-1G
     2h       AIM-1H
     2i       AIM-1I
------------------------------------------------------------------------------------------------------------------------------
     2j       AIM-1J
     2k       AIM-1K
     2l       AIM-1L
     2m       AIM-1M
     2n       AIM-1N
------------------------------------------------------------------------------------------------------------------------------
     2o       AIM-1O
     3      09-1001006         120               360               117                       357                   3
     3a    09-1001006A
     3b    09-1001006B
     3c    09-1001006C
------------------------------------------------------------------------------------------------------------------------------
     3d    09-1001006D
     3e    09-1001006E
     3f    09-1001006F
     3g    09-1001006G
     3h    09-1001006H
------------------------------------------------------------------------------------------------------------------------------
     4        SkyII            122               360               118                       356                   4
     4a       SkyIIA
     4b       SkyIIB
     5        ANADC            120               300               120                                             0
     6      09-0001076         120               360               116                       356                   4
------------------------------------------------------------------------------------------------------------------------------
     7      09-0001128         120               360               119                       359                   1
            400029224          120               360               116                       356                   4
     8      400029224A
     9      400029218B
     10     400029222C
------------------------------------------------------------------------------------------------------------------------------
     11     400029227D
     12     400029219E
     13     09-0001116         120               300               118                       298                   2
            400029220          120               360               116                       356                   4
     14     400029220A
------------------------------------------------------------------------------------------------------------------------------
     15     400029221B
     16     400029226C
     17     400029223D
     18     400029225E
     19     400030965          120               300               119                       299                   1
------------------------------------------------------------------------------------------------------------------------------
     20     09-0001168         120               360               120                       360                   0
     21     09-0001099         120               300               117                       297                   3
     22       SP007            119               360               113                       354                   6
     23     400029141          240               240               231                       231                   9
     24     400028225          84                360               69                        345                  15
------------------------------------------------------------------------------------------------------------------------------
     25     09-0001031         120               360               115                       355                   5
     26     09-0001117         120               300               119                       299                   1
    26a    09-0001117A
    26b    09-0001117B
    26c    09-0001117C
------------------------------------------------------------------------------------------------------------------------------
    26d    09-0001117D
     27       L0137            120               NAP               112                                             8
     28     400030913          120               360               119                       359                   1
     29     09-0001122         120               360               118                       358                   2
     30     09-0001102         120               300               118                       298                   2
------------------------------------------------------------------------------------------------------------------------------
     31     400030964          120               300               119                       299                   1
     32     400029308          120               300               117                       297                   3
     33     400029207          120               360               116                       356                   4
     34     09-0001115         120               300               118                       298                   2
     35       R0421            180               360               175                       355                   5
------------------------------------------------------------------------------------------------------------------------------
     36     09-0001040         120               360               115                       355                   5
    36a    09-0001040A
    36b    09-0001040B
    36c    09-0001040C
     37       M0514            120               360               119                       359                   1
------------------------------------------------------------------------------------------------------------------------------
     38     400030914          180               360               179                       359                   1
     39       O0179            84                360               81                        357                   3
     40     400028275          120               360               111                       351                   9
    40a     400028275A
    40b     400028275B
------------------------------------------------------------------------------------------------------------------------------
     41     09-0001037         120               360               115                       355                   5
     42     09-0001100         120               300               117                       297                   3
     43     09-0001101         120               300               118                       298                   2
     44     09-0001123         120               360               118                       358                   2
     45     09-0001042         120               360               114                       354                   6
------------------------------------------------------------------------------------------------------------------------------
     46       O0311            120               360               115                       355                   5
     47       O0320            120               360               116                       356                   4
     48       M0171            120               360               115                       355                   5
     49       R0280            260               260               251                       251                   9
     50     400029282          120               360               117                       357                   3
------------------------------------------------------------------------------------------------------------------------------
     51       M0462            120               360               119                       359                   1
     52     400030935          120               360               119                       359                   1
     53     400028228          120               300               107                       287                  13
     54       L0149            120               300               117                       297                   3
     55       O0265            120               NAP               112                                             8
------------------------------------------------------------------------------------------------------------------------------
     56     09-0001055         121               360               116                       355                   5
     57     400028277          120               360               110                       350                  10
     58     09-0001135         120               300               119                       299                   1
     59     400030880          120               300               118                       298                   2
    59a     400030880A
------------------------------------------------------------------------------------------------------------------------------
    59b     400030880B
    59c     400030880C
    59d     400030880D
    59e     400030880E
    59f     400030880F
------------------------------------------------------------------------------------------------------------------------------
     60       O0090            120               360               116                       356                   4
     61     09-0001066         120               300               116                       296                   4
     62     09-0001041         120               360               115                       355                   5
    62a    09-0001041A
    62b    09-0001041B
------------------------------------------------------------------------------------------------------------------------------
    62c    09-0001041C
     63       O0148            120               360               113                       353                   7
     64     09-0001167         240               240               240                       240                   0
     65       R0297            120               360               116                       356                   4
     66       O0244            120               360               113                       353                   7
------------------------------------------------------------------------------------------------------------------------------
     67     400029255          120               360               116                       356                   4
     68     400029205          120               360               115                       355                   5
     69     09-0001136         120               300               119                       299                   1
     70     400029172          120               360               115                       355                   5
     71       R0134            240               240               231                       231                   9
------------------------------------------------------------------------------------------------------------------------------
     72     09-0001133         120               300               119                       299                   1
    72a    09-0001133A
    72b    09-0001133B
    72c    09-0001133C
     73     09-0001082         120               360               117                       357                   3
------------------------------------------------------------------------------------------------------------------------------
     74     400030867          120               300               118                       298                   2
     75     400030966          120               300               119                       299                   1
     76     09-0001065         120               300               116                       296                   4
     77     400029184          120               300               113                       293                   7
     78     400029251          120               360               117                       357                   3
------------------------------------------------------------------------------------------------------------------------------
     79     400030922          120               360               119                       359                   1
     80       R0311            120               360               116                       356                   4
     81     400029139          120               324               113                       317                   7
     82       R0514            120               360               117                       357                   3
     83     09-0001044         120               300               115                       295                   5
------------------------------------------------------------------------------------------------------------------------------
     84     400029161          120               360               115                       355                   5
     85     400029171          120               360               113                       353                   7
     86       R0559            248               247               246                       245                   2
     87     400029274          120               360               117                       357                   3
     88       R0463            120               360               120                       360                   0
------------------------------------------------------------------------------------------------------------------------------
     89     400029257          120               360               116                       356                   4
     90     400029169          120               360               112                       352                   8
     91     400031048          120               360               118                       358                   2
     92     400029237          120               300               117                       297                   3
     93     400029202          120               360               114                       354                   6
------------------------------------------------------------------------------------------------------------------------------
     94       O0359            120               360               119                       359                   1
     95       M0330            120               360               118                       358                   2
    95a       M0330A
    95b       M0330B
     96       R0464            120               360               117                       357                   3
------------------------------------------------------------------------------------------------------------------------------
     97     09-0001063         120               360               116                       356                   4
     98     400029262          120               300               117                       297                   3
     99     400029134          120               360               113                       353                   7
    100     400029200          120               180               115                       175                   5
    101       R0533            240               240               238                       238                   2
------------------------------------------------------------------------------------------------------------------------------
    102     09-0001138         120               300               119                       299                   1
    103     400029214          120               240               115                       235                   5
    103a    400029214A
    103b    400029214B
    103c    400029214C
------------------------------------------------------------------------------------------------------------------------------
    103d    400029214D
    103e    400029214E
    103f    400029214F
    103g    400029214G
    103h    400029214H
------------------------------------------------------------------------------------------------------------------------------
    103i    400029214I
    104       MH0020           120               300               120                       300                   0
    105     400029166          120               300               113                       293                   7
    106     400029173          120               300               115                       295                   5
    106a    400029173A
------------------------------------------------------------------------------------------------------------------------------
    106b    400029173B
    106c    400029173C
    106d    400029173D
    106e    400029173E
    107     09-0001110         120               300               119                       299                   1
------------------------------------------------------------------------------------------------------------------------------
    108       R0315            120               360               118                       358                   2
    109     400029147          120               360               113                       353                   7
    110     09-0001160         120               360               120                       360                   0
    111     400030896          120               300               119                       299                   1
    112     400029299          120               360               117                       357                   3
------------------------------------------------------------------------------------------------------------------------------
    113     400029232          120               360               116                       356                   4
    114       M0415            120               360               116                       356                   4
    115     400029306          120               360               118                       358                   2
    116     400029252          120               300               116                       296                   4
    117     400030886          120               300               118                       298                   2
------------------------------------------------------------------------------------------------------------------------------
    117a    400030886A                                                                                             0
    117b    400030886B                                                                                             0
    118     400029217          240               240               236                       236                   4
    119       M0429            240               240               238                       238                   2
    120     400030875          120               300               118                       298                   2
------------------------------------------------------------------------------------------------------------------------------
    121     400029121          120               360               113                       353                   7
    122     09-0001111         120               360               119                       359                   1
    123       R0458            240               240               239                       239                   1
    124     400030876          120               300               118                       298                   2
    125     400029129          120               360               112                       352                   8
------------------------------------------------------------------------------------------------------------------------------
    126     09-0001104         240               240               238                       238                   2
    127     09-0001140         240               240               239                       239                   1
    128     400028305          120               360               113                       353                   7
    129       O0422            120               360               120                       360                   0
    129a      O0422A                                                                                               0
------------------------------------------------------------------------------------------------------------------------------
    129b      O0422B                                                                                               0
    130       R0304            120               360               114                       354                   6
    131     400029137          120               300               113                       293                   7
    132     400030967          120               300               119                       299                   1
    133     400029178          120               360               114                       354                   6
------------------------------------------------------------------------------------------------------------------------------
    134     400028304          180               360               171                       351                   9
    135     400029164          121               300               114                       293                   7
    136     400028210          180               300               164                       284                  16
    137     400029181          120               300               114                       294                   6
    138     400029234          120               360               116                       356                   4
------------------------------------------------------------------------------------------------------------------------------
    139     09-0001086         120               360               117                       357                   3
    140     09-0001053         120               360               116                       356                   4
    141     09-0001064         240               240               236                       236                   4
    142       O0259            120               360               113                       353                   7
    143       R0743            240               240               239                       239                   1
------------------------------------------------------------------------------------------------------------------------------
    144     400027540          180               360               166                       346                  14
    145     09-0001130         120               300               119                       299                   1
    146     400029116          240               240               231                       231                   9
    147     400029267          180               180               178                       178                   2
    148     400029190          120               300               114                       294                   6
------------------------------------------------------------------------------------------------------------------------------
    149     400029250          120               300               116                       296                   4
    149a    400029250A                                                                                             0
    149b    400029250B                                                                                             0
    150       L0237            120               300               119                       299                   1
    151     09-0001114         120               300               118                       298                   2
------------------------------------------------------------------------------------------------------------------------------
    152     400029154          121               360               114                       353                   7
    153       M0263            120               360               114                       354                   6
    154     400029143          84                360               78                        354                   6
    155     400029189          120               360               114                       354                   6
    156     09-0001163         120               360               120                       360                   0
------------------------------------------------------------------------------------------------------------------------------
    157     400031128          144               360               143                       359                   1
    158     400029213          120               360               116                       356                   4
    159     09-0001045         120               360               115                       355                   5
    160     400029197          120               300               116                       296                   4
    161     09-0001098         240               240               237                       237                   3
------------------------------------------------------------------------------------------------------------------------------
    162       L0171            120               300               114                       294                   6
    163     09-0001107         120               360               118                       358                   2
    164     09-0001056         120               360               116                       356                   4
    165       M0487            240               240               239                       239                   1
    166     400029149          120               360               113                       353                   7
------------------------------------------------------------------------------------------------------------------------------
    167       O0393            120               360               116                       356                   4
    168     400029158          120               300               113                       293                   7
    169     09-0001062         240               240               236                       236                   4
    170     400030890          120               300               119                       299                   1
    171     400029300          120               300               119                       299                   1
------------------------------------------------------------------------------------------------------------------------------
    172     400027560          240               240               229                       229                  11
    173     400029186          120               360               115                       355                   5
    173a    400029186A
    173b    400029186B
    173c    400029186C
------------------------------------------------------------------------------------------------------------------------------
    173d    400029186D
    173e    400029186E
    173f    400029186F
    174       M0537            120               360               119                       359                   1
    175     09-0001139         240               240               239                       239                   1
------------------------------------------------------------------------------------------------------------------------------
    176     400029163          84                360               78                        354                   6
    177     400029212          113               293               107                       287                   6
    178     400030868          180               360               178                       358                   2
    179     400029209          120               300               116                       296                   4
    180     09-0001113         240               240               238                       238                   2
------------------------------------------------------------------------------------------------------------------------------
    181     400029236          120               288               116                       284                   4
    182     400029119          120               360               113                       353                   7
    183     09-0001106         120               300               118                       298                   2
    184     400030915          120               360               119                       359                   1
    185     09-0001067         240               240               237                       237                   3
------------------------------------------------------------------------------------------------------------------------------
    186     400029157          120               300               112                       292                   8
    186a    400029157A
    186b    400029157B
    186c    400029157C
    187       R0597            120               360               119                       359                   1
------------------------------------------------------------------------------------------------------------------------------
    188     09-0001142         240               240               239                       239                   1
    189     400029187          120               360               115                       355                   5
    189a    400029187A
    189b    400029187B
    189c    400029187C
------------------------------------------------------------------------------------------------------------------------------
    189d    400029187D
    189e    400029187E
    190       M0443            120               360               119                       359                   1
    191     400029199          120               240               115                       235                   5
    191a    400029199A
------------------------------------------------------------------------------------------------------------------------------
    191b    400029199B
    192     400029145          120               300               112                       292                   8
    193     400029192          120               360               114                       354                   6
    193a    400029192A
    193b    400029192B
------------------------------------------------------------------------------------------------------------------------------
    194     400029201          120               300               115                       295                   5
    195     09-0001038         120               360               115                       355                   5
    196     400030866          120               300               119                       299                   1
    197     09-0001087         120               360               118                       358                   2
    198     400029238          120               300               117                       297                   3
------------------------------------------------------------------------------------------------------------------------------
    199     400029183          120               360               114                       354                   6
    200     400029194          120               300               115                       295                   5
    201     400029160          120               300               114                       294                   6
    202     09-0001084         120               360               117                       357                   3
    203     400029204          120               360               114                       354                   6
------------------------------------------------------------------------------------------------------------------------------
    204     400029148          120               360               113                       353                   7
    205     400029216          120               300               117                       297                   3
    205a    400029216A
    205b    400029216B
    205c    400029216C
------------------------------------------------------------------------------------------------------------------------------
    205d    400029216D
    206     400029208          120               360               114                       354                   6
    207     400029162          108               360               101                       353                   7
    208       R0254            120               360               114                       354                   6
    209     400028269          120               360               114                       354                   6
------------------------------------------------------------------------------------------------------------------------------
    210     400029309          120               240               119                       239                   1
    211       L0200            120               300               116                       296                   4
    212     400029310          120               300               119                       299                   1
    213     09-0001134         240               240               239                       239                   1
    214       L0300            120               276               118                       274                   2
------------------------------------------------------------------------------------------------------------------------------
    215     400029156          120               360               115                       355                   5
    216     400029215          120               240               115                       235                   5
    216a    400029215A
    216b    400029215B
    216c    400029215C
------------------------------------------------------------------------------------------------------------------------------
    217     400029211          120               300               115                       295                   5
    218       L0184            120               300               117                       297                   3
    219     09-0001051         120               360               117                       357                   3
    220     400030893          120               360               119                       359                   1
    221     09-0001088         240               240               239                       239                   1
------------------------------------------------------------------------------------------------------------------------------
    222     09-0001124         240               260               239                       259                   1
    223       L0202            120               300               116                       296                   4
    224     400029294          120               240               117                       237                   3
    225     400029196          120               324               116                       320                   4
    226     400028286          120               240               112                       232                   8
------------------------------------------------------------------------------------------------------------------------------
    227     400029191          120               360               116                       356                   4
    228     400029167          180               180               172                       172                   8
    229     09-0001132         120               300               119                       299                   1
    230       MU0036           120               300               120                       300                   0
    231     09-0001112         120               360               118                       358                   2
------------------------------------------------------------------------------------------------------------------------------
    232       R0807            237               237               236                       236                   1
    233     400029258          120               360               117                       357                   3
    234     09-0001081         240               240               237                       237                   3
    235     09-0001061         230               230               226                       226                   4
    236       R0480            120               360               119                       359                   1
------------------------------------------------------------------------------------------------------------------------------
    237       I0099            120               360               119                       359                   1
    238     400031123          120               360               118                       358                   2
    239     09-0001070         120               360               117                       357                   3
    240     09-0001074         240               240               237                       237                   3
    241     09-0001039         228               228               223                       223                   5
------------------------------------------------------------------------------------------------------------------------------
    242     09-0001096         120               300               117                       297                   3
    243     400029185          120               360               114                       354                   6
    244     400030925          120               300               119                       299                   1
    245       M0264            120               360               114                       354                   6
    246     09-0001083         120               300               117                       297                   3
------------------------------------------------------------------------------------------------------------------------------
    247     400029233          120               300               116                       296                   4
    248     09-0001071         240               240               237                       237                   3
    249     09-0001079         240               240               237                       237                   3
    250     09-0001072         120               360               117                       357                   3
    251     09-0001119         240               240               238                       238                   2
------------------------------------------------------------------------------------------------------------------------------
    252     400029188          216               216               210                       210                   6
    253     09-0001080         240               240               237                       237                   3
    254     400029140          180               300               173                       293                   7
    255     400029248          216               216               212                       212                   4
    256       R0633            240               240               238                       238                   2
------------------------------------------------------------------------------------------------------------------------------
    257     400029206          120               240               116                       236                   4
    258     400029311          120               300               118                       298                   2
    259     400029174          120               360               115                       355                   5
    260     09-0001059         120               300               116                       296                   4
    261     09-0001034         120               360               114                       354                   6
------------------------------------------------------------------------------------------------------------------------------
    262     09-0001046         240               240               237                       237                   3
    263     09-0001085         120               360               118                       358                   2
    264     09-0001054         240               240               236                       236                   4
    265     400029168          120               300               113                       293                   7
    266     09-0001137         120               300               119                       299                   1
------------------------------------------------------------------------------------------------------------------------------
    267     09-0001095         120               360               117                       357                   3
    268     400029182          120               360               115                       355                   5
    269     07-0000000         120               240               117                       237                   3
    270     400029228          120               300               115                       295                   5
    271     400029155          120               300               113                       293                   7
------------------------------------------------------------------------------------------------------------------------------
    272     09-0001032         177               177               172                       172                   5
    273     400029150          120               240               111                       231                   9
    274       R0497            120               360               119                       359                   1
    275     400029290          120               300               117                       297                   3
    276       R0412            120               300               116                       296                   4
------------------------------------------------------------------------------------------------------------------------------
    277     09-0001093         240               240               237                       237                   3
    278     09-0001118         240               240               238                       238                   2
    279     09-0001097         240               240               237                       237                   3
    280     400029180          120               300               113                       293                   7
    281     400030934          120               300               119                       299                   1
------------------------------------------------------------------------------------------------------------------------------
    282     09-0001091         120               360               118                       358                   2
    283     09-0001147         180               180               179                       179                   1
    284     400030871          240               240               238                       238                   2
    285     09-0001073         120               300               117                       297                   3
    286     400029297          120               300               117                       297                   3
------------------------------------------------------------------------------------------------------------------------------
    287       O0348            120               360               118                       358                   2
    288     09-0001105         120               300               118                       298                   2
    289       O0253            120               300               117                       297                   3
    290     09-0001060         240               240               236                       236                   4
    291       M0262            120               360               114                       354                   6
------------------------------------------------------------------------------------------------------------------------------
    292       M0220            120               360               114                       354                   6
    293       M0290            120               360               114                       354                   6
    294       I0074            120               360               118                       358                   2
    295     09-0001141         240               240               239                       239                   1
    296     400029235          120               300               116                       296                   4
------------------------------------------------------------------------------------------------------------------------------
    297     09-0001120         240               240               238                       238                   2
    298     09-0001057         247               246               244                       243                   3
    299     400029126          120               300               113                       293                   7
    300     09-0001058         144               144               140                       140                   4
    301     09-0001094         180               180               177                       177                   3
------------------------------------------------------------------------------------------------------------------------------
    302       O0541            120               300               119                       299                   1
    303       R0887            120               300               120                       300                   0
    304     400029253          120               360               118                       358                   2
    305     400030869          180               360               178                       358                   2
    306     400029304          120               300               118                       298                   2
------------------------------------------------------------------------------------------------------------------------------
    307     09-0001075         120               360               117                       357                   3
    308     400029210          120               360               116                       356                   4
    309       M0288            120               360               114                       354                   6
    310       M0289            120               360               114                       354                   6
    311     09-0001069         240               240               237                       237                   3
------------------------------------------------------------------------------------------------------------------------------
    312       M0364            120               360               119                       359                   1
    313     400030870          180               360               178                       358                   2
    314     400029291          120               300               116                       296                   4
    315     09-0001077         120               300               117                       297                   3
    316       R0634            240               240               238                       238                   2
------------------------------------------------------------------------------------------------------------------------------
    317     09-0001035         120               360               114                       354                   6
    318       M0172            120               300               115                       295                   5
    319       MU0114           120               300               120                       300                   0
    320     09-0001036         120               360               114                       354                   6
    321       R0886            120               300               120                       300                   0
------------------------------------------------------------------------------------------------------------------------------
    322     400029246          120               360               117                       357                   3

                                                       PREPAYMENT                                                YIELD
  CONTROL     LOAN       SCHEDULED        SCHEDULED      BEGIN                                                MAINTENANCE
   NUMBER    NUMBER    MATURITY DATE         ARD         DATE       PREPAYMENT PENALTY DESCRIPTION (MONTHS)      TYPE
-----------------------------------------------------------------------------------------------------------------------------------
     1         ACS        05/11/23         05/11/08    11/11/00           Lock/30_Defeasance/89_0%/1
     1a       ACS-A
     1b       ACS-B
     1c       ACS-C
     1d       ACS-D
-----------------------------------------------------------------------------------------------------------------------------------
     1e       ACS-E
     1f       ACS-F
     1g       ACS-G
     1h       ACS-H
     1i       ACS-I
-----------------------------------------------------------------------------------------------------------------------------------
     1j       ACS-J
     1k       ACS-K
     1l       ACS-L
     1m       ACS-M
     1n       ACS-N
-----------------------------------------------------------------------------------------------------------------------------------
     1o       ACS-O
     1p       ACS-P
     1q       ACS-Q
     1r       ACS-R
     1s       ACS-S
-----------------------------------------------------------------------------------------------------------------------------------
     1t       ACS-T
     1u       ACS-U
     1v       ACS-V
     1w       ACS-W
     1x       ACS-X
-----------------------------------------------------------------------------------------------------------------------------------
     1y       ACS-Y
     1z       ACS-Z
    1aa      ACS-AA
    1bb      ACS-BB
    1cc      ACS-CC
-----------------------------------------------------------------------------------------------------------------------------------
     2        AIM-1       01/01/08                     01/01/07                  Lock/108_0%12
     2a      AIM-1A
     2b      AIM-1B
     2c      AIM-1C
     2d      AIM-1D
-----------------------------------------------------------------------------------------------------------------------------------
     2e      AIM-1E
     2f      AIM-1F
     2g      AIM-1G
     2h      AIM-1H
     2i      AIM-1I
-----------------------------------------------------------------------------------------------------------------------------------
     2j      AIM-1J
     2k      AIM-1K
     2l      AIM-1L
     2m      AIM-1M
     2n      AIM-1N
-----------------------------------------------------------------------------------------------------------------------------------
     2o      AIM-1O
     3     09-1001006     07/11/28         07/11/08    11/11/00             Locked/26_Defeasance/94
     3a    09-1001006A
     3b    09-1001006B
     3c    09-1001006C
-----------------------------------------------------------------------------------------------------------------------------------
     3d    09-1001006D
     3e    09-1001006E
     3f    09-1001006F
     3g    09-1001006G
     3h    09-1001006H
-----------------------------------------------------------------------------------------------------------------------------------
     4        SkyII       06/11/28         08/11/08    11/11/00           Lock/29_Defeasance/92_0%/1
     4a      SkyIIA
     4b      SkyIIB
     5        ANADC       10/11/08                     11/11/00              Lock/25_Defeasance/95
     6     09-0001076     06/11/08                     06/11/01           Lock/36_Defeasance/83_0%/1
-----------------------------------------------------------------------------------------------------------------------------------
     7     09-0001128     09/01/28         09/01/08    09/01/01              Lock/36_Defeasance/84
            400029224     06/01/08                     07/01/01     Lock/36_greater than YM or 1%/78_0%/6         Treasury Flat
     8     400029224A
     9     400029218B
     10    400029222C
-----------------------------------------------------------------------------------------------------------------------------------
     11    400029227D
     12    400029219E
     13    09-0001116     08/01/23         08/01/08    08/01/01           Lock/36_Defeasance/81_0%/3
            400029220     06/01/08                     07/01/01      Lock/36_greater than YM or 1%/78_0%/6         Treasury Flat
     14    400029220A
-----------------------------------------------------------------------------------------------------------------------------------
     15    400029221B
     16    400029226C
     17    400029223D
     18    400029225E
     19     400030965     09/01/08                     10/01/01           Lock/36_Defeasance/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
     20    09-0001168     10/01/08                     10/01/01           Lock/36_Defeasance/81_0%/3
     21    09-0001099     07/01/08                     11/01/00           Lock/28_Defeasance/91_0%/1
     22       SP007       04/01/28         03/01/08    11/01/00           Lock/31_Defeasance/82_0%/6
     23     400029141     01/01/18                     02/01/02     Lock/48_greater than YM or 1%/186_0%/6         Treasury Flat
     24     400028225     07/01/04                     08/01/00      Lock/36_greater than YM or 1%/42_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
     25    09-0001031     05/11/28         05/11/08    11/11/00           Lock/30_Defeasance/87_0%/3
     26    09-0001117     09/01/08                     11/01/00           Lock/26_Defeasance/91_0%/3
    26a    09-0001117A
    26b    09-0001117B
    26c    09-0001117C
-----------------------------------------------------------------------------------------------------------------------------------
    26d    09-0001117D
     27       L0137       02/01/08                     02/01/02     Lock/48_greater than YM or 1%/69_0%/3          Treasury Flat
     28     400030913     09/01/08                     10/01/01     Lock/36_greater than YM or 1%/78_0%/6          Treasury Flat
     29    09-0001122     08/01/08                     08/01/01           Lock/36_Defeasance/81_0%/3
     30    09-0001102     08/01/23         08/01/08    08/01/01           Lock/36_Defeasance/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
     31     400030964     09/01/08                     10/01/01           Lock/36_Defeasance/81_0%/3
     32     400029308     07/01/08                     07/01/01           Lock/36_Defeasance/78_0%/6
     33     400029207     06/01/08                     07/01/02     Lock/48_greater than YM or 1%/66_0%/6          Treasury Flat
     34    09-0001115     08/01/23         08/01/08    08/01/01           Lock/36_Defeasance/81_0%/3
     35       R0421       05/01/13                     05/01/01           Lock/36_Defeasance/138_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
     36    09-0001040     05/01/08                     05/01/01           Lock/36_Defeasance/81_0%/3
    36a    09-0001040A
    36b    09-0001040B
    36c    09-0001040C
     37       M0514       09/01/08                     11/01/00           Lock/26_Defeasance/88_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
     38     400030914     09/01/13                     10/01/01           Lock/36_Defeasance/138_0%/6
     39       O0179       07/01/05                     07/01/01           Lock/36_Defeasance/42_0%/6
     40     400028275     01/01/28         01/01/08    02/01/02     Lock/48_greater than YM or 1%/66_0%/6          Treasury Flat
    40a    400028275A
    40b    400028275B
-----------------------------------------------------------------------------------------------------------------------------------
     41    09-0001037     05/01/08                     05/01/01           Lock/36_Defeasance/81_0%/3
     42    09-0001100     07/01/08                     11/01/00           Lock/28_Defeasance/91_0%/1
     43    09-0001101     08/01/23         08/01/08    08/01/01           Lock/36_Defeasance/81_0%/3
     44    09-0001123     08/01/08                     08/01/01           Lock/36_81/Defeasance_0%/3
     45    09-0001042     04/10/08                     04/10/01           Lock/36_Defeasance/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
     46       O0311       05/01/08                     11/01/00           Lock/30_Defeasance/84_0%/6
     47       O0320       06/01/28         06/01/08    11/01/00           Lock/29_Defeasance/85_0%/6
     48       M0171       05/01/08                     11/01/00              Lock/30_Defeasance/90
     49       R0280       08/31/19                     02/01/01             Lock/36_Defeasance/224
     50     400029282     07/01/08                     08/01/02     Lock/48_greater than YM or 1%/66_0%/6          Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
     51       M0462       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
     52     400030935     09/01/08                     10/01/01     Lock/36_greater than YM or 1%/78_0%/6          Treasury Flat
     53     400028228     09/01/07                     10/01/98    Lock/12_greater than YM or 1%/102_0%/6      Spread to Treasury
     54       L0149       07/01/08                     07/01/01              Lock/36_Defeasance/84
     55       O0265       02/01/08                     11/01/00           Lock/33_Defeasance/81_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
     56    09-0001055     06/10/08                     05/10/01           Lock/36_Defeasance/84_0%/1
     57     400028277     12/01/07                     01/01/01           Lock/36_ Defeasance/78_0%/6
     58    09-0001135     09/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
     59     400030880     08/01/08                     09/01/02     Lock/48_greater than YM or 1%/66_0%/6          Treasury Flat
    59a    400030880A
-----------------------------------------------------------------------------------------------------------------------------------
    59b    400030880B
    59c    400030880C
    59d    400030880D
    59e    400030880E
    59f    400030880F
-----------------------------------------------------------------------------------------------------------------------------------
     60       O0090       06/01/08                     11/01/00              Lock/29_Defeasance/91
     61    09-0001066     06/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
     62    09-0001041     05/01/28         05/01/08    06/01/01           Lock/36_Defeasance/81_0%/3
    62a    09-0001041A
    62b    09-0001041B
-----------------------------------------------------------------------------------------------------------------------------------
    62c    09-0001041C
     63       O0148       02/28/08                     03/01/01              Lock/36_Defeasance/84
     64    09-0001167     10/01/18                     10/01/01           Lock/36_Defeasance/201_0%/3
     65       R0297       06/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
     66       O0244       02/28/08                     11/01/00              Lock/32_Defeasance/88
-----------------------------------------------------------------------------------------------------------------------------------
     67     400029255     06/01/08                     07/01/02     Lock/48_greater than YM or 1%/66_0%/6          Treasury Flat
     68     400029205     05/01/08                     06/01/02     Lock/48_greater than YM or 1%/66_0%/6          Treasury Flat
     69    09-0001136     09/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
     70     400029172     05/01/08                     06/01/02     Lock/48_greater than YM or 1%/66_0%/6          Treasury Flat
     71       R0134       12/31/17                     01/01/01             Lock/36_Defeasance/204
-----------------------------------------------------------------------------------------------------------------------------------
     72    09-0001133     09/01/08                     10/01/01           Lock/36_Defeasance/78_0%/6
    72a    09-0001133A
    72b    09-0001133B
    72c    09-0001133C
     73    09-0001082     07/01/08                     07/01/01           Lock/36_Defeasance/83_0%/1
-----------------------------------------------------------------------------------------------------------------------------------
     74     400030867     08/01/08                     09/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
     75     400030966     09/01/08                     10/01/01           Lock/36_Defeasance/81_0%/3
     76    09-0001065     06/01/08                     06/01/01           Lock/36_Defeasance/83_0%/1
     77     400029184     03/01/08                     04/01/04      Lock/72_greater than YM or 1%/42_0%/6         Treasury Flat
     78     400029251     07/01/08                     08/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
     79     400030922     09/01/08                     10/01/02      Lock/48greater than YM or 1%/66_0%/6          Treasury Flat
     80       R0311       06/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
     81     400029139     03/01/25         03/01/08    03/01/01              Lock/36_Defeasance/84
     82       R0514       07/01/08                     07/01/01           Lock/36_Defeasance/78_0%/6
     83    09-0001044     05/01/08                     05/01/01           Lock/36_Defeasance/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
     84     400029161     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
     85     400029171     03/01/08                     04/01/01      Lock/36_greater than YM or 1%/78_0%/6         Treasury Flat
     86       R0559       04/01/19                     08/01/01           Lock/36_Defeasance/206_0%/6
     87     400029274     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
     88       R0463       10/01/08                     10/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
     89     400029257     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
     90     400029169     02/01/08                     03/01/01           Lock/36_Defeasance/78_0%/6
     91     400031048     08/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
     92     400029237     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
     93     400029202     04/01/08                     05/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
     94       O0359       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
     95       M0330       08/01/08                     08/01/01           Lock/36_Defeasance/78_0%/6
    95a      M0330A
    95b      M0330B
     96       R0464       07/01/08                     07/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
     97    09-0001063     06/01/08                     06/01/01           Lock/36_Defeasance/81_0%/3
     98     400029262     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
     99     400029134     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    100     400029200     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/54_0%/18        Treasury Flat
    101       R0533       08/01/18                     08/01/01           Lock/36_Defeasance/198_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    102    09-0001138     09/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
    103     400029214     05/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
    103a   400029214A
    103b   400029214B
    103c   400029214C
-----------------------------------------------------------------------------------------------------------------------------------
    103d   400029214D
    103e   400029214E
    103f   400029214F
    103g   400029214G
    103h   400029214H
-----------------------------------------------------------------------------------------------------------------------------------
    103i   400029214I
    104      MH0020       10/01/08                     11/01/00           Lock/25_Defeasance/89_0%/6
    105     400029166     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    106     400029173     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    106a   400029173A
-----------------------------------------------------------------------------------------------------------------------------------
    106b   400029173B
    106c   400029173C
    106d   400029173D
    106e   400029173E
    107    09-0001110     09/01/23         09/01/08    09/01/01           Lock/36_Defeasance/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    108       R0315       07/31/08                     08/01/01              Lock/36_Defeasance/84
    109     400029147     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    110    09-0001160     10/01/08                     10/01/01            Lock/36_Defeasance/81_0%/3
    111     400030896     09/01/08                     10/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    112     400029299     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    113     400029232     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    114       M0415       06/01/08                     06/01/01              Lock/36_Defeasance/84
    115     400029306     08/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
    116     400029252     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/68_0%/4         Treasury Flat
    117     400030886     08/01/08                     09/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    117a   400030886A
    117b   400030886B
    118     400029217     06/01/18                     07/01/06      Lock/96_greater than YM or 1%/138_0%/6        Treasury Flat
    119       M0429       08/01/18                     08/01/01           Lock/36_Defeasance/198_0%/6
    120     400030875     08/01/08                     09/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    121     400029121     03/01/08                     04/01/01      Lock/36_greater than YM or 1%/78_0%/6         Treasury Flat
    122    09-0001111     09/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
    123       R0458       09/01/18                     09/01/01           Lock/36_Defeasance/198_0%/6
    124     400030876     08/01/08                     09/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    125     400029129     02/01/08                     03/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    126    09-0001104     08/01/18                     08/01/01           Lock/36_Defeasance/201_0%/3
    127    09-0001140     09/01/18                     09/01/01           Lock/36_Defeasance/203_0%/1
    128     400028305     03/01/08                     04/01/01           Lock/36_Defeasance/78_0%/6
    129       O0422       10/01/08                     11/01/00           Lock/25_Defeasance/89_0%/6
    129a     O0422A
-----------------------------------------------------------------------------------------------------------------------------------
    129b     O0422B
    130       R0304       04/01/08                     11/01/00           Lock/31_Defeasance/83_0%/6
    131     400029137     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    132     400030967     09/01/08                     10/01/01           Lock/36_Defeasance/81_0%/3
    133     400029178     04/01/08                     05/01/02           Lock/48_YM/66_0%/6                       Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    134     400028304     01/01/13                     02/01/02      Lock/48_greater than YM or 1%/126_0%/6        Treasury Flat
    135     400029164     03/31/08                     04/01/02       Lock/48_greater than YM or 1%/67_0%/6        Treasury Flat
    136     400028210     06/01/12                     07/01/01      Lock/48_greater than YM or 1%/126_0%/6        Treasury Flat
    137     400029181     04/01/08                     05/01/02       Lock/48_greater than YM or 1%/66_0%/6        Treasury Flat
    138     400029234     06/01/08                     07/01/02       Lock/48_greater than YM or 1%/66_0%/6        Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    139    09-0001086     07/01/28         07/01/08    07/01/01           Lock/36_Defeasance/83_0%/1
    140    09-0001053     06/01/08                     06/01/01           Lock/36_Defeasance/81_0%/3
    141    09-0001064     06/01/18                     06/01/01           Lock/36_Defeasance/201_0%/3
    142       O0259       02/28/08                     03/01/01              Lock/36_Defeasance/84
    143       R0743       09/01/18                     09/01/01           Lock/36_Defeasance/198_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    144     400027540     08/01/12                     08/01/04      Lock/84_greater than YM or 1%/90_0%/6         Treasury Flat
    145    09-0001130     09/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
    146     400029116     01/01/18                     01/01/06           Lock/96_Defeasance/144
    147     400029267     08/01/13                     09/01/05      Lock/84_greater than YM or 1%/90_0%/6         Treasury Flat
    148     400029190     04/01/08                     05/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    149     400029250     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    149a   400029250A
    149b   400029250B
    150       L0237       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
    151    09-0001114     08/01/23         08/01/08    08/01/01           Lock/36_Defeasance/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    152     400029154     04/01/08                     04/01/02      Lock/48_greater than YM or 1%/67_0%/6         Treasury Flat
    153       M0263       04/01/08                     11/01/00           Lock/31_Defeasance/83_0%/6
    154     400029143     04/01/05                     05/01/02      Lock/48_greater than YM or 1%/30_0%/6         Treasury Flat
    155     400029189     04/01/08                     05/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    156    09-0001163     10/01/08                     10/01/01             Lock36_Defeasance81_0%3
-----------------------------------------------------------------------------------------------------------------------------------
    157     400031128     09/01/10                     09/01/02      Lock/48_greater than YM or 1%/90_0%/6         Treasury Flat
    158     400029213     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    159    09-0001045     05/01/08                     05/01/01           Lock/36_Defeasance/83_0%/1
    160     400029197     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    161    09-0001098     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    162       L0171       03/31/08                     04/01/01             Lock/36_Defeasance /84
    163    09-0001107     08/01/08                     08/01/01           Lock/36_Defeasance/81_0%/3
    164    09-0001056     06/01/08                     06/01/01           Lock/36_Defeasance/83_0%/1
    165       M0487       09/01/18                     09/01/01           Lock/36_Defeasance/198_0%/6
    166     400029149     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    167       O0393       06/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
    168     400029158     03/01/08                     04/01/06              Lock/96_Defeasance/24
    169    09-0001062     06/01/18                     06/01/01           Lock/36_Defeasance/201_0%/3
    170     400030890     09/01/08                     10/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    171     400029300     09/01/08                     10/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    172     400027560     11/01/17                     12/01/01      Lock/48_greater than YM or 1%/186_0%/6        Treasury Flat
    173     400029186     05/01/08                     06/01/03      Lock/60_greater than YM or 1%/54_0%/6         Treasury Flat
    173a   400029186A
    173b   400029186B
    173c   400029186C
-----------------------------------------------------------------------------------------------------------------------------------
    173d   400029186D
    173e   400029186E
    173f   400029186F
    174       M0537       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
    175    09-0001139     09/01/18                     09/01/01           Lock/36_Defeasance/201_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    176     400029163     04/01/05                     05/01/01           Lock/36_Defeasance/42_0%/6
    177     400029212     09/01/07                     10/01/98      Lock/6_greater than YM or 1%/101_0%/6      Spread to Treasury
    178     400030868     08/01/13                     09/01/05      Lock/84_greater than YM or 1%/90_0%/6         Treasury Flat
    179     400029209     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    180    09-0001113     08/01/18                     08/01/01           Lock/36_Defeasance_203/0%_1
-----------------------------------------------------------------------------------------------------------------------------------
    181     400029236     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    182     400029119     03/01/08                     04/01/02      Lock/48_greater than YM or1%/66_0%/6          Treasury Flat
    183    09-0001106     08/01/08                     11/01/00      Lock/27_greater than YM or 1%/92_0%/1         Treasury Flat
    184     400030915     09/01/08                     10/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    185    09-0001067     07/01/18                     07/01/01           Lock/36_Defeasance/198_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    186     400029157     02/01/08                     03/01/01           Lock/36_Defeasance/78_0%/6
    186a   400029157A
    186b   400029157B
    186c   400029157C
    187       R0597       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    188    09-0001142     09/01/18                     09/01/01           Lock/36_Defeasance/203_0%/1
    189     400029187     05/01/08                     06/01/03      Lock/60_greater than YM or 1%/54_0%/6         Treasury Flat
    189a   400029187A
    189b   400029187B
    189c   400029187C
-----------------------------------------------------------------------------------------------------------------------------------
    189d   400029187D
    189e   400029187E
    190       M0443       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
    191     400029199     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    191a   400029199A
-----------------------------------------------------------------------------------------------------------------------------------
    191b   400029199B
    192     400029145     02/01/08                     03/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    193     400029192     04/01/08                     05/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    193a   400029192A
    193b   400029192B
-----------------------------------------------------------------------------------------------------------------------------------
    194     400029201     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    195    09-0001038     05/01/08                     05/01/01           Lock/36_Defeasance/81_0%/3
    196     400030866     09/01/08                     10/01/03      Lock/60_greater than YM or 1%/54_0%/6         Treasury Flat
    197    09-0001087     08/01/08                     08/01/01           Lock/36_Defeasance/81_0%/3
    198     400029238     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    199     400029183     04/01/08                     05/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    200     400029194     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    201     400029160     04/01/08                     05/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    202    09-0001084     07/01/08                     07/01/01           Lock/36_Defeasance/81_0%/3
    203     400029204     04/01/08                     05/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    204     400029148     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66 0%_6         Treasury Flat
    205     400029216     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    205a   400029216A
    205b   400029216B
    205c   400029216C
-----------------------------------------------------------------------------------------------------------------------------------
    205d   400029216D
    206     400029208     04/01/08                     05/01/01           Lock/36_Defeasance/78_0%/6
    207     400029162     03/01/07                     04/01/01           Lock/36_Defeasance/66_0%/6
    208       R0254       04/01/08                     11/01/00           Lock/31_Defeasance/85_0%/4
    209     400028269     04/01/08                     05/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    210     400029309     09/01/08                     10/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    211       L0200       06/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
    212     400029310     09/01/08                     10/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    213    09-0001134     09/01/18                     09/01/01           Lock/36_Defeasance/201_0%3
    214       L0300       08/01/08                     08/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    215     400029156     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    216     400029215     05/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
    216a   400029215A
    216b   400029215B
    216c   400029215C
-----------------------------------------------------------------------------------------------------------------------------------
    217     400029211     05/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
    218       L0184       07/01/08                     07/01/01           Lock/36_Defeasance/78_0%/6
    219    09-0001051     07/01/08                     11/01/00           Lock/28_Defeasance/91_0%/1
    220     400030893     09/01/08                     10/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    221    09-0001088     09/01/18                     09/01/01           Lock/36_Defeasance/203_0%/1
-----------------------------------------------------------------------------------------------------------------------------------
    222    09-0001124     09/01/18                     09/01/01           Lock/36_Defeasance/201_0%/3
    223       L0202       06/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
    224     400029294     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    225     400029196     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    226     400028286     02/01/08                     03/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    227     400029191     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    228     400029167     02/01/13                     03/01/05      Lock/84_greater than YM or 1%/90_0%6          Treasury Flat
    229    09-0001132     09/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
    230      MU0036       10/01/08                     10/01/01           Lock/36_Defeasance/78_0%/6
    231    09-0001112     08/01/08                     08/01/01           Lock/36_Defeasance/83_0%/1
-----------------------------------------------------------------------------------------------------------------------------------
    232       R0807       06/01/18                     09/01/01           Lock/36_Defeasance/195_0%/6
    233     400029258     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    234    09-0001081     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
    235    09-0001061     08/01/17                     06/01/01           Lock/36_Defeasance/191_0%/3
    236       R0480       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    237       I0099       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
    238     400031123     08/01/08                     08/01/01           Lock/36_Defeasance/81_0%/3
    239    09-0001070     07/01/08                     07/01/01           Lock/36_Defeasance/81_0%/3
    240    09-0001074     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
    241    09-0001039     05/01/17                     05/01/01           Lock/36_Defeasance/189_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    242    09-0001096     07/01/08                     07/01/01           Lock/36_Defeasance/81_0%/3
    243     400029185     04/01/08                     05/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    244     400030925     09/01/08                     10/01/02      Lock/48_greater than YM or 1%/66/_0%/6        Treasury Flat
    245       M0264       04/01/08                     11/01/00           Lock/31_Defeasance/83_0%/6
    246    09-0001083     07/01/08                     07/01/01           Lock/36_Defeasance/83_0%/1
-----------------------------------------------------------------------------------------------------------------------------------
    247     400029233     06/01/08                     07/01/01           Lock/36_Defeasance/78_0%/6
    248    09-0001071     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
    249    09-0001079     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
    250    09-0001072     07/01/08                     11/01/00           Lock/28_Defeasance/91_0%/1
    251    09-0001119     08/01/18                     08/01/01           Lock/36_Defeasance/201_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    252     400029188     04/01/16                     05/01/02      Lock/48_greater than YM or 1%/162_0%/6        Treasury Flat
    253    09-0001080     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
    254     400029140     03/01/13                     04/01/02      Lock/48_greater than YM or 1%/126_0%/6        Treasury Flat
    255     400029248     06/01/16                     07/01/01      Lock/36_greater than YM or 1%/174_0%/6        Treasury Flat
    256       R0633       08/01/18                     08/01/01           Lock/36_Defeasance/198_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    257     400029206     06/01/08                     07/01/03           Lock/60_Defeasance/54_0%/6
    258     400029311     08/01/08                     09/01/01      Lock/36_greater than YM or 1%/78_0%/6         Treasury Flat
    259     400029174     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    260    09-0001059     06/01/08                     06/01/01           Lock/36_Defeasance/81_0%/3
    261    09-0001034     04/01/08                     04/01/01           Lock/36_Defeasance/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    262    09-0001046     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
    263    09-0001085     08/01/28         08/01/08    08/01/01           Lock/36_Defeasance/81_0%/3
    264    09-0001054     06/01/18                     05/01/01           Lock/36_Defeasance/201_0%/3
    265     400029168     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    266    09-0001137     09/01/08                     09/01/01           Lock/36_Defeasance/81_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    267    09-0001095     07/01/08                     07/01/01           Lock/36_Defeasance/81_0%/3
    268     400029182     05/01/08                     06/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    269    07-0000000     07/01/18         07/01/08    07/01/03           Lock/60_Defeasance/54_0%/6
    270     400029228     05/01/08                     06/01/01           Lock/36_Defeasance/78_%0/6
    271     400029155     03/01/08                     03/01/01              Lock/36_Defeasance/84
-----------------------------------------------------------------------------------------------------------------------------------
    272    09-0001032     01/31/13                     05/01/01           Lock/36_Defeasance/138_0%/3
    273     400029150     01/01/08                     02/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    274       R0497       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
    275     400029290     07/01/08                     08/01/01      Lock/36_greater than YM or 1%/78_0%/6         Treasury Flat
    276       R0412       06/01/08                     06/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    277    09-0001093     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
    278    09-0001118     08/01/18                     08/01/01           Lock/36_Defeasance/201_0%/3
    279    09-0001097     07/01/18                     07/01/01           Lock/36_Defeasance/203_0%/1
    280     400029180     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    281     400030934     09/01/08                     10/01/01            Lock/36_Defeance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    282    09-0001091     08/01/08                     08/01/01           Lock/36_Defeasance/83_0%/1
    283    09-0001147     09/01/13                     09/01/01           Lock/36_Defeasance/141_0%/3
    284     400030871     08/01/18                     09/01/08      Lock/120_greater than YM or 1%/114_0%/6       Treasury Flat
    285    09-0001073     07/01/08                     11/01/00           Lock/28_Defeasance/91_0%/1
    286     400029297     07/01/08                     08/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    287       O0348       08/01/08                     08/01/01           Lock/36_Defeasance/78_0%/6
    288    09-0001105     08/01/08                     08/01/01           Lock/36_Defeasance/83_0%/1
    289       O0253       07/01/08                     07/01/01           Lock/36_Defeasance/78_0%/6
    290    09-0001060     06/01/18                     06/01/01           Lock/36_Defeasance/201_0%/3
    291       M0262       04/01/08                     11/01/00           Lock/31_Defeasance/83_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    292       M0220       04/01/08                     04/01/01      Lock/36_greater than YM or 1%/78_0%/6         Treasury Flat
    293       M0290       04/01/08                     11/01/00           Lock/31_Defeasance/83_0%/6
    294       I0074       08/01/08                     08/01/01           Lock/36_Defeasance/78_0%/6
    295    09-0001141     09/01/18                     09/01/01           Lock/36_Defeasance/201_0%/3
    296     400029235     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    297    09-0001120     08/01/18                     08/01/01           Lock/36_Defeasance/201_0%/3
    298    09-0001057     01/31/19                     07/01/01           Lock/36_Defeasance/208_0%/3
    299     400029126     03/01/08                     04/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    300    09-0001058     06/01/10                     06/01/01           Lock/36_Defeasance/105_0%/3
    301    09-0001094     07/01/13                     07/01/01           Lock/36_Defeasance/141_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    302       O0541       09/01/08                     09/01/01      Lock/36_greater than YM or 1%/78_0%/6         Treasury Flat
    303       R0887       10/01/08                     10/01/01           Lock/36_Defeasance/78_0%/6
    304     400029253     08/01/08                     09/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    305     400030869     08/01/13                     09/01/05      Lock/84_greater than YM or 1%/90_0%/6         Treasury Flat
    306     400029304     08/01/08                     09/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
-----------------------------------------------------------------------------------------------------------------------------------
    307    09-0001075     07/01/08                     07/01/01           Lock/36_Defeasance/83_0%/1
    308     400029210     06/01/08                     07/01/01           Lock/36_Defeasance/78_0%/6
    309       M0288       04/01/08                     11/01/00           Lock/31_Defeasance/83_0%/6
    310       M0289       04/01/08                     11/01/00           Lock/31_Defeasance/83_0%/6
    311    09-0001069     07/01/18                     07/01/01           Lock/36_Defeasance/201_0%/3
-----------------------------------------------------------------------------------------------------------------------------------
    312       M0364       09/01/08                     09/01/01           Lock/36_Defeasance/78_0%/6
    313     400030870     08/01/13                     09/01/05      Lock/84_greater than YM or 1%/90_0%/6         Treasury Flat
    314     400029291     06/01/08                     07/01/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat
    315    09-0001077     07/01/08                     07/01/01           Lock/36_Defeasance/81_0%/3
    316       R0634       08/01/18                     08/01/01           Lock/36_Defeasance/198_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    317    09-0001035     04/01/08                     04/01/01           Lock/36_Defeasance/81_0%/3
    318       M0172       05/01/08                     05/01/01           Lock/36_Defeasance/78_0%/6
    319      MU0114       10/01/08                     10/01/01           Lock/36_Defeasance/78_0%/6
    320    09-0001036     04/01/08                     04/01/01           Lock/36_Defeasance/81_0%/3
    321       R0886       10/01/08                     10/01/01           Lock/36_Defeasance/78_0%/6
-----------------------------------------------------------------------------------------------------------------------------------
    322     400029246     07/05/08                     08/05/02      Lock/48_greater than YM or 1%/66_0%/6         Treasury Flat

                                                             Origination
  Control       Loan           Appraised      Appraisal       Date LTV        Loan Seller/
   Number      Number            Value          Date           Ratio           Originator
--------------------------------------------------------------------------------------------
     1          ACS         $ 520,600,000                      57.05%             GSMC
     1a        ACS-A            6,200,000     03/01/98                            GSMC
     1b        ACS-B           14,400,000     03/01/98                            GSMC
     1c        ACS-C            7,400,000     03/01/98                            GSMC
     1d        ACS-D           35,100,000     03/01/98                            GSMC
--------------------------------------------------------------------------------------------
     1e        ACS-E           15,800,000     03/01/98                            GSMC
     1f        ACS-F           27,800,000     03/01/98                            GSMC
     1g        ACS-G           22,900,000     03/01/98                            GSMC
     1h        ACS-H            8,300,000     03/01/98                            GSMC
     1i        ACS-I           57,600,000     03/01/98                            GSMC
--------------------------------------------------------------------------------------------
     1j        ACS-J            4,750,000     03/01/98                            GSMC
     1k        ACS-K           23,500,000     03/01/98                            GSMC
     1l        ACS-L            7,300,000     03/01/98                            GSMC
     1m        ACS-M              450,000     03/01/98                            GSMC
     1n        ACS-N           18,900,000     03/01/98                            GSMC
--------------------------------------------------------------------------------------------
     1o        ACS-O           34,200,000     03/01/98                            GSMC
     1p        ACS-P           20,400,000     03/01/98                            GSMC
     1q        ACS-Q            2,400,000     03/01/98                            GSMC
     1r        ACS-R           47,800,000     03/01/98                            GSMC
     1s        ACS-S            2,300,000     03/01/98                            GSMC
--------------------------------------------------------------------------------------------
     1t        ACS-T           24,600,000     03/01/98                            GSMC
     1u        ACS-U           12,200,000     03/01/98                            GSMC
     1v        ACS-V           14,300,000     03/01/98                            GSMC
     1w        ACS-W           32,600,000     03/01/98                            GSMC
     1x        ACS-X           10,700,000     03/01/98                            GSMC
--------------------------------------------------------------------------------------------
     1y        ACS-Y            9,100,000     03/01/98                            GSMC
     1z        ACS-Z           10,000,000     03/01/98                            GSMC
    1aa        ACS-AA           6,800,000     03/01/98                            GSMC
    1bb        ACS-BB          18,200,000     03/01/98                            GSMC
    1cc        ACS-CC          24,600,000     03/01/98                            GSMC
--------------------------------------------------------------------------------------------
     2         AIM-1          178,375,000                      61.67              GSMC
     2a        AIM-1A          55,500,000     08/28/98                            GSMC
     2b        AIM-1B           5,925,000     09/01/98                            GSMC
     2c        AIM-1C           8,500,000     08/29/98                            GSMC
     2d        AIM-1D           5,700,000     08/28/98                            GSMC
--------------------------------------------------------------------------------------------
     2e        AIM-1E           4,350,000     08/27/98                            GSMC
     2f        AIM-1F          10,000,000     08/28/98                            GSMC
     2g        AIM-1G           8,600,000     08/31/98                            GSMC
     2h        AIM-1H          10,650,000     08/28/98                            GSMC
     2i        AIM-1I           8,400,000     08/27/98                            GSMC
--------------------------------------------------------------------------------------------
     2j        AIM-1J          26,000,000     08/28/98                            GSMC
     2k        AIM-1K           3,350,000     09/02/98                            GSMC
     2l        AIM-1L           6,250,000     08/31/98                            GSMC
     2m        AIM-1M          17,000,000     08/31/98                            GSMC
     2n        AIM-1N           3,650,000     09/01/98                            GSMC
--------------------------------------------------------------------------------------------
     2o        AIM-1O           4,500,000     08/29/98                            GSMC
     3       09-1001006       169,900,000                      61.80              GSMC
     3a     09-1001006A        20,100,000     05/29/98                            GSMC
     3b     09-1001006B        31,000,000     06/01/98                            GSMC
     3c     09-1001006C        26,000,000     06/01/98                            GSMC
--------------------------------------------------------------------------------------------
     3d     09-1001006D        27,500,000     06/01/98                            GSMC
     3e     09-1001006E        18,600,000     06/01/98                            GSMC
     3f     09-1001006F        17,400,000     06/03/98                            GSMC
     3g     09-1001006G        13,000,000     06/01/98                            GSMC
     3h     09-1001006H        16,300,000     06/01/98                            GSMC
--------------------------------------------------------------------------------------------
     4         SkyII          122,600,000                      71.53              GSMC
     4a        SkyIIA          84,900,000     04/17/98                            GSMC
     4b        SkyIIB          37,700,000     04/17/98                            GSMC
     5         ANADC          102,300,000                      53.76              GSMC
     6       09-0001076        45,000,000     05/01/98         73.33          GSMC (Archon)
--------------------------------------------------------------------------------------------
     7       09-0001128        32,000,000     06/24/98         80.00          GSMC (Archon)
             400029224         36,500,000     12/17/97         69.86
     8       400029224A        13,800,000     12/17/97         72.10           GSMC (ACLP)
     9       400029218B         7,400,000     12/17/97         79.05           GSMC (ACLP)
     10      400029222C         6,300,000     12/04/97         61.59           GSMC (ACLP)
--------------------------------------------------------------------------------------------
     11      400029227D         4,500,000     12/17/97         72.67           GSMC (ACLP)
     12      400029219E         4,500,000     12/17/97         56.67           GSMC (ACLP)
     13      09-0001116        34,300,000     05/01/98         71.43          GSMC (Archon)
             400029220         32,400,000                      69.51
     14      400029220A         9,000,000     12/17/97         76.22           GSMC (ACLP)
--------------------------------------------------------------------------------------------
     15      400029221B         8,700,000     12/17/97         71.49           GSMC (ACLP)
     16      400029226C         6,600,000     12/17/97         68.33           GSMC (ACLP)
     17      400029223D         5,400,000     12/17/97         60.19           GSMC (ACLP)
     18      400029225E         2,700,000     12/17/97         62.22           GSMC (ACLP)
     19      400030965         25,400,000     07/11/98         85.83           GSMC (ACLP)
--------------------------------------------------------------------------------------------
     20      09-0001168        27,200,000     07/21/98         79.04          GSMC (Archon)
     21      09-0001099        34,500,000     04/09/98         61.88          GSMC (Archon)
     22        SP007           37,000,000     10/01/97         56.76           GSMC (CPC)
     23      400029141         33,800,000     11/25/97         59.17           GSMC (ACLP)
     24      400028225         24,500,000     06/01/97         77.42           GSMC (ACLP)
--------------------------------------------------------------------------------------------
     25      09-0001031        22,000,000     02/01/98         79.55          GSMC (Archon)
     26      09-0001117        26,800,000                      64.93          GSMC (Archon)
    26a     09-0001117A         7,600,000     05/06/98                        GSMC (Archon)
    26b     09-0001117B         4,200,000     05/06/98                        GSMC (Archon)
    26c     09-0001117C         7,500,000     05/07/98                        GSMC (Archon)
--------------------------------------------------------------------------------------------
    26d     09-0001117D         7,500,000     05/06/98                        GSMC (Archon)
     27        L0137           28,690,000     09/24/97         52.28           GSMC (CPC)
     28      400030913         20,200,000     07/01/98         71.78           GSMC (ACLP)
     29      09-0001122        17,600,000     05/01/98         80.68          GSMC (Archon)
     30      09-0001102        21,600,000     05/01/98         62.50          GSMC (Archon)
--------------------------------------------------------------------------------------------
     31      400030964         18,800,000     07/23/98         70.74           GSMC (ACLP)
     32      400029308         21,500,000     06/02/98         60.47           GSMC (ACLP)
     33      400029207         16,500,000     03/01/98         77.58           GSMC (ACLP)
     34      09-0001115        17,700,000     05/01/98         70.62          GSMC (Archon)
     35        R0421           15,400,000     02/28/98         81.17           GSMC (CPC)
--------------------------------------------------------------------------------------------
     36      09-0001040        17,700,000                      70.62          GSMC (Archon)
    36a     09-0001040A         7,250,000     03/04/98                        GSMC (Archon)
    36b     09-0001040B         5,350,000     03/04/98                        GSMC (Archon)
    36c     09-0001040C         5,100,000     03/04/98                        GSMC (Archon)
     37        M0514           16,000,000     08/01/98         74.06           GSMC (CPC)
--------------------------------------------------------------------------------------------
     38      400030914         15,100,000     06/10/98         74.50           GSMC (ACLP)
     39        O0179           13,450,000     03/23/98         79.55           GSMC (CPC)
     40      400028275         14,500,000                      73.10           GSMC (ACLP)
    40a      400028275A         7,900,000     07/16/97                         GSMC (ACLP)
    40b      400028275B         6,600,000     07/15/97                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
     41      09-0001037        15,000,000     02/03/98         68.00          GSMC (Archon)
     42      09-0001100        18,500,000     04/08/98         54.86          GSMC (Archon)
     43      09-0001101        16,000,000     05/01/98         63.44          GSMC (Archon)
     44      09-0001123        12,670,000     06/23/98         79.32          GSMC (Archon)
     45      09-0001042        12,120,000     03/09/98         80.86          GSMC (Archon)
--------------------------------------------------------------------------------------------
     46        O0311           13,500,000     12/31/97         70.37           GSMC (CPC)
     47        O0320           16,300,000     11/04/97         57.67           GSMC (CPC)
     48        M0171           13,250,000     10/09/97         70.94           GSMC (CPC)
     49        R0280           11,800,000     10/30/97         80.00           GSMC (CPC)
     50      400029282         11,090,000     01/28/98         79.35           GSMC (ACLP)
--------------------------------------------------------------------------------------------
     51        M0462           11,285,000     06/29/98         77.45           GSMC (CPC)
     52      400030935         10,700,000     06/18/98         80.93           GSMC (ACLP)
     53      400028228         13,750,000     05/01/97         79.58           GSMC (ACLP)
     54        L0149           11,900,000     12/02/97         68.07           GSMC (CPC)
     55        O0265           16,200,000     12/15/97         49.38           GSMC (CPC)
--------------------------------------------------------------------------------------------
     56      09-0001055        10,350,000     04/02/98         77.36          GSMC (Archon)
     57      400028277         10,450,000     08/20/97         73.68           GSMC (ACLP)
     58      09-0001135        10,500,000     05/06/98         72.19          GSMC (Archon)
     59      400030880         10,295,000                      73.58           GSMC (ACLP)
    59a      400030880A         2,500,000     05/25/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    59b      400030880B         1,250,000     05/31/98                         GSMC (ACLP)
    59c      400030880C         2,000,000     06/02/98                         GSMC (ACLP)
    59d      400030880D         1,275,000     06/08/98                         GSMC (ACLP)
    59e      400030880E         1,770,000     06/01/98                         GSMC (ACLP)
    59f      400030880F         1,500,000     05/20/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
     60        O0090           10,100,000     09/15/97         72.28           GSMC (CPC)
     61      09-0001066        12,700,000     09/01/97         55.12          GSMC (Archon)
     62      09-0001041         9,200,000                      73.91          GSMC (Archon)
    62a     09-0001041A         2,600,000     02/17/98                        GSMC (Archon)
    62b     09-0001041B         5,700,000     02/16/98                        GSMC (Archon)
--------------------------------------------------------------------------------------------
    62c     09-0001041C           900,000     03/02/98                        GSMC (Archon)
     63        O0148           10,000,000     10/20/97         66.00           GSMC (CPC)
     64      09-0001167         9,400,000     08/01/98         69.30          GSMC (Archon)
     65        R0297            8,150,000     02/19/98         79.75           GSMC (CPC)
     66        O0244            9,500,000     11/21/97         68.42           GSMC (CPC)
--------------------------------------------------------------------------------------------
     67      400029255          8,150,000     04/03/98         79.14           GSMC (ACLP)
     68      400029205          8,300,000     02/24/98         73.49           GSMC (ACLP)
     69      09-0001136         7,750,000     05/11/98         75.00          GSMC (Archon)
     70      400029172          7,540,000     01/07/98         75.99           GSMC (ACLP)
     71        R0134            7,335,000     09/11/97         77.03           GSMC (CPC)
--------------------------------------------------------------------------------------------
     72      09-0001133         7,950,000                      69.18          GSMC (Archon)
    72a     09-0001133A         3,100,000     07/07/98                        GSMC (Archon)
    72b     09-0001133B         2,600,000     07/07/98                        GSMC (Archon)
    72c     09-0001133C         2,250,000     07/07/98                        GSMC (Archon)
     73      09-0001082         6,100,000     04/23/98         89.88          GSMC (Archon)
--------------------------------------------------------------------------------------------
     74      400030867         10,000,000     04/15/98         54.70           GSMC (ACLP)
     75      400030966          9,000,000     07/11/98         60.00           GSMC (ACLP)
     76      09-0001065         6,000,000     04/15/98         90.00          GSMC (Archon)
     77      400029184          7,800,000     01/13/98         69.23           GSMC (ACLP)
     78      400029251          7,900,000     04/08/98         67.72           GSMC (ACLP)
--------------------------------------------------------------------------------------------
     79      400030922          7,400,000     03/16/98         71.89           GSMC (ACLP)
     80        R0311            6,950,000     04/01/98         75.54           GSMC (CPC)
     81      400029139          6,570,000     11/01/97         79.15           GSMC (ACLP)
     82        R0514            6,400,000     04/05/98         80.00           GSMC (CPC)
     83      09-0001044         6,200,000     01/28/98         80.65          GSMC (Archon)
--------------------------------------------------------------------------------------------
     84      400029161          8,200,000     08/29/97         60.98           GSMC (ACLP)
     85      400029171          7,400,000     12/02/97         67.57           GSMC (ACLP)
     86        R0559            6,620,000     04/01/98         75.00           GSMC (CPC)
     87      400029274          6,100,000     04/17/98         80.00           GSMC (ACLP)
     88        R0463            6,800,000     03/25/98         71.32           GSMC (CPC)
--------------------------------------------------------------------------------------------
     89      400029257          6,050,000     03/17/98         79.34           GSMC (ACLP)
     90      400029169          5,950,000     12/29/97         79.83           GSMC (ACLP)
     91      400031048          6,050,000     06/23/98         76.03           GSMC (ACLP)
     92      400029237          6,200,000     03/31/98         74.19           GSMC (ACLP)
     93      400029202          5,700,000     12/18/97         80.00           GSMC (ACLP)
--------------------------------------------------------------------------------------------
     94        O0359            6,020,000     06/01/98         74.75           GSMC (CPC)
     95        M0330            5,700,000                      78.95           GSMC (CPC)
    95a        M0330A           2,600,000     04/15/98                         GSMC (CPC)
    95b        M0330B           3,100,000     04/15/98                         GSMC (CPC)
     96        R0464            6,000,000     02/12/98         75.00           GSMC (CPC)
--------------------------------------------------------------------------------------------
     97      09-0001063         7,000,000     03/26/98         64.29          GSMC (Archon)
     98      400029262          8,100,000     04/15/98         55.56           GSMC (ACLP)
     99      400029134          6,200,000     12/04/97         72.58           GSMC (ACLP)
    100      400029200          6,200,000     02/05/98         72.58           GSMC (ACLP)
    101        R0533            5,870,000     06/03/98         74.96           GSMC (CPC)
--------------------------------------------------------------------------------------------
    102      09-0001138         5,850,000     05/11/98         74.96          GSMC (Archon)
    103      400029214          8,240,000                      53.40           GSMC (ACLP)
    103a     400029214A           880,000     03/06/98                         GSMC (ACLP)
    103b     400029214B           875,000     03/06/98                         GSMC (ACLP)
    103c     400029214C           560,000     03/06/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    103d     400029214D           875,000     03/06/98                         GSMC (ACLP)
    103e     400029214E         1,130,000     03/06/98                         GSMC (ACLP)
    103f     400029214F           870,000     03/10/98                         GSMC (ACLP)
    103g     400029214G         1,030,000     03/06/98                         GSMC (ACLP)
    103h     400029214H           870,000     03/06/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    103i     400029214I         1,150,000     03/06/98                         GSMC (ACLP)
    104        MH0020           5,800,000     07/23/98         75.00           GSMC (CPC)
    105      400029166          6,500,000     10/15/97         66.92           GSMC (ACLP)
    106      400029173          6,640,000                      64.76           GSMC (ACLP)
    106a     400029173A         1,650,000     01/23/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    106b     400029173B         1,090,000     01/07/98                         GSMC (ACLP)
    106c     400029173C         1,590,000     01/07/98                         GSMC (ACLP)
    106d     400029173D         1,680,000     01/07/98                         GSMC (ACLP)
    106e     400029173E           630,000     01/07/98                         GSMC (ACLP)
    107      09-0001110         6,300,000     06/08/98         66.67          GSMC (Archon)
--------------------------------------------------------------------------------------------
    108        R0315            5,700,000     07/01/98         73.68           GSMC (CPC)
    109      400029147          5,550,000     12/11/97         74.59           GSMC (ACLP)
    110      09-0001160         4,950,000     08/03/98         81.82          GSMC (Archon)
    111      400030896          5,875,000     07/14/98         68.09           GSMC (ACLP)
    112      400029299          6,480,000     05/01/98         61.73           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    113      400029232          5,100,000     04/10/98         78.43           GSMC (ACLP)
    114        M0415            4,900,000     04/21/98         80.82           GSMC (CPC)
    115      400029306          5,200,000     05/21/98         75.96           GSMC (ACLP)
    116      400029252          5,175,000     03/26/98         74.40           GSMC (ACLP)
    117      400030886          5,100,000                      75.00           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    117a     400030886A         1,200,000     05/20/98                         GSMC (ACLP)
    117b     400030886B         3,900,000     06/14/98                         GSMC (ACLP)
    118      400029217          4,930,000     04/01/98         77.08           GSMC (ACLP)
    119        M0429            4,714,000     05/28/98         79.76           GSMC (CPC)
    120      400030875          4,860,000     04/23/98         77.16           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    121      400029121          5,360,000     10/12/97         69.78           GSMC (ACLP)
    122      09-0001111         4,630,000     07/31/98         79.91          GSMC (Archon)
    123        R0458            5,320,000     03/23/98         69.55           GSMC (CPC)
    124      400030876          4,760,000     04/29/98         77.73           GSMC (ACLP)
    125      400029129          5,500,000     11/13/97         67.27           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    126      09-0001104         4,900,000     04/02/98         75.00          GSMC (Archon)
    127      09-0001140         5,250,000     03/18/98         69.33          GSMC (Archon)
    128      400028305          5,400,000     11/12/97         67.59           GSMC (ACLP)
    129        O0422            4,775,000                      75.39           GSMC (CPC)
    129a       O0422A           3,200,000     05/01/98                         GSMC (CPC)
--------------------------------------------------------------------------------------------
    129b       O0422B           1,575,000     05/01/98                         GSMC (CPC)
    130        R0304            5,000,000     01/12/98         72.00           GSMC (CPC)
    131      400029137          4,500,000     11/12/97         80.00           GSMC (ACLP)
    132      400030967          5,500,000     07/18/98         63.64           GSMC (ACLP)
    133      400029178          4,390,000     01/15/98         79.73           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    134      400028304          5,500,000     10/03/97         63.64           GSMC (ACLP)
    135      400029164          4,900,000     11/13/97         71.43           GSMC (ACLP)
    136      400028210          4,750,000     04/07/97         74.21           GSMC (ACLP)
    137      400029181          4,650,000     03/01/98         75.00           GSMC (ACLP)
    138      400029234          4,900,000     10/23/97         70.82           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    139      09-0001086         4,740,000     04/20/98         72.81          GSMC (Archon)
    140      09-0001053         4,600,000     03/16/98         75.00          GSMC (Archon)
    141      09-0001064         5,400,000     02/26/98         62.96          GSMC (Archon)
    142        O0259            5,030,000     11/10/97         67.10           GSMC (CPC)
    143        R0743            4,400,000     07/17/98         73.64           GSMC (CPC)
--------------------------------------------------------------------------------------------
    144      400027540          4,150,000     01/31/97         78.25           GSMC (ACLP)
    145      09-0001130         5,150,000     03/13/98         62.14          GSMC (Archon)
    146      400029116          4,520,000     11/04/97         71.90           GSMC (ACLP)
    147      400029267          3,900,000     05/19/98         82.31           GSMC (ACLP)
    148      400029190          4,350,000     01/13/98         73.10           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    149      400029250          4,100,000                      77.00           GSMC (ACLP)
    149a     400029250A         4,100,000     04/14/98                         GSMC (ACLP)
    149b     400029250B                       04/14/98                         GSMC (ACLP)
    150        L0237            4,200,000     07/02/98         74.45           GSMC (CPC)
    151      09-0001114         5,100,000     05/01/98         60.78          GSMC (Archon)
--------------------------------------------------------------------------------------------
    152      400029154          3,900,000     12/26/97         79.74           GSMC (ACLP)
    153        M0263            3,900,000     02/20/98         79.49           GSMC (CPC)
    154      400029143          3,900,000     12/15/97         78.97           GSMC (ACLP)
    155      400029189          4,150,000     02/01/98         72.89           GSMC (ACLP)
    156      09-0001163         6,200,000     07/21/98         48.39          GSMC (Archon)
--------------------------------------------------------------------------------------------
    157      400031128          3,975,000     06/26/98         75.47           GSMC (ACLP)
    158      400029213          4,150,000     03/05/98         72.29           GSMC (ACLP)
    159      09-0001045         4,300,000     04/14/98         69.77          GSMC (Archon)
    160      400029197          4,010,000     02/24/98         74.81           GSMC (ACLP)
    161      09-0001098         5,100,000     04/17/98         58.82          GSMC (Archon)
--------------------------------------------------------------------------------------------
    162        L0171            4,050,000     08/01/97         74.07           GSMC (CPC)
    163      09-0001107         4,800,000     02/19/98         62.19          GSMC (Archon)
    164      09-0001056         3,930,000     03/17/98         75.06          GSMC (Archon)
    165        M0487            3,847,000     07/24/98         76.55           GSMC (CPC)
    166      400029149          4,000,000     01/01/98         73.75           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    167        O0393            3,600,000     03/10/98         80.00           GSMC (CPC)
    168      400029158          4,260,000     09/08/97         66.90           GSMC (ACLP)
    169      09-0001062         3,950,000     04/01/98         71.52          GSMC (Archon)
    170      400030890          5,250,000     06/10/98         53.33           GSMC (ACLP)
    171      400029300          3,819,000     05/16/98         73.32           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    172      400027560          3,700,000     01/22/97         75.68           GSMC (ACLP)
    173      400029186          4,125,000                      66.67           GSMC (ACLP)
    173a     400029186A           665,000     01/22/98                         GSMC (ACLP)
    173b     400029186B           640,000     01/16/98                         GSMC (ACLP)
    173c     400029186C           665,000     01/16/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    173d     400029186D           665,000     01/15/98                         GSMC (ACLP)
    173e     400029186E           655,000     01/15/98                         GSMC (ACLP)
    173f     400029186F           835,000     01/21/98                         GSMC (ACLP)
    174        M0537            3,400,000     07/08/98         80.00           GSMC (CPC)
    175      09-0001139         3,600,000     06/04/98         75.00          GSMC (Archon)
--------------------------------------------------------------------------------------------
    176      400029163          3,600,000     02/09/98         75.00           GSMC (ACLP)
    177      400029212         13,750,000     05/01/97         79.58           GSMC (ACLP)
    178      400030868          3,325,000     06/24/98         80.00           GSMC (ACLP)
    179      400029209          3,590,000     03/09/98         73.82           GSMC (ACLP)
    180      09-0001113         4,000,000     04/15/98         65.63          GSMC (Archon)
--------------------------------------------------------------------------------------------
    181      400029236          3,500,000     03/23/98         74.29           GSMC (ACLP)
    182      400029119          3,520,000     10/17/97         73.86           GSMC (ACLP)
    183      09-0001106         5,000,000     05/20/98         50.40          GSMC (Archon)
    184      400030915          3,020,000     07/15/98         82.78           GSMC (ACLP)
    185      09-0001067         3,400,000     04/01/98         73.53          GSMC (Archon)
--------------------------------------------------------------------------------------------
    186      400029157          3,590,000                      69.64           GSMC (ACLP)
    186a     400029157A         2,000,000     12/17/97                         GSMC (ACLP)
    186b     400029157B           700,000     12/17/97                         GSMC (ACLP)
    186c     400029157C           890,000     12/18/97                         GSMC (ACLP)
    187        R0597            3,400,000     04/30/98         72.35           GSMC (CPC)
--------------------------------------------------------------------------------------------
    188      09-0001142         3,275,000     03/30/98         74.81          GSMC (Archon)
    189      400029187          3,705,000                      65.45           GSMC (ACLP)
    189a     400029187A           640,000     01/22/98                         GSMC (ACLP)
    189b     400029187B           830,000     01/21/98                         GSMC (ACLP)
    189c     400029187C           615,000     01/20/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    189d     400029187D           880,000     01/21/98                         GSMC (ACLP)
    189e     400029187E           740,000     01/23/98                         GSMC (ACLP)
    190        M0443            3,000,000     07/08/98         80.00           GSMC (CPC)
    191      400029199          3,470,000                      69.16           GSMC (ACLP)
    191a     400029199A         2,200,000     02/28/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    191b     400029199B         1,270,000     03/07/98                         GSMC (ACLP)
    192      400029145          3,670,000     11/18/97         65.40           GSMC (ACLP)
    193      400029192          3,300,000                      72.27           GSMC (ACLP)
    193a     400029192A         2,450,000     01/07/98                         GSMC (ACLP)
    193b     400029192B           850,000     01/07/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    194      400029201          3,300,000     02/25/98         72.12           GSMC (ACLP)
    195      09-0001038         3,150,000     01/30/98         74.92          GSMC (Archon)
    196      400030866          3,200,000     04/30/98         71.88           GSMC (ACLP)
    197      09-0001087         2,875,000     05/05/98         80.00          GSMC (Archon)
    198      400029238          3,200,000     03/31/98         71.88           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    199      400029183          3,000,000     10/20/97         76.67           GSMC (ACLP)
    200      400029194          3,850,000     12/12/97         59.74           GSMC (ACLP)
    201      400029160          3,400,000     12/31/97         67.65           GSMC (ACLP)
    202      09-0001084         2,950,000     04/07/98         77.12          GSMC (Archon)
    203      400029204          2,919,000     02/16/98         77.08           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    204      400029148          3,250,000     07/01/98         69.23           GSMC (ACLP)
    205      400029216          3,135,000                      70.18           GSMC (ACLP)
    205a     400029216A           680,000     03/17/98                         GSMC (ACLP)
    205b     400029216B         1,460,000     03/17/98                         GSMC (ACLP)
    205c     400029216C           770,000     03/17/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    205d     400029216D           225,000     03/17/98                         GSMC (ACLP)
    206      400029208          2,600,000     02/17/98         84.62           GSMC (ACLP)
    207      400029162          3,100,000     12/30/97         70.97           GSMC (ACLP)
    208        R0254            2,900,000     12/01/97         75.00           GSMC (CPC)
    209      400028269          2,735,000     06/18/97         78.61           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    210      400029309          2,860,000     05/20/98         74.72           GSMC (ACLP)
    211        L0200            3,000,000     02/24/98         71.17           GSMC (CPC)
    212      400029310          2,700,000     05/07/98         77.78           GSMC (ACLP)
    213      09-0001134         2,900,000     06/10/98         72.41          GSMC (Archon)
    214        L0300            3,100,000     06/02/98         67.74           GSMC (CPC)
--------------------------------------------------------------------------------------------
    215      400029156          2,800,000     12/24/97         75.00           GSMC (ACLP)
    216      400029215          3,170,000                      66.25           GSMC (ACLP)
    216a     400029215A         1,000,000     03/06/98                         GSMC (ACLP)
    216b     400029215B         1,150,000     03/06/98                         GSMC (ACLP)
    216c     400029215C         1,020,000     03/06/98                         GSMC (ACLP)
--------------------------------------------------------------------------------------------
    217      400029211          3,375,000     03/10/98         61.63           GSMC (ACLP)
    218        L0184            2,700,000     12/18/97         76.85           GSMC (CPC)
    219      09-0001051         2,400,000     03/22/98         85.00          GSMC (Archon)
    220      400030893          3,100,000     07/21/98         64.52           GSMC (ACLP)
    221      09-0001088         2,850,000     04/16/98         70.18          GSMC (Archon)
--------------------------------------------------------------------------------------------
    222      09-0001124         2,900,000     05/13/98         68.97          GSMC (Archon)
    223        L0202            2,870,000     03/11/97         69.69           GSMC (CPC)
    224      400029294          3,350,000     04/28/98         59.70           GSMC (ACLP)
    225      400029196          2,900,000     02/26/98         68.28           GSMC (ACLP)
    226      400028286          2,650,000     10/09/97         75.47           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    227      400029191          2,670,000     01/09/98         73.41           GSMC (ACLP)
    228      400029167          4,830,000     01/07/98         41.41           GSMC (ACLP)
    229      09-0001132         3,000,000     06/01/98         65.00          GSMC (Archon)
    230        MU0036           2,800,000     03/25/98         68.93           GSMC (CPC)
    231      09-0001112         2,400,000     05/01/98         80.00          GSMC (Archon)
--------------------------------------------------------------------------------------------
    232        R0807            2,225,000     07/09/98         84.27           GSMC (CPC)
    233      400029258          2,300,000     04/14/98         79.57           GSMC (ACLP)
    234      09-0001081         2,435,000     02/24/98         74.95          GSMC (Archon)
    235      09-0001061         1,870,000     03/16/98         97.72          GSMC (Archon)
    236        R0480            2,390,000     03/19/98         75.31           GSMC (CPC)
--------------------------------------------------------------------------------------------
    237        I0099            2,415,000     05/15/98         74.53           GSMC (CPC)
    238      400031123          2,300,000     06/03/98         78.26           GSMC (ACLP)
    239      09-0001070         2,100,000     04/07/98         85.71          GSMC (Archon)
    240      09-0001074         2,550,000     02/17/98         70.59          GSMC (Archon)
    241      09-0001039         1,815,000     03/02/98         98.12          GSMC (Archon)
--------------------------------------------------------------------------------------------
    242      09-0001096         2,400,000     04/13/98         73.44          GSMC (Archon)
    243      400029185          2,300,000     02/05/98         76.52           GSMC (ACLP)
    244      400030925          2,350,000     07/09/98         74.47           GSMC (ACLP)
    245        M0264            2,300,000     02/20/98         76.09           GSMC (CPC)
    246      09-0001083         2,300,000     04/16/98         73.91          GSMC (Archon)
--------------------------------------------------------------------------------------------
    247      400029233          2,300,000     04/01/98         73.91           GSMC (ACLP)
    248      09-0001071         2,350,000     02/17/98         72.34          GSMC (Archon)
    249      09-0001079         2,450,000     02/17/98         69.39          GSMC (Archon)
    250      09-0001072         2,850,000     04/02/98         59.30          GSMC (Archon)
    251      09-0001119         2,820,000     04/10/98         59.40          GSMC (Archon)
--------------------------------------------------------------------------------------------
    252      400029188          2,100,000     01/05/98         80.00           GSMC (ACLP)
    253      09-0001080         2,400,000     02/17/98         68.75          GSMC (Archon)
    254      400029140          2,200,000     01/12/98         75.00           GSMC (ACLP)
    255      400029248          2,250,000     03/17/98         73.33           GSMC (ACLP)
    256        R0633            2,230,000     04/24/98         72.87           GSMC (CPC)
--------------------------------------------------------------------------------------------
    257      400029206          2,200,000     03/23/98         73.36           GSMC (ACLP)
    258      400029311          2,140,000     05/22/98         74.77           GSMC (ACLP)
    259      400029174          2,140,000     01/07/98         74.77           GSMC (ACLP)
    260      09-0001059         2,200,000     03/20/98         72.73          GSMC (Archon)
    261      09-0001034         2,250,000     11/24/97         71.11          GSMC (Archon)
--------------------------------------------------------------------------------------------
    262      09-0001046         1,950,000     06/01/98         80.88          GSMC (Archon)
    263      09-0001085         2,000,000     07/01/98         77.50          GSMC (Archon)
    264      09-0001054         2,195,000     04/06/98         70.62          GSMC (Archon)
    265      400029168          2,145,000     10/24/97         72.26           GSMC (ACLP)
    266      09-0001137         2,400,000     05/11/98         63.96          GSMC (Archon)
--------------------------------------------------------------------------------------------
    267      09-0001095         2,100,000     04/20/98         71.43          GSMC (Archon)
    268      400029182          1,990,000     02/02/98         75.38           GSMC (ACLP)
    269      07-0000000         3,150,000     04/21/98         47.62        Falcon Financial
    270      400029228          2,100,000     03/23/98         71.43           GSMC (ACLP)
    271      400029155          2,050,000     12/16/97         73.17           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    272      09-0001032         1,700,000     03/03/98         88.24          GSMC (Archon)
    273      400029150          2,000,000     09/10/97         75.00           GSMC (ACLP)
    274        R0497            2,165,000     05/20/98         68.13           GSMC (CPC)
    275      400029290          1,970,000     04/10/98         74.87           GSMC (ACLP)
    276        R0412            2,020,000     01/12/98         73.02           GSMC (CPC)
--------------------------------------------------------------------------------------------
    277      09-0001093         1,950,000     04/04/98         75.00          GSMC (Archon)
    278      09-0001118         1,950,000     04/16/98         74.87          GSMC (Archon)
    279      09-0001097         1,950,000     04/15/98         74.36          GSMC (Archon)
    280      400029180          2,000,000     12/10/97         72.00           GSMC (ACLP)
    281      400030934          1,950,000     07/14/98         71.79           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    282      09-0001091         1,900,000     06/01/98         73.68          GSMC (Archon)
    283      09-0001147         3,050,000     04/09/98         45.90          GSMC (Archon)
    284      400030871          3,000,000     06/05/98         46.67           GSMC (ACLP)
    285      09-0001073         2,500,000     03/25/98         54.80          GSMC (Archon)
    286      400029297          1,700,000     04/06/98         80.00           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    287        O0348            1,800,000     02/19/98         75.00           GSMC (CPC)
    288      09-0001105         1,850,000     04/23/98         72.97          GSMC (Archon)
    289        O0253            2,100,000     01/08/98         64.29           GSMC (CPC)
    290      09-0001060         2,000,000     03/19/98         67.50          GSMC (Archon)
    291        M0262            1,650,000     02/20/98         80.48           GSMC (CPC)
--------------------------------------------------------------------------------------------
    292        M0220            1,800,000     11/16/97         73.61           GSMC (CPC)
    293        M0290            1,660,000     03/08/98         79.82           GSMC (CPC)
    294        I0074            2,050,000     05/20/98         64.39           GSMC (CPC)
    295      09-0001141         1,925,000     06/10/98         67.53          GSMC (Archon)
    296      400029235          1,670,000     03/24/98         74.85           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    297      09-0001120         1,600,000     04/09/98         75.00          GSMC (Archon)
    298      09-0001057         1,925,000     05/27/98         62.34          GSMC (Archon)
    299      400029126          1,600,000     11/03/97         75.00           GSMC (ACLP)
    300      09-0001058         2,025,000     03/19/98         59.26          GSMC (Archon)
    301      09-0001094         2,400,000     08/10/97         49.17          GSMC (Archon)
--------------------------------------------------------------------------------------------
    302        O0541            1,900,000     07/01/98         60.53           GSMC (CPC)
    303        R0887            1,550,000     03/13/98         73.87           GSMC (CPC)
    304      400029253          1,550,000     03/31/98         70.97           GSMC (ACLP)
    305      400030869          1,825,000     06/24/98         60.27           GSMC (ACLP)
    306      400029304          1,700,000     05/27/98         64.71           GSMC (ACLP)
--------------------------------------------------------------------------------------------
    307      09-0001075         1,230,000     05/07/98         86.50          GSMC (Archon)
    308      400029210          1,700,000     04/07/98         61.76           GSMC (ACLP)
    309        M0288            1,435,000     03/08/98         73.17           GSMC (CPC)
    310        M0289            1,340,000     03/08/98         74.63           GSMC (CPC)
    311      09-0001069         1,325,000     02/24/98         75.47          GSMC (Archon)
--------------------------------------------------------------------------------------------
    312        M0364            1,200,000     05/21/98         80.00           GSMC (CPC)
    313      400030870          1,290,000     06/24/98         69.77           GSMC (ACLP)
    314      400029291          1,370,000     04/01/98         62.04           GSMC (ACLP)
    315      09-0001077         1,400,000     04/21/98         57.14          GSMC (Archon)
    316        R0634            1,150,000     05/05/98         69.57           GSMC (CPC)
--------------------------------------------------------------------------------------------
    317      09-0001035           875,000     03/01/98         79.66          GSMC (Archon)
    318        M0172              900,000     01/01/98         69.44           GSMC (CPC)
    319        MU0114             985,000     02/20/98         62.44           GSMC (CPC)
    320      09-0001036           740,000     03/01/98         79.83          GSMC (Archon)
    321        R0886              825,000     03/20/98         67.88           GSMC (CPC)
--------------------------------------------------------------------------------------------
    322      400029246            720,000     05/01/98         72.92           GSMC (ACLP)

                                                                        Cut-off         Anticipated
  Control         Loan                                                  Date LTV            LTV                 Year(s)
   Number        Number                   Property Name                  Ratio        at Maturity/ARD            Built
-------------------------------------------------------------------------------------------------------------------------------
     1            ACS                  Americold Portfolio               56.70%           22.45%
     1a          ACS-A               Americold Cold Storage              56.70                                   1976
     1b          ACS-B                      Termicold                    56.70                                   1973
     1c          ACS-C               Americold Cold Storage              56.70                                   1969
     1d          ACS-D               Americold Cold Storage              56.70                                   1959
-------------------------------------------------------------------------------------------------------------------------------
     1e          ACS-E               Americold Cold Storage              56.70                                   1965
     1f          ACS-F               Americold Cold Storage              56.70                                   1973
     1g          ACS-G               Americold Cold Storage              56.70                                   1969
     1h          ACS-H               Americold Cold Storage              56.70                                   1962
     1i          ACS-I               Americold Cold Storage              56.70                                1976, 1997
-------------------------------------------------------------------------------------------------------------------------------
     1j          ACS-J               Americold Cold Storage              56.70                                   1979
     1k          ACS-K               Americold Cold Storage              56.70                                   1975
     1l          ACS-L               Americold Cold Storage              56.70                                   1954
     1m          ACS-M               Americold Cold Storage              56.70                                   1953
     1n          ACS-N               Americold Cold Storage              56.70                                   1958
-------------------------------------------------------------------------------------------------------------------------------
     1o          ACS-O               Americold Cold Storage              56.70                                   1967
     1p          ACS-P               Americold Cold Storage              56.70                                   1946
     1q          ACS-Q               Americold Cold Storage              56.70                                   1956
     1r          ACS-R               Americold Cold Storage              56.70                                   1978
     1s          ACS-S               Americold Cold Storage              56.70                                   1964
-------------------------------------------------------------------------------------------------------------------------------
     1t          ACS-T               Americold Cold Storage              56.70                                   1995
     1u          ACS-U               Americold Cold Storage              56.70                                   1967
     1v          ACS-V               Americold Cold Storage              56.70                             1955, 1959, 1969
     1w          ACS-W               Americold Cold Storage              56.70                                   1963
     1x          ACS-X               Americold Cold Storage              56.70                                   1996
-------------------------------------------------------------------------------------------------------------------------------
     1y          ACS-Y               Americold Cold Storage              56.70                                   1985
     1z          ACS-Z               Americold Cold Storage              56.70                                   1960
    1aa          ACS-AA              Americold Cold Storage              56.70                                   1981
    1bb          ACS-BB              Americold Cold Storage              56.70                                   1985
    1cc          ACS-CC              Americold Cold Storage              56.70                                1952, 1956
-------------------------------------------------------------------------------------------------------------------------------
     2           AIM-1                   AIMCO Portfolio                 61.19             52.19
     2a          AIM-1A            AIMCO-Scothollow Apartments           52.80                                   1971
     2b          AIM-1B            AIMCO-The Bluffs Apartments           63.20                                1967, 1971
     2c          AIM-1C           AIMCO-Buena Vista Apartments           58.60                                   1973
     2d          AIM-1D              AIMCO-Casa De Monterey              72.40                                   1970
-------------------------------------------------------------------------------------------------------------------------------
     2e          AIM-1E             AIMCO-Chappelle Le Grande            74.20                                   1973
     2f          AIM-1F          AIMCO-Crosswood Park Apartments         56.00                                   1977
     2g          AIM-1G           AIMCO-Forest Ridge Apartments          69.00                                1968 - 1975
     2h          AIM-1H          AIMCO-Mountain View Apartments          67.60                                   1978
     2i          AIM-1I            AIMCO-North Park Apartments           74.90                                1970 - 1974
-------------------------------------------------------------------------------------------------------------------------------
     2j          AIM-1J             AIMCO-Pathfinder Village             52.10                                   1971
     2k          AIM-1K            AIMCO-Shadowood Apartments            67.60                                   1974
     2l          AIM-1L         AIMCO-Terrace Gardens Apartments         71.50                                   1971
     2m          AIM-1M            AIMCO-Towers of Westchester           71.70                                   1968
     2n          AIM-1N          AIMCO-Vista Village Apartments          91.60                                   1971
-------------------------------------------------------------------------------------------------------------------------------
     2o          AIM-1O            AIMCO-Watergate Apartments            64.80                                   1973
     3         09-1001006                 EPT Portfolio                  61.65             52.92
     3a       09-1001006A             AMC Grand 24 Megaplex              61.80                                   1995
     3b       09-1001006B               AMC Promenade 16                 61.80                                   1996
     3c       09-1001006C                 AMC Studio 30                  61.80                                   1997
-------------------------------------------------------------------------------------------------------------------------------
     3d       09-1001006D             AMC Ontario Mills 30               61.80                                   1996
     3e       09-1001006E               AMC West Olive 16                61.80                                   1997
     3f       09-1001006F         AMC Huebner Oaks 24 Metroplex          61.80                                   1997
     3g       09-1001006G            AMC Lennox 24 Megaplex              61.80                                   1996
     3h       09-1001006H             AMC Mission Valley 20              60.60                                   1995
-------------------------------------------------------------------------------------------------------------------------------
     4           SkyII                Skyline One and Three              71.31             61.42
     4a          SkyIIA                 One Skyline Tower                81.25                                   1987
     4b          SkyIIB                Skyline Place Three               48.92                                   1980
     5           ANADC              Washington Monarch Hotel             53.76             42.29                 1985
     6         09-0001076               First Place Tower                73.13             64.42           1950, 1973, 1976
-------------------------------------------------------------------------------------------------------------------------------
     7         09-0001128           Factory Stores at Hershey            79.94             70.48              1994 - 1996
               400029224                                                 69.65             60.53
     8         400029224A               604 Fifth Avenue                 71.88             62.47                 1924
     9         400029218B             1276 Lexington Avenue              78.81             68.49                 1902
     10        400029222C               507-11 3rd Avenue                61.40             53.36              1890 - 1900
-------------------------------------------------------------------------------------------------------------------------------
     11        400029227D          800 - 802 Lexington Avenue            72.45             62.96                 1932
     12        400029219E           147-149 West 57th Street             56.49             49.10                 1892
     13        09-0001116          The WestCoast Benson Hotel            71.28             57.71              1913, 1959
               400029220                                                 69.29             60.22
     14        400029220A                 196 Broadway                   75.99             66.04                 1911
-------------------------------------------------------------------------------------------------------------------------------
     15        400029221B             250 East 65th Street               71.28             61.94                 1966
     16        400029226C             677 Lexington Avenue               68.13             59.20                 1953
     17        400029223D               560 Fifth Avenue                 60.00             52.15                 1906
     18        400029225E                61 Fifth Avenue                 62.03             53.91                 1928
     19        400030965           Holiday Inn - Independence            85.74             70.93              1974, 1979
-------------------------------------------------------------------------------------------------------------------------------
     20        09-0001168           The Original Outlet Mall             79.04             68.72           1982, 1985 - 1987
     21        09-0001099        Four Winds of Katonah Hospital          61.76             53.12            1902, 1930-1950
     22          SP007             Hermanos Melendez Hospital            56.58             51.22             1960's, 1980
     23        400029141           Willow Run Business Center            58.23             0.00                  1942
     24        400028225          Airport Plaza Shopping Center          76.65             71.90                 1958
-------------------------------------------------------------------------------------------------------------------------------
     25        09-0001031              Home Mortgage Plaza               79.29             70.09                 1966
     26        09-0001117             Karrington Portfolio               64.85             52.37
    26a       09-0001117A          Karrington at Tucker Creek                                                    1993
    26b       09-0001117B               Karrington Place                                                         1996
    26c       09-0001117C           Karrington On The Scioto                                                     1993
-------------------------------------------------------------------------------------------------------------------------------
    26d       09-0001117D             Karrington of Bexley                                                       1992
     27          L0137             Holiday Inn - Crowne Plaza            52.28             52.28                  NAP
     28        400030913                 761 7th Avenue                  71.73             62.90                 1926
     29        09-0001122         Sequoia Plaza Shopping Center          80.57             70.84              1990 - 1991
     30        09-0001102              The Paramount Hotel               62.36             49.69                 1996
-------------------------------------------------------------------------------------------------------------------------------
     31        400030964              Holiday Inn - Hudson               70.67             58.46              1967 - 1981
     32        400029308              Courtyard by Marriott              60.26             48.25                 1989
     33        400029207         Northway Plaza Shopping Center          77.37             68.22                 1964
     34        09-0001115             WestCoast Vance Hotel              70.47             57.34                 1926
     35          R0421                   Fallbrook Mall                  80.92             63.77                 1964
-------------------------------------------------------------------------------------------------------------------------------
     36        09-0001040                Altid Portfolio                 70.38             61.86
    36a       09-0001040A              10 Elizabeth Drive                                                        1979
    36b       09-0001040B     Altid Portfolio - 12 Elizabeth Drive                                               1980
    36c       09-0001040C    Altid Portfolio - 27 Industrial Avenue                                              1978
     37          M0514              Hobbits Grove Apartments             73.99             63.49                 1990
-------------------------------------------------------------------------------------------------------------------------------
     38        400030914          Michael's Distribution Center          74.44             57.04                 1998
     39          O0179           Sharp Mission Park Medical Ctr          79.40             73.64                 1991
     40        400028275             Cottonwood/Casa Grande              72.58             63.12
    40a        400028275A               Cottonwood Plaza                                                         1987
    40b        400028275B               Tri Valley Plaza                                                         1989
-------------------------------------------------------------------------------------------------------------------------------
     41        09-0001037             Wenatchee Valley Mall              67.77             59.61              1972 - 1978
     42        09-0001100        Four Winds of Saratoga Hospital         54.76             47.09              1986 - 1990
     43        09-0001101          Best Western, Bellevue Inn            63.29             51.91                 1969
     44        09-0001123          Springdale Villa Apartments           79.20             69.08                 1969
     45        09-0001042         Briarwood Village Apartments           80.50             70.42                 1983
-------------------------------------------------------------------------------------------------------------------------------
     46          O0311                Dunwoody Office Park               70.13             61.72                 1974
     47          O0320            Rehab Centre of Beverly Hills          57.53             51.20                 1996
     48          M0171              Fremont Garden Apartments            70.72             62.67                 1980
     49          R0280                  Kmart - Valdosta                 78.87             0.00               1994, 1996
     50        400029282      Michigan Heart and Vascular Institute      79.20             69.73                 1994
-------------------------------------------------------------------------------------------------------------------------------
     51          M0462            Cottonwood Cabanas Apartments          77.38             67.20                 1967
     52        400030935         Heritage Place Office Building          80.87             71.07                 1984
     53        400028228         The Shops at Sterling Ponds II          78.66             64.53              1996 - 1997
     54          L0149                   Lake Natoma Inn                 67.85             54.92                 1992
     55          O0265           Westport Corporate Office Park          49.38             49.38                 1980
-------------------------------------------------------------------------------------------------------------------------------
     56        09-0001055          CDI Centre Office Building            77.11             68.10                 1985
     57        400028277                South Park Centre                73.13             64.01                 1985
     58        09-0001135    Best Western Inn & Suites - Farmington      72.11             58.53                 1976
     59        400030880           Allen Management - 6 Motels           73.44             60.35
    59a        400030880A         Econo Lodge - Charlottesville                                                  1962
-------------------------------------------------------------------------------------------------------------------------------
    59b        400030880B             Econo Lodge - Bristol                                                      1972
    59c        400030880C             Rodeway Inn - Roanoke                                                      1974
    59d        400030880D            Econo Lodge - Richmond                                                      1972
    59e        400030880E            Econo Lodge - Sandston                                                      1973
    59f        400030880F         Econo Lodge - Virginia Beach                                                   1971
-------------------------------------------------------------------------------------------------------------------------------
     60          O0090            Hot Springs Village Shopping           72.10             64.22                Various
     61        09-0001066           South Shore Nursing Home             54.90             45.10                 1958
     62        09-0001041                 ARC Portfolio                  73.66             64.74
    62a       09-0001041A            The Loveland Plaza Mobile Home Park                                         1966
    62b       09-0001041B              The Meadowbrook Mobile Home Park                                          1973
-------------------------------------------------------------------------------------------------------------------------------
    62c       09-0001041C        Sunset Village Mobile Home Park                                                 1975
     63          O0148              Laurel Executive Building            65.65             57.12                 1978
     64        09-0001167             Centerra Marketplace               69.30             0.00                  1997
     65          R0297                  Parc City Centre                 79.54             70.28                 1988
     66          O0244                   Commerce Center                 68.10             60.16                 1959
-------------------------------------------------------------------------------------------------------------------------------
     67        400029255        Woodward Village Shopping Center         78.94             69.90              1985, 1988
     68        400029205          Walden Hurd Business Complex           73.20             63.26                 1959
     69        09-0001136     Best Western Sally Port Inn - Roswell      74.92             60.99                 1977
     70        400029172                   The Armory                    75.70             65.70                 1913
     71          R0134           Magnolia Point Shopping Center          75.74             0.00                  1997
-------------------------------------------------------------------------------------------------------------------------------
     72        09-0001133        Consolidated Storage Portfolio          69.10             55.60
    72a       09-0001133A             Consolidated Storage                                                       1974
    72b       09-0001133B             Consolidated Storage                                                       1975
    72c       09-0001133C             Consolidated Storage                                                  1973,1977,1979
     73        09-0001082         Canterbury Village Apartments          89.69             78.26                 1970
-------------------------------------------------------------------------------------------------------------------------------
     74        400030867                Arcadia Landmark                 54.58             44.05                 1990
     75        400030966           Holiday Inn - North Canton            59.94             49.58              1970 - 1971
     76        09-0001065           Best Western - Rio Rancho            89.62             73.12           1969, 1990 - 1995
     77        400029184          Alford Refrigerated Warehouse          68.81             57.68                 1991
     78        400029251      Laurelwood Collection Shopping Center      67.58             59.00           1954, 1987 - 1988
-------------------------------------------------------------------------------------------------------------------------------
     79        400030922     666 Pennsylvania Avenue Office Building     71.83             62.65                 1936
     80          R0311               Lakes Specialty Center              75.34             66.56              1988 - 1991
     81        400029139               Redstone Apartments               78.56             64.92              1992 - 1993
     82          R0514                   Metzerott Plaza                 79.84             69.98              1971, 1986
     83        09-0001044          Palm Beach Assisted Living            80.42             72.07              1926, 1930
-------------------------------------------------------------------------------------------------------------------------------
     84        400029161           Plaza West Office Building            60.73             52.50                 1981
     85        400029171          Malibu Canyon Commercial Ctr.          67.23             59.06                 1988
     86          R0559                   Kmart - Lincoln                 74.75             0.00                  1994
     87        400029274           Valley Oaks Shopping Center           79.84             69.87                 1992
     88          R0463                    Ruston Center                  71.32             62.36            1981-1984, 1989
-------------------------------------------------------------------------------------------------------------------------------
     89        400029257            Indian Lookout Apartments            79.12             69.46                 1980
     90        400029169             Braden Creek Apartments             79.33             69.66                 1971
     91        400031048         Palm Springs Village Apartments         75.91             65.34                 1972
     92        400029237          Merritt Station Self Storage           73.93             58.79              1989 - 1990
     93        400029202            Villa Acapulco Apartments            79.66             70.08                 1979
-------------------------------------------------------------------------------------------------------------------------------
     94          O0359                 CED Office Building               74.69             65.36                 1997
     95          M0330             Acadian House / Willow Bend           78.83             68.86
    95a          M0330A             Acadian House Apartments                                                     1970
    95b          M0330B              Willow Bend Apartments                                                      1973
     96          R0464          Sunshine Heights Shopping Center         74.86             66.21                 1984
-------------------------------------------------------------------------------------------------------------------------------
     97        09-0001063          Rivertech Corporate Center            64.11             56.31                 1990
     98        400029262                Colwell Building                 55.39             45.06                 1909
     99        400029134           Middletown Shopping Center            72.17             62.56                 1969
    100        400029200            Exchange St. Parking Ramp            71.51             34.42                 1987
    101          R0533            Bryan Station Shopping Center          74.69             0.00               1994 - 1995
-------------------------------------------------------------------------------------------------------------------------------
    102        09-0001138      Best Western Inns & Suites - Gallup       74.87             60.77                 1976
    103        400029214              Bright Beginnings II               52.96             37.35
    103a       400029214A                    Towner                                                           1978, 1988
    103b       400029214B                    Fortuna                                                          1984, 1989
    103c       400029214C                  Bernalillo                                                            1985
-------------------------------------------------------------------------------------------------------------------------------
    103d       400029214D                Paradise Hills                                                       1987, 1988
    103e       400029214E                 Taylor Ranch                                                        1990, 1992
    103f       400029214F                    Rufina                                                              1989
    103g       400029214G                    Gibson                                                        1982, 1990, 1994
    103h       400029214H                    Quantum                                                             1992
-------------------------------------------------------------------------------------------------------------------------------
    103i       400029214I                    Anaheim                                                             1994
    104          MH0020       Grand Valley Village Mobile Home Park      75.00             59.04                 1970
    105        400029166                 Caxton Building                 66.42             54.15                 1903
    106        400029173               Hartford Portfolio                64.38             51.51
    106a       400029173A                The Brownstone                                                          1862
-------------------------------------------------------------------------------------------------------------------------------
    106b       400029173B          1234-1236 Farmington Avenue                                                1952, 1966
    106c       400029173C            1245 Farmington Avenue                                                 1930's, 1940's
    106d       400029173D            2471-2481 Albany Avenue                                                     1955
    106e       400029173E             43 South Main Street                                                       1959
    107        09-0001110                Oriental Accent                 66.59             54.05              1973, 1991
-------------------------------------------------------------------------------------------------------------------------------
    108          R0315                    Kroger Plaza                   73.58             64.31                 1998
    109        400029147         Wilmette Commons Shopping Ctr.          74.20             64.72                 1988
    110        09-0001160        Plaza at River Oaks Apartments          81.82             70.60                 1997
    111        400030896                Bend Town Center                 68.00             54.65                 1966
    112        400029299             Ogden Manor Apartments              61.59             53.62                 1979
-------------------------------------------------------------------------------------------------------------------------------
    113        400029232          Riverside Village Apartments           78.21             68.63                 1988
    114          M0415             Northridge Villa Apartments           80.60             71.07                 1986
    115        400029306          University Gardens Apartments          75.85             65.94                 1969
    116        400029252               Cimarron Apartments               74.02             58.34                 1973
    117        400030886           Allen Management - 2 Motels           74.85             61.51
-------------------------------------------------------------------------------------------------------------------------------
    117a       400030886A             Econo Lodge - Norfolk                                                      1969
    117b       400030886B            Days Inn - Harrisonburg                                                     1984
    118        400029217                The Bricher Shops                76.55             0.00                  1997
    119          M0429        The Seasons Apartments and Townhouses      79.49             0.00                  1984
    120        400030875           Comfort Inn - Grand Rapids            77.00             62.78                 1982
-------------------------------------------------------------------------------------------------------------------------------
    121        400029121                  Saxon Center                   69.47             61.84                 1987
    122        09-0001111            Figueroa Business Park              79.85             70.08                 1986
    123          R0458            Dexter Ridge Shopping Center           69.42             0.00                  1993
    124        400030876              Hampton Inn - Lansing              77.57             63.22                 1985
    125        400029129             Century Medical Center              66.82             57.69                 1989
-------------------------------------------------------------------------------------------------------------------------------
    126        09-0001104         Holiday Inn Express - Kokomo           74.73             0.00                  1997
    127        09-0001140           Holiday Inn - Lewisville             69.21             0.00                  1986
    128        400028305              Bowman Business Park               67.20             58.02              1995 - 1997
    129          O0422              25/110 Enterprise Center             75.39             65.93
    129a         O0422A               25 Enterprise Center                                                       1986
-------------------------------------------------------------------------------------------------------------------------------
    129b         O0422B               110 Enterprise Center                                                      1989
    130          R0304                    Alturas Plaza                  71.69             63.06              1992 - 1993
    131        400029137            Shirley Court Apartments             79.29             62.87                 1932
    132        400030967           Comfort Inn - Montrose West           63.57             52.59              1989, 1993
    133        400029178                422 Mystic Avenue                79.34             68.61              1986 - 1987
-------------------------------------------------------------------------------------------------------------------------------
    134        400028304         Santa Fe Plaza Shopping Center          63.21             48.21              1988 - 1989
    135        400029164                 K Mart - Milton                 70.94             58.47                 1993
    136        400028210            Royal Village Apartments             73.06             48.84              1972, 1974
    137        400029181                Stuyvesant Plaza                 74.44             59.07                 1950
    138        400029234               Center of Clewiston               70.64             62.62              1985 - 1986
-------------------------------------------------------------------------------------------------------------------------------
    139        09-0001086        OM Bernardo Industrial Complex          72.65             63.43                 1982
    140        09-0001053           100 & 105 Rowayton Avenue            74.80             65.99                 1987
    141        09-0001064      Best Western Hotel - Ft. Washington       62.54             0.00                  1973
    142          O0259             Harbor Bay Biotech Building           66.77             58.80                 1985
    143          R0743                 Town Center Shoppes               73.49             0.00             1981,1989, 1997
-------------------------------------------------------------------------------------------------------------------------------
    144        400027540          Marlton Plaza Shopping Center          77.57             61.23                 1979
    145        09-0001130       Spring Park Plaza Shopping Center        62.06             49.91                 1979
    146        400029116           Stoneybrook Shopping Center           70.69             0.00               1987 - 1988
    147        400029267            301-309 West Broad Street            81.78             0.00                  1953
    148        400029190             Super 8 Universal Hotel             72.68             60.17                 1984
-------------------------------------------------------------------------------------------------------------------------------
    149        400029250             Highland Business Park              76.68             62.50
    149a       400029250A            Highland Business Park                                                      1989
    149b       400029250B            Highland Business Park                                                      1989
    150          L0237             Best Western Lancaster Inn            74.36             60.04           1964, 1976, 1978
    151        09-0001114          Best Western Executive Park           60.66             49.28                 1969
-------------------------------------------------------------------------------------------------------------------------------
    152        400029154                  K-Mart Dundas                  79.31             68.87                 1991
    153          M0263              Country Acres Apartments             79.15             69.70                 1991
    154        400029143         Marketplace East Shopping Ctr.          78.62             72.62                 1996
    155        400029189                25 E. 83rd Street                72.58             63.70                 1938
    156        09-0001163          Lancaster Mobile Home Park            48.39             41.23           1965, 1972, 1978
-------------------------------------------------------------------------------------------------------------------------------
    157        400031128                 Chateau Hilgard                 75.41             62.48                 1989
    158        400029213          Hallandale Professional Park           72.10             63.88                 1983
    159        09-0001045           Westbury Park Apartments             69.54             61.28                 1981
    160        400029197              44 Campanelli Parkway              74.49             60.56              1975 - 1979
    161        09-0001098        Super 8 Motel - Goodlettsville          58.52             0.00                  1972
-------------------------------------------------------------------------------------------------------------------------------
    162          L0171             Quality Inn - Hall of Fame            73.66             61.29                 1974
    163        09-0001107         Southgate Suites & Apartments          62.11             55.37                 1955
    164        09-0001056         Sonesta West Shopping Center           74.87             66.41              1978 - 1984
    165          M0487             II Frances Place Apartments           76.41             0.00                  1985
    166        400029149              Ames Business Center               73.34             63.61                 1986
-------------------------------------------------------------------------------------------------------------------------------
    167          O0393                   Dorsey Park II                  79.79             70.42                 1986
    168        400029158               Holiday Inn Express               66.43             54.58                 1987
    169        09-0001062            Comfort Suites-Richmond             71.01             0.00                  1997
    170        400030890          Pacific Mini-Storage Facility          53.27             43.25              1995, 1997
    171        400029300         Comfort Inn - Harrisonburg, VA          73.23             58.92                 1986
-------------------------------------------------------------------------------------------------------------------------------
    172        400027560          Concord House/Concord Terrace          74.26             0.00               1965, 1968
    173        400029186          6 Advanced Auto Parts Stores           66.49             59.69
    173a       400029186A          Stornaway-Advance/Sylacauga                                                   1993
    173b       400029186B         Stornaway-Advance/Monroeville                                                  1995
    173c       400029186C            Stornaway-Advance/Paris                                                     1997
-------------------------------------------------------------------------------------------------------------------------------
    173d       400029186D           Stornaway-Advance/Memphis                                                    1997
    173e       400029186E         Stornaway-Advance/W. Memphis                                                   1997
    173f       400029186F       Stornaway-Advance/Alexander City                                                 1994
    174          M0537               Cedar Shores Apartments             79.93             69.45                 1968
    175        09-0001139             Quality Inn - Deland               74.86             0.00                  1973
-------------------------------------------------------------------------------------------------------------------------------
    176        400029163                  CSPP Building                  74.70             69.52                 1986
    177        400029212         The Shops at Sterling Ponds II          78.66             64.53              1996 - 1997
    178        400030868             The Cascade Apartments              79.89             61.33                 1980
    179        400029209        Centennial Square Shopping Center        73.50             59.65            1977,1978, 1980
    180        09-0001113         Best Western Continental Inn           65.40             0.00             1964,1978,1983
-------------------------------------------------------------------------------------------------------------------------------
    181        400029236            Lomond Place Office Park             73.90             57.59           1990, 1993, 1994
    182        400029119            Horizon Office Portfolio             73.44             63.56              1991 - 1996
    183        09-0001106                Bay Area Rehab                  50.30             41.41                 1968
    184        400030915          The Saddlery Office Building           82.72             72.80                 1896
    185        09-0001067             Comfort Inn - Houston              73.15             0.00                  1996
-------------------------------------------------------------------------------------------------------------------------------
    186        400029157           Bright Beginnings Portfolio           69.06             57.30
    186a       400029157A                    Eubank                                                              1984
    186b       400029157B                   Sante Fe                                                             1993
    186c       400029157C                   Homestead                                                         1989, 1993
    187          R0597              Benchmark Shopping Center            72.30             63.68                 1974
-------------------------------------------------------------------------------------------------------------------------------
    188        09-0001142    Days Inn and Suites Galleria/Westchase      74.67             0.00             1982-1985, 1992
    189        400029187          5 Advanced Auto Parts Stores           65.28             58.60
    189a       400029187A         Advance Auto Parts - Anniston                                                  1993
    189b       400029187B         Advance Auto Parts - Opelika                                                   1994
    189c       400029187C        Advance Auto Parts-Albertville                                                  1995
-------------------------------------------------------------------------------------------------------------------------------
    189d       400029187D        Advance Auto Parts- Birmingham                                                  1996
    189e       400029187E         Advance Auto Parts-Newnan, GA                                                  1994
    190          M0443                Tree House Apartments              79.93             69.45                 1974
    191        400029199              Utah Hotel Portfolio               68.54             47.13
    191a       400029199A                  Skyline Inn                                                           1959
-------------------------------------------------------------------------------------------------------------------------------
    191b       400029199B              Howard Johnson Inn                                                  1960, 1962, 1978
    192        400029145         West Pacific Industrial Center          64.75             51.65              1960 - 1990
    193        400029192             Avery Office Portfolio              71.97             63.31
    193a       400029192A         Avery Suites Office Building                                                   1997
    193b       400029192B             Arbor Office Building                                                      1996
-------------------------------------------------------------------------------------------------------------------------------
    194        400029201          Hills Dunkirk Shopping Center          71.76             58.82              1972 - 1984
    195        09-0001038              Brandon Lakes Plaza               74.67             65.84                 1986
    196        400030866            Annapolis Business Center            71.79             57.80            cira 1970, 1984
    197        09-0001087             Southlake Oaks Center              79.89             72.03                 1997
    198        400029238          Pulaski EZ Store Self Storage          71.62             56.88               1989-1990
-------------------------------------------------------------------------------------------------------------------------------
    199        400029183           Fairlawn Gardens Apartments           76.33             66.98                 1970
    200        400029194                 Mil Pine Plaza                  59.41             48.01              Early 1960s
    201        400029160           The Fairfax School Building           67.16             53.61                 1923
    202        09-0001084              Westwood Apartments               76.97             67.95                 1970
    203        400029204         Fountain Plaza Shopping Center          76.79             68.34              1986, 1991
-------------------------------------------------------------------------------------------------------------------------------
    204        400029148              Kentwood Marketplace               68.84             59.56                 1988
    205        400029216              Dale Watts Portfolio               69.95             56.68
    205a       400029216A              Jiffy Lube Building                                                       1993
    205b       400029216B       Central West Industrial Building                                                 1997
    205c       400029216C      Sunny Slope Medical Office Building                                               1974
-------------------------------------------------------------------------------------------------------------------------------
    205d       400029216D               H-Street Building                                                        1973
    206        400029208                Summit Apartments                84.24             73.71              1983 ,1986
    207        400029162         Featherstone Professional Bld.          70.65             63.79                 1989
    208          R0254                 Silver Spring Plaza               74.69             65.84                 1967
    209        400028269               Westmoor Apartments               78.28             68.92             1970's, 1996
-------------------------------------------------------------------------------------------------------------------------------
    210        400029309              Stop and Shop Center               74.58             51.25              1989 - 1990
    211          L0200                    Impala Hotel                   70.89             58.57                 1931
    212        400029310             Airport Place Building              77.68             62.62                 1991
    213        09-0001134              Super 8 - Dumfries                72.28             0.00                  1989
    214          L0300              Holiday Inn - Banner Elk             67.58             52.75                 1971
-------------------------------------------------------------------------------------------------------------------------------
    215        400029156             4300 Biscayne Boulevard             74.70             64.72                 1970
    216        400029215              Bright Beginnings III              65.70             46.34
    216a       400029215A                 Barbara Loop                                                           1995
    216b       400029215B             Mountain View Academy                                                      1996
    216c       400029215C                 Constitution                                                           1995
-------------------------------------------------------------------------------------------------------------------------------
    217        400029211                 K-Mart Decatur                  61.33             50.50                 1975
    218          L0184             Super 8 Motel - North Point           76.63             62.84                 1996
    219        09-0001051             Town View Apartments               84.84             74.70                 1984
    220        400030893               Prospect Industrial               64.46             56.49                 1969
    221        09-0001088              Days Inn - Franklin               70.05             0.00                  1996
-------------------------------------------------------------------------------------------------------------------------------
    222        09-0001124             Ramada Inn - Columbia              68.84             0.00                  1966
    223          L0202                Holiday Inn - Douglas              69.42             57.29                 1979
    224        400029294            5775 Polaris/3475 Russell            59.38             40.83              1983, 1996
    225        400029196               Little Neck Commons               68.05             58.17                 1955
    226        400028286          Oakview Plaza Shopping Center          74.35             51.77                 1990
-------------------------------------------------------------------------------------------------------------------------------
    227        400029191              Staples - Burlington               73.23             65.08                 1997
    228        400029167                  CARS Building                  40.38             0.00           1958,1964,1968,1972
    229        09-0001132             Days Inn - Nashville               64.93             52.95                 1973
    230          MU0036            Bear Creek Specialty Center           68.93             55.39                 1982
    231        09-0001112                 TRMG Building                  79.89             70.35                 1986
-------------------------------------------------------------------------------------------------------------------------------
    232          R0807                Eckerd's - North Port              84.10             0.00                  1998
    233        400029258               790 Oak Grove Road                79.39             69.01                 1997
    234        09-0001081             Days Inn - Whitehouse              74.57             0.00                  1983
    235        09-0001061              Rite-Aid Ogdensberg               96.91             0.00                  1997
    236          R0480              Best Buy Retail Facility             75.26             66.59                 1984
-------------------------------------------------------------------------------------------------------------------------------
    237          I0099                  Black Lake Place                 74.48             65.29                 1988
    238        400031123            Whitewood Oaks Apartments            78.15             68.14               1963-1965
    239        09-0001070           Sierra Trails Apartments             85.54             75.13                 1970
    240        09-0001074              Holiday Inn Express               70.23             0.00                  1995
    241        09-0001039               Pulaski Rite-Aid                 97.08             0.00               1996 - 1997
-------------------------------------------------------------------------------------------------------------------------------
    242        09-0001096              Days Inn - Columbus               73.25             61.22                 1987
    243        400029185            Spring Heights Fourplexes            76.20             67.00              1981 - 1983
    244        400030925         Congress Pointe Shopping Center         74.37             59.40                 1986
    245          M0264              Executive East Apartments            75.77             66.72                 1989
    246        09-0001083            Days Inn - San Antonio              73.70             60.61                 1994
-------------------------------------------------------------------------------------------------------------------------------
    247        400029233         Lack's & Beall's Shopping Ctr.          73.58             59.47                 1988
    248        09-0001071            Comfort Inn - Franklin              71.98             0.00                  1993
    249        09-0001079            Comfort Inn - Cave City             69.03             0.00                  1995
    250        09-0001072                Angleton Plaza                  59.18             52.10                 1975
    251        09-0001119     Howard Johnson Inn - North Charleston      59.19             0.00                  1978
-------------------------------------------------------------------------------------------------------------------------------
    252        400029188              Lillian Cove Duplexes              78.91             0.00               1995 - 1996
    253        09-0001080              Super 8 - Cave City               68.40             0.00                  1996
    254        400029140          Select Sites of Attleborough           74.38             46.57                 1995
    255        400029248             Econo Lodge Metro Hotel             72.72             0.00                  1985
    256          R0633              Piggly Wiggly - Savannah             72.61             0.00                  1966
-------------------------------------------------------------------------------------------------------------------------------
    257        400029206          8304 Sherwick Court Warehouse          72.82             49.68                1960's
    258        400029311                   Prime Plaza                   74.61             60.56                 1986
    259        400029174                Partridge Square                 74.48             64.63                 1989
    260        09-0001059             Comfort Inn - Decatur              72.44             59.74                 1990
    261        09-0001034                Concourse Plaza                 70.80             62.13                 1984
-------------------------------------------------------------------------------------------------------------------------------
    262        09-0001046              Rite-Aid Woodsville               80.41             0.00                  1998
    263        09-0001085              Somerset Workshops                77.40             68.58              1995 - 1996
    264        09-0001054             Super 8 - Casa Grande              70.16             0.00                  1996
    265        400029168         The Eagle Crest Townhome Apts.          71.69             57.97                 1974
    266        09-0001137      Best Western Inn & Suites - Grants        63.88             51.86                 1975
-------------------------------------------------------------------------------------------------------------------------------
    267        09-0001095             NZ Commercial Center               71.29             62.76                 1984
    268        400029182            Chatham Street Apartments            75.08             65.01              1975, 1979
    269        07-0000000               Sangera Autohaus                 47.40             33.44           1965, 1972, 1980
    270        400029228              Canyon Road Galleries              71.06             57.94              1928, 1995
    271        400029155             Hopedale Business Park              72.61             58.93               1988-1990
-------------------------------------------------------------------------------------------------------------------------------
    272        09-0001032                CVS Binghamton                  86.77             0.00                1997-1998
    273        400029150                   Building R                    73.74             50.84                 1980
    274          R0497              The Canary Creek Shoppes             68.08             59.92                 1997
    275        400029290          Whitehall Professional Center          74.65             60.89                 1972
    276          R0412             Galion West Shopping Center           72.72             59.55                 1965
-------------------------------------------------------------------------------------------------------------------------------
    277        09-0001093              Super 8 - Henderson               74.63             0.00            1968, 1974, 1982
    278        09-0001118           Best Western Columbia Inn            74.61             0.00                  1992
    279        09-0001097             Super 8 - League City              73.98             0.00                  1996
    280        400029180            Blue Ash Shopping Center             71.38             56.86                 1990
    281        400030934             Woodwinds Office Center             71.71             57.68                 1983
-------------------------------------------------------------------------------------------------------------------------------
    282        09-0001091         Larchmont Boulevard Building           73.58             64.73                 1923
    283        09-0001147         Comfort Inn - Mobile, Alabama          45.76             0.00                  1994
    284        400030871                  Padonia Park                   46.50             0.00               1977 - 1978
    285        09-0001073          Ridgecrest Shopping Center            54.63             44.22                 1960
    286        400029297             Herndon Office Building             79.72             63.74                 1984
-------------------------------------------------------------------------------------------------------------------------------
    287          O0348              Treemont Office Building             74.90             66.32                 1998
    288        09-0001105             Days Inn - New Castle              72.83             59.65                 1991
    289          O0253           Country Club Court - Building 6         64.11             52.83                 1996
    290        09-0001060            Comfort Inn - Granbury              67.07             0.00                  1994
    291          M0262             Oakwood Heights Apartments            80.14             70.52                 1996
-------------------------------------------------------------------------------------------------------------------------------
    292          M0220                  121 Seaman Avenue                73.33             65.18                 1932
    293          M0290                  Geneva Apartments                79.48             69.94                 1990
    294          I0074           Dime Circle Industrial Building         64.31             56.78                 1981
    295        09-0001141              Super 8 - Salsbury                67.41             0.00                  1988
    296        400029235               The Arbour Building               74.53             60.55                 1978
-------------------------------------------------------------------------------------------------------------------------------
    297        09-0001120             Days Inn - Enterprise              74.74             0.00                  1995
    298        09-0001057              CVS - Johnson City                61.99             0.00                  1998
    299        400029126          Shiloh Place Shopping Center           74.39             59.74              1983 - 1984
    300        09-0001058              Super 8 - Brunswick               58.30             0.00                  1997
    301        09-0001094                  Office Max                    48.70             0.00                  1998
-------------------------------------------------------------------------------------------------------------------------------
    302          O0541             Leawood Corporate Manor IV            60.46             49.09                 1980
    303          R0887          Southside Village Shopping Center        73.87             59.36                 1973
    304        400029253                 1616 West Shaw                  70.87             62.52                 1970
    305        400030869           The Park Square Apartments            60.19             46.21                 1984
    306        400029304               Gateway Office Park               64.56             52.12              1986, 1991
-------------------------------------------------------------------------------------------------------------------------------
    307        09-0001075            Shadow Glen Apartments              86.34             76.14                 1984
    308        400029210              Litchfield Park Plaza              61.61             54.61               1978-1985
    309          M0288                Southview Apartments               72.86             64.16                 1990
    310          M0289              The Crossings Apartments             74.31             65.44                 1989
    311        09-0001069            EconoLodge - Nashville              75.09             0.00                  1989
-------------------------------------------------------------------------------------------------------------------------------
    312          M0364                Riverchase Apartments              79.94             70.41                 1995
    313        400030870              Park Ridge Apartments              69.67             53.61                 1985
    314        400029291                   Keeney Mall                   61.75             49.31            1954,1968,1970
    315        09-0001077            Days Inn - Walthall, VA             57.01             47.94                 1974
    316          R0634             Piggly Wiggly - Andrews, SC           69.31             0.00                  1971
-------------------------------------------------------------------------------------------------------------------------------
    317        09-0001035             The Mason Apartments               79.25             68.24                 1955
    318          M0172             Roxbury Crossing Apartments           69.09             56.50                 1893
    319          MU0114            Murphy Road Business Center           62.44             50.17                 1975
    320        09-0001036          McKinney Avenue Apartments            79.43             68.39                 1979
    321          R0886            Plaza del Oro Shopping Center          67.88             54.54                 1980
-------------------------------------------------------------------------------------------------------------------------------
    322        400029246      Columbia East Dundee Shopping Center       72.79             64.59                 1990

                                                                                           TOTAL SF/
  CONTROL        LOAN            YEAR (S)            LOCKBOX          LOCKBOX             UNITS/ROOMS/
   NUMBER       NUMBER           RENOVATED           REQUIRED          TYPE               BEDS/SPACES
--------------------------------------------------------------------------------------------------------------
     1            ACS                                  Yes           In Place              7,183,998
     1a          ACS-A             1980                                                      114,222
     1b          ACS-B             1977                                                      336,000
     1c          ACS-C              UAV                                                      218,316
     1d          ACS-D   1960,'62,'64,'70,'94,'96                                            407,217
--------------------------------------------------------------------------------------------------------------
     1e          ACS-E          1966, 1968                                                   194,000
     1f          ACS-F             1978                                                      358,400
     1g          ACS-G             1971                                                      232,500
     1h          ACS-H             1973                                                      106,219
     1i          ACS-I              NAP                                                      717,077
--------------------------------------------------------------------------------------------------------------
     1j          ACS-J             1980                                                      155,811
     1k          ACS-K              UAV                                                      168,000
     1l          ACS-L          1970, 1980                                                   147,600
     1m          ACS-M              UAV                                                       42,143
     1n          ACS-N       1971, 1978, 1988                                                196,626
--------------------------------------------------------------------------------------------------------------
     1o          ACS-O          1970, 1979                                                   302,400
     1p          ACS-P   1953,'57,'59,'61,'67,'74                                            364,000
     1q          ACS-Q              UAV                                                      806,400
     1r          ACS-R             1981                                                      384,400
     1s          ACS-S              UAV                                                       13,951
--------------------------------------------------------------------------------------------------------------
     1t          ACS-T              NAP                                                      251,172
     1u          ACS-U              UAV                                                      124,242
     1v          ACS-V             1986                                                      157,966
     1w          ACS-W          1967, 1981                                                   498,400
     1x          ACS-X              NAP                                                      135,116
--------------------------------------------------------------------------------------------------------------
     1y          ACS-Y              UAV                                                      108,400
     1z          ACS-Z             1968                                                      140,000
    1aa         ACS-AA              UAV                                                       40,000
    1bb         ACS-BB              UAV                                                      185,980
    1cc         ACS-CC       1956, 1968, 1979                                                277,440
--------------------------------------------------------------------------------------------------------------
     2           AIM-1                                  No        Not Applicable               2,961
     2a         AIM-1A              UAV                                                          418
     2b         AIM-1B              UAV                                                          137
     2c         AIM-1C              UAV                                                           92
     2d         AIM-1D              UAV                                                          144
--------------------------------------------------------------------------------------------------------------
     2e         AIM-1E              UAV                                                          105
     2f         AIM-1F              UAV                                                          180
     2g         AIM-1G              UAV                                                          278
     2h         AIM-1H              UAV                                                          168
     2i         AIM-1I              UAV                                                          284
--------------------------------------------------------------------------------------------------------------
     2j         AIM-1J              UAV                                                          246
     2k         AIM-1K              UAV                                                          120
     2l         AIM-1L              UAV                                                          126
     2m         AIM-1M              UAV                                                          303
     2n         AIM-1N              UAV                                                          220
--------------------------------------------------------------------------------------------------------------
     2o         AIM-1O              UAV                                                          140
     3        09-1001006                               Yes           In Place                834,720
     3a       09-1001006A           NAP                                                       98,175
     3b       09-1001006B           NAP                                                      129,822
     3c       09-1001006C           NAP                                                      136,154
--------------------------------------------------------------------------------------------------------------
     3d       09-1001006D           NAP                                                      131,534
     3e       09-1001006E           NAP                                                       60,418
     3f       09-1001006F           NAP                                                       96,004
     3g       09-1001006G           NAP                                                       98,261
     3h       09-1001006H           NAP                                                       84,352
--------------------------------------------------------------------------------------------------------------
     4           SkyII                                 Yes           Springing               728,668
     4a         SkyIIA              NAP                                                      476,582
     4b         SkyIIB              NAP                                                      252,086
     5           ANADC             1997                Yes           In Place                    415
     6        09-0001076           1996                 No        Not Applicable             624,374
--------------------------------------------------------------------------------------------------------------
     7        09-0001128            NAP                Yes           In Place                241,026
               400029224                                                                      87,190
     8        400029224A           1997                 No        Not Applicable              21,000
     9        400029218B            UAV                 No        Not Applicable              16,168
     10       400029222C           1996                 No        Not Applicable              26,507
--------------------------------------------------------------------------------------------------------------
     11       400029227D            UAV           Not Applicable  Not Applicable                  13
     12       400029219E           1997                 No        Not Applicable              15,065
     13       09-0001116        1990, 1991             Yes           In Place                    287
               400029220                                                                      80,040
     14       400029220A            UAV                 No        Not Applicable              27,310
--------------------------------------------------------------------------------------------------------------
     15       400029221B           1995                 No        Not Applicable              17,280
     16       400029226C            UAV                 No        Not Applicable              12,850
     17       400029223D            UAV                 No        Not Applicable              15,500
     18       400029225E           1994                 No        Not Applicable               7,100
     19        400030965        1993 - 1997             No        Not Applicable                 364
--------------------------------------------------------------------------------------------------------------
     20       09-0001168           1998                 No        Not Applicable             312,896
     21       09-0001099        1984 - 1985            Yes           Springing                   175
     22          SP007             1997                Yes           In Place                    206
     23        400029141           1997                 No        Not Applicable           2,001,430
     24        400028225           1986                 No        Not Applicable             208,564
--------------------------------------------------------------------------------------------------------------
     25       09-0001031           1988                Yes           Springing               211,089
     26       09-0001117                                No        Not Applicable                 186
    26a       09-0001117A           NAP                                                           54
    26b       09-0001117B           NAP                                                           26
    26c       09-0001117C           NAP                                                           53
--------------------------------------------------------------------------------------------------------------
    26d       09-0001117D           NAP                                                           53
     27          L0137              NAP                Yes           Springing
     28        400030913          Various               No        Not Applicable              27,500
     29       09-0001122            NAP                Yes           Springing               175,235
     30       09-0001102            NAP                Yes           In Place                    146
--------------------------------------------------------------------------------------------------------------
     31        400030964        1995 - 1997             No        Not Applicable                 289
     32        400029308            NAP                 No        Not Applicable                 184
     33        400029207        1989 - 1991             No        Not Applicable             296,735
     34       09-0001115           1990                Yes           In Place                    165
     35          R0421          1994, 1997             Yes           Springing               287,004
--------------------------------------------------------------------------------------------------------------
     36       09-0001040                                No        Not Applicable             296,080
    36a       09-0001040A           UAV                                                      113,280
    36b       09-0001040B           UAV                                                       92,750
    36c       09-0001040C           UAV                                                       90,050
     37          M0514              NAP                Yes           Springing                   170
--------------------------------------------------------------------------------------------------------------
     38        400030914            NAP                 No        Not Applicable             431,250
     39          O0179             1997                Yes           Springing                49,303
     40        400028275                               Yes           Springing               246,405
    40a       400028275A            NAP                                                      140,503
    40b       400028275B           1997                                                      105,902
--------------------------------------------------------------------------------------------------------------
     41       09-0001037           1995                 No        Not Applicable             251,674
     42       09-0001100            UAV                Yes           Springing                    88
     43       09-0001101           1996                Yes           Springing                   181
     44       09-0001123            UAV                 No        Not Applicable                 216
     45       09-0001042           1998           Not Applicable  Not Applicable                 342
--------------------------------------------------------------------------------------------------------------
     46          O0311          1991 - 1997            Yes           Springing               178,285
     47          O0320              NAP                Yes           Springing                   150
     48          M0171              NAP                Yes           Springing                   160
     49          R0280              NAP                Yes           Springing               175,396
     50        400029282           1995                 No        Not Applicable              67,735
--------------------------------------------------------------------------------------------------------------
     51          M0462              UAV                Yes           Springing                   384
     52        400030935            UAV                 No        Not Applicable             107,091
     53        400028228            NAP                 No        Not Applicable             143,791
     54          L0149             1997                 No        Not Applicable                 132
     55          O0265             1997                Yes           Springing               120,161
--------------------------------------------------------------------------------------------------------------
     56       09-0001055           1996                 No        Not Applicable             105,720
     57        400028277           1993                 No        Not Applicable              82,471
     58       09-0001135           1995                 No        Not Applicable                 194
     59        400030880                                No        Not Applicable                 364
    59a       400030880A            UAV                                                           60
--------------------------------------------------------------------------------------------------------------
    59b       400030880B            UAV                                                           48
    59c       400030880C           1987                                                          102
    59d       400030880D            UAV                                                           48
    59e       400030880E            UAV                                                           53
    59f       400030880F            UAV                                                           53
--------------------------------------------------------------------------------------------------------------
     60          O0090              UAV                Yes           Springing               141,407
     61       09-0001066        1996 - 1997             No        Not Applicable                 100
     62       09-0001041                               Yes           In Place                    614
    62a       09-0001041A           NAP                                                          113
    62b       09-0001041B           NAP                                                          388
--------------------------------------------------------------------------------------------------------------
    62c       09-0001041C           UAV                                                          113
     63          O0148          1995, 1997             Yes           Springing               116,120
     64       09-0001167            NAP                 No        Not Applicable              59,585
     65          R0297             1997                Yes           Springing                52,100
     66          O0244          1980, 1995             Yes           Springing               129,757
--------------------------------------------------------------------------------------------------------------
     67        400029255           1997                 No        Not Applicable              51,977
     68        400029205            UAV                 No        Not Applicable             438,715
     69       09-0001136           1995                 No        Not Applicable                 124
     70        400029172           1988                 No        Not Applicable              46,913
     71          R0134              NAP                Yes           Springing                62,742
--------------------------------------------------------------------------------------------------------------
     72       09-0001133                                No        Not Applicable             170,252
    72a       09-0001133A           NAP                                                       65,490
    72b       09-0001133B           NAP                                                       54,100
    72c       09-0001133C           NAP                                                       50,662
     73       09-0001082            UAV                 No        Not Applicable                 348
--------------------------------------------------------------------------------------------------------------
     74        400030867           1997                 No        Not Applicable              73,498
     75        400030966           1993                 No        Not Applicable                 194
     76       09-0001065            NAP                 No        Not Applicable                 121
     77        400029184            NAP                 No        Not Applicable             156,585
     78        400029251           1997                 No        Not Applicable              59,144
--------------------------------------------------------------------------------------------------------------
     79        400030922           1997                 No        Not Applicable              36,843
     80          R0311              NAP                Yes           Springing                50,570
     81        400029139            NAP                Yes           Springing                    81
     82          R0514             1991                Yes           Springing                62,845
     83       09-0001044           1997                Yes           In Place                    137
--------------------------------------------------------------------------------------------------------------
     84        400029161           1990                 No        Not Applicable              89,531
     85        400029171            NAP                 No        Not Applicable              42,704
     86          R0559              NAP                Yes           Springing               112,434
     87        400029274            NAP                 No        Not Applicable              77,425
     88          R0463             1988                Yes           Springing               175,465
--------------------------------------------------------------------------------------------------------------
     89        400029257        1993 - 1997             No        Not Applicable                 135
     90        400029169           1996                 No        Not Applicable                 304
     91        400031048           1994                 No        Not Applicable                 155
     92        400029237            UAV                 No        Not Applicable              63,450
     93        400029202           1997                 No        Not Applicable                 292
--------------------------------------------------------------------------------------------------------------
     94          O0359              NAP                Yes           Springing                40,173
     95          M0330                                 Yes           Springing                   201
    95a         M0330A          1991, 1996                                                        92
    95b         M0330B          1991, 1996                                                       109
     96          R0464             1997                Yes           Springing               120,198
--------------------------------------------------------------------------------------------------------------
     97       09-0001063           1993                 No        Not Applicable              70,100
     98        400029262      1980's - 1990's           No        Not Applicable             147,040
     99        400029134           1992                 No        Not Applicable             127,860
    100        400029200            NAP                 No        Not Applicable                 820
    101          R0533              NAP                Yes           Springing                49,690
--------------------------------------------------------------------------------------------------------------
    102       09-0001138           1995                 No        Not Applicable                 126
    103        400029214                          Not Applicable  Not Applicable              65,349
    103a      400029214A            NAP                                                        6,777
    103b      400029214B            NAP                                                        6,890
    103c      400029214C            NAP                                                        5,936
--------------------------------------------------------------------------------------------------------------
    103d      400029214D            NAP                                                        6,730
    103e      400029214E            NAP                                                        8,490
    103f      400029214F            NAP                                                        6,590
    103g      400029214G            NAP                                                        8,358
    103h      400029214H            NAP                                                        6,600
--------------------------------------------------------------------------------------------------------------
    103i      400029214I            NAP                                                        8,978
    104         MH0020       1988, 1993, 1995          Yes           Springing                   454
    105        400029166           1976                 No        Not Applicable             160,545
    106        400029173                                No        Not Applicable              69,262
    106a      400029173A   1970's,1988,1994-1996                                              24,400
--------------------------------------------------------------------------------------------------------------
    106b      400029173B            UAV                                                        7,396
    106c      400029173C  1954,'71,81,'83,'91,'94                                             13,533
    106d      400029173D           1998                                                       18,325
    106e      400029173E           1985                                                        5,608
    107       09-0001110            UAV                Yes           In Place                169,510
--------------------------------------------------------------------------------------------------------------
    108          R0315              NAP                Yes           Springing                53,980
    109        400029147            UAV                 No        Not Applicable              34,985
    110       09-0001160            NAP           Not Applicable  Not Applicable                  44
    111        400030896           1985                 No        Not Applicable              94,059
    112        400029299        1994 - 1995             No        Not Applicable                 108
--------------------------------------------------------------------------------------------------------------
    113        400029232           1996                 No        Not Applicable                 120
    114          M0415             1997                Yes           Springing                   104
    115        400029306           1992                 No        Not Applicable                 100
    116        400029252        1997 - 1998             No        Not Applicable                 106
    117        400030886                                No        Not Applicable                 162
--------------------------------------------------------------------------------------------------------------
    117a      400030886A           1985                                                           73
    117b      400030886B            UAV                                                           89
    118        400029217            NAP                 No        Not Applicable              24,812
    119          M0429             1992                Yes           Springing                   149
    120        400030875           1992                 No        Not Applicable                 109
--------------------------------------------------------------------------------------------------------------
    121        400029121            UAV           Not Applicable  Not Applicable              86,479
    122       09-0001111            UAV                 No        Not Applicable              87,472
    123          R0458              NAP                Yes           Springing                43,351
    124        400030876           1998                 No        Not Applicable                 109
    125        400029129           1997                 No        Not Applicable              58,056
--------------------------------------------------------------------------------------------------------------
    126       09-0001104            NAP                 No        Not Applicable                  79
    127       09-0001140           1992                 No        Not Applicable                 117
    128        400028305            NAP                 No        Not Applicable             110,370
    129          O0422                                 Yes           Springing                77,847
    129a        O0422A              UAV                                                       47,796
--------------------------------------------------------------------------------------------------------------
    129b        O0422B              UAV                                                       30,051
    130          R0304             1994                Yes           Springing                67,171
    131        400029137            UAV                 No        Not Applicable                 150
    132        400030967         1995-1996              No        Not Applicable                 132
    133        400029178            UAV                 No        Not Applicable                  50
--------------------------------------------------------------------------------------------------------------
    134        400028304            NAP                 No        Not Applicable              47,794
    135        400029164            NAP                 No        Not Applicable              94,841
    136        400028210        1990 - 1996             No        Not Applicable                 300
    137        400029181       Early 1990's             No        Not Applicable              51,390
    138        400029234           1993                 No        Not Applicable             118,921
--------------------------------------------------------------------------------------------------------------
    139       09-0001086            UAV                Yes           In Place                 57,975
    140       09-0001053           1990                 No        Not Applicable              18,000
    141       09-0001064           1997                 No        Not Applicable                 104
    142          O0259             1997                Yes           Springing                32,000
    143          R0743              NAP                Yes           Springing                30,486
--------------------------------------------------------------------------------------------------------------
    144        400027540           1997                 No        Not Applicable              77,480
    145       09-0001130            UAV                 No        Not Applicable             136,204
    146        400029116           1996                 No        Not Applicable              74,340
    147        400029267           1998                 No        Not Applicable              28,160
    148        400029190           1997                 No        Not Applicable                 110
--------------------------------------------------------------------------------------------------------------
    149        400029250                                No        Not Applicable              53,229
    149a      400029250A            NAP                                                       32,357
    149b      400029250B            NAP                                                       20,872
    150          L0237        1992, 1996-1997          Yes           Springing                   168
    151       09-0001114        1985, 1990             Yes           In Place                    107
--------------------------------------------------------------------------------------------------------------
    152        400029154            NAP                 No        Not Applicable              94,479
    153          M0263              NAP                Yes           Springing                   105
    154        400029143            NAP                 No        Not Applicable              31,308
    155        400029189            UAV                 No        Not Applicable               6,528
    156       09-0001163            UAV                 No        Not Applicable                 370
--------------------------------------------------------------------------------------------------------------
    157        400031128            NAP                 No        Not Applicable                  24
    158        400029213           1996                 No        Not Applicable              50,400
    159       09-0001045           1996                 No        Not Applicable                 128
    160        400029197           1997                 No        Not Applicable             110,000
    161       09-0001098            UAV                 No        Not Applicable                 150
--------------------------------------------------------------------------------------------------------------
    162          L0171          1995 - 1997            Yes           Springing                   103
    163       09-0001107        1995 - 1996             No        Not Applicable                 104
    164       09-0001056           1990                 No        Not Applicable              44,872
    165          M0487             1997                Yes           Springing                   100
    166        400029149           1997                 No        Not Applicable              49,871
--------------------------------------------------------------------------------------------------------------
    167          O0393              NAP                Yes           Springing                54,381
    168        400029158           1997                 No        Not Applicable                  82
    169       09-0001062            NAP                 No        Not Applicable                  62
    170        400030890            NAP                 No        Not Applicable              95,922
    171        400029300        1996 - 1997             No        Not Applicable                  60
--------------------------------------------------------------------------------------------------------------
    172        400027560        1994 - 1996             No        Not Applicable                 322
    173        400029186                                No        Not Applicable              46,075
    173a      400029186A            NAP                                                        8,075
    173b      400029186B            NAP                                                        7,000
    173c      400029186C            NAP                                                        7,000
--------------------------------------------------------------------------------------------------------------
    173d      400029186D            NAP                                                        7,000
    173e      400029186E            NAP                                                        7,000
    173f      400029186F            NAP                                                       10,000
    174          M0537             1997                Yes           Springing                   103
    175       09-0001139            UAV                 No        Not Applicable                 112
--------------------------------------------------------------------------------------------------------------
    176        400029163           1995                 No        Not Applicable              41,500
    177        400029212            NAP                 No        Not Applicable             143,791
    178        400030868            NAP                 No        Not Applicable                 120
    179        400029209           1996                 No        Not Applicable              59,580
    180       09-0001113        1994 - 1997             No        Not Applicable                 161
--------------------------------------------------------------------------------------------------------------
    181        400029236           1997                 No        Not Applicable              40,050
    182        400029119            UAV                 No        Not Applicable              34,962
    183       09-0001106           1996                 No        Not Applicable                  92
    184        400030915           1997                 No        Not Applicable              50,286
    185       09-0001067            NAP                 No        Not Applicable                  63
--------------------------------------------------------------------------------------------------------------
    186        400029157                                No        Not Applicable              52,635
    186a      400029157A            NAP                                                       37,135
    186b      400029157B            UAV                                                        6,600
    186c      400029157C            UAV                                                        8,900
    187          R0597             1993                Yes           Springing                63,692
--------------------------------------------------------------------------------------------------------------
    188       09-0001142           1995                 No        Not Applicable                  89
    189        400029187                                No        Not Applicable              40,150
    189a      400029187A            NAP                                                        8,075
    189b      400029187B            NAP                                                       10,000
    189c      400029187C            NAP                                                        7,000
--------------------------------------------------------------------------------------------------------------
    189d      400029187D            NAP                                                        7,000
    189e      400029187E            NAP                                                        8,075
    190          M0443             1996                Yes           Springing                    92
    191        400029199                                No        Not Applicable                  68
    191a      400029199A         1972-1973                                                        24
--------------------------------------------------------------------------------------------------------------
    191b      400029199B           1995                                                           44
    192        400029145            UAV                 No        Not Applicable              73,755
    193        400029192                                No        Not Applicable              25,408
    193a      400029192A            NAP                                                       15,862
    193b      400029192B            NAP                                                        9,546
--------------------------------------------------------------------------------------------------------------
    194        400029201            UAV                 No        Not Applicable             103,205
    195       09-0001038            NAP                 No        Not Applicable              41,694
    196        400030866            UAV                 No        Not Applicable              64,077
    197       09-0001087            N/A           Not Applicable  Not Applicable              20,692
    198        400029238            NAP                 No        Not Applicable              41,200
--------------------------------------------------------------------------------------------------------------
    199        400029183         1996-1997              No        Not Applicable                 112
    200        400029194        1995, 1997              No        Not Applicable             101,174
    201        400029160           1988                 No        Not Applicable              44,166
    202       09-0001084           1996                 No        Not Applicable                 167
    203        400029204                                No        Not Applicable              25,616
--------------------------------------------------------------------------------------------------------------
    204        400029148           1993                 No        Not Applicable              47,266
    205        400029216                                No        Not Applicable              43,918
    205a      400029216A            NAP                                                        2,060
    205b      400029216B            NAP                                                       25,860
    205c      400029216C           1997                                                        9,998
--------------------------------------------------------------------------------------------------------------
    205d      400029216D           1996                                                        6,000
    206        400029208            NAP                 No        Not Applicable                  96
    207        400029162           1997                 No        Not Applicable              39,377
    208          R0254             1996                Yes           Springing               102,585
    209        400028269            UAV                 No        Not Applicable                  56
--------------------------------------------------------------------------------------------------------------
    210        400029309            NAP                 No        Not Applicable              16,788
    211          L0200             1993                Yes           Springing                    17
    212        400029310            NAP                Yes           In Place                 23,023
    213       09-0001134           1997                 No        Not Applicable                  81
    214          L0300           1995-1996             Yes           Springing                   101
--------------------------------------------------------------------------------------------------------------
    215        400029156           1997                 No        Not Applicable              37,847
    216        400029215                                No        Not Applicable              26,800
    216a      400029215A            NA                                                         8,900
    216b      400029215B            NA                                                         9,000
    216c      400029215C            NAP                                                        8,900
--------------------------------------------------------------------------------------------------------------
    217        400029211           1992                 No        Not Applicable              96,269
    218          L0184              NAP                Yes           Springing                    60
    219       09-0001051            NAP                 No        Not Applicable                 127
    220        400030893           1995                 No        Not Applicable              88,000
    221       09-0001088            NAP                 No        Not Applicable                  61
--------------------------------------------------------------------------------------------------------------
    222       09-0001124           1996                 No        Not Applicable                 102
    223          L0202      1985-1986,1996-1997        Yes           Springing                   100
    224        400029294            NAP                 No        Not Applicable              59,300
    225        400029196        Late 1980's       Not Applicable  Not Applicable              30,100
    226        400028286            UAV                 No        Not Applicable              46,617
--------------------------------------------------------------------------------------------------------------
    227        400029191            NAP                 No        Not Applicable              24,142
    228        400029167         1995-1996              No        Not Applicable             195,000
    229       09-0001132         1996-1997              No        Not Applicable                 105
    230         MU0036              UAV                Yes           Springing                43,089
    231       09-0001112            UAV                 No        Not Applicable              21,100
--------------------------------------------------------------------------------------------------------------
    232          R0807              NAP                Yes           In Place                 10,908
    233        400029258            NAP                 No        Not Applicable               6,258
    234       09-0001081           1997                 No        Not Applicable                 100
    235       09-0001061            NAP                Yes           In Place                 11,282
    236          R0480             1993                Yes           Springing                36,416
--------------------------------------------------------------------------------------------------------------
    237          I0099             1997                Yes           Springing                58,176
    238        400031123         1995-1996              No        Not Applicable                 130
    239       09-0001070           1995                 No        Not Applicable                 116
    240       09-0001074            NAP                 No        Not Applicable                  56
    241       09-0001039            NAP                Yes           In Place                 11,282
--------------------------------------------------------------------------------------------------------------
    242       09-0001096           1995                 No        Not Applicable                 112
    243        400029185            NAP                 No        Not Applicable                  76
    244        400030925            NAP                 No        Not Applicable              35,272
    245          M0264              NAP                Yes           Springing                    72
    246       09-0001083            NAP                 No        Not Applicable                  67
--------------------------------------------------------------------------------------------------------------
    247        400029233            UAV                 No        Not Applicable              85,899
    248       09-0001071            NAP                 No        Not Applicable                  55
    249       09-0001079            NAP                 No        Not Applicable                  60
    250       09-0001072           1996                 No        Not Applicable              78,517
    251       09-0001119        1996 - 1997             No        Not Applicable                 132
--------------------------------------------------------------------------------------------------------------
    252        400029188            NAP                 No        Not Applicable                  42
    253       09-0001080            NAP                 No        Not Applicable                  51
    254        400029140           1996                 No        Not Applicable              13,400
    255        400029248           1998                 No        Not Applicable                  47
    256          R0633              NAP                Yes           Springing                46,150
--------------------------------------------------------------------------------------------------------------
    257        400029206            UAV                 No        Not Applicable              60,000
    258        400029311            UAV                 No        Not Applicable              32,545
    259        400029174            NAP                 No        Not Applicable              29,325
    260       09-0001059            NAP                 No        Not Applicable                  44
    261       09-0001034            UAV                 No        Not Applicable              48,015
--------------------------------------------------------------------------------------------------------------
    262       09-0001046            NAP                Yes           In Place                 11,180
    263       09-0001085            NAP                 No        Not Applicable              15,642
    264       09-0001054            NAP                 No        Not Applicable                  41
    265        400029168           1997                 No        Not Applicable                 135
    266       09-0001137           1995                 No        Not Applicable                 126
--------------------------------------------------------------------------------------------------------------
    267       09-0001095            NAP                 No        Not Applicable              36,951
    268        400029182            NAP                 No        Not Applicable                  66
    269       07-0000000           1987                Yes           Springing                22,251
    270        400029228            UAV                 No        Not Applicable               6,750
    271        400029155            UAV                 No        Not Applicable              27,720
--------------------------------------------------------------------------------------------------------------
    272       09-0001032            NAP           Not Applicable  Not Applicable              10,125
    273        400029150           1997           Not Applicable  Not Applicable              30,000
    274          R0497              NAP                Yes           Springing                18,023
    275        400029290           1997                 No        Not Applicable              29,242
    276          R0412          1986, 1988             Yes           Springing                59,002
--------------------------------------------------------------------------------------------------------------
    277       09-0001093           1996           Not Applicable  Not Applicable                 103
    278       09-0001118            NAP                 No        Not Applicable                  51
    279       09-0001097            NAP                 No        Not Applicable                  43
    280        400029180            NAP                 No        Not Applicable              18,153
    281        400030934            NAP                 No        Not Applicable              25,093
--------------------------------------------------------------------------------------------------------------
    282       09-0001091           1985                 No        Not Applicable               8,450
    283       09-0001147            N/A                 No        Not Applicable                  58
    284        400030871        1991, 1994              No        Not Applicable              22,635
    285       09-0001073           1995                 No        Not Applicable              64,004
    286        400029297           1997                 No        Not Applicable              23,880
--------------------------------------------------------------------------------------------------------------
    287          O0348              NAP                Yes           Springing                13,684
    288       09-0001105           1997                 No        Not Applicable                  48
    289          O0253              NAP                Yes           Springing                18,384
    290       09-0001060            NAP                 No        Not Applicable                  48
    291          M0262              NAP                Yes           Springing                    38
--------------------------------------------------------------------------------------------------------------
    292          M0220              UAV                Yes           Springing                    41
    293          M0290              NAP                Yes           Springing                    48
    294          I0074             1997                Yes           Springing                37,918
    295       09-0001141           1997                 No        Not Applicable                  48
    296        400029235            NAP                 No        Not Applicable              27,487
--------------------------------------------------------------------------------------------------------------
    297       09-0001120            NAP                 No        Not Applicable                  41
    298       09-0001057            NAP                 No        Not Applicable              10,125
    299        400029126            NAP                 No        Not Applicable              27,044
    300       09-0001058            NAP                 No        Not Applicable                  52
    301       09-0001094            NAP                Yes           In Place                 23,600
--------------------------------------------------------------------------------------------------------------
    302          O0541             1993                 No        Not Applicable              21,730
    303          R0887              UAV                Yes           Springing                65,260
    304        400029253            UAV           Not Applicable  Not Applicable              20,203
    305        400030869           1997                 No        Not Applicable                 106
    306        400029304           1988                 No        Not Applicable              22,980
--------------------------------------------------------------------------------------------------------------
    307       09-0001075           1994           Not Applicable  Not Applicable                  48
    308        400029210            NAP                 No        Not Applicable              23,691
    309          M0288              NAP                Yes           Springing                    48
    310          M0289              NAP                Yes           Springing                    39
    311       09-0001069            NAP                 No        Not Applicable                  42
--------------------------------------------------------------------------------------------------------------
    312          M0364              NAP                Yes           Springing                    24
    313        400030870            UAV                 No        Not Applicable                  42
    314        400029291            UAV                 No        Not Applicable              20,672
    315       09-0001077        1994 - 1997             No        Not Applicable                 122
    316          R0634             1997                Yes           Springing                23,752
--------------------------------------------------------------------------------------------------------------
    317       09-0001035            UAV                 No        Not Applicable                  25
    318          M0172        1990, 1995-1996          Yes           Springing                    12
    319         MU0114              UAV                Yes           Springing                43,000
    320       09-0001036           1996                 No        Not Applicable                  19
    321          R0886              UAV                Yes           Springing                13,340
--------------------------------------------------------------------------------------------------------------
    322        400029246            NAP                 No        Not Applicable               3,600

                                        SF/        LOAN BALANCE                   OCCUPANCY
  CONTROL        LOAN              UNITS/ROOMS/    PER SF/UNIT/    OCCUPANCY        AS OF
   NUMBER       NUMBER              BEDS/SPACES    OOM/BED/SPACE    PERCENT          DATE                LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------------
     1            ACS                  Sq Ft         $     21
     1a          ACS-A                 Sq Ft
     1b          ACS-B                 Sq Ft
     1c          ACS-C                 Sq Ft
     1d          ACS-D                 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
     1e          ACS-E                 Sq Ft
     1f          ACS-F                 Sq Ft
     1g          ACS-G                 Sq Ft
     1h          ACS-H                 Sq Ft
     1i          ACS-I                 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
     1j          ACS-J                 Sq Ft
     1k          ACS-K                 Sq Ft
     1l          ACS-L                 Sq Ft
     1m          ACS-M                 Sq Ft
     1n          ACS-N                 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
     1o          ACS-O                 Sq Ft
     1p          ACS-P                 Sq Ft
     1q          ACS-Q                 Sq Ft
     1r          ACS-R                 Sq Ft
     1s          ACS-S                 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
     1t          ACS-T                 Sq Ft
     1u          ACS-U                 Sq Ft
     1v          ACS-V                 Sq Ft
     1w          ACS-W                 Sq Ft
     1x          ACS-X                 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
     1y          ACS-Y                 Sq Ft
     1z          ACS-Z                 Sq Ft
    1aa         ACS-AA                 Sq Ft
    1bb         ACS-BB                 Sq Ft
    1cc         ACS-CC                 Sq Ft
----------------------------------------------------------------------------------------------------------------------------------
     2           AIM-1                 Units           36,862
     2a         AIM-1A                 Units                           97          8/28/98
     2b         AIM-1B                 Units                           97           9/1/98
     2c         AIM-1C                 Units                           99          8/29/98
     2d         AIM-1D                 Units                           96          8/28/98
----------------------------------------------------------------------------------------------------------------------------------
     2e         AIM-1E                 Units                           92          8/27/98
     2f         AIM-1F                 Units                           94          8/28/98
     2g         AIM-1G                 Units                           91          8/31/98
     2h         AIM-1H                 Units                           99          8/28/98
     2i         AIM-1I                 Units                           99          8/27/98
----------------------------------------------------------------------------------------------------------------------------------
     2j         AIM-1J                 Units                           97          8/31/98
     2k         AIM-1K                 Units                           97           9/2/98
     2l         AIM-1L                 Units                           95          8/31/98
     2m         AIM-1M                 Units                           98          8/31/98
     2n         AIM-1N                 Units                           96           9/1/98
----------------------------------------------------------------------------------------------------------------------------------
     2o         AIM-1O                 Units                           88          8/27/98
     3        09-1001006               Sq Ft              125
     3a       09-1001006A              Sq Ft                          100          5/29/98
     3b       09-1001006B              Sq Ft                          100           6/1/98
     3c       09-1001006C              Sq Ft                          100           6/1/98
----------------------------------------------------------------------------------------------------------------------------------
     3d       09-1001006D              Sq Ft                          100           6/1/98
     3e       09-1001006E              Sq Ft                          100           6/1/98
     3f       09-1001006F              Sq Ft                          100           6/3/98
     3g       09-1001006G              Sq Ft                          100           6/1/98
     3h       09-1001006H              Sq Ft                          100           6/1/98
----------------------------------------------------------------------------------------------------------------------------------
     4           SkyII                 Sq Ft              120
     4a         SkyIIA                 Sq Ft                          100           4/1/98                    GSA
     4b         SkyIIB                 Sq Ft                           92           4/1/98               Birch & Davis
     5           ANADC                 Rooms          113,253          72
     6        09-0001076               Sq Ft               53          95          6/30/98                Amoco Corp.
----------------------------------------------------------------------------------------------------------------------------------
     7        09-0001128               Sq Ft              106          91          7/14/98                 G.H. Bass
               400029224               Sq Ft
     8        400029224A               Sq Ft              472         100          4/30/98       No. 604 Fifth Avenue Rest. Inc
     9        400029218B               Sq Ft              361         100          2/16/98           Beach Bum 86 St. Ltd.
     10       400029222C               Sq Ft              146          93          4/30/98            Pearls Realty Corp.
----------------------------------------------------------------------------------------------------------------------------------
     11       400029227D               Units          250,773         100          12/17/97           802 Lexington Farms
     12       400029219E               Sq Ft              169         100          4/30/98         147 K & S Restaurant, Inc.
     13       09-0001116               Rooms           85,182          75           5/1/98
               400029220               Sq Ft
     14       400029220A               Sq Ft              250         100          4/30/98        196 Broadway Restaurant Inc.
----------------------------------------------------------------------------------------------------------------------------------
     15       400029221B               Sq Ft              359         100          4/30/98             205 E. Food Corp.
     16       400029226C               Sq Ft              350         100          4/30/98           677 Lex Operating Inc.
     17       400029223D               Sq Ft              209         100          4/30/98             560 Operating Inc.
     18       400029225E               Sq Ft              236         100          4/30/98           Far East Produce Inc.
     19        400030965               Rooms           59,828          65          7/11/98
----------------------------------------------------------------------------------------------------------------------------------
     20       09-0001168               Sq Ft               69          86          7/31/98                  Carter's
     21       09-0001099               Beds           121,761          94           4/9/98
     22          SP007                 Beds           101,622          82          2/19/98
     23        400029141               Sq Ft               10          95          12/12/97      General Motors - SPO Division
     24        400028225               Sq Ft               90          95          12/31/97               Circuit City
----------------------------------------------------------------------------------------------------------------------------------
     25       09-0001031               Sq Ft               83         100          4/15/98         Puerto Rico Home Mortgage
     26       09-0001117               Units           93,438
    26a       09-0001117A              Units                           96           5/6/98
    26b       09-0001117B              Units                           82           5/6/98
    26c       09-0001117C              Units                           96           5/7/98
----------------------------------------------------------------------------------------------------------------------------------
    26d       09-0001117D              Units                           87           5/6/98
     27          L0137                 Sq Ft
     28        400030913               Sq Ft              527         100           7/1/98        Taft Friday 50th St Oper LLC
     29       09-0001122               Sq Ft               81          99          5/26/98                  HomeBase
     30       09-0001102               Rooms           92,253          68          4/30/98
----------------------------------------------------------------------------------------------------------------------------------
     31        400030964               Rooms           45,973          66          7/23/98
     32        400029308               Rooms           70,413          80           4/3/98
     33        400029207               Sq Ft               43          90           5/6/98       Travelers Indemnity Svs. Ctr.
     34       09-0001115               Rooms           75,600          70          12/31/97
     35          R0421                 Sq Ft               43         100           4/3/98                   K-Mart
----------------------------------------------------------------------------------------------------------------------------------
     36       09-0001040               Sq Ft               42
    36a       09-0001040A              Sq Ft                          100           3/4/98                  Cynosure
    36b       09-0001040B              Sq Ft                          100           3/4/98        Mitchell & Webb Catalog Ven.
    36c       09-0001040C              Sq Ft                          100           3/4/98               Sky Computers
     37          M0514                 Units           69,641          96          8/28/98
----------------------------------------------------------------------------------------------------------------------------------
     38        400030914               Sq Ft               26         100          6/24/98           Michael's Stores, Inc.
     39          O0179                 Sq Ft              217         100          6/29/98              Sharp Healthcare
     40        400028275               Sq Ft               43
    40a       400028275A               Sq Ft                           91          5/21/98                  Wal-Mart
    40b       400028275B               Sq Ft                           95          5/21/98                 JC Penney
----------------------------------------------------------------------------------------------------------------------------------
     41       09-0001037               Sq Ft               40          96          4/27/98                  Lamonts
     42       09-0001100               Beds           115,115         100          6/26/98
     43       09-0001101               Rooms           55,951          74           5/1/98
     44       09-0001123               Units           46,459          97          7/21/98
     45       09-0001042               Units           28,527          93          3/25/98
----------------------------------------------------------------------------------------------------------------------------------
     46          O0311                 Sq Ft               53          94           3/1/98               Eagle Research
     47          O0320                 Beds            62,513          75          7/31/98
     48          M0171                 Units           58,566          94          4/30/98
     49          R0280                 Sq Ft               53         100          12/15/97            Kmart Corporation
     50        400029282               Sq Ft              130         100           6/1/98       Michigan Heart PC (Test/Rehab)
----------------------------------------------------------------------------------------------------------------------------------
     51          M0462                 Units           22,741          99          6/22/98
     52        400030935               Sq Ft               81          95          7/27/98              Eckenfelder,Inc.
     53        400028228               Sq Ft               57          88          7/15/98                  Petsmart
     54          L0149                 Rooms           61,170          85           3/1/98
     55          O0265                 Sq Ft               67         100           1/1/98        Metropolitan Life Insurance
----------------------------------------------------------------------------------------------------------------------------------
     56       09-0001055               Sq Ft               75          99          4/30/98              CDI Engineering
     57        400028277               Sq Ft               93          91           4/3/98               First Reserve
     58       09-0001135               Rooms           39,027          64          12/31/97
     59        400030880               Rooms           20,770
    59a       400030880A               Rooms                           69          12/31/97
----------------------------------------------------------------------------------------------------------------------------------
    59b       400030880B               Rooms                           63          5/31/98
    59c       400030880C               Rooms                           60          12/31/97
    59d       400030880D               Rooms                           83          12/31/97
    59e       400030880E               Rooms                           90          12/31/97
    59f       400030880F               Rooms                           75          12/31/97
----------------------------------------------------------------------------------------------------------------------------------
     60          O0090                 Sq Ft               52          94           5/1/98       Malone & Hyde (Fleming Foods)
     61       09-0001066               Beds            69,720          96          5/27/98
     62       09-0001041               Pads            11,037
    62a       09-0001041A              Pads                           100          2/28/98
    62b       09-0001041B              Pads                            92          2/28/98
----------------------------------------------------------------------------------------------------------------------------------
    62c       09-0001041C              Pads                            94          2/28/98
     63          O0148                 Sq Ft               57          98           8/1/98                   ESpire
     64       09-0001167               Sq Ft              109         100           8/1/98         Hanover Consumer Foodstore
     65          R0297                 Sq Ft              124          89           5/1/98               Melodee Music
     66          O0244                 Sq Ft               50         100          3/24/98                    IRS
----------------------------------------------------------------------------------------------------------------------------------
     67        400029255               Sq Ft              124          87          3/31/98            Guarantee Financial
     68        400029205               Sq Ft               14         100          2/24/98
     69       09-0001136               Rooms           46,822          79          12/31/97
     70        400029172               Sq Ft              122          90          4/21/98           Attorney Sack, Spector
     71          R0134                 Sq Ft               89          94          12/16/97              Piggly Wiggly
----------------------------------------------------------------------------------------------------------------------------------
     72       09-0001133               Sq Ft               32
    72a       09-0001133A              Sq Ft                          100          6/30/98
    72b       09-0001133B              Sq Ft                           97          6/30/98
    72c       09-0001133C              Sq Ft                          100          6/30/98
     73       09-0001082               Units           15,721          87          5/31/98
----------------------------------------------------------------------------------------------------------------------------------
     74        400030867               Sq Ft               74          96          7/17/98                 Toyko Wako
     75        400030966               Rooms           27,806          74          7/11/98
     76       09-0001065               Rooms           44,441          70          12/31/97
     77        400029184               Sq Ft               34         100           2/5/98       Alford Refrig. Warehouses, Inc
     78        400029251               Sq Ft               90          86          5/13/98              Edwin Watts Golf
----------------------------------------------------------------------------------------------------------------------------------
     79        400030922               Sq Ft              144         100          8/14/98       Medlantic Healthcare Group, I.
     80          R0311                 Sq Ft              104          95          5/19/98         Chevy's Mexican Restaurant
     81        400029139               Units           63,724         100          2/18/98
     82          R0514                 Sq Ft               81         100           6/1/98               Safeway Stores
     83       09-0001044               Units           36,396          93           2/1/98
----------------------------------------------------------------------------------------------------------------------------------
     84        400029161               Sq Ft               56          96          3/31/98            Morganti Group, Inc.
     85        400029171               Sq Ft              117          94          1/31/98             CDI Dynamics, Inc.
     86          R0559                 Sq Ft               44         100          7/15/98                   Kmart
     87        400029274               Sq Ft               63          92           6/8/98               Mar Val Market
     88          R0463                 Sq Ft               28         100          7/31/98                   K-Mart
----------------------------------------------------------------------------------------------------------------------------------
     89        400029257               Units           35,455          95          5/20/98
     90        400029169               Units           15,527          91          1/13/98
     91        400031048               Units           29,629          92           7/6/98
     92        400029237               Sq Ft               72          85          3/31/98
     93        400029202               Units           15,550          93           3/1/98
----------------------------------------------------------------------------------------------------------------------------------
     94          O0359                 Sq Ft              112         100           6/1/98              CED Construction
     95          M0330                 Units           22,356
    95a         M0330A                 Units                0          98          6/25/98
    95b         M0330B                 Units                0         100          4/29/98
     96          R0464                 Sq Ft               37          99           1/1/98                   K-Mart
----------------------------------------------------------------------------------------------------------------------------------
     97       09-0001063               Sq Ft               64         100           5/8/98                   Boeing
     98        400029262               Sq Ft               31         100          6/16/98               England Press
     99        400029134               Sq Ft               35          91          1/28/98            Weyman Drug (Revco)
    100        400029200              Spaces            5,407         100           2/5/98
    101          R0533                 Sq Ft               88         100          7/23/98               Shoe Carnival
----------------------------------------------------------------------------------------------------------------------------------
    102       09-0001138               Rooms           34,762          71          12/31/97
    103        400029214               Sq Ft               67
    103a      400029214A               Sq Ft                          100          3/24/98             Bright Beginnings
    103b      400029214B               Sq Ft                          100          3/24/98             Bright Beginnings
    103c      400029214C               Sq Ft                          100          3/24/98             Bright Beginnings
----------------------------------------------------------------------------------------------------------------------------------
    103d      400029214D               Sq Ft                          100          3/24/98             Bright Beginnings
    103e      400029214E               Sq Ft                          100          3/24/98             Bright Beginnings
    103f      400029214F               Sq Ft                          100          3/24/98             Bright Beginnings
    103g      400029214G               Sq Ft                          100          3/24/98             Bright Beginnings
    103h      400029214H               Sq Ft                          100          3/24/98             Bright Beginnings
----------------------------------------------------------------------------------------------------------------------------------
    103i      400029214I               Sq Ft                          100          3/24/98             Bright Beginnings
    104         MH0020                 Pads             9,582          93          8/31/98
    105        400029166               Sq Ft               27          99           1/1/98          Cleveland Works Daycare
    106        400029173               Sq Ft               62
    106a      400029173A               Sq Ft                           39          4/21/98               Block Trading
----------------------------------------------------------------------------------------------------------------------------------
    106b      400029173B               Sq Ft                           80          4/21/98              McDonald's Corp.
    106c      400029173C               Sq Ft                          100          4/21/98               State of Conn.
    106d      400029173D               Sq Ft                           84          4/21/98             Crown Supermarket
    106e      400029173E               Sq Ft                          100          4/21/98           Lloyds Fur Studio Inc.
    107       09-0001110               Sq Ft               25         100           8/7/98           Oriental Accent, Inc.
----------------------------------------------------------------------------------------------------------------------------------
    108          R0315                 Sq Ft               78         100          6/26/98       Goody's Family Clothing, Inc.
    109        400029147               Sq Ft              118          97           2/4/98                 Mr. Eddie
    110       09-0001160               Units           92,045          95          8/31/98
    111        400030896               Sq Ft               42          91           6/3/98                  Safeway
    112        400029299               Units           36,957          98           6/2/98
----------------------------------------------------------------------------------------------------------------------------------
    113        400029232               Units           33,239          97          4/30/98
    114          M0415                 Units           37,974          99           5/1/98
    115        400029306               Units           39,440                       6/1/98               Pluckers, Inc.
    116        400029252               Units           36,137          99          4/21/98
    117        400030886               Rooms           23,565
----------------------------------------------------------------------------------------------------------------------------------
    117a      400030886A               Rooms                           59          12/31/97
    117b      400030886B               Rooms                           87          12/31/97
    118        400029217               Sq Ft              152         100          5/11/98                 Bond Drug
    119          M0429                 Units           25,148          92          6/30/98
    120        400030875               Rooms           34,333          72          4/30/98
----------------------------------------------------------------------------------------------------------------------------------
    121        400029121               Sq Ft               43         100          12/29/97                  K-Mart
    122       09-0001111               Sq Ft               42         100          7/23/98         Three Star Warehouse Intl.
    123          R0458                 Sq Ft               85          97           7/7/98         Ol' Lodge Outfitters, Inc.
    124        400030876               Rooms           33,875          67          4/29/98
    125        400029129               Sq Ft               63          78          12/24/97          County of Los Angeles
----------------------------------------------------------------------------------------------------------------------------------
    126       09-0001104               Rooms           46,355          70           4/2/98
    127       09-0001140               Rooms           31,054          74          5/31/98
    128        400028305               Sq Ft               33         100           1/1/98                Leisure Arts
    129          O0422                 Sq Ft               46
    129a        O0422A                 Sq Ft                          100          8/26/98         Advanced Financial Systems
----------------------------------------------------------------------------------------------------------------------------------
    129b        O0422B                 Sq Ft                          100          8/26/98       Advanced Financial Ser., Inc.
    130          R0304                 Sq Ft               53          98          1/14/98             Atkinsons' Market
    131        400029137               Units           23,788          97           2/9/98           Shirley Court Pharmacy
    132        400030967               Rooms           26,488          62          7/11/98
    133        400029178               Units           69,659          92           3/1/98
----------------------------------------------------------------------------------------------------------------------------------
    134        400028304               Sq Ft               73         100          11/20/97              Thrifty Drugs
    135        400029164               Sq Ft               37         100          2/13/98                   K-Mart
    136        400028210               Units           11,568          97          4/30/97
    137        400029181               Sq Ft               67          80          3/18/98              Quality Markets
    138        400029234               Sq Ft               29          96           4/2/98                   K-Mart
----------------------------------------------------------------------------------------------------------------------------------
    139       09-0001086               Sq Ft               59         100          4/20/98             Creative Learning
    140       09-0001053               Sq Ft              191         100          4/24/98                  Van Dyke
    141       09-0001064               Rooms           32,471          62          2/28/98
    142          O0259                 Sq Ft              105         100           1/1/98            Gene/Networks, Inc.
    143          R0743                 Sq Ft              106         100          8/27/98               Palmbrook Inc.
----------------------------------------------------------------------------------------------------------------------------------
    144        400027540               Sq Ft               42          98           7/1/98                 Food Lion
    145       09-0001130               Sq Ft               23         100          5/12/98                   K-Mart
    146        400029116               Sq Ft               43          97          12/10/97                Food Lion
    147        400029267               Sq Ft              113         100                             U.S. Postal Service
    148        400029190               Rooms           28,741          76          1/13/98
----------------------------------------------------------------------------------------------------------------------------------
    149        400029250               Sq Ft               59
    149a      400029250A               Sq Ft                           89          4/30/98
    149b      400029250B               Sq Ft                          100          4/30/98              Bode Technology
    150          L0237                 Rooms           18,591          48           7/2/98
    151       09-0001114               Rooms           28,911          64          12/31/97
----------------------------------------------------------------------------------------------------------------------------------
    152        400029154               Sq Ft               33         100          8/12/97             K-Mart Corporation
    153          M0263                 Units           29,400         100          4/28/98
    154        400029143               Sq Ft               98          94          2/25/98           Moonlight Chinese Rest
    155        400029189               Sq Ft              461         100          2/27/98               Gymboree Store
    156       09-0001163               Pads             8,108         100           8/5/98
----------------------------------------------------------------------------------------------------------------------------------
    157        400031128               Units          124,893         100          7/14/98
    158        400029213               Sq Ft               59         100           4/3/98            Josephthal Lyon Ross
    159       09-0001045               Units           23,360          94          4/14/98
    160        400029197               Sq Ft               27         100          5/14/98         Marson Creative Fasteners
    161       09-0001098               Rooms           19,897          61          12/31/97
----------------------------------------------------------------------------------------------------------------------------------
    162          L0171                 Rooms           28,963          74          10/31/97
    163       09-0001107               Units           28,668          91          6/30/98
    164       09-0001056               Sq Ft               66          83          3/10/98            Goodwill Industries
    165          M0487                 Units           29,394          94          7/31/98
    166        400029149               Sq Ft               59          98          1/12/98                James R Hill
----------------------------------------------------------------------------------------------------------------------------------
    167          O0393                 Sq Ft               53         100           2/1/98       HIDTA - Prince George's County
    168        400029158               Rooms           34,509          80          11/30/97
    169       09-0001062               Rooms           45,243          68           4/1/98
    170        400030890               Sq Ft               29          58          7/14/98
    171        400029300               Rooms           46,610          74          3/31/98
----------------------------------------------------------------------------------------------------------------------------------
    172        400027560               Units            8,533          94          1/22/97
    173        400029186               Sq Ft               60
    173a      400029186A               Sq Ft                          100           5/5/98           103 E. Ft. Williams St
    173b      400029186B               Sq Ft                          100           5/5/98           1200 Highway 21 Bypass
    173c      400029186C               Sq Ft                          100           5/5/98             1031 Mineral Wells
----------------------------------------------------------------------------------------------------------------------------------
    173d      400029186D               Sq Ft                          100           5/5/98              Airways & Lerner
    173e      400029186E               Sq Ft                          100           5/5/98              Broadway Street
    173f      400029186F               Sq Ft                          100           5/5/98            U.S. Hwy 280 Bypass
    174          M0537                 Units           26,385          96          6/18/98
    175       09-0001139               Rooms           24,063          60           6/4/98
----------------------------------------------------------------------------------------------------------------------------------
    176        400029163               Sq Ft               65         100          1/20/98       California School Professional
    177        400029212               Sq Ft               19          88          7/15/98                  PetsMart
    178        400030868               Units           22,135          99          6/30/98
    179        400029209               Sq Ft               44         100          4/23/98            Denver Fabrics/Cisco
    180       09-0001113               Rooms           16,248          50          12/31/97
----------------------------------------------------------------------------------------------------------------------------------
    181        400029236               Sq Ft               65          92           5/7/98                D'Arcangelo
    182        400029119               Sq Ft               74          91          2/18/98           General Services Adm.
    183       09-0001106               Beds            27,338          84          5/20/98
    184        400030915               Sq Ft               50          97          7/14/98            Milwaukee Ale House
    185       09-0001067               Rooms           39,480          77          12/31/97
----------------------------------------------------------------------------------------------------------------------------------
    186        400029157               Sq Ft               47
    186a      400029157A               Sq Ft                          100          1/16/98           Bright Start (Eubank)
    186b      400029157B               Sq Ft                          100          1/16/98          Bright Start (Santa Fe)
    186c      400029157C               Sq Ft                          100          1/16/98          Bright Start (Homestead)
    187          R0597                 Sq Ft               39         100           5/6/98         Benchmark Adventures, Inc.
----------------------------------------------------------------------------------------------------------------------------------
    188       09-0001142               Rooms           27,476          65          3/31/98
    189        400029187               Sq Ft               60
    189a      400029187A               Sq Ft                          100          3/20/98       Advance Auto Parts - Anniston
    189b      400029187B               Sq Ft                          100          3/20/98        Advance Auto Parts - Opelika
    189c      400029187C               Sq Ft                          100          3/20/98       Advance Auto Parts-Albertville
----------------------------------------------------------------------------------------------------------------------------------
    189d      400029187D               Sq Ft                          100          3/20/98       Advance Auto Parts-Birmingham
    189e      400029187E               Sq Ft                          100          3/20/98        Advance Auto Parts-Newan, GA
    190          M0443                 Units           26,065          98          6/21/98
    191        400029199               Rooms           34,976
    191a      400029199A               Rooms                           88          2/28/98
----------------------------------------------------------------------------------------------------------------------------------
    191b      400029199B               Rooms                           59          12/31/97
    192        400029145               Sq Ft               32         100           1/8/98             Harris Moran Seed
    193        400029192               Sq Ft               93
    193a      400029192A               Sq Ft                          100          3/12/98          Veterans Administration
    193b      400029192B               Sq Ft                          100          3/12/98           Counseling Associates
----------------------------------------------------------------------------------------------------------------------------------
    194        400029201               Sq Ft               23         100          3/10/98                   Hills
    195       09-0001038               Sq Ft               56          89           4/6/98           ReMax Realty Unlimited
    196        400030866               Sq Ft               36          98          4/30/98       Earle's Moving and Storage Co.
    197       09-0001087               Sq Ft              111          93           5/5/98            Henry S. Miller Co.
    198        400029238               Sq Ft               56          87           5/6/98
----------------------------------------------------------------------------------------------------------------------------------
    199        400029183               Units           20,447          99           3/4/98
    200        400029194               Sq Ft               23          94          3/31/98                    Tops
    201        400029160               Sq Ft               52          96           3/4/98                 Gold's Gym
    202       09-0001084               Units           13,597          95           6/1/98
    203        400029204               Sq Ft               88          95           3/4/98        Frugatti's Wood Fried Pizza
----------------------------------------------------------------------------------------------------------------------------------
    204        400029148               Sq Ft               47          76          2/10/98                Office Depot
    205        400029216               Sq Ft               50
    205a      400029216A               Sq Ft                          100          3/24/98                 Loma, Inc.
    205b      400029216B               Sq Ft                          100          3/24/98       Koala Tee Screen Printing Inc.
    205c      400029216C               Sq Ft                          100          3/24/98               Moy Marketing
----------------------------------------------------------------------------------------------------------------------------------
    205d      400029216D               Sq Ft                          100          3/24/98            Heartland Brokerage
    206        400029208               Units           22,815          93          2/23/98
    207        400029162               Sq Ft               56         100           1/8/98        John Tyler Community College
    208          R0254                 Sq Ft               21         100          5/20/98                    Ames
    209        400028269               Units           38,232         100          2/19/98
----------------------------------------------------------------------------------------------------------------------------------
    210        400029309               Sq Ft              127         100           8/3/98                Stop N Shop
    211          L0200                 Rooms          125,105          80           5/1/98
    212        400029310               Sq Ft               91          97           8/1/98                  GSA,DEA
    213       09-0001134               Rooms           25,877          74          6/10/98
    214          L0300                 Rooms           20,742          50           6/2/98
----------------------------------------------------------------------------------------------------------------------------------
    215        400029156               Sq Ft               55         100          2/11/98          School Board of Dade Co.
    216        400029215               Sq Ft               78
    216a      400029215A               Sq Ft                          100          3/24/98             Bright Beginnings
    216b      400029215B               Sq Ft                          100          3/24/98           Mountain View Academy
    216c      400029215C               Sq Ft                          100          3/24/98             Bright Beginnings
----------------------------------------------------------------------------------------------------------------------------------
    217        400029211               Sq Ft               22         100          4/16/98         S. S. Kresge Co. (K-Mart)
    218          L0184                 Rooms           34,483          64          12/31/97
    219       09-0001051               Units           16,032          94          3/25/98
    220        400030893               Sq Ft               23         100          7/21/98       U.S. Can Company/Phoenix Cont.
    221       09-0001088               Rooms           32,727          73          4/16/98
----------------------------------------------------------------------------------------------------------------------------------
    222       09-0001124               Rooms           19,572          56          5/13/98
    223          L0202                 Rooms           19,923          67           8/1/97
    224        400029294               Sq Ft               34         100           6/1/98                 Czarnowski
    225        400029196               Sq Ft               66         100           5/7/98           Bally's Fitness Center
    226        400028286               Sq Ft               42          91          12/31/97                Food Lion
----------------------------------------------------------------------------------------------------------------------------------
    227        400029191               Sq Ft               81         100          4/29/98                  Staples
    228        400029167               Sq Ft               10         100           1/7/98       Comprehensive Auto. Rec. Ser.
    229       09-0001132               Rooms           18,551          52           6/1/98
    230         MU0036                 Sq Ft               45          95           9/1/98               Billiard City
    231       09-0001112               Sq Ft               91         100           6/5/98               T.R.M.G., Inc.
----------------------------------------------------------------------------------------------------------------------------------
    232          R0807                 Sq Ft              172         100           7/9/98             Eckerd Corporation
    233        400029258               Sq Ft              292         100          4/14/98                Great Clips
    234       09-0001081               Rooms           18,157          52          2/24/98
    235       09-0001061               Sq Ft              161         100          3/16/98                  Rite Aid
    236          R0480                 Sq Ft               49         100          6/18/98             Best Buy Co., Inc.
----------------------------------------------------------------------------------------------------------------------------------
    237          I0099                 Sq Ft               31         100          6/10/98                Gallus, Inc.
    238        400031123               Units           13,826          85          7/20/98
    239       09-0001070               Units           15,486          93          5/18/98
    240       09-0001074               Rooms           31,982          69          2/17/98
    241       09-0001039               Sq Ft              156         100           3/2/98                  Rite Aid
----------------------------------------------------------------------------------------------------------------------------------
    242       09-0001096               Rooms           15,697          60          12/31/97
    243        400029185               Units           23,059          93          2/17/98
    244        400030925               Sq Ft               50          97           8/1/98       El Torito Sports Pub & Cantina
    245          M0264                 Units           24,204          97          4/28/98
    246       09-0001083               Rooms           25,301          56          4/16/98
----------------------------------------------------------------------------------------------------------------------------------
    247        400029233               Sq Ft               20          79          4/29/98              Lacks Furniture
    248       09-0001071               Rooms           30,755          66          2/17/98
    249       09-0001079               Rooms           28,189          65           5/1/98
    250       09-0001072               Sq Ft               21          99           4/9/98               Trinity Church
    251       09-0001119               Rooms           12,646          45          4/10/98
----------------------------------------------------------------------------------------------------------------------------------
    252        400029188               Units           39,456         100           2/9/98
    253       09-0001080               Rooms           32,187          58          2/17/98
    254        400029140               Sq Ft              122          89          12/22/97            Boot Country, USA
    255        400029248               Rooms           34,812          76          2/28/98
    256          R0633                 Sq Ft               35         100           7/8/98         Piggly Wiggly Carolina Co.
----------------------------------------------------------------------------------------------------------------------------------
    257        400029206               Sq Ft               27         100           3/4/98           Plastics Technologies
    258        400029311               Sq Ft               49          87           6/9/98         Calvary Chapel of Boynton
    259        400029174               Sq Ft               54          92          3/24/98               Clough Harbour
    260       09-0001059               Rooms           36,222          79          3/20/98
    261       09-0001034               Sq Ft               33         100          3/31/98            Vitro Packaging Inc.
----------------------------------------------------------------------------------------------------------------------------------
    262       09-0001046               Sq Ft              140         100           6/3/98                  Rite Aid
    263       09-0001085               Sq Ft               99          98          7/28/98                   Goyner
    264       09-0001054               Rooms           37,560          80          12/31/97
    265        400029168               Units           11,391          92          1/23/98
    266       09-0001137               Rooms           12,169          52          12/31/97
----------------------------------------------------------------------------------------------------------------------------------
    267       09-0001095               Sq Ft               41         100          6/25/98           Muse Technologies Inc.
    268        400029182               Units           22,637          92          3/18/98
    269       07-0000000               Sq Ft               67         100          4/21/98              Sangera Autohaus
    270        400029228               Sq Ft              221         100          3/23/98                Cliff Phelps
    271        400029155               Sq Ft               54         100          1/23/98              Catolog Clothing
----------------------------------------------------------------------------------------------------------------------------------
    272       09-0001032               Sq Ft              146         100           4/9/98               CVS Drug Store
    273        400029150               Sq Ft               49         100          12/9/97                U.S. Customs
    274          R0497                 Sq Ft               82         100           7/1/98               Movie Gallery
    275        400029290               Sq Ft               50         100           6/1/98          Weichert Co. of Virginia
    276          R0412                 Sq Ft               25          97          2/25/98            Geyer's Supermarket
----------------------------------------------------------------------------------------------------------------------------------
    277       09-0001093               Rooms           14,129          51           4/4/98
    278       09-0001118               Rooms           28,528          65          4/16/98
    279       09-0001097               Rooms           33,551          69          4/15/98
    280        400029180               Sq Ft               79         100          1/20/98              Arhaus Furniture
    281        400030934               Sq Ft               56          90          8/11/98         Sinai Hospital of Detroit
----------------------------------------------------------------------------------------------------------------------------------
    282       09-0001091               Sq Ft              165         100           6/1/98               Noah's Bagels
    283       09-0001147               Rooms           24,061          80           4/9/98
    284        400030871               Sq Ft               62         100          6/19/98                 Rothwells
    285       09-0001073               Sq Ft               21          85          4/30/98            Neighborhood Thrifty
    286        400029297               Sq Ft               57         100          6/16/98         Ferguson Enterprises, Inc.
----------------------------------------------------------------------------------------------------------------------------------
    287          O0348                 Sq Ft               99         100          6/18/98       New England Life Insurance Co.
    288       09-0001105               Rooms           28,069          70          4/23/98
    289          O0253                 Sq Ft               73         100           6/9/98           Erudite Software, Inc.
    290       09-0001060               Rooms           27,946          50          3/19/98
    291          M0262                 Units           34,800          97           3/1/98
----------------------------------------------------------------------------------------------------------------------------------
    292          M0220                 Units           32,194         100          5/28/98
    293          M0290                 Units           27,488          96           2/1/98
    294          I0074                 Sq Ft               35         100          5/13/98       Texas Worker's Comp.Commission
    295       09-0001141               Rooms           27,033          62          6/10/98
    296        400029235               Sq Ft               45         100          4/14/98                 Dr. Bodden
----------------------------------------------------------------------------------------------------------------------------------
    297       09-0001120               Rooms           29,167          66           4/9/98
    298       09-0001057               Sq Ft              118         100          6/22/98               CVS Drug Store
    299        400029126               Sq Ft               44          86          2/13/98                 Quick Stop
    300       09-0001058               Rooms           22,704          87          2/28/98
    301       09-0001094               Sq Ft               50         100          8/10/97                 Office Max
----------------------------------------------------------------------------------------------------------------------------------
    302          O0541                 Sq Ft               53         100          8/10/98            FBD Consulting, Inc.
    303          R0887                 Sq Ft               18         100           9/4/98           Vintage Sport Plaques
    304        400029253               Sq Ft               54          96           6/4/98       Hospice Home Foundation, Inc.
    305        400030869               Units           10,362          96          6/30/98
    306        400029304               Sq Ft               48         100          6/22/98                Hart Hotels
----------------------------------------------------------------------------------------------------------------------------------
    307       09-0001075               Units           22,125          94           6/1/98
    308        400029210               Sq Ft               44         100          4/30/98             Wm. Michaels Ltd.
    309          M0288                 Units           21,783          96          4/28/98
    310          M0289                 Units           25,534         100          4/28/98
    311       09-0001069               Rooms           23,689          64          2/24/98
----------------------------------------------------------------------------------------------------------------------------------
    312          M0364                 Units           39,969          96          7/31/98
    313        400030870               Units           21,398         100          6/30/98
    314        400029291               Sq Ft               41          84          5/18/98               LaStrada Rest.
    315       09-0001077               Rooms            6,542          38          4/21/98
    316          R0634                 Sq Ft               34         100           7/8/98         Piggly Wiggly Carolina Co.
----------------------------------------------------------------------------------------------------------------------------------
    317       09-0001035               Units           27,739          99          1/20/98
    318          M0172                 Units           51,818         100           4/8/98
    319         MU0114                 Sq Ft               14         100           9/4/98            Tribocor Technology
    320       09-0001036               Units           30,935         100          1/20/98
    321          R0886                 Sq Ft               42          89           9/1/98         National Convience Stores
----------------------------------------------------------------------------------------------------------------------------------
    322        400029246               Sq Ft              146         100           5/5/98            Pizza Hut of America

                        LARGEST     LARGEST          LARGEST
  CONTROL     LOAN       TENANT   TENANT % OF        TENANT              1996             1996             1997
   NUMBER    NUMBER    LEASED SF   TOTAL NSF    LEASE EXPIRATION          NOI              NCF              NOI
-------------------------------------------------------------------------------------------------------------------
     1         ACS          -          -                            $ 54,291,075     $ 23,713,048     $ 57,848,709
     1a       ACS-A         -          -                                 812,033          833,622          884,635
     1b       ACS-B         -          -                               1,652,237        1,654,753        1,384,863
     1c       ACS-C         -          -                                 577,705          581,901          730,566
     1d       ACS-D         -          -                               3,937,780          667,706        5,261,012
-------------------------------------------------------------------------------------------------------------------
     1e       ACS-E         -          -                               1,948,372        1,958,143        2,081,156
     1f       ACS-F         -          -                               3,771,139        3,724,775        3,293,369
     1g       ACS-G         -          -                               2,860,177        2,879,810        2,714,770
     1h       ACS-H         -          -                                 845,220          847,071          924,420
     1i       ACS-I         -          -                               1,971,378      (16,807,807)       1,341,662
-------------------------------------------------------------------------------------------------------------------
     1j       ACS-J         -          -                                 124,295          131,047          463,410
     1k       ACS-K         -          -                               3,152,860        3,153,055        3,321,676
     1l       ACS-L         -          -                                 539,016          558,969          820,331
     1m       ACS-M         -          -                                  81,501           81,750           88,981
     1n       ACS-N         -          -                               2,497,889        2,503,953        2,499,018
-------------------------------------------------------------------------------------------------------------------
     1o       ACS-O         -          -                               4,300,248        4,321,142        4,010,611
     1p       ACS-P         -          -                               2,327,566        2,329,017        2,401,336
     1q       ACS-Q         -          -                                 239,931          240,239          231,910
     1r       ACS-R         -          -                               6,033,703        6,039,228        5,747,472
     1s       ACS-S         -          -                                 301,019          301,019          305,070
-------------------------------------------------------------------------------------------------------------------
     1t       ACS-T         -          -                                 998,371        1,008,971        3,286,192
     1u       ACS-U         -          -                               1,002,631        1,033,812        1,159,763
     1v       ACS-V         -          -                               1,851,967        1,853,049        1,596,394
     1w       ACS-W         -          -                               3,717,465        3,771,361        4,108,791
     1x       ACS-X         -          -                                  46,378       (8,664,622)         (24,576)
-------------------------------------------------------------------------------------------------------------------
     1y       ACS-Y         -          -                               1,134,434        1,134,434        1,606,218
     1z       ACS-Z         -          -                               1,430,591        1,431,732        1,114,807
    1aa      ACS-AA         -          -                                 884,105          887,621        1,009,678
    1bb      ACS-BB         -          -                               2,331,736        2,335,414        2,341,673
    1cc      ACS-CC         -          -                               2,919,328        2,921,883        3,143,501
-------------------------------------------------------------------------------------------------------------------
     2        AIM-1         -          -                              12,550,628        9,929,580       15,480,852
     2a      AIM-1A         -          -                               2,908,022        2,516,604        4,170,028
     2b      AIM-1B         -          -                                 461,027          354,453          562,334
     2c      AIM-1C         -          -                                 614,656          550,783          744,003
     2d      AIM-1D         -          -                                 502,162          396,015          501,175
-------------------------------------------------------------------------------------------------------------------
     2e      AIM-1E         -          -                                 387,033          287,192          414,440
     2f      AIM-1F         -          -                                 658,153          421,963          917,613
     2g      AIM-1G         -          -                                 859,112          697,771          935,147
     2h      AIM-1H         -          -                                 830,885          696,396        1,035,715
     2i      AIM-1I         -          -                                 798,392          569,420          893,689
-------------------------------------------------------------------------------------------------------------------
     2j      AIM-1J         -          -                               1,339,923        1,089,234        1,742,941
     2k      AIM-1K         -          -                                 356,995          295,741          380,834
     2l      AIM-1L         -          -                                 571,799          443,029          631,712
     2m      AIM-1M         -          -                               1,452,621          882,870        1,639,352
     2n      AIM-1N         -          -                                 436,221          354,482          454,763
-------------------------------------------------------------------------------------------------------------------
     2o      AIM-1O         -          -                                 373,627          373,627          457,106
     3     09-1001006       -          -                                       -                -                -
     3a    09-1001006A      -          -                                       -                -                -
     3b    09-1001006B      -          -                                       -                -                -
     3c    09-1001006C      -          -                                       -                -                -
-------------------------------------------------------------------------------------------------------------------
     3d    09-1001006D      -          -                                       -                -                -
     3e    09-1001006E      -          -                                       -                -                -
     3f    09-1001006F      -          -                                       -                -                -
     3g    09-1001006G      -          -                                       -                -                -
     3h    09-1001006H      -          -                                       -                -                -
-------------------------------------------------------------------------------------------------------------------
     4        SkyII         -          -                               9,452,526        8,723,984       11,028,179
     4a      SkyIIA      248,402     52.12           9/30/09           7,106,938        6,579,249        7,869,814
     4b      SkyIIB       25,331     10.05           1/31/00           2,345,588        2,144,735        3,158,365
     5        ANADC         -          -                                       -                -                -
     6     09-0001076    223,251     35.76          10/31/05           3,151,245        3,151,245        3,605,232
-------------------------------------------------------------------------------------------------------------------
     7     09-0001128      8,500      3.53          10/31/99                   -                -        2,288,626
            400029224                                                  2,668,400        2,647,153        2,952,621
     8     400029224A     21,000    100.00           6/26/05           1,081,770        1,081,770        1,174,359
     9     400029218B      2,950     18.25           12/2/02             470,829          461,097          696,113
     10    400029222C      5,000     18.86          12/31/01             453,365          443,166          414,554
-------------------------------------------------------------------------------------------------------------------
     11    400029227D      1,600     12.31           2/28/03             347,457          346,141          384,385
     12    400029219E      6,910     45.87           6/30/02             314,979          314,979          283,210
     13    09-0001116       -          -                               3,371,114        3,371,114        3,859,092
            400029220                                                  2,408,039        2,363,197        2,622,241
     14    400029220A     24,654     90.27           6/26/05             712,781          712,781          695,127
-------------------------------------------------------------------------------------------------------------------
     15    400029221B     10,580     61.23           5/31/01             681,931          658,747          768,170
     16    400029226C     12,700     98.83           6/26/05             491,048          488,446          585,679
     17    400029223D      5,500     35.48           6/26/05             350,760          348,744          353,646
     18    400029225E      7,100    100.00           6/30/04             171,519          154,479          219,619
     19     400030965       -          -                               2,269,421        2,249,996        2,392,288
-------------------------------------------------------------------------------------------------------------------
     20    09-0001168     14,992      4.79          12/31/00           1,784,373        1,784,373        2,572,543
     21    09-0001099       -          -                               5,666,918        5,915,638        6,537,803
     22       SP007         -          -                               3,403,408        3,404,371        3,428,041
     23     400029141  1,475,000     73.70           2/28/00                   -                -        3,304,768
     24     400028225     32,958     15.80            1/1/07           1,923,358        1,923,358        2,037,807
-------------------------------------------------------------------------------------------------------------------
     25    09-0001031     48,055     22.77          10/31/99           2,335,843        2,256,381        2,013,355
     26    09-0001117       -          -                               1,926,685        1,926,685        2,158,697
    26a    09-0001117A      -          -                                 603,187          603,187          663,426
    26b    09-0001117B      -          -                                  13,720           13,720          226,358
    26c    09-0001117C      -          -                                 706,421          706,421          781,689
-------------------------------------------------------------------------------------------------------------------
    26d    09-0001117D      -          -                                 603,357          603,357          487,224
     27       L0137         -          -                               1,441,667        1,441,667        1,491,667
     28     400030913     14,096     51.26           8/31/16           1,858,944        1,858,944        1,858,378
     29    09-0001122    103,929     59.31           3/31/11           1,529,049        1,529,049        1,570,410
     30    09-0001102       -          -                                       -                -        1,918,589
-------------------------------------------------------------------------------------------------------------------
     31     400030964       -          -                               1,296,906        1,265,236        1,764,469
     32     400029308       -          -                               2,432,082        2,432,082        2,442,189
     33     400029207     97,018     32.70           4/30/03           1,545,759        1,441,479        1,331,531
     34    09-0001115       -          -                               1,387,552        1,387,552        1,881,944
     35       R0421      137,037     47.75           8/30/20           1,566,091        1,566,091        1,575,337
-------------------------------------------------------------------------------------------------------------------
     36    09-0001040       -          -                                 971,943          929,870        1,141,998
    36a    09-0001040A    46,713     41.24           7/31/02                   -                -                -
    36b    09-0001040B    45,000     48.52           5/31/99                   -                -                -
    36c    09-0001040C    30,250     33.59           5/31/99                   -                -                -
     37       M0514         -          -                               1,176,816        1,092,518        1,227,262
-------------------------------------------------------------------------------------------------------------------
     38     400030914    431,250    100.00           6/18/13                   -                -                -
     39       O0179       49,303    100.00          10/31/11                   -                -            9,646
     40     400028275       -          -                                 997,563          878,111        1,081,583
    40a    400028275A     65,930     46.92           1/31/09                   -                -                -
    40b    400028275B     33,630     31.76           2/28/04                   -                -                -
-------------------------------------------------------------------------------------------------------------------
     41    09-0001037     48,768     19.38            3/1/03           1,644,972        1,632,511        1,740,153
     42    09-0001100       -          -                               4,922,565        5,207,767        3,942,816
     43    09-0001101       -          -                               1,424,009        1,424,009        2,063,826
     44    09-0001123       -          -                                 757,326          757,326        1,012,186
     45    09-0001042       -          -                               1,112,297        1,009,938        1,204,943
-------------------------------------------------------------------------------------------------------------------
     46       O0311        9,551      5.36           10/1/02           1,310,383        1,304,262        1,405,509
     47       O0320         -          -                                       -                -        2,669,072
     48       M0171         -          -                                 758,284          758,284          821,720
     49       R0280      169,896     96.86           8/28/19                   -                -                -
     50     400029282     16,191     23.90           3/20/09           1,031,432        1,031,432        1,264,287
-------------------------------------------------------------------------------------------------------------------
     51       M0462         -          -                               1,177,379        1,061,165        1,283,582
     52     400030935     34,004     31.75          12/31/00             794,703          770,798          714,366
     53     400028228     26,627     18.52           1/31/13                   -                -        1,268,686
     54       L0149         -          -                               1,077,397        1,077,397        1,342,723
     55       O0265       60,000     49.93          10/31/01           1,082,316          886,337        1,555,843
-------------------------------------------------------------------------------------------------------------------
     56    09-0001055     17,519     16.57          10/31/00             630,280          603,754        1,022,181
     57     400028277      7,468      9.06           2/28/01           1,101,350        1,101,350        1,423,295
     58    09-0001135       -          -                               1,445,047        1,445,047        1,263,996
     59     400030880       -          -                               1,200,486        1,166,090        1,316,704
    59a    400030880A       -          -                                 311,706          298,940          313,346
-------------------------------------------------------------------------------------------------------------------
    59b    400030880B       -          -                                 123,651          123,651          140,083
    59c    400030880C       -          -                                 207,681          193,731          203,583
    59d    400030880D       -          -                                 154,506          154,506          152,676
    59e    400030880E       -          -                                 246,954          246,954          308,681
    59f    400030880F       -          -                                 155,988          148,308          198,335
-------------------------------------------------------------------------------------------------------------------
     60       O0090       28,941     20.47           9/20/11             712,753          712,753          930,536
     61    09-0001066       -          -                                  45,676           45,676          321,795
     62    09-0001041       -          -                                 524,268          524,268          668,321
    62a    09-0001041A      -          -                                       -                -                -
    62b    09-0001041B      -          -                                       -                -                -
-------------------------------------------------------------------------------------------------------------------
    62c    09-0001041C      -          -                                       -                -                -
     63       O0148       24,829     21.38           6/30/00             (33,122)         (33,122)         482,468
     64    09-0001167     35,231     59.13           6/30/17                   -                -          816,272
     65       R0297        5,800     11.13           2/28/00             818,744          776,944          851,280
     66       O0244       79,976     61.64          12/17/05                   -                -          923,213
-------------------------------------------------------------------------------------------------------------------
     67     400029255      6,125     11.78           3/31/05             841,206          841,206          759,055
     68     400029205       -          -                                 855,144          855,144          865,988
     69    09-0001136       -          -                                 843,814          843,814          973,089
     70     400029172      4,934     10.52           6/30/98             733,126          733,126          873,084
     71       R0134       33,218     52.94           9/1/17                    -                -                -
-------------------------------------------------------------------------------------------------------------------
     72    09-0001133       -          -                                 612,948          612,948          668,782
    72a    09-0001133A      -          -                                 233,010          233,010          227,661
    72b    09-0001133B      -          -                                 207,991          207,991          233,814
    72c    09-0001133C      -          -                                 171,947          171,947          207,307
     73    09-0001082       -          -                                 471,430          419,230          683,518
-------------------------------------------------------------------------------------------------------------------
     74     400030867      6,600      8.98           5/31/11             709,588          674,126          935,660
     75     400030966       -          -                                 784,130          767,812          601,382
     76    09-0001065       -          -                                 857,844          737,586          723,724
     77     400029184    156,585    100.00           2/5/13                    -                -                -
     78     400029251      6,735     11.39          10/31/01             776,500          776,500          798,837
-------------------------------------------------------------------------------------------------------------------
     79     400030922      7,311     19.84           1/31/07             545,855          545,855          644,154
     80       R0311        7,500     14.83           1/1/12              506,888          506,888          747,646
     81     400029139       -          -                                 434,360          434,360          629,572
     82       R0514       22,500     35.80          11/30/01             640,454          617,531          664,433
     83    09-0001044       -          -                                       -                -          802,387
-------------------------------------------------------------------------------------------------------------------
     84     400029161     24,850     27.76           3/31/99             556,795          524,656          889,090
     85     400029171      4,739     11.10          12/31/00             630,899          630,899          679,521
     86       R0559      112,434    100.00           4/30/19                   -                -                -
     87     400029274     25,200     32.55           1/31/09             570,956          570,956          647,702
     88       R0463       83,550     47.62           5/30/06           1,106,855        1,017,832          881,344
-------------------------------------------------------------------------------------------------------------------
     89     400029257       -          -                                 435,638          391,698          540,005
     90     400029169       -          -                                 447,840          379,051          580,056
     91     400031048       -          -                                 344,500          344,500          444,302
     92     400029237       -          -                                 517,638          517,638          557,536
     93     400029202       -          -                                 207,157          207,157          452,558
-------------------------------------------------------------------------------------------------------------------
     94       O0359       28,048     69.82            6/1/13                   -                -                -
     95       M0330         -          -                                 570,103          502,030          640,979
    95a      M0330A         -          -                                       -                -                -
    95b      M0330B         -          -                                       -                -                -
     96       R0464       82,855     68.93           3/16/08             604,847          604,847          662,845
-------------------------------------------------------------------------------------------------------------------
     97    09-0001063     38,067     54.30           7/31/07             556,590          548,428          779,030
     98     400029262     16,095     10.95           6/30/00             276,744          110,977          514,940
     99     400029134     18,891     14.77          10/31/99             542,883          542,883          581,083
    100     400029200       -          -                                 566,912          566,912          605,540
    101       R0533       10,350     20.83          10/25/05             462,908          462,908          557,785
-------------------------------------------------------------------------------------------------------------------
    102    09-0001138       -          -                                 641,860          641,860          764,003
    103     400029214       -          -                                 906,709          906,709          927,993
    103a   400029214A      6,777    100.00                                     -                -                -
    103b   400029214B      6,890    100.00           3/31/10                   -                -                -
    103c   400029214C      5,936    100.00                                     -                -                -
-------------------------------------------------------------------------------------------------------------------
    103d   400029214D      6,730    100.00                                     -                -                -
    103e   400029214E      8,490    100.00           3/31/10                   -                -                -
    103f   400029214F      6,590    100.00                                     -                -                -
    103g   400029214G      8,358    100.00           3/31/10                   -                -                -
    103h   400029214H      6,600    100.00                                     -                -                -
-------------------------------------------------------------------------------------------------------------------
    103i   400029214I      8,978    100.00           3/31/10                   -                -                -
    104      MH0020         -          -                                 438,650          438,650          520,244
    105     400029166     10,736      6.69           5/31/03             750,069          750,069          782,266
    106     400029173       -          -                                 559,828          559,828          709,845
    106a   400029173A      6,100     25.00           2/1/03                    -                -                -
-------------------------------------------------------------------------------------------------------------------
    106b   400029173B      1,595     21.57           8/31/01                   -                -                -
    106c   400029173C      4,417     32.64           9/30/99                   -                -                -
    106d   400029173D     10,350     56.48          10/31/05
    106e   400029173E      2,038     36.34           2/28/04                   -                -                -
    107    09-0001110    169,510    100.00           9/30/12                   -                -                -
-------------------------------------------------------------------------------------------------------------------
    108       R0315       20,000     37.05          10/31/07                   -                -                -
    109     400029147      5,507     15.74          12/31/98             521,912          484,318          501,295
    110    09-0001160       -          -                                       -                -          346,129
    111     400030896     45,243     48.10          12/31/00             173,469          173,469          195,543
    112     400029299       -          -                                 636,106          636,106          687,922
-------------------------------------------------------------------------------------------------------------------
    113     400029232       -          -                                 141,324          141,324          415,960
    114       M0415         -          -                                 403,386          403,386          369,350
    115     400029306      1,770      2.69           5/31/01                   -                -          400,378
    116     400029252       -          -                                       -                -          266,844
    117     400030886       -          -                                 664,193          664,193          695,190
-------------------------------------------------------------------------------------------------------------------
    117a   400030886A       -          -                                       -                -                -
    117b   400030886B       -          -                                       -                -                -
    118     400029217     13,905     56.04           2/28/18                   -                -                -
    119       M0429         -          -                                 500,050          448,502          505,895
    120     400030875       -          -                                 744,340          693,841          660,436
-------------------------------------------------------------------------------------------------------------------
    121     400029121     86,479    100.00          11/30/13             486,250          486,250          434,507
    122    09-0001111     10,187     11.65          10/31/98             389,914          381,972          376,464
    123       R0458       12,127     27.97           5/31/02             354,913          354,913          584,483
    124     400030876       -          -                                 686,531          640,065          726,925
    125     400029129     31,832     54.83            6/9/07             153,712          153,712          308,808
-------------------------------------------------------------------------------------------------------------------
    126    09-0001104       -          -                                       -                -          641,849
    127    09-0001140       -          -                                 808,361          808,361          664,550
    128     400028305     28,800     26.09            9/1/98             337,522          337,522          558,572
    129       O0422         -          -                                       -                -          215,739
    129a     O0422A       28,367     59.35           8/31/08                   -                -                -
-------------------------------------------------------------------------------------------------------------------
    129b     O0422B       24,051     80.03           8/31/08                   -                -                -
    130       R0304       28,000     41.68           3/16/13             424,933          409,433          440,632
    131     400029137      1,000      1.24          12/31/98             492,982          491,949          499,474
    132     400030967       -          -                                 492,784          463,568          448,143
    133     400029178       -          -                                 443,449          443,449          433,839
-------------------------------------------------------------------------------------------------------------------
    134     400028304      9,996     20.91           5/31/07             516,613          516,613          578,624
    135     400029164     94,841    100.00          11/30/18             481,783          481,783          465,871
    136     400028210       -          -                                 357,500          357,500          338,441
    137     400029181     41,910     81.55           7/31/08             380,450          380,450          406,134
    138     400029234     86,459     72.70          11/30/10             588,570          588,570          457,184
-------------------------------------------------------------------------------------------------------------------
    139    09-0001086     34,090     58.80          10/31/02             510,061          510,061          485,960
    140    09-0001053      5,420     30.11           4/30/00             444,583          444,583          474,163
    141    09-0001064       -          -                                 605,970          605,970          659,876
    142       O0259       32,000    100.00          12/31/02                   -                -          518,400
    143       R0743        4,000     13.12           8/31/03             295,907          293,850          445,574
-------------------------------------------------------------------------------------------------------------------
    144     400027540     36,076     46.56           9/30/16             300,439          219,729                -
    145    09-0001130     68,337     50.17          11/30/19             578,760          578,760          605,707
    146     400029116     31,864     42.86           9/30/17             356,106          356,106                -
    147     400029267     22,810     81.00           2/28/13             333,735          333,735          332,304
    148     400029190       -          -                                       -                -          641,131
-------------------------------------------------------------------------------------------------------------------
    149     400029250       -          -                                 305,971          305,971          283,353
    149a   400029250A       -          -                                       -                -                -
    149b   400029250B     10,527     50.44           2/28/05                   -                -                -
    150       L0237         -          -                                 489,626           99,334          510,429
    151    09-0001114       -          -                                 515,537          515,537          525,220
-------------------------------------------------------------------------------------------------------------------
    152     400029154     86,479     91.53           4/30/16             376,300          376,300          376,391
    153       M0263         -          -                                 357,048          322,012          367,458
    154     400029143      3,900     12.46          11/30/01              11,141           11,141          249,128
    155     400029189      1,630     24.97           1/31/09             356,930          356,930          345,462
    156    09-0001163       -          -                                 600,146          600,146          594,035
-------------------------------------------------------------------------------------------------------------------
    157     400031128       -          -                                 302,961          302,961          295,203
    158     400029213      6,214     12.33          12/31/02             385,191          385,191          471,222
    159    09-0001045       -          -                                       -                -          374,367
    160     400029197    110,000    100.00           7/31/03                   -                -          467,053
    161    09-0001098       -          -                                       -                -          648,683
-------------------------------------------------------------------------------------------------------------------
    162       L0171         -          -                                 530,502          474,516          657,773
    163    09-0001107       -          -                                 313,205          235,546          642,704
    164    09-0001056     13,000     28.97           5/31/08             406,344          406,344          384,725
    165       M0487         -          -                                 385,753          326,892          396,778
    166     400029149      6,795     13.63           5/31/00             314,595          298,264          351,183
-------------------------------------------------------------------------------------------------------------------
    167       O0393       27,073     49.78           2/28/00             293,984          293,984          372,434
    168     400029158       -          -                                 440,650          382,589          501,437
    169    09-0001062       -          -                                       -                -          565,227
    170     400030890       -          -                                 197,773          195,948          189,287
    171     400029300       -          -                                 548,094          548,094          606,830
-------------------------------------------------------------------------------------------------------------------
    172     400027560       -          -                                 301,124          230,539          345,493
    173     400029186       -          -                                 194,202          194,202          223,426
    173a   400029186A      8,075    100.00          12/31/03                   -                -                -
    173b   400029186B      7,000    100.00           4/30/05
    173c   400029186C      7,000    100.00           6/30/06
-------------------------------------------------------------------------------------------------------------------
    173d   400029186D      7,000    100.00          12/31/05
    173e   400029186E      7,000    100.00          12/31/07                   -                -                -
    173f   400029186F     10,000    100.00          12/31/04                   -                -                -
    174       M0537         -          -                                 242,502          209,873          250,251
    175    09-0001139       -          -                                 410,254          410,254          516,073
-------------------------------------------------------------------------------------------------------------------
    176     400029163     41,500    100.00           6/30/06             174,300          174,300          348,600
    177     400029212     26,627     18.52           1/31/13                   -                -        1,268,686
    178     400030868       -          -                                 234,181          234,181          317,153
    179     400029209     26,162     43.91          12/31/06              76,319           76,319          343,864
    180    09-0001113       -          -                                 463,375          463,375          533,800
-------------------------------------------------------------------------------------------------------------------
    181     400029236      4,106     10.25          10/31/98             337,974          311,026          366,911
    182     400029119      5,752     16.45           1/31/06             355,456          355,456          383,296
    183    09-0001106       -          -                                  87,000           87,000          300,772
    184     400030915      9,459     18.81          10/16/02                   -                -                -
    185    09-0001067       -          -                                       -                -          472,588
-------------------------------------------------------------------------------------------------------------------
    186     400029157       -          -                                 391,854          391,854          397,765
    186a   400029157A     22,298     60.05           3/31/10                   -                -                -
    186b   400029157B      6,600    100.00           3/31/10
    186c   400029157C      8,900    100.00           3/31/10                   -                -                -
    187       R0597       20,000     31.40          10/31/06             342,734          342,734          414,102
-------------------------------------------------------------------------------------------------------------------
    188    09-0001142       -          -                                 200,102          200,102          471,084
    189     400029187       -          -                                 333,344          333,344          333,976
    189a   400029187A      8,075    100.00          12/31/03                   -                -                -
    189b   400029187B     10,000    100.00          12/31/04                   -                -                -
    189c   400029187C      7,000    100.00          12/31/04                   -                -                -
-------------------------------------------------------------------------------------------------------------------
    189d   400029187D      7,000    100.00          12/31/05                   -                -                -
    189e   400029187E      8,075    100.00          12/31/03                   -                -                -
    190       M0443         -          -                                 280,126          228,579          266,432
    191     400029199       -          -                                 397,442          397,442          440,495
    191a   400029199A       -          -                                       -                -                -
-------------------------------------------------------------------------------------------------------------------
    191b   400029199B       -          -                                       -                -                -
    192     400029145     21,080     28.58          10/31/03             328,025          328,025          351,086
    193     400029192       -          -                                       -                -          308,808
    193a   400029192A      8,962     56.50           9/30/02                   -                -                -
    193b   400029192B      2,500     26.19           5/31/01
-------------------------------------------------------------------------------------------------------------------
    194     400029201     90,000     87.21           1/31/03             394,947          394,947          387,079
    195    09-0001038      5,916     14.19          10/31/99             384,432          354,415          333,576
    196     400030866     23,000     35.89           5/31/99             315,494          315,494          347,867
    197    09-0001087      5,357     25.89           2/28/02                   -                -                -
    198     400029238       -          -                                 231,995          231,995          257,246
-------------------------------------------------------------------------------------------------------------------
    199     400029183       -          -                                (157,186)        (157,186)         (81,750)
    200     400029194     53,880     53.25           6/30/05             424,817          422,969          404,050
    201     400029160     17,188     38.92           8/31/99             422,224          422,224          409,672
    202    09-0001084       -          -                                 (81,132)      (1,031,097)         222,150
    203     400029204      5,550     21.67           5/31/00             319,103          319,103          310,353
-------------------------------------------------------------------------------------------------------------------
    204     400029148     25,000     52.89          11/30/09             281,288          281,288          223,405
    205     400029216       -          -                                 135,476          133,729          228,219
    205a   400029216A      2,060    100.00           6/13/13                   -                -                -
    205b   400029216B     11,760     45.48          10/31/02                   -                -                -
    205c   400029216C      2,000     20.00          12/31/00                   -                -                -
-------------------------------------------------------------------------------------------------------------------
    205d   400029216D      4,000     66.67            7/1/99                   -                -                -
    206     400029208       -          -                                 250,409          234,620          262,517
    207     400029162     27,701     70.35           6/30/05             332,353          332,353          323,227
    208       R0254       70,000     68.24           9/30/15             275,005          275,005          272,517
    209     400028269       -          -                                       -                -          260,043
-------------------------------------------------------------------------------------------------------------------
    210     400029309      3,855     22.96           5/31/13             167,499          167,499          171,202
    211       L0200         -          -                                 326,311          326,311          373,232
    212     400029310      5,245     22.78          12/31/02             169,300          169,300          203,600
    213    09-0001134       -          -                                 396,954          396,954          435,917
    214       L0300         -          -                                 246,655          246,655          340,064
--------------------------------------------------------------------------------------------------------------------
    215     400029156     37,847    100.00           2/28/03             (22,258)         (22,258)         (65,292)
    216     400029215       -          -                                 354,436          354,436          363,767
    216a   400029215A      8,900    100.00           3/31/10                   -                -                -
    216b   400029215B      9,000    100.00          11/30/10                   -                -                -
    216c   400029215C      8,900    100.00           3/31/10                   -                -                -
-------------------------------------------------------------------------------------------------------------------
    217     400029211     96,268    100.00          11/30/00             350,877          350,877          353,452
    218       L0184         -          -                                 202,758          202,758          397,856
    219    09-0001051       -          -                                 259,278          259,278          285,722
    220     400030893     88,000    100.00           4/30/00             330,850          330,850          320,910
    221    09-0001088       -          -                                       -                -          350,548
-------------------------------------------------------------------------------------------------------------------
    222    09-0001124       -          -                                       -                -          391,812
    223       L0202         -          -                                 314,474          314,474          458,948
    224     400029294     53,300     89.88          12/31/00             356,757          356,757          444,156
    225     400029196     20,000     66.45           1/31/05                   -                -          210,633
    226     400028286     25,000     53.63           6/30/10             314,364          300,013          309,525
-------------------------------------------------------------------------------------------------------------------
    227     400029191     24,142    100.00           2/28/12                   -                -                -
    228     400029167    195,000    100.00           2/29/16             277,005          277,005          378,742
    229    09-0001132       -          -                                       -                -          336,678
    230      MU0036        7,500     17.41          10/31/00             310,177          290,021          312,200
    231    09-0001112     21,100    100.00           1/11/03                   -                -          268,620
-------------------------------------------------------------------------------------------------------------------
    232       R0807       10,908    100.00           6/24/18                   -                -                -
    233     400029258      1,120     17.90          11/30/01                   -                -          226,323
    234    09-0001081       -          -                                 394,268          394,268          372,949
    235    09-0001061     11,282    100.00            7/1/17                   -                -                -
    236       R0480       36,416    100.00           8/31/08             199,740          199,740          201,958
-------------------------------------------------------------------------------------------------------------------
    237       I0099       29,000     49.85           7/31/07                   -                -          257,922
    238     400031123       -          -                                 201,856          201,856          145,546
    239    09-0001070       -          -                                 165,916          165,916          179,095
    240    09-0001074       -          -                                 320,612          320,612          342,043
    241    09-0001039     11,282    100.00            7/1/17                   -                -                -
-------------------------------------------------------------------------------------------------------------------
    242    09-0001096       -          -                                 331,254          331,254          384,507
    243     400029185       -          -                                 224,363          224,363          236,569
    244     400030925      5,130     14.54           8/31/02             224,887          224,887          227,563
    245       M0264         -          -                                 218,767          218,767          202,400
    246    09-0001083       -          -                                 296,506          296,506          269,079
-------------------------------------------------------------------------------------------------------------------
    247     400029233     50,000     58.21           1/31/06             127,081          127,081          182,293
    248    09-0001071       -          -                                 221,978          221,978          262,277
    249    09-0001079       -          -                                 260,381          260,381          345,286
    250    09-0001072     24,995     31.83           7/31/01             196,252          196,252          239,234
    251    09-0001119       -          -                                 347,407          347,407          439,822
-------------------------------------------------------------------------------------------------------------------
    252     400029188       -          -                                 246,585          246,585          244,918
    253    09-0001080       -          -                                       -                -          395,602
    254     400029140      4,995     37.28          12/31/05             132,093          132,093          217,275
    255     400029248       -          -                                 380,916          380,916          431,152
    256       R0633       32,800     71.07           5/31/18             280,736          280,736          261,899
-------------------------------------------------------------------------------------------------------------------
    257     400029206     60,000    100.00          11/30/06             217,773          157,177          244,536
    258     400029311      7,320     22.49           1/31/00              92,819           92,819          129,087
    259     400029174      4,030     13.74           6/30/99             172,819          172,819          298,039
    260    09-0001059       -          -                                 282,901          282,901          300,986
    261    09-0001034     12,964     27.00           2/28/02             175,666          173,747          176,784
-------------------------------------------------------------------------------------------------------------------
    262    09-0001046     11,180    100.00           5/31/18                   -                -                -
    263    09-0001085        576      3.68                               194,927          190,548          203,960
    264    09-0001054       -          -                                 324,901          324,901          384,218
    265     400029168       -          -                                 185,472          185,472          217,279
    266    09-0001137       -          -                                 250,632          250,632          283,334
-------------------------------------------------------------------------------------------------------------------
    267    09-0001095      8,787     23.78          11/30/99             173,695          173,695          200,839
    268     400029182       -          -                                 174,745          174,745          178,196
    269    07-0000000     19,731     88.67          12/31/13                   -                -          288,000
    270     400029228      3,000     44.44           5/31/05             109,750          109,750          178,994
    271     400029155     10,000     36.08           9/30/00             125,461          125,461          153,337
-------------------------------------------------------------------------------------------------------------------
    272    09-0001032     10,125    100.00           1/31/13                   -                -                -
    273     400029150     15,000     50.00           9/30/02             277,249          277,249                -
    274       R0497        5,294     29.37           9/30/07                   -                -          247,311
    275     400029290      4,558     15.59          10/31/00             214,309          209,779          212,205
    276       R0412       20,550     34.83            4/3/99             234,032          234,032          244,734
-------------------------------------------------------------------------------------------------------------------
    277    09-0001093       -          -                                 417,283          417,283          295,444
    278    09-0001118       -          -                                       -                -          278,432
    279    09-0001097       -          -                                       -                -          325,030
    280     400029180     10,760     59.27          11/30/03             211,647          211,647          207,951
    281     400030934      3,315     13.21          12/31/98             194,506          194,506          219,961
-------------------------------------------------------------------------------------------------------------------
    282    09-0001091      2,400     28.40          11/30/06             208,675          208,675          182,883
    283    09-0001147       -          -                                 382,879          382,879          460,314
    284     400030871      7,071     31.24          12/31/01             233,076          185,750          305,886
    285    09-0001073     14,100     22.03           4/30/03             158,384          158,384          203,076
    286     400029297      9,300     38.94           6/30/03             187,441          186,661          194,554
-------------------------------------------------------------------------------------------------------------------
    287       O0348       11,132     81.35            3/1/08                   -                -                -
    288    09-0001105       -          -                                 150,914          150,914          256,117
    289       O0253       14,084     76.61          10/31/01                   -                -          215,997
    290    09-0001060       -          -                                 248,321          248,321          260,819
    291       M0262         -          -                                       -                -          219,231
-------------------------------------------------------------------------------------------------------------------
    292       M0220         -          -                                 116,146          116,146          154,700
    293       M0290         -          -                                 140,758          131,510          140,842
    294       I0074       24,546     64.73          12/31/01             163,006          163,006          159,140
    295    09-0001141       -          -                                 185,072          185,072          223,980
    296     400029235      3,928     14.29           6/30/00              55,696           55,696          179,543
-------------------------------------------------------------------------------------------------------------------
    297    09-0001120       -          -                                 118,860          118,860          195,199
    298    09-0001057     10,125    100.00           5/31/18                   -                -                -
    299     400029126      5,119     18.93           5/31/01             157,776          147,379          151,770
    300    09-0001058       -          -                                       -                -          362,396
    301    09-0001094     23,600    100.00           2/28/13                   -                -                -
-------------------------------------------------------------------------------------------------------------------
    302       O0541       12,855     59.16           6/30/02             158,531          138,924          234,526
    303       R0887       28,600     43.82           11/1/00             171,572          171,572          191,582
    304     400029253      4,200     20.79           4/15/03             122,145          105,675          137,033
    305     400030869       -          -                                 162,119          162,119          168,726
    306     400029304      7,450     32.42          12/31/09             177,818          174,797          228,066
-------------------------------------------------------------------------------------------------------------------
    307    09-0001075       -          -                                 122,584          122,584          121,501
    308     400029210      3,015     12.73          10/31/00             147,791          147,791          189,104
    309       M0288         -          -                                 124,524          116,907          115,823
    310       M0289         -          -                                 123,013          116,581          120,677
    311    09-0001069       -          -                                 216,827          216,827          211,604
-------------------------------------------------------------------------------------------------------------------
    312       M0364         -          -                                 130,030          130,030          116,926
    313     400030870       -          -                                  89,969           89,969          123,586
    314     400029291      3,575     17.29           4/30/04             158,044          158,044          138,898
    315    09-0001077       -          -                                 123,529           64,397          217,730
    316       R0634       23,752    100.00           5/31/18                   -                -          104,159
-------------------------------------------------------------------------------------------------------------------
    317    09-0001035       -          -                                  89,137           89,137           98,508
    318       M0172         -          -                                  58,679           58,679           64,595
    319      MU0114        6,400     14.88           1/31/00              70,993           70,993           96,922
    320    09-0001036       -          -                                 (76,900)        (130,716)          44,292
    321       R0886        2,600     19.49           6/11/00              69,680           46,589           83,258
-------------------------------------------------------------------------------------------------------------------
    322     400029246      1,200     33.33           7/31/99              81,072           81,072           76,002

CONTROL     LOAN          1997             U/W             U/W           U/W             GROUND
 NUMBER    NUMBER          NCF             NOI             NCF           DSCR            LEASE         FEE OR LEASEHOLD
----------------------------------------------------------------------------------------------------------------------------
   1        ACS      $ 57,983,543    $ 63,739,072    $ 48,889,853        1.94x                           Both Fee/Lease
   1a      ACS-A          884,622         717,769         462,849        1.54
   1b      ACS-B        1,384,838       1,572,949       1,088,267        1.56
   1c      ACS-C          730,553         920,654         606,267        1.69
   1d      ACS-D        5,260,102       5,732,398       4,653,746        2.74
----------------------------------------------------------------------------------------------------------------------------
   1e      ACS-E        2,082,353       2,232,830       1,783,553        2.34
   1f      ACS-F        3,293,331       3,790,690       3,016,924        2.24
   1g      ACS-G        2,717,717       2,987,507       2,368,940        2.14
   1h      ACS-H          924,632         977,138         714,605        1.78
   1i      ACS-I        1,341,624       3,668,373       2,139,954        0.77
----------------------------------------------------------------------------------------------------------------------------
   1j      ACS-J          463,397         517,481         346,861        1.51
   1k      ACS-K        3,322,013       3,408,998       2,739,870        2.41
   1l      ACS-L          820,318         981,173         685,951        1.94
   1m      ACS-M           89,193         104,724          67,936        3.12
   1n      ACS-N        2,499,005       2,636,161       2,131,188        2.33
----------------------------------------------------------------------------------------------------------------------------
   1o      ACS-O        4,133,316       4,438,522       3,561,526        2.15
   1p      ACS-P        2,398,989         960,199         680,270        0.69
   1q      ACS-Q          231,511         258,675         186,202        1.60
   1r      ACS-R        5,747,447       6,377,451       5,024,753        2.17
   1s      ACS-S          305,070         210,676         164,781        1.48
----------------------------------------------------------------------------------------------------------------------------
   1t      ACS-T        3,286,179       3,609,453       2,872,681        2.42
   1u      ACS-U        1,159,738       1,449,970       1,064,918        1.81
   1v      ACS-V        1,596,553       1,776,277       1,321,472        1.91
   1w      ACS-W        4,109,811       4,267,672       3,364,696        2.14
   1x      ACS-X          (24,576)        706,346         352,282        0.68
----------------------------------------------------------------------------------------------------------------------------
   1y      ACS-Y        1,606,218       1,234,151         942,005        2.14
   1z      ACS-Z        1,123,794       1,187,033         973,992        2.01
  1aa      ACS-AA       1,010,375       1,072,988         833,766        2.54
  1bb      ACS-BB       2,341,799       2,576,989       2,001,777        2.28
  1cc      ACS-CC       3,143,621       3,363,825       2,737,821        2.30
----------------------------------------------------------------------------------------------------------------------------
   2       AIM-1       11,496,771      15,451,370      14,695,605        1.39                                 Fee
   2a      AIM-1A       3,778,820       4,458,232       4,353,732        1.54
   2b      AIM-1B         483,381         558,191         523,941        1.45
   2c      AIM-1C         690,240         722,023         696,815        1.45
   2d      AIM-1D         177,262         476,107         440,107        1.10
----------------------------------------------------------------------------------------------------------------------------
   2e      AIM-1E         187,200         408,374         380,549        1.22
   2f      AIM-1F         467,337         909,990         864,990        1.60
   2g      AIM-1G         778,907         839,024         757,292        1.32
   2h      AIM-1H         621,960       1,010,936         968,936        1.39
   2i      AIM-1I         699,113         887,008         816,008        1.34
----------------------------------------------------------------------------------------------------------------------------
   2j      AIM-1J       1,052,329       1,823,092       1,761,592        1.35
   2k      AIM-1K         290,537         383,310         353,310        1.61
   2l      AIM-1L         102,542         629,565         598,065        1.38
   2m      AIM-1M       1,494,605       1,650,446       1,575,196        1.34
   2n      AIM-1N         372,762         291,604         236,604        0.73
----------------------------------------------------------------------------------------------------------------------------
   2o      AIM-1O         299,776         403,468         368,468        1.31
   3     09-1001006             -      17,083,500      17,000,030        2.06                            Both Fee/Lease
   3a   09-1001006A             -       1,953,000       1,943,183        1.98
   3b   09-1001006B             -       2,992,500       2,979,518        1.97
   3c   09-1001006C             -       2,772,000       2,758,385        2.18
----------------------------------------------------------------------------------------------------------------------------
   3d   09-1001006D             -       2,656,500       2,643,347        1.97
   3e   09-1001006E             -       1,869,000       1,862,958        2.05
   3f   09-1001006F             -       1,774,500       1,764,900        2.08
   3g   09-1001006G             -       1,354,500       1,344,674        2.12
   3h   09-1001006H             -       1,711,500       1,703,065        2.18
----------------------------------------------------------------------------------------------------------------------------
   4       SkyII        9,923,035      10,860,380       9,951,015        1.40                                 Fee
   4a      SkyIIA       7,452,802       7,477,587       6,888,130        1.23
   4b      SkyIIB       2,470,233       3,382,792       3,062,885        2.04
   5       ANADC                -       6,398,365       5,000,365        1.55                                 Fee
   6     09-0001076     3,605,232       4,029,777       3,780,131        1.40                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   7     09-0001128     2,229,392       2,953,433       2,810,897        1.32                                 Fee
         400029224      2,941,169       2,802,818       2,707,201        1.28                                 Fee
   8     400029224A     1,174,359       1,062,041       1,036,003        1.25
   9     400029218B       690,961         654,475         635,197        1.30
   10    400029222C       408,860         431,053         413,263        1.28
----------------------------------------------------------------------------------------------------------------------------
   11    400029227D       383,779         365,754         349,870        1.29
   12    400029219E       283,210         289,495         272,868        1.29
   13    09-0001116     3,859,092       3,812,825       3,233,420        1.51                                 Fee
         400029220      2,600,517       2,580,261       2,504,126        1.34                                 Fee
   14    400029220A       695,127         756,276         735,911        1.29
----------------------------------------------------------------------------------------------------------------------------
   15    400029221B       756,578         784,837         775,764        1.50
   16    400029226C       583,075         492,836         478,097        1.27
   17    400029223D       352,638         359,460         337,003        1.25
   18    400029225E       213,099         186,852         177,351        1.27
   19    400030965      2,331,865       2,979,914       2,545,470        1.25                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   20    09-0001168     2,074,241       3,078,042       2,605,088        1.54                                 Fee
   21    09-0001099     6,734,803       6,415,096       6,361,096        2.85                                 Fee
   22      SP007        3,631,692       3,210,041       3,458,241        1.81              Yes           Both Fee/Lease
   23    400029141      3,304,768       3,718,392       2,678,376        1.38                                 Fee
   24    400028225      2,037,807       2,136,580       2,011,729        1.17              Yes             Leasehold
----------------------------------------------------------------------------------------------------------------------------
   25    09-0001031     1,948,582       2,157,583       2,033,932        1.40                                 Fee
   26    09-0001117     2,158,697       2,369,957       2,314,157        1.53              Yes           Both Fee/Lease
  26a   09-0001117A       663,426         698,266         682,066        0.00              Yes
  26b   09-0001117B       226,358         273,068         265,268        0.00              Yes
  26c   09-0001117C       781,689         795,153         779,253        0.00              Yes
----------------------------------------------------------------------------------------------------------------------------
  26d   09-0001117D       487,224         603,470         587,570        0.00              Yes
   27      L0137        1,491,667       1,550,000       1,550,000        1.45                                 Fee
   28    400030913      1,858,378       1,651,857       1,588,282        1.35              Yes           Both Fee/Lease
   29    09-0001122     1,547,033       1,687,855       1,556,746        1.34                                 Fee
   30    09-0001102     1,918,589       1,893,734       1,722,093        1.45                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   31    400030964      1,726,542       1,845,152       1,550,857        1.25                                 Fee
   32    400029308      2,442,189       2,364,433       2,131,092        1.95              Yes             Leasehold
   33    400029207      1,162,349       1,606,915       1,393,459        1.32                                 Fee
   34    09-0001115     1,731,286       1,742,766       1,593,943        1.44                                 Fee
   35      R0421        1,575,337       1,326,500       1,248,850        1.18                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   36    09-0001040       359,437       1,652,620       1,320,583        1.30                                 Fee
  36a   09-0001040A             -               -               -        0.00
  36b   09-0001040B             -               -               -        0.00
  36c   09-0001040C             -               -               -        0.00
   37      M0514        1,154,761       1,311,939       1,259,836        1.42                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   38    400030914              -       1,311,431       1,182,084        1.31                                 Fee
   39      O0179            9,646       1,130,059       1,109,060        1.26                                 Fee
   40    400028275      1,002,943       1,182,555       1,050,628        1.21                                 Fee
  40a    400028275A             -               -               -        0.00
  40b    400028275B             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
   41    09-0001037     1,661,799       1,589,133       1,320,264        1.59              Yes           Both Fee/Lease
   42    09-0001100     4,216,816       2,339,460       2,401,460        2.26                                 Fee
   43    09-0001101     2,063,826       1,753,196       1,531,553        1.70                                 Fee
   44    09-0001123     1,012,186       1,096,299       1,042,299        1.31                                 Fee
   45    09-0001042     1,043,057       1,232,905       1,152,535        1.48                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   46      O0311        1,380,265       1,477,768       1,218,992        1.58                                 Fee
   47      O0320        2,669,072       1,871,633       1,837,883        2.29                                 Fee
   48      M0171          821,720         975,265         918,305        1.17                                 Fee
   49      R0280                -       1,172,354       1,140,481        1.32                                 Fee
   50    400029282      1,264,287       1,071,002       1,019,962        1.41              Yes             Leasehold
----------------------------------------------------------------------------------------------------------------------------
   51      M0462        1,163,738       1,256,447       1,133,567        1.66                                 Fee
   52    400030935        701,395         898,586         799,553        1.13              Yes           Both Fee/Lease
   53    400028228      1,268,686       1,462,907       1,399,474        1.34                                 Fee
   54      L0149        1,173,523       1,226,448         993,605        1.41                                 Fee
   55      O0265        1,555,843       1,494,909       1,279,737        2.14                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   56    09-0001055       988,992       1,045,299         928,470        1.40                                 Fee
   57    400028277      1,382,128         958,703         879,087        1.36                                 Fee
   58    09-0001135     1,263,996       1,216,371       1,064,516        1.59                                 Fee
   59    400030880      1,259,629       1,139,853         976,164        1.41                                 Fee
  59a    400030880A       277,065         295,448         259,913        0.00
----------------------------------------------------------------------------------------------------------------------------
  59b    400030880B       119,289         137,051         117,444        0.00
  59c    400030880C       203,583         193,743         159,260        0.00
  59d    400030880D       152,676         152,603         130,669        0.00
  59e    400030880E       308,681         217,925         189,928        0.00
  59f    400030880F       198,335         143,083         118,950        0.00
----------------------------------------------------------------------------------------------------------------------------
   60      O0090          930,536         946,558         878,620        1.40                                 Fee
   61    09-0001066       321,795       1,013,990         988,990        1.56                                 Fee
   62    09-0001041       668,321         841,373         810,673        1.47                                 Fee
  62a   09-0001041A             -               -               -        0.00
  62b   09-0001041B             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  62c   09-0001041C             -               -               -        0.00
   63      O0148          424,468       1,145,522         956,689        1.76                                 Fee
   64    09-0001167       816,272         777,039         739,290        1.29                                 Fee
   65      R0297          851,280         878,761         806,731        1.50                                 Fee
   66      O0244          866,019         787,155         708,340        1.33                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   67    400029255        742,267         726,517         684,429        1.27                                 Fee
   68    400029205        865,988         836,777         672,944        1.36                                 Fee
   69    09-0001136       973,089         898,779         781,692        1.51              Yes             Leasehold
   70    400029172        873,084         665,312         599,049        1.27                                 Fee
   71      R0134                -         684,404         655,706        1.23                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   72    09-0001133       668,782         777,325         735,142        1.55                                 Fee
  72a   09-0001133A       227,661         284,846         269,082        0.00
  72b   09-0001133B       233,814         276,532         261,742        0.00
  72c   09-0001133C       207,307         215,947         204,318        0.00
   73    09-0001082       631,318         799,935         712,935        1.64                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   74    400030867        897,520         804,078         730,037        1.54                                 Fee
   75    400030966        572,048         830,394         645,024        1.28                                 Fee
   76    09-0001065       607,664         705,377         557,903        1.17                                 Fee
   77    400029184              -         871,970         801,194        1.55                                 Fee
   78    400029251        798,837         720,691         626,447        1.47              Yes           Both Fee/Lease
----------------------------------------------------------------------------------------------------------------------------
   79    400030922        624,736         601,186         544,400        1.29              Yes           Both Fee/Lease
   80      R0311          716,399         700,939         662,818        1.52                                 Fee
   81    400029139        629,572         598,268         567,731        1.32              Yes             Leasehold
   82      R0514          644,618         627,130         599,367        1.45                                 Fee
   83    09-0001044       802,387         681,589         640,489        1.46                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   84    400029161        846,322         680,417         532,628        1.32                                 Fee
   85    400029171        679,521         634,410         601,335        1.50                                 Fee
   86      R0559                -         633,724         608,773        1.31                                 Fee
   87    400029274        647,702         604,642         579,656        1.48                                 Fee
   88      R0463          670,443         859,084         718,087        1.84                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   89    400029257        540,005         529,055         493,550        1.27                                 Fee
   90    400029169        545,316         558,232         482,232        1.27                                 Fee
   91    400031048        444,302         481,981         443,231        1.20                                 Fee
   92    400029237        557,536         572,242         563,437        1.41                                 Fee
   93    400029202        452,558         622,483         549,483        1.49                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   94      O0359                -         556,378         529,163        1.46                                 Fee
   95      M0330          487,399         625,717         556,372        1.55                                 Fee
  95a      M0330A               -               -               -        0.00
  95b      M0330B               -               -               -        0.00
   96      R0464          357,464         625,958         568,559        1.51                                 Fee
----------------------------------------------------------------------------------------------------------------------------
   97    09-0001063       585,451         601,963         491,358        1.35                                 Fee
   98    400029262        362,508         853,898         656,664        1.65                                 Fee
   99    400029134        581,083         593,374         495,526        1.35                                 Fee
  100    400029200        605,540         574,666         562,166        1.13              Yes             Leasehold
  101      R0533          557,785         548,183         514,731        1.23                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  102    09-0001138       764,003         727,159         635,565        1.64                                 Fee
  103    400029214        927,993         856,925         856,925        1.98                                 Fee
  103a   400029214A             -               -               -        0.00
  103b   400029214B             -               -               -        0.00
  103c   400029214C             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  103d   400029214D             -               -               -        0.00
  103e   400029214E             -               -               -        0.00
  103f   400029214F             -               -               -        0.00
  103g   400029214G             -               -               -        0.00
  103h   400029214H             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  103i   400029214I             -               -               -        0.00
  104      MH0020         520,244         545,181         522,481        1.48                                 Fee
  105    400029166        782,266         663,393         532,531        1.40                                 Fee
  106    400029173        709,845         576,539         500,282        1.32                                 Fee
  106a   400029173A             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  106b   400029173B             -               -               -        0.00
  106c   400029173C             -               -               -        0.00
  106d   400029173D                                                      0.00
  106e   400029173E             -               -               -        0.00
  107    09-0001110             -         557,463         506,531        1.37                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  108      R0315                -         475,768         435,594        1.30                                 Fee
  109    400029147        488,314         506,398         455,075        1.31                                 Fee
  110    09-0001160       346,129         398,608         387,608        1.25                                 Fee
  111    400030896        195,543         489,136         436,117        1.27                                 Fee
  112    400029299        687,922         600,616         568,071        1.81                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  113    400029232        415,960         436,006         412,006        1.27                                 Fee
  114      M0415          369,350         474,431         449,055        1.38                                 Fee
  115    400029306        400,378         439,517         407,917        1.32                                 Fee
  116    400029252        266,844         468,377         441,877        1.37                                 Fee
  117    400030886        695,190         629,136         543,449        1.56              Yes           Both Fee/Lease
----------------------------------------------------------------------------------------------------------------------------
  117a   400030886A             -               -               -        0.00              Yes
  117b   400030886B             -               -               -        0.00              Yes
  118    400029217              -         442,329         435,709        1.19                                 Fee
  119      M0429          461,555         490,902         436,815        1.21                                 Fee
  120    400030875        612,152         580,526         500,052        1.50                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  121    400029121        434,507         464,988         442,503        1.40                                 Fee
  122    09-0001111       368,129         436,683         402,811        1.34                                 Fee
  123      R0458          584,483         499,853         447,195        1.28                                 Fee
  124    400030876        675,734         643,184         557,866        1.69                                 Fee
  125    400029129        308,808         539,563         481,508        1.64                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  126    09-0001104       641,849         633,936         559,083        1.56                                 Fee
  127    09-0001140       664,550         592,360         511,298        1.43                                 Fee
  128    400028305        558,572         504,535         467,499        1.60                                 Fee
  129      O0422          215,739         474,385         434,129        1.50                                 Fee
  129a     O0422A               -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  129b     O0422B               -               -               -        0.00
  130      R0304          440,632         440,579         418,557        1.43                                 Fee
  131    400029137        483,191         464,621         426,871        1.40                                 Fee
  132    400030967        366,143         488,094         433,633        1.33                                 Fee
  133    400029178        433,839         406,856         394,356        1.39                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  134    400028304        576,916         491,632         438,468        1.48                                 Fee
  135    400029164        465,871         459,019         444,793        1.39                                 Fee
  136    400028210        101,731         490,260         430,260        1.23                                 Fee
  137    400029181        405,511         389,327         378,358        1.27                                 Fee
  138    400029234        457,184         435,443         403,174        1.38                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  139    09-0001086       485,960         489,197         420,173        1.53                                 Fee
  140    09-0001053       474,163         443,555         393,061        1.38                                 Fee
  141    09-0001064       659,876         626,578         544,684        1.59                                 Fee
  142      O0259          518,400         456,914         406,738        1.48                                 Fee
  143      R0743          439,696         435,544         402,038        1.35                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  144    400027540              -         385,925         356,875        1.18                                 Fee
  145    09-0001130       605,707         395,682         352,605        1.28                                 Fee
  146    400029116              -         417,925         379,740        1.21                                 Fee
  147    400029267        332,304         383,698         377,666        1.10                                 Fee
  148    400029190        641,131         459,705         396,853        1.35                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  149    400029250        260,204         384,433         355,086        1.27                                 Fee
  149a   400029250A             -               -               -        0.00
  149b   400029250B             -               -               -        0.00
  150      L0237          477,338         527,947         402,608        1.48              Yes           Both Fee/Lease
  151    09-0001114       525,220         523,608         422,983        1.55                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  152    400029154        376,391         352,379         345,576        1.34                                 Fee
  153      M0263          367,458         369,073         345,238        1.37                                 Fee
  154    400029143        249,128         334,590         312,616        1.28                                 Fee
  155    400029189        311,483         353,049         340,713        1.40                                 Fee
  156    09-0001163       594,035         587,678         552,528        2.52                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  157    400031128        295,203         306,874         300,586        1.28                                 Fee
  158    400029213        457,866         422,326         354,500        1.41                                 Fee
  159    09-0001045       368,734         396,982         368,822        1.50                                 Fee
  160    400029197        467,053         379,990         346,490        1.32                                 Fee
  161    09-0001098       592,025         639,189         567,906        1.92                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  162      L0171          601,635         466,909         397,891        1.42                                 Fee
  163    09-0001107       458,912         508,001         482,001        1.87                                 Fee
  164    09-0001056       297,882         398,579         379,561        1.53                                 Fee
  165      M0487          368,106         388,637         362,637        1.32                                 Fee
  166    400029149        339,183         421,523         365,786        1.52                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  167      O0393          372,434         398,966         334,058        1.40                                 Fee
  168    400029158        375,223         409,483         344,425        1.35                                 Fee
  169    09-0001062       565,227         456,688         405,225        1.46                                 Fee
  170    400030890        187,869         358,135         342,576        1.39                                 Fee
  171    400029300        606,830         536,901         476,259        1.98                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  172    400027560        279,764         453,893         373,393        1.30                                 Fee
  173    400029186        223,426         342,124         320,908        1.32                                 Fee
  173a   400029186A             -               -               -        0.00
  173b   400029186B                                                      0.00
  173c   400029186C                                                      0.00
----------------------------------------------------------------------------------------------------------------------------
  173d   400029186D                                                      0.00
  173e   400029186E             -               -               -        0.00
  173f   400029186F             -               -               -        0.00
  174      M0537          195,512         325,465         297,140        1.39              Yes           Both Fee/Lease
  175    09-0001139       447,169         551,299         478,555        1.79                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  176    400029163        348,600         323,117         296,972        1.32              Yes             Leasehold
  177    400029212      1,268,686       1,462,907       1,399,474        1.34                                 Fee
  178    400030868        317,153         317,796         287,796        1.35                                 Fee
  179    400029209        343,864         378,880         331,265        1.43                                 Fee
  180    09-0001113       533,800         445,248         382,335        1.47                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  181    400029236        338,382         352,034         309,852        1.34                                 Fee
  182    400029119        378,179         345,565         317,149        1.51                                 Fee
  183    09-0001106       300,772         341,209         318,209        1.38                                 Fee
  184    400030915              -         333,461         290,006        1.41                                 Fee
  185    09-0001067       472,588         460,300         410,613        1.66                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  186    400029157        397,765         345,506         311,270        1.35                                 Fee
  186a   400029157A             -               -               -        0.00
  186b   400029157B                                                      0.00
  186c   400029157C             -               -               -        0.00
  187      R0597          414,102         372,426         335,023        1.65                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  188    09-0001142       471,084         433,744         380,763        1.61                                 Fee
  189    400029187        333,976         308,965         290,477        1.36                                 Fee
  189a   400029187A             -               -               -        0.00
  189b   400029187B             -               -               -        0.00
  189c   400029187C             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  189d   400029187D             -               -               -        0.00
  189e   400029187E             -               -               -        0.00
  190      M0443          220,990         302,879         274,079        1.46                                 Fee
  191    400029199        440,495         376,085         336,249        1.44                                 Fee
  191a   400029199A             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  191b   400029199B             -               -               -        0.00
  192    400029145        351,086         326,764         278,869        1.35                                 Fee
  193    400029192        289,435         282,972         258,711        1.34                                 Fee
  193a   400029192A             -               -               -        0.00
  193b   400029192B                                                      0.00
----------------------------------------------------------------------------------------------------------------------------
  194    400029201        387,079         313,080         279,708        1.31                                 Fee
  195    09-0001038       330,107         341,662         298,296        1.54                                 Fee
  196    400030866        347,867         338,160         327,267        1.65                                 Fee
  197    09-0001087             -         262,757         239,686        1.28                                 Fee
  198    400029238        257,246         278,313         272,133        1.37                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  199    400029183        (81,750)        266,258         249,458        1.35                                 Fee
  200    400029194        401,664         295,173         250,911        1.27                                 Fee
  201    400029160        409,672         341,854         277,118        1.39              Yes           Both Fee/Lease
  202    09-0001084       222,150         286,251         248,676        1.32                                 Fee
  203    400029204        310,353         277,075         257,863        1.35                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  204    400029148         61,686         275,679         262,742        1.45                                 Fee
  205    400029216        163,219         269,473         241,036        1.26                                 Fee
  205a   400029216A             -               -               -        0.00
  205b   400029216B             -               -               -        0.00
  205c   400029216C             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  205d   400029216D             -               -               -        0.00
  206    400029208        222,745         255,015         231,015        1.32                                 Fee
  207    400029162        323,227         290,631         239,168        1.30                                 Fee
  208      R0254          257,903         283,266         248,326        1.40                                 Fee
  209    400028269        260,043         258,037         237,653        1.36                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  210    400029309        171,202         285,504         265,378        1.31                                 Fee
  211      L0200          373,232         382,611         329,116        1.67                                 Fee
  212    400029310        203,600         251,600         235,700        1.30                                 Fee
  213    09-0001134       388,408         403,382         355,873        1.74                                 Fee
  214      L0300          340,064         369,434         294,801        1.50                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  215    400029156        (65,292)        226,518         214,285        1.25                                 Fee
  216    400029215        363,767         332,898         332,898        1.61                                 Fee
  216a   400029215A             -               -               -        0.00
  216b   400029215B             -               -               -        0.00
  216c   400029215C             -               -               -        0.00
----------------------------------------------------------------------------------------------------------------------------
  217    400029211        353,452         313,388         256,265        1.36                                 Fee
  218      L0184          397,856         279,931         241,681        1.29                                 Fee
  219    09-0001051       285,722         268,036         231,587        1.38                                 Fee
  220    400030893        320,910         281,924         213,161        1.32                                 Fee
  221    09-0001088       320,728         323,394         285,956        1.44                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  222    09-0001124       391,812         321,513         261,274        1.33                                 Fee
  223      L0202          458,948         374,836         290,108        1.58                                 Fee
  224    400029294        444,156         379,752         320,461        1.71                                 Fee
  225    400029196        210,633         244,516         225,797        1.28                                 Fee
  226    400028286        309,525         250,767         233,916        1.24                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  227    400029191              -         220,687         217,066        1.30                                 Fee
  228    400029167        378,742         388,200         368,700        1.66                                 Fee
  229    09-0001132       336,678         337,162         293,069        1.68                                 Fee
  230      MU0036         297,533         308,178         274,628        1.66                                 Fee
  231    09-0001112       268,620         245,711         233,315        1.48                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  232      R0807                -         182,588         182,588        1.06                                 Fee
  233    400029258        226,323         201,679         195,886        1.28                                 Fee
  234    09-0001081       372,949         335,001         300,888        1.66                                 Fee
  235    09-0001061             -         177,993         174,608        1.00                                 Fee
  236      R0480          201,958         223,212         200,648        1.32                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  237      I0099          257,922         232,232         205,193        1.40                                 Fee
  238    400031123        145,546         215,799         183,299        1.28                                 Fee
  239    09-0001070       179,095         216,132         187,132        1.28                                 Fee
  240    09-0001074       342,043         308,780         275,206        1.53                                 Fee
  241    09-0001039             -         172,304         170,612        1.00                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  242    09-0001096       384,507         355,300         310,028        1.84                                 Fee
  243    400029185        236,569         248,814         231,334        1.62                                 Fee
  244    400030925        227,563         226,672         195,730        1.33                                 Fee
  245      M0264          202,400         232,455         215,535        1.51                                 Fee
  246    09-0001083       269,079         260,680         224,495        1.45                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  247    400029233        182,293         238,970         199,590        1.36                                 Fee
  248    09-0001071       262,277         261,051         230,153        1.35                                 Fee
  249    09-0001079       345,286         314,333         280,627        1.67                                 Fee
  250    09-0001072       179,847         246,261         196,010        1.41                                 Fee
  251    09-0001119       439,822         430,243         385,541        2.31                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  252    400029188        244,918         206,988         196,488        1.20                                 Fee
  253    09-0001080       395,602         324,771         294,681        1.81                                 Fee
  254    400029140        217,275         203,548         195,679        1.34                                 Fee
  255    400029248        431,152         310,096         264,612        1.53                                 Fee
  256      R0633          256,574         239,427         214,001        1.41                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  257    400029206        244,536         191,269         178,727        1.15                                 Fee
  258    400029311        128,087         202,038         173,630        1.23                                 Fee
  259    400029174        298,039         208,650         173,074        1.31                                 Fee
  260    09-0001059       300,986         275,352         246,896        1.68                                 Fee
  261    09-0001034       176,784         218,404         184,642        1.44              Yes             Leasehold
----------------------------------------------------------------------------------------------------------------------------
  262    09-0001046             -         167,844         165,608        1.12                                 Fee
  263    09-0001085       194,729         188,174         185,671        1.42                                 Fee
  264    09-0001054       384,218         285,333         285,333        1.84                                 Fee
  265    400029168        217,279         232,612         197,917        1.49                                 Fee
  266    09-0001137       283,334         262,624         196,860        1.45                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  267    09-0001095       183,202         199,318         166,897        1.36                                 Fee
  268    400029182        174,449         186,811         165,691        1.35                                 Fee
  269    07-0000000       288,000         262,599         253,921        1.62                                 Fee
  270    400029228        178,994         175,727         167,401        1.27                                 Fee
  271    400029155        151,565         209,477         175,907        1.28                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  272    09-0001032             -         165,038         162,507        1.00              Yes             Leasehold
  273    400029150              -         190,591         184,174        1.27                                 Fee
  274      R0497          247,311         192,961         181,840        1.50                                 Fee
  275    400029290        130,412         208,749         166,315        1.27                                 Fee
  276      R0412          244,734         237,918         202,056        1.53                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  277    09-0001093       295,444         303,142         259,705        1.76                                 Fee
  278    09-0001118       256,372         259,023         231,322        1.60                                 Fee
  279    09-0001097       325,030         275,904         249,304        1.73                                 Fee
  280    400029180        207,951         178,243         164,436        1.33                                 Fee
  281    400030934        219,961         214,632         180,758        1.50                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  282    09-0001091       182,883         176,018         157,719        1.37                                 Fee
  283    09-0001147       460,314         413,197         369,528        2.41                                 Fee
  284    400030871        291,274         241,621         217,897        1.62                                 Fee
  285    09-0001073       203,076         252,896         202,264        1.70                                 Fee
  286    400029297        193,593         167,833         151,389        1.26                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  287      O0348                -         165,907         154,330        1.36                                 Fee
  288    09-0001105       256,117         231,309         206,501        1.69                                 Fee
  289      O0253          215,997         214,955         194,199        1.57                                 Fee
  290    09-0001060       260,819         237,559         212,034        1.56                                 Fee
  291      M0262          219,231         153,361         144,811        1.34                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  292      M0220          154,700         159,783         150,558        1.34                                 Fee
  293      M0290          125,389         151,225         140,425        1.31                                 Fee
  294      I0074          159,140         176,599         153,407        1.40                                 Fee
  295    09-0001141       223,980         220,138         195,119        1.54                                 Fee
  296    400029235        178,854         188,590         161,324        1.47                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  297    09-0001120       195,199         188,440         166,914        1.41                                 Fee
  298    09-0001057             -         182,250         177,896        1.61                                 Fee
  299    400029126         98,920         209,280         171,166        1.61                                 Fee
  300    09-0001058       362,396         293,191         264,042        1.68                                 Fee
  301    09-0001094             -         230,305         226,765        1.78                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  302      O0541          226,816         183,310         156,102        1.54                                 Fee
  303      R0887          171,543         184,788         158,115        1.61                                 Fee
  304    400029253        123,687         148,830         133,699        1.47                                 Fee
  305    400030869        168,726         184,982         158,482        1.80                                 Fee
  306    400029304        228,066         140,224         125,674        1.32                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  307    09-0001075        97,506         136,792         123,544        1.41                                 Fee
  308    400029210        139,525         173,017         134,005        1.52                                 Fee
  309      M0288           68,540         132,922         122,122        1.43                                 Fee
  310      M0289          116,494         128,774         119,999        1.47                                 Fee
  311    09-0001069       211,604         191,230         171,606        1.72                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  312      M0364          116,926         124,346         118,418        1.49                                 Fee
  313    400030870        123,586         131,566         121,066        1.67                                 Fee
  314    400029291        138,898         116,958          98,095        1.31                                 Fee
  315    09-0001077       162,822         205,094         173,481        2.22                                 Fee
  316      R0634          104,159         122,994         109,493        1.46                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  317    09-0001035        92,258          99,392          94,767        1.72                                 Fee
  318      M0172           63,395          91,931          88,919        1.60                                 Fee
  319      MU0114          91,891          90,053          78,536        1.49                                 Fee
  320    09-0001036        (9,428)         80,311          75,886        1.62                                 Fee
  321      R0886           68,172          86,749          76,299        1.59                                 Fee
----------------------------------------------------------------------------------------------------------------------------
  322    400029246         76,002          64,547          61,192        1.38                                 Fee

   Control    Group             Loan                                                             Cut-Off
    Number    Number           Number                Property Name                              Date Balance
-------------------------------------------------------------------------------------------------------------
      2      1 and 2    AIM-1                 AIMCO Roll-up                                     $109,149,602
      2a        1       AIM-1A                AIMCO-Scothollow Apartments                         29,312,804
      2b        2       AIM-1B                AIMCO-The Bluffs Apartments                          3,746,170
      2c        2       AIM-1C                AIMCO-Buena Vista Apartments                         4,983,690
      2d        2       AIM-1D                AIMCO-Casa De Monterey                               4,126,447
-------------------------------------------------------------------------------------------------------------
      2e        2       AIM-1E                AIMCO-Chappelle Le Grande                            3,228,160
      2f        2       AIM-1F                AIMCO-Crosswood Park Apartments                      5,601,533
      2g        2       AIM-1G                AIMCO-Forest Ridge Apartments                        5,935,726
      2h        2       AIM-1H                AIMCO-Mountain View Apartments                       7,200,564
      2i        2       AIM-1I                AIMCO-North Park Apartments                          6,290,057
-------------------------------------------------------------------------------------------------------------
      2j        2       AIM-1J                AIMCO-Pathfinder Village                            13,543,952
      2k        2       AIM-1K                AIMCO-Shadowood Apartments                           2,265,209
      2l        2       AIM-1L                AIMCO-Terrace Gardens Apartments                     4,466,847
      2m        2       AIM-1M                AIMCO-Towers of Westchester                         12,191,075
      2n        2       AIM-1N                AIMCO-Vista Village Apartments                       3,341,728
-------------------------------------------------------------------------------------------------------------
      2o        2       AIM-1O                AIMCO-Watergate Apartments                           2,915,638
      37        2       M0514                 Hobbits Grove Apartments                            11,839,014
      44        2       09-0001123            Springdale Villa Apartments                         10,035,229
      45        2       09-0001042            Briarwood Village Apartments                         9,756,251
      48        2       M0171                 Fremont Garden Apartments                            9,370,479
-------------------------------------------------------------------------------------------------------------
      51        2       M0462                 Cottonwood Cabanas Apartments                        8,732,563
      73        2       09-0001082            Canterbury Village Apartments                        5,470,880
      81        2       400029139             Redstone Apartments                                  5,161,627
      89        2       400029257             Indian Lookout Apartments                            4,786,473
      90        2       400029169             Braden Creek Apartments                              4,720,294
-------------------------------------------------------------------------------------------------------------
      91        2       400031048             Palm Springs Village Apartments                      4,592,526
      93        2       400029202             Villa Acapulco Apartments                            4,540,699
      95        2       M0330                 Acadian/Willow Bend Roll-up                          4,493,481
     95a        2       M0330A                Acadian House Apartments
     95b        2       M0330B                Willow Bend Apartments
-------------------------------------------------------------------------------------------------------------
     110        1       09-0001160            Plaza at River Oaks Apartments                       4,050,000
     112        2       400029299             Ogden Manor Apartments                               3,991,324
     113        2       400029232             Riverside Village Apartments                         3,988,673
     114        2       M0415                 Northridge Villa Apartments                          3,949,299
     115        2       400029306             University Gardens Apartments                        3,944,024
-------------------------------------------------------------------------------------------------------------
     116        2       400029252             Cimarron Apartments                                  3,830,519
     119        1       M0429                 The Seasons Apartments and Townhouses                3,746,987
     131        2       400029137             Shirley Court Apartments                             3,568,243
     133        2       400029178             422 Mystic Avenue                                    3,482,939
     136        1       400028210             Royal Village Apartments                             3,470,313
-------------------------------------------------------------------------------------------------------------
      16        1       400029227             800 - 802 Lexington Avenue                           3,260,044
     153        2       M0263                 Country Acres Apartments                             3,087,007

                                                                           Studios                         1 Bedroom
                                                                     -------------------------        -----------------------
Control        Group                             Utilities Paid                    Wtd. Avg.                       Wtd. Avg.
 Number        Number      County                   by Tenant        # Units        Rent/Month        # Units       Rent/Month
------------------------------------------------------------------------------------------------------------------------------
   2          1 and 2                                                    -                  -            -                  -
   2a            1       San Mateo                Electric only          -                  -          290              1,211
   2b            2       Clackamas                Electric only         19                475           64                520
   2c            2       Los Angeles              Electric only          -                  -           51                999
   2d            2       Los Angeles              Electric only          -                  -          112                636
------------------------------------------------------------------------------------------------------------------------------
   2e            2       Lake                     Electric only          -                  -           34                626
   2f            2       Sacramento               Electric only          -                  -           66                660
   2g            2       Coconino                 Electric only         88                523           80                610
   2h            2       Los Angeles              Electric only          -                  -            -                  -
   2i            2       Vanderburgh              Electric only          -                  -          136                446
------------------------------------------------------------------------------------------------------------------------------
   2j            2       Alemeda                  Electric only          -                  -            -                  -
   2k            2       Quachita Parish          Electric only          -                  -           64                485
   2l            2       Douglas                  Electric only          -                  -            -                  -
   2m            2       Prince George's County   No utilities          30                723          123                840
   2n            2       El Paso                  No utilities          10                445           75                496
------------------------------------------------------------------------------------------------------------------------------
   2o            2       Pulaski                  Electric only          -                  -           28                477
   37            2       Howard                   Electricity/Gas        -                  -           48                905
   44            2       Orange                   Electric only         22                608          150                680
   45            2       Harris                   Electric only          -                  -          254                524
   48            2       Alameda                  Electric only         24                800           52                935
------------------------------------------------------------------------------------------------------------------------------
   51            2       Shelby                   Electricity/Gas        -                  -           80                395
   73            2       Dallas                   No utilities           -                  -          120                440
   81            2       Chittenden               Electric only          -                  -            8                700
   89            2       Hamilton County          Electric only          -                  -           75                535
   90            2       Tulsa                    Electric only         24                275          184                331
------------------------------------------------------------------------------------------------------------------------------
   91            2       Riverside                Electric only          -                  -          107                515
   93            2       Harris                   Electric only          -                  -          240                360
   95            2                                                       -                  -            -                  -
  95a            2       Lafayette Parish         Electric only          -                  -           24                413
  95b            2       Lafayette Parish         Electric only          1                   (1)        48                420
------------------------------------------------------------------------------------------------------------------------------
  110            1       Harris                   All utilities          -                  -           30                765
  112            2       Dupage                   Electricity/Gas        -                  -           80                770
  113            2       Pierce                   No utilities           -                  -           48                488
  114            2       Monterey                 Water/Electricity      -                  -           52                609
  115            2       Travis County            Electric only          -                  -          100                666
------------------------------------------------------------------------------------------------------------------------------
  116            2       Broward                  All utilities          -                  -            4                575
  119            1       Ouachita                 All utilities          -                  -           42                385
  131            2       Delaware                 No utilities           6                435          126                531
  133            2       Middlesex                Electric only          -                  -            -                  -
  136            1       Dallas                   Electricity/Gas       92                402           96                480
------------------------------------------------------------------------------------------------------------------------------
   16            1       New York                 Electric Only          -                  -           13                665
  153            2       Benton                   No utilities           -                  -           41                423

                                 2 Bedroom                    3 Bedroom                        4 Bedroom
                           -------------------------    -------------------------        -----------------------
   Control        Group                  Wtd. Avg.                     Wtd. Avg.                       Wtd. Avg.
    Number        Number   # Units       Rent/Month     # Units        Rent/Month        # Units       Rent/Month        Elevators
---------------------------------------------------------------------------------------------------------------------------------
      2          1 and 2       -                 -          -                  -            -                  -
      2a            1        127             1,617          1              1,800            -                  -       Yes
      2b            2         48               634          6                750            -                  -       No
      2c            2         35             1,174          6              1,375            -                  -       Yes
      2d            2         32               840          -                  -            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------
      2e            2         59               726         12                957            -                  -       No
      2f            2         93               838         21              1,000            -                  -       No
      2g            2         96               727         14                890            -                  -       No
      2h            2        124               876         44              1,020            -                  -       No
      2i            2        148               590          -                  -            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------
      2j            2        142             1,132        104              1,343            -                  -       No
      2k            2         52               601          4                725            -                  -       No
      2l            2         63               748         63                799            -                  -       No
      2m            2        103             1,046         45              1,245            -                  -       Yes
      2n            2        135               586          -                  -            -                  -       No
 ---------------------------------------------------------------------------------------------------------------------------------
      2o            2         70               586         42                737            -                  -       No
      37            2         74             1,035         48              1,208            -                  -       No
      44            2         44               855          -                  -            -                  -       Yes
      45            2         88               645          -                  -            -                  -       No
      48            2         84             1,118          -                  -            -                  -       No
 ---------------------------------------------------------------------------------------------------------------------------------
      51            2        304               435          -                  -            -                  -       No
      73            2        160               575         68                691            -                  -       No
      81            2         46               897          8              1,200           19              1,435       No
      89            2         60               680          -                  -            -                  -       No
      90            2         96               421          -                  -            -                  -       No
 ---------------------------------------------------------------------------------------------------------------------------------
      91            2         48               623          -                  -            -                  -       Yes
      93            2         40               465         12                550            -                  -       No
      95            2          -                 -          -                  -            -                  -
     95a            2         60               505          8                625            -                  -       No
     95b            2         60               515          -                  -            -                  -       No
 ---------------------------------------------------------------------------------------------------------------------------------
     110            1         14             1,900          -                  -            -                  -       No
     112            2         19               880          9                959            -                  -       Yes
     113            2         56               572         16                690            -                  -       No
     114            2         52               711          -                  -            -                  -       Yes
     115            2          -                 -          -                  -            -                  -       Yes
 ---------------------------------------------------------------------------------------------------------------------------------
     116            2         86               668         16                846            -                  -       No
     119            1        107               475          -                  -            -                  -       No
     131            2         18               626          -                  -            -                  -       Yes
     133            2         42               994          8              1,206            -                  -       Yes
     136            1         80               594         32                725            -                  -       No
 ---------------------------------------------------------------------------------------------------------------------------------
      16            1          -                 -          -                  -            -                  -       No
     153            2         51               508         13                620            -                  -       Yes
---------------------------------------------------------------------------------------------------------------------------------


   Control    Group             Loan                                                             Cut-Off
    Number    Number           Number                Property Name                              Date Balance
-------------------------------------------------------------------------------------------------------------

     157        1       400031128             Chateau Hilgard                                      2,997,437
     159        2       09-0001045            Westbury Park Apartments                             2,990,018
     163        2       09-0001107            Southgate Suites & Apartments                        2,981,475
-------------------------------------------------------------------------------------------------------------
     165        1       M0487                 II Frances Place Apartments                          2,939,401
     172        1       400027560             Concord House/Concord Terrace                        2,747,662
     174        2       M0537                 Cedar Shores Apartments                              2,717,695
     178        1       400030868             The Cascade Apartments                               2,656,184
     190        2       M0443                 Tree House Apartments                                2,397,966
-------------------------------------------------------------------------------------------------------------
     199        2       400029183             Fairlawn Gardens Apartments                          2,290,025
     202        2       09-0001084            Westwood Apartments                                  2,270,721
     206        2       400029208             Summit Apartments                                    2,190,202
     209        2       400028269             Westmoor Apartments                                  2,140,966
     219        2       09-0001051            Town View Apartments                                 2,036,058
-------------------------------------------------------------------------------------------------------------
     238        2       400031123             Whitewood Oaks Apartments                            1,797,348
     239        2       09-0001070            Sierra Trails Apartments                             1,796,427
     243        2       400029185             Spring Heights Fourplexes                            1,752,514
     245        2       M0264                 Executive East Apartments                            1,742,665
     252        1       400029188             Lillian Cove Duplexes                                1,657,162
-------------------------------------------------------------------------------------------------------------
     265        2       400029168             The Eagle Crest Townhome Apts.                       1,537,778
     268        2       400029182             Chatham Street Apartments                            1,494,043
     291        2       M0262                 Oakwood Heights Apartments                           1,322,392
     292        2       M0220                 121 Seaman Avenue                                    1,319,950
     293        2       M0290                 Geneva Apartments                                    1,319,405
-------------------------------------------------------------------------------------------------------------
     305        1       400030869             The Park Square Apartments                           1,098,422
     307        2       09-0001075            Shadow Glen Apartments                               1,061,977
     309        2       M0288                 Southview Apartments                                 1,045,599
     310        2       M0289                 The Crossings Apartments                               995,809
     312        2       M0364                 Riverchase Apartments                                  959,266
-------------------------------------------------------------------------------------------------------------
     313        1       400030870             Park Ridge Apartments                                  898,725
     317        2       09-0001035            The Mason Apartments                                   693,474
     318        2       M0172                 Roxbury Crossing Apartments                            621,814
     320        2       09-0001036            McKinney Avenue Apartments                             587,761
-------------------------------------------------------------------------------------------------------------

                                                                           Studios                         1 Bedroom
                                                                     -------------------------        -----------------------
Control        Group                             Utilities Paid                    Wtd. Avg.                       Wtd. Avg.
 Number        Number      County                   by Tenant        # Units        Rent/Month        # Units       Rent/Month
------------------------------------------------------------------------------------------------------------------------------
  157            1       Los Angeles              Electricity/Gas        -                  -           20              1,491
  159            2       Cobb                     Water/Electricity      -                  -           44                495
  163            2       Muscogee                 No utilities           -                  -            1                380
------------------------------------------------------------------------------------------------------------------------------
  165            1       Ouachita Parish          Electric only          -                  -           24                453
  172            1       Tarrant                  No utilities           9                295          133                380
  174            2       Duval                    Water/Electricity      -                  -           30                473
  178            1       Tarrant                  Electric only          2                380           73                449
  190            2       Clay                     Electric only          8                415           40                495
------------------------------------------------------------------------------------------------------------------------------
  199            2       Berkeley                 Electric only          -                  -           29                464
  202            2       Tarrant                  Electric only          -                  -           54                353
  206            2       Tulsa                    Electric only          -                  -           20                389
  209            2       Hancock                  Electricity/Gas        -                  -            8                400
  219            2       Dallas                   Electric only          6                255           89                404
------------------------------------------------------------------------------------------------------------------------------
  238            2       Bexar                    Electricity/Gas       34                347           30                417
  239            2       Tarrant County           No utilities           1                350           64                352
  243            2       Brazos                   Electric only          -                  -           20                415
  245            2       Benton                   No utilities           -                  -           18                400
  252            1       Faulkner                 All utilities          -                  -            -                  -
------------------------------------------------------------------------------------------------------------------------------
  265            2       Bexar                    Electric only          -                  -          105                335
  268            2       Essex                    Electric only          1                450           30                550
  291            2       Benton                   No utilities           -                  -           10                440
  292            2       New York                 Electric only          -                  -           39                574
  293            2       Benton                   No utilities           -                  -            2                395
------------------------------------------------------------------------------------------------------------------------------
  305            1       Tarrant                  Electric only          -                  -           76                345
  307            2       Dallas                   Electric only          -                  -            -                  -
  309            2       Benton                   No utilities           -                  -           11                390
  310            2       Benton                   No utilities           1                300           17                410
  312            2       Tunica                   Electricity/Gas        -                  -            -                  -
------------------------------------------------------------------------------------------------------------------------------
  313            1       Tarrant                  Electric only          -                  -            -                  -
  317            2       Dallas                   No utilities           5                550           20                659
  318            2       Suffolk                  Electricity/Gas        -                  -            -                  -
  320            2       Dallas                   No utilities           4                475           10                587
------------------------------------------------------------------------------------------------------------------------------

                                 2 Bedroom                    3 Bedroom                        4 Bedroom
                           ------------------------     -------------------------        -----------------------
   Control        Group                  Wtd. Avg.                     Wtd. Avg.                       Wtd. Avg.
    Number        Number   # Units       Rent/Month     # Units        Rent/Month        # Units       Rent/Month        Elevators
---------------------------------------------------------------------------------------------------------------------------------
     157            1          4             1,919          -                  -            -                  -       Yes
     159            2         84               594          -                  -            -                  -       No
     163            2        102               583          1                660            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------
     165            1         76               520          -                  -            -                  -       No
     172            1        168               466         12                590            -                  -       No
     174            2         62               541         11                638            -                  -       No
     178            1         45               579          -                  -            -                  -       No
     190            2         24               595         20                705            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------
     199            2         72               514         11                631            -                  -       No
     202            2        112               466          1                640            -                  -       No
     206            2         52               468         24                575            -                  -       No
     209            2         40               632          8                550            -                  -       No
     219            2         32               535          -                  -            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------
     238            2         60               512          6                575            -                  -       No
     239            2         51               490          -                  -            -                  -       No
     243            2         56               511          -                  -            -                  -       No
     245            2         36               480         18                600            -                  -       No
     252            1         42               559          -                  -            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------
     265            2         30               435          -                  -            -                  -       No
     268            2         35               650          -                  -            -                  -       No
     291            2         28               549          -                  -            -                  -       Yes
     292            2          2               761          -                  -            -                  -       Yes
     293            2         34               465         12                585            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------
     305            1         30               425          -                  -            -                  -       No
     307            2         48               588          -                  -            -                  -       No
     309            2         34               460          3                575            -                  -       No
     310            2         18               510          3                600            -                  -       No
     312            2         24               597          -                  -            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------
     313            1         20               495         22                595            -                  -       No
     317            2          -                 -          -                  -            -                  -       No
     318            2          1               930          8                945            3              1,165       No
     320            2          5               880          -                  -            -                  -       No
---------------------------------------------------------------------------------------------------------------------------------

(1) Studio is occupied by building superintendent and therefore has no monthly rent.

     As of the Cut-Off Date the Mortgage Loans had the approximate characteristics described below.


                     DISTRIBUTION OF CUT-OFF DATE BALANCES


                                   AGGREGATE




                                NUMBER OF     % OF      NUMBER OF      AGGREGATE
           RANGE OF              MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     CUT-OFF DATE BALANCES        LOANS       LOANS    PROPERTIES       BALANCE
------------------------------ ----------- ---------- ------------ -----------------
$   500,000 - $    999,999....      13         4.04%        13      $    9,892,085
$ 1,000,000 - $  1,999,999....      91        28.26         91         141,179,673
$ 2,000,000 - $  2,999,999....      64        19.88         82         159,553,894
$ 3,000,000 - $  3,999,999....      49        15.22         52         171,065,279
$ 4,000,000 - $  4,999,999....      29         9.01         42         131,320,516
$ 5,000,000 - $  5,999,999....      15         4.66         17          81,623,716
$ 6,000,000 - $  6,999,999....      10         3.11         12          65,329,158
$ 7,000,000 - $  7,999,999....       5         1.55         10          38,036,492
$ 8,000,000 - $  8,999,999....       6         1.86          6          50,376,162
$ 9,000,000 - $  9,999,999....       6         1.86          6          57,198,374
$10,000,000 - $ 11,999,999....       8         2.48          9          84,741,317
$12,000,000 - $ 13,999,999....       7         2.17          9          89,869,426
$14,000,000 - $ 16,999,999....       3         0.93          3          43,669,186
$17,000,000 - $ 19,999,999....       4         1.24          7          73,285,333
$20,000,000 - $ 24,999,999....       5         1.55          5         109,967,084
$25,000,000 - $ 49,999,999....       3         0.93          3         105,490,514
$50,000,000 - $147,597,677....       4         1.24         54         448,919,618
                                    --        -----         --      --------------
 Total/Weighted
  Average ....................     322       100.00%       421      $1,861,517,825
                                   ===       ======        ===      ==============


                                    % OF         WEIGHTED       WEIGHTED     WEIGHTED
                                  AGGREGATE       AVERAGE        AVERAGE     AVERAGE
           RANGE OF             CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     CUT-OFF DATE BALANCES         BALANCE         DSCR         LTV RATIO      RATE
------------------------------ -------------- -------------- -------------- ---------
$   500,000 -$     999,999....       0.53%          1.60x        70.8%         7.38%
$ 1,000,000 - $  1,999,999....       7.58           1.46x        71.1%         7.44%
$ 2,000,000 - $  2,999,999....       8.57           1.44x        71.7%         7.43%
$ 3,000,000 - $  3,999,999....       9.19           1.41x        71.9%         7.34%
$ 4,000,000 - $  4,999,999....       7.05           1.42x        72.0%         7.23%
$ 5,000,000 - $  5,999,999....       4.38           1.41x        74.0%         7.34%
$ 6,000,000 - $  6,999,999....       3.51           1.43x        70.9%         7.26%
$ 7,000,000 - $  7,999,999....       2.04           1.43x        73.6%         7.58%
$ 8,000,000 - $  8,999,999....       2.71           1.51x        72.5%         7.37%
$ 9,000,000 - $  9,999,999....       3.07           1.51x        71.7%         7.33%
$10,000,000 - $ 11,999,999....       4.55           1.50x        70.8%         7.35%
$12,000,000 - $ 13,999,999....       4.83           1.41x        70.2%         7.40%
$14,000,000 - $ 16,999,999....       2.35           1.38x        67.9%         7.11%
$17,000,000 - $ 19,999,999....       3.94           1.37x        69.5%         7.65%
$20,000,000 - $ 24,999,999....       5.91           1.78x        71.0%         7.99%
$25,000,000 - $ 49,999,999....       5.67           1.45x        66.2%         7.07%
$50,000,000 - $147,597,677....      24.12           1.73x        61.8%         7.29%
                                    -----
 Total/Weighted
  Average ....................     100.00%          1.53x        68.8%         7.37%
                                   ======

                     DISTRIBUTION OF CUT-OFF DATE BALANCES


                                    GROUP 1




                                NUMBER OF     % OF      NUMBER OF      AGGREGATE
           RANGE OF              MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     CUT-OFF DATE BALANCES        LOANS       LOANS    PROPERTIES       BALANCE
------------------------------ ----------- ---------- ------------ -----------------
$   500,000 - $    999,999....       5         2.69%         5      $    4,334,893
$ 1,000,000 - $  1,999,999....      59        31.72         59          93,733,457
$ 2,000,000 - $  2,999,999....      36        19.35         45          91,145,037
$ 3,000,000 - $  3,999,999....      27        14.52         28          93,364,646
$ 4,000,000 - $  4,999,999....      15         8.06         27          66,915,463
$ 5,000,000 - $  5,999,999....       5         2.69          7          28,002,421
$ 6,000,000 - $  6,999,999....       6         3.23          8          40,004,703
$ 7,000,000 - $  7,999,999....       4         2.15          9          30,394,811
$ 8,000,000 - $  8,999,999....       3         1.61          3          24,990,341
$ 9,000,000 - $  9,999,999....       3         1.61          3          28,603,746
$10,000,000 - $ 11,999,999....       4         2.15          5          42,022,120
$12,000,000 - $ 13,999,999....       5         2.69          7          63,817,796
$14,000,000 - $ 16,999,999....       1         0.54          1          15,000,000
$17,000,000 - $ 19,999,999....       4         2.15          7          73,285,333
$20,000,000 - $ 24,999,999....       3         1.61          3          66,689,673
$25,000,000 - $ 49,999,999....       3         1.61          3         109,222,740
$50,000,000 - $147,597,677....       3         1.61         39         339,770,015
                                    --        -----         --      --------------
 Total/Weighted
  Average ....................     186       100.00%       259      $1,211,297,197
                                   ===       ======        ===      ==============


                                    % OF         WEIGHTED       WEIGHTED     WEIGHTED
                                  AGGREGATE       AVERAGE        AVERAGE     AVERAGE
           RANGE OF             CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     CUT-OFF DATE BALANCES         BALANCE         DSCR         LTV RATIO      RATE
------------------------------ -------------- -------------- -------------- ---------
$   500,000 - $    999,999....       0.36%          1.67x        67.0%        7.59%
$ 1,000,000 - $  1,999,999....       7.74           1.47x        70.7%        7.51%
$ 2,000,000 - $  2,999,999....       7.52           1.45x        71.0%        7.48%
$ 3,000,000 - $  3,999,999....       7.71           1.40x        71.2%        7.45%
$ 4,000,000 - $  4,999,999....       5.52           1.41x        70.2%        7.30%
$ 5,000,000 - $  5,999,999....       2.31           1.38x        74.2%        7.25%
$ 6,000,000 - $  6,999,999....       3.30           1.37x        70.0%        7.22%
$ 7,000,000 - $  7,999,999....       2.51           1.45x        73.8%        7.59%
$ 8,000,000 - $  8,999,999....       2.06           1.39x        75.4%        7.66%
$ 9,000,000 - $  9,999,999....       2.36           1.61x        69.5%        7.46%
$10,000,000 - $ 11,999,999....       3.47           1.61x        66.5%        7.77%
$12,000,000 - $ 13,999,999....       5.27           1.47x        68.7%        7.28%
$14,000,000 - $ 16,999,999....       1.24           1.45x        52.3%        6.91%
$17,000,000 - $ 19,999,999....       6.05           1.37x        69.5%        7.65%
$20,000,000 - $ 24,999,999....       5.51           2.03x        63.6%        8.32%
$25,000,000 - $ 49,999,999....       9.02           1.46x        61.6%        7.38%
$50,000,000 - $147,597,677....      28.05           1.84x        62.0%        6.90%
                                    -----
 Total/Weighted
  Average ....................     100.00%          1.59x        66.7%        7.34%
                                   ======

                     DISTRIBUTION OF CUT-OFF DATE BALANCES



                                    GROUP 2




            RANGE OF             NUMBER OF     % OF      NUMBER OF     AGGREGATE
          CUT-OFF DATE            MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE
            BALANCES               LOANS       LOANS    PROPERTIES      BALANCE
------------------------------- ----------- ---------- ------------ --------------
$   500,000 - $    999,999.....       8         5.84%         8      $  5,557,192
$ 1,000,000 - $  1,999,999.....      32        23.36         32        47,446,216
$ 2,000,000 - $  2,999,999.....      28        20.44         37        68,408,857
$ 3,000,000 - $  3,999,999.....      22        16.06         24        77,700,632
$ 4,000,000 - $  4,999,999.....      14        10.22         15        64,405,053
$ 5,000,000 - $  5,999,999.....      10         7.30         10        53,621,295
$ 6,000,000 - $  6,999,999.....       4         2.92          4        25,324,455
$ 7,000,000 - $  7,999,999.....       1         0.73          1         7,641,681
$ 8,000,000 - $  8,999,999.....       3         2.19          3        25,385,821
$ 9,000,000 - $  9,999,999.....       3         2.19          3        28,594,628
$10,000,000 - $ 11,999,999.....       4         2.92          4        42,719,197
$12,000,000 - $ 13,999,999.....       2         1.46          2        26,051,630
$14,000,000 - $ 16,999,999.....       2         1.46          2        28,669,186
$20,000,000 - $ 24,999,999.....       2         1.46          2        43,277,411
$25,000,000 - $ 49,999,999.....       1         0.73          1        25,580,579
$50,000,000 - $147,597,677.....       1         0.73         14        79,836,798
                                     --        -----         --      ------------
 Total/Weighted
  Average .....................     137       100.00%       162      $650,220,628
                                    ===       ======        ===      ============


                                     % OF         WEIGHTED       WEIGHTED     WEIGHTED
            RANGE OF               AGGREGATE       AVERAGE        AVERAGE     AVERAGE
          CUT-OFF DATE           CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
            BALANCES                BALANCE         DSCR         LTV RATIO      RATE
------------------------------- -------------- -------------- -------------- ---------
$   500,000 - $    999,999.....       0.85%          1.54x        73.8%        7.23%
$ 1,000,000 - $  1,999,999.....       7.30           1.45x        71.8%        7.30%
$ 2,000,000 - $  2,999,999.....      10.52           1.42x        72.8%        7.37%
$ 3,000,000 - $  3,999,999.....      11.95           1.42x        72.8%        7.21%
$ 4,000,000 - $  4,999,999.....       9.91           1.43x        73.8%        7.16%
$ 5,000,000 - $  5,999,999.....       8.25           1.42x        73.9%        7.39%
$ 6,000,000 - $  6,999,999.....       3.89           1.53x        72.4%        7.32%
$ 7,000,000 - $  7,999,999.....       1.18           1.36x        73.1%        7.54%
$ 8,000,000 - $  8,999,999.....       3.90           1.63x        69.7%        7.09%
$ 9,000,000 - $  9,999,999.....       4.40           1.41x        73.9%        7.20%
$10,000,000 - $ 11,999,999.....       6.57           1.39x        75.1%        6.94%
$12,000,000 - $ 13,999,999.....       4.01           1.28x        74.0%        7.71%
$14,000,000 - $ 16,999,999.....       4.41           1.35x        76.1%        7.21%
$20,000,000 - $ 24,999,999.....       6.66           1.39x        82.4%        7.49%
$25,000,000 - $ 49,999,999.....       3.93           1.32x        79.9%        7.39%
$50,000,000 - $147,597,677.....      12.28           1.39x        61.2%        8.50%
                                     -----
 Total/Weighted
  Average .....................     100.00%          1.42x        72.7%        7.43%
                                    ======

                        DISTRIBUTION OF PROPERTY TYPES
                                   AGGREGATE

                                                                   % OF
                                                                AGGREGATE
                                  NUMBER OF      AGGREGATE       CURRENT
                                  MORTGAGED     CUT-OFF DATE    PRINCIPAL
         PROPERTY TYPE           PROPERTIES       BALANCE        BALANCE
------------------------------- ------------ ----------------- -----------
RETAIL:
-------------------------------
 Anchored Retail ..............       46      $  242,124,573       13.01%
 Unanchored Retail ............       65         196,771,060       10.57
 CTL/Retail ...................        6           9,681,825        0.52
-------------------------------       --      --------------       -----
 TOTAL ........................      117         448,577,458       24.10
LODGING:
--------------------------------
 Limited Svc. Hotel ...........       54         112,188,548        6.03
 Luxury Hotel .................        5          99,517,029        5.35
 Full Service Hotel ...........       14         100,095,662        5.38
-------------------------------      ---      --------------       -----
 TOTAL ........................       73         311,801,239       16.75
Office ........................       52         301,139,444       16.18
Multifamily ...................       72         294,076,829       15.80
Industrial ....................       56         244,082,727       13.11
Movie Theatre .................        8         104,748,392        5.63
HEALTH CARE:
--------------------------------
 Hospital .....................        3          52,372,423        2.81
 Assisted Living Facility .....        5          22,365,612        1.20
 Nursing Home, Skilled ........        3          18,864,109        1.01
-------------------------------      ---      --------------       -----
 TOTAL: .......................       11          93,602,144        5.03
Self-Storage ..................        8          19,034,594        1.02
OTHER
 Underlying Fee ...............        1          15,000,000        0.81
 Mobile Home Park .............        5          14,126,724        0.76
 Child Care ...................       14           7,544,728        0.41
 Parking Garage ...............        1           4,433,463        0.24
 Mixed Use ....................        2           1,856,989        0.10
 Auto Dealership ..............        1           1,493,092        0.08
===============================      ===      ==============       =====
Total/Weighted
 Average ......................      421      $1,861,517,825      100.00%
                                     ===      ==============      ======

                                   WEIGHTED       WEIGHTED     WEIGHTED
                                    AVERAGE        AVERAGE      AVERAGE    WEIGHTED    WEIGHTED
                                 UNDERWRITTEN   CUT-OFF DATE   MORTGAGE    AVERAGE      AVERAGE
         PROPERTY TYPE               DSCR         LTV RATIO      RATE     OCCUPANCY      UNITS
------------------------------- -------------- -------------- ---------- ----------- ------------
RETAIL:
--------------------------------
 Anchored Retail ..............       1.33x        74.9%        7.43%        95.29%   153,201.9
 Unanchored Retail ............       1.39x        72.4%        7.28%        94.96%    65,514.9
 CTL/Retail ...................       1.11x        85.9%        6.96%       100.00%    10,874.3
--------------------------------      ----         ----         ----        ------   ----------
 TOTAL ........................     1.35X          74.1%        7.36%        95.25%   111,665.6
LODGING:
--------------------------------
 Limited Svc. Hotel ...........       1.58x        69.8%        7.75%        68.03%        90.0
 Luxury Hotel .................       1.52x        61.7%        7.08%        72.12%       307.3
 Full Service Hotel ...........       1.48x        73.1%        7.61%        69.68%       217.5
--------------------------------    ------         ----         ----        ------   ----------
 TOTAL ........................     1.53X          68.2%        7.49%        69.86%       200.3
Office ........................       1.42x        71.7%        7.22%        97.48%   244,902.2
Multifamily ...................       1.39x        71.2%        7.61%        94.63%       199.4
Industrial ....................       1.72x        61.2%        7.07%        39.09%   412,256.3
Movie Theatre .................       2.06x        61.6%        6.77%       100.00%   109,529.8
HEALTH CARE:
--------------------------------
 Hospital .....................       2.32x        58.3%        9.01%        81.92%       170.6
 Assisted Living Facility .....       1.51x        68.3%        7.42%        91.67%        68.7
 Nursing Home, Skilled ........       1.90x        55.6%        7.74%        83.96%       123.8
--------------------------------    ------         ----         ----        ------   ----------
 TOTAL: .......................     2.04X          60.2%        8.37%        84.66%       136.8
Self-Storage ..................       1.46x        69.2%        7.26%        87.22%    61,352.9
OTHER
 Underlying Fee ...............       1.45x        52.3%        6.91%        NAP          NAP
 Mobile Home Park .............       1.70x        68.7%        6.74%        95.19%       354.3
 Child Care ...................       1.79x        58.8%        7.78%       100.00%     7,911.3
 Parking Garage ...............       1.13x        71.5%        7.41%       100.00%       820.0
 Mixed Use ....................       1.33x        69.3%        7.79%       100.00%    28,150.1
 Auto Dealership ..............       1.62x        47.4%        8.44%       100.00%    22,251.0
================================    ======         ====         ====        ======   ==========
Total/Weighted
 Average ......................       1.53x        68.8%        7.37%        82.82%

                        DISTRIBUTION OF PROPERTY TYPES
                                    GROUP 1




                                                                   % OF
                                                                AGGREGATE
                                  NUMBER OF      AGGREGATE       CURRENT
                                  MORTGAGED     CUT-OFF DATE    PRINCIPAL
         PROPERTY TYPE           PROPERTIES       BALANCE        BALANCE
------------------------------- ------------ ----------------- -----------
LODGING:
--------------------------------
 Limited Svc. Hotel ...........       49      $   95,237,484        7.86%
 Luxury Hotel .................        5          99,517,029        8.22
 Full Service Hotel ...........       11          59,654,620        4.92
-------------------------------       --      --------------        ----
 TOTAL ........................       65         254,409,133       21.00
RETAIL:
--------------------------------
 Anchored Retail ..............       27         129,047,069       10.65
 Unanchored Retail ............       34          86,186,418        7.12
 CTL/Retail ...................        6           9,681,825        0.80
-------------------------------       --      --------------       -----
 TOTAL ........................       67         224,915,312       18.57
Office ........................       29         215,113,405       17.76
Industrial ....................       42         207,659,656       17.14
Movie Theatre .................        8         104,748,392        8.65
HEALTH CARE:
---------------------------------------------------------------------------
 Hospital .....................        3          52,372,423        4.32
 Assisted Living Facility .....        5          22,365,612        1.85
 Nursing Home, Skilled ........        2          16,348,976        1.35
-------------------------------       --      --------------       -----
 TOTAL ........................       10          91,087,010        7.52
Multifamily ...................       12          58,835,141        4.86
Self-Storage ..................        7          17,462,734        1.44
OTHER
 Underlying Fee ...............        1          15,000,000        1.24
 Mobile Home Park .............        5          14,126,724        1.17
 Child Care ...................       12           6,446,598        0.53
 Auto Dealership ..............        1           1,493,092        0.12
===============================       ==      ==============       =====
Total/Weighted
 Average ......................      259      $1,211,297,197      100.00%
                                     ===      ==============      ======

                                   WEIGHTED       WEIGHTED     WEIGHTED
                                    AVERAGE        AVERAGE      AVERAGE    WEIGHTED    WEIGHTED
                                 UNDERWRITTEN   CUT-OFF DATE   MORTGAGE    AVERAGE      AVERAGE
         PROPERTY TYPE               DSCR         LTV RATIO      RATE     OCCUPANCY      UNITS
------------------------------- -------------- -------------- ---------- ----------- ------------
LODGING:
--------------------------------
 Limited Svc. Hotel ...........       1.62x        70.4%        7.71%        67.38%        82.8
 Luxury Hotel .................       1.52x        61.7%        7.08%        72.12%       307.3
 Full Service Hotel ...........       1.64x        67.5%        7.33%        72.18%       156.8
--------------------------------      ----         ----         ----         -----        -----
 TOTAL ........................     1.58X          66.3%        7.38%        70.36%       188.0
RETAIL:
--------------------------------
 Anchored Retail ..............       1.28x        73.9%        7.56%        95.52%   136,250.7
 Unanchored Retail ............       1.28x        72.2%        7.36%        97.11%    26,069.0
 CTL/Retail ...................       1.11x        85.9%        6.96%       100.00%    10,874.3
--------------------------------    ------         ----         ----        ------    ---------
 TOTAL ........................     1.27X          73.7%        7.46%        96.32%    88,632.6
Office ........................       1.39x        72.5%        7.20%        97.62%   302,011.7
Industrial ....................       1.77x        59.5%        7.02%        28.45%   459,738.6
Movie Theatre .................       2.06x        61.7%        6.77%       100.00%   109,485.4
HEALTH CARE:
--------------------------------------------------------------------------------------------------
 Hospital .....................       2.32x        58.3%        9.01%        81.92%       170.6
 Assisted Living Facility .....       1.51x        68.3%        7.42%        91.67%        68.7
 Nursing Home, Skilled ........       1.98x        56.4%        7.71%        83.96%       128.7
--------------------------------    ------         ----         ----        ------    ---------
 TOTAL ........................     2.06X          60.4%        8.39%        84.68%       138.0
Multifamily ...................       1.35x        68.6%        7.93%        96.77%       269.7
Self-Storage ..................       1.48x        68.5%        7.25%        87.06%    63,962.9
OTHER
 Underlying Fee ...............       1.45x        52.3%        6.91%        NAP          NAP
 Mobile Home Park .............       1.70x        68.7%        6.74%        95.19%       354.3
 Child Care ...................       1.86x        57.1%        7.75%       100.00%     7,915.4
 Auto Dealership ..............       1.62x        47.4%        8.44%       100.00%    22,251.0
================================    ======         ====         ====        ======    =========
Total/Weighted
 Average ......................       1.59x        66.7%        7.34%        77.67%

                        DISTRIBUTION OF PROPERTY TYPES
                                    GROUP 2




                                                               % OF
                                                            AGGREGATE
                                 NUMBER OF     AGGREGATE     CURRENT
                                 MORTGAGED   CUT-OFF DATE   PRINCIPAL
         PROPERTY TYPE          PROPERTIES      BALANCE      BALANCE
------------------------------ ------------ -------------- -----------
Multifamily ..................       60      $235,241,688      36.18%
RETAIL:
-------------------------------
 Unanchored Retail ...........       31       110,584,642      17.01
 Anchored Retail .............       19       113,077,504      17.39
------------------------------       --      ------------      -----
 TOTAL .......................       50       223,662,146      34.40
Office .......................       23        86,026,039      13.23
LODGING:
-------------------------------
 Full Service Hotel ..........        2        35,063,629       5.39
 Limited Svc. Hotel ..........        6        22,328,477       3.43
------------------------------       --      ------------      -----
 TOTAL .......................        8        57,392,106       8.83
Industrial ...................       14        36,423,071       5.60
Parking Garage ...............        1         4,433,463       0.68
HEALTHCARE:
-------------------------------
 Nursing Home, Skilled .......        1         2,515,134       0.39
------------------------------       --      ------------      -----
 TOTAL .......................        1         2,515,134       0.39
OTHER
 Mixed Use ...................        2         1,856,989       0.29
 Self-Storage ................        1         1,571,860       0.24
 Child Care ..................        2         1,098,131       0.17
==============================       ==      ============      =====
Total/Weighted
 Average .....................      162      $650,220,628     100.00%
                                    ===      ============     ======



                                  WEIGHTED       WEIGHTED     WEIGHTED
                                   AVERAGE        AVERAGE      AVERAGE    WEIGHTED    WEIGHTED
                                UNDERWRITTEN   CUT-OFF DATE   MORTGAGE    AVERAGE     AVERAGE
         PROPERTY TYPE              DSCR         LTV RATIO      RATE     OCCUPANCY     UNITS
------------------------------ -------------- -------------- ---------- ----------- -----------
Multifamily ..................       1.41x        71.8%        7.53%        94.09%       181.8
RETAIL:
-------------------------------
 Unanchored Retail ...........       1.47x        72.6%        7.22%        93.28%    96,257.9
 Anchored Retail .............       1.40x        76.1%        7.29%        95.03%   172,547.0
-------------------------------      ----         ----         ----         -----    ---------
 TOTAL .......................       1.44x        74.4%        7.26%        94.17%   134,827.6
Office .......................       1.50x        69.6%        7.27%        96.36%    80,067.3
LODGING:
-------------------------------
 Full Service Hotel ..........       1.25x        80.0%        8.09%        65.38%       335.6
 Limited Svc. Hotel ..........       1.28x        71.8%        7.83%        71.27%       128.2
-------------------------------    ------         ----         ----         -----    ---------
 TOTAL .......................       1.26x        76.8%        7.99%        67.67%       254.9
Industrial ...................       1.45x        70.8%        7.34%        99.75%   141,544.3
Parking Garage ...............       1.13x        71.5%        7.41%       100.00%         820
HEALTHCARE:
-------------------------------
 Nursing Home, Skilled .......       1.38x        50.3%        7.88%        84.00%          92
-------------------------------    ------         ----         ----        ------    ---------
 TOTAL .......................       1.38x        50.3%        7.88%        84.00%          92
OTHER
 Mixed Use ...................       1.33x        69.3%        7.79%       100.00%    28,150.1
 Self-Storage ................       1.27x        76.7%        7.47%        89.00%    32,357.0
 Child Care ..................       1.35x        69.1%        7.96%       100.00%     7,887.4
===============================    ======         ====         ====        ======    =========
Total/Weighted
 Average .....................       1.42x        72.7%        7.43%        92.42%

           DISTRIBUTION OF UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                   AGGREGATE




        RANGE OF         NUMBER OF     % OF      NUMBER OF      AGGREGATE
      UNDERWRITTEN        MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
          DSCR             LOANS       LOANS    PROPERTIES       BALANCE
----------------------- ----------- ---------- ------------ -----------------
1.00x - 1.10x .........       5         1.55%         5      $   10,109,784
1.11x - 1.20x .........      12         3.73         12          75,489,362
1.21x - 1.30x .........      56        17.39         63         243,577,366
1.31x - 1.40x .........      92        28.57        123         604,416,910
1.41x - 1.50x .........      58        18.01         67         229,829,840
1.51x - 1.60x .........      38        11.80         45         230,133,557
1.61x - 1.70x .........      30         9.32         32          78,939,807
1.71x - 1.80x .........      10         3.11         10          20,199,498
1.81x - 1.90x .........       7         2.17          7          37,696,554
1.91x - 2.00x .........       5         1.55         41         170,698,662
2.01x - 2.10x .........       1         0.31          8         104,748,392
2.11x - 2.20x .........       1         0.31          1           8,000,000
2.21x - 2.30x .........       3         0.93          3          20,305,133
2.31x - 2.40x .........       1         0.31          1           1,669,271
2.41x - 2.50x .........       1         0.31          1           1,395,552
2.51x - 2.85x .........       2         0.62          2          24,308,138
                             --        -----        ---      --------------
 Total/Weighted
   Average ............     322       100.00%       421      $1,861,517,825
                            ===       ======        ===      ==============



                             % OF         WEIGHTED       WEIGHTED     WEIGHTED
        RANGE OF           AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      UNDERWRITTEN       CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
          DSCR              BALANCE         DSCR         LTV RATIO      RATE
----------------------- -------------- -------------- -------------- ---------
1.00x - 1.10x .........       0.54%          1.04x        88.3%        6.89%
1.11x - 1.20x .........       4.06           1.17x        77.8%        7.68%
1.21x - 1.30x .........      13.08           1.27x        74.1%        7.41%
1.31x - 1.40x .........      32.47           1.37x        70.9%        7.51%
1.41x - 1.50x .........      12.35           1.45x        71.5%        7.24%
1.51x - 1.60x .........      12.36           1.55x        66.9%        7.22%
1.61x - 1.70x .........       4.24           1.66x        69.5%        7.36%
1.71x - 1.80x .........       1.09           1.75x        67.8%        7.42%
1.81x - 1.90x .........       2.03           1.82x        61.3%        7.92%
1.91x - 2.00x .........       9.17           1.94x        57.2%        6.93%
2.01x - 2.10x .........       5.63           2.06x        61.7%        6.77%
2.11x - 2.20x .........       0.43           2.14x        49.4%        7.22%
2.21x - 2.30x .........       1.09           2.27x        56.1%        8.62%
2.31x - 2.40x .........       0.09           2.31x        59.2%        7.79%
2.41x - 2.50x .........       0.07           2.41x        45.8%        7.13%
2.51x - 2.85x .........       1.31           2.81x        60.1%        9.06%
                             -----
 Total/Weighted
   Average ............     100.00%          1.53x        68.8%        7.37%
                            ======

           DISTRIBUTION OF UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                    GROUP 1




       RANGE OF         NUMBER OF     % OF      NUMBER OF      AGGREGATE
     UNDERWRITTEN        MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
         DSCR             LOANS       LOANS    PROPERTIES       BALANCE
---------------------- ----------- ---------- ------------ -----------------
1.00x - 1.10x ........       5         2.69%         5      $   10,109,784
1.11x - 1.20x ........       7         3.76          7          43,062,222
1.21x - 1.30x ........      38        20.43         41         149,159,558
1.31x - 1.40x ........      48        25.81         59         336,487,423
1.41x - 1.50x ........      28        15.05         36         128,249,471
1.51x - 1.60x ........      17         9.14         23         138,132,686
1.61x - 1.70x ........      19        10.22         21          46,145,771
1.71x - 1.80x ........       7         3.76          7          10,951,378
1.81x - 1.90x ........       4         2.15          4          25,873,755
1.91x - 2.00x ........       5         2.69         41         170,698,662
2.01x - 2.10x ........       1         0.54          8         104,748,392
2.21x - 2.30x ........       3         1.61          3          20,305,133
2.31x - 2.40x ........       1         0.54          1           1,669,271
2.41x - 2.50x ........       1         0.54          1           1,395,552
2.51x - 2.85x ........       2         1.08          2          24,308,138
                            --        -----         --      --------------
 Total/Weighted
   Average ...........     186       100.00%       259      $1,211,297,197
                           ===       ======        ===      ==============



                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
       RANGE OF           AGGREGATE       AVERAGE        AVERAGE     AVERAGE
     UNDERWRITTEN       CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
         DSCR              BALANCE         DSCR         LTV RATIO      RATE
---------------------- -------------- -------------- -------------- ---------
1.00x - 1.10x ........       0.83%          1.04x        88.3%        6.89%
1.11x - 1.20x ........       3.56           1.17x        78.0%        7.92%
1.21x - 1.30x ........      12.31           1.27x        72.5%        7.28%
1.31x - 1.40x ........      27.78           1.37x        70.6%        7.40%
1.41x - 1.50x ........      10.59           1.44x        69.1%        7.37%
1.51x - 1.60x ........      11.40           1.54x        63.5%        7.22%
1.61x - 1.70x ........       3.81           1.66x        66.8%        7.56%
1.71x - 1.80x ........       0.90           1.76x        70.0%        7.56%
1.81x - 1.90x ........       2.14           1.81x        59.3%        8.26%
1.91x - 2.00x ........      14.09           1.94x        57.2%        6.93%
2.01x - 2.10x ........       8.65           2.06x        61.7%        6.77%
2.21x - 2.30x ........       1.68           2.27x        56.1%        8.62%
2.31x - 2.40x ........       0.14           2.31x        59.2%        7.79%
2.41x - 2.50x ........       0.12           2.41x        45.8%        7.13%
2.51x - 2.85x ........       2.01           2.81x        60.1%        9.06%
                            -----
 Total/Weighted
   Average ...........     100.00%          1.59x        66.7%        7.34%
                           ======

           DISTRIBUTION OF UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                    GROUP 2




                                                                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF       NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
    UNDERWRITTEN      MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
        DSCR           LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
1.11x - 1.20x .....       5         3.65%         5      $ 32,427,140        4.99%          1.16x        77.4%        7.36%
1.21x - 1.30x .....      18        13.14         22        94,417,808       14.52           1.26x        76.7%        7.62%
1.31x - 1.40x .....      45        32.85         64       267,929,486       41.21           1.36x        71.4%        7.65%
1.41x - 1.50x .....      30        21.90         31       101,580,369       15.62           1.47x        74.6%        7.07%
1.51x - 1.60x .....      21        15.33         22        92,000,870       14.15           1.55x        72.2%        7.23%
1.61x - 1.70x .....      11         8.03         11        32,794,036        5.04           1.65x        73.2%        7.07%
1.71x - 1.80x .....       3         2.19          3         9,248,120        1.42           1.75x        65.3%        7.25%
1.81x - 1.90x .....       3         2.19          3        11,822,799        1.82           1.84x        65.7%        7.19%
2.11x - 2.20x .....       1         0.73          1         8,000,000        1.23           2.14x        49.4%        7.22%
                         --        -----         --      ------------       -----
 Total/Weighted
   Average ........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                        ===       ======        ===      ============      ======

                         DISTRIBUTION OF MORTGAGE RATES


                                   AGGREGATE




                        NUMBER OF     % OF      NUMBER OF      AGGREGATE
       RANGE OF          MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
    MORTGAGE RATES        LOANS       LOANS    PROPERTIES       BALANCE
---------------------- ----------- ---------- ------------ -----------------
6.0001% - 6.2500%.....       2         0.62%         2      $    9,514,000
6.2501% - 6.5000%.....       2         0.62          2          16,189,014
6.5001% - 6.7500%.....       2         0.62          2          51,050,000
6.7501% - 7.0000%.....      34        10.56         70         405,382,348
7.0001% - 7.2500%.....      89        27.64         98         399,920,819
7.2501% - 7.5000%.....      96        29.81        108         490,853,510
7.5001% - 7.7500%.....      48        14.91         59         161,061,476
7.7501% - 8.0000%.....      26         8.07         34          64,001,571
8.0001% - 8.2500%.....      10         3.11         19          56,256,804
8.2501% - 8.5000%.....       8         2.48         22         168,362,622
8.5001% - 8.7500%.....       2         0.62          2           4,017,112
8.7501% - 9.0000%.....       1         0.31          1           3,470,313
9.2501% - 9.5000%.....       2         0.62          2          31,438,237
                            --        -----        ---      --------------
 Total/Weighted
   Average ...........     322       100.00%       421      $1,861,517,825
                           ===       ======        ===      ==============



                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
                          AGGREGATE       AVERAGE        AVERAGE     AVERAGE
       RANGE OF         CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    MORTGAGE RATES         BALANCE         DSCR         LTV RATIO      RATE
---------------------- -------------- -------------- -------------- ---------
6.0001% - 6.2500%.....       0.51%          1.68x        62.7%        6.17%
6.2501% - 6.5000%.....       0.87           1.44x        74.3%        6.40%
6.5001% - 6.7500%.....       2.74           1.53x        56.0%        6.74%
6.7501% - 7.0000%.....      21.78           1.80x        64.2%        6.87%
7.0001% - 7.2500%.....      21.48           1.42x        72.1%        7.12%
7.2501% - 7.5000%.....      26.37           1.39x        72.7%        7.36%
7.5001% - 7.7500%.....       8.65           1.52x        68.6%        7.62%
7.7501% - 8.0000%.....       3.44           1.52x        70.2%        7.86%
8.0001% - 8.2500%.....       3.02           1.30x        74.5%        8.09%
8.2501% - 8.5000%.....       9.04           1.43x        63.6%        8.45%
8.5001% - 8.7500%.....       0.22           1.39x        73.5%        8.57%
8.7501% - 9.0000%.....       0.19           1.23x        73.1%        8.83%
9.2501% - 9.5000%.....       1.69           2.66x        59.5%        9.47%
                            -----
 Total/Weighted
   Average ...........     100.00%          1.53x        68.8%        7.37%
                           ======

                         DISTRIBUTION OF MORTGAGE RATES


                                    GROUP 1




                        NUMBER OF     % OF      NUMBER OF      AGGREGATE
       RANGE OF          MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
    MORTGAGE RATES        LOANS       LOANS    PROPERTIES       BALANCE
---------------------- ----------- ---------- ------------ -----------------
6.0001% - 6.2500%.....       2         1.08%         2      $    9,514,000
6.2501% - 6.5000%.....       1         0.54          1           4,350,000
6.5001% - 6.7500%.....       2         1.08          2          51,050,000
6.7501% - 7.0000%.....      15         8.06         50         307,217,854
7.0001% - 7.2500%.....      36        19.35         44         200,982,659
7.2501% - 7.5000%.....      59        31.72         67         327,735,173
7.5001% - 7.7500%.....      33        17.74         44         126,961,153
7.7501% - 8.0000%.....      21        11.29         27          51,517,775
8.0001% - 8.2500%.....       5         2.69         10           9,883,946
8.2501% - 8.5000%.....       7         3.76          7          83,158,975
8.5001% - 8.7500%.....       2         1.08          2           4,017,112
8.7501% - 9.0000%.....       1         0.54          1           3,470,313
9.2501% - 9.5000%.....       2         1.08          2          31,438,237
                            --        -----         --      --------------
 Total/Weighted
   Average ...........     186       100.00%       259      $1,211,297,197
                           ===       ======        ===      ==============



                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
                          AGGREGATE       AVERAGE        AVERAGE     AVERAGE
       RANGE OF         CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    MORTGAGE RATES         BALANCE         DSCR         LTV RATIO      RATE
---------------------- -------------- -------------- -------------- ---------
6.0001% - 6.2500%.....       0.79%          1.68x        62.7%        6.17%
6.2501% - 6.5000%.....       0.36           1.48x        75.0%        6.49%
6.5001% - 6.7500%.....       4.21           1.53x        56.0%        6.74%
6.7501% - 7.0000%.....      25.36           1.90x        59.9%        6.85%
7.0001% - 7.2500%.....      16.59           1.38x        71.7%        7.10%
7.2501% - 7.5000%.....      27.06           1.40x        71.4%        7.36%
7.5001% - 7.7500%.....      10.48           1.55x        67.5%        7.63%
7.7501% - 8.0000%.....       4.25           1.52x        71.7%        7.85%
8.0001% - 8.2500%.....       0.82           1.46x        68.8%        8.08%
8.2501% - 8.5000%.....       6.87           1.45x        65.7%        8.40%
8.5001% - 8.7500%.....       0.33           1.39x        73.5%        8.57%
8.7501% - 9.0000%.....       0.29           1.23x        73.1%        8.83%
9.2501% - 9.5000%.....       2.60           2.66x        59.5%        9.47%
                            -----
 Total/Weighted
   Average ...........     100.00%          1.59x        66.7%        7.34%
                           ======

                         DISTRIBUTION OF MORTGAGE RATES


                                    GROUP 2




                                                                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
                         NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
        RANGE OF          MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     MORTGAGE RATES        LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
----------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
6.2501% - 6.5000%......       1         0.73%         1      $ 11,839,014        1.82%          1.42x        74.0%        6.37%
6.7501% - 7.0000% .....      19        13.87         20        98,164,494       15.10           1.50x        77.5%        6.90%
7.0001% - 7.2500% .....      53        38.69         54       198,938,160       30.60           1.46x        72.6%        7.15%
7.2501% - 7.5000% .....      37        27.01         41       163,118,337       25.09           1.36x        75.4%        7.37%
7.5001% - 7.7500% .....      15        10.95         15        34,100,323        5.24           1.38x        72.6%        7.59%
7.7501% - 8.0000% .....       5         3.65          7        12,483,796        1.92           1.50x        64.0%        7.89%
8.0001% - 8.2500% .....       5         3.65          9        46,372,858        7.13           1.27x        75.7%        8.09%
8.2501% - 8.5000% .....       2         1.46         15        85,203,646       13.10           1.40x        61.7%        8.49%
                             --        -----         --      ------------       -----
 Total/Weighted
   Average ............     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                            ===       ======        ===      ============      ======

                       DISTRIBUTION OF AMORTIZATION TYPES


                                   AGGREGATE




                        NUMBER OF     % OF      NUMBER OF      AGGREGATE
                         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
   AMORTIZATION TYPE      LOANS       LOANS    PROPERTIES       BALANCE
---------------------- ----------- ---------- ------------ -----------------
Balloon ..............     248        77.02%       308      $1,198,449,586
Hyperamortizing ......      19         5.90         58         509,858,596
Fully Amortizing .....      55        17.08         55         153,209,643
                           ---        -----        ---      --------------
 Total/Weighted
   Average ...........     322       100.00%       421      $1,861,517,825
                           ===       ======        ===      ==============



                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
                          AGGREGATE       AVERAGE        AVERAGE     AVERAGE
                        CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
   AMORTIZATION TYPE       BALANCE         DSCR         LTV RATIO      RATE
---------------------- -------------- -------------- -------------- ---------
Balloon ..............      64.38%          1.45x        70.4%        7.49%
Hyperamortizing ......      27.39           1.73x        64.5%        7.09%
Fully Amortizing .....       8.23           1.43x        70.5%        7.40%
                            -----
 Total/Weighted
   Average ...........     100.00%          1.53x        68.8%        7.37%
                           ======

                       DISTRIBUTION OF AMORTIZATION TYPES


                                    GROUP 1




                        NUMBER OF     % OF      NUMBER OF      AGGREGATE
                         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
   AMORTIZATION TYPE      LOANS       LOANS    PROPERTIES       BALANCE
---------------------- ----------- ---------- ------------ -----------------
Balloon ..............     116        62.37%       150      $  583,962,934
Hyperamortizing ......      15         8.06         54         474,124,619
Fully Amortizing .....      55        29.57         55         153,209,643
                           ---        -----        ---      --------------
 Total/Weighted
   Average ...........     186       100.00%       259      $1,211,297,197
                           ===       ======        ===      ==============



                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
                          AGGREGATE       AVERAGE        AVERAGE     AVERAGE
                        CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
   AMORTIZATION TYPE       BALANCE         DSCR         LTV RATIO      RATE
---------------------- -------------- -------------- -------------- ---------
Balloon ..............      48.21%          1.49x        68.4%        7.53%
Hyperamortizing ......      39.14           1.76x        63.4%        7.08%
Fully Amortizing .....      12.65           1.43x        70.5%        7.40%
                            -----
 Total/Weighted
   Average ...........     100.00%          1.59x        66.7%        7.34%
                           ======

                       DISTRIBUTION OF AMORTIZATION TYPES


                                    GROUP 2




                                                                               % OF         WEIGHTED       WEIGHTED     WEIGHTED
                        NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
                         MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
   AMORTIZATION TYPE      LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
---------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
Balloon ..............     133        97.08%       158      $614,486,652       94.50%          1.42x        72.3%        7.44%
Hyperamortizing ......       4         2.92          4        35,733,976        5.50           1.34x        78.9%        7.31%
                           ---        -----        ---      ------------       -----
 Total/Weighted
   Average ...........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                           ===       ======        ===      ============      ======

                   DISTRIBUTION OF ORIGINAL AMORTIZATION TERM


                                   AGGREGATE




         RANGE OF           NUMBER OF     % OF      NUMBER OF      AGGREGATE
         ORIGINAL            MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     AMORTIZATION TERM        LOANS       LOANS    PROPERTIES       BALANCE
-------------------------- ----------- ---------- ------------ -----------------
Interest Only ............       2         0.62%         2      $   23,000,000
144 - 180 Months .........       7         2.17          7          14,793,326
181 - 240 Months .........      54        16.77         65         144,892,457
241 - 300 Months .........     104        32.30        153         626,385,216
301 - 324 Months .........       3         0.93         17         116,284,819
325 - 360 Months .........     152        47.21        177         936,162,007
                               ---        -----        ---      --------------
 Total/Weighted
   Average ...............     322       100.00%       421      $1,861,517,825
                               ===       ======        ===      ==============



                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
         RANGE OF             AGGREGATE       AVERAGE        AVERAGE     AVERAGE
         ORIGINAL           CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     AMORTIZATION TERM         BALANCE         DSCR         LTV RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------
Interest Only ............       1.24%          1.69x        51.3%        7.02%
144 - 180 Months .........       0.79           1.40x        65.9%        7.22%
181 - 240 Months .........       7.78           1.45x        69.5%        7.46%
241 - 300 Months .........      33.65           1.63x        65.3%        7.41%
301 - 324 Months .........       6.25           1.39x        62.1%        8.42%
325 - 360 Months .........      50.29           1.48x        72.3%        7.21%
                                -----
 Total/Weighted
   Average ...............     100.00%          1.53x        68.8%        7.37%
                               ======

                   DISTRIBUTION OF ORIGINAL AMORTIZATION TERM


                                    GROUP 1




         RANGE OF           NUMBER OF     % OF      NUMBER OF      AGGREGATE
         ORIGINAL            MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     AMORTIZATION TERM        LOANS       LOANS    PROPERTIES       BALANCE
-------------------------- ----------- ---------- ------------ -----------------
Interest Only ............       1         0.54%         1      $   15,000,000
144 - 180 Months .........       6         3.23          6          10,359,863
181 - 240 Months .........      53        28.49         64         142,903,078
241 - 300 Months .........      69        37.10        112         509,972,358
301 - 324 Months .........       2         1.08          2          31,286,395
325 - 360 Months .........      55        29.57         74         501,775,503
                                --        -----        ---      --------------
 Total/Weighted
   Average ...............     186       100.00%       259      $1,211,297,197
                               ===       ======        ===      ==============



                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
         RANGE OF             AGGREGATE       AVERAGE        AVERAGE     AVERAGE
         ORIGINAL           CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     AMORTIZATION TERM         BALANCE         DSCR         LTV RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------
Interest Only ............       1.24%          1.45x        52.3%        6.91%
144 - 180 Months .........       0.86           1.51x        63.4%        7.15%
181 - 240 Months .........      11.80           1.44x        69.7%        7.46%
241 - 300 Months .........      42.10           1.70x        63.8%        7.35%
301 - 324 Months .........       2.58           1.38x        61.6%        8.46%
325 - 360 Months .........      41.42           1.54x        69.7%        7.24%
                                -----
 Total/Weighted
   Average ...............     100.00%          1.59x        66.7%       7.34 %
                               ======

                  DISTRIBUTION OF ORIGINAL AMORTIZATION TERM


                                    GROUP 2




                                                                             % OF         WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF        NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      ORIGINAL         MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
  AMORTIZATION TERM     LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
-------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
Interest Only ......       1         0.73%         1      $  8,000,000        1.23%          2.14x        49.4%        7.22%
144 - 180 Months ...       1         0.73          1         4,433,463        0.68           1.13x        71.5%        7.41%
181 - 240 Months ...       1         0.73          1         1,989,379        0.31           1.71x        59.4%        7.12%
241 - 300 Months ...      35        25.55         41       116,412,858       17.90           1.36x        72.1%        7.71%
301 - 324 Months ...       2         1.46         15        84,998,424       13.07           1.39x        62.2%        8.41%
325 - 360 Months ...      97        70.80        103       434,386,504       66.81           1.43x        75.4%        7.17%
                          --        -----        ---      ------------       -----
 Total/Weighted
   Average .........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                         ===       ======        ===      ============      ======

                  DISTRIBUTION OF REMAINING AMORTIZATION TERM


                                   AGGREGATE




         RANGE OF           NUMBER OF     % OF      NUMBER OF      AGGREGATE
         REMAINING           MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     AMORTIZATION TERM        LOANS       LOANS    PROPERTIES       BALANCE
-------------------------- ----------- ---------- ------------ -----------------
Interest Only ............       3         0.93%         3      $   70,000,000
131 - 150 Months .........       1         0.31          1           1,180,618
171 - 190 Months .........       6         1.86          6          13,612,708
191 - 210 Months .........       1         0.31          1           1,657,162
211 - 230 Months .........       4         1.24          4           7,957,917
231 - 250 Months .........      51        15.84         62         141,419,063
251 - 270 Months .........       2         0.62          2          11,303,406
271 - 290 Months .........       5         1.55          5          18,966,033
291 - 310 Months .........      94        29.19        143         542,974,093
311 - 330 Months .........       3         0.93         17         116,284,819
331 - 360 Months .........     152        47.20        177         936,162,007
                               ---        -----        ---      --------------
 Total/Weighted
   Average ...............     322       100.00%       421      $1,861,517,825
                               ===       ======        ===      ==============



                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
         RANGE OF             AGGREGATE       AVERAGE        AVERAGE     AVERAGE
         REMAINING          CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     AMORTIZATION TERM         BALANCE         DSCR         LTV RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------
Interest Only ............       3.76%          1.60x        52.9%        6.84%
131 - 150 Months .........       0.06           1.68x        58.3%        8.17%
171 - 190 Months .........       0.73           1.37x        66.5%        7.14%
191 - 210 Months .........       0.09           1.20x        78.9%        6.97%
211 - 230 Months .........       0.43           1.21x        84.2%        7.67%
231 - 250 Months .........       7.60           1.46x        68.7%        7.44%
251 - 270 Months .........       0.61           1.32x        77.1%        7.33%
271 - 290 Months .........       1.02           1.34x        75.8%        8.21%
291 - 310 Months .........      29.17           1.66x        65.6%        7.45%
311 - 330 Months .........       6.25           1.39x        62.1%        8.42%
331 - 360 Months .........      50.29           1.48x        72.3%        7.21%
                                -----
 Total/Weighted
   Average ...............     100.00%          1.53x        68.8%        7.37%
                               ======

                  DISTRIBUTION OF REMAINING AMORTIZATION TERM


                                    GROUP 1




         RANGE OF           NUMBER OF     % OF      NUMBER OF      AGGREGATE
         REMAINING           MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     AMORTIZATION TERM        LOANS       LOANS    PROPERTIES       BALANCE
-------------------------- ----------- ---------- ------------ -----------------
Interest Only ............       2         1.08%         2      $   62,000,000
131 - 150 Months .........       1         0.54          1           1,180,618
171 - 190 Months .........       5         2.69          5           9,179,245
191 - 210 Months .........       1         0.54          1           1,657,162
211 - 230 Months .........       4         2.15          4           7,957,917
231 - 250 Months .........      50        26.88         61         139,429,684
251 - 270 Months .........       2         1.08          2          11,303,406
271 - 290 Months .........       5         2.69          5          18,966,033
291 - 310 Months .........      59        31.72        102         426,561,235
311 - 330 Months .........       2         1.08          2          31,286,395
331 - 360 Months .........      55        29.57         74         501,775,503
                                --        -----        ---      --------------
 Total/Weighted
   Average ...............     186       100.00%       259      $1,211,297,197
                               ===       ======        ===      ==============


                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
         RANGE OF             AGGREGATE       AVERAGE        AVERAGE     AVERAGE
         REMAINING          CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     AMORTIZATION TERM         BALANCE         DSCR         LTV RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------
Interest Only ............       5.12%          1.53x        53.4%        6.79%
131 - 150 Months .........       0.10           1.68x        58.3%        8.17%
171 - 190 Months .........       0.76           1.49x        64.1%        7.01%
191 - 210 Months .........       0.14           1.20x        78.9%        6.97%
211 - 230 Months .........       0.66           1.21x        84.2%        7.67%
231 - 250 Months .........      11.51           1.46x        68.8%        7.45%
251 - 270 Months .........       0.93           1.32x        77.1%        7.33%
271 - 290 Months .........       1.57           1.34x        75.8%        8.21%
291 - 310 Months .........      35.22           1.74x        63.9%        7.38%
311 - 330 Months .........       2.58           1.38x        61.6%        8.46%
331 - 360 Months .........      41.42           1.54x        69.7%        7.24%
                                -----
 Total/Weighted
   Average ...............     100.00%          1.59x        66.7%        7.34%
                               ======

                  DISTRIBUTION OF REMAINING AMORTIZATION TERM


                                    GROUP 2




                                                                                 % OF         WEIGHTED       WEIGHTED     WEIGHTED
        RANGE OF          NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
        REMAINING          MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    AMORTIZATION TERM       LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
------------------------ ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
Interest Only ..........       1         0.73%         1      $  8,000,000        1.23%          2.14x        49.4%        7.22%
171 - 190 Months .......       1         0.73          1         4,433,463        0.68           1.13x        71.5%        7.41%
231 - 250 Months .......       1         0.73          1         1,989,379        0.31           1.71x        59.4%        7.12%
291 - 310 Months .......      35        25.55         41       116,412,858       17.90           1.36x        72.1%        7.71%
311 - 330 Months .......       2         1.46         15        84,998,424       13.07           1.39x        62.2%        8.41%
331 - 360 Months .......      97        70.80        103       434,386,504       66.81           1.43x        75.4%        7.17%
                              --        -----        ---      ------------       -----
 Total/Weighted
  Average ..............     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                             ===       ======        ===      ============      ======

      DISTRIBUTION OF ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE


                                   AGGREGATE




                            NUMBER OF     % OF      NUMBER OF      AGGREGATE
       ORIGINAL TERM         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
        TO MATURITY           LOANS       LOANS    PROPERTIES       BALANCE
-------------------------- ----------- ---------- ------------ -----------------
 84 - 120 Months .........     253        78.57%       351      $1,563,178,208
121 - 180 Months .........      20         6.21         21         155,489,837
181 - 240 Months .........      46        14.29         46         127,401,004
241 - 260 Months .........       3         0.93          3          15,448,776
                               ---        -----        ---      --------------
 Total/Weighted
   Average ...............     322       100.00%       421      $1,861,517,825
                               ===       ======        ===      ==============



                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
                              AGGREGATE       AVERAGE        AVERAGE     AVERAGE
       ORIGINAL TERM        CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
        TO MATURITY            BALANCE         DSCR         LTV RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------
 84 - 120 Months .........      83.97%          1.55x        68.2%        7.38%
121 - 180 Months .........       8.35           1.38x        72.4%        7.22%
181 - 240 Months .........       6.84           1.43x        70.3%        7.45%
241 - 260 Months .........       0.83           1.34x        76.2%        7.22%
                                -----
 Total/Weighted
   Average ...............     100.00%          1.53x        68.8%        7.37%
                               ======

      DISTRIBUTION OF ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE


                                    GROUP 1




         RANGE OF           NUMBER OF     % OF      NUMBER OF      AGGREGATE
       ORIGINAL TERM         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
        TO MATURITY           LOANS       LOANS    PROPERTIES       BALANCE
-------------------------- ----------- ---------- ------------ -----------------
 84 - 120 Months .........     118        63.44%       190      $  916,050,656
121 - 180 Months .........      19        10.22         20         152,396,761
181 - 240 Months .........      46        24.73         46         127,401,004
241 - 260 Months .........       3         1.61          3          15,448,776
                               ---        -----        ---      --------------
 Total/Weighted
   Average ...............     186       100.00%       259      $1,211,297,197
                               ===       ======        ===      ==============



                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
         RANGE OF             AGGREGATE       AVERAGE        AVERAGE     AVERAGE
       ORIGINAL TERM        CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
        TO MATURITY            BALANCE         DSCR         LTV RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------
 84 - 120 Months .........      75.63%          1.65x        65.1%        7.34%
121 - 180 Months .........      12.58           1.38x        72.2%        7.22%
181 - 240 Months .........      10.52           1.43x        70.3%        7.45%
241 - 260 Months .........       1.28           1.34x        76.2%        7.22%
                                -----
 Total/Weighted
   Average ...............     100.00%          1.59x        66.7%        7.34%
                               ======

      DISTRIBUTION OF ORIGINAL TERM TO MATURITY/ANTICIPATED REPAYMENT DATE


                                    GROUP 2




                                                                             % OF         WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF        NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
    ORIGINAL TERM      MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     TO MATURITY        LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
-------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
 84 - 120 Months ...     136        99.27%       161      $647,127,552       99.52%          1.42x        72.7%        7.43%
121 - 180 Months ...       1         0.73          1         3,093,076        0.48           1.34x        79.3%        7.36%
                         ---        -----        ---      ------------       -----
 Total/Weighted
   Average .........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                         ===       ======        ===      ============      ======

     DISTRIBUTION OF REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE


                                   AGGREGATE




         RANGE OF           NUMBER OF     % OF      NUMBER OF      AGGREGATE
         REMAINING           MORTGAGE   MORTGAGE    MORTGAGED    CUT-OFF DATE
     TERM TO MATURITY         LOANS       LOANS    PROPERTIES       BALANCE
-------------------------- ----------- ---------- ------------ ----------------
 51 -  70 Months .........       1         0.31%         1      $   18,780,204
 71 -  90 Months .........       3         0.93          3          16,435,134
 91 - 110 Months .........       4         1.24          4          20,645,959
111 - 130 Months .........     249        77.33        348       1,609,291,139
131 - 150 Months .........       2         0.62          2           4,178,056
151 - 170 Months .........       2         0.62          2           6,689,339
171 - 190 Months .........      12         3.73         12          42,648,215
191 - 210 Months .........       1         0.31          1           1,657,162
211 - 230 Months .........       4         1.24          4           7,957,917
231 - 250 Months .........      43        13.35         43         123,927,610
251 - 270 Months .........       1         0.31          1           9,307,092
                               ---        -----        ---      --------------
 Total/Weighted
   Average ...............     322       100.00%       421      $1,861,517,825
                               ===       ======        ===      ==============



                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
         RANGE OF             AGGREGATE       AVERAGE        AVERAGE     AVERAGE
         REMAINING          CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     TERM TO MATURITY          BALANCE         DSCR         LTV RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------
 51 -  70 Months .........       1.01%          1.17x        76.7%        8.32%
 71 -  90 Months .........       0.88           1.27x        78.5%        7.27%
 91 - 110 Months .........       1.11           1.34x        75.8%        7.93%
111 - 130 Months .........      86.45           1.55x        68.2%        7.35%
131 - 150 Months .........       0.22           1.39x        70.6%        7.18%
151 - 170 Months .........       0.36           1.21x        75.2%        8.70%
171 - 190 Months .........       2.29           1.35x        73.1%        7.25%
191 - 210 Months .........       0.09           1.20x        78.9%        6.97%
211 - 230 Months .........       0.43           1.21x        84.2%        7.67%
231 - 250 Months .........       6.66           1.44x        69.4%        7.42%
251 - 270 Months .........       0.50           1.32x        78.9%        7.26%
                                -----
 Total/Weighted
   Average ...............     100.00%          1.53x        68.8%        7.37%
                               ======

     DISTRIBUTION OF REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE


                                    GROUP 1




         RANGE OF           NUMBER OF     % OF      NUMBER OF      AGGREGATE
         REMAINING           MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
     TERM TO MATURITY         LOANS       LOANS    PROPERTIES       BALANCE
-------------------------- ----------- ---------- ------------ -----------------
 51 -  70 Months .........       1         0.54%         1      $   18,780,204
 71 -  90 Months .........       2         1.08          2           5,755,534
 91 - 110 Months .........       3         1.61          3          13,004,278
111 - 120 Months .........     115        61.83        188         977,391,791
131 - 150 Months .........       2         1.08          2           4,178,056
151 - 170 Months .........       2         1.08          2           6,689,339
171 - 190 Months .........      12         6.45         12          42,648,215
191 - 210 Months .........       1         0.54          1           1,657,162
211 - 230 Months .........       4         2.15          4           7,957,917
231 - 250 Months .........      43        23.12         43         123,927,610
251 - 270 Months .........       1         0.54          1           9,307,092
                               ---        -----        ---      --------------
 Total/Weighted
   Average ...............     186       100.00%       259      $1,211,297,197
                               ===       ======        ===      ==============



                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
         RANGE OF             AGGREGATE       AVERAGE        AVERAGE     AVERAGE
         REMAINING          CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     TERM TO MATURITY          BALANCE         DSCR         LTV RATIO      RATE
-------------------------- -------------- -------------- -------------- ---------
 51 -  70 Months .........       1.55%          1.17x        76.7%        8.32%
 71 -  90 Months .........       0.48           1.30x        76.8%        7.16%
 91 - 110 Months .........       1.07           1.33x        77.3%        8.16%
111 - 120 Months .........      80.69           1.64x        65.4%        7.29%
131 - 150 Months .........       0.34           1.39x        70.6%        7.18%
151 - 170 Months .........       0.55           1.21x        75.2%        8.70%
171 - 190 Months .........       3.52           1.35x        73.1%        7.25%
191 - 210 Months .........       0.14           1.20x        78.9%        6.97%
211 - 230 Months .........       0.66           1.21x        84.2%        7.67%
231 - 250 Months .........      10.23           1.44x        69.4%        7.42%
251 - 270 Months .........       0.77           1.32x        78.9%        7.26%
                                -----
 Total/Weighted
   Average ...............     100.00%          1.59x        66.7%       7.34 %
                               ======

     DISTRIBUTION OF REMAINING TERM TO MATURITY/ANTICIPATED REPAYMENT DATE


                                    GROUP 2




                                                                              % OF         WEIGHTED       WEIGHTED     WEIGHTED
       RANGE OF        NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      REMAINING         MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
   TERM TO MATURITY      LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
--------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
 71 -  90 Months            1         0.73%         1      $ 10,679,600        1.64%          1.26x        79.4%        7.33%
 91 - 110 Months            1         0.73          1         7,641,681        1.18           1.36x        73.1%        7.54%
111 - 130 Months          135        98.54        160       631,899,347       97.18           1.42x        72.6%        7.43%
                          ---        -----        ---      ------------       -----
 Total/Weighted
   Average ..........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                          ===       ======        ===      ============      ======

                    DISTRIBUTION OF CUT-OFF DATE LTV RATIOS


                                   AGGREGATE




        RANGE OF          NUMBER OF     % OF      NUMBER OF      AGGREGATE
      CUT-OFF DATE         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
       LTV RATIOS           LOANS       LOANS    PROPERTIES       BALANCE
------------------------ ----------- ---------- ------------ -----------------
30.1% -  50.0% .........       7         2.17%         7     $   18,402,755
50.1% -  60.0% .........      24         7.45         60        321,451,506
60.1% -  65.0% .........      33        10.25         61        351,671,704
65.1% -  70.0% .........      44        13.66         63        145,240,871
70.1% -  75.0% .........     121        37.58        134        562,464,197
75.1% -  80.0% .........      71        22.05         74        349,040,666
80.1% -  85.0% .........      14         4.35         14         72,712,832
85.1% -  90.0% .........       6         1.86          6         36,959,182
95.1% - 100.0% .........       2         0.62          2          3,574,111
                             ---        -----        ---     --------------
 Total/Weighted
   Average .............     322       100.00%       421     $1,861,517,825
                             ===       ======        ===     ==============



                              % OF         WEIGHTED       WEIGHTED     WEIGHTED
        RANGE OF            AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      CUT-OFF DATE        CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
       LTV RATIOS            BALANCE         DSCR         LTV RATIO      RATE
------------------------ -------------- -------------- -------------- ---------
30.1% -  50.0% .........       0.99%          2.07x        47.6%        7.16%
50.1% -  60.0% .........      17.27           1.78x        56.1%        7.22%
60.1% -  65.0% .........      18.89           1.73x        61.9%        7.65%
65.1% -  70.0% .........       7.80           1.46x        67.9%        7.35%
70.1% -  75.0% .........      30.22           1.41x        72.5%        7.32%
75.1% -  80.0% .........      18.75           1.36x        78.3%        7.32%
80.1% -  85.0% .........       3.91           1.29x        81.2%        7.24%
85.1% -  90.0% .........       1.99           1.29x        86.9%        7.72%
95.1% - 100.0% .........       0.19           1.00x        97.0%        7.04%
                              -----
 Total/Weighted
   Average .............     100.00%          1.53x        68.8%        7.37%
                             ======

                    DISTRIBUTION OF CUT-OFF DATE LTV RATIOS


                                    GROUP 1




        RANGE OF          NUMBER OF     % OF      NUMBER OF      AGGREGATE
      CUT-OFF DATE         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
       LTV RATIOS           LOANS       LOANS    PROPERTIES       BALANCE
------------------------ ----------- ---------- ------------ -----------------
30.1% -  50.0% .........       6         3.23%         6     $   10,402,755
50.1% -  60.0% .........      16         8.60         52        295,315,847
60.1% -  65.0% .........      24        12.90         38        252,833,709
65.1% -  70.0% .........      25        13.44         35         78,709,581
70.1% -  75.0% .........      78        41.94         91        398,239,293
75.1% -  80.0% .........      28        15.05         28        142,620,187
80.1% -  85.0% .........       6         3.23          6         28,126,639
85.1% -  90.0% .........       1         0.54          1          1,475,074
95.1% - 100.0% .........       2         1.08          2          3,574,111
                              --        -----         --     --------------
 Total/Weighted
   Average .............     186       100.00%       259     $1,211,297,197
                             ===       ======        ===     ==============



                              % OF         WEIGHTED       WEIGHTED     WEIGHTED
        RANGE OF            AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      CUT-OFF DATE        CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
       LTV RATIOS            BALANCE         DSCR         LTV RATIO      RATE
------------------------ -------------- -------------- -------------- ---------
30.1% -  50.0% .........       0.86%          2.01x        46.2%         7.11%
50.1% -  60.0% .........      24.38           1.81x        56.0%         7.20%
60.1% -  65.0% .........      20.87           1.85x        62.0%         7.40%
65.1% -  70.0% .........       6.50           1.41x        68.0%         7.35%
70.1% -  75.0% .........      32.88           1.41x        72.5%         7.33%
75.1% -  80.0% .........      11.77           1.32x        78.0%         7.56%
80.1% -  85.0% .........       2.32           1.22x        81.2%         7.34%
85.1% -  90.0% .........       0.12           1.00x        86.8%         6.84%
95.1% - 100.0% .........       0.30           1.00x        97.0%         7.04%
                              -----
 Total/Weighted
   Average .............     100.00%          1.59x        66.7%         7.34%
                             ======

                    DISTRIBUTION OF CUT-OFF DATE LTV RATIOS


                                    GROUP 2




                                                                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
      RANGE OF       NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
    CUT-OFF DATE      MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     LTV RATIOS        LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
30.1% - 50.0% .....       1         0.73%         1      $  8,000,000        1.23%          2.14x        49.4%        7.22%
50.1% - 60.0% .....       8         5.84          8        26,135,659        4.02           1.47x        56.8%        7.52%
60.1% - 65.0% .....      10         7.30         23        98,837,995       15.20           1.42x        61.5%        8.30%
65.1% - 70.0% .....      19        13.87         28        66,531,290       10.23           1.53x        67.7%        7.35%
70.1% - 75.0% .....      43        31.39         43       164,224,904       25.26           1.40x        72.5%        7.28%
75.1% - 80.0% .....      43        31.39         46       206,420,479       31.75           1.39x        78.4%        7.16%
80.1% - 85.0% .....       8         5.84          8        44,586,193        6.86           1.34x        81.1%        7.18%
85.1% - 90.0% .....       5         3.65          5        35,484,108        5.46           1.30x        86.9%        7.75%
                         --        -----         --      ------------       -----
 Total/Weighted
   Average ........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                        ===       ======        ===      ============      ======

                      DISTRIBUTION OF YEAR OF ORIGINATION


                                   AGGREGATE




                                                                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
                      NUMBER OF     % OF      NUMBER OF      AGGREGATE        AGGREGATE       AVERAGE        AVERAGE     AVERAGE
       YEAR OF         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     ORIGINATION        LOANS       LOANS    PROPERTIES       BALANCE          BALANCE         DSCR         LTV RATIO      RATE
-------------------- ----------- ---------- ------------ ----------------- -------------- -------------- -------------- ---------
1998 ...............     308        95.65%       392      $1,655,160,995        88.91%          1.55x        69.1%        7.27%
1997 ...............      14         4.35         29         206,356,831        11.09           1.34x        66.1%        8.17%
                         ---        -----        ---      --------------        -----
 Total/Weighted
   Average .........     322       100.00%       421      $1,861,517,825       100.00%          1.53x        68.8%        7.37%
                         ===       ======        ===      ==============       ======

                      DISTRIBUTION OF YEAR OF ORIGINATION


                                    GROUP 1




                                                                                % OF         WEIGHTED       WEIGHTED     WEIGHTED
                      NUMBER OF     % OF      NUMBER OF      AGGREGATE        AGGREGATE       AVERAGE        AVERAGE     AVERAGE
       YEAR OF         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     ORIGINATION        LOANS       LOANS    PROPERTIES       BALANCE          BALANCE         DSCR         LTV RATIO      RATE
-------------------- ----------- ---------- ------------ ----------------- -------------- -------------- -------------- ---------
1998 ...............     173        93.01%       245      $1,092,418,845        90.19%          1.62x        66.5%        7.27%
1997 ...............      13         6.99         14         118,878,352         9.81           1.31x        69.0%        7.99%
                         ---        -----        ---      --------------        -----
 Total/Weighted
   Average .........     186       100.00%       259      $1,211,297,197       100.00%          1.59x        66.7%        7.34%
                         ===       ======        ===      ==============       ======

                      DISTRIBUTION OF YEAR OF ORIGINATION


                                    GROUP 2




                                                                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
                     NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      YEAR OF         MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
    ORIGINATION        LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
1998 ..............     135        98.54%       147      $562,742,150       86.55%          1.42x        74.3%        7.28%
1997 ..............       2         1.46         15        87,478,478       13.45           1.39x        62.2%        8.42%
                        ---        -----        ---      ------------       -----
 Total/Weighted
   Average ........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                        ===       ======        ===      ============      ======

          DISTRIBUTION OF YEAR OF MATURITY/ANTICIPATED REPAYMENT DATE


                                   AGGREGATE




                                                                               % OF         WEIGHTED       WEIGHTED     WEIGHTED
                      NUMBER OF     % OF      NUMBER OF      AGGREGATE       AGGREGATE       AVERAGE        AVERAGE     AVERAGE
       YEAR OF         MORTGAGE   MORTGAGE    MORTGAGED    CUT-OFF DATE    CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
      MATURITY          LOANS       LOANS    PROPERTIES       BALANCE         BALANCE         DSCR         LTV RATIO      RATE
-------------------- ----------- ---------- ------------ ---------------- -------------- -------------- -------------- ---------
2004 ...............       1         0.31%         1      $   18,780,204        1.01%          1.17x        76.7%        8.32%
2005 ...............       3         0.93          3          16,435,134        0.88           1.27x        78.5%        7.27%
2007 ...............       4         1.24          4          20,645,959        1.11           1.34x        75.8%        7.93%
2008 ...............     249        77.33        348       1,609,291,139       86.45           1.55x        68.2%        7.35%
2010 ...............       2         0.62          2           4,178,056        0.22           1.39x        70.6%        7.18%
2012 ...............       2         0.62          2           6,689,339        0.36           1.21x        75.2%        8.70%
2013 ...............      12         3.73         12          42,648,215        2.29           1.35x        73.1%        7.25%
2016 ...............       2         0.62          2           3,293,306        0.18           1.36x        75.8%        7.49%
2017 ...............       4         1.24          4          11,877,104        0.64           1.18x        81.8%        7.38%
2018 ...............      40        12.42         40         112,230,594        6.03           1.46x        68.9%        7.45%
2019 ...............       3         0.93          3          15,448,776        0.83           1.34x        76.2%        7.22%
                         ---        -----        ---      --------------       -----
 Total/Weighted
   Average .........     322       100.00%       421      $1,861,517,825      100.00%          1.53x        68.8%        7.37%
                         ===       ======        ===      ==============      ======

          DISTRIBUTION OF YEAR OF MATURITY/ANTICIPATED REPAYMENT DATE


                                    GROUP 1




                                                                               % OF         WEIGHTED       WEIGHTED     WEIGHTED
                     NUMBER OF     % OF      NUMBER OF      AGGREGATE        AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      YEAR OF         MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE    CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
      MATURITY         LOANS       LOANS    PROPERTIES       BALANCE          BALANCE         DSCR         LTV RATIO      RATE
------------------- ----------- ---------- ------------ ----------------- -------------- -------------- -------------- ---------
2004 ..............       1         0.54%         1      $   18,780,204         1.55%          1.17x        76.7%        8.32%
2005 ..............       2         1.08          2           5,755,534         0.48           1.30x        76.8%        7.16%
2007 ..............       3         1.61          3          13,004,278         1.07           1.33x        77.3%        8.16%
2008 ..............     115        61.83        188         977,391,791        80.69           1.64x        65.4%        7.29%
2010 ..............       2         1.08          2           4,178,056         0.34           1.39x        70.6%        7.18%
2012 ..............       2         1.08          2           6,689,339         0.55           1.21x        75.2%        8.70%
2013 ..............      12         6.45         12          42,648,215         3.52           1.35x        73.1%        7.25%
2016 ..............       2         1.08          2           3,293,306         0.27           1.36x        75.8%        7.49%
2017 ..............       4         2.15          4          11,877,104         0.98           1.18x        81.8%        7.38%
2018 ..............      40        21.51         40         112,230,594         9.27           1.46x        68.9%        7.45%
2019 ..............       3         1.61          3          15,448,776         1.28           1.34x        76.2%        7.22%
                        ---        -----        ---      --------------        -----
 Total/Weighted
   Average ........     186       100.00%       259      $1,211,297,197       100.00%          1.59x        66.7%        7.34%
                        ===       ======        ===      ==============       ======

          DISTRIBUTION OF YEAR OF MATURITY/ANTICIPATED REPAYMENT DATE


                                    GROUP 2




                                                                           % OF         WEIGHTED       WEIGHTED     WEIGHTED
                    NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      YEAR OF        MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     MATURITY         LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
------------------ ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
2005 .............       1         0.73%         1      $ 10,679,600        1.64%          1.26x        79.4%        7.33%
2007 .............       1         0.73          1         7,641,681        1.18           1.36x        73.1%        7.54%
2008 .............     135        98.54        160       631,899,347       97.18           1.42x        72.6%        7.43%
                       ---        -----        ---      ------------       -----
Total/Weighted
 Average .........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                       ===       ======        ===      ============      ======

                           DISTRIBUTION OF SEASONING


                                   AGGREGATE




                          NUMBER OF     % OF      NUMBER OF      AGGREGATE
        RANGE OF           MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE
        SEASONING           LOANS       LOANS    PROPERTIES       BALANCE
------------------------ ----------- ---------- ------------ -----------------
 0 -  6 Months .........     276        85.71%       358      $1,532,635,601
 7 - 12 Months .........      42        13.04         59         295,279,721
13 - 16 Months .........       4         1.24          4          33,602,503
                             ---        -----        ---      --------------
 Total/Weighted
   Average .............     322       100.00%       421      $1,861,517,825
                             ===       ======        ===      ==============



                              % OF         WEIGHTED       WEIGHTED     WEIGHTED
                            AGGREGATE       AVERAGE        AVERAGE     AVERAGE
        RANGE OF          CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
        SEASONING            BALANCE         DSCR         LTV RATIO      RATE
------------------------ -------------- -------------- -------------- ---------
 0 -  6 Months .........      82.33%          1.56x        69.3%        7.27%
 7 - 12 Months .........      15.86           1.41x        65.2%        7.77%
13 - 16 Months .........       1.81           1.22x        76.9%        8.43%
                              -----
 Total/Weighted
   Average .............     100.00%          1.53x        68.8%        7.37%
                             ======

                           DISTRIBUTION OF SEASONING


                                    GROUP 1




                                                                                   % OF
                                                                                AGGREGATE     WEIGHTED       WEIGHTED     WEIGHTED
                          NUMBER OF     % OF      NUMBER OF      AGGREGATE       CURRENT       AVERAGE        AVERAGE     AVERAGE
        RANGE OF           MORTGAGE   MORTGAGE    MORTGAGED     CUT-OFF DATE    PRINCIPAL   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
        SEASONING           LOANS       LOANS    PROPERTIES       BALANCE        BALANCE        DSCR         LTV RATIO      RATE
------------------------ ----------- ---------- ------------ ----------------- ----------- -------------- -------------- ---------
 0 -  6 Months .........     163        87.63%       235      $1,049,802,043       86.67%        1.63x        66.6%        7.27%
 7 - 12 Months .........      19        10.22         20         127,892,651       10.56         1.36x        64.8%        7.63%
13 - 16 Months .........       4         2.15          4          33,602,503        2.77         1.22x        76.9%        8.43%
                             ---        -----        ---      --------------       -----
 Total/Weighted
   Average .............     186       100.00%       259      $1,211,297,197      100.00%        1.59x        66.7%        7.34%
                             ===       ======        ===      ==============      ======

                           DISTRIBUTION OF SEASONING


                                    GROUP 2




                                                                            % OF         WEIGHTED       WEIGHTED     WEIGHTED
                     NUMBER OF     % OF      NUMBER OF     AGGREGATE      AGGREGATE       AVERAGE        AVERAGE     AVERAGE
      RANGE OF        MORTGAGE   MORTGAGE    MORTGAGED   CUT-OFF DATE   CUT-OFF DATE   UNDERWRITTEN   CUT-OFF DATE   MORTGAGE
     SEASONING         LOANS       LOANS    PROPERTIES      BALANCE        BALANCE         DSCR         LTV RATIO      RATE
------------------- ----------- ---------- ------------ -------------- -------------- -------------- -------------- ---------
0 - 6 Months ......     113        82.48%       123      $482,833,558       74.26%          1.40x        75.2%        7.28%
7 - 12 Months .....      24        17.52         39       167,387,070       25.74           1.46x        65.4%        7.88%
                        ---        -----        ---      ------------       -----
 Total/Weighted
   Average ........     137       100.00%       162      $650,220,628      100.00%          1.42x        72.7%        7.43%
                        ===       ======        ===      ============      ======

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE


                                   AGGREGATE




                                                                         % OF
                                                                       AGGREGATE        WEIGHTED         WEIGHTED       WEIGHTED
                                   NUMBER OF        AGGREGATE        CUT-OFF DATE        AVERAGE          AVERAGE       AVERAGE
                                   MORTGAGED       CUT-OFF DATE        PRINCIPAL      UNDERWRITTEN     CUT-OFF DATE     MORTGAGE
        PROPERTY STATE            PROPERTIES         BALANCE            BALANCE           DSCR           LTV RATIO        RATE
------------------------------   ------------   -----------------   --------------   --------------   --------------   ---------
California ...................         41       $  294,077,203           15.80%            1.51x          68.5%          7.53%
New York .....................         30          163,395,938            8.78             1.59x          67.4%          7.71%
Texas ........................         48          157,716,858            8.47             1.65x          70.2%          7.21%
Virginia .....................         22          127,968,671            6.87             1.42x          72.3%          7.20%
Ohio .........................         19           98,318,576            5.28             1.46x          71.4%          7.58%
Washington ...................         13           83,788,247            4.50             1.63x          64.1%          7.19%
Florida ......................         25           67,734,586            3.64             1.41x          74.2%          7.39%
Oregon .......................          8           62,941,850            3.38             1.68x          63.1%          7.21%
Maryland .....................         14           58,684,345            3.15             1.45x          69.3%          7.43%
District of Columbia .........          2           52,315,613            2.81             1.52x          55.6%          6.77%
Michigan .....................          9           52,148,068            2.80             1.41x          70.1%          7.64%
Pennsylvania .................          5           50,654,823            2.72             1.55x          71.0%          7.23%
Tennessee ....................         12           44,497,695            2.39             1.45x          72.4%          7.28%
Wisconsin ....................          4           40,135,242            2.16             1.67x          71.4%          6.93%
Oklahoma .....................          3           39,820,432            2.14             1.38x          74.5%          7.23%
Puerto Rico ..................          2           38,377,755            2.06             1.62x          66.9%          7.89%
New Mexico ...................         23           37,246,054            2.00             1.52x          72.2%          7.54%
Massachusetts ................         13           35,148,109            1.89             1.55x          67.0%          7.12%
Georgia ......................         10           34,245,325            1.84             1.55x          70.3%          7.34%
Louisiana ....................          9           33,964,040            1.82             1.46x          73.9%          7.33%
Connecticut ..................         11           28,842,897            1.55             1.54x          63.6%          7.28%
Illinois .....................          7           25,801,584            1.39             1.57x          66.9%          7.08%
Arizona ......................          6           22,140,526            1.19             1.36x          67.2%          7.68%
Kentucky .....................          9           20,300,455            1.09             1.45x          72.4%          7.52%
Minnesota ....................          9           20,025,695            1.08             1.46x          72.2%          7.28%
Idaho ........................          3           19,319,783            1.04             1.85x          59.5%          6.94%
Colorado .....................          8           19,069,730            1.02             1.50x          71.6%          7.12%
Arkansas .....................          5           15,919,238            0.86             1.42x          69.5%          7.63%
Indiana ......................          4           14,654,090            0.79             1.44x          65.3%          8.14%
Missouri .....................          2           13,484,050            0.72             1.95x          62.7%          6.90%
Nebraska .....................          7           12,777,182            0.69             1.37x          66.8%          7.64%
Utah .........................          4           11,606,330            0.62             1.79x          60.0%          7.16%
South Carolina ...............          4           10,090,706            0.54             1.44x          72.7%          7.37%
New Hampshire ................          2            8,082,073            0.43             1.26x          71.5%          6.35%
Iowa .........................          3            7,384,419            0.40             1.77x          61.1%          7.09%
Nevada .......................          3            6,919,163            0.37             1.46x          61.6%          7.28%
Alabama ......................          9            5,949,607            0.32             1.61x          62.9%          7.74%
Rhode Island .................          3            5,765,973            0.31             1.46x          75.1%          7.15%
Vermont ......................          1            5,161,627            0.28             1.32x          78.6%          7.05%
Kansas .......................          2            3,978,438            0.21             1.40x          64.7%          7.58%
Mississippi ..................          3            3,334,171            0.18             1.38x          74.3%          7.21%
West Virginia ................          1            2,290,025            0.12             1.35x          76.3%          7.06%
North Carolina ...............          1            2,094,922            0.11             1.50x          67.6%          7.76%
New Jersey ...................          1            1,998,409            0.11             1.32x          64.5%          7.15%
Delaware .....................          1            1,347,306            0.07             1.69x          72.8%          7.71%
                                       --       --------------           -----
 Total/Weighted
   Average ...................        421       $1,861,517,825          100.00%            1.53x          68.8%          7.37%
                                      ===       ==============          ======

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE


                                    GROUP 1




                                                                         % OF           WEIGHTED         WEIGHTED       WEIGHTED
                                   NUMBER OF        AGGREGATE          AGGREGATE         AVERAGE          AVERAGE       AVERAGE
                                   MORTGAGED       CUT-OFF DATE      CUT-OFF DATE     UNDERWRITTEN     CUT-OFF DATE     MORTGAGE
        PROPERTY STATE            PROPERTIES         BALANCE            BALANCE           DSCR           LTV RATIO        RATE
------------------------------   ------------   -----------------   --------------   --------------   --------------   ---------
California ...................         18        $  163,984,824          13.54%            1.61x          66.6%          7.50%
Virginia .....................         19           118,342,168           9.77             1.42x          71.8%          7.18%
New York .....................         21           109,492,106           9.04             1.71x          64.8%          7.92%
Texas ........................         26           101,517,481           8.38             1.74x          66.9%          7.16%
Washington ...................         10            68,086,173           5.62             1.66x          62.5%          7.19%
Oregon .......................          6            56,680,546           4.68             1.71x          63.8%          7.09%
District of Columbia .........          2            52,315,613           4.32             1.52x          55.6%          6.77%
Michigan .....................          6            46,713,946           3.86             1.41x          69.9%          7.68%
Puerto Rico ..................          2            38,377,755           3.17             1.62x          66.9%          7.89%
Ohio .........................          9            37,607,310           3.10             1.72x          64.2%          7.14%
Oklahoma .....................          1            32,909,936           2.72             1.40x          73.1%          7.27%
Florida ......................         14            32,479,827           2.68             1.42x          74.1%          7.47%
Massachusetts ................         10            29,549,314           2.44             1.57x          65.1%          7.10%
New Mexico ...................         19            29,389,213           2.43             1.60x          69.3%          7.51%
Maryland .....................         10            22,979,369           1.90             1.41x          69.8%          7.51%
Tennessee ....................          9            21,773,154           1.80             1.49x          68.3%          7.56%
Pennsylvania .................          3            21,506,001           1.78             1.84x          59.1%          7.08%
Illinois .....................          5            21,286,193           1.76             1.53x          67.8%          7.12%
Louisiana ....................          4            17,863,630           1.47             1.33x          74.8%          7.30%
Georgia ......................          5            17,132,700           1.41             1.49x          71.8%          7.32%
Colorado .....................          7            16,431,195           1.36             1.51x          71.2%          7.08%
Kentucky .....................          8            16,106,509           1.33             1.49x          72.1%          7.65%
Idaho ........................          2            15,735,058           1.30             1.94x          56.7%          6.89%
Arizona ......................          4            15,157,491           1.25             1.34x          69.9%          7.37%
Connecticut ..................          9            15,135,208           1.25             1.33x          66.5%          7.30%
Wisconsin ....................          1            13,551,996           1.12             1.94x          56.7%          6.89%
Missouri .....................          2            13,484,050           1.11             1.95x          62.7%          6.90%
Utah .........................          3            10,260,104           0.85             1.82x          59.4%          7.06%
Arkansas .....................          3             9,374,872           0.77             1.36x          73.0%          7.60%
New Hampshire ................          2             8,082,073           0.67             1.26x          71.5%          6.35%
South Carolina ...............          3             8,021,714           0.66             1.48x          71.7%          7.28%
Nebraska .....................          2             6,117,250           0.51             1.40x          69.8%          7.14%
Iowa .........................          2             5,429,304           0.45             1.94x          56.7%          6.89%
Nevada .......................          2             4,929,784           0.41             1.36x          62.5%          7.35%
Alabama ......................          5             4,014,193           0.33             1.73x          61.7%          7.61%
Indiana ......................          1             3,662,008           0.30             1.56x          74.7%          7.53%
Mississippi ..................          2             2,374,905           0.20             1.34x          72.0%          7.16%
North Carolina ...............          1             2,094,922           0.17             1.50x          67.6%          7.76%
Delaware .....................          1             1,347,306           0.11             1.69x          72.8%          7.71%
                                       --        --------------          -----
 Total/Weighted
   Average ...................        259        $1,211,297,197         100.00%            1.59x          66.7%          7.34%
                                      ===        ==============         ======

                 DISTRIBUTION OF MORTGAGED PROPERTIES BY STATE


                                    GROUP 2




                                                                % OF           WEIGHTED         WEIGHTED       WEIGHTED
                             NUMBER OF       AGGREGATE        AGGREGATE         AVERAGE          AVERAGE       AVERAGE
                             MORTGAGED     CUT-OFF DATE     CUT-OFF DATE     UNDERWRITTEN     CUT-OFF DATE     MORTGAGE
     PROPERTY STATE         PROPERTIES        BALANCE          BALANCE           DSCR           LTV RATIO        RATE
------------------------   ------------   --------------   --------------   --------------   --------------   ---------
California .............         23       $130,092,379          20.01%            1.37x          70.9%          7.56%
Ohio ...................         10         60,711,266           9.34             1.29x          75.9%          7.85%
Texas ..................         22         56,199,377           8.64             1.49x          76.1%          7.30%
New York ...............          9         53,903,832           8.29             1.34x          72.5%          7.29%
Maryland ...............          4         35,704,975           5.49             1.48x          68.9%          7.38%
Florida ................         11         35,254,758           5.42             1.39x          74.3%          7.31%
Pennsylvania ...........          2         29,148,822           4.48             1.33x          79.9%          7.34%
Wisconsin ..............          3         26,583,246           4.09             1.52x          78.8%          6.94%
Tennessee ..............          3         22,724,540           3.49             1.41x          76.4%          7.01%
Minnesota ..............          9         20,025,695           3.08             1.46x          72.2%          7.28%
Georgia ................          5         17,112,626           2.63             1.61x          68.8%          7.36%
Louisiana ..............          5         16,100,410           2.48             1.60x          73.0%          7.37%
Washington .............          3         15,702,074           2.41             1.49x          71.4%          7.20%
Connecticut ............          2         13,707,689           2.11             1.78x          60.3%          7.26%
Indiana ................          3         10,992,083           1.69             1.40x          62.1%          8.34%
Virginia ...............          3          9,626,503           1.48             1.42x          78.6%          7.42%
New Mexico .............          4          7,856,841           1.21             1.23x          83.1%          7.65%
Arizona ................          2          6,983,035           1.07             1.41x          61.3%          8.35%
Oklahoma ...............          2          6,910,497           1.06             1.29x          80.9%          7.01%
Nebraska ...............          5          6,659,932           1.02             1.35x          64.1%          8.10%
Arkansas ...............          2          6,544,366           1.01             1.51x          64.5%          7.67%
Oregon .................          2          6,261,304           0.96             1.39x          56.8%          8.25%
Rhode Island ...........          3          5,765,973           0.89             1.46x          75.1%          7.15%
Massachusetts ..........          3          5,598,795           0.86             1.40x          77.1%          7.19%
Michigan ...............          3          5,434,123           0.84             1.42x          71.7%          7.26%
Vermont ................          1          5,161,627           0.79             1.32x          78.6%          7.05%
Illinois ...............          2          4,515,392           0.69             1.76x          62.9%          6.93%
Kentucky ...............          1          4,193,946           0.65             1.30x          73.6%          7.02%
Kansas .................          2          3,978,438           0.61             1.40x          64.7%          7.58%
Idaho ..................          1          3,584,725           0.55             1.43x          71.7%          7.15%
Colorado ...............          1          2,638,535           0.41             1.43x          73.5%          7.32%
West Virginia ..........          1          2,290,025           0.35             1.35x          76.3%          7.06%
South Carolina .........          1          2,068,993           0.32             1.29x          76.6%          7.71%
New Jersey .............          1          1,998,409           0.31             1.32x          64.5%          7.15%
Nevada .................          1          1,989,379           0.31             1.71x          59.4%          7.12%
Iowa ...................          1          1,955,115           0.30             1.30x          73.2%          7.63%
Alabama ................          4          1,935,414           0.30             1.36x          65.3%          8.03%
Utah ...................          1          1,346,225           0.21             1.57x          64.1%          7.88%
Mississippi ............          1            959,266           0.15             1.49x          79.9%          7.35%
                                 --       ------------          -----
 Total/Weighted
   Average .............        162       $650,220,628         100.00%            1.42x          72.7%          7.43%
                                ===       ============         ======

                    DISTRIBUTION OF PREPAYMENT RESTRICTIONS


                                   AGGREGATE




                                                                                                        WEIGHTED
                                                                           WEIGHTED                     AVERAGE      WEIGHTED
                                                              % OF         AVERAGE       WEIGHTED       ORIGINAL     AVERAGE
                            NUMBER OF                       AGGREGATE     REMAINING      AVERAGE       TERM WITH       OPEN
                             MORTGAGE      AGGREGATE      CUT-OFF DATE     LOCKOUT      REMAINING    ALL PENALTIES    PERIOD
  PREPAYMENT RESTRICTION      LOANS       CUT-OFF DATE       BALANCE     TERM MONTHS   TERM MONTHS       MONTHS       MONTHS
-------------------------- ----------- ----------------- -------------- ------------- ------------- --------------- ---------
Lockout / Defeasance .....     198     $1,287,364,804         69.16%        29.8          128.3          129.1          2.6
Lockout / Greater of
 YM or 1% ................     122        461,520,480         24.79         41.0          123.8          123.1          6.0
Lockout / Yield
 Maintenance .............       1          3,482,939          0.19         42.0          114.0          114.0          6.0
Lockout / 1 Year Open.....       1        109,149,602          5.86         99.0          111.0          108.0         12.0
                               ---     --------------         -----
 Total/Weighted
   Average ...............     322     $1,861,517,825        100.00%        36.7          126.1          126.3          4.0
                               ===     ==============        ======

                    DISTRIBUTION OF PREPAYMENT RESTRICTIONS


                                    GROUP 1




                                                                                                    WEIGHTED
                                                                                                    AVERAGE
                                                                         WEIGHTED                   ORIGINAL   WEIGHTED
                                                            % OF         AVERAGE       WEIGHTED       TERM     AVERAGE
                          NUMBER OF                       AGGREGATE     REMAINING      AVERAGE      WITH ALL     OPEN
                           MORTGAGE      AGGREGATE      CUT-OFF DATE     LOCKOUT      REMAINING    PENALTIES    PERIOD
 PREPAYMENT RESTRICTION     LOANS       CUT-OFF DATE       BALANCE     TERM MONTHS   TERM MONTHS     MONTHS     MONTHS
------------------------ ----------- ----------------- -------------- ------------- ------------- ----------- ---------
Lockout / Defeasance ...     116      $  905,439,442        74.75%        28.8          133.5       134.8         2.1
Lockout / Greater of
 YM or 1% ..............      69         276,544,950        22.83         40.9          129.2       129.3         5.8
Lockout / 1 Year Open ..       1          29,312,804         2.42         99.0          111.0       108.0        12.0
                             ---      --------------        -----
 Total/Weighted
   Average .............     186      $1,211,297,197       100.00%        33.3          132.0       132.9         3.2
                             ===      ==============       ======

                    DISTRIBUTION OF PREPAYMENT RESTRICTIONS


                                    GROUP 2




                                                                         WEIGHTED                  WEIGHTED
                                                                         AVERAGE     WEIGHTED      AVERAGE      WEIGHTED
                                                             % OF       REMAINING    AVERAGE       ORIGINAL     AVERAGE
                             NUMBER OF      CURRENT        AGGREGATE     LOCKOUT    REMAINING     TERM WITH       OPEN
                              MORTGAGE     PRINCIPAL     CUT-OFF DATE      TERM        TERM     ALL PENALTIES    PERIOD
   PREPAYMENT RESTRICTION      LOANS        BALANCE         BALANCE       MONTHS      MONTHS        MONTHS       MONTHS
--------------------------- ----------- --------------- -------------- ----------- ----------- --------------- ---------
Lockout / Defeasance ......      82      $381,925,362        58.74%       32.3        115.9         115.4          3.6
Lockout / Greater of
 YM or 1% .................      53       184,975,530        28.45        41.3        115.7         113.8          6.2
Lockout / Yield
 Maintenance ..............       1         3,482,939         0.54        42.0        114.0         114.0          6.0
Lockout / 1 Year Open .....       1        79,836,798        12.28        99.0        111.0         108.0         12.0
                                 --      ------------        -----
 Total/Weighted
   Average ................     137      $650,220,628       100.00%       43.1        115.2         114.0          5.4
                                ===      ============       ======

               PREPAYMENT LOCK-OUT/PREPAYMENT PREMIUM/DEFEASANCE
         PERCENTAGE OF MORTGAGE LOANS BY OUTSTANDING PRINCIPAL BALANCE



                                   AGGREGATE



                               OCT-98        OCT-99        OCT-00        OCT-01        OCT-02        OCT-03
 Locked Out ..............       99.42%        99.42%        84.90%        24.69%         7.98%         7.40%
 Defeasance ..............        0.00%         0.00%        13.51%        68.69%        68.70%        68.87%
 Greater of YM and 1%*....        0.58%         0.58%         1.59%         6.62%        23.32%        23.73%
 Open ....................        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
 Total % .................      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
 Total balance (mm) ......   $1,861.52     $1,839.41     $1,815.92     $1,790.29     $1,762.67     $1,732.93



                               OCT-04        OCT-05        OCT-06        OCT-07      OCT-08     OCT-09     OCT-10     OCT-11
 Locked Out ..............        6.99%         6.57%         6.08%         0.06%       0.00%      0.00%      0.00%      0.00%
 Defeasance ..............       69.45%        69.51%        69.70%        66.16%      71.54%     71.50%     72.97%     73.06%
 Greater of YM and 1%*....       23.23%        23.91%        24.09%        18.28%      28.46%     28.50%     27.03%     26.94%
 Open ....................        0.32%         0.00%         0.12%        15.50%       0.00%      0.00%      0.00%      0.00%
 Total % .................      100.00%       100.00%       100.00%       100.00%     100.00%    100.00%    100.00%    100.00%
 Total balance (mm) ......   $1,683.64     $1,634.24     $1,596.96     $1,545.14    $ 137.99   $ 129.37   $ 117.65   $ 107.88



                              OCT-12      OCT-13      OCT-14      OCT-15      OCT-16      OCT-17      OCT-18
 Locked Out ..............       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 Defeasance ..............      76.97%      79.67%      80.18%      81.07%      82.61%      85.91%      75.88%
 Greater of YM and 1%*....      18.92%      20.33%      19.82%      18.58%      17.39%       3.95%       0.00%
 Open ....................       4.11%       0.00%       0.00%       0.34%       0.00%      10.14%      24.12%
 Total % .................     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
 Total balance (mm) ......  $   92.57   $   56.44   $   46.47   $   35.73   $   24.25   $   12.23   $    1.52


                                    GROUP 1




                               OCT-98        OCT-99        OCT-00        OCT-01        OCT-02        OCT-03
 Locked Out ..............       99.11%        99.11%        76.75%        19.56%         4.79%         4.11%
 Defeasance ..............        0.00%         0.00%        20.79%        74.24%        74.24%        74.48%
 Greater of YM and 1%.....        0.89%         0.89%         2.45%         6.20%        20.97%        21.41%
 Open ....................        0.00%         0.00%         0.00%         0.00%         0.00%         0.00%
 Total % .................      100.00%       100.00%       100.00%       100.00%       100.00%       100.00%
 Total balance (mm) ......   $1,211.30     $1,195.86     $1,179.44     $1,161.55     $1,142.29     $1,121.55



                               OCT-04        OCT-05        OCT-06      OCT-07     OCT-08     OCT-09     OCT-10     OCT-11
 Locked Out ..............        3.87%         3.14%         2.62%       0.10%      0.00%      0.00%      0.00%      0.00%
 Defeasance ..............       75.46%        75.85%        75.89%      74.63%     71.54%     71.50%     72.97%     73.06%
 Greater of YM and 1%.....       20.17%        21.01%        21.30%      17.90%     28.46%     28.50%     27.03%     26.94%
 Open ....................        0.50%         0.00%         0.19%       7.37%      0.00%      0.00%      0.00%      0.00%
 Total % .................      100.00%       100.00%       100.00%     100.00%    100.00%    100.00%    100.00%    100.00%
 Total balance (mm) ......   $1,081.85     $1,052.78     $1,026.62    $ 986.80   $ 137.99   $ 129.37   $ 117.65   $ 107.88



                              OCT-12      OCT-13      OCT-14      OCT-15      OCT-16      OCT-17      OCT-18
 Locked Out ..............       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
 Defeasance ..............      76.97%      79.67%      80.18%      81.07%      82.61%      85.91%      75.88%
 Greater of YM and 1%.....      18.92%      20.33%      19.82%      18.58%      17.39%       3.95%       0.00%
 Open ....................       4.11%       0.00%       0.00%       0.34%       0.00%      10.14%      24.12%
 Total % .................     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
 Total balance (mm) ......  $   92.57   $   56.44   $   46.47   $   35.73   $   24.25   $   12.23   $    1.52

                                    GROUP 2




                               OCT-98       OCT-99       OCT-00       OCT-01      OCT-02      OCT-03
 Locked Out ...............     100.00%      100.00%      100.00%      34.17%      13.85%      13.45%
 Defeasance ...............       0.00%        0.00%        0.00%      58.44%      58.50%      58.57%
 Greater of YM and 1%*.....       0.00%        0.00%        0.00%       7.38%      27.64%      27.98%
 Open .....................       0.00%        0.00%        0.00%       0.00%       0.00%       0.00%
 Total % ..................     100.00%      100.00%      100.00%     100.00%     100.00%     100.00%
 Total balance (mm) .......  $  650.22    $  643.55    $  636.48    $ 628.73    $ 620.38    $ 611.38



                               OCT-04      OCT-05      OCT-06     OCT-07     OCT-08     OCT-09     OCT-10     OCT-11     OCT-12
 Locked Out ...............     12.61%      12.79%      12.32%       0.00%     0.00%      0.00%      0.00%      0.00%      0.00%
 Defeasance ...............     58.65%      58.03%      58.56%      51.19%     0.00%      0.00%      0.00%      0.00%      0.00%
 Greater of YM and 1%*.....     28.74%      29.18%      29.12%      18.94%     0.00%      0.00%      0.00%      0.00%      0.00%
 Open .....................      0.00%       0.00%       0.00%      29.86%     0.00%      0.00%      0.00%      0.00%      0.00%
 Total % ..................    100.00%     100.00%     100.00%     100.00%     0.00%      0.00%      0.00%      0.00%      0.00%
 Total balance (mm) .......  $ 601.79    $ 581.46    $ 570.34    $ 558.34   $  0.00    $  0.00    $  0.00    $  0.00    $  0.00



                              OCT-13     OCT-14     OCT-15     OCT-16     OCT-17     OCT-18
 Locked Out ...............     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Defeasance ...............     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Greater of YM and 1%*.....     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Open .....................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Total % ..................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
 Total balance (mm) .......  $  0.00    $  0.00    $  0.00    $  0.00    $  0.00    $  0.00

------
* 1 Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance provides for YM only.

                                    ANNEX B

                        REPRESENTATIONS AND WARRANTIES

     Each Responsible Party will represent and warrant as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, that:

     (i) Immediately prior to the transfer thereof by the Loan Seller to the Seller (or in the case of the ACLI Loans and the ACMFLP Loans, by ACLI or ACMFLP, as the case may be, to GSMC), the Loan Seller (or ACLI or ACMFLP, as applicable) was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a sub-servicer to master service or primary service such Mortgage Loan).

     (ii) The Loan Seller (or in the case of the ACLI Loans and the ACMFLP Loans, ACLI or ACMFLP, as the case may be) had full right and authority to sell, assign and transfer such Mortgage Loan to the Seller.

     (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date.

     (iv) Each Mortgage Loan was not, as of the Cut-Off Date or at any time during the twelve-month period prior thereto, more than 30 days delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period.

     (v) In reliance upon the title insurance policy (or binding commitment therefor) described in sub-paragraph (vi) below, each Mortgage securing such Mortgage Loan constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and other matters to which like properties are commonly subject, (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan, and (F) with respect to 2 Mortgage Loans, representing approximately 0.5% of the Initial Pool Balance, purchase options affecting all or a portion of the Mortgaged Property that are not subordinate to the lien of Mortgages (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), (E), and (with respect to the Mortgage Loans referenced in such clause) (F) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s) (or, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy), the current use or value of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a title insurance company qualified to do business in the jurisdiction in which the related Mortgaged Property is located, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Responsible Party's knowledge as of the Closing

   Date, no material claims have been made thereunder and no claims have been paid thereunder (and the Responsible Party has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer.

     (vii) The Responsible Party has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

     (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan (or, with respect to each Credit Lease Mortgage Loan, the Credit Lease or Lease Policy).

     (ix) (A) The Responsible Party has not received actual notice that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property and (B) as of the date of origination there was no, and as of the Closing Date, the Responsible Party has not received actual notice of any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in such case where an escrow of funds exists sufficient to effect the necessary repairs and maintenance).

     (x) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury, relating to the origination of such Mortgage Loan.

     (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder. No Mortgage Loan requires the originator or any affiliate of the originator to make any capital contribution to the borrower after the date of origination of such loan.

     (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy) and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (xiii) The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount not less than the lesser of (x) the principal amount of the related Mortgage Loan and (y) the full replacement cost of the Mortgaged Property, and in each case in an amount sufficient to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property; such policies provide coverage on a full replacement costs basis with no deduction for depreciation. Each Mortgaged Property is also covered (except if such Mortgaged Property is operated as a mobile home park), by business interruption or rental loss insurance in an amount equal to the gross rentals for at least a 12-month period. Each Mortgaged Property is covered by comprehensive general liability insurance, and the related Mortgage Loan documents require the borrower to maintain workers' compensation insurance, as required by applicable law or, except with respect to the ACLI and ACMF Loans, during any construction, renovation or alteration of the related Mortgaged Property. No such insurance policy provides that it may be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty days' prior written notice (or less if so required by applicable law), and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; the related Mortgage obligates the borrower to maintain all such insurance and, at the borrower's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the borrower's cost and expense and to seek reimbursement from such borrower. In addition, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area, the related borrower is required to maintain flood insurance in respect of all portions of the Mortgaged Property located in such area (exclusive of any parking lot or unused or undeveloped portion thereof.)

     (xiv) One or more environmental site assessments ("Environmental Report") (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property (except with respect to 3 Mortgage Loans, representing approximately 0.6% of the Initial Pool Balance, in no such case more than 18 months prior to the Cut-Off Date) by an experienced professional in the industry, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in violation of any applicable environmental laws or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property, then either (i) the same have been remediated in all material respects, or (ii) sufficient funds have been escrowed for purposes of effecting such remediation, or (iii) except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance as to which the borrower has not yet completed the required actions, the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been recommended by the Environmental Report or required by the applicable governmental regulatory authority (including implementation of an operations and maintenance agreement). The Responsible Party, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s). Each Mortgage requires the related borrower to comply, and to cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations.

     (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Except for the Americold Pool Loan, such Mortgage Loan is not cross-collateralized with a mortgage loan of equal or greater priority outside the Mortgage Pool. No single Mortgage Loan, except for the Americold Pool Loan, the AIMCO Multifamily Pool Loan, and the EPT Pool Loan, or group of Mortgage Loans having the same borrower or affiliates, constitutes more than 5% of the Mortgage Pool, by Initial Pool Balance.

     (xvi) The terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy) have not been impaired, waived, altered or modified in any material respect, except for assumptions and modifications made in accordance with the terms of such Mortgage Note and Mortgage(s) and documentation regarding which modification is in the Mortgage File (or, with respect to any Credit Lease Mortgage Loan, as described in any related tenant estoppel).

     (xvii) There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

     (xviii) The interest of the borrower in the related Mortgaged Property consists of a fee simple interest in real property or the lessee's interest under a ground lease of real property and such other property as set forth in the related Mortgage Loan documents.

     (xix) Except for 2 Mortgage Loans, representing 0.5% of the Initial Pool Balance, such Mortgage Loan is a whole loan and not a participation interest.

     (xx) The assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Responsible Party or its agents (which shall include the Master Servicer).

     (xxii) As of the date of origination of such Mortgage Loan the related Mortgaged Property was free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s), unless insured against under the related title policy.

     (xxiii) Except for 2 Mortgage Loans, representing approximately 0.3% of the Initial Pool Balance, unless insured against under the related title policy, no improvement that was included for the purpose of determining the appraised value of such Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent; no improvements on adjoining properties materially encroach upon such Mortgaged Property to any material extent; and, except for 10 Mortgage Loans, representing approximately 2.0% of the Initial Pool Balance, no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances (except to the extent that they may constitute legal non-conforming uses or structures, in which case the Responsible Party is in possession of written assurances from the applicable municipality received by itself or the originator of such Mortgage Loan to the effect that, or it is the reasonable, good faith judgment of the Responsible Party that, either: (A) such Mortgaged Property may be rebuilt and constitutes adequate security for the Mortgage Loan; (B) the probability of such Mortgaged Property being damaged to the extent that it could not be rebuilt to its current state is remote; or (C) such Mortgaged Property is adequately covered by "law or ordinance" insurance).

     (xxiv) To the extent required under applicable law as of the Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

     (xxv) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that during the period commencing on the Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (i) additional interest shall accrue and be added to the principal balance of such Mortgage Loan and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (ii) a portion of the cash flow generated by such Mortgaged Property will be applied each month to the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     (xxvi) No holder of such Mortgage Loan has, to the Responsible Party's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or other than, with respect to a Credit Lease Mortgage Loan, amounts paid by the tenant as specifically provided under the related Credit Lease), directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first Due Date under the related Mortgage Note.

     (xxvii) To the Responsible Party's knowledge based upon due diligence customary in the industry, as of the date of origination of such Mortgage Loan, (A) except for the EPT Pool Loan and

   4 Mortgage Loans, representing approximately 6.0% of the Initial Pool Balance, in the case of each Mortgage Loan, the related borrower was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership of the related Mortgaged Property, (B), except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, in the case of each Mortgage Loan secured by a hotel or health care facility, the related borrower or operator, as applicable, was in possession of all material licenses, permits and authorizations required by applicable laws for the operation of the related Mortgaged Property as it was then operated, and (C) all such licenses, permits and authorizations were valid and in full force and effect.

     (xxviii) The related Mortgage(s) or Mortgage Note (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy), together with applicable state law, contain customary and enforceable provisions (subject to the exceptions set forth in sub-paragraphs (v) and (xii) above) such as to render the rights and remedies of the holders thereof (and with respect to each Credit Lease, the lessor) adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxix) Such Mortgage Loan is a "qualified mortgage" within the meaning of
   Section 860G(a)(3) of the Code.

     (xxx) No fraud with respect to such Mortgage Loan has taken place on the part of the Responsible Party in connection with the origination of such Mortgage Loan.

     (xxxi) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards for similar commercial and multifamily mortgage loans.

     (xxxii) Any related Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) creates in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Responsible Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. Except for the Americold Pool Loan, no Person other than the borrower owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

     (xxxiii) If the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then, except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) and (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

     (xxxiv) The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, the property subject to the Mortgage, or any interest therein, is directly or indirectly transferred or sold, subject to those exceptions set forth in the related Mortgage Loan which are consistent with prudent lending standards. Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Closing Date by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof.

     (xxxv) Each Mortgage and/or Mortgage Note provides that the related borrower shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the mortgagee by reason of or in connection with and only to the extent of (i) any material fraud, intentional and material misrepresentation by the related borrower in connection with such Mortgage Loan, (ii) violations of applicable environmental laws by the borrower, (iii) misapplication or misappropriation of rents after an event of default under the Mortgage Loan, insurance proceeds or condemnation awards, or (iv) any physical waste resulting from borrower actions constituting gross negligence or intentional misconduct.

     (xxxvi) The related borrower is not, to the Responsible Party's best knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xxxvii) If such Mortgage Loan is secured by the interest of the related borrower under a Ground Lease, then, such Ground Lease is in full force and effect and, to the Responsible Party's actual knowledge, no material default exists under such Ground Lease, nor, to the Responsible Party's actual knowledge is there any existing condition, which, but for the passage of time or the giving of notice would result in a default under the Ground Lease.

     (xxxviii) Except with respect to 1 Mortgage Loan, representing approximately 1.0% of the Initial Pool Balance, the Responsible Party has no actual knowledge of any pending litigation or other legal proceedings involving the related borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (xxxix) Except in cases where the related Mortgage Note or the related Mortgage provides for (A) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, (B) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements and/or the payment of a release price, or (C) a defeasance effected in accordance with the Mortgage Loan documents, neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

     (xl) With respect to any Mortgage Loan that is a Defeasance Loan, the related Mortgage Note or the Mortgage provides that (A) the Defeasance Option is not exercisable prior to a date that is at least two years following the Closing Date, (B) the borrower will not be liable for any shortfalls from the Defeasance Loan except to the extent so liable prior to defeasance, and (C) counsel must provide an opinion that the trustee will have a perfect security interest in such collateral prior to any other claim or interest, and, further, contains no provision that would result in a new borrower on the Defeasance Loan without the consent of the related mortgagee (unless such new borrower is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan).

     (xli) If the Mortgage in respect of any Mortgage Loan is a deed of trust,
   (A) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (B) except in connection with a trustee's sale after default by the related borrower, no fees or expenses are payable to such trustee by the Responsible Party or any subsequent mortgagee.

     (xlii) The related Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

     (xliii) If such Mortgage Loan is secured by the interest of the related borrower as a lessee under a Ground Lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

        (A) Except for 2 Mortgage Loans, representing approximately 0.9% of the Initial Pool

            Balance, either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to cure any default or breach by the ground lessee (including time to gain possession of the property). Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related Ground Lease is assignable to the mortgagee under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder (or such consent, if required, cannot be unreasonably withheld);

        (B) Such Ground Lease or a memorandum thereof has been or will be duly recorded, such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

        (C) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease is prior to any mortgage or other lien upon the related fee interest and does not provide by its terms that it shall be subordinate to any other lien;

        (D) Except for 3 Mortgaged Properties securing the Americold Pool Loan and 1 other Mortgage Loan representing in the aggregate approximately 8.7% of the Initial Pool Balance, such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan (provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease), and such Ground Lease, or an estoppel letter received by such mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

        (E) Except for 3 Mortgaged Properties securing the Americold Pool Loan and 1 Mortgaged Property securing the EPT Pool Loan and 1 other Mortgage Loan representing in the aggregate approximately 14.3% of the Initial Pool Balance, such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

        (F) Except for 1 Mortgaged Property securing the Americold Pool Loan and 2 other Mortgage Loans representing in the aggregate approximately 8.8% of the Initial Pool Balance, under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hood and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
                   (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

        (G) Except for 1 Mortgaged Property securing the EPT Pool Loan and 3 other Mortgage Loans representing in the aggregate approximately 7.2% of the Initial Pool Balance, such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment or any sub-tenants of the lessee in the relevant portion of the Mortgaged Properties subject to such Ground Lease for any reason (other than default under the Ground Lease), or in any manner, which would materially adversely affect the security provided by the related Mortgage;

        (H) Except for 1 Mortgaged Property securing the Americold Pool Loan, such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, at the borrower's option, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan; and

        (I) Except for 2 Mortgage Loans, representing approximately 1.0% of the Initial Pool Balance, the lessor under such Ground Lease has agreed in such Ground Lease (or in another writing included in the related Mortgage File) that such Ground Lease may not be amended, modified, canceled or terminated in a material manner without the prior written consent of the Mortgagee.

     (xliv) Neither the related Mortgage Note nor the related Mortgage contains provisions limiting the right or ability of the Responsible Party to assign, transfer and convey such documents.

     (xlv) In addition, with respect to each Credit Lease Mortgage Loan:

        (A) Each Lease Policy is assignable by the Loan Seller and will inure to the benefit of the Trustee and its successors and assigns without the consent of or notice to the issuer thereof. Any subleases entered into by the Tenant will be subject and subordinate to the Credit Lease and will not relieve the Tenant of its obligations under the Credit Lease.

        (B) To the best of the Responsible Party's knowledge (i) each Credit Lease is in full force and effect, and no default by the borrower or the Tenant has occurred under such Credit Lease, and (ii) there is no existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of such Credit Lease.

        (C) Except for 2 Mortgage Loans, representing approximately 0.2% of the Initial Pool Balance, the payments of Basic Rent under the Credit Lease are equal to or greater than the payments due under the Mortgage Loan documents (except if the Credit Lease Mortgage Loan provides for a balloon payment, in which case a Lease Policy is in effect), and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense.

        (D) The obligations of each tenant under a Credit Lease (a "Tenant"), including, but not limited to, the obligation of the Tenant to pay fixed and additional rent, are not affected by reason of any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant's use, occupancy or enjoyment of the Mortgaged Property, other than by reason of damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise to the extent that such Mortgaged Property is covered by an insurance policy issued by Chubb Custom Insurance which, by its terms, would cover the payment of any such obligations of the Tenant under such circumstances.

        (E) Except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, the related borrower does not have any material monetary obligations under the Credit Lease.

        (F) Every obligation associated with managing, owning, developing and operating the Mortgaged Property (other than structural repairs), including, but not limited to, the costs associated with utilities, taxes, insurance, capital improvements and maintenance is an obligation of the Tenant.

        (G) Except for 3 Mortgage Loans, representing approximately 0.2% of the Initial Pool Balance, the related borrower does not have any nonmonetary obligations under the Credit Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Credit Lease.

        (H) Except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, the related Tenant cannot terminate the Credit Lease for any reason (except for a default by the related borrower under the Credit Lease) prior to the payment in full of: (A) the outstanding principal balance of the Credit Lease Mortgage Loan; (B) all accrued and unpaid interest on the Credit Lease Mortgage Loan; and (C) any other sums due and payable under the Credit Lease Mortgage Loan, as of the termination date, which date is a rent payment date; provided, however, that the related Tenant can terminate the Credit Lease by reason of damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise to the extent that such Mortgaged Property is covered by an insurance policy issued by Chubb Custom Insurance which, by its terms, would cover the payment of any of the Tenant's remaining obligations, including the payment of rent, under such circumstances.

        (I) In the event the related Tenant assigns or sublets the Mortgaged Property, the Tenant remains primarily obligated under the Credit Lease.

        (J) The Tenant has agreed to indemnify the related borrower from any claims of any nature relating to the Credit Lease and the Mortgaged Property arising from any act done or omission or negligence by the Tenant, except to the extent that such claims arise from the negligence or tortious act or omission of the borrower.

        (K) The Tenant has agreed to indemnify the related borrower from any claims of any nature arising as a result of any environmental problem affecting the Mortgaged Property caused by the Tenant.

        (L) Except for 2 Mortgage Loans, representing approximately 0.1% of the Initial Pool Balance, any obligation or liability imposed by any easement or reciprocal easement agreement is an obligation of the Tenant, and is without recourse or liability to the related borrower.

        (M) The Tenant is obligated to make payments directly to the Mortgagee, which payments are made into a lockbox account over which the related borrower has no withdrawal or transfer rights.

        (N) The terms of the related Mortgage Loan documents prohibit material modifications of the terms of the Credit Lease without the consent of the related mortgagee.

        (O) The mortgagee is entitled to notice of any event of default from the Tenant under the Credit Lease which would give the Tenant the right to cancel or terminate such Credit Lease and the Representing Party shall have the opportunity to cure any such default.

        (P) Each Credit Lease that is guaranteed is guaranteed by a guarantor (a "Guarantor") pursuant to a guaranty (a "Guaranty"). Each Guaranty represents by its terms the unconditional obligation of the Guarantor, without any right of offset, counterclaim or defense, and is a guarantee of payment, not merely collection. The rejection of the Credit Lease in a bankruptcy or insolvency of the Tenant shall not affect the Guarantor's obligations under the Guaranty and the Guarantor shall be obligated to pay the Tenant's obligations, subject to limitation as to amount in the event of the Guarantor's bankruptcy, under the Credit Lease notwithstanding such rejection. The Guaranty is binding on the Guarantor, its successors and assigns and may not be amended or released without the mortgagee's consent.

        (Q) The Credit Lease Assignment creates a valid first priority security interest in favor of the

                   Seller in rights including the right to Basic Rent and, to the extent payable under each Credit Lease, additional rent due under the related Credit Lease, subject only to license granted to the borrower to exercise certain rights and to perform certain obligations of the lessor under the Credit Lease, including the right to operate the related Mortgaged Property, and no Person other than the borrower owns any interest in any payments due under such Credit Lease.

        (R) The Tenant has delivered an estoppel letter with respect to the Credit Lease, verifying, among other things, the rents and terms of the Credit Lease and acknowledging that no rent has been paid in advance.

        (S) The Mortgaged Property is not subject to any lease other than the Credit Lease, no person has any possessory interest in, or right to occupy the property except under and pursuant to the Credit Lease and the Tenant under the Credit Lease is in occupancy of the Mortgaged Property and the Mortgaged Property is not under construction or substantial rehabilitation.

        (T) Each Lease Policy, if any, (i) designates as loss payee, the Trustee and all claims proceeds are payable to the loss payee; (ii) has been paid in full as of the effective date and the Lease Policy cannot be terminated prior to its termination date; (iii) has an effective date prior to the Closing Date; (iv) has a termination date of the date upon which the outstanding principal balance of the balance of the related Mortgage Loan is reduced to zero; (v) requires the provider to pay the loss amount up to the insured amount to the loss payee upon notification of a claim which is equal to or greater than the outstanding principal balance of the related Mortgage Loan at the time the claim is made; and (vi) cannot be amended without prior written consent of the Trustee.

     (xlvi) Except for 1 Mortgage Loan, representing approximately 0.1% of the Initial Pool Balance, as to which the related borrower has not completed a required environmental operations and maintenance plan, there is no material default, breach, violation or event of acceleration under the Mortgage Note, Mortgage or Assignment of Leases and to the actual knowledge of the Responsible Party, no event which, with the passage of time or the giving of notice, or both, would constitute a material default or event of acceleration, nor has the Responsible Party waived any such default; no foreclosure action or other form of enforcement is or has been threatened or commenced with respect to any Mortgage.

     (xlvii) The Responsible Party has inspected or caused to be inspected each related Mortgaged Property within the last 18 months.

     (xlviii) Except for 10 Mortgage Loans, representing approximately 2.1% of the Initial Pool Balance, each Mortgaged Property constitutes one or more complete separate tax lots (or will constitute separate tax lots when the next tax maps are issued).

     (xlix) With respect to any Mortgage Loan which is secured by a senior housing, nursing home, or other healthcare-related facility ("Healthcare Facility"), to the best of the Responsible Party's knowledge and:

        (A) Based upon representations by the borrower and each Healthcare Facility operator or manager (each a "Healthcare Operator"), except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, each borrower and each Healthcare Facility complies with all applicable federal, state, commonwealth and local laws, regulations, quality and safety standards, accreditation standards and requirements of the applicable state or commonwealth Department of Health ("DOH") or any similar regulatory agency and all other federal, state, commonwealth or local governmental authorities having jurisdiction over such Healthcare Facility.

        (B) Based on representations by the borrower and each Healthcare Operator and, where applicable, certificates of government officials, except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, all governmental licenses, permits, regulatory agreements or other approvals or agreements necessary for the use and operation of each Healthcare Facility as intended are held by the applicable borrower or Healthcare Operator and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

        (C) Based upon representations and covenants in the related Mortgage and, where applicable, certificates of government officials, the Licenses, including, without limitation, the
                   CON:

            (1) May not be, without the consent of the mortgagee, and have not been, transferred to any location other than the Healthcare Facility;

            (2) Have not been pledged as collateral security for any loan or indebtedness other than the Mortgage; and

            (3) Are held free from restrictions or known conflicts which would materially impair the use or operation of the Healthcare Facility as intended, and are not provisional, probationary or restricted in any way.

        (D) Except for 1 Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, so long as the Mortgage remains outstanding, no borrower or Healthcare Operator is permitted pursuant to the terms of the Mortgage without the consent of the holder of the Mortgage to:

            (1) Rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for any Healthcare Facility (other than the addition of services or other matters expanding or improving the scope of such License);

            (2) Amend or otherwise change any Healthcare Facility's authorized bed capacity and/or the number of beds approved by the DOH; or

            (3) Replace or transfer all or any part of any Healthcare Facility's beds to another site or location.

        (E) Except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, based upon representations and covenants in the related Mortgage, each Healthcare Facility is in compliance with all requirements for participation in Medicare and Medicaid, including, without limitation, the Medicare and Medicaid Patient Protection Act of 1987; and, except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, each Healthcare Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if required, has a current provider agreement which is in full force and effect under Medicare and/or Medicaid.

        (F) Based on representations by the borrower, except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, there is no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any borrower or Healthcare Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program (the "Third-Party Payors' Programs") to which any borrower presently is subject.

        (G) Based on representations by each borrower in the related Mortgage, except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, no borrower, Healthcare Operator or Healthcare Facility is currently the subject of any proceeding by any governmental agency, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time:

            (1) Have a material adverse impact on any borrower's ability to accept and/or retain patients or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

            (2) Modify, limit or annul or result in the transfer, suspension, revocation or imposition of probationary use of any borrower's Licenses; or

            (3) Affect any borrower's continued participation in the Medicaid or Medicare programs or any other of the Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

        (H) Based upon representations and covenants in the Mortgage and, where available, certificates of government officials, each Healthcare Facility and the use thereof complies in all material respects with all applicable local, state and federal building codes, fire codes, healthcare, nursing facility and other similar regulatory requirements (the "Physical Plant Standards") and no material waivers of Physical Plant Standards exist at any of the Healthcare Facilities.

        (I) Based upon representations by each borrower and/or in the related Mortgage and, where available, certificates of government officials, except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, no Healthcare Facility has received a "Substandard Quality of Care" (or equivalent) violation, and except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, no statement of charges or material deficiencies has been made or penalty enforcement action has been undertaken against any Healthcare Facility, Healthcare Operator or borrower, or against any officer, director or stockholder of any Healthcare Operator or borrower by any governmental agency that is currently pending or, to the Responsible Party's knowledge received during the last three calendar years, and except for 1 Mortgage Loan, representing approximately 0.5% of the Initial Pool Balance, to the Responsible Party's knowledge, there have been no violations over the past three years which have materially threatened any Healthcare Facility's, any Healthcare Operator's or any borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payors' Programs.

        (J) Based on representations by each borrower in the related Mortgage, there are no current, pending or outstanding Medicaid, Medicare or Third-Party Payors' Programs reimbursement audits or appeals pending at any of the Healthcare Facilities concerning allegations of fraud or that might have a material adverse effect on the operations of the Healthcare Facility.

        (K) Except for 1 Mortgage Loan, representing approximately 0.4% of the Initial Pool Balance, based on representations by each borrower in the related Mortgage, there are no current or pending Medicaid, Medicare or Third-Party Payors' Programs recoupment efforts at any of the Healthcare Facilities that might have a material adverse effect on the operations of the Healthcare Facility.

        (L) Except for 2 Mortgage Loans, representing approximately 1.7% of the Initial Pool Balance, based on representations by each borrower in the related Mortgage, no borrower has pledged its receivables as collateral security for any loan or indebtedness other than the related Mortgage which is not subject to a subordination agreement in connection with the Mortgage Loan.

        (M) Based on representations by each borrower in the related Mortgage, there are no patient or resident care agreements with patients or residents or with any other persons which deviate in any material adverse respect from the standard form customarily used at the Healthcare Facilities.

        (N) Except for 1 Mortgage Loan, representing approximately 0.9% of the Initial Pool Balance, if applicable, the borrower has represented in the related Mortgage that all patient or resident records at each Healthcare Facility, including patient or resident trust fund accounts, if any, are true and correct in all material respects.

        (O) If applicable, the borrower has represented in the related Mortgage that any existing agreement relating to the management or operation of any Healthcare Facility with respect to any Healthcare Facility is in full force and effect and is not in default by any party thereto.

        (P) The terms of each Mortgage require that the Healthcare Facility, Healthcare Operator or borrower shall take no action which will result in a reduction, suspension, recoupment of elimination or reimbursement for services from any Medicare, Medicaid or Third Party Payors' Programs.

     (l) Each Mortgage Loan was originated by the Originator shown on the Mortgage Loan Schedule or by an affiliate of such Originator.

     (li) The related borrower for each Mortgage Loan is an entity organized under the laws of a state or territory of the United States.

     (lii) Except for 2 Mortgaged Properties securing the Americold Pool Loan, each Mortgaged Property is located on or adjacent to a dedicated road or street, or has an irrevocable easement permitting ingress and egress. Each Mortgaged Property is served by public or private electric utility service and by public or private water and sewer service or non-public wells and septic systems.

     The following terms have the following definitions for purposes of the above representations and warranties:

     "Assignment of Leases" means, with respect to any Mortgage Loan, an assignment to the mortgagee of all of the borrower's rights to receive rental payments from the related tenant pursuant to the related lease, which assignment may be contained in the related Mortgage or in one or more separate documents duly executed by the borrower in connection with the Mortgage Loan. In the case of any Mortgage Loan secured by more than one Mortgaged Property, the term "Assignment of Leases" shall refer to each Assignment of Leases relating to each such Mortgaged Property and such Mortgage Loan.

     "Basic Rent" means, with respect to any Credit Lease, a portion (which may be 100%) of the rent payable thereunder which is identified in the documents in the related Mortgage File as "basic rent" or "base rent", which is an amount sufficient to pay all principal on the related Credit Lease Mortgage Loan, plus interest thereon at the applicable mortgage interest rate, and to fund related reserves in the amount required to be funded under the documents in the related Mortgage File.

     "Credit Lease" means, with respect to any Mortgage Loan, any net lease obligation entered into with respect to the related Mortgaged Property.

     "Credit Lease Assignment" means, with respect to any Mortgaged Property, any Credit Lease assignment or similar agreement executed by the mortgagor, as assignor thereunder, assigning to the Loan Seller, as assignee thereunder, all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered by the Mortgagor, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Credit Lease Mortgage Loan" means a Mortgage Loan whose related Mortgage Property is subject to a Credit Lease.

     "Lease Policy" means a non-cancelable insurance policy obtained to cover certain lease termination and rent abatement events arising out of a condemnation of a Mortgaged Property subject to a Credit Lease.

     "Mortgage File" means, with respect to each Mortgage Loan, the mortgage loan documents and any other documents relating to such Mortgage Loan, in each case to the extent they are delivered to the Trustee.


     "Mortgage Loan Schedule" means a schedule of Mortgage Loans delivered to the Trustee.


     "Person" means any individual, partnership, corporation, limited liability company, joint venture, trust or other entity.

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
Carissa Pogue (800) 246-5761
135 S. Lasalle Street Suite 1740
Chicago, Il 60603

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

WAC:
WAMM:


                                                                Number of Pages
                                                                ---------------

Table of Contents


TOTAL PAGES INCLUDED IN THIS PACKAGE


Specially Serviced Loan Detail              Appendix A
Modified Loan Detail                        Appendix B
Realized Loss Detail                        Appendix C

INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                           www.Inbabs.com

LaSalle Bulletin Board                     (714) 282-3990
LaSalle ASAP Fax System                    (312) 904-2200

ASAP #:
Monthly Data File Name:

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
Carissa Pogue (800) 246-5761
135 S. Lasalle Street Suite 1740
Chicago, Il 60603

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

WAC:
WAMM:

          ORIGINAL       OPENING      PRINCIPAL     PRINCIPAL       NEGATIVE     CLOSING     INTEREST      INTEREST    PASS-THROUGH
CLASS   FACE VALUE(1)    BALANCE       PAYMENT     ADJ. OR LOSS   AMORTIZATION   BALANCE      PAYMENT     ADJUSTMENT     RATE(2)
CUSIP    PER $1,000     PER $1,000   PER $1,000    PER $1,000      PER $1,000   PER $1,000  PER $1,000    PER $1,000   NEXT RATE(3)
-----    ---------      ----------   -----------   ----------      ----------   ----------  ----------    ----------  -------------











-----    ---------      ----------   -----------   ----------      ----------   ----------  ----------    ----------  -------------
           0.00           0.00          0.00         0.00            0.00          0.00         0.00        0.00            0.00
           ====           ====          ====         ====            ====          ====         ====        ====            ====
                                                                                 TOTAL P&I PAYMENT          0.00
                                                                                                            ====


Notes: (1) N denotes notional balance not included in total (2) Interest
        Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3) Estimated

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
Carissa Pogue (800) 246-5761
135 S. Lasalle Street Suite 1625
Chicago, Il 60674-4107

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

WAC:
WAMM:

                           OTHER RELATED INFORMATION

                          SERVICER / POOL INFORMATION

BEGINNING   SCHEDULED        UNSCHEDULED      REALIZED      ENDING       SCHEDULED       PREPAYMENT INTEREST
BALANCE      PRINCIPAL        PRINCIPAL        LOSSES      BALANCE       INTEREST     SHORTFALL          EXCESS
-------      ---------        ---------        ------      -------       --------     ---------          ------


             BEGINNING         ENDING           GROSS          W/AVG MONTHS      PREPAYMENT       DISPOSITION
            LOAN COUNT        LOAN COUNT     SERVICING FEES    TO MATURITY       PENALTIES              FEES
            ----------        ----------     --------------    -----------       ---------              ----





                                                            CURRENT           CUMULATIVE
                                                           UNPAID                UNPAID
             CLASS                                         INTEREST             INTEREST
             -----                                         --------             --------










             TOTAL
             -----


ABN AMRO
LaSalle National Bank

Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1


Statement Date:
Payment Date:
Prior Payment:
Record Date:

                          OTHER RELATED INFORMATION

                                                            BEGINNING    CURRENT                   ENDING
                  P&I ADVANCES MADE BY:                   UNREIMBURSED    PERIOD   REIMBURSED   UNREIMBURSED
                  ---------------------                   ------------    ------   ----------   ------------
    Servicer
    Trustee
    Fiscal Agent
     Total P&I Advances

    SUMMARY OF EXPENSES:
      Current Period Servicing Fees
      Current Period Trustee Fees
      Current Period Special Servicing Fees
      Principal Recovery Fees
      Other Servicing Compensation--Interest on Advances
      Total
      Net Aggregate PPIS Allocable to the Bonds
      Trust Fund Expenses
      Current Realized Losses on Mortgage Loans
      Cumulative Realized Losses on Mortgage Loans

ABN AMRO
LaSalle National Bank


Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                           OTHER RELATED INFORMATION

    REO PROPERTY SOLD OF DISPOSED OF DURING THE RELATED
                     COLLECTION PERIOD
                                                 PORTION         FINAL
            REALIZED                           INCLUDED IN     RECOVERY
  LOAN        LOSS         SALE       OTHER     AVAILABLE    DETERMINATION
 NUMBER   ATTRIBUTABLE   PROCEEDS   PROCEEDS      FUNDS          DATE
-------- -------------- ---------- ---------- ------------- --------------
1
2
3
 Totals


REO PROPERTY INCLUDED
     IN THE TRUST
               MOST       AGGREGATE     AGGREGATE       PORTION
              RECENT        AMOUNT        AMOUNT      INCLUDED IN
  LOAN      APPRAISAL       OF NET       OF OTHER      AVAILABLE
 NUMBER     VALUATION       INCOME       REVENUES        FUNDS
--------   -----------   -----------   -----------   ------------
1
2
3
 Totals

ABN AMRO
LaSalle National Bank

Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1625
 Chicago, IL 60674-4107

                     GS MORTGAGE SECURITIES CORPORATION II
    GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:


                           OTHER RELATED INFORMATION


 MORTGAGED PROPERTIES THAT BECAME REO DURING
        THE PRECEDING CALENDAR MONTH
                                                            UNPAID
                                      DEBT                 PRINCIPAL
                                     SERVICE     STATED     BALANCE
  LOAN                   PROPERTY   COVERAGE   PRINCIPAL   AS OF REO
 NUMBER   CITY   STATE     TYPE       RATIO     BALANCE      DATE
-------- ------ ------- ---------- ---------- ----------- ----------
Totals

                          APPRAISAL REDUCTION AMOUNTS

                 CURRENT       TOTAL
 LOAN NUMBER      PERIOD     REDUCTION
-------------   ---------   ----------
1
2
3
 Totals                         0.00

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:



                 DELINQ 1 MONTH    DELINQ 2 MONTHS   DELINQ 3+ MONTHS   FORECLOSURE/BANKRUPTCY     REO
 DISTRIBUTION    --------------    ---------------   ----------------   ---------------------- --------------
    DATE          #    BALANCE      #      BALANCE    #      BALANCE     #       BALANCE        #     BALANCE
--------------    ---   --------   ---     -------   ---     --------   ---      --------      ---    -------
    11/18/98       0         0      0         0       0         0        0          0           0        0
                0.00%    0.000%  0.00%    0.000%   0.00%    0.000%    0.00%     0.000%       0.00%   0.000%













                                             CURR WEIGHTED
                 MODIFICATIONS  PREPAYMENTS       AVG.
 DISTRIBUTION    -------------  -----------  --------------
    DATE          #    BALANCE   #  BALANCE  COUPON   REMIT
--------------   ---   -------  --- -------  ------   -----
    11/18/98       0       0      0     0
                0.00%   0.000% 0.00% 0.000%
















 Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
                                 Aging Category

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
 Carissa Pogue (800) 246-5761
 135 S. LaSalle Street Suite 1740
 Chicago, IL 60603

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                            DELINQUENT LOAN DETAIL

                PAID               OUTSTANDING   OUT. PROPERTY                     SPECIAL
DISCLOSURE DOC  THRU  CURRENT P&I      P&I        PROTECTION        ADVANCE       SERVICER     FORECLOSURE  BANKRUPTCY  REO
  CONTROL #     DATE   ADVANCE      ADVANCES**     ADVANCES      DESCRIPTION(1) TRANSFER DATE     DATE        DATE      DATE
--------------  ----  -----------  -----------  ---------------  -------------- -------------  -----------  ----------  ----









A. P&I ADVANCE--LOAN IN GRACE PERIOD  1. P&I ADVANCE--LOAN DELINQUENT 1 MONTH   3. P&I ADVANCE--LOAN DELINQUENT 3 MONTHS OR MORE
B. P&I ADVANCE--LATE PAYMENT BUT      2. P&I ADVANCE--LOAN DELINQUENT 2 MONTHS  4. MATURED BALLOON/ASSUMED SCHEDULED PAYMENT
   LESS THAN  ONE MONTH DELINQ







** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO
LASALLE NATIONAL BANK

Administrator:
 Carissa Pogue (800)-246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-C1

Statement Date:
Payment Date:
Prior Payment:
Record Date:

                                  POOL TOTAL


             DISTRIBUTION OF PRINCIPAL BALANCES                            DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------         --------------------------------------------------
 (2) CURRENT SCHEDULED         NUMBER  (2) SCHEDULED  BASED ON                           NUMBER   (2) SCHEDULED  BASED ON
       BALANCES               OF LOANS    BALANCE     BALANCE          PROPERTY TYPES    OF LOANS     BALANCE    BALANCE
----------------------------  -------- -------------  --------         ----------------  -------- -------------  --------
         $0  TO  $   500,000
   $500,000  TO  $ 1,000,000
 $1,000,000  TO  $ 1,500,000
 $1,500,000  TO  $ 2,000,000
 $2,000,000  TO  $ 2,500,000
 $2,500,000  TO  $ 3,000,000
 $3,000,000  TO  $ 3,500,000
 $3,500,000  TO  $ 4,000,000
 $4,000,000  TO  $ 5,000,000
 $5,000,000  TO  $ 6,000,000
 $6,000,000  TO  $ 7,000,000
 $7,000,000  TO  $ 8,000,000
 $8,000,000  TO  $ 9,000,000                                                TOTAL           0           0          0.00%
 $9,000,000  TO  $10,000,000                                           ----------------  -------- -------------  --------
$10,000,000  TO  $11,000,000
$11,000,000  TO  $12,000,000
$12,000,000  TO  $13,000,000                                                   DISTRIBUTION OF MORTGAGE INTEREST RATES
$13,000,000  TO  $14,000,000                                            --------------------------------------------------
$14,000,000  TO  $15,000,000                                            CURRENT MORTGAGE   NUMBER  (2) SCHEDULED BASED ON
$15,000,000   &  ABOVE                                                  INTEREST RATE     OF LOANS    BALANCE     BALANCE
-----------  --  -----------                                            ----------------- -------- ------------- --------
            TOTAL                0          0          0.00 %
----------------------------  -------- -------------  --------          7.000% OR LESS
AVERAGE SCHEDULED BALANCE IS                              0             7.000% TO  7.125%
MAXIMUM SCHEDULED BALANCE IS                              0             7.125% TO  7.375%
MINIMUM SCHEDULED BALANCE IS                              0             7.375% TO  7.625%
                                                                        7.625% TO  7.875%
                                                                        7.875% TO  8.125%
                                                                        8.125% TO  8.375%
                                                                        8.375% TO  8.625%
                                                                        8.625% TO  8.875%
                                                                        8.875% TO  9.125%
                                                                        9.125% TO  9.375%
                                                                        9.375% TO  9.625%
                                                                        9.625% TO  9.875%
                                                                        9.875% TO 10.125%
                                                                        10.125% & ABOVE
                                                                        ----------------- -------- ------------- --------

                                                                           TOTAL             0          0          0.00%
                                                                        ----------------- -------- ------------- --------
                                                                        W/AVG MORTGAGE INTEREST RATE IS          0.0000%
                                                                        MINIMUM MORTGAGE INTEREST RATE IS        0.0000%
                                                                        MAXIMUM MORTGAGE INTEREST RATE IS        0.0000%


              GEOGRAPHIC DISTRIBUTION
 ---------------------------------------------------
                        NUMBER   SCHEDULED  BASED ON
  GEOGRAPHIC LOCATION  OF LOANS   BALANCE   BALANCE
 --------------------  --------  ---------  --------












 --------------------  --------  ---------  --------
       TOTAL                0         0       0.00%

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1988-C1

ABN AMRO                                          Statement Date:
LA SALLE NATIONAL BANK                            Payment Date:
                                                  Prior Payment:
Administrator:                                    Record Date:
Carissa Pogue (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603






                                  POOL TOTAL

             LOAN SEASONING

                        NUMBER      (2) SCHEDULED    BASED ON
  NUMBER OF YEARS      OF LOANS        BALANCE       BALANCE




                               Weighted Average Seasoning is 0.0


                        DISTRIBUTION OF REMAINING TERM
                               FULLY AMORTIZING

 FULLY AMORTIZING      NUMBER    (2) SCHEDULED   BASED ON
  MORTGAGE LOANS      OF LOANS      BALANCE      BALANCE
 60 months or less
 61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
       Total             0            0          0.00%
              Weighted Average Months to Maturity is    0


                             DISTRIBUTION OF DSCR

  DEBT SERVICE
 COVERAGE RATIO     NUMBER    (2) SCHEDULED  BASED ON
       (1)         OF LOANS      BALANCE     BALANCE
0.500 or less
0.500 to 0.625
0.625 to 0.750
0.750 to 0.875
0.875 to 1.000
1.000 to 1.125
1.125 to 1.250
1.250 to 1.375
1.375 to 1.500
1.500 to 1.625
1.625 to 1.750
1.750 to 1.875
1.875 to 2.000
2.000 to 2.125
2.125 & above
Unknown
      Total            0            0          0.00%
Weighted Average Debt Service Coverage Ratio is    0.000


                      DISTRIBUTION OF AMORTIZATION TYPE

                     NUMBER    (2) SCHEDULED  BASED ON
AMORTIZATION TYPE   OF LOANS      BALANCE     BALANCE






       Total            0            0          0.00%

                        DISTRIBUTION OF REMAINING TERM
                                BALLOON LOANS

      BALLOON         NUMBER    (2) SCHEDULED  BASED ON
  MORTGAGE LOANS     OF LOANS      BALANCE     BALANCE
 12 months or less
 13 to 24 months
 25 to 36 months
 37 to 48 months
 49 to 60 months
 61 to 120 months
121 to 180 months
181 to 240 months
       Total             0            0          0.00%
       Weighted Average Months to Maturity is    0


                                  NOI AGING

                   NUMBER    (2) SCHEDULED  BASED ON
    NOI DATE      OF LOANS      BALANCE     BALANCE
1 year or less
1 to 2 years
2 Years or More
Unknown
      Total           0            0          0.00%

------------
(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1988-C1

ABN AMRO                                          Statement Date:
LA SALLE NATIONAL BANK                            Payment Date:
                                                  Prior Payment:
Administrator:                                    Record Date:
Carissa Pogue (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                        SPECIALLY SERVICED LOAN DETAIL

                  BEGINNING                                                SPECIALLY
   DISCLOSURE     SCHEDULED      INTEREST     MATURITY      PROPERTY       SERVICED
   CONTROL #       BALANCE         RATE         DATE          TYPE      STATUS CODE (1)     COMMENTS









(1) Legend:

 1) Request for waiver of Prepayment Penalty   4) Loan with Borrower Bankruptcy    7) Loans Paid Off
 2) Payment default                            5) Loan in Process of Foreclosure   8) Loans Returned to Master Servicer
 3) Request for Loan Modification or Workout   6) Loan now REO Property


                                                                     APPENDIX A
                                     C-11

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1988-C1

ABN AMRO                                          Statement Date:
LA SALLE NATIONAL BANK                            Payment Date:
                                                  Prior Payment:
Administrator:                                    Record Date:
Carissa Pogue (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                             MODIFIED LOAN DETAIL

   DISCLOSURE     MODIFICATION      MODIFICATION
   CONTROL #          DATE          DESCRIPTION

                                                                     APPENDIX B
                                     C-12

                    GS MORTGAGE SECURITIES CORPORATION II
   GMAC COMMERCIAL MORTGAGE CORP., AS MASTER SERVICER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1988-C1

ABN AMRO                                          Statement Date:
LA SALLE NATIONAL BANK                            Payment Date:
                                                  Prior Payment:
Administrator:                                    Record Date:
Carissa Pogue (800) 246-5761
135 S. LaSalle Street Suite 1740
Chicago, IL 60603

                         ABN AMRO ACCT: 99-9999-99-9

                             REALIZED LOSS DETAIL


                                          BEGINNING            GROSS PROCEEDS   AGGREGATE        NET       NET  PROCEEDS
DIST.  DISCLOSURE  APPRAISAL  APPRAISAL   SCHEDULED  GROSS       AS A % OF      LIQUIDATION   LIQUIDATION    AS A % OF      REALIZED
DATE   CONTROL #   DATE       VALUE       BALANCE    PROCEEDS  SCHED PRINCIPAL  EXPENSES*      PROCEEDS    SCHED. BALANCE    LOSS







CURRENT
 TOTAL                          0.00                   0.00          0.00          0.00                                       0.00
CUMULATIVE                      0.00                   0.00          0.00          0.00                                       0.00


                                                                     APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                     C-13

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

                          $1,638,134,628 (APPROXIMATE)         OCTOBER 26, 1998
                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-C1

APPROXIMATE SECURITIES STRUCTURE:
---------------------------------

                                              EXPECTED
                             APPROXIMATE       CREDIT       EXPECTED      EXPECTED
           EXPECTED RATING  FACE/NOTIONAL     SUPPORT       WEIGHTED       PAYMENT
  CLASS      (S&P/FITCH)     AMOUNT (MM)     (% OF UPB)  AVERAGE LIFE(a)  WINDOW(a)
-------------------------------------------------------------------------------------
PUBLICLY OFFERED CLASSES
 X         AAAr/AAA           $1,861.5(b)                      9.34      11/98-09/19
 A1        AAA /AAA              207.5           30.50%        5.01      11/98-07/07
 A2        AAA /AAA              436.0           30.50         9.49      07/07-10/08
 A3        AAA/AAA               650.2           30.50         8.99      11/98-10/08
 B         AA/AA                 102.4           25.00         9.97      10/08-10/08
 C         A /A                  102.4           19.50         9.97      10/08-10/08
 D         BBB/BBB (c)           107.0           13.75         9.97      10/08-10/08
 E         BBB-/BBB- (c)          32.6           12.00         9.97      10/08-10/08

PRIVATELY OFFERED CLASSES (D)
-------------------------------------------------------------------------------------
 F         N/A                   $83.8            7.50%        9.97      10/08-10/08
 G         N/A                    23.3            6.25        11.11      10/08-12/10
 H         N/A                    55.8            3.25        14.00      12/10-09/13
 J         N/A                    23.3            2.00        15.78      09/13-09/15
 K         N/A                    37.2                        18.49      09/15-09/19
           TOTAL SECURITIES:  $1,861.5                                   11/98-09/19
-------------------------------------------------------------------------------------

(a) Calculated at 0% CPR, no balloon extension and Hyper-Amortization Loans pay in full on Anticipated Repayment Dates.
(b)   Notional amount on interest only class.
(c) Subject to a cap equal to the weighted average Net Mortgage Rate, determined without regard to any modification of the mortgage loans, in effect from time to time on the mortgage loans
(d)   Not offered hereby.

KEY FEATURES:
-------------

Lead Manager:                          Goldman, Sachs & Co.
Mortgage Loan Sellers:                 Goldman Sachs Mortgage Company:
                                          GSMC Large Loans ($496MM)
                                          Archon ($475MM)
                                          CPC ($300MM)
                                          Amresco Capital, L.P. ($589MM)
                                       Falcon Financial ($1.5MM)
Master Servicer:                       GMAC Commercial Mortgage
Special Servicer:                      GMAC Commercial Mortgage
Trustee:                               LaSalle National Bank
Launch:                                On or about October 21, 1998
Pricing:                               On or about October 23, 1998
Closing:                               On or about October 29, 1998
Cut-Off Date:                          October 11, 1998
Distribution Date:                     18th of each month, or following
                                       business day (commencing November 1998)
ERISA Eligible:                        Classes A1, A2, A3 and X are expected to
                                       be ERISA eligible subject to certain
                                       conditions for eligibility
SMMEA Eligible:                        No Classes
Structure:                             Sequential pay
Day Count:                             30/360
Tax Treatment:                         REMIC
Rated Final Distribution Date:         October 18, 2030
Clean up Call:                         1.0%
Minimum Denominations:                 Publicly Offered Classes except
                                       Class X: $10,000 & $1 Class X:
                                       $5,000,000 Notional Amount & $1
Delivery:                              DTC for publicly traded certificates

-------------------------------------------------------------------------------

COLLATERAL FACTS:
-----------------

INITIAL POOL BALANCE:                                            $1,861,517,825
NUMBER OF MORTGAGE LOANS:                                                   322
NUMBER OF MORTGAGED PROPERTIES:                                             421
AVERAGE CUT-OFF DATE BALANCE:                                        $5,781,111
WEIGHTED AVERAGE CURRENT MORTGAGE RATE (a):                              7.371%
WEIGHTED AVERAGE U/W DSCR (b):                                            1.53x
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:                                  68.8%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (c):                     126 months
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:                        310 months
WEIGHTED AVERAGE SEASONING:                                            4 months
BALLOON LOANS AS % OF TOTAL:                                              64.4%
TEN LARGEST LOANS AS % OF TOTAL:                                          35.2%
-------------------------------------------------------------------------------

(a)   Gross Coupon.
(b) U/W DSCR is the ratio of Underwritten NCF over the annualized debt service payments.
(c) Anticipated Repayment Date for loans with Hyper-Amortization. All information presented herein with respect to Hyper-Amortization Loans assumes that they mature on their respective Anticipated Repayment Dates.

                               TEN LARGEST LOANS (b)
LOAN                     BALANCE ($MM)    % BY UPB    WTD. AVG. DSCR  PROP. TYPE
-----------------------------------------------------------------------------------------
AMERICOLD POOL               147.6          7.9%           1.94x      Industrial
AIMCO MULTIFAMILY POOL       109.1          5.9            1.39       Multifamily
EPT POOL                     104.7          5.6            2.06       Movie Theater
SKYLINE CITY POOL             87.4          4.7            1.40       Office
WASHINGTON MONARCH HOTEL      47.0          2.5            1.55       Lodging
HOLIDAY INN POOL              44.0          2.4            1.26       Lodging
FIRST PLACE TOWER             32.9          1.8            1.40       Office
FOUR WINDS                    31.4          1.7            2.66       Healthcare
FACTORY STORES AT
  HERSHEY                     25.6          1.4            1.32       Retail
TLS POOL A (a)                25.4          1.4            1.28       Retail/Multifamily
                              ----          ---            ----
   TOTAL/WEIGHTED
     AVERAGE                 655.2         35.2%           1.65x
-----------------------------------------------------------------------------------------

(a) There is a second related $22.5MM loan pool (TLS Pool B) which is not crossed with TLS Pool A.

(b)   Top ten loans accounting for cross-collateralization

SELECTED LOAN DATA:
-------------------

                                                      CUT-OFF DATE BALANCE
                             NUMBER OF                (AS OF OCT 11, 1998)
                             MORTGAGED    ----------------------------------------------
GEOGRAPHIC DISTRIBUTION     PROPERTIES        (MM)       % BY BALANCE   WTD. AVG. DSCR
----------------------------------------------------------------------------------------
CALIFORNIA                      41        $   294.1         15.8%           1.51x
NEW YORK                        30            163.4          8.8            1.59
TEXAS                           48            157.7          8.5            1.65
VIRGINIA                        22            128.0          6.9            1.42
OHIO                            19             98.3          5.3            1.46
OTHER                          261          1,020.0         54.8            1.53
                               ---          -------         ----            ----
     TOTAL/WTD. AVG.           421         $1,861.5        100.0%           1.53x
----------------------------------------------------------------------------------------

                                                      CUT-OFF DATE BALANCE
                             NUMBER OF                (AS OF OCT 11, 1998)
                             MORTGAGED     ---------------------------------------------
PROPERTY TYPE               PROPERTIES        (MM)       % BY BALANCE   WTD. AVG. DSCR
----------------------------------------------------------------------------------------
RETAIL                        117          $   448.6          24.1%         1.35x
LODGING                        73              311.8          16.7          1.53
OFFICE                         52              301.1          16.2          1.42
MULTIFAMILY                    72              294.1          15.8          1.39
INDUSTRIAL                     56              244.1          13.1          1.72
MOVIE THEATRE                   8              104.7           5.6          2.06
HEALTHCARE                     11               93.6           5.0          2.04
OTHER                          32               63.5           3.4          1.53
                               --            -------           ---          ----
   TOTAL/WTD. AVG.            421           $1,861.5         100.0%         1.53x
----------------------------------------------------------------------------------------

PREPAYMENT RESTRICTIONS (AS OF CUT-OFF DATE):
---------------------------------------------

PREPAYMENT RESTRICTIONS         LOAN GROUP 1     LOAN GROUP 2     AGGREGATE
------------------------------------------------------------------------------
LOCKOUT/DEFEASANCE                  74.8%            58.7%           69.1%
LOCKOUT/GREATER OF YM
  OR 1%                             22.8             28.5            24.8
LOCKOUT                              2.4             12.3             5.9
LOCKOUT/YM                           0.0              0.5             0.2
------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                             MORTGAGE POOL OVERVIEW
-------------------------------------------------------------------------------

COLLATERAL FACTS                                  LOAN GROUP 1          LOAN GROUP 2              AGGREGATE
---------------------------------------------------------------------------------------------------------------------
INITIAL POOL BALANCE: (a)                       $1,211,297,197          $650,220,628          $1,861,517,825
NUMBER OF MORTGAGE LOANS: (a)                              186                   137                     322
NUMBER OF MORTGAGE PROPERTIES                              259                   162                     421
AVERAGE CUT-OFF DATE BALANCE:                       $6,512,351            $4,746,136              $5,781,111
WEIGHTED AVERAGE CURRENT MORTGAGE RATE:                  7.338%                7.433%                  7.371%
WEIGHTED AVERAGE U/W DSCR:                                1.59x                 1.42x                   1.53x
WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO:                  66.7%                 72.7%                   68.8%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY:               132 Months            115 Months             126 Months
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:              297 Months            334 Months             310 Months
WEIGHTED AVERAGE SEASONING:                                  4 Months              4 Months               4 Months
BALLOON/ARD LOANS AS % OF TOTAL: (b)                      87.4%                100.0%                   91.8%
FIVE LARGEST LOANS AS % OF TOTAL:                         34.7%                 28.5%                   26.6%
---------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)
(b) Balloon Loans are 48.2% of Loan Group I, 94.5% of Loan Group 2 and 64.4% of Aggregate.

------------------------
     TOP FIVE LOANS
------------------------

LOAN GROUP ONE
--------------

                                      %        WTD.
                                      BY       AVG.    PROPERTY
PROPERTY NAME      BALANCE (MM)      UPB       DSCR      TYPE
-------------------------------------------------------------------
Americold Pool        $147.6         12.2%     1.94x  Industrial
EPT Pool               104.7          8.6      2.06   Movie Theatre
Skyline City Pool       87.4          7.2      1.40   Office
Washington              47.0          3.9      1.55   Lodging
Monarch Hotel
First Place             32.9          2.7      1.40   Office
Tower
-------------------------------------------------------------------

LOAN GROUP TWO
--------------

                                      %        WTD.
                                      BY       AVG.    PROPERTY
PROPERTY NAME      BALANCE (MM)      UPB       DSCR      TYPE
-------------------------------------------------------------------
AIMCO MF Pool (a)      $79.8         12.3%     1.39x  Multifamily
Holiday Inn Pool        44.0          6.8      1.25   Lodging
Factory Stores at       25.6          3.9      1.32   Retail
  Hershey
The Original            21.5          3.3      1.54   Retail
  Outlet Mall
761 7th Ave.            14.5          2.2      1.35   Retail
-------------------------------------------------------------------

AGGREGATE
---------

                                      %        WTD.
                                      BY       AVG.    PROPERTY
PROPERTY NAME      BALANCE (MM)      UPB       DSCR      TYPE
-------------------------------------------------------------------
Americold Pool        $147.6          7.9%     1.94x  Industrial
AIMCO MF Pool          109.1          5.9      1.39   Multifamily
EPT Pool               104.7          5.6      2.06   Movie Theater
Skyline City Pool       87.4          4.7      1.40   Officer
Washington              47.0          2.5      1.55   Lodging
Monarch Hotel
-------------------------------------------------------------------

(a)   AIMCO Multifamily Pool is split between Loan Group 1
      ($29.3MM) and Loan Group 2 ($79.8MM)

------------------------
    TOP FIVE STATES
------------------------

LOAN GROUP ONE
--------------

                 NUMBER OF
GEOGRAPHIC       MORTGAGE     BALANCE    % BY      WTD. AVG.
DISTRIBUTION    PROPERTIES     (MM)       UPB        DSCR
------------------------------------------------------------
California          18        $164.0     13.5%       1.61x
Virginia            19         118.3      9.8        1.42
New York            21         109.5      9.0        1.71
Texas               26         101.5      8.4        1.74
Washington          10          68.1      5.6        1.66
------------------------------------------------------------

LOAN GROUP TWO
--------------

                 NUMBER OF
GEOGRAPHIC       MORTGAGE     BALANCE    % BY      WTD. AVG.
DISTRIBUTION    PROPERTIES     (MM)       UPB        DSCR
------------------------------------------------------------
California          23         130.1     20.0%       1.37x
Ohio                10          60.7      9.3        1.29
Texas               22          56.2      8.6        1.49
New York             9          53.9      8.3        1.34
Maryland             4          35.7      5.5        1.48
------------------------------------------------------------

AGGREGATE
---------

                 NUMBER OF
GEOGRAPHIC       MORTGAGE     BALANCE    % BY      WTD. AVG.
DISTRIBUTION    PROPERTIES     (MM)       UPB        DSCR
------------------------------------------------------------
California          41        $294.1     15.8%       1.51x
New York            30         163.4      8.8        1.59
Texas               48         157.7      8.5        1.65
Virginia            22         128.0      6.9        1.42
Ohio                19          98.3      5.3        1.46
------------------------------------------------------------

------------------------------------
      TOP FIVE PROPERTY TYPES
------------------------------------

LOAN GROUP ONE
--------------

               NUMBER OF                 %
PROPERTY       MORTGAGE      BALANCE     BY     WTD. AVG.
TYPE           PROPERTIES     (MM)      UPB       DSCR
---------------------------------------------------------
Lodging            65        $254.4    21.0%      1.58x
Retail             67         224.9    18.6       1.27
Office             29         215.1    17.8       1.39
Industrial         42         207.7    17.1       1.77
Movie Theatre       8         104.7     8.6       2.06
---------------------------------------------------------

LOAN GROUP TWO
--------------

               NUMBER OF                 %
PROPERTY       MORTGAGE      BALANCE     BY     WTD. AVG.
TYPE           PROPERTIES     (MM)      UPB       DSCR
---------------------------------------------------------
Multifamily        60        $235.2    36.2%      1.41x
Retail             50         223.7    34.4       1.44
Office             23          86.0    13.2       1.50
Lodging             8          57.4     8.8       1.26
Industrial         14          36.4     5.6       1.45
---------------------------------------------------------

AGGREGATE
---------

               NUMBER OF                 %
PROPERTY       MORTGAGE      BALANCE     BY     WTD. AVG.
TYPE           PROPERTIES     (MM)      UPB       DSCR
---------------------------------------------------------
Retail            117        $448.6    24.1%      1.35x
Lodging            73         311.8    16.7       1.53
Office             52         301.1    16.2       1.42
Multifamily        72         294.1    15.8       1.39
Industrial         56         244.1    13.1       1.72
---------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
-------------------------------------------------------------------------------

o For purposes of calculating principal distributions of the Certificates, the Mortgage Pool will be comprised of two Loan Groups:


    o Available principal from Group 1 will be allocated sequentially to A1, A2, A3, B, C, D, E, F, G, H, J, K

    o Available principal from Group 2 will be allocated sequentially to A3, A1, A2, B, C, D, E, F, G, H, J, K certificates

    o In case the principal balance of K, J, H, G, F, E, D, C, B, in that order, have been reduced to zero due to the allocation of principal losses, then A1, A2 and A3 will be allocated principal pro rata.

o Class X will be entitled to receive payments of interest only and will not receive any payments of principal. Class X will be entitled to payments of interest pro rata (based on interest entitlements) with the Class A1, A2, and A3 Certificates each month.

o Each class will be subordinate to the Class A1, A2, A3, and X and to each class with an earlier alphabetic designation than such class. Each of the Class A1, A2, A3, and X Certificates will be of equal priority.

o   All classes will pay interest on a 30/360 basis.

o Principal Losses will be allocated in reverse alphabetical order to Class K, J, H, G, F, E, D, C, B, and then pro rata to Class A1, A2, and A3.

o The Master Servicer will cover net prepayment interest shortfalls, for any month up to the portion of the Master Servicing Fee equal to 4 basis points per annum on the principal balance of the loans. (Calculated on the basis of the same number of days as which the related loan would otherwise accrue interest during the related month.) Net shortfalls (after application of prepayment interest excesses and other Servicer coverage from the Master Servicing Fee) will be allocated pro-rata (based on interest entitlements) to all regular Certificates.

o Shortfalls resulting from Master Servicer and Special Servicer modifications, Special Servicer compensation or other extraordinary trust fund expenses will be allocated in reverse alphabetical order to classes other than to the Class X among the outstanding Certificates.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                     ALLOCATION OF PREPAYMENT PENALTIES (a)
-------------------------------------------------------------------------------

ALLOCATION OF PREPAYMENT PREMIUMS FOR EACH LOAN GROUP
-----------------------------------------------------

Prepayment premiums with respect to a Loan Group will be allocated between the related Certificates then entitled to principal distributions and the Class X Certificates as follows:

    o A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) with respect to a Loan Group will be allocated to each class of the Certificates then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the total principal distribution that such Class receives, and (b) a percentage (which can be no greater than 100%), the numerator of which is the excess of the Pass-Through Rate of the Class of the Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the Discount Rate.

             --------------------------------------------------------------
            |     Prepayment          (Pass-Through Rate - Discount Rate)  |
            | Premium Allocation  =  ------------------------------------- |
            |     Percentage             (Mortgage Rate - Discount Rate)   |
             --------------------------------------------------------------

    o The remaining percentage of such prepayment premiums will be allocated to the Class X Certificates

    o In general, this formula provides for an increase in the allocation of prepayment premiums to the Certificates then entitled to principal distributions relative to the Class X Certificates as Discount Rates decrease and a decrease in the allocation to such Classes as Discount Rates rise

    Allocation of Prepayment Premiums Example
    -----------------------------------------

         Discount Rate Fraction Methodology:
           Mortgage Rate                       =  8%
           Bond Class Rate                     =  6%
           Treasury Rate                       =  5%

      BOND CLASS ALLOCATION   |               CLASS X ALLOCATION
    --------------------------|------------------------------------------------
      6% - 5%                 |
      -------  =  33 1/3%     |   Receives excess premiums = 66 2/3% thereof
      8% - 5%                 |

(a) For further information regarding the allocation of prepayment penalties, refer to the Prospectus supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                             PREPAYMENT PROVISIONS
-------------------------------------------------------------------------------

         PREPAYMENT LOCK-OUT/ PREPAYMENT PREMIUM ANALYSIS / DEFEASANCE
             PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION
                    ASSUMING NO PREPAYMENT OF PRINCIPAL (a)

o   AGGREGATE POOL

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT      OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER   OCTOBER
RESTRICTIONS      1998       1999       2000       2001       2002       2003       2004       2005       2006       2007      2008
Locked Out       99.42%     99.42%     84.90%     24.69%      7.98%      7.40%      6.99%      6.57%      6.08%     0.06%      0.00%
Defeasance        0.00       0.00      13.51      68.69      68.70      68.87      69.45      69.51      69.70     66.16      71.54
Greater of
 YM and 1% (b)    0.58       0.58       1.59       6.62      23.32      23.73      23.23      23.91      24.09     18.28      28.46
SUBTOTAL        100.00%    100.00%    100.00%    100.00%    100.00%    100.00%     99.68%    100.00%     99.88%    84.50%    100.00%

Open              0.00%     0.00%      0.00%      0.00%      0.00%      0.00%      0.32%      0.00%      0.12%    15.50%      0.00%
TOTALS          100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%   100.00%    100.00%
UPB ($MM)     1,861.52   1,839.41   1,815.92   1,790.29   1,762.67   1,732.93   1,683.64   1,634.24   1,596.96  1,545.14     137.99
% of UPB        100.00%     98.81%     97.55%     96.17%     94.69%     93.09%     90.44%     87.79%     85.79%    83.00%     7.41%


PREPAYMENT      OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS      2009       2010       2011       2012       2013       2014       2015       2016       2017       2018
Locked Out        0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%
Defeasance       71.50      72.97      73.06      76.97      79.67      80.18      81.07      82.61      85.91     75.88
Greater of
 YM and 1% (b)   28.50      27.03      26.94      18.92      20.33      19.82      18.58      17.39       3.95      0.00
SUBTOTAL        100.00%    100.00%    100.00%     95.89%    100.00%    100.00%     99.66%    100.00%     89.86%    75.88%

Open             0.00%      0.00%      0.00%      4.11%      0.00%      0.00%      0.34%      0.00%     10.14%    24.12%
TOTALS          100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%   100.00%
UPB ($MM)       129.37     117.65     107.88      92.57      56.44      46.47      35.73      24.25      12.23      1.52
% of UPB          6.95%      6.32%      5.80%      4.97%      3.03%      2.50%      1.92%      1.30%      0.66%     0.08%
------------------------------------------------------------------------------------------------------------------------------------

o   LOAN GROUP 1

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT      OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER   OCTOBER
RESTRICTIONS      1998       1999       2000       2001       2002       2003       2004       2005       2006       2007      2008
Locked Out       99.11%     99.11%     76.75%     19.56%      4.79%      4.11%      3.87%      3.14%      2.62%     0.10%      0.00%
Defeasance        0.00       0.00      20.79      74.24      74.24      74.48      75.46      75.85      75.89     74.63      71.54
Greater of
 YM and 1%        0.89       0.89       2.45       6.20      20.97      21.41      20.17      21.01      21.30     17.90      28.46
SUBTOTAL        100.00%    100.00%    100.00%    100.00%    100.00%    100.00%     99.50%    100.00%     99.81%    92.63%    100.00%

Open             0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.50%      0.00%      0.19%     7.37%      0.00%
TOTALS          100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%   100.00%    100.00%
UPB ($MM)     1,211.30   1,195.86   1,179.44   1,161.55   1,142.29   1,121.55   1,081.85   1,052.78   1,026.62    986.80     137.99
% of UPB        100.00%     98.73%     97.37%     95.89%     94.30%     92.59%     89.31%     86.91%     84.75%    81.47%     11.39%


PREPAYMENT      OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER
RESTRICTIONS      2009       2010       2011       2012       2013       2014       2015       2016       2017       2018
Locked Out        0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%     0.00%
Defeasance       71.50      72.97      73.06      76.97      79.67      80.18      81.07      82.61      85.91     75.88
Greater of
 YM and 1%       28.50      27.03      26.94      18.92      20.33      19.82      18.58      17.39       3.95      0.00
SUBTOTAL        100.00%    100.00%    100.00%     95.89%    100.00%    100.00%     99.66%    100.00%     89.86%    75.88%

Open             0.00%      0.00%      0.00%      4.11%      0.00%      0.00%      0.34%      0.00%     10.14%    24.12%
TOTALS          100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%   100.00%
UPB ($MM)       129.37     117.65     107.88      92.57      56.44      46.47      35.73      24.25      12.23      1.52
% of UPB         10.68%      9.71%      8.91%      7.64%      4.66%      3.84%      2.95%      2.00%      1.01%     0.13%
------------------------------------------------------------------------------------------------------------------------------------

o   LOAN GROUP 2

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT      OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER    OCTOBER   OCTOBER
RESTRICTIONS      1998       1999       2000       2001       2002       2003       2004       2005       2006       2007      2008
Locked Out      100.00%    100.00%    100.00%     34.17%     13.85%     13.45%     12.61%     12.79%     12.32%     0.00%      0.00%
Defeasance        0.00       0.00       0.00      58.44      58.50      58.57      58.65      58.03      58.56     51.19       0.00
Greater of
 YM and 1% (b)    0.00       0.00       0.00       7.38      27.64      27.98      28.74      29.18      29.12     18.94       0.00
SUBTOTAL        100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    70.14%      0.00%


Open              0.00%     0.00%      0.00%      0.00%      0.00%      0.00%       0.00%      0.00%      0.00%    29.86%      0.00%
TOTALS          100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%   100.00%      0.00%
UPB ($MM)       650.22     643.55     636.48     628.73     620.38     611.38     601.79     581.46     570.34    558.34       0.00
% of UPB        100.00%     98.97%     97.89%     96.70%     95.41%     94.03%     92.55%     89.42%     87.71%    85.87%      0.00%
------------------------------------------------------------------------------------------------------------------------------------

(a) Table calculated using modeling assumptions.

(b) One Mortgage Loan, representing approximately 0.2% of the Initial Pool Balance provides for YM only.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                         AVERAGE LIFE TABLE (IN YEARS)
                (PREPAYMENTS LOCKED OUT THROUGH LOCK OUT PERIOD,
   DEFEASANCE AND YIELD MAINTENANCE PERIOD, THEN RUN AT THE INDICATED CPRS)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                          PREPAYMENT ASSUMPTIONS (CPR)
           0% CPR        25% CPR        50% CPR        75% CPR        100% PP*
-------------------------------------------------------------------------------
X           9.34           9.28           9.25           9.22           9.04
A1          5.01           5.00           4.99           4.98           4.93
A2          9.49           9.46           9.43           9.38           9.16
A3          8.99           8.91           8.87           8.81           8.57
B           9.97           9.80           9.79           9.75           9.61
C           9.97           9.82           9.80           9.80           9.68
D           9.97           9.89           9.89           9.86           9.72
E           9.97           9.89           9.89           9.89           9.72
F           9.97           9.96           9.96           9.95           9.90
G          11.11          11.10          11.10          11.09          11.05
H          14.00          13.98          13.95          13.91          13.73
J          15.78          15.78          15.78          15.78          15.76
K          18.49          18.49          18.48          18.48          18.44
-------------------------------------------------------------------------------

*   "PP" means 100% of each loan prepays when it becomes freely prepayable.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                      DISTRIBUTION OF CUT-OFF DATE BALANCE
                                   AGGREGATE
-------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                       AVERAGE                                AVERAGE
                                                                       CUT-OFF        WEIGHTED     WEIGHTED  REMAINING    WEIGHTED
                          NUMBER OF     AGGREGATE     PERCENTAGE OF      DATE         AVERAGE      AVERAGE    TERM TO     AVERAGE
RANGE OF CURRENT           MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   PRINCIPAL     UNDERWRITTEN   MORTGAGE   MATURITY  CUT-OFF DATE
PRINCIPAL BALANCES          LOANS        BALANCE         BALANCE       BALANCE          DSCR         RATE      (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
$  500,000 -     999,999      13     $    9,892,085        0.53%     $    760,930       1.60x        7.38%     144.0       70.8%
 1,000,000 -   1,999,999      91        141,179,673        7.58         1,551,425       1.46         7.44      152.4       71.1
 2,000,000 -   2,999,999      64        159,553,894        8.57         2,493,030       1.44         7.43      134.5       71.7
 3,000,000 -   3,999,999      49        171,065,279        9.19         3,491,128       1.41         7.34      139.6       71.9
 4,000,000 -   4,999,999      29        131,320,516        7.05         4,528,294       1.42         7.23      125.2       72.0
 5,000,000 -   5,999,999      15         81,623,716        4.38         5,441,581       1.41         7.34      124.5       74.0
 6,000,000 -   6,999,999      10         65,329,158        3.51         6,532,916       1.43         7.26      127.6       70.9
 7,000,000 -   7,999,999       5         38,036,492        2.04         7,607,298       1.43         7.58      115.8       73.6
 8,000,000 -   8,999,999       6         50,376,162        2.71         8,396,027       1.51         7.37      115.3       72.5
 9,000,000 -   9,999,999       6         57,198,374        3.07         9,533,062       1.51         7.33      137.3       71.7
10,000,000 -  11,999,999       8         84,741,317        4.55        10,592,665       1.50         7.35      120.2       70.8
12,000,000 -  13,999,999       7         89,869,426        4.83        12,838,489       1.41         7.40      125.2       70.2
14,000,000 -  16,999,999       3         43,669,186        2.35        14,556,395       1.38         7.11      116.3       67.9
17,000,000 -  19,999,999       4         73,285,333        3.94        18,321,333       1.37         7.65      135.3       69.5
20,000,000 -  24,999,999       5        109,967,084        5.91        21,993,417       1.78         7.99      117.4       71.0
25,000,000 -  49,999,999       3        105,490,514        5.67        35,163,505       1.45         7.07      118.5       66.2
50,000,000 - 147,597,677       4        448,919,618       24.12       112,229,904       1.73         7.29      115.1       61.8
                             ---     --------------      ------      ------------       ----         ----      -----       ----
TOTAL                        322     $1,861,517,825      100.00%     $  5,781,111       1.53x        7.37%     126.1       68.8%
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                     DISTRIBUTION OF CUT-OFF DATE BALANCES
                                 LOAN GROUP ONE
-------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                       AVERAGE                                AVERAGE
                                                                       CUT-OFF        WEIGHTED     WEIGHTED  REMAINING    WEIGHTED
                          NUMBER OF     AGGREGATE     PERCENTAGE OF      DATE         AVERAGE      AVERAGE    TERM TO     AVERAGE
RANGE OF CURRENT           MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   PRINCIPAL     UNDERWRITTEN   MORTGAGE   MATURITY  CUT-OFF DATE
PRINCIPAL BALANCES (a)      LOANS        BALANCE         BALANCE       BALANCE          DSCR         RATE      (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
$  500,000 -     999,999       5     $    4,334,893         0.36%   $    866,979        1.67x        7.59%     179.2        67.0%
 1,000,000 -   1,999,999      59         93,733,457         7.74       1,588,703        1.47         7.51      170.6        70.7
 2,000,000 -   2,999,999      36         91,145,037         7.52       2,531,807        1.45         7.48      148.8        71.0
 3,000,000 -   3,999,999      27         93,364,646         7.71       3,457,950        1.40         7.45      159.8        71.2
 4,000,000 -   4,999,999      15         66,915,463         5.52       4,461,031        1.41         7.30      133.9        70.2
 5,000,000 -   5,999,999       5         28,002,421         2.31       5,600,484        1.38         7.25      140.6        74.2
 6,000,000 -   6,999,999       6         40,004,703         3.30       6,667,450        1.37         7.22      135.5        70.0
 7,000,000 -   7,999,999       4         30,394,811         2.51       7,598,703        1.45         7.59      117.2        73.8
 8,000,000 -   8,999,999       3         24,990,341         2.06       8,330,114        1.39         7.66      113.7        75.4
 9,000,000 -   9,999,999       3         28,603,746         2.36       9,534,582        1.61         7.46      159.9        69.5
10,000,000 -  11,999,999       4         42,022,120         3.47      10,505,530        1.61         7.77      132.3        66.5
12,000,000 -  13,999,999       5         63,817,796         5.27      12,763,559        1.47         7.28      128.3        68.7
14,000,000 -  16,999,999       1         15,000,000         1.24      15,000,000        1.45         6.91      112.0        52.3
17,000,000 -  19,999,999       4         73,285,333         6.05      18,321,333        1.37         7.65      135.3        69.5
20,000,000 -  24,999,999       3         66,689,673         5.51      22,229,891        2.03         8.32      116.1        63.6
25,000,000 -  49,999,999       3        109,222,740         9.02      36,407,580        1.46         7.38      116.4        61.6
50,000,000 - 147,597,677       3        339,770,015        28.05     113,256,672        1.84         6.90      116.4        62.0
                             ---     --------------       ------    ------------        ----         ----      -----        ----
TOTAL                        186     $1,211,297,197       100.00%   $  6,512,351        1.59x        7.34%     132.0        66.7%
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     DISTRIBUTION OF CUT-OFF DATE BALANCES
                                 LOAN GROUP TWO
-------------------------------------------------------------------------------

                                                                                                              WEIGHTED
                                                                       AVERAGE                                AVERAGE
                                                                       CUT-OFF        WEIGHTED     WEIGHTED  REMAINING    WEIGHTED
                          NUMBER OF     AGGREGATE     PERCENTAGE OF      DATE         AVERAGE      AVERAGE    TERM TO     AVERAGE
RANGE OF CURRENT           MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   PRINCIPAL     UNDERWRITTEN   MORTGAGE   MATURITY  CUT-OFF DATE
PRINCIPAL BALANCES (a)      LOANS        BALANCE         BALANCE       BALANCE          DSCR         RATE      (MOS)     LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
$  500,000 -     999,999       8     $    5,557,192         0.85%    $   694,649        1.54x        7.23%     116.5        73.8%
 1,000,000 -   1,999,999      32         47,446,216         7.30       1,482,694        1.45         7.30      116.6        71.8
 2,000,000 -   2,999,999      28         68,408,857        10.52       2,443,173        1.42         7.37      115.5        72.8
 3,000,000 -   3,999,999      22         77,700,632        11.95       3,531,847        1.42         7.21      115.4        72.8
 4,000,000 -   4,999,999      14         64,405,053         9.91       4,600,361        1.43         7.16      116.2        73.8
 5,000,000 -   5,999,999      10         53,621,295         8.25       5,362,130        1.42         7.39      116.1        73.9
 6,000,000 -   6,999,999       4         25,324,455         3.89       6,331,114        1.53         7.32      115.0        72.4
 7,000,000 -   7,999,999       1          7,641,681         1.18       7,641,681        1.36         7.54      110.0        73.1
 8,000,000 -   8,999,999       3         25,385,821         3.90       8,461,940        1.63         7.09      116.8        69.7
 9,000,000 -   9,999,999       3         28,594,628         4.40       9,531,543        1.41         7.20      114.7        73.9
10,000,000 -  11,999,999       4         42,719,197         6.57      10,679,799        1.39         6.94      108.3        75.1
12,000,000 -  13,999,999       2         26,051,630         4.01      13,025,815        1.28         7.71      117.5        74.0
14,000,000 -  16,999,999       2         28,669,186         4.41      14,334,593        1.35         7.21      118.5        76.1
20,000,000 -  24,999,999       2         43,277,411         6.66      21,638,705        1.39         7.49      119.5        82.4
25,000,000 -  49,999,999       1         25,580,579         3.93      25,580,579        1.32         7.39      119.0        79.9
50,000,000 - 147,597,677       1         79,836,798        12.28      79,836,798        1.39         8.50      111.0        61.2
                             ---       ------------       ------      ----------        ----         ----      -----        ----
TOTAL                        137        650,220,628       100.00%    $ 4,746,136        1.42x        7.43%     115.2        72.7%
------------------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
              GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE (a)
                                   AGGREGATE
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                  AVERAGE                                AVERAGE
                                                                  CUT-OFF        WEIGHTED     WEIGHTED  REMAINING    WEIGHTED
                     NUMBER OF     AGGREGATE     PERCENTAGE OF      DATE         AVERAGE      AVERAGE    TERM TO     AVERAGE
                      MORTGAGE    CUT-OFF DATE    CUT-OFF DATE   PRINCIPAL     UNDERWRITTEN   MORTGAGE   MATURITY  CUT-OFF DATE
STATE                  LOANS        BALANCE         BALANCE       BALANCE          DSCR         RATE      (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
California               41      $  294,077,203      15.80%    $ 7,172,615         1.51x        7.53%     116.4        68.5%
New York                 30         163,395,938       8.78       5,446,531         1.59         7.71      119.7        67.4
Texas                    48         157,716,858       8.47       3,285,768         1.65         7.21      134.2        70.2
Virginia                 22         127,968,671       6.87       5,816,758         1.42         7.20      125.0        72.3
Ohio                     19          98,318,576       5.28       5,174,662         1.46         7.58      117.9        71.4
Washington               13          83,788,247       4.50       6,445,250         1.63         7.19      116.5        64.1
Florida                  25          67,734,586       3.64       2,709,383         1.41         7.39      130.6        74.2
Oregon                    8          62,941,850       3.38       7,867,731         1.68         7.21      116.3        63.1
Maryland                 14          58,684,345       3.15       4,191,739         1.45         7.43      125.8        69.3
District of Columbia      2          52,315,613       2.81      26,157,807         1.52         6.77      119.9        55.6
Michigan                  9          52,148,068       2.80       5,794,230         1.41         7.64      158.0        70.1
Pennsylvania              5          50,654,823       2.72      10,130,965         1.55         7.23      125.1        71.0
Tennessee                12          44,497,695       2.39       3,708,141         1.45         7.28      142.8        72.4
Wisconsin                 4          40,135,242       2.16      10,033,810         1.67         6.93      117.8        71.4
Oklahoma                  3          39,820,432       2.14      13,273,477         1.38         7.23      115.4        74.5
Puerto Rico               2          38,377,755       2.06      19,188,878         1.62         7.89      113.9        66.9
New Mexico               23          37,246,054       2.00       1,619,394         1.52         7.54      117.1        72.2
Massachusetts            13          35,148,109       1.89       2,703,701         1.55         7.12      114.9        67.0
Georgia                  10          34,245,325       1.84       3,424,533         1.55         7.34      158.9        70.3
Louisiana                 9          33,964,040       1.82       3,773,782         1.46         7.33      141.0        73.9
Connecticut              11          28,842,897       1.55       2,622,082         1.54         7.28      114.3        63.6
Illinois                  7          25,801,584       1.39       3,685,941         1.57         7.08      133.6        66.9
Arizona                   6          22,140,526       1.19       3,690,088         1.36         7.68      120.9        67.2
Kentucky                  9          20,300,455       1.09       2,255,606         1.45         7.52      212.9        72.4
Minnesota                 9          20,025,695       1.08       2,225,077         1.46         7.28      114.5        72.2
Idaho                     3          19,319,783       1.04       6,439,928         1.85         6.94      114.8        59.5
Colorado                  8          19,069,730       1.02       2,383,716         1.50         7.12      110.3        71.6
Arkansas                  5          15,919,238       0.86       3,183,848         1.42         7.63      124.2        69.5
Indiana                   4          14,654,090       0.79       3,663,523         1.44         8.14      143.5        65.3
Missouri                  2          13,484,050       0.72       6,742,025         1.95         6.90      135.1        62.7
Nebraska                  7          12,777,182       0.69       1,825,312         1.37         7.64      170.4        66.8
Utah                      4          11,606,330       0.62       2,901,582         1.79         7.16      115.2        60.0
South Carolina            4          10,090,706       0.54       2,522,677         1.44         7.37      209.3        72.7
New Hampshire             2           8,082,073       0.43       4,041,036         1.26         6.35      239.4        71.5
Iowa                      3           7,384,419       0.40       2,461,473         1.77         7.09      115.3        61.1
Nevada                    3           6,919,163       0.37       2,306,388         1.46         7.28      118.4        61.6
Alabama                   9           5,949,607       0.32         661,067         1.61         7.74      154.7        62.9
Rhode Island              3           5,765,973       0.31       1,921,991         1.46         7.15      117.7        75.1
Vermont                   1           5,161,627       0.28       5,161,627         1.32         7.05      113.0        78.6
Kansas                    2           3,978,438       0.21       1,989,219         1.40         7.58      114.7        64.7
Mississippi               3           3,334,171       0.18       1,111,390         1.38         7.21      115.4        74.3
West Virginia             1           2,290,025       0.12       2,290,025         1.35         7.06      114.0        76.3
North Carolina            1           2,094,922       0.11       2,094,922         1.50         7.76      118.0        67.6
New Jersey                1           1,998,409       0.11       1,998,409         1.32         7.15      119.0        64.5
Delaware                  1           1,347,306       0.07       1,347,306         1.69         7.71      118.0        72.8
                        ---      --------------     ------       ---------         ----         ----      -----        ----
TOTAL                   421      $1,861,517,825     100.0%     $ 4,421,658         1.53x        7.37%     126.1        68.8%
-------------------------------------------------------------------------------------------------------------------------------

(a) Information in this table is presented on the mortgaged property level based on allocated loan amounts and therefore may differ from information presented on the mortgage loan level.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                GEOGRAPHIC DISTRIBUTION BY CUT-OFF DATE BALANCE
                                   AGGREGATE
-------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                       [MAP OF UNITED STATES OF AMERICA]

     California             15.80%          Kentucky                1.09%
     New York                8.78%          Minnesota               1.08%
     Texas                   8.47%          Idaho                   1.04%
     Virginia                6.87%          Colorado                1.02%
     Ohio                    5.28%          Arkansas                0.86%
     Washington              4.50%          Indiana                 0.79%
     Florida                 3.64%          Missouri                0.72%
     Oregon                  3.38%          Nebraska                0.69%
     Maryland                3.15%          Utah                    0.62%
     District of Columbia    2.81%          South Carolina          0.54%
     Michigan                2.80%          New Hampshire           0.43%
     Pennsylvania            2.72%          Iowa                    0.40%
     Tennessee               2.39%          Nevada                  0.37%
     Wisconsin               2.16%          Alabama                 0.32%
     Oklahoma                2.14%          Rhode Island            0.31%
     Puerto Rico             2.06%          Vermont                 0.28%
     New Mexico              2.00%          Kansas                  0.21%
     Massachusetts           1.89%          Mississippi             0.18%
     Georgia                 1.84%          West Virginia           0.12%
     Louisiana               1.82%          North Carolina          0.11%
     Connecticut             1.55%          New Jersey              0.11%
     Illinois                1.39%          Delaware                0.07%
     Arizona                 1.19%

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                              Other        Virginia
                              46.66%        6.87%

                            California       Ohio
                              15.80%        5.28%

                             New York     Washington
                              8.78%         4.50%

                              Texas        Florida
                              8.47%         3.64%

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
                                   AGGREGATE
-------------------------------------------------------------------------------

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                            Retail          Industrial
                            24.1%             13.1%

                           Lodging        Movie Theatre
                            16.7%              5.6%

                            Office          Healthcare
                            16.2%              5.0%

                         Multifamily          Other
                            15.8%              3.5%

                                                                                                    WEIGHTED   WEIGHTED
                                                             AVERAGE                                AVERAGE    AVERAGE
                                AGGREGATE     PERCENTAGE     CUT-OFF       WEIGHTED     WEIGHTED   REMAINING   CUT-OFF
                  NUMBER OF      CUT-OFF      OF CUT-OFF       DATE        AVERAGE      AVERAGE     TERM TO      DATE
                   MORTGAGE        DATE          DATE       PRINCIPAL    UNDERWRITTEN   MORTGAGE    MATURITY     LTV
PROPERTY TYPE       PROPS        BALANCE       BALANCE       BALANCE         DSCR         RATE       (MOS)      RATIO
-------------------------------------------------------------------------------------------------------------------------
Retail               117     $  448,577,458      24.1%     $ 3,833,995       1.35x        7.36%      132.8      74.1%
Lodging               73        311,801,239      16.7        4,271,250       1.53         7.49       139.7      68.3
Office                52        301,139,444      16.2        5,791,143       1.42         7.22       114.7      71.7
Multifamily           72        294,076,829      15.8        4,084,400       1.39         7.61       120.4      71.2
Industrial            56        244,082,727      13.1        4,358,620       1.72         7.07       127.9      61.2
Movie Theatre          8        104,748,392       5.6       13,093,549       2.06         6.77       117.0      61.6
Healthcare            11         93,602,144       5.0        8,509,286       2.04         8.37       116.2      60.2
Other                 32         63,489,591       3.4        1,984,050       1.53         7.18       115.7      63.5
-----                 --         ----------       ---        ---------       ----         ----       -----      ----
TOTAL                421     $1,861,517,825     100.0%     $ 4,421,658       1.53x        7.37%      126.1      68.8%
-------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                      STRUCTURAL AND COLLATERAL TERM SHEET

-------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
                                 LOAN GROUP ONE
-------------------------------------------------------------------------------

                                                                                                    WEIGHTED   WEIGHTED
                                                             AVERAGE                                AVERAGE    AVERAGE
                                AGGREGATE     PERCENTAGE     CUT-OFF       WEIGHTED     WEIGHTED   REMAINING   CUT-OFF
                  NUMBER OF      CUT-OFF      OF CUT-OFF       DATE        AVERAGE      AVERAGE     TERM TO      DATE
                   MORTGAGE        DATE          DATE       PRINCIPAL    UNDERWRITTEN   MORTGAGE    MATURITY     LTV
PROPERTY TYPE       PROPS        BALANCE       BALANCE       BALANCE         DSCR         RATE       (MOS)      RATIO
-------------------------------------------------------------------------------------------------------------------------
Lodging               65       $254,409,133       21.0%    $ 3,913,987       1.58x        7.38%      144.6       66.3%
Retail                67        224,915,312       18.6       3,356,945       1.27         7.46       148.7       73.7
Office                29        215,113,405       17.8       7,417,704       1.39         7.20       116.0       72.5
Industrial            42        207,659,656       17.1       4,944,278       1.77         7.02       130.1       59.5
Movie Theatre          8        104,748,392        8.6      13,093,549       2.06         6.77       117.0       61.6
Healthcare            10         91,087,010        7.5       9,108,701       2.06         8.39       116.2       60.4
Multifamily (a)       12         58,835,141        4.9       4,902,928       1.35         7.93       144.7       68.6
Other                 26         54,529,148        4.5       2,097,275       1.58         7.11       115.9       62.2
                     ---     --------------      -----     -----------       ----         ----       -----       ----
TOTAL/WEIGHTED
 AVERAGE             259     $1,211,297,197      100.0%    $ 4,676,823       1.59x        7.34%      132.0       66.7%
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                         DISTRIBUTION OF PROPERTY TYPES
                                 LOAN GROUP TWO
-------------------------------------------------------------------------------

                                                                                                    WEIGHTED   WEIGHTED
                                                             AVERAGE                                AVERAGE    AVERAGE
                                AGGREGATE     PERCENTAGE     CUT-OFF       WEIGHTED     WEIGHTED   REMAINING   CUT-OFF
                  NUMBER OF      CUT-OFF      OF CUT-OFF       DATE        AVERAGE      AVERAGE     TERM TO      DATE
                   MORTGAGE        DATE          DATE       PRINCIPAL    UNDERWRITTEN   MORTGAGE    MATURITY     LTV
PROPERTY TYPE       PROPS        BALANCE       BALANCE       BALANCE         DSCR         RATE       (MOS)      RATIO
-------------------------------------------------------------------------------------------------------------------------
Multifamily (a)       60      $ 235,241,688       36.2%    $ 3,920,695       1.41x        7.53%      114.4       71.8%
Retail                50        223,662,146       34.4       4,473,243       1.44         7.26       116.9       74.4
Office                23         86,026,039       13.2       3,740,263       1.50         7.27       111.3       69.6
Lodging                8         57,392,106        8.8       7,174,013       1.26         7.99       118.1       76.8
Industrial            14         36,423,071        5.6       2,601,648       1.45         7.34       115.4       70.8
Other                  6          8,960,443        1.4       1,493,407       1.22         7.57       114.5       71.7
Healthcare             1          2,515,134        0.4       2,515,134       1.38         7.88       118.0       50.3
                     ---      -------------      -----     -----------       ----         ----       -----       ----
TOTAL/WEIGHTED
 AVERAGE             162      $ 650,220,628      100.0%    $ 4,013,708       1.42x        7.43%      115.2       72.7%
-------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                          DEBT SERVICE COVERAGE RATIO
                                   AGGREGATE
-------------------------------------------------------------------------------

o   Weighted Average Current Debt Service Coverage Ratio: 1.53x

o 95% of the Portfolio has Debt Service Coverage Ratio greater than or equal to 1.20x

                                                                                                       WEIGHTED
                                                               AVERAGE                                 AVERAGE    WEIGHTED
APPROXIMATE                        AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
RANGE OF CURRENT    NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
DEBT SERVICE         MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
COVERAGE RATIOS       LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
1.00 - 1.10x (a)         5      $   10,109,784     0.54%     $  2,021,957       1.04x        6.89%      204.3       88.3%
1.11 - 1.20             12          75,489,362     4.06         6,290,780       1.17         7.68       127.0       77.8
1.21 - 1.30             56         243,577,366    13.08         4,349,596       1.27         7.41       129.9       74.1
1.31 - 1.40             92         604,416,910    32.47         6,569,749       1.37         7.51       125.5       70.9
1.41 - 1.50             58         229,829,840    12.35         3,962,583       1.45         7.24       125.0       71.5
1.51 - 1.60             38         230,133,557    12.36         6,056,146       1.55         7.22       125.3       66.9
1.61 - 1.70             30          78,939,807     4.24         2,631,327       1.66         7.36       136.7       69.5
1.71 - 1.80             10          20,199,498     1.09         2,019,950       1.75         7.42       174.5       67.8
1.81 - 1.90              7          37,696,554     2.03         5,385,222       1.82         7.92       125.3       61.3
1.91 - 2.00              5         170,698,662     9.17        34,139,732       1.94         6.93       117.4       57.2
2.01 - 2.10              1         104,748,392     5.63       104,748,392       2.06         6.77       117.0       61.7
2.11 - 2.20              1           8,000,000     0.43         8,000,000       2.14         7.22       112.0       49.4
2.21 - 2.30              3          20,305,133     1.09         6,768,378       2.27         8.62       116.5       56.1
2.31 - 2.40              1           1,669,271     0.09         1,669,271       2.31         7.79       238.0       59.2
2.41 - 2.50              1           1,395,552     0.07         1,395,552       2.41         7.13       179.0       45.8
2.51 - 2.85              2          24,308,138     1.31        12,154,069       2.81         9.06       117.4       60.1
                       ---      --------------   ------      ------------       ----         ----       -----       ----
TOTAL                  322      $1,861,517,825   100.00%     $  5,781,111       1.53x        7.37%      126.1       68.8%
----------------------------------------------------------------------------------------------------------------------------

(a) Credit tenant loans.

-------------------------------------------------------------------------------
                        CUT-OFF DATE LOAN TO VALUE RATIO
                                   AGGREGATE
-------------------------------------------------------------------------------

o   Weighted Average Cut-off Date Loan to Value Ratio: 68.8%

                                                                                                       WEIGHTED
                                                               AVERAGE                                 AVERAGE    WEIGHTED
                                   AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
                    NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
RANGE OF LOAN TO     MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
VALUE RATIOS          LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
30.1  -  50.0%           7      $   18,402,755     0.99%      $ 2,628,965       2.07x        7.16%      138.8       47.6%
50.1  -  60.0           24         321,451,506    17.27        13,393,813       1.78         7.22       124.8       56.1
60.1  -  65.0           33         351,671,704    18.89        10,656,718       1.73         7.65       117.6       61.9
65.1  -  70.0           44         145,240,871     7.80         3,300,929       1.46         7.35       136.9       67.9
70.1  -  75.0          121         562,464,197    30.22         4,648,464       1.41         7.32       129.3       72.5
75.1  -  80.0           71         349,040,666    18.75         4,916,066       1.36         7.32       123.5       78.3
80.1  -  85.0           14          72,712,832     3.91         5,193,774       1.29         7.24       135.2       81.2
85.1  -  90.0 (a)        6          36,959,182     1.99         6,159,864       1.29         7.72       120.2       86.9
95.1  - 100.0 (a)        2           3,574,111     0.19         1,787,055       1.00         7.04       224.5       97.0
                       ---      --------------   ------       -----------       ----         ----       -----       ----
TOTAL                  322      $1,861,517,825   100.00%      $ 5,781,111       1.53x        7.37%      126.1       68.8%
----------------------------------------------------------------------------------------------------------------------------

(a) Six loans are credit tenant loans

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                    REMAINING AMORTIZATION TERM (IN MONTHS)
                                   AGGREGATE
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                  AVERAGE                                 AVERAGE    WEIGHTED
                                      AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
RANGE OF               NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
AMORTIZATION            MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
TERMS (MONTHS)           LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
Interest Only (a)           3      $   70,000,000      3.76%    $23,333,333        1.60x        6.84%      117.4       52.9%
131 - 150                   1           1,180,618      0.06       1,180,618        1.68         8.17       140.0       58.3
171 - 190                   6          13,612,708      0.73       2,268,785        1.37         7.14       156.0       66.5
191 - 210                   1           1,657,162      0.09       1,657,162        1.20         6.97       210.0       78.9
211 - 230                   4           7,957,917      0.43       1,989,479        1.21         7.67       223.5       84.2
231 - 250                  51         141,419,063      7.60       2,772,923        1.46         7.44       219.9       68.7
251 - 270                   2          11,303,406      0.61       5,651,703        1.32         7.33       248.9       77.1
271 - 290                   5          18,966,033      1.02       3,793,207        1.34         8.21       119.9       75.8
291 - 310                  94         542,974,093     29.17       5,776,320        1.66         7.45       116.9       65.6
311 - 330                   3         116,284,819      6.25      38,761,606        1.39         8.42       111.2       62.1
331 - 360                 152         936,162,007     50.29       6,158,961        1.48         7.21       117.1       72.3
                          ---      --------------    ------     -----------        ----         ----       -----       ----
TOTAL                     322      $1,861,517,825    100.00%    $ 5,781,111        1.53x        7.37%      126.1       68.8%
-------------------------------------------------------------------------------------------------------------------------------

(a) The Washington Monarch Hotel Loan is an interest only loan that begins to amortize when its mezzanine loan (not in Trust) is paid off on 05/11/06

-------------------------------------------------------------------------------
                             CURRENT MORTGAGE RATES
                                   AGGREGATE
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                  AVERAGE                                 AVERAGE    WEIGHTED
                                      AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
                       NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
RANGE OF                MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
MORTGAGE RATES           LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
6.0001 - 6.2500%            2      $    9,514,000      0.51%    $ 4,757,000        1.68x        6.17%      202.2       62.7%
6.2501 - 6.5000             2          16,189,014      0.87       8,094,507        1.44         6.40       119.3       74.3
6.5001 - 6.7500             2          51,050,000      2.74      25,525,000        1.53         6.74       120.0       56.0
6.7501 - 7.0000            34         405,382,348     21.78      11,923,010        1.80         6.87       119.2       64.2
7.0001 - 7.2500            89         399,920,819     21.48       4,493,492        1.42         7.12       126.5       72.1
7.2501 - 7.5000            96         490,853,510     26.37       5,113,057        1.39         7.36       123.1       72.7
7.5001 - 7.7500            48         161,061,476      8.65       3,355,447        1.52         7.62       162.9       68.6
7.7501 - 8.0000            26          64,001,571      3.44       2,461,599        1.52         7.86       142.1       70.2
8.0001 - 8.2500            10          56,256,804      3.02       5,625,680        1.30         8.09       124.3       74.5
8.2501 - 8.5000             8         168,362,622      9.04      21,045,328        1.43         8.45       108.5       63.6
8.5001 - 8.7500             2           4,017,112      0.22       2,008,556        1.39         8.57       156.3       73.5
8.7501 - 9.0000             1           3,470,313      0.19       3,470,313        1.23         8.83       164.0       73.1
9.2500 - 9.5000             2          31,438,237      1.69      15,719,119        2.66         9.47       117.0       59.5
                          ---      --------------    ------      ----------        ----         ----       -----       ----
TOTAL                     322      $1,861,517,825    100.00%    $ 5,781,111        1.53x        7.37%      126.1       68.8%
-------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
                                   AGGREGATE
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                  AVERAGE                                 AVERAGE    WEIGHTED
                                      AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
                       NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
                        MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
AMORTIZATION TYPE        LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
Balloon                   248      $1,198,449,586     64.38%    $ 4,832,458        1.45x        7.49%      116.7       70.4%
Hyperamortizing            19         509,858,596     27.39      26,834,663        1.73         7.09       116.4       64.5
Fully Amortizing           55         153,209,643      8.23       2,785,630        1.43         7.40       232.2       70.5
----------------           --         -----------      ----       ---------        ----         ----       -----       ----
TOTAL                     322      $1,861,517,825    100.00%    $ 5,781,111        1.53x        7.37%      126.1       68.8%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
                               LOAN GROUP ONE (a)
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                  AVERAGE                                 AVERAGE    WEIGHTED
                                      AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
                       NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
                        MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
AMORTIZATION TYPE        LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
Balloon                   116      $  583,962,934     48.21%    $ 5,034,163        1.49x        7.53%      118.5       68.4%
Hyperamortizing            15         474,124,619     39.14      31,608,308        1.76         7.08       116.3       63.4
Fully Amortizing           55         153,209,643     12.65       2,785,630        1.43         7.40       232.2       70.5
----------------           --         -----------     -----       ---------        ----         ----       -----       ----
TOTAL                     186      $1,211,297,197    100.00%    $ 6,512,351        1.59x        7.34%      132.0       66.7%
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       DISTRIBUTION OF AMORTIZATION TYPES
                               LOAN GROUP TWO (a)
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                  AVERAGE                                 AVERAGE    WEIGHTED
                                      AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
                       NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
                        MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
AMORTIZATION TYPE        LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
Balloon                   133         614,486,652     94.50%     $4,620,200        1.42x        7.44%      115.1       72.3%
Hyperamortizing             4          35,733,976      5.50       8,933,494        1.34         7.31       117.9       78.9
                          ---        ------------    ------       ---------        ----         ----       -----       ----
TOTAL                     137        $650,220,628    100.00%     $4,746,136        1.42x        7.43%      115.2       72.7%
-------------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                 DISTRIBUTION OF REMAINING TERM TO MATURITY (a)
                                   AGGREGATE
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                  AVERAGE                                 AVERAGE    WEIGHTED
                                      AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
RANGE OF REMAINING     NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
TERM TO MATURITY        MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
(MONTHS)                 LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
    51 -   70               1         $18,780,204      1.01%    $18,780,204        1.17x        8.32%       69.0       76.7%
    71 -   90               3          16,435,134      0.88       5,478,378        1.27         7.27        79.9       78.5
    91 -  110               4          20,645,959      1.11       5,161,490        1.34         7.93       107.5       75.8
   111 -  130             249       1,609,291,139     86.45       6,463,017        1.55         7.35       116.2       68.2
   131 -  150               2           4,178,056      0.22       2,089,028        1.39         7.18       142.2       70.6
   151 -  170               2           6,689,339      0.36       3,344,669        1.21         8.70       165.0       75.2
   171 -  190              12          42,648,215      2.29       3,554,018        1.35         7.25       176.1       73.1
   191 -  210               1           1,657,162      0.09       1,657,162        1.20         6.97       210.0       78.9
   211 -  230               4           7,957,917      0.43       1,989,479        1.21         7.67       223.5       84.2
   231 -  250              43         123,927,610      6.66       2,882,037        1.44         7.42       236.7       69.4
   251 -  270               1           9,307,092      0.50       9,307,092        1.32         7.26       251.0       78.9
                          ---      --------------    ------      ----------        ----         ----       -----       ----
   TOTAL                  322      $1,861,517,825    100.00%     $5,781,111        1.53x        7.37%      126.1       68.8%
-------------------------------------------------------------------------------------------------------------------------------

(a) "Maturity" means the stated maturity date or, with respect to any Hyper-Amortization Loan, it's Anticipated Repayment Date.

-------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                               LOAN GROUP ONE (a)
-------------------------------------------------------------------------------

                                                                                                         WEIGHTED
                                                                  AVERAGE                                 AVERAGE    WEIGHTED
                                      AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
RANGE OF REMAINING     NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
TERM TO MATURITY        MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
(MONTHS)                 LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
    51 -   70               1      $   18,780,204      1.55%    $18,780,204        1.17x        8.32%       69.0       76.7%
    71 -   90               2           5,755,534      0.48       2,877,767        1.30         7.16        78.0       76.8
    91 -  110               3          13,004,278      1.07       4,334,759        1.33         8.16       106.0       77.3
   111 -  130             115         977,391,791     80.69       8,499,059        1.64         7.29       116.4       65.4
   131 -  150               2           4,178,056      0.34       2,089,028        1.39         7.18       142.2       70.6
   151 -  170               2           6,689,339      0.55       3,344,669        1.21         8.70       165.0       75.2
   171 -  190              12          42,648,215      3.52       3,554,018        1.35         7.25       176.1       73.1
   191 -  210               1           1,657,162      0.14       1,657,162        1.20         6.97       210.0       78.9
   211 -  230               4           7,957,917      0.66       1,989,479        1.21         7.67       223.5       84.2
   231 -  250              43         123,927,610     10.23       2,882,037        1.44         7.42       236.7       69.4
   251 -  270               1           9,307,092      0.77       9,307,092        1.32         7.26       251.0       78.9
                          ---      --------------    ------       ---------        ----         ----       -----       ----
   TOTAL                  186      $1,211,297,197    100.00%     $6,512,351        1.59x        7.34%      132.0       66.7%
-------------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                   DISTRIBUTION OF REMAINING TERM TO MATURITY
                               LOAN GROUP TWO (a)
-------------------------------------------------------------------------------


                                                                                                         WEIGHTED
                                                                  AVERAGE                                 AVERAGE    WEIGHTED
                                      AGGREGATE    PERCENTAGE     CUT-OFF        WEIGHTED     WEIGHTED   REMAINING    AVERAGE
RANGE OF REMAINING     NUMBER OF       CUT-OFF     OF CUT-OFF       DATE         AVERAGE      AVERAGE     TERM TO     CUT-OFF
TERM TO MATURITY        MORTGAGE         DATE         DATE       PRINCIPAL     UNDERWRITTEN   MORTGAGE    MATURITY     DATE
(MONTHS)                 LOANS         BALANCE      BALANCE       BALANCE          DSCR         RATE       (MOS)     LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
    71 -  90                1        $ 10,679,600      1.64%    $10,679,600        1.26x        7.33%       81.0       79.4%
    91 - 110                1           7,641,681      1.18       7,641,681        1.36         7.54       110.0       73.1
   111 - 120              135         631,899,347     97.18       4,680,736        1.42         7.43       115.9       72.6
                          ---         -----------    ------     -----------        ----         ----       -----       ----
   TOTAL                  137        $650,220,628    100.00%    $ 4,746,136        1.42x        7.43%      115.2       72.7%
-------------------------------------------------------------------------------------------------------------------------------

(a) AIMCO Multifamily Pool is split between Loan Group 1 ($29.3MM) and Loan Group 2 ($79.8MM)

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              AMERICOLD POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE (1):                      ORIGINAL         CUT-OFF DATE (2)
                                            --------         ----------------
                                          $ 148,500,000        $ 147,597,677

ORIGINATION DATE:                     April 22, 1998

INTEREST RATE:                        6.894% (Act/360)

AMORTIZATION:                         25 years

HYPERAMORTIZATION:                     After the ARD, interest rate increases
                                       by 2.0%. After the ARD, all excess cash
                                       flow is used to reduce outstanding
                                       principal balance; the additional 2%
                                       interest is accrued until principal
                                       balance is zero

ANTICIPATED REPAYMENT DATE ("ARD"):   May 11, 2008

MATURITY DATE:                        May 11, 2023

THE BORROWER/SPONSOR:                  Americold Real Estate, L.P., a
                                       limited-purpose entity affiliated with
                                       Vornado Realty Trust and Crescent Real
                                       Estate Equities Company

CALL PROTECTION:                       Two-year prepayment lockout from the
                                       date of securitization with U.S.
                                       Treasury defeasance thereafter until one payment day prior to the ARD

CUT-OFF DATE
LOAN/SF (3):                           $41

UP-FRONT RESERVES (3):                 Deferred Maintenance:  $1,948,178

ONGOING RESERVES (3):                  CapEx: $6,534,841/year
                                       Low Debt Service: cash flow in excess of debt service is escrowed if the DSCR falls below 1.25x.

COLLECTION ACCOUNT:                    Hard Lockbox

CROSS-COLLATERALIZATION/ DEFAULT:      Yes

PARTNER LOANS:                         None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Portfolio of 29 assets

PROPERTY TYPE:                         Refrigerated Distribution / Warehouse

PROPERTY LOCATION BY ALLOCATED
LOAN AMOUNT:

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                             Oregon          Utah
                             19.13%          5.34%

                           Washington      Illinois
                             17.23%          4.73%

                          Pennsylvania       Iowa
                             11.06%          3.68%

                              Idaho         Georgia
                             10.66%          2.06%

                            Wisconsin      Colorado
                              9.18%          1.19%

                          Massachusetts     Florida
                              8.55%          0.55%

                           California
                              6.65%

YEARS BUILT:                           1946-1996

THE COLLATERAL:                        29 cold storage warehouses

                                       SF:             7,183,998
                                       Cubic Feet:   154,673,681

PROPERTY MANAGEMENT:                   Americold Corporation
                                       (dba Americold Logistics)

1997 NET OPERATING INCOME (3):         $57,848,709

UNDERWRITTEN NET CASH FLOW (3):        $48,889,853

APPRAISED VALUE:                       $520,600,000

APPRAISED BY:                          Landauer Associates

APPRAISAL DATE:                        March 1, 1998

CUT-OFF DATE LTV (3):                  56.7%

DSCR (4):                              1.94x

-------------------------------------------------------------------------------

(1) A single note, representing 50% of the $297,000,000 loan (Note B), is being contributed to the trust, the other 50% note (Note A) was securitized in GS Mortgage Securities Corporation II's Commercial Mortgage Pass-Through Certificates, Series 1998-GL II. Notes A & B are pari passu.
(2)   October 1, 1998 (after giving effect to the payment due October 11,
      1998).
(3)   Assuming a $295,195,354 Cut-Off Date Loan Amount (combined Notes A & B).
(4)   Based on Underwritten Net Cash Flow and the actual loan constant.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              AMERICOLD POOL LOAN
-------------------------------------------------------------------------------

                                                  PROPERTY DESCRIPTION
----------------------------------------------------------------------------------------------------------------------------

       PROPERTY          LOCATION                 PROPERTY TYPE      YEAR BUILT/RENOVATED   SQUARE FOOTAGE   CUBIC FOOTAGE
----------------------------------------------------------------------------------------------------------------------------
1.     Ash Street       Denver, CO          Regional Distribution          1976/1980            114,222        2,750,000
2.     Bettendorf       Bettendorf, IA      Regional Distribution          1973/1977            336,000        8,848,000
3.     Boston           Boston, MA          Regional Distribution            1969               218,316        3,067,994
4.     Burley           Burley, ID          Captive Production             1959/1996            407,217       10,722,101
5.     Burlington       Burlington, WA      Captive Production             1965/1968            194,000        4,656,000
6.     Clearfield       Clearfield, UT      National Distribution          1973/1978            358,400        8,601,600
7.     Connell          Connell, WA         Captive Production             1969/1971            232,500        5,644,800
8.     Main Street      Gloucester, MA      Regional Production            1962/1973            106,219        1,862,768
9.     Fogelsville      Fogelsville, PA     National Distribution          1976/1997            717,077       21,623,549
10.    Ft. Dodge        Fort Dodge, IA      Regional Distribution          1979/1980            155,811        3,067,994
11.    Hermiston        Hermiston, OR       Captive Production               1975               168,000        4,032,000
12.    Jesse St.        Los Angeles, CA     National Distribution          1954/1980            147,600        2,682,400
13.    Lois Avenue      Tampa, FL           Regional Distribution            1953                42,143          344,080
14.    Milwaukie        Milwaukie, OR       Regional Distribution          1958/1988            196,626        4,688,624
15.    Moses Lake       Moses Lake, WA      Captive Production             1967/1979            302,400        7,257,600
16.    Nampa            Nampa, ID           Regional Production            1946/1974            364,000        7,981,000
17.    Plant City       Plant City, FL      Regional Production              1956               806,400          806,400
18.    Plover           Plover, WI          Captive Production             1978/1981            384,400        9,363,200
19.    Rail Road Ave.   Gloucester, MA      Regional Production              1964                13,951          270,480
20.    Rochelle         Rochelle, IL        National Distribution            1995               251,172        6,020,352
21.    Rogers St.       Gloucester, MA      Regional Production              1967               124,242        2,823,256
22.    Rowe Square      Gloucester, MA      Regional Production            1955/1986            157,966        2,387,465
23.    Salem            Salem, OR           Regional Production            1963/1981            498,400       12,487,600
24.    Southgate        Atlanta, GA         National Distribution            1996               135,116        3,726,418
25.    Turlock 2        Turlock, CA         Regional Production              1985               108,400        3,024,000
26.    Walla Walla      Walla Walla, WA     Regional Production            1960/1968            140,000        3,136,000
27.    Wallula          Wallula, WA         Captive Production               1981                40,000        1,200,000
28.    Watsonville      Watsonville, CA     Captive Production               1985               185,980        2,750,000
29.    Woodburn         Woodburn, OR        Regional Production            1952/1979            277,440        8,848,000
----------------------------------------------------------------------------------------------------------------------------
       TOTAL                                                                                  7,183,998      154,673,681
----------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              AMERICOLD POOL LOAN
-------------------------------------------------------------------------------

                                                      PROPERTY DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------
                       CUT-OFF DATE ALLOCATED LOAN                                WTD. AVG.         UNDERWRITTEN
      PROPERTY                 AMOUNT (1)             APPRAISED VALUE (2)   CUT-OFF DATE LTV (3)    NET CASH FLOW      DSCR
------------------------------------------------------------------------------------------------------------------------------
1.     Ash Street           $    1,757,790              $    6,200,000             56.7%            $     462,849      1.54x
2.     Bettendorf                4,082,610                  14,400,000             56.7                 1,088,267      1.56
3.     Boston                    2,098,008                   7,400,000             56.7                   606,267      1.69
4.     Burley                    9,951,361                  35,100,000             56.7                 4,653,746      2.74
5.     Burlington                4,479,530                  15,800,000             56.7                 1,783,553      2.34
6.     Clearfield                7,881,705                  27,800,000             56.7                 3,016,924      2.24
7.     Connell                   6,492,483                  22,900,000             56.7                 2,368,940      2.14
8.     Main Street               2,353,171                   8,300,000             56.7                   714,605      1.78
9.     Fogelsville              16,330,438                  57,600,000             56.7                 2,139,954      0.77
10.    Ft. Dodge                 1,346,694                   4,750,000             56.7                   346,861      1.51
11.    Hermiston                 6,662,592                  23,500,000             56.7                 2,739,870      2.41
12.    Jesse St.                 2,069,656                   7,300,000             56.7                   685,951      1.94
13.    Lois Avenue                 127,582                     450,000             56.7                    67,936      3.12
14.    Milwaukie                 5,358,425                  18,900,000             56.7                 2,131,188      2.33
15.    Moses Lake                9,696,198                  34,200,000             56.7                 3,561,526      2.15
16.    Nampa                     5,783,697                  20,400,000             56.7                   680,270      0.69
17.    Plant City                  680,435                   2,400,000             56.7                   186,202      1.60
18.    Plover                   13,551,996                  47,800,000             56.7                 5,024,753      2.17
19.    Rail Road Ave.              652,083                   2,300,000             56.7                   164,781      1.48
20.    Rochelle                  6,974,458                  24,600,000             56.7                 2,872,681      2.42
21.    Rogers St.                3,458,878                  12,200,000             56.7                 1,064,918      1.81
22.    Rowe Square               4,054,258                  14,300,000             56.7                 1,321,472      1.91
23.    Salem                     9,242,575                  32,600,000             56.7                 3,364,696      2.14
24.    Southgate                 3,033,606                  10,700,000             56.7                   352,282      0.68
25.    Turlock 2                 2,579,982                   9,100,000             56.7                   942,005      2.14
26.    Walla Walla               2,835,146                  10,000,000             56.7                   973,992      2.01
27.    Wallula                   1,927,899                   6,800,000             56.7                   833,766      2.54
28.    Watsonville               5,159,965                  18,200,000             56.7                 2,001,777      2.28
29.    Woodburn                  6,974,458                  24,600,000             56.7                 2,737,821      2.30
------------------------------------------------------------------------------------------------------------------------------
      TOTAL/WEIGHTED
      AVERAGE                 $147,597,677                $520,600,000             56.7%              $48,889,853      1.94x
------------------------------------------------------------------------------------------------------------------------------

(1)   Represents Cut-Off Date Allocated Loan Amount for Note B only.
(2)   March 1, 1998 appraisal date.
(3)   Assuming a $295,195,354 Cut-Off Date Loan Amount (combined Notes A & B).

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                              AMERICOLD POOL LOAN
-------------------------------------------------------------------------------

                                  LOCATION MAP

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                     [MAP OF THE UNITED STATES OF AMERICA]

                                  WA      WI
                                   5       1

                                  OR      IL
                                   4       1

                                  CA      MA
                                   3       5

                                  ID      PA
                                   2       1

                                  UT      GA
                                   1       1

                                  CO      FL
                                   1       2

                                  IA
                                   2

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                                AIMCO POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE:                          ORIGINAL          CUT-OFF DATE  (1)
                                            --------          -----------------
                                          $110,000,000           $109,149,602

ORIGINATION DATE:                      December 29, 1997 (Amendment Date)

INTEREST RATE:                         8.50% (Act / 360)

TERM / AMORTIZATION:                   120 Months / 320 months

HYPERAMORTIZATION:                     None

ANTICIPATED REPAYMENT DATE
("ARD"):                               NA

MATURITY DATE:                         January 1, 2008

THE BORROWER /                         VMS National Properties, an Illinois
SPONSOR:                               general partnership formed for the
                                       purpose of owning, operating,
                                       maintaining and managing the Properties.
                                       The Borrower is ultimately owned by
                                       Apartment Investment and Management Co.

CALL PROTECTION:                       Nine-year prepayment lockout from the
                                       date of origination; freely prepayable
                                       thereafter

CUT-OFF DATE LOAN / UNIT:              $36,862 / unit

RESERVES:                              Upfront Cap Ex Reserve: $2,046,765
                                       Ongoing Cap Ex Reserve: Monthly, in an
                                       amount equivalent to 1/12th of $300 /
                                       unit

COLLECTION ACCOUNT:                    None

CROSS-COLLATERALIZATION /
CROSS-DEFAULT:                         No / No

MEZZANINE DEBT:                        $30,678,690 (as of the Cut-Off Date)
                                       second mortgage financing, payable from
                                       free cash flow only

PHANTOM DEBT:                          $42,224,512 (as of the Cut-Off Date)
                                       arising from debt forgiven pursuant to a previously approved bankruptcy reorganization plan. Assuming the Senior
                                       Debt and the Mezzanine Debt are repaid
                                       as agreed at maturity, Phantom Debt will be extinguished. Phantom Debt becomes due and payable after an event of default

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET / PORTFOLIO:              Portfolio of 15 assets

PROPERTY TYPE:                         Multi-Family

PROPERTY LOCATION BY
ALLOCATED LOAN AMOUNT:

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                           California       Oregon
                             59.34%          3.43%

                            Maryland         Texas
                             11.17%          3.06%

                             Indiana       Arkansas
                              8.72%          2.67%

                            Nebraska       Louisiana
                              4.09%          2.08%

                             Arizona
                              5.44%

YEARS BUILT:                           1967 - 1978

THE COLLATERAL:                        15 multifamily properties located in
                                       California, Arizona, Oregon, Texas,
                                       Indiana, Arkansas, Louisiana, Nebraska
                                       and Maryland
                                       Units:    2,961

PROPERTY MANAGEMENT:                   A successor to Insignia Residential
                                       Group, L.P.

UNDERWRITTEN NET CASH FLOW:            $14,695,605

APPRAISED VALUE:                       $178,375,000

APPRAISED BY:                          Crosson Dannis, Inc.

APPRAISAL DATES:                       August 27, 1998 - September 2, 1998

SENIOR CUT-OFF DATE LTV (2):           61.2%

COMBINED
CUT-OFF DATE LTV (2):                  78.4%

SENIOR DSCR (3)(4):                    1.39x

-------------------------------------------------------------------------------

(1)   October 11, 1998 (after giving effect to the payment due October 11,
      1998).
(2) Calculated using Senior Principal Balance as of the Cut-Off Date and Appraised Value
(3) Calculated using Senior Principal Balance and Mezzanine Principal Balance as of the Cut-Off Date and Appraised Value
(4) Calculated using Underwritten Net Cash Flow and the actual senior loan constant.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                          AIMCO MULTIFAMILY POOL LOAN
-------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
                                                                CUT-OFF DATE
                                                 YEAR BUILT/     ALLOCATED       APPRAISED       CUT-OFF     UNDERWRITTEN
       PROPERTY              LOCATION             RENOVATED     LOAN AMOUNT      VALUE (1)       DATE LTV    NET CASH FLOW    DSCR
------------------------------------------------------------------------------------------------------------------------------------
Scotchollow Apts.          San Mateo, CA            1971       $  29,312,804     $ 55,500,000      52.8%     $  4,353,732     1.54x
Pathfinder Apts.           Fremont, CA              1971          13,543,952       26,000,000      52.1         1,761,592     1.35
Towers of Westchester      College Park, MD         1968          12,191,075       17,000,000      71.7         1,575,196     1.34
Mountain View Apts.        San Dimas, CA            1978           7,200,564       10,650,000      67.6           968,936     1.39
North Park Apts.           Evansville, IN          1970/74         6,290,057        8,400,000      74.9           816,008     1.34
Forest Ridge Apts.         Flagstaff, AZ           1968/75         5,935,726        8,600,000      69.0           757,292     1.32
Crosswood Park Apts.       Citrus Heights, CA       1977           5,601,533       10,000,000      56.0           864,990     1.60
Buena Vista Apts.          Pasadena, CA             1973           4,983,690        8,500,000      58.6           696,815     1.45
Terrace Garden Townhomes   Omaha, NE                1971           4,466,847        6,250,000      71.5           598,065     1.38
Casa De Monterey           Norwalk, CA              1970           4,126,447        5,700,000      72.4           440,107     1.10
The Bluffs Apts.           Milwaukie, OR           1967/71         3,746,170        5,925,000      63.2           523,941     1.45
Vista Village Apts.        El Paso, TX              1971           3,341,728        3,650,000      91.6           236,604     0.73
Chapelle La Grande         Merrillville, IN         1973           3,228,160        4,350,000      74.2           380,549     1.22
Watergate Apts.            Little Rock, AR          1973           2,915,638        4,500,000      64.8           368,468     1.31
Shadow-Wood Apts.          Monroe, LA               1974           2,265,209        3,350,000      67.6           353,310     1.61
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/ WTD. AVG.                                  1967-1978     $109,149,602     $178,375,000      61.2%      $14,695,605     1.39x
------------------------------------------------------------------------------------------------------------------------------------

(1) August - September 1998 Appraisal Date

                                                            PROPERTY DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------
                               9/15/1998      NUMBER     AVG. RENTAL RATE /                   % ONE          % TWO        % THREE
       PROPERTY                OCCUPANCY     OF UNITS           UNIT          % STUDIOS      BEDROOM        BEDROOM       BEDROOM
------------------------------------------------------------------------------------------------------------------------------------
Scotchollow Apts.                 97.0%         418             $1,336            -           69.4%         30.4%              .2%
Pathfinder Apts.                  97.0          246              1,221            -            -            57.7             42.3
Towers of Westchester Apts.       98.0          303                960           10%          40.9          34.2             15.0
Mountain View Apts.               99.0          168                913            -            -            73.8             26.2
North Park Apts.                  99.0          284                521            -           47.9          52.1              -
Forest Ridge Apts.                91.0          278                636           31.7         28.8          34.5              5.1
Crosswood Park Apts.              94.0          180                796            -           36.7          51.7             11.7
Buena Vista Apts.                 99.0           92              1,090            -           55.4          38.0              6.5
Terrace Garden Townhomes          95.0          126                773            -            -            50.0             50.0
Casa De Monterey Apts.            96.0          144                681            -           77.8          22.2              -
The Bluffs Apts.                  97.0          137                586           13.9         46.7          35.0              4.4
Vista Village Apts.               96.0          220                549            4.5         34.1          61.4              -
Chapelle La Grande Apts.          92.0          105                721            -           32.4          56.2             11.4
Watergate Apts.                   88.0          140                610            -           20.0          50.0             30.0
Shadow-Wood Apts.                 97.0          120                543            -           53.3          43.3              3.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL / WTD. AVG.                 96.0%       2,961             $  797            5.0%        38.9%         44.8%            12.2%
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                          AIMCO MULTIFAMILY POOL LOAN
-------------------------------------------------------------------------------

                                  LOCATION MAP

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                     [MAP OF THE UNITED STATES OF AMERICA]

                                  OR      AR
                                   1       1

                                  CA      LA
                                   6       1

                                  AZ      IN
                                   1       2

                                  NE      MD
                                   1       1

                                  TX
                                   1

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                    ENTERTAINMENT PROPERTIES TRUST POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE:                       ORIGINAL            CUT-OFF DATE (1)
                                         --------            ----------------
                                       $105,000,000            $104,748,392

ORIGINATION DATE:                      June 29, 1998

INTEREST RATE:                         6.772% (Act/360)

AMORTIZATION:                          30 years

HYPERAMORTIZATION:                     After the ARD, the interest rate
                                       increases by 2.0%. After the ARD, all
                                       excess cash flow is used to reduce
                                       outstanding principal balance; the
                                       additional 2% interest is accrued until
                                       principal balance is zero

ANTICIPATED REPAYMENT DATE
("ARD"):                               July 11, 2008

MATURITY DATE:                         July 11, 2028

THE BORROWER/SPONSOR:                  EPT DownREIT II Inc., a bankruptcy
                                       remote, special-purpose Missouri
                                       corporation wholly-owned by
                                       Entertainment Properties Trust (NYSE:
                                       EPR)

CALL PROTECTION:                       Two-year prepayment lockout from the
                                       date of securitization with U.S.
                                       Treasury defeasance thereafter until the
                                       ARD

CUT-OFF DATE LOAN/NRSF:                $125

RESERVES:                              Cap Ex Reserve: Monthly, in an amount
                                         equivalent to 1/12th of the product of
                                         $0.10/SF and 834,720 USF
                                       LowDebt Service Reserve: Cash flow in
                                         excess of debt service is escrowed if
                                         annual net operating income falls
                                         below 85% of NOI at closing of the
                                         loan and applied to the loan as
                                         determined by Lender if annual net
                                         operating income falls below 75% of
                                         NOI at closing of the loan.
                                       Master Lease Rollover Reserve: Upon
                                         assignment by Net Lease Lessee of more
                                         than two (2) master leases (subject to
                                         Lender approval and rating agency
                                         affirmation), Borrower shall deposit
                                         an amount equal to the product of
                                         $5.00 as escalated by increases in the
                                         CPI and the usable square footage of
                                         each property subject to an assigned
                                         master lease

COLLECTION ACCOUNT:                    Hard lockbox

CROSS-COLLATERALIZATION /
CROSS-DEFAULT:                         Yes

PARTNER LOANS:                         None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Portfolio of eight assets

PROPERTY TYPE:                         Megaplex Movie Theatre Complexes

PROPERTY LOCATION BY
ALLOCATED LOAN AMOUNT:

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                                  [PIE CHART]

                           California     Missouri
                             43.93%        10.97%

                              Texas         Ohio
                             37.44%         7.67%

YEARS BUILT:                           1995 - 1997

THE COLLATERAL:                        Eight net-leased megaplex movie theatre
                                       complexes located in California, Texas,
                                       Missouri and Ohio

                                       Screens:                             184
                                       Seats:                            35,445
                                       NRSF:                            834,720

NET LEASE LESSEE:                      American Multi-Cinema, Inc., an
                                       affiliate of AMC Entertainment Inc.
                                       (NYSE: AEN)

UNDERWRITTEN NET
OPERATING INCOME:                      $17,083,500

UNDERWRITTEN
NET CASH FLOW:                         $17,000,030

APPRAISED VALUE:                       $169,900,000

APPRAISED BY:                          Cushman & Wakefield

APPRAISAL DATE:                        May & June 1998

CUT-OFF DATE LTV:                      61.7%

UWNCF DSCR (2):                        2.06x

-------------------------------------------------------------------------------

(1)  October 1, 1998 (after giving effect to the payment due October 11, 1998).
(2)  Calculated using Underwritten Net Cash Flow and the actual loan constant.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                    ENTERTAINMENT PROPERTIES TRUST POOL LOAN
-------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      CUT-OFF DATE                 WTD. AVG.  UNDERWRITTEN
                                               NUMBER OF  NUMBER OF  ALLOCATED LOAN    APPRAISED    CUT-OFF     NET CASH
THEATRE COMPLEX        LOCATION         BUILT   SCREENS     SEATS        AMOUNT        VALUE (1)   DATE LTV       FLOW       DSCR
-----------------------------------------------------------------------------------------------------------------------------------
AMC Promenade 16       Woodhills, CA    1996       16       2,860      $19,146,227    $31,000,000    61.8%     $2,979,518    1.97x
AMC Ontario Mills 30   Ontario, CA      1996       30       5,496       16,984,557     27,500,000    61.8       2,643,347    1.97
AMC Studio 30          Houston, TX      1997       30       6,032       16,058,126     26,000,000    61.8       2,758,385    2.18
AMC Grand 24           Dallas, TX       1995       24       5,067       12,414,167     20,100,000    61.8       1,943,183    1.98
AMC West Olive 16      Creve Coeur, MO  1997       16       2,817       11,487,736     18,600,000    61.8       1,862,958    2.05
AMC Huebner Oaks 24    San Antonio, TX  1997       24       4,400       10,746,592     17,400,000    61.8       1,764,900    2.08
AMC Mission Valley 20  San Diego, CA    1995       20       4,361        9,881,923     16,300,000    60.6       1,703,065    2.18
AMC Lennox 24          Columbus, OH     1996       24       4,412        8,029,086     13,000,000    61.8       1,344,674    2.12
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            184      35,445     $104,748,392   $169,900,000    61.7%    $17,000,030    2.06x
-----------------------------------------------------------------------------------------------------------------------------------

                                                                      CUT-OFF DATE                 WTD. AVG.  UNDERWRITTEN
                                               NUMBER OF  NUMBER OF  ALLOCATED LOAN    APPRAISED    CUT-OFF     NET CASH
STATE                                 BUILT     SCREENS     SEATS        AMOUNT        VALUE (1)   DATE LTV       FLOW       DSCR
-----------------------------------------------------------------------------------------------------------------------------------
California                         1995-1996       66      12,717     $ 46,012,707    $74,800,000    61.5%     $7,325,930    2.01x
Texas                              1995-1997       78      15,499       39,218,885     63,500,000    61.8       6,466,468    2.08
Missouri                              1997         16       2,817       11,487,736     18,600,000    61.8       1,862,958    2.06
Ohio                                  1996         24       4,412        8,029,063     13,000,000    61.8       1,344,674    2.13
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            184      35,445     $104,748,392   $169,900,000    61.7%    $17,000,030    2.06x
-----------------------------------------------------------------------------------------------------------------------------------

(1) May and June 1998 Appraisal Date.

                                  LOCATION MAP

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]

                     [MAP OF THE UNITED STATES OF AMERICA]

                               AMC Promenade 16
                             AMC Ontario Mills 30
                             AMC Mission Valley 20
                              AMC Huebner Oaks 24
                                 AMC Studio 30
                                 AMC Grand 24
                                 AMC Lennox 24
                               AMC West Olive 16

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

-------------------------------------------------------------------------------
                             COLLATERAL TERM SHEET
                             SKYLINE CITY POOL LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------

PRINCIPAL BALANCE                        ORIGINAL          CUT-OFF DATE (1)
                                         --------          ----------------
                                       $87,700,000            $87,423,946

ORIGINATION DATE:                      May 14, 1998

INTEREST RATE:                         7.049% (Act/360)

AMORTIZATION:                          30 years

HYPERAMORTIZATION:                     After the ARD, the interest rate
                                       increases by 2.0%. After the ARD, all
                                       excess cash flow is used to reduce
                                       outstanding principal balance; the
                                       additional 2% interest is accrued until
                                       principal balance is zero

ANTICIPATED REPAYMENT DATE
("ARD"):                               August 11, 2008

MATURITY DATE:                         June 11, 2028

THE BORROWERS:                         Ninth Skyline Associates Limited
                                       Partnership and Fifteenth Skyline
                                       Associates Limited Partnership, whose
                                       general partners are bankruptcy remote,
                                       special-purpose limited liability
                                       companies

CALL PROTECTION:                       Two-year prepayment lockout from the
                                       date of securitization with U.S.
                                       Treasury defeasance thereafter until one payment date prior to the ARD

CUT-OFF DATE LOAN / SF:                $120

RESERVES:                              TI/Leasing Commissions: Monthly,
                                         according to a schedule outlined in
                                         the Loan Agreement, averaging $57,564
                                         per month throughout initial term
                                         (prior to ARD)
                                       Cap Ex: Monthly, in an amount equivalent
                                         to 1/12th of the product of $0.20/SF
                                         and 728,668 RSF
                                       Debt Service: Monthly, in an amount
                                         sufficient to cover monthly debt
                                         service payment amount, $592,148
                                       Low Debt Service: Cash flow in excess of
                                         debt service is escrowed if annual net
                                         operating income falls below
                                         $8,400,000

COLLECTION ACCOUNT:                    Soft lockbox, springing to hard lockbox
                                       if (i) net operating income falls below
                                       $7,400,000, (ii) after ARD or (iii)
                                       after an event of default

CROSS-COLLATERALIZATION /
CROSS-DEFAULT:                         Yes

PARTNER LOANS:                         None

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             PROPERTY INFORMATION
-------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Portfolio of two assets

PROPERTY TYPE:                         Office

LOCATION:                              Fairfax County, Virginia

YEARS BUILT:                           1980 and 1987

OCCUPANCY:                             95.8% (as of 8/1/98)

THE COLLATERAL (3):                    One Class A and one Class B office
                                       buildings, comprising approximately
                                       728,668 SF, located in the Skyline City
                                       master planned office park in Fairfax
                                       County, Northern Virginia

                                       Office:                     724,614 NRSF
                                       Storage:                      4,054 NRSF
                                       Total Space:                728,668 NRSF
                                       Garage Space:               1,997 spaces


                        MAJOR TENANTS                     NRSF      EXPIRATION
                        -------------                     ----      ----------
                        U.S. Government             427,615 SF     '99,'02,'09
                        Science Applications         87,837 SF            8/03
                        Birch and Davis              30,886 SF            1/00
                        Booz, Allen & Hamilton       19,683 SF            3/02

PROPERTY MANAGEMENT:                   Charles E. Smith Real Estate
                                       Services, L.P.

UNDERWRITTEN
NET OPERATING INCOME:                  $10,860,380

UNDERWRITTEN NET CASH FLOW:            $9,951,015

APPRAISED VALUE:                       $122,600,000

APPRAISED BY:                          Cushman & Wakefield

APPRAISAL DATE:                        April 1998

CUT-OFF DATE LTV:                      71.3%

DSCR (2):                              1.40x

-------------------------------------------------------------------------------

(1)   October 11, 1998.
(2)   Based on Underwritten Net Cash Flow and actual loan constant.
(3) While the Properties are currently owned by limited partnerships not directly affiliated with The Charles E. Smith companies, Charles E. Smith Commercial Realty L.P. has made an offer, by way of a private placement memorandum, to purchase the Properties in exchange for Operating Partnership units. The acquisition is expected to take place October 31, 1998.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

ALL INFORMATION IN THIS TERM SHEET, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                                               LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------
YEAR ENDING DEC. 31     EXPIRING SF     % OF TOTAL SF    ANNUALIZED TENANT BASE RENT    % OF TOTAL BASE RENT (1)
------------------------------------------------------------------------------------------------------------------
1998                       30,674             4.2%                 $690,579                        4.4%
1999                      119,948            16.5                 2,582,369                       16.7
2000                       56,906             7.8                 1,188,829                        7.7
2001                       24,894             3.4                   585,039                        3.8
2002                       91,586            12.6                 1,736,695                       11.2
2003                       97,120            13.3                 2,248,515                       14.5
2004                            -             -                           -                        -
2005                            -             -                           -                        -
2006                            -             -                           -                        -
2007                            -             -                           -                        -
Thereafter                283,073            38.8                 6,468,649                       41.7
Vacant                     24,467             3.4                         -                        -
------------------------------------------------------------------------------------------------------------------
   TOTAL                  728,668           100.0%              $15,500,675                      100.0%
------------------------------------------------------------------------------------------------------------------

(1) Total Base Rent does not include income from rooftop antennae leases totaling $408,932 per year

                                  LOCATION MAP

    [THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE
           DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE
                           PURPOSE OF EDGAR FILING.]



     [MAP SHOWING DIRECTONS TO ONE SKYLINE TOWER AND THREE SKYLINE PLACE]



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do not represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned therein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. All information in this Term Sheet, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information contained in any final prospectus for any securities actually sold to you.

This material is furnished to you by Goldman, Sachs & Co. and not by the issuer of the securities. Goldman, Sachs & Co. is acting as the sole lead underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

PROSPECTUS



                     GS MORTGAGE SECURITIES CORPORATION II


                                    SELLER


                       COMMERCIAL MORTGAGE PASS-THROUGH
                       CERTIFICATES (ISSUABLE IN SERIES)

     GS Mortgage Securities Corporation II (the "Seller") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in series (each, a "Series") by means of this Prospectus and a separate Prospectus Supplement for each Series. If specified in the related Prospectus Supplement, a Series may include one or more Classes of certificates (together with the Offered Certificates, the "Certificates") not offered by means of this Prospectus. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (each, a "Trust Fund") to be established by the Seller. The Certificates of a Series may be divided into two or more Classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

     Each Trust Fund will consist primarily of a pool (each, a "Mortgage Pool") of (i) one or more mortgage loans secured by first, second or more junior liens on commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties, and related property and interests, or
(ii) certain financial leases and similar arrangements equivalent to such mortgage loans as described herein and in the related Prospectus Supplement (the "Mortgage Loans"), conveyed to such Trust Fund by the Seller, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other credit enhancements described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Loans included in a Mortgage Pool may also include participation interests in such types of mortgage loans and installment contracts for the sale of such types of properties. The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be non-recourse obligations of the mortgagors. The Mortgage Loans will be either seasoned or newly originated Mortgage Loans acquired by the Seller from third parties, which third parties may or may not be the originators of such Mortgage Loans and may or may not be affiliates of the Seller. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class of Offered Certificates, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans, other than, if so specified in the related Prospectus Supplement, Specially Serviced Mortgage Loans, will be serviced by a Master Servicer identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Mortgage Loans that become Specially Serviced Mortgage Loans (as described in such Prospectus Supplement) will be serviced by a Special Servicer identified therein.

     The Certificates will not represent an obligation of or an interest in the Seller or any affiliate thereof. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be insured or guaranteed by any governmental agency or instrumentality. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or instrumentality or any insurer.

     The Seller, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the related Trust Fund as one or more "real estate mortgage investment conduits" (each a "REMIC"), for federal income tax purposes. If such an election is made, each Class of Certificates of a Series will be either "regular interests" or "residual interests", as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, may elect to be treated as a "financial asset securitization investment trust" ("FASIT"), or if no such election is made, will be classified as a grantor trust for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES."

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

  THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND
                    MARKET RISKS ASSOCIATED WITH THAT CLASS.

     THE RISKS ASSOCIATED WITH THE OFFERED CERTIFICATES MAY MAKE THEM UNSUITABLE FOR SOME INVESTORS. SEE "RISK FACTORS" ON PAGE 4 HEREIN. THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT EACH INVESTOR IN ANY CLASS OF OFFERED CERTIFICATES POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED AND INCORPORATED IN THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN THE CONTEXT OF THAT INVESTOR'S FINANCIAL SITUATION.

     THE YIELD OF EACH CLASS OF OFFERED CERTIFICATES WILL DEPEND UPON, AMONG OTHER THINGS, ITS PURCHASE PRICE, ITS SENSITIVITY TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS. MORTGAGE LOAN PREPAYMENT RATES ARE LIKELY TO FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. INVESTORS SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING:

     o FAST MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE YIELDS OF THE OFFERED CERTIFICATES, INCLUDING ANY INTEREST-ONLY CLASSES, PURCHASED AT A PREMIUM OVER THEIR PRINCIPAL AMOUNTS.


     o SLOW MORTGAGE LOAN PREPAYMENT RATES CAN REDUCE THE YIELDS OF THE OFFERED CERTIFICATES, INCLUDING ANY PRINCIPAL-ONLY CLASSES, PURCHASED AT A DISCOUNT TO THEIR PRINCIPAL AMOUNTS.


     o SMALL DIFFERENCES IN THE ACTUAL CHARACTERISTICS OF THE MORTGAGE LOANS CAN AFFECT THE WEIGHTED AVERAGE LIVES AND YIELDS OF THE OFFERED CERTIFICATES.


     SEE "RISK FACTORS" AND "YIELD CONSIDERATIONS" IN THIS PROSPECTUS AND "RISK FACTORS" AND "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THE RELATED PROSPECTUS SUPPLEMENT.

                                --------------

     Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Offered Certificates. Offerings of certain Classes of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

     There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop for the Offered Certificates of any Series or, if it does develop, that it will continue.

     This Prospectus may not be used to consummate sales of the Offered Certificates unless accompanied by a Prospectus Supplement.

                                --------------

                The date of this Prospectus is October 14, 1998

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to each Series of Offered Certificates will, among other things, set forth with respect to such Series of Offered Certificates, to the extent applicable thereto: (i) any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the Mortgage Pool, used in structuring the transaction; (ii) the identity of each Class within such Series; (iii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining such rate) and the authorized denominations of each Class of Offered Certificates of such Series; (iv) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the Cut-Off Date for such Series of Offered Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (v) the identity of the Master Servicer; (vi) the identity of the Special Servicer, if any, and the characteristics of any Specially Serviced Mortgage Loans; (vii) the method of selection and powers of any Operating Advisor directing and approving actions of the Special Servicer; (viii) the circumstances, if any, under which the Offered Certificates of such Series are subject to redemption prior to maturity; (ix) the final scheduled distribution date of each Class of Offered Certificates of such Series; (x) the method used to calculate the aggregate amount of principal available and required to be applied to the Offered Certificates of such Series on each Distribution Date; (xi) the order of the application of principal and interest payments to each Class of Offered Certificates of such Series and the allocation of principal to be so applied;
(xii) the extent of subordination of any Subordinate Certificates; (xiii) the principal amount of each Class of Offered Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (xiv) the Distribution Dates for each Class of Offered Certificates of such Series; (xv) the representations and warranties to be made by the Seller and any other entity, in respect of the Mortgage Loans; (xvi) if applicable, relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series; (xvii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series, (xviii) additional information with respect to any Credit Enhancement or cash flow agreement relating to such Series and, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement or any cash flow agreement counterparty for timely payment of interest and/or principal on their Certificates, information (including financial statements) regarding such provider or counterparty; (xix) additional information with respect to the plan of distribution of such Series; (xx) whether the Offered Certificates of such Series will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository; (xxi) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 20% or more of the aggregate principal balance of the Mortgage Loans in such Trust Fund, financial statements for such Mortgaged Properties as well as specific information with respect to such Mortgage Loans, Mortgaged Properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxii) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 10% or more, but less than 20%, of the aggregate principal balance of the Mortgage Loans in such Trust Fund, selected financial information with respect to such Mortgaged Properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxiii) if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the Mortgage Loans in a specific geographic region; (xxiv) if applicable, additional financial and other information concerning individual Mortgaged Properties when there is a substantial concentration of one or a few Mortgage Loans in a jurisdiction or region thereof experiencing economic difficulties which may have a material effect on such Mortgaged Properties; (xxv) if a Trust Fund contains a substantial concentration of one or a few

Mortgage Loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of Mortgage Loans in such jurisdiction and the summary of general legal aspects of Mortgage Loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS;" and (xxvi) the rating assigned to each Class of Offered Certificates by the nationally recognized statistical rating organization or organizations identified therein.


                            ADDITIONAL INFORMATION

     This Prospectus contains, and the Prospectus Supplement for each Series of Offered Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to the Seller at 85 Broad Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention:
Prospectus Department.

     The Master Servicer or the Trustee will be required to mail to Holders of Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered Holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates upon request to their respective DTC participants. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders." The Seller will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Seller with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefor should be available at the Commission's site on the Web.


                     INCORPORATION OF CERTAIN INFORMATION
                                 BY REFERENCE

     All documents filed by the Seller pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Certificates of a Series shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).


                                 RISK FACTORS


COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

     Commercial and multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to- four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property, for example, laws which may require modifications to properties such as the Americans with Disabilities Act, and rent control laws in the case of multifamily mortgage loans. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Certain Laws and Regulations," "-- Type of Mortgaged Property" and "-- Americans With Disabilities Act" herein.

     Unless otherwise specified in the related Prospectus Supplement, no new appraisals of the Mortgaged Properties will be obtained and no new valuations will be assigned to the Mortgage Loans by the Seller in connection with the offering of the Offered Certificates. It is possible that the market values of the Mortgaged Properties underlying a Series of Certificates will have declined since the origination of the related Mortgage Loans.


LIMITED OBLIGATIONS.

     The Certificates of any Series will represent beneficial ownership interests solely in the assets of the related Trust Fund and will not represent an interest in or obligation of the Seller, the Originator, the Trustee, the Master Servicer, the Special Servicer or any other person. The related Agreement will provide that the Holders of the Certificates will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the related Mortgage Loans. There can be no assurance that these amounts, together with other payments and collections in respect of the related Mortgage Loans, will be sufficient to make full and timely distributions on any Offered Certificates. Except to the extent described in the related Prospectus Supplement, neither the Offered Certificates nor the Mortgage Loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer.


LIMITED LIQUIDITY.

     There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of the Offered Certificates.

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

     The payment experience on the related Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Offered Certificates and, accordingly, may affect the yield on the Offered Certificates. Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Notes and also may be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing for commercial mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

     Certain of the Mortgage Loans may provide for a Prepayment Premium in connection with the prepayment thereof, and certain of the Mortgage Loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" in the related Prospectus Supplement for a description of the Prepayment Premiums and lockout periods, if any, for the Mortgage Loans underlying a Series of Certificates. Such Prepayment Premiums and lockout periods can, but do not necessarily, provide a material deterrent to prepayments. In addition, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting prepayment or providing for the payment of prepayment premiums has been questioned as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions." The Seller makes no representation or warranty as to the effect of such Prepayment Premiums or lockout periods on the rate of prepayment of the related Mortgage Loans.

     The extent to which the Master Servicer or Special Servicer, if any, forecloses upon, takes title to and disposes of any Mortgaged Property related to a Mortgage Loan will affect the weighted average lives of the Offered Certificates. If a significant number of the related Mortgage Loans are foreclosed upon by the Master Servicer or Special Servicer, if any, and depending upon the amount and timing of recoveries from related REO Properties, the weighted average lives of Offered Certificates may be shortened.

     Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, if a significant number of the Mortgage Loans underlying a Series of Certificates have Balloon Payments due at maturity, there is a risk that a number of such Mortgage Loans may default at maturity, or that the Master Servicer or Special Servicer, if any, may extend the maturity of a number of such Mortgage Loans in connection with workouts. No representation or warranty is made by the Seller as to the ability of any of the related Borrowers to make required Mortgage Loan payments on a full and timely basis, including Balloon Payments at the maturity of such Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the Mortgaged Property is located. Shortfalls in distributions to Certificateholders also may result from losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds and from any indemnification of the Master Servicer or Special Servicer in connection with legal actions relating to the Agreement or Certificates.


CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

     Many of the legal aspects of the Mortgage Loans are governed by the laws of the jurisdiction in which the respective Mortgaged Properties are located (which laws may vary substantially). These laws may affect the ability to foreclose on, and the value of, the Mortgaged Properties securing the Mortgage Loans. For example, state law determines what proceedings are required for foreclosure, whether the borrower and any foreclosed junior lienors may redeem the property, whether and to what extent recourse to the borrower is permitted, what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited. In addition, the laws of some jurisdictions may render certain provisions of the Mortgage Loans unenforceable, such as prepayment provisions, due-on-sale and acceleration provisions. Installment Contracts and Financial Leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein. Delays in liquidations of defaulted Mortgage Loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may result in delays and shortfalls in payments to Certificateholders.


ENVIRONMENTAL LAW CONSIDERATIONS.

     The Agreement for each Series generally will provide that an updated phase I environmental assessment be obtained with respect to any Mortgaged Property prior to acquiring title thereto or assuming its operation. This requirement effectively precludes assuming ownership, control or management of the related Mortgaged Property until a satisfactory environmental assessment is obtained (or any required remedial action is taken), reducing the likelihood that the related Trust Fund will become liable for any environmental condition affecting a Mortgaged Property, but making it more difficult to foreclose. However, there can be no assurance that the requirements of the Agreement will in fact insulate the Trust Fund from liability for environmental conditions.

     Under the laws of certain states, failure to perform the remediation of environmental conditions required or demanded by the state may give rise to a lien on a Mortgaged Property or a restriction on the right of the owner to transfer the Mortgaged Property to ensure the reimbursement of remediation costs incurred by the state. Although the costs of remedial action could be substantial, the state of the law in certain of these jurisdictions presently is unclear as to whether and under what circumstances such costs (or the requirements to otherwise undertake remedial actions) would be imposed on a secured lender such as the Trust Fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Considerations" herein.


EARLY TERMINATION.

     The Trust Fund for a Series of Certificates may be subject to optional termination by the Master Servicer, the Special Servicer, if any, (if all of the Mortgage Loans are Specially Serviced Mortgage Loans), or Holders of certain Classes of Certificates under certain circumstances. In the event of such termination, Holders of the Offered Certificates might receive some principal payments earlier than otherwise, which could adversely affect their anticipated yield to maturity. See "THE AGREEMENT -- Optional Termination" herein.


                                  THE SELLER

     The Seller was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the Trust Funds.

     Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the Certificates of any Series. The Agreement (as defined below) for each Series will provide that the Holders of the Certificates for such Series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement.

     The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.



                                USE OF PROCEEDS

     The Seller intends to apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to acquire the Mortgage Loans relating to such Series, to establish the Reserve Funds, if any, for the Series, to obtain other Credit Enhancement, if any, for the Series, to pay costs incurred in connection with structuring and issuing the Certificates and for general corporate purposes. Certificates may be exchanged by the Seller for Mortgage Loans.



                       DESCRIPTION OF THE CERTIFICATES*

     The Certificates of each Series will be issued pursuant to a separate Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the related Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the related Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully additional characteristics of the Offered Certificates and any additional provisions of the related Agreement.

     At the time of issuance, it is anticipated that the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related Prospectus Supplement as rating the Offered Certificates of the related Series at the request of the Seller is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.


----------
* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.

** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a Series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

GENERAL

     The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund created pursuant to the Agreement for such Series. The Trust Fund for each Series will consist of the following, to the extent provided in the Agreement:
(i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due on or after the date specified in the related Prospectus Supplement; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights, such as a Funding Note, as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include various forms of Credit Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Offered Certificates. See "CREDIT ENHANCEMENT." Such other assets, if any, will be described more fully in the related Prospectus Supplement.

     The Prospectus Supplement for any Series will describe any specific features of the transaction established in connection with the holding of the underlying Mortgage Pool. For example, if so indicated in the Prospectus Supplement, at the time the Mortgage Loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the Mortgage Loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the Mortgage Pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the Mortgage Pool.

     If specified in the related Prospectus Supplement, Certificates of a given Series may be issued in a single Class or two or more Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans or realized losses on the underlying Mortgage Loans. Alternatively, or in addition, if so specified in the related Prospectus Supplement, Classes may be structured to receive principal payments in sequence. The related Prospectus Supplement may provide that each Class in a group of Classes structured to receive sequential payments of principal will be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such Classes. If so specified in the related Prospectus Supplement, a Class of Offered Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Offered Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement or may be offered in one or more transactions exempt from the registration requirements of the Act. Each Class of Offered Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

     The Prospectus Supplement for any Series including types of Classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of such Classes,
(ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

     The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Offered Certificates may be subject to transfer restrictions described in the related Prospectus Supplement.

     If specified in the related Prospectus Supplement, the Offered Certificates may be transferable only in book-entry form through the facilities of The Depository Trust Company or another depository identified in such Prospectus Supplement.

     If the Certificates of a Class are transferable only on the books of The Depository Trust Company (the "Depository"), no person acquiring such a Certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate except in the limited circumstances described in the related Prospectus Supplement. Instead, such Certificates will be registered in the name of a nominee of the Depository, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such Certificates that are in book-entry form.

     If the Certificates of a Class are transferable only on the books of the Depository, each beneficial owner's ownership of such a Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry Certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry Certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry Certificates, may be limited due to the lack of a physical certificate for such book-entry Certificates.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

     If the Offered Certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the Offered Certificates, will be recognized by the Seller and the Trustee as the owner of such Certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

     Distributions of principal of and interest on the book-entry Certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry Certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry Certificates that it represents.

     The information herein concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

     In the event a depository other than The Depository Trust Company is identified in a Prospectus Supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

     Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

     With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related Prospectus Supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans (or amounts in respect thereof) received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

     The related Prospectus Supplement for any Series of Certificates will specify, for any Distribution Date on which the principal balance of the Mortgage Loans is reduced due to losses, the priority and manner in which such losses will be allocated. Unless otherwise specified in the related Prospectus Supplement, losses on Mortgage Loans generally will be allocated after all proceeds of defaulted Mortgage Loans have been received by reducing the outstanding Certificate Principal Amount of the most subordinate outstanding Class of Certificates. If specified in the related Prospectus Supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related Prospectus Supplement for any Series of Certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the Classes of Certificates.


ACCOUNTS

     It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

     It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement (other than in respect of principal of, or interest on, the Mortgage Loans due on or before the Cut-Off Date): (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related Mortgage Loans;
(4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established therefor);
(9) any Advance made by the Master Servicer that is required to be deposited therein pursuant to the Agreement; and (10) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer, if any, will be required to remit immediately to the Master Servicer for deposit in the Collection Account any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) to the extent specified in the related Prospectus Supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

     The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related Prospectus Supplement (the "Master Servicer Remittance Date"). Unless otherwise set forth in the related Prospectus Supplement, the income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

     It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement) and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

     The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. Unless otherwise specified in the related Prospectus Supplement, the income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

     (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States;

     (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

     (iii) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and /or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (iv) general obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

     (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

     (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment, provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

     (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

     (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment, subject to such limitations, if any, as are provided in the related Agreement;

     (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

     (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

     (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency; provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

     As described in the related Prospectus Supplement, for a Series of Certificates where the underlying Mortgage Loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.


AMENDMENT

     The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to maintain the rating or ratings assigned to the Certificates by a Rating Agency or (iv) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that any such amendment pursuant to clause (iv) above will not, as evidenced by an opinion of counsel acceptable to the Seller and the Trustee, or as otherwise specified in the Agreement and the related Prospectus Supplement, adversely affect in any material respect the interests of any Certificateholder.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than 66 2/3% of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or a FASIT, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that any of the Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC or FASIT provisions of the Code.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION


     Unless otherwise specified in the related Prospectus Supplement, the obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under certain circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the related Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.


REPORTS TO CERTIFICATEHOLDERS


     Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related Prospectus Supplement, which may include the following information, if applicable:


     (i) a Distribution Date Statement that provides, among other things, standard information as to principal and interest distributions, Certificate Principal Amounts, Advances and Scheduled Principal Balances of the Mortgage Loans;


     (ii) a Mortgage Loan Status Report, which provides updated information regarding the Mortgage Loans and a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;


     (iii) a Financial Status Report, which provides, among other things, revenue, net operating income and debt service coverage ratio for certain Mortgage Loans;


     (iv) a Delinquent Loan Status Report, which provides, among other things, loan name, loan number and unpaid principal balance of Mortgage Loans which are delinquent 30-59 days, 60-89 days, 90 days or more, or are in foreclosure but have not yet become REO Properties;


     (v) an Historical Loan Modification Report, which provides, among other things, information on those Mortgage Loans which have been modified;


     (vi) an Historical Loss Estimate Report, which provides on a loan-by-loan basis, among other things, the aggregate amount of Liquidation Proceeds, liquidation expenses and realized losses for certain Specially Serviced Mortgage Loans;


     (vii) an REO Status Report, which provides, among other things, for each REO Property, the date of acquisition, net operating income and the value of such REO Property (based on the most recent appraisal or valuation); and


     (viii) a Watch List, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming Specially Serviced Mortgage Loans.


THE TRUSTEE


     The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified in the related Prospectus Supplement.

                              THE MORTGAGE POOLS


GENERAL

     Each Mortgage Pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is herein referred to as a "Mortgage Loan."

     Mortgage Loans will be of one or more of the following types:

       1. Mortgage Loans with fixed interest rates;

       2. Mortgage Loans with adjustable interest rates;

       3. Mortgage Loans with principal balances that fully amortize over their remaining terms to maturity;

       4. Mortgage Loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

       5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

       6. Mortgage Loans that provide for recourse against the other assets of the related Borrowers; and

       7. any other types of Mortgage Loans described in the related Prospectus Supplement.

     Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

     Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

     Certain Mortgage Loans may provide for "equity participations" which, as specified in the related Prospectus Supplement, may or may not be assigned to the Trust Fund. If so specified in the related Prospectus Supplement, the Mortgage Loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback will be deposited by the Seller into an escrow account held by the Trustee unless otherwise specified in the related Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

     Unless otherwise specified therein, the Prospectus Supplement relating to each Series will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things: (i) the aggregate principal balance of the Mortgage Loans and the largest, smallest and average principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans and the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the original and remaining terms to stated maturity of the Mortgage Loans and the seasoning of the Mortgage Loans;
(v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the Mortgage Loans;
(vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the Mortgage Loans; (vii) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (ix) the debt service coverage ratios relating to the Mortgage Loans; (x) information with respect to the prepayment provisions, if any, of the Mortgage Loans; (xi) information as to the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions; and (xii) payment delinquencies, if any, relating to the Mortgage Loans. If specified in the related Prospectus Supplement, the Seller may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Seller may disclose the above-specified information by Mortgage Loan Group. In the event that the Mortgage Loans consist of financial leases or Installment Contracts, the related Prospectus Supplement will provide appropriate specific information analogous to that described above.

     The Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.


UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

     Unless otherwise indicated in the related Prospectus Supplement, the Mortgage Loans in the Mortgage Pool underlying the Certificates of a Series will be newly-originated or seasoned Mortgage Loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such Mortgage Loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such Mortgage Loans may differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool, depending on the identity of the originator or originators. In the case of seasoned Mortgage Loans, the procedures by which such Mortgage Loans have been serviced from their origination to the time of their inclusion in the related Mortgage Pool may also differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool.

     The related Prospectus Supplement for each Series will provide information as to the origination standards and procedures applicable to the Mortgage Loans in the related Mortgage Pool and, to the extent applicable and material, will provide information as to the servicing of such Mortgage Loans prior to their inclusion in the Mortgage Pool.


ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates of each Series, the Seller will cause the Mortgage Loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all payments due on or with respect to such Mortgage Loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

     In addition, except to the extent otherwise specified in the related Prospectus Supplement, the Seller will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of Mortgage Loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the Mortgage Loan; (v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

     The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related Mortgage Loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Responsible Party cannot cure such defect within the time period specified in such Prospectus Supplement, the Responsible Party will be obligated to either substitute the affected Mortgage Loan with a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price specified therein, expected to be generally equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this substitution or purchase obligation will constitute the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

     The related Prospectus Supplement will describe procedures for the review and holding of Mortgage Loans in the case of a structure using a Funding Note.


REPRESENTATIONS AND WARRANTIES

     To the extent specified in the related Prospectus Supplement, the Responsible Party with respect to each Mortgage Loan will have made certain representations and warranties in respect of such Mortgage Loan and such representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the Mortgage Loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related Prospectus Supplement. Upon the discovery of the breach of any such representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such Prospectus Supplement, to replace the affected Mortgage Loan with a Substitute Mortgage Loan or Loans or to repurchase such Mortgage Loan at a price specified therein, expected to be generally equal to the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Seller has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the per annum interest rate applicable for the related Mortgage Loan (the "Mortgage Rate"), to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement and subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, such repurchase obligation will constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by the Responsible Party or the Seller.


     The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.


     Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the Mortgage Pool underlying a Funding Note) but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.


     If so specified in the related Prospectus Supplement, other entities may also make representations and warranties with respect to the Mortgage Loans included in a Mortgage Pool. Unless otherwise specified in such Prospectus Supplement, such other entity will have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller.

                        SERVICING OF THE MORTGAGE LOANS


GENERAL

     The Prospectus Supplement related to a Series will identify the master servicer (the "Master Servicer") to service and administer the Mortgage Loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer may have other business relationships with the Seller and its affiliates.

     If so specified in the related Prospectus Supplement, the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which Mortgage Loans will become Specially Serviced Mortgage Loans will be set forth in such Prospectus Supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for (a) negotiating modifications, waivers, amendments and other forbearance arrangements with the Borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "-- Modifications, Waivers and Amendments" below; (b) foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related Prospectus Supplement; and (c) supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure. The Special Servicer may have other business relationships with the Seller and its affiliates.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers. Such sub-servicers may have other business relationships with the Seller and its affiliates.


SERVICING STANDARDS

     The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the Classes of the related Series of Certificates and any conflicts of interest involving it), in accordance with the terms of the Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the Mortgage Loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.


OPERATING ADVISOR

     If so specified in the related Prospectus Supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related Prospectus Supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

COLLECTIONS AND OTHER SERVICING PROCEDURES

     The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may, in its discretion, waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

     It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for the servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. Unless otherwise set forth in the related Prospectus Supplement, the Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the Prospectus Supplement and Agreement for the related Series.


INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer also will maintain or require the related Borrower to maintain in accordance with the related Mortgage flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount specified in the related Prospectus Supplement and expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. Unless otherwise specified in the related Prospectus Supplement, the cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund unless otherwise specified by the related Prospectus Supplement. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of
(i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

     In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each payment of interest on a Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount or method of calculating such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

     In addition, the Agreement for a Series may provide that the Master Servicer will be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

     The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the Prospectus Supplement for the related Series.

     In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related Prospectus Supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related Prospectus Supplement.


ADVANCES

     The related Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. In the event that the Master Servicer determines that it is required to make an Advance, it will, on or prior to the related Distribution Date, deposit in the account specified in the Prospectus Supplement an amount equal to such Advance. Any funds thus advanced, including Advances previously made that the Master Servicer determines are not ultimately recoverable, are reimbursable to the Master Servicer from amounts in the Collection Account to the extent and in the manner described in the related Prospectus Supplement.

     If a Borrower makes a principal payment between scheduled payment dates, the Borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related Prospectus Supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any such full or partial prepayment received from the date of receipt thereof to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

     If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement. The ability of the Special Servicer to modify, waive or amend the terms of any Mortgage Loan may be subject to such additional limitations, including approval requirements, as are set forth in the related Prospectus Supplement.

     Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan or has made such other determination described in the related Prospectus Supplement. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

     The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans, including, without limitation, requirements for the approval of an Operating Advisor.


EVIDENCE OF COMPLIANCE

     The Agreement for each Series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

     In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof, and, in the case of a Series of Certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.


CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and, unless otherwise provided in the related Prospectus Supplement, will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

     Unless otherwise provided in the related Prospectus Supplement, neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the related Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.


EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement, events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each Series will include:
(i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement; (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted; (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be; (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special

Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

     As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related Prospectus Supplement at the written direction of the Holders of Certificates holding at least the percentage specified in the Prospectus Supplement of all of the Voting Rights of the Class or Classes specified therein shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.


                              CREDIT ENHANCEMENT


GENERAL

     If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Credit Enhancement"). Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of
(a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. In addition, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

     A Series may include one or more Classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series also may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

     The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.


CROSS-SUPPORT FEATURES

     If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each backing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one Mortgage Loan Group prior to distributions on Subordinate Certificates backed by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.


LETTER OF CREDIT

     If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "Letter of Credit Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.


CERTIFICATE GUARANTEE INSURANCE

     If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.


RESERVE FUNDS

     If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Seller may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

     Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds also may be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Seller, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.


                                SWAP AGREEMENT

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of

Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such Series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related Prospectus Supplement.

     Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the Mortgage Loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the Mortgage Loans as it declines over time.

     Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

     Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

     Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.



                             YIELD CONSIDERATIONS


GENERAL

     The yield to maturity on any Class of Offered Certificates will depend upon, among other things, the price at which such Certificates are purchased, the amount and timing of any delinquencies and losses incurred by such Class, the rate and timing of payments of principal on the Mortgage Loans, and the amount and timing of recoveries and Insurance Proceeds from REO Mortgage Loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the Mortgage Loans, the timing of principal payments (particularly Balloon Payments) on the related Mortgage Loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by Borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the Mortgage Loans will tend to shorten the weighted average lives of each Class of Certificates, whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of each Class of Certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans.


PREPAYMENT AND MATURITY ASSUMPTIONS

     The related Prospectus Supplement may indicate that the related Mortgage Loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include Mortgage Loans that have significant restrictions on the ability of a Borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of the Mortgage Loans will affect the weighted average life of the Offered Certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in Borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying Note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the Mortgage Loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the Borrower's equity in the related Mortgaged Property, the financial condition of the Borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions."


     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Loans on the yield on one or more Classes of the Certificates of such Series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.


     The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.


     The weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in any Prospectus Supplement, unless otherwise indicated therein, represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.


     There can be no assurance that the Mortgage Loans will prepay at any rate mentioned in any Prospectus Supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment can be expected to increase.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all jurisdictions in which the properties securing the Mortgage Loans are situated. In the event that the Trust Fund for a given Series includes Mortgage Loans having material characteristics other than as described below, the related Prospectus Supplement will set forth additional legal aspects relating thereto.


MORTGAGES AND DEEDS OF TRUST GENERALLY

     The Mortgage Loans (other than financial leases and Installment Contracts) included in the Mortgage Pool for a Series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

     Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "-- Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.


INSTALLMENT CONTRACTS

     The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


FINANCIAL LEASES

     The Mortgage Loans included in the Mortgage Pool for a Series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (hereinafter referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related Prospectus Supplement will describe the specific legal incidents of any financial leases that are included in the Mortgage Pool for a Series.


RIGHTS OF MORTGAGEES OR BENEFICIARIES

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.


FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

     In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "-- Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

     In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

     Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under the REMIC provisions of the Code, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.


STATE LAW LIMITATIONS ON LENDERS

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "-- Rights of Redemption" below.

     Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "-- Anti-Deficiency Legislation; Bankruptcy Laws" below.


ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

     Under the laws of certain states, failure to perform any remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest (the "secured creditor exemption").

     Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. The Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") clarifies the term "participating in management" to impose liability on a secured lender who actually exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

     The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

     Except as otherwise specified in the related Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

     The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a phase I assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A phase I assessment generally involves identification of recognized environmental conditions based on records review, site reconnaissance and interviews, but does not involve more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "-- Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.


RIGHTS OF REDEMPTION

     In approximately one-third of the states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute. The related Prospectus Supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular Series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     The Mortgage Pool for a Series may include Mortgage Loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.


ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wraparound" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wraparound" mortgage.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of


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

a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b) (6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt partner, member of shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.


LEASEHOLD RISKS

     Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

     In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


STATUTORY LIABILITIES

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and


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

related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.


ENFORCEABILITY OF CERTAIN PROVISIONS


 Prepayment Provisions

     Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "-- Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees may not necessarily deter Borrowers from prepaying their Mortgage Loans.


 Due-on-Sale Provisions

     The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

     Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.


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

 Acceleration on Default

     Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

     Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.


 Soldiers' and Sailors' Relief Act

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an individual Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals currently in the military. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.


 Forfeitures in Drug and RICO Proceedings

     Federal law permits the government to forfeit real property that has been purchased with the proceeds of certain crimes (including drug trafficking, racketeering, money laundering, and fraud affecting financial institutions), and real property that has been used to facilitate certain crimes (including drug trafficking and money laundering). Forfeitures of real property usually are accomplished through criminal or civil judicial proceedings. In a criminal proceeding, forfeiture is imposed as a form of punishment following conviction of the property owner. Under certain circumstances, the government may even seize the defendant's real property before a conviction. In a civil forfeiture, the government brings an action against the real property, rather than the wrongdoer, based on the legal fiction that the property itself has been tainted by crime.

     The government must publish notice of the forfeiture proceeding and may give direct notice to all parties known to have an alleged interest in the property, including holders of mortgage loans. A mortgage lender may avoid forfeiture of its interest in the property if it can establish that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender did not know of or consent to the underlying unlawful conduct. The U.S. Department of Justice has adopted an expedited settlement policy designed to resolve the claims of lienholders holding mortgages against properties that are subject to forfeiture.


APPLICABILITY OF USURY LAWS

     State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

     Under the Agreement, a representation and warranty will be made (or the benefit of such a representation and warranty will be assigned to the Trust
Fund) to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. Unless otherwise provided in the related Prospectus Supplement, if this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders and is not cured within the period of time specified in the related Prospectus Supplement, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

     The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.


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

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


LEASES AND RENTS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants may be less than the periodic payments due under the mortgage and can significantly affect the value of the lender's security interest.


SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

     Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:
(i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since


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

the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.


                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

     For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans and Installment Contracts, and the term "Owner" will refer to the beneficial owner of a Certificate. In the event that the Mortgage Pool for any Series of Certificates consists of financial leases or the Trust Fund enters into a Swap Agreement, the related Prospectus Supplement will describe any additional or different federal income tax consequences of purchasing, owning and disposing of such Certificates.


REMIC ELECTIONS

     Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any Class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

     If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC" or as otherwise specified in the applicable Prospectus Supplement. The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

     The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".


REMIC CERTIFICATES

     The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.


 Tax Opinion.

     Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton or another law firm identified in the related Prospectus Supplement, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Master Servicer, the Special Servicer, if any, and the

Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates. This opinion will be filed as an Exhibit to the Form 8-K relating to such Series of Certificates.


 Status of Certificates.

     The Certificates will be:

      o  ASSETS DESCRIBED IN CODE SECTION 7701(A)(19)(C); AND

      o  "REAL ESTATE ASSETS" UNDER CODE SECTION 856(C)(4)(A),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualify under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

     The rules described in the preceding paragraph will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.


 Income from Regular Certificates.

     General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

     On January 27, 1994 the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code, and such regulations were further amended on June 6, 1996 (the "OID Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

     Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

     The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the Class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of accrual certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates--Variable Rate Regular Certificates".

     With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Prospectus Supplement.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

     The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                            PV End + Dist - PV Beg

Where:

PV End = present value of all remaining distributions to be made as of the end of the period;

Dist   = distributions made during the period includable in the stated
         redemption price at maturity; and

PV Beg = present value of all remaining distributions as of the beginning of the period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

     Assuming the Regular Certificates have monthly Distribution Dates, original issue discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the Classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct "negative original issue discount" to the extent the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

     Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.


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

     Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

     An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. A Regular Certificate, other than an accrual certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

     Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

     Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by
(1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

     A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

     In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Because no guidance has been provided with regard to types of variable rate interests other than VRDIs, until further guidance with regard to such variable rate Regular Certificates is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

     Subordinated Certificates. Certain Series of Certificates may contain one or more Classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a Class of Subordinated Certificates may instead be distributed on other, more senior Classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner eventually will be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.


 Income from Residual Certificates.

     Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

     The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

     If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests can not be treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

     A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the Class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

     A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

     Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

     Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, increased by the amount of daily accruals on the Certificate for all prior quarters, and decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

     Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax net operating loss deduction.

     Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

     Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

     Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

     Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

     In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 (the "Mark to Market Regulations") relating to the requirement that a dealer mark certain securities to market. The Mark to Market Regulations provide that a residual interest is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

     THE METHOD OF TAXATION OF RESIDUAL CERTIFICATES DESCRIBED IN THIS SECTION CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN FOR A RESIDUAL CERTIFICATE THAN WOULD BE THE CASE IF THE CERTIFICATE WERE TAXABLE AS A DEBT INSTRUMENT. ALSO, A RESIDUAL OWNER'S RETURN MAY BE ADVERSELY AFFECTED BY THE EXCESS INCLUSIONS RULES DESCRIBED ABOVE. IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY FOR A RESIDUAL OWNER MAY EXCEED ANY DISTRIBUTIONS IT RECEIVES. IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF A RESIDUAL CERTIFICATE AND CERTAIN RESIDUAL OWNERS THAT ARE "PASS-THRU" ENTITIES. SEE "TRANSFERS OF RESIDUAL CERTIFICATES" BELOW. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING A RESIDUAL CERTIFICATE.


 Sale or Exchange of Certificates.

     An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

     Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

     A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

     Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.


 Taxation of Certain Foreign Investors.

     Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person and provided further, with respect to interest income from a Regular Certificate (including original issue discount), that such interest is not "contingent". If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax). Prospective investors who are non-U.S. persons should consult their tax advisors as to the effect of new withholdings Treasury regulations which will be effective after December 31, 1999.

     The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if
(i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. fiduciaries have the authority to control all of the trust's substantial decisions.

     Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

     With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

     Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.


 Transfers of Residual Certificates.

     Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

     Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

     If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false except that an "electing large partnership" will be deemed to be owned by disqualified organizations and will pay a corporate tax on any excess inclusions.

     For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis and (iii) "electing large partnership" generally means any non-service partnership with more than 100 members that elects to apply certain simplified reporting provisions of the Code. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

     Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

     (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

     (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

     A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

     The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

     In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

     Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

     (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

     (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

     The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers and the transferor represents to the Trustee that it has no reason to believe that such representations are false.


 Servicing Compensation and Other REMIC Pool Expenses.

     Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

     In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.


 Reporting and Administrative Matters.

     Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of

Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

     The Trustee or its agent will sign and file federal income tax returns for each REMIC Pool. To the extent allowable and if so specified in the related Prospectus Supplement, the Owner of a Residual Certificate holding the largest percentage interest will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

     An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.


NON-REMIC CERTIFICATES

     If no REMIC election is made, the Trust Fund may either elect to be treated as a "financial asset securitization investment trust" ("FASIT") or qualify as a grantor trust. The Prospectus Supplement for each Series of Certificates for which no REMIC election is made will address the material federal income tax consequences of an investment in such Certificates.


                           STATE TAX CONSIDERATIONS

     In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the Code) ("Disqualified Persons") with respect to Code Plans.

     Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates thereof might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advise with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

     Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code define the term "plan assets."

     The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust
Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interest are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

     Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any Certificates, such plan assets would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

     In considering an investment in the Offered Certificates, a Plan fiduciary should also consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest or Disqualified Persons; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest or Disqualified Persons; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest or Disqualified Persons; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.


INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS


     The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any person, including any employee benefit plan that is exempt from federal income tax under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511, 515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES -- REMIC Certificates -- Income from Residual Certificates" and "-- Transfers of Residual Certificates."


     DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.


     THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT


THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

     The Prospectus Supplement for each Series will identify those Classes of Offered Certificates, if any, which constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Offered Certificates not qualifying as "mortgage-related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     A Class or Classes of Offered Certificates of a Series will constitute "mortgage-related securities" ("SMMEA Certificates") for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of originators as specified in SMMEA. As "mortgage-related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage-related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage-related security" to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage-related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage-related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under limited circumstances, other than stripped mortgage-related securities, residual interests in mortgage-related securities, and commercial mortgage-related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the Office of Thrift Supervision (the "OTS"), effective May 26, 1998, and the NCUA, effective October 1, 1998. The 1998 Policy Statement set forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain Classes of Offered Certificates identified in the Prospectus Supplement for a Series as SMMEA Certificates, no representation is made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


THE APPRAISAL REGULATIONS

     Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Federal Reserve Board, the OCC, the FDIC and the OTS have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies, their non-bank subsidiaries and state-chartered banks that are members of the Federal Reserve System (12 C.F.R. Section Section 225.61-225.67), national banks (12 C.F.R. Section
Section 34.41-34.47), state-chartered banks that are not members of the Federal

Reserve System (12 C.F.R. Part 323), and savings associations (12.C.F.R. Part
564), respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

     No assurance can be given that each of the underlying Mortgage Loans in a Mortgage Pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the Prospectus Supplement with respect to appraisals on the Mortgage Loans underlying each Series of Offered Certificates. However, such information may not be available on every Mortgage Loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular Series of Offered Certificates.


                             PLAN OF DISTRIBUTION

     The Certificates offered hereby and by means of the related Prospectus Supplements will be offered through one or more of the methods described below. The Prospectus Supplement with respect to each such Series of Certificates will describe the method of offering of such Series of Certificates, including the initial public offering or purchase price of each Class of Certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

     The Offered Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable Prospectus Supplement;

     2. By placements by the Seller with investors through dealers; and

     3. By direct placements by the Seller with investors.

     Unless otherwise specified in the related Prospectus Supplement, if underwriters are used in a sale of any Offered Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment thereof. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the Offered Certificates of a particular Series will be set forth on the cover of the related Prospectus Supplement and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named therein. The Seller is an affiliate of Goldman, Sachs & Co. See "The Seller" herein. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller and, if specified in the Prospectus Supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Act or will contribute to payments required to be made in respect thereof.


     In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.


     If specified in the Prospectus Supplement relating to a Series of Certificates, a holder of one or more Classes of Offered Certificates that is required to deliver a prospectus in connection with the offer and sale thereof may offer and sell, pursuant to this Prospectus and a related Prospectus Supplement, such Classes directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of Certificates by unaffiliated parties will be set forth on the cover of the Prospectus Supplement applicable to such Certificates and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement, and the Prospectus Supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Act.


     If the Certificates of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such Certificates. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.


     The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such series.


                                 LEGAL MATTERS


     Certain legal matters relating to the Certificates offered hereby will be passed upon for the Seller by Cleary, Gottlieb, Steen & Hamilton or by other counsel identified in the related Prospectus Supplement.

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

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "GSMSCII.xls". The file "GSMSCII.xls" is a Microsoft Excel1, Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Preliminary Prospectus Supplement.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "Annex A." To view the multifamily schedule data, "click" on the worksheet labeled "MF Schedule."


----------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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       No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of its date.


                               TABLE OF CONTENTS




                     PROSPECTUS SUPPLEMENT
                                                           PAGE
                                                          ------
Summary of Prospectus Supplement ......................     S-7
Risk Factors ..........................................    S-18
Description of the Mortgage Pool ......................    S-40
Description of the Offered Certificates ...............    S-82
Yield, Prepayment and Maturity Considerations .........   S-100
The Pooling Agreement .................................   S-117
Use of Proceeds .......................................   S-140
Certain Legal Aspects of the Mortgage Loans ...........   S-140
Federal Income Tax Consequences .......................   S-142
State Tax Considerations ..............................   S-144
ERISA Considerations ..................................   S-144
Legal Investment ......................................   S-145
Underwriting ..........................................   S-145
Legal Matters .........................................   S-146
Ratings ...............................................   S-146
Index of Significant Definitions ......................   S-148
Annex A--Certain Characteristics of the Mortgage
  Loans ...............................................     A-1
Annex B--Representations and Warranties ...............     B-1
Annex C--Form of Statement to
  Certificateholders ..................................     C-1
Annex D--Structural and Collateral Term Sheets.........     D-1


                           Prospectus

Prospectus Supplement .................................       2
Additional Information ................................       3
Incorporation of Certain Information by Reference......       3
Risk Factors ..........................................       4
The Seller ............................................       6
Use of Proceeds .......................................       7
Description of the Certificates .......................       7
The Mortgage Pools ....................................      15
Servicing of the Mortgage Loans .......................      19
Credit Enhancement ....................................      25
Swap Agreement ........................................      27
Yield Considerations ..................................      28
Certain Legal Aspects of the Mortgage Loans ...........      30
Federal Income Tax Consequences .......................      46
State Tax Considerations ..............................      56
ERISA Considerations ..................................      56
Legal Investment ......................................      60
Plan of Distribution ..................................      62
Legal Matters .........................................      63

       Until January 24, 1999, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                 $1,638,134,628
                                 (Approximate)


                                  GS MORTGAGE
                           SECURITIES CORPORATION II
                                   AS SELLER

                       Commercial Mortgage Pass-Through
                         Certificates, Series 1998-C1



    Class A-1 Certificates .........   $  207,500,000
    Class A-2 Certificates .........   $  436,033,000
    Class A-3 Certificates .........   $  650,220,628
    Class X Certificates ...........   $1,861,517,825
    Class B Certificates ...........   $  102,384,000
    Class C Certificates ...........   $  102,383,000
    Class D Certificates ...........   $  107,038,000
    Class E Certificates ...........   $   32,576,000

              ---------------------------------------------------

                             PROSPECTUS SUPPLEMENT

              ---------------------------------------------------


                              GOLDMAN, SACHS & CO.

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